FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-282099-09

PROSPECTUS

$672,485,000 (Approximate)

Wells Fargo Commercial Mortgage Trust 2025-5C7
(Central Index Key Number 0002093119)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Zions Bancorporation, N.A.

(Central Index Key Number 0000109380)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

UBS AG

(Central Index Key Number 0001685185)

BSPRT CMBS Finance, LLC

(Central Index Key Number 0001722518)

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

Societe Generale Financial Corporation

(Central Index Key Number 0001755531)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2025-5C7

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2025-5C7 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class R, Class MBP-C, Class MBP-D, Class MBP-E, Class MBP-F, Class MBP-G, Class MBP-HRR, Class CG-A, Class CG-X, Class CG-B, Class CG-C, Class CG-D and Class CG-HRR certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2025-5C7. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the pooled certificates, and two subordinate interests, each in a related commercial mortgage loan, which is generally the sole source of payment on the related non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in January 2026. The rated final distribution date for the certificates is the distribution date in December 2058.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$4,228,000		4.31500%	Fixed(5)	August 2030
Class A-2	$90,000,000		4.72100%	Fixed(5)	October 2030
Class A-3	$446,076,000		5.20300%	Fixed(5)	November 2030
Class X-A	$540,304,000	(6)	1.43690%	Variable(7)	NAP
Class X-B	$132,181,000	(8)	0.84708%	Variable(9)	NAP
Class A-S	$50,171,000		5.50300%	Fixed(5)	November 2030
Class B	$45,347,000		5.85500%	WAC Cap(10)	November 2030
Class C	$36,663,000		5.79800%	WAC Cap(10)	November 2030

(Footnotes on table on pages 3 through 5)

You should carefully consider the summary of risk factors and the risk factors beginning on page 71 and page 73, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, SG Americas Securities, LLC and UBS Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 62.8% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 15.0% of each class of offered certificates, J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 13.3% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 5.6% of each class of offered certificates, SG Americas Securities, LLC is acting as sole bookrunning manager with respect to approximately 3.4% of each class of offered certificates and UBS Securities LLC is acting as sole bookrunning manager with respect to approximately 0.0% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 18, 2025. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately 108.3% of the aggregate certificate balance of the offered certificates, plus accrued interest from December 1, 2025, before deducting expenses payable by the depositor.

Wells Fargo Securities	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan	Société Générale	UBS Securities LLC

Co-Lead Managers and Joint Bookrunners

Academy Securities	Drexel Hamilton	Siebert Williams Shank
Co-Manager	Co-Manager	Co-Manager
December 5, 2025

Wells Fargo Commercial Mortgage Trust 2025-5C7

Geographic Overview of Mortgage Pool

Nebraska
2 properties
$337,755
0.0% of total
South Dakota
1 property
$60,000,000
7.8% of total
North Dakota
1 property
$204,082
0.0% of total
Missouri
4 properties
$953,061
0.1% of total
Minnesota
2 properties
$448,980
0.1% of total
Iowa
2 properties
$7,688,776
1.0% of total
Illinois
8 properties
$2,241,837
0.3% of total
Michigan
7 properties
$1,525,510
0.2% of total
New York
24 properties
$310,412,162
40.2% of total
New Hampshire
1 property
$341,837
0.0% of total
Maine
1 property
$195,918
0.0% of total
Washington
1 property
$234,694
0.0% of total
Wisconsin
1 property
$186,735
0.0% of total
Indiana
10 properties
$2,117,347
0.3% of total
Pennsylvania
5 properties
$70,843,878
9.2% of total
Vermont
1 property
$209,184
0.0% of total
Massachusetts
6 properties
$21,446,939
2.8% of total
Oregon
1 property
$273,469
0.0% of total
Ohio
10 properties
$16,600,816
2.2% of total
Connecticut
4 properties
$20,911,224
2.7% of total
New Jersey
11 properties
$24,527,551
3.2% of total
Nevada
1 property
$331,633
0.0% of total
Maryland
3 properties
$788,776
0.1% of total
West Virginia
6 properties
$919,388
0.1% of total
California
14 properties
$4,289,796
0.6% of total
Virginia
5 properties
$1,287,755
0.2% of total
North Carolina
5 properties
$7,308,163
0.9% of total
Hawaii
2 properties
$650,000
0.1% of total
Arizona
3 properties
$23,636,735
3.1% of total
South Carolina
4 properties
$852,041
0.1% of total
Colorado
2 properties
$451,020
0.1% of total
New Mexico
1 property
$176,531
0.0% of total
Georgia
12 properties
$5,648,571
0.7% of total
Puerto Rico
10 properties
$3,244,898
0.4% of total
Kansas
1 property
$223,469
0.0% of total
Louisiana
7 properties
$36,598,225
4.7% of total
Tennessee
5 properties
$12,015,714
1.6% of total
Kentucky
8 properties
$1,333,673
0.2% of total
Oklahoma
6 properties
$10,151,571
1.3% of total
Texas
23 properties
$40,152,694
5.2% of total
Arkansas
1 property
$153,061
0.0% of total
Mississippi
3 properties
$492,857
0.1% of total
Alabama
8 properties
$1,467,347
0.2% of total
Florida
32 properties
$77,987,391
10.1% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 5.0%
> 5.0%

Mortgaged Properties by Property Type

Industrial 7.1%
Office 5.8%
Mixed Use 7.8%
Multifamily 32.4%
Self Storage 9.2%
Hospitality 9.8%
Retail 27.9%

Summary of Certificates and Loan Specific Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$4,228,000	30.000%	4.31500%	Fixed(5)	August 2030	2.44	01/26 – 08/30
Class A-2	$90,000,000	30.000%	4.72100%	Fixed(5)	October 2030	4.80	08/30 – 10/30
Class A-3	$446,076,000	30.000%	5.20300%	Fixed(5)	November 2030	4.87	10/30 – 11/30
Class X-A	$540,304,000(6)	NAP	1.43690%	Variable(7)	NAP	NAP	NAP
Class X-B	$132,181,000(8)	NAP	0.84708%	Variable(9)	NAP	NAP	NAP
Class A-S	$50,171,000	23.500%	5.50300%	Fixed(5)	November 2030	4.91	11/30 – 11/30
Class B	$45,347,000	17.625%	5.85500%	WAC Cap(10)	November 2030	4.91	11/30 – 11/30
Class C	$36,663,000	12.875%	5.79800%	WAC Cap(10)	November 2030	4.91	11/30 – 11/30

Non-Offered Pooled Certificates
Class X-D	$27,602,000(11)	NAP	2.30267%	Variable(12)	NAP	NAP	NAP
Class D	$27,602,000	9.299%	4.25000%	Fixed(5)	December 2030	4.94	11/30 – 12/30
Class E-RR	$24,499,000	6.125%	6.55267%	WAC(13)	December 2030	4.99	12/30 – 12/30
Class F-RR	$13,508,000	4.375%	6.55267%	WAC(13)	December 2030	4.99	12/30 – 12/30
Class G-RR	$33,769,063	0.000%	6.55267%	WAC(13)	December 2030	4.99	12/30 – 12/30
Class R(14)	NAP	NAP	NAP	NAP	NAP	NAP	NAP

Non-Offered Mall at Bay Plaza Loan-Specific Certificates
Class MBP-C(15)	$14,660,000	86.673%	6.278410%	WAC(16)	November 2030	4.91	11/30 – 11/30
Class MBP-D(15)	$27,090,000	62.045%	6.278410%	WAC(16)	November 2030	4.91	11/30 – 11/30
Class MBP-E(15)	$27,530,000	37.018%	6.278410%	WAC(16)	November 2030	4.91	11/30 – 11/30
Class MBP-F(15)	$28,940,000	10.709%	6.278410%	WAC(16)	November 2030	4.91	11/30 – 11/30
Class MBP-G(15)	$5,180,000	6.000%	6.278410%	WAC(16)	November 2030	4.91	11/30 – 11/30
Class MBP-HRR(15)	$6,600,000	0.000%	6.278410%	WAC(16)	November 2030	4.91	11/30 – 11/30

Non-Offered Crossgates Mall Loan-Specific Certificates
Class CG-A(15)	$11,750,000	82.721%	9.00000%	Fixed(16)	December 2030	4.99	12/30 – 12/30
Class CG-X(15)	$64,600,000(17)	NAP	2.77565%	Variable(18)	NAP	NAP	NAP
Class CG-B(15)	$15,750,000	59.559%	10.00000%	Fixed(16)	December 2030	4.99	12/30 – 12/30
Class CG-C(15)	$21,550,000	27.868%	12.00000%	Fixed(16)	December 2030	4.99	12/30 – 12/30
Class CG-D(15)	$15,550,000	5.000%	13.00000%	Fixed(16)	December 2030	4.99	12/30 – 12/30
Class CG-HRR(15)	$3,400,000	0.000%	13.98309%	WAC(16)	December 2030	4.99	12/30 – 12/30

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate. The approximate initial credit support percentages for the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates (together with the Class X-A, Class X-B, Class X-D, Class D, Class E-RR, Class F-RR and Class G-RR certificates, the “pooled certificates”) does not include the subordination provided by the trust subordinate companion loan related to the Mall at Bay Plaza mortgage loan or the trust subordinate companion loan related to the Crossgates Mall mortgage loan (such trust subordinate companion loans, each a “trust subordinate companion loan” and collectively, the “trust subordinate companion loans”). None of the Class MBP-C, Class MBP-D, Class MBP-E, Class MBP-F, Class MBP-G or Class MBP-HRR certificates (collectively, the “Mall at Bay Plaza loan-specific certificates”) or the Class CG-A, Class CG-X, Class CG-B, Class CG-C, Class CG-D or Class CG-HRR certificates (collectively, the “Crossgates Mall loan-specific certificates” and, together with the Mall at Bay Plaza loan-specific certificates, the “loan-specific certificates”) will provide credit support to any other class of certificates except to the extent of the subordination provided by the related trust subordinate companion loan (in which the related loan-specific certificates represent an interest) to the Mall at Bay Plaza mortgage loan or the Crossgates Mall mortgage loan, as applicable. See “Credit Risk Retention”.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans (or, in the case of the loan-specific certificates, the related trust subordinate companion loan) and that there are no extensions or forbearances of maturity dates of the mortgage loans (or, in the case of the loan-specific certificates, the related trust subordinate companion loan).
(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-S and Class D certificates for any distribution date, in each case, will be a fixed rate per annum (described in the table above as “Fixed”) equal to the pass-through rate set forth opposite such class in the table above.
3

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The pass-through rates for the Class B and Class C certificates for any distribution date will, in each case, be a variable rate per annum (described in the table above as “WAC Cap”) equal to the lesser of (a) a fixed rate set forth opposite such class of certificates in the table above and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-D certificates (together with the Class X-A and Class X-B certificates, the “pooled Class X certificates”) are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The pass-through rates for the Class E-RR, Class F-RR and Class G-RR certificates (together with the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates, the “pooled principal balance certificates”) for any distribution date will, in each case, be a variable rate per annum (described in the table above as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.
(15)	The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the related trust subordinate companion loan. Each trust subordinate companion loan is included as an asset of the issuing entity but neither is part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in either trust subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Mall at Bay Plaza Whole Loan” and “—The Servicing Shift AB Whole Loan—The Crossgates Mall Whole Loan”. For the avoidance of doubt, the Mall at Bay Plaza trust subordinate companion loan relates to the Mall at Bay Plaza loan-specific certificates and the Crossgates Mall trust subordinate companion loan relates to the Crossgates Mall loan-specific certificates.
(16)	The pass-through rates for the Class MBP-C, Class MBP-D, Class MBP-E, Class MBP-F, Class MBP-G and Class MBP-HRR certificates (collectively, the “Mall at Bay Plaza loan-specific principal balance certificates”) for any distribution date will, in each case, be a variable rate per annum equal to the net mortgage rate on the Mall at Bay Plaza trust subordinate companion loan. The pass-through rates for the Class CG-A, Class CG-B, Class CG-C and Class CG-D certificates for any distribution date, in each case, will be a fixed rate per annum (described in the table above as “Fixed”) equal to the pass-through rate set forth opposite such class in the table above.
4

The pass-through rates for the Class CG-HRR certificates (together with the Class CG-A, Class CG-B, Class CG-C and Class CG-D certificates, the “Crossgates Mall loan-specific principal balance certificates” and, together with the Mall at Bay Plaza loan-specific principal balance certificates, the “loan-specific principal balance certificates”) for any distribution date will be a variable rate per annum equal to the net mortgage rate on Crossgates Mall trust subordinate companion loan. For purposes of the calculation of the net mortgage rate on each of the trust subordinate companion loans for each distribution date, the mortgage interest rate will be adjusted as necessary to a 30/360 basis.

(17)	The Class CG-X certificates (together with the pooled Class X certificates, the “Class X certificates”) are notional amount certificates. The notional amount of the Class CG-X certificates will be equal to the aggregate certificate balance of the Class CG-A, Class CG-B, Class CG-C and Class CG-D certificates outstanding from time to time.
(18)	The pass-through rate for the Class CG-X certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the net mortgage interest rate on the Crossgates Mall trust subordinate companion loan for the related distribution date, over (b) the weighted average of the pass-through rates on the Class CG-A, Class CG-B, Class CG-C and Class CG-D certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the net mortgage rate on each of the trust subordinate companion loans for each distribution date, the mortgage interest rate will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class R, Class MBP-C, Class MBP-D, Class MBP-E, Class MBP-F, Class MBP-G, Class MBP-HRR, Class CG-A, Class CG-X, Class CG-B, Class CG-C, Class CG-D and Class CG-HRR certificates are not offered by this prospectus. Any information in this prospectus concerning such certificates is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates and Loan Specific Certificates	3
Important Notice Regarding the Offered Certificates	18
Important Notice About Information Presented in this Prospectus	19
Summary of Terms	29
Summary of Risk Factors	71
Risks Relating to the Mortgage Loans	71
Risks Relating to Conflicts of Interest	72
Other Risks Relating to the Certificates	72
Risk Factors	73
Risks Related to Market Conditions and Other External Factors	73
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	73
Risks Relating to the Mortgage Loans	74
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	74
Risks of Commercial and Multifamily Lending Generally	75
Sale-Leaseback Transactions Have Special Risks	77
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	78
General	78
A Tenant Concentration May Result in Increased Losses	79
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	80
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	80
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	81
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	81
Early Lease Termination Options May Reduce Cash Flow	82
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	83
Multifamily Properties Have Special Risks	83
Retail Properties Have Special Risks	87
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	88
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	89
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	89
Hospitality Properties Have Special Risks	90
Risks Relating to Affiliation with a Franchise or Hotel Management Company	92
Self Storage Properties Have Special Risks	93
Mixed Use Properties Have Special Risks	94
Industrial Properties Have Special Risks	95
Office Properties Have Special Risks	96
Leased Fee Properties Have Special Risks	97
Mortgaged Properties Leased to Government Tenants Have Special Risks	98
Mortgaged Properties Leased to Startup Companies Have Special Risks	98
Condominium Ownership May Limit Use and Improvements	99
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	101
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	101
6

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	103
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	104
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	105
Risks Related to Zoning Non-Compliance and Use Restrictions	108
Risks Relating to Inspections of Properties	109
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	109
Insurance May Not Be Available or Adequate	110
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	111
Terrorism Insurance May Not Be Available for All Mortgaged Properties	111
Risks Associated with Blanket Insurance Policies or Self-Insurance	113
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	113
Limited Information Causes Uncertainty	114
Historical Information	114
Ongoing Information	114
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	114
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	115
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	116
Static Pool Data Would Not Be Indicative of the Performance of this Pool	117
Appraisals May Not Reflect Current or Future Market Value of Each Property	117
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	119
The Borrower’s Form of Entity May Cause Special Risks	119
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	122
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	123
Other Financings or Ability to Incur Other Indebtedness Entails Risk	124
Tenancies-in-Common May Hinder Recovery	126
Risks Relating to Enforceability of Cross-Collateralization	126
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	127
Risks Associated with One Action Rules	127
State Law Limitations on Assignments of Leases and Rents May Entail Risks	127
Various Other Laws Could Affect the Exercise of Lender’s Rights	128
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	128
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	129
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	131
Risks Related to Ground Leases and Other Leasehold Interests	132
Increases in Real Estate Taxes May Reduce Available Funds	133
7

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	134
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	134
Risks Related to Conflicts of Interest	134
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	134
The Servicing of the Crossgates Mall Whole Loan Will Shift to Other Servicers	136
The Servicing of the CFS Industrial HQ Whole Loan Will Shift to Other Servicers	137
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	137
Potential Conflicts of Interest of the Master Servicer and Special Servicer	139
Potential Conflicts of Interest of the Operating Advisor	142
Potential Conflicts of Interest of the Asset Representations Reviewer	143
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	143
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	147
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan	149
Other Potential Conflicts of Interest May Affect Your Investment	149
Other Risks Relating to the Certificates	150
EU SR Rules and UK Securitization Framework	150
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	153
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	156
General	156
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	157
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	158
Losses and Shortfalls May Change Your Anticipated Yield	159
Risk of Early Termination	159
Subordination of the Subordinated Pooled Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates	160
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	160
You Have Limited Voting Rights	160
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	161
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	164
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	165
Risks Relating to Modifications of the Mortgage Loans	167
8

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	168
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	169
Risks Relating to Interest on Advances and Special Servicing Compensation	169
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	169
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	170
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	171
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	171
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	172
Tax Considerations Relating to Foreclosure	172
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	173
REMIC Status	173
Material Federal Tax Considerations Regarding Original Issue Discount	174
Changes in Tax Law; No Gross Up in Respect of the Certificates	174
State and Local Taxes Could Adversely Impact Your Investment	174
General Risks	175
The Certificates May Not Be a Suitable Investment for You	175
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	175
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	175
Other Events May Affect the Value and Liquidity of Your Investment	176
The Certificates Are Limited Obligations	176
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	177
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	177
Description of the Mortgage Pool	180
General	180
Co-Originated or Third-Party Originated Mortgage Loans	182
Certain Calculations and Definitions	182
Definitions	183
Mortgage Pool Characteristics	199
Overview	199
Property Types	200
Retail Properties	201
Hospitality Properties	201
Self Storage Properties	202
Multifamily Properties	202
Mixed Use Properties	205
9

Industrial Properties	205
Office Properties	205
Specialty Use Concentrations	206
Significant Obligors	206
Mortgage Loan Concentrations	207
Top Fifteen Mortgage Loans	207
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	207
Geographic Concentrations	209
Mortgaged Properties with Limited Prior Operating History	209
Tenancies-in-Common or Diversified Ownership	210
Condominium and Other Shared Interests	210
Fee & Leasehold Estates; Ground Leases	210
Environmental Considerations	212
Redevelopment, Renovation and Expansion	213
Assessment of Property Value and Condition	214
Litigation and Other Considerations	215
Condemnations	215
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	216
Tenant Issues	218
Tenant Concentrations	218
Lease Expirations and Terminations	218
Expirations	218
Terminations	219
Other	220
Purchase Options and Rights of First Refusal	222
Affiliated Leases	223
Competition from Certain Nearby Properties	224
Insurance Considerations	224
Use Restrictions	226
Appraised Value	227
Non-Recourse Carveout Limitations	228
Real Estate and Other Tax Considerations	229
Delinquency Information	233
Certain Terms of the Mortgage Loans	233
Amortization of Principal	233
Payment Due Dates; Interest Rates; Calculations of Interest	234
Single Purpose Entity Covenants	235
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	235
Voluntary Prepayments	236
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	238
Defeasance	239
Releases; Partial Releases; Property Additions	240
Escrows	241
Mortgaged Property Accounts	242
Exceptions to Underwriting Guidelines	244
Additional Indebtedness	244
General	244
Whole Loans	245
Mezzanine Indebtedness	245
Other Secured Indebtedness	247
General	247
Preferred Equity	247
10

Other Unsecured Indebtedness	248
The Whole Loans	248
General	248
The Serviced Pari Passu Whole Loans	254
Intercreditor Agreement	254
Control Rights with respect to Serviced Pari Passu Whole Loans	255
Certain Rights of each Non-Controlling Holder	255
Sale of Defaulted Mortgage Loan	256
The Non-Serviced Pari Passu Whole Loans	257
Intercreditor Agreement	257
Control Rights	258
Certain Rights of each Non-Controlling Holder	258
Custody of the Mortgage File	260
Sale of Defaulted Mortgage Loan	260
The Serviced AB Whole Loan	260
The Mall at Bay Plaza Whole Loan	260
The Servicing Shift AB Whole Loan	273
The Crossgates Mall Whole Loan	273
The Non-Serviced AB Whole Loan	284
The Walgreens Retail Portfolio AB Whole Loan	284
Transaction Parties	290
The Sponsors and Mortgage Loan Sellers	290
Wells Fargo Bank, National Association	290
General	290
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	291
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	292
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	297
Compliance with Rule 15Ga-1 under the Exchange Act	299
Retained Interests in This Securitization	304
Zions Bancorporation, N.A.	304
General	304
ZBNA’s Securitization Program	305
Review of ZBNA Mortgage Loans	305
ZBNA’s Underwriting Guidelines and Process	306
Exceptions	312
Compliance with Rule 15Ga-1 under the Exchange Act	312
Retained Interests in This Securitization	312
Citi Real Estate Funding Inc.	312
General	312
CREFI’s Commercial Mortgage Origination and Securitization Program	313
Review of the CREFI Mortgage Loans	313
CREFI’s Underwriting Guidelines and Processes	318
Exceptions to CREFI’s Disclosed Underwriting Guidelines.	322
Compliance with Rule 15Ga-1 under the Exchange Act	322
Retained Interests in This Securitization	322
JPMorgan Chase Bank, National Association	323
General	323
JPMCB’s Securitization Program	323
Review of JPMCB Mortgage Loans	324
JPMCB’s Underwriting Standards and Processes	326
Compliance with Rule 15Ga-1 under the Exchange Act	331
Retained Interests in This Securitization	334
11

UBS AG	334
General	334
UBS AG New York Branch’s Securitization Program	334
Review of the UBS AG New York Branch Mortgage Loans	335
UBS AG New York Branch’s Underwriting Standards	337
Exceptions	339
Compliance with Rule 15Ga-1 under the Exchange Act	340
Retained Interests in This Securitization	343
BSPRT CMBS Finance, LLC	343
General	343
BSPRT’s Loan Origination and Acquisition History	343
Review of BSPRT Mortgage Loans	344
BSPRT’s Underwriting Standards	346
Compliance with Rule 15Ga-1 under the Exchange Act	351
Retained Interests in This Securitization	351
Goldman Sachs Mortgage Company	352
General	352
GSMC’s Commercial Mortgage Securitization Program	352
Review of GSMC Mortgage Loans	352
The Goldman Originator	354
Goldman Originator’s Underwriting Guidelines and Processes	355
Servicing	361
Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines	361
Compliance with Rule 15Ga-1 under the Exchange Act	361
Retained Interests in This Securitization	362
Societe Generale Financial Corporation	362
General	362
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	362
Societe Generale Financial Corporation’s Underwriting Standards	363
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	367
Compliance with Rule 15Ga-1 under the Exchange Act	370
Retained Interests in This Securitization	370
The Depositor	370
The Issuing Entity	371
The Certificate Administrator and Trustee	372
Trustee	372
Certificate Administrator	373
Custodian	373
The Master Servicer and the Special Servicers	375
The Master Servicer and the Crossgates Mall Special Servicer	375
The General Special Servicer	379
The Mall at Bay Plaza Special Servicer	383
The BBCMS 2025-5C38 Servicer, the SYCA 2025-WAG Servicer, the Benchmark 2025-V18 Servicer and the BANK5 2025-5YR18 Servicer	387
CMS Transaction	391
The Operating Advisor and Asset Representations Reviewer	392
Credit Risk Retention	393
General	393
Qualifying CRE Loans; Required Credit Risk Retention Percentage	394
Third Party Purchaser	394
Pooled Horizontal Risk Retention Certificates	395
12

General	395
Material Terms of the Eligible Horizontal Residual Interest	396
Hedging, Transfer and Financing Restrictions	396
Operating Advisor	397
Representations and Warranties	399
Description of the Certificates	400
General	400
Distributions	402
Method, Timing and Amount	402
Available Funds	403
Priority of Distributions	408
Pass-Through Rates	411
Interest Distribution Amount	414
Principal Distribution Amount	415
Certain Calculations with Respect to Individual Mortgage Loans and the Trust Subordinate Companion Loans	417
Application Priority of Mortgage Loan Collections or Whole Loan Collections	419
Allocation of Yield Maintenance Charges and Prepayment Premiums	422
Assumed Final Distribution Date; Rated Final Distribution Date	424
Prepayment Interest Shortfalls	425
Subordination; Allocation of Realized Losses	427
Reports to Certificateholders; Certain Available Information	431
Certificate Administrator Reports	431
Information Available Electronically	438
Voting Rights	444
Delivery, Form, Transfer and Denomination	445
Book-Entry Registration	446
Definitive Certificates	449
Certificateholder Communication	449
Access to Certificateholders’ Names and Addresses	449
Requests to Communicate	449
List of Certificateholders	450
Description of the Mortgage Loan Purchase Agreements	451
General	451
Dispute Resolution Provisions	462
Asset Review Obligations	462
Pooling and Servicing Agreement	462
General	462
Assignment of the Mortgage Loans	463
Servicing Standard	463
Subservicing	465
Advances	466
P&I Advances	466
Servicing Advances	467
Nonrecoverable Advances	468
Recovery of Advances	469
Accounts	472
Withdrawals from the Collection Account	475
Servicing and Other Compensation and Payment of Expenses	478
General	478
Master Servicing Compensation	484
Special Servicing Compensation	487
Disclosable Special Servicer Fees	492
13

Certificate Administrator and Trustee Compensation	493
Operating Advisor Compensation	493
Asset Representations Reviewer Compensation	494
CREFC® Intellectual Property Royalty License Fee	495
Appraisal Reduction Amounts	495
Maintenance of Insurance	504
Modifications, Waivers and Amendments	507
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	513
Inspections	515
Collection of Operating Information	516
Special Servicing Transfer Event	516
Asset Status Report	519
Realization Upon Mortgage Loans	523
Sale of Defaulted Loans and REO Properties	525
The Directing Certificateholder	529
General	529
Major Decisions	533
Asset Status Report	537
Replacement of the Special Servicer	538
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	538
Servicing Override	541
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan	541
Rights of the Holders of Serviced Pari Passu Companion Loans	542
Limitation on Liability of Directing Certificateholder	542
The Operating Advisor	543
General	543
Duties of Operating Advisor at All Times	544
Annual Report	546
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	547
Recommendation of the Replacement of the Special Servicer	548
Eligibility of Operating Advisor	548
Other Obligations of Operating Advisor	549
Delegation of Operating Advisor’s Duties	550
Termination of the Operating Advisor With Cause	550
Rights Upon Operating Advisor Termination Event	551
Waiver of Operating Advisor Termination Event	552
Termination of the Operating Advisor Without Cause	552
Resignation of the Operating Advisor	552
Operating Advisor Compensation	553
The Asset Representations Reviewer	553
Asset Review	553
Asset Review Trigger	553
Asset Review Vote	555
Review Materials	555
Asset Review	557
Eligibility of Asset Representations Reviewer	559
Other Obligations of Asset Representations Reviewer	559
Delegation of Asset Representations Reviewer’s Duties	560
Asset Representations Reviewer Termination Events	560
Rights Upon Asset Representations Reviewer Termination Event	561
14

Termination of the Asset Representations Reviewer Without Cause	561
Resignation of Asset Representations Reviewer	562
Asset Representations Reviewer Compensation	562
Replacement of the Special Servicer Without Cause	562
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	565
Resignation of the Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	567
Termination of the Master Servicer or Special Servicer for Cause	568
Servicer Termination Events	568
Rights Upon Servicer Termination Event	570
Waiver of Servicer Termination Event	572
Resignation of the Master Servicer or Special Servicer	572
Limitation on Liability; Indemnification	573
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	576
Dispute Resolution Provisions	577
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	577
Repurchase Request Delivered by a Party to the PSA	577
Resolution of a Repurchase Request	578
Mediation and Arbitration Provisions	581
Servicing of the Non-Serviced Mortgage Loans	582
Servicing of the City Square White Plains Mortgage Loan and Central Arts Plaza Mortgage Loan	586
Servicing of the Walgreens Retail Portfolio Mortgage Loan	586
Servicing of the 80 International Drive Mortgage Loan	587
Servicing of the CFS Industrial HQ Mortgage Loan	587
Servicing of the Dunbar Apartments Mortgage Loan	588
Servicing of the Marriott Melville Mortgage Loan	589
Servicing of the Servicing Shift Whole Loan	589
Rating Agency Confirmations	591
Evidence as to Compliance	593
Limitation on Rights of Certificateholders to Institute a Proceeding	594
Termination; Retirement of Certificates	594
Amendment	596
Resignation and Removal of the Trustee and the Certificate Administrator	598
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	600
Certain Legal Aspects of Mortgage Loans	600
General	601
Types of Mortgage Instruments	602
Leases and Rents	602
Personalty	603
Foreclosure	603
General	603
Foreclosure Procedures Vary from State to State	603
Judicial Foreclosure	603
Equitable and Other Limitations on Enforceability of Certain Provisions	604
Nonjudicial Foreclosure/Power of Sale	604
Public Sale	604
Rights of Redemption	606
Anti-Deficiency Legislation	606
Leasehold Considerations	607
15

Cooperative Shares	607
Bankruptcy Laws	607
Environmental Considerations	615
General	615
Superlien Laws	615
CERCLA	615
Certain Other Federal and State Laws	616
Additional Considerations	616
Due-on-Sale and Due-on-Encumbrance Provisions	617
Subordinate Financing	617
Default Interest and Limitations on Prepayments	617
Applicability of Usury Laws	618
Americans with Disabilities Act	618
Servicemembers Civil Relief Act	618
Anti-Money Laundering, Economic Sanctions and Bribery	619
Potential Forfeiture of Assets	619
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	620
Pending Legal Proceedings Involving Transaction Parties	622
Use of Proceeds	622
Yield and Maturity Considerations	623
Yield Considerations	623
General	623
Rate and Timing of Principal Payments	623
Losses and Shortfalls	624
Certain Relevant Factors Affecting Loan Payments and Defaults	625
Delay in Payment of Distributions	626
Yield on the Certificates with Notional Amounts	626
Weighted Average Life	626
Pre-Tax Yield to Maturity Tables	630
Material Federal Income Tax Considerations	633
General	633
Qualification as a REMIC	634
Status of Offered Certificates	636
Taxation of Regular Interests	637
General	637
Original Issue Discount	637
Acquisition Premium	639
Market Discount	640
Premium	641
Election To Treat All Interest Under the Constant Yield Method	641
Treatment of Losses	642
Yield Maintenance Charges and Prepayment Premiums	642
Sale or Exchange of Regular Interests	643
Taxes That May Be Imposed on a REMIC	643
Prohibited Transactions	643
Contributions to a REMIC After the Startup Day	644
Net Income from Foreclosure Property	644
REMIC Partnership Representative	645
Taxation of Certain Foreign Investors	645
FATCA	646
Backup Withholding	646
Information Reporting	647
16

3.8% Medicare Tax on “Net Investment Income”	647
Reporting Requirements	647
Certain State and Local Tax Considerations	648
Method of Distribution (Conflicts of Interest)	649
Incorporation of Certain Information by Reference	652
Where You Can Find More Information	652
Financial Information	653
Certain ERISA Considerations	653
General	653
Plan Asset Regulations	654
Administrative Exemptions	654
Insurance Company General Accounts	657
Legal Investment	657
Legal Matters	659
Ratings	659
Index of Defined Terms	663

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
17

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICERS, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

18

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates and Loan-Specific Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex-A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance
19

of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the Wells Fargo Commercial Mortgage Trust 2025-5C7 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.
●	unless otherwise specified, references to the “special servicer” in this prospectus, refer to the applicable special servicer that acts as the special servicer for such serviced mortgage loan or serviced whole loan (including any related trust subordinate companion loan), as applicable, as identified in this prospectus.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including Underwritten Net Cash Flow as well as other terms used to measure and present information relating to operation and performance of the Mortgaged Properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of Net Operating Income includes adjustments that reflect various non-GAAP measures.

●	As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”).

20

FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

21

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A CLIENT, AS DEFINED IN POINT (7) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED (“UK MIFIR”), WHO IS NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF UK MIFIR (A “UK PROFESSIONAL CLIENT”); OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A UK PROFESSIONAL CLIENT; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

22

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK

23

RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SR RULES AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SR RULES (AS DEFINED BELOW) OR THE UK SECURITIZATION FRAMEWORK (AS DEFINED BELOW). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. CONSEQUENTLY, THE OFFERED CERTIFICATES ARE NOT A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK.

SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SR RULES AND UK SECURITIZATION FRAMEWORK” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN

24

COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY

25

UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY

26

OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS,

27

AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

28

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2025-5C7.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.
Issuing Entity	Wells Fargo Commercial Mortgage Trust 2025-5C7, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Zions Bancorporation, N.A., a national banking association
●	Citi Real Estate Funding Inc., a New York corporation
●	JPMorgan Chase Bank, National Association, a national banking association
●	UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company
●	Goldman Sachs Mortgage Company, a New York limited partnership
●	Societe Generale Financial Corporation, a Delaware corporation

29

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association
●	Zions Bancorporation, N.A., a national banking association
●	Citi Real Estate Funding Inc., a New York corporation
●	JPMorgan Chase Bank, National Association, a national banking association
●	UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company
●	Goldman Sachs Bank USA, a New York state-chartered bank
●	Societe Generale Financial Corporation, a Delaware corporation

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	5	$196,772,534	25.5%
Zions Bancorporation, N.A.	Zions Bancorporation, N.A.	3	122,600,000	15.9
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	6	115,460,000	15.0
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	3	103,030,529	13.3
UBS AG	UBS AG	2	85,000,000	11.0
BSPRT CMBS Finance, LLC	BSPRT CMBS Finance, LLC	1	60,000,000	7.8
Goldman Sachs Mortgage Company	Goldman Sachs Bank USA	2	43,000,000	5.6
Societe Generale Financial Corporation	Societe Generale Financial Corporation	2	26,000,000	3.4
UBS AG / Wells Fargo Bank, National Association(2)	UBS AG / Wells Fargo Bank, National Association	1	20,000,000	2.6
Total		25	$771,863,063	100.0%

(1)	Certain of the mortgage loans were co-originated or are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
30

(2)	The 80 International Drive mortgage loan (2.6%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association and UBS AG. The 80 International Drive mortgage loan is evidenced by two (2) promissory notes: (i) note A-2-4 with an outstanding principal balance of $10,000,000 as of the cut-off date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller; and (ii) note A-1-4 with an outstanding principal balance of $10,000,000 as of the cut-off date, as to which UBS AG is acting as mortgage loan seller.

In addition to the mortgage loans shown in the chart above, (i) JPMorgan Chase Bank, National Association originated the Mall at Bay Plaza trust subordinate companion loan and will transfer it to the depositor and (ii) UBS AG New York Branch originated the Crossgates Mall trust subordinate companion loan and will transfer it to the depositor. The Mall at Bay Plaza trust subordinate companion loan and the Crossgates Mall trust subordinate companion loan are each referred to in this Prospectus as a “trust subordinate companion loan” and collectively as the “trust subordinate companion loans”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association is expected to be the master servicer for the mortgage loans and the trust subordinate companion loans. The master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan serviced pursuant to the pooling and servicing agreement. The principal commercial mortgage master servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Master Servicer and the Special Servicers—The Master Servicer and the Crossgates Mall Special Servicer” and “Pooling and Servicing Agreement”.

Certain mortgage loans will be serviced by the master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Prior to the applicable servicing shift securitization date, the Crossgates Mall whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the Crossgates Mall whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

31

Special Servicers	CWCapital Asset Management LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than with respect to any excluded special servicer loans, the Mall at Bay Plaza mortgage loan and the Crossgates Mall mortgage loan) and any related companion loan (which, for the avoidance of doubt, will not include the Mall at Bay Plaza trust subordinate companion loan or the Crossgates Mall trust subordinate companion loan) other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. KeyBank National Association, a national banking association, is expected to act as the special servicer with respect to the Mall at Bay Plaza whole loan (which, for the avoidance of doubt, will include the Mall at Bay Plaza mortgage loan, any related pari passu companion loans and the Mall at Bay Plaza trust subordinate companion loan). Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is also expected to act as the special servicer with respect to the Crossgates Mall whole loan (which, for the avoidance of doubt, will include the Crossgates Mall mortgage loan, any related pari passu companion loans and the Crossgates Mall trust subordinate companion loan). The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and other actions of the master servicer relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of CWCapital Asset Management LLC is located at 900 19th Street NW, 8th Floor, Washington, D.C. 20006. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. The principal commercial mortgage special servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Master Servicer and the Special Servicers” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan or serviced whole loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the

32

special servicer will be required to resign as special servicer of that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer with respect to such excluded special servicer loan will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

CWCapital Asset Management LLC is expected to be appointed as a special servicer as described above by BIG Real Estate Fund III, L.P. or its affiliate, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder with respect to each serviced mortgage loan (other than any excluded loans, the Mall at Bay Plaza mortgage loan and the Crossgates Mall mortgage loan). See “Pooling and Servicing Agreement—The Directing Certificateholder”.

KeyBank National Association is expected to be appointed as a special servicer as described above by Blue Owl Real Estate Debt Advisors LLC or its affiliate, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder with respect to the Mall at Bay Plaza whole loan. See “Pooling

33

and Servicing Agreement—The Directing Certificateholder”.

Midland Loan Services, a Division of PNC Bank, National Association is expected to be appointed as a special servicer as described above by Waterfall Asset Management, LLC or its affiliate, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder with respect to the Crossgates Mall whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Unless otherwise specified, references to the “special servicer” in this prospectus, refer to the applicable special servicer that acts as the special servicer for such serviced mortgage loan or serviced whole loan, as applicable, as identified in this prospectus and as set forth above.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The BBCMS 2025-5C38

Servicer, the SYCA 2025-

WAG Servicer, the

Benchmark 2025-V18

Servicer and the BANK5

2025-5YR18 Servicer	Trimont LLC, a Georgia limited liability company, is the master servicer under the BBCMS 2025-5C38 pooling and servicing agreement, which governs the servicing of the City Square White Plains whole loan and the Central Arts Plaza whole loan, the servicer under the SYCA 2025-WAG trust and servicing agreement, which governs the Walgreens Retail Portfolio whole loan, the master servicer under the Benchmark 2025-V18 pooling and servicing agreement, which governs the servicing of the CFS Industrial HQ whole loan (until the securitization of the controlling companion loan) and is expected to be the
34

master servicer under the BANK5 2025-5YR18 pooling and servicing agreement, which is expected to govern the servicing of the Marriott Melville whole loan. The principal servicing offices of Trimont LLC are located at Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326 and 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The BBCMS 2025-5C38 Servicer, the SYCA 2025-WAG Servicer, the Benchmark 2025-V18 Servicer and the BANK5 2025-5YR18 Servicer.

Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans and the trust subordinate companion loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See
35

“Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	BellOak, LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or servicing shift whole loan (following the related servicing shift securitization date) or any related REO property (each of which will be serviced pursuant to the related non-serviced pooling and servicing agreement). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Notwithstanding anything in this prospectus to the contrary, if at any time the operating advisor with respect to either Trust Subordinate Companion Loan is not the operating advisor that is appointed with respect to the Mortgage Loans and the Serviced Whole Loans (other than the Mall at Bay Plaza Whole Loan or the Crossgates Mall Whole Loan), any reference in this prospectus to the “operating advisor” will refer to the applicable operating advisor that has been appointed pursuant to the PSA for the Mortgage Loans and the Serviced Whole Loans (other than the Mall at Bay Plaza Whole Loan or the Crossgates Mall Whole Loan) or the applicable Trust Subordinate Companion Loan.

36

Asset Representations

Reviewer	BellOak, LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will generally be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any non-serviced mortgage loan and any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any time of determination, the most subordinate certificates among the control eligible certificates that has a certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and

37

Payment of Expenses”, at least equal to 25% of the initial certificate balance of such classes; provided that, if at any time the certificate balances of the pooled principal balance certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class G-RR certificates.

It is anticipated that on the closing date, BIG Real Estate Fund III, L.P. will purchase the Class E-RR, Class F-RR and Class G-RR certificates directly or through a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules), and appoint itself or its affiliate as the initial directing certificateholder with respect to each serviced mortgage loan (other than any excluded loan, the Mall at Bay Plaza mortgage loan and the Crossgates Mall mortgage loan).

With respect to the Mall at Bay Plaza whole loan and the Crossgates Mall whole loan, for so long as no related control appraisal period is continuing pursuant to the related intercreditor agreement, the directing certificateholder with respect to the Mall at Bay Plaza whole loan will be the Mall at Bay Plaza controlling class certificateholder (or its representative) and the Crossgates Mall whole Loan will be the Crossgates Mall controlling class certificateholder (or its representative), as applicable, selected by a majority of the Mall at Bay Plaza controlling class certificateholders or Crossgates Mall controlling class certificateholders (in each case, by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). The Mall at Bay Plaza controlling class or Crossgates Mall controlling class, as applicable, as of any time of determination, will be the most subordinate class among the Mall at Bay Plaza control eligible certificates or Crossgates Mall control eligible certificates, as applicable, then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. For so long as a related control appraisal period is continuing, the directing certificateholder for the Mall at Bay Plaza whole loan or the Crossgates Mall whole loan, as applicable, will be the directing certificateholder for the mortgage loans and will

38

generally have the same consent and consultation rights with respect to the Mall at Bay Plaza whole loan or Crossgates Mall whole loan as it does for the other mortgage loans in the pool, including the right to exercise certain control rights under the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Mall at Bay Plaza Whole Loan” and “—The Servicing Shift AB Whole Loan—The Crossgates Mall Whole Loan”.

With respect to the Crossgates Mall whole loan, a servicing shift whole loan, following a control appraisal period under the Crossgates Mall intercreditor agreement, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note during any such control appraisal period will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to the Crossgates Mall whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date and only during any related control appraisal period, the rights of the controlling noteholder of the Crossgates Mall whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. For the avoidance of doubt, following the related servicing shift securitization date but for so long as no related control appraisal period is then continuing, the Crossgates Mall controlling class representative will be the directing certificateholder with respect to the Crossgates Mall whole loan. See “Description of the Mortgage Pool—The Whole Loans”.

It is expected that the initial directing certificateholder with respect to the Mall at Bay Plaza whole loan will be Blue Owl Real Estate Debt Advisors LLC, an affiliate of the purchaser of the Class MBP-HRR certificates, OT Liquid Investor LLC, a Delaware limited liability company.

It is expected that the initial directing certificateholder with respect to the Crossgates Mall whole loan will be Waterfall Asset Management, LLC, an affiliate of the purchaser of the Class CG-HRR certificates, Cascade Funding, LP – Series 13, a designated series of a Delaware series limited partnership.

39

With respect to each non-serviced whole loan, the entity identified as an “Initial Directing Party” in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Holders of Loan-Specific

Certificates	Each of the Mall at Bay Plaza mortgage loan (9.1%) and the Crossgates Mall mortgage loan (4.5%) has a related subordinate companion loan, the Mall at Bay Plaza trust subordinate companion loan or the Crossgates Mall trust subordinate loan, as applicable, which will also be held by the issuing entity. The Mall at Bay Plaza loan-specific certificates will be backed solely by the Mall at Bay Plaza trust subordinate companion loan and the Crossgates Mall loan-specific certificates will be backed solely by the Crossgates Mall trust subordinate companion loan, and any expenses or losses incurred in respect to the other mortgage loans will not be borne by the holders of the any loan-specific certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Mall at Bay Plaza Whole Loan”, “—The Servicing Shift AB Whole Loan—The Crossgates Mall Whole Loan” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

40

Relevant Dates and Periods

Cut-off Date	The mortgage loans and the trust subordinate companion loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan and trust subordinate companion loan is the respective payment due date for the monthly debt service payment that is due in December 2025 (or, in the case of any mortgage loan or trust subordinate companion loan that has its first payment due date after December 2025, the date that would have been its payment due date in December 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about December 18, 2025.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2026.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Washington, D.C., Kansas, Ohio, North Carolina, Pennsylvania, New York, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan and trust subordinate companion loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a

41

business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final

Distribution Date;

Rated Final Distribution

Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	August 2030
Class A-2	October 2030
Class A-3	November 2030
Class X-A	NAP
Class X-B	NAP
Class A-S	November 2030
Class B	November 2030
Class C	November 2030

The rated final distribution date will be the distribution date in December 2058.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans and JPMorgan Chase Bank, National Association and UBS AG New York Branch will sell the related trust subordinate companion loan to the depositor, which will in turn deposit the mortgage loans and the trust subordinate companion loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

42

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below(1):

(1)	Although the trust subordinate companion loans will each be an asset of the issuing entity, amounts distributable to a trust subordinate companion loan pursuant to the related intercreditor agreement will be payable only to the applicable classes loan-specific certificates and therefore support only such classes of loan-specific certificates.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2025-5C7:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR and Class R.

The Mall at Bay Plaza mortgage loan and the Crossgates Mall mortgage loan will be pooled together with the other mortgage loans (collectively referred to in this prospectus as the “mortgage pool”) and interest and principal received in respect of such mortgage loans will be available to make distributions in respect of each class of certificates other than any class of loan-specific certificates. The trust subordinate companion loans will

43

each be an asset of the issuing entity but will not be pooled together with the mortgage loans or other trust subordinate companion loan, and payments of interest and principal received in respect of the a trust subordinate companion loan will be available only to make distributions in respect of the related classes of loan-specific certificates.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$4,228,000	0.548%	30.000%
Class A-2	$90,000,000	11.660%	30.000%
Class A-3	$446,076,000	57.792%	30.000%
Class X-A	$540,304,000	NAP	NAP
Class X-B	$132,181,000	NAP	NAP
Class A-S	$50,171,000	6.500%	23.500%
Class B	$45,347,000	5.875%	17.625%
Class C	$36,663,000	4.750%	12.875%

(1)	The approximate initial credit support percentages with respect to the Class A-1, Class A-2 and Class A-3 certificates represent the approximate credit enhancement for the Class A-1, Class A-2 and Class A-3 certificates in the aggregate. See “Credit Risk Retention”.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	4.31500%
Class A-2	4.72100%
Class A-3	5.20300%
Class X-A	1.43690%
Class X-B	0.84708%
Class A-S	5.50300%
Class B	5.85500%
Class C	5.79800%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class A-S certificates for any distribution date, in each case, will be a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table above. The pass-through rates for the Class B and Class C certificates for any distribution date, in each case, will be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table above and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through

44

rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

45

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to (1) with respect to each serviced mortgage loan, a per annum rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate of 0.00125% per annum, (2) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00125% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” (3) with respect to each serviced pari passu companion loan, a primary servicing fee rate of 0.00125% per annum, (4) with respect to the Mall at Bay Plaza trust subordinate companion loan, a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate equal to 0.00125% per annum, and (5) with respect to the Crossgate Mall trust subordinate companion loan, a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate equal to 0.00125% per annum.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $5,000.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) and each trust subordinate companion loan at a per annum rate equal to 0.01221%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

46

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. The operating advisor will also be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan, each trust subordinate companion loan and REO loan (including any non-serviced mortgage loan, but not any related companion loan) at a rate equal to 0.00138% per annum with respect to each mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00032%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, the Mall at Bay Plaza trust subordinate companion loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

47

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
City Square White Plains	0.00125% per annum	0.25%
Walgreens Retail Portfolio	0.004908% per annum	0.25%
Central Arts Plaza	0.00125% per annum	0.25%
80 International Drive	0.00125% per annum	0.25%
CFS Industrial HQ(3)	0.00125% per annum	0.25%
Dunbar Apartments	0.00125% per annum	0.25%
Marriott Melville(4)	0.00125% per annum	0.25%

(1)	Does not reflect the Crossgates Mall mortgage loan, which is a servicing shift mortgage loan. After the related servicing shift securitization date, the related mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under such future pooling and servicing agreement will be entitled to the primary servicing fee and special servicing fee, respectively.
(2)	Included as part of the Servicing Fee Rate.
(3)	The CFS Industrial HQ whole loan will initially be serviced under the pooling and servicing agreement governing the Benchmark 2025-V18 securitization. From and after the securitization of the related controlling pari passu companion loan, the CFS Industrial HQ whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.
(4)	Such fee rate is subject to a minimum amount equal to $3,500 for any month.

48

Distributions

A. Amount and Order

                of Distributions on Pooled

Certificates	On each distribution date, funds available for distribution to the pooled certificates (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 certificates until the certificate balance of the Class A-2 certificates has been reduced to zero, and (c) third, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, or (ii) if the certificate balance of each class of pooled certificates other than the Class A-1, Class A-2 and Class A-3 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal on the certificates will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-1, Class A-2 and Class A-3 certificates to reimburse the Class A-1, Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse

49

the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D and Class R certificates and the loan-specific certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the applicable trust subordinate companion loan in accordance with the intercreditor agreement relating to the Mall at Bay Plaza whole loan or the Crossgates Mall whole loan, as applicable. No class of pooled certificates or Crossgates Mall loan-specific certificates will be entitled to distributions paid or advanced on and allocable to the Mall at Bay Plaza trust subordinate companion loan, and no class of pooled certificates or Mall at Bay Plaza loan-specific certificates

50

will be entitled to distributions paid or advanced on and allocable to the Crossgates Mall trust subordinate companion loan.

For more detailed information regarding distributions on the pooled certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of pooled certificates can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of pooled certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

                Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the pooled certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Any yield maintenance charges or prepayment premiums received in respect of a trust subordinate companion loan will be distributed to the applicable classes of loan-specific certificates related to such trust subordinate companion loan and will not be allocated to the pooled certificates (or the loan-specific certificates related to the other trust subordinate companion loan).

D. Subordination,

                 Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of pooled certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of pooled certificates. The chart also shows the manner in which mortgage loan losses are allocated to certain classes of the pooled certificates in ascending order (beginning with the pooled horizontal risk retention certificates and the non-offered

51

certificates, other than the Class X-D and Class R certificates and the loan-specific certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.
(2)	The Class X-D certificates are not offered by this prospectus.
(3)	Other than the Class X-D and Class R certificates and the loan-specific certificates. None of the loan-specific certificates will be subordinate to any class of pooled certificates, except to the extent of the subordination provided by the related trust subordinate companion loan to the Mall at Bay Plaza mortgage loan or Crossgates Mall mortgage loan, as applicable, as and to the extent set forth in the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—The Mall at Bay Plaza Whole Loan” and “—The Servicing Shift AB Whole Loan— Crossgates Mall Whole Loan”.

Other than the subordination of certain classes of pooled certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of pooled certificates (other than the Class X-A, Class X-B or Class X-D certificates) will reduce the certificate balance of that class of certificates. Similarly, principal losses and principal payments, if any, on a trust subordinate companion loan allocated to a class of loan-specific certificates (other than the Class CG-X certificates) will reduce the certificate balance of that class of certificates.

52

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the pooled certificates and the allocation of losses to the pooled certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce the pooled available funds and will correspondingly reduce the amount allocated to the pooled certificates. The reduction in amounts available for distribution to the pooled certificates will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of

53

pooled certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates— Prepayment Interest Shortfalls”.

Advances

A. P&I Advances

The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan), trust subordinate companion loan or any REO loan (including any portion of an REO loan related to a trust subordinate companion loan, but excluding any portion of an REO loan related to any other companion loan) serviced by the master servicer, unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s (or a trust subordinate companion loan’s) regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan or a trust subordinate companion loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan, as applicable). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee or the special servicer determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan other than the trust subordinate companion loans.

See “Pooling and Servicing Agreement—Advances”.

54

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

The special servicer will not have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, compounded annually, subject to a floor of 2.0% per annum, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the

55

trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan or trust subordinate companion loan, as applicable, until the related payment due date has passed and any grace period for late payments applicable to the mortgage loan or trust subordinate companion loan, as applicable, has expired. See “Pooling and Servicing Agreement— Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be twenty-five (25) fixed-rate commercial mortgage loans, the Mall at Bay Plaza trust subordinate companion loan and the Crossgates Mall trust subordinate companion loan, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee estate of the related borrower in two hundred sixty-five (265) commercial and/or multifamily properties. See “Description of the Mortgage Pool—General”.

Although the trust subordinate companion loans are each an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loans are not reflected and the term “mortgage loan” and “mortgage pool” in context does not include a trust subordinate companion loan unless otherwise indicated. The Mall at Bay Plaza trust subordinate companion loan supports only the Mall at Bay Plaza loan-specific certificates and the Crossgates Mall trust subordinate companion loan supports only the Crossgates Mall loan-specific certificates.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $771,863,063. The principal balance of the Mall at Bay Plaza trust subordinate companion loan as of the cut-off date will be approximately $110,000,000. The principal balance of the

56

Crossgates Mall trust subordinate companion loan as of the cut-off date will be approximately $68,000,000.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the twenty-five (25) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
Mall at Bay Plaza	$70,000,000	9.1%	$100,000,000	$110,000,000	34.5%	56.9%	2.29x	1.42x
City Square White Plains	$60,000,000	7.8%	$81,000,000	NAP	59.9%	59.9%	1.33x	1.33x
Capital Storage Portfolio	$60,000,000	7.8%	$80,000,000	NAP	62.7%	62.7%	1.39x	1.39x
Empire Mall	$60,000,000	7.8%	$60,000,000	NAP	59.4%	59.4%	2.24x	2.24x
Hilton Daytona Beach Oceanfront Resort	$58,183,493	7.5%	$24,935,783	NAP	54.0%	54.0%	1.68x	1.68x
Walgreens Retail Portfolio	$50,000,000	6.5%	$261,500,000	$178,500,000	31.6%	49.7%	3.34x	1.73x
Crossgates Mall	$35,000,000	4.5%	$70,000,000	$68,000,000	36.8%	60.7%	2.68x	1.30x
Central Arts Plaza	$23,000,000	3.0%	$40,000,000	NAP	66.7%	66.7%	1.74x	1.74x
80 International Drive	$20,000,000	2.6%	$50,000,000	NAP	58.9%	58.9%	1.52x	1.52x
CFS Industrial HQ	$20,000,000	2.6%	$32,800,000	NAP	70.5%	70.5%	1.57x	1.57x
Dunbar Apartments	$11,000,000	1.4%	$89,000,000	NAP	55.2%	55.2%	1.29x	1.29x
Marriott Melville	$10,990,529	1.4%	$59,948,341	NAP	68.5%	68.5%	1.80x	1.80x

(1)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(2)	Calculated including any related pari passu companion loans and/or subordinate companion loans, but excluding any related mezzanine debt.

Each of the Mall at Bay Plaza whole loan, the Capital Storage Portfolio whole loan, the Empire Mall whole loan and the Hilton Daytona Beach Oceanfront Resort whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

57

The Crossgates Mall whole loan (the “servicing shift whole loan” and the related mortgage loan, the “servicing shift mortgage loan”) will initially be serviced by the master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the lead securitization note under the related intercreditor agreement is securitized (the “servicing shift securitization date”), it is anticipated that the servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (or special servicer appointed pursuant to the related intercreditor agreement) (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the related servicing shift securitization date, the servicing shift whole loan will be a serviced whole loan, the related mortgage loan will be a serviced mortgage loan and the related companion loans will be serviced companion loans. On and after the related servicing shift securitization date, the servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

58

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
City Square White Plains	BBCMS 2025-5C38	7.8%	Trimont LLC	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Walgreens Retail Portfolio	SYCA 2025-WAG	6.5%	Trimont LLC	Situs Holdings, LLC	Deutsche Bank National Trust Company
Central Arts Plaza	BBCMS 2025-5C38	3.0%	Trimont LLC	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
80 International Drive	WFCM 2025-5C6	2.6%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
CFS Industrial HQ	Benchmark 2025-V18(3)	2.6%	Trimont LLC	Torchlight Loan Services, LLC	Computershare Trust Company, National Association
Dunbar Apartments	BBCMS 2025-5C37	1.4%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association
Marriott Melville	BANK5 2025-5YR18	1.4%	Trimont LLC	K-Star Asset Management LLC	Deutsche Bank National Trust Company

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party
City Square White Plains	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	RREF V – D AIV RR L, LLC
Walgreens Retail Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	Blue Owl Real Estate Debt Advisors LLC
Central Arts Plaza	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BellOak, LLC	RREF V – D AIV RR L, LLC
80 International Drive	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	RREF V – D AIV RR H, LLC
CFS Industrial HQ	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Goldman Sachs Mortgage Company (or its affiliate)
Dunbar Apartments	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	3650 Real Estate Investment Trust 2 LLC
Marriott Melville	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	KKR CMBS IIII Aggregator Category 2 L.P.

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.
(2)	Does not reflect the Crossgates Mall mortgage loan, which is a servicing shift mortgage loan that will constitute a non-serviced whole loan after the related servicing shift securitization date.
(3)	The CFS Industrial HQ whole loan is currently being serviced and administered by the servicer and special servicer pursuant to the pooling and servicing agreement for the Benchmark 2025-V18 securitization transaction. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, asset representations reviewer and directing certificateholder (or equivalent party) will be the parties specified in such pooling and servicing agreement.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

59

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan (including the trust subordinate companion loans) is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

Although the trust subordinate companion loans are each an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan are not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include either trust subordinate companion loan unless otherwise indicated.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or

60

before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

61

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics*

All Mortgage Loans
Initial Pool Balance(1)	$771,863,063
Number of mortgage loans	25
Number of mortgaged properties	265
Range of Cut-off Date Balances	$6,500,000 to $70,000,000
Average Cut-off Date Balance per mortgage loan	$30,874,523
Range of Interest Rates	5.8080% to 8.5000%
Weighted average Interest Rate	6.5698%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	56 months to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(2)	360 months to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	358 months to 359 months
Weighted average remaining amortization term(2)	358 months
Range of Cut-off Date LTV Ratios(3)(4)	31.6% to 72.8%
Weighted average Cut-off Date LTV Ratio(3)(4)	57.1%
Range of LTV Ratios as of the maturity date(3)(4)	31.6% to 72.8%
Weighted average LTV Ratio as of the maturity date(3)(4)	56.8%
Range of U/W NCF DSCRs(4)(5)	1.25x to 3.34x
Weighted average U/W NCF DSCR(4)(5)	1.79x
Range of U/W NOI Debt Yields(4)	7.9% to 25.2%
Weighted average U/W NOI Debt Yield(4)	12.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	89.6%
Amortizing Balloon	10.4%

*	Except where expressly stated otherwise, statistical information in this table does not include either trust subordinate companion loan.
(1)	Subject to a variance of plus or minus 5%.
(2)	Excludes twenty-two (22) mortgage loans (89.6%) identified on Annex A-1, which are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values Such mortgage loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing
62

entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Mall at Bay Plaza mortgage loan (9.1%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). With respect to the Mall at Bay Plaza mortgage loan (9.1%), the loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loans are 56.9%, 56.9%, 1.42x and 9.5%, respectively. With respect to the Walgreens Retail Portfolio mortgage loan (6.5%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). With respect to the Walgreens Retail Portfolio mortgage loan (6.5%), the loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loans are 49.7%, 49.7%, 1.73x and 13.2%, respectively. With respect to the Crossgates Mall mortgage loan (4.5%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). With respect to the Crossgates Mall mortgage loan (4.5%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). With respect to the Crossgates Mall mortgage loan (4.5%), the loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loans are 60.7%, 60.7%, 1.30x and 15.3%, respectively.

(5)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

One (1) mortgage loan (4.5%) refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring.

For further information, see “Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Properties with Limited

Operating History	Seven (7) of the mortgaged properties (19.4%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related
63

mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—UBS AG—UBS AG New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes” and “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with

64

notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of $1,000,000 and integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor for the pooled certificates, JPMorgan Chase Bank, National Association, as retaining sponsor for the Mall at Bay Plaza loan-specific certificates and UBS AG New York Branch, as retaining sponsor for the Crossgates Mall loan-specific certificates, see “Credit Risk Retention”.

This transaction is being structured with a “third-party purchaser” that will, on the closing date, acquire an “eligible horizontal residual interest” comprised of the Class E-RR, Class F-RR and Class G-RR certificates (collectively, the “Pooled Horizontal Risk Retention Certificates”). BIG Real Estate Fund III, L.P. (in satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain (or to cause BIG 2025-5C7, LLC, its “majority-owned affiliate” to retain) the Pooled Horizontal Risk Retention Certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, each of BIG Real Estate Fund III, L.P. and BIG 2025-5C7, LLC will agree to comply with hedging, transfer and financing restrictions that are applicable to third-party purchasers under the credit risk

65

retention rules. For additional information, see “Credit Risk Retention”.

EU SR Rules and

UK Securitization Framework	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU SR Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any such requirement. Consequently, the offered certificates are not a suitable investment for any person that is now or may in the future be subject to any requirement of the EU SR Rules or the UK Securitization Framework. See “Risk Factors—Other Risks Relating to the Certificates— EU SR Rules and UK Securitization Framework” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co.), a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg Financial Markets, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, DealView Technologies Ltd. (dba DealX) and Recursion Co.;
●	The certificate administrator’s website initially located at www.ctslink.com; and
66

●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans and the trust subordinate companion loans is less than 1.0% of the aggregate principal balance of the pool of mortgage loans and the trust subordinate companion loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans and the trust subordinate companion loans (and all property acquired through exercise of remedies in respect of any mortgage loan or the trust subordinate companion loans) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans and the trust subordinate companion loans then held by the issuing entity, provided that (i) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or Franklin BSP Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan (or trust subordinate companion loan, as applicable) in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan (or trust subordinate companion loan, as applicable), the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan (or trust subordinate companion loan, as applicable) or mortgaged property or causes the mortgage loan (or
67

trust subordinate companion loan, as applicable) to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to each mortgage loan that is comprised of multiple promissory notes contributed to this securitization by multiple mortgage loan sellers, each related mortgage loan seller will be obligated to take the above remediation actions as described under “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder(s) (as a collective whole as if such certificateholders and companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the

68

related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

In the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as four separate REMICs – the lower-tier REMIC, the upper-tier REMIC, the Mall at Bay Plaza trust subordinate companion loan REMIC and the Crossgates Mall trust subordinate companion loan REMIC – for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class X-A and X-B certificates will represent regular interests issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates

69

are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

70

Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., multifamily, retail, hospitality, self storage, mixed-use, industrial and office) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
71

●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
72

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not be subject to attacks and suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the

73

sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full, or that the recourse liability of the carveout guarantor will not apply to any action, event or condition arising after the foreclosure of the Mortgaged Property or similar action by a mortgage lender or an equity foreclosure by a mezzanine lender. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

74

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to, or incidences of, crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
75

●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

76

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such mortgaged property (or a portion of such mortgaged property) by the related borrower or following such acquisition, including the Walgreens Retail Portfolio mortgaged properties (6.5%) and the 80 International Drive mortgaged property (2.6%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate

77

assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

78

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises

79

an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market rents, resulting in

80

higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”) a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the

81

provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
82

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;

83

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain multifamily properties may have a significant percentage of units leased to companies or non-profit organizations that use such units to provide short term housing to transient tenants, including but not limited to corporate or leisure travelers, or transitional housing for people undergoing various types of rehabilitation. Such leases to companies or non-profits may pose additional risks, including the risk that a large block of units may be vacated at once if the short-term housing provider elects to stop leasing at the mortgaged property, as well as less ability to vet the ultimate tenants.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

84

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. Furthermore, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a(16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a(16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented

85

at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Family Homelessness and Eviction Supplement (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated. With respect to any mortgaged property with tenants that benefit from CityFHEPS, we cannot assure you that tenants at the related mortgaged property will be able to continue to qualify for such program, that the related borrower will be able to continue leasing units at such mortgaged property to tenants who qualify for such program or that the CityFHEPS program will continue.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties as to which the borrower has, or plans to enter into, an agreement with a housing finance corporation (the “HFC”), pursuant to which a specified number of units will be reserved for tenants whose household income does not exceed certain thresholds and the rent charged with respect to the reserved units will be limited in exchange for certain tax abatements and temporary transfer of ownership of such mortgaged properties to the HFC. On May 28, 2025, the Governor of the State of Texas signed into law House Bill 21 (“House Bill 21”). House Bill 21, among other things, significantly restricts the usage of so-called “traveling HFCs”. “Traveling HFCs” are HFCs that are sponsored by one municipality or county and own real property in another municipality or county that are nevertheless exempted from taxation in the municipality or county where the real property is located. House Bill 21 generally restricts

86

HFC ownership of real property to the boundaries of the municipalities and/or counties sponsoring the HFC. In addition, while House Bill 21 provides that multifamily residential developments that have entered into agreements with traveling HFCs prior to May 28, 2025 will generally be governed by the law that was in effect on the date the real property was acquired by the HFC, it also provides that such residential developments must obtain the consents of the municipalities and counties in which such real property is located, as well as HFCs sponsored by such municipalities and counties, by January 1, 2027 or lose the benefits of the ad valorem tax exemptions.

In addition, House Bill 21 imposes various additional requirements for a multifamily residential development owned by an HFC to qualify for ad valorem tax exemptions, including (i) more specific requirements as to the percentages of units that must be reserved for very low, low, moderate and middle income housing units, (ii) a requirement that generally at least 50% of the tax saving be passed through as rent reductions allocated to income-restricted housing units, (iii) caps on rent that may be charged to income-restricted housing units and (iv) audit requirements to ensure compliance. Although House Bill 21 requires compliance with certain administrative requirements by January 1, 2026, many of the more substantive requirements such as those described in clauses (i) through (iii) of the preceding sentence do not require compliance until the end of 2036 or, if earlier, the year following the year in which the mortgage indebtedness is refinanced, title to the real property is conveyed, or there is a sale or other transfer of a majority of the beneficial ownership interests in the HFC. Compliance with the audit requirements will be required as early as June 2026. Each of these requirements may have an adverse impact on the ability of borrowers to refinance underlying mortgage loans benefiting from HFC-related tax abatements.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income

87

contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

88

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. Anchor tenants frequently have the right to go dark (i.e., cease operating), in their spaces and shadow anchor tenants frequently do not have operating covenants, and therefore are not required to continue operating in proximity to the related mortgaged property. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the

89

mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail or other properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
90

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, increased border security measures, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces, pools, swimming facilities and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

91

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower, including but not limited to certain tax liabilities related to a REIT borrower structure that is commonly utilized in connection with hospitality properties. Under the master lease or operating lease structure, an operating lessee (typically affiliated with the borrower) pays rent to the fee owner borrower. In addition, the operating lessee may also be an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

In addition, multiple countries, including the United Kingdom and Germany, have updated travel guidance for their citizens to reflect the strict enforcement of entry rules by the United States (including the possibility of arrest or detention). We cannot assure you that such actions will not adversely affect the perception of the United States as a destination for international tourism, and a reduction in travel to the United States could negatively impact hospitality properties that currently derive a significant portion of their revenue from international guests.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
92

●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
93

●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space. In addition, in certain cases, self storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Multifamily Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may

94

be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may

95

be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, as a result of the COVID-19 pandemic office properties have been experiencing lower than normal utilization levels and it is uncertain whether utilization levels will return to levels experienced prior to the COVID-19 pandemic. In the event that office tenants continue to utilize partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant period of time, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

96

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter-term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations. Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied. The business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”, “—Retail Properties” and “—Hospitality Properties”.

Leased Fee Properties Have Special Risks

A portion of the Mall at Bay Plaza mortgaged property (9.1%), is comprised of a fee interest in land subject to a ground lease granted by the borrower to another party, which party owns the improvements (which consist of retail property). The improvements on the mortgaged property do not serve as collateral for such mortgage loan.

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the

97

rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source(s) of funding lose confidence in the business model, or are unwilling or unable to continue funding for other reasons, the startup company may be faced with significant

98

losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board

99

generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments

100

relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining pooled certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the pooled certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of

101

the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: multifamily, retail, hospitality, self-storage, mixed use, industrial and office. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. For example, mortgaged real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than mortgaged real properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, droughts, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the eastern, mid-Atlantic and Gulf Coast regions of the United States and certain other parts of the eastern and southeastern United States. A number of the mortgaged real properties may be located in areas that are susceptible to such hazards. The geographic locations of the mortgaged real properties are indicated on Annex A-1. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Florida, Pennsylvania, South Dakota and Texas. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

102

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).
103

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity, or the special servicer assumes operation of the property, the special servicer will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process”; “Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—UBS AG—UBS AG New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes” and “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

104

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater

105

could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Office, retail or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

106

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, television studios, arcades, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new

107

tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to, and could be substantially less than, that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws, the improvements cannot be used for the current use, or the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available

108

records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged

109

properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on January 30, 2026. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

110

We cannot assure you that any damage caused by hurricanes, windstorms, floods, droughts, tornadoes, wildfires, oil spills or other events will be covered by insurance, or even if covered by insurance, that the insurer will have sufficient financial resources to make any payment on the insurance policy or that the insurer will not challenge any claim resulting in a delay or reduction of the ultimate insurance proceeds. Any such lack of coverage, insufficiency of resources or challenge to a claim could have a material adverse effect on the performance of the certificates.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss

111

insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements

112

under each of the 10 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

113

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying

114

rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the

115

principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process”; “Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—UBS AG—UBS AG New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes” and “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the

116

re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market

117

values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at

118

maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process”; “Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—UBS AG—UBS AG New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes” and “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that

119

previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general

120

partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of

121

certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

122

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan

123

documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
124

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity (other than the trust subordinate companion loans), the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

125

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownerships”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

126

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Certain of the rating agencies may have downgraded the U.S. Government’s credit rating below “AAA”. In the event that such rating agency thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that such rating agency would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases,

127

operating leases or a similar structure, state law may provide that the lender will not have a perfected security interest in the underlying property rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s, operating lessee’s or similar party’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”).  To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also

128

come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you as to whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrades. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

129

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

The interest rate on certain of the mortgage loans or the trust subordinate companion loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans or trust subordinate companion loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan or trust subordinate companion loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties” in this prospectus.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master

130

servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any mortgage loans secured by properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan. Properties that are less energy efficient or that produce higher greenhouse gas emissions may also be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Tenants at certain properties may also be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on

131

Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes

132

title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

133

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties may be covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

In addition, certain union employees working at a borrower’s premises may participate in multiemployer pension plans. In the event that the borrower or property manager, as applicable, were to withdraw from one or more of these pension plans with respect to the employees working at the borrower’s premises, the borrower could be subject to substantial withdrawal liability under ERISA, including without limitation for any unfunded or underfunded pension liability. Members of a borrower’s controlled group could also be liable for the borrower’s pension obligations.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator, the retaining sponsor and the holder of the companion loans for which the noteholder is identified as “Wells Fargo Bank, National Association” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” and of Wells Fargo Securities, LLC, one of the underwriters) on the

134

closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the sponsors’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the interest rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the sponsors’ exposure to the mortgage loans to purchasers of the offered certificates. The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and

135

dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees or affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees or affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Crossgates Mall Whole Loan Will Shift to Other Servicers

The servicing of the Crossgates Mall whole loan, the servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift securitization date. At that time, the servicing and administration of the servicing shift whole loan will shift to the master servicer and the special servicer under the servicing shift pooling and servicing agreement (or the special servicer appointed pursuant to the related intercreditor agreement) and the servicing provisions of the Crossgates Mall whole loan will be governed exclusively by the servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any

136

such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such servicing shift master servicer and prospective investors in the pooled certificates and the Mall at Bay Plaza loan-specific certificates should be aware that they will not have any control over the identity of any such servicing shift special servicer, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, solely for so long as a control appraisal period is continuing under the Crossgates Mall intercreditor agreement, the directing certificateholder with respect to the Crossgates Mall whole loan for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement (if any), and the holder of the related controlling companion loan or the controlling party in the related securitization of the controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

The Servicing of the CFS Industrial HQ Whole Loan Will Shift to Other Servicers

The servicing of the CFS Industrial HQ whole loan will be governed by the Benchmark 2025-V18 pooling and servicing agreement only temporarily, until the securitization of the related controlling pari passu companion loan. Upon the securitization of such companion loan, the servicing and administration of the related whole loan will shift to the applicable master servicer and the special servicer under the pooling and servicing agreement that governs the securitization of such companion loan and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such master servicer or special servicer has been determined. In addition, the provisions of any such pooling and servicing agreement that governs the securitization of any such companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under any pooling and servicing agreement that governs the securitization of such companion loan, nor will they have any assurance as to the particular terms of any such pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the CFS Industrial HQ whole loan other than those limited consent and consultation rights as are provided in each related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in each related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial

137

services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, notwithstanding that, consistent with applicable laws, including Rule 192 described below, any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. Although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) prohibits underwriters, sponsors and certain other securitization participants from engaging in certain “conflicted transactions”, including certain short sale and credit derivatives transactions, that rule contains exceptions for certain market-making transactions, risk-mitigating hedging transactions and liquidity commitment transactions. As a result, it is possible that the Underwriter Entities, consistent with applicable laws, including Rule 192, nonetheless may take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

138

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

139

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Wells Fargo Commercial Mortgage

140

Trust 2025-5C7 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicer and special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between the master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

CWCapital Asset Management LLC is expected to act as the special servicer with respect to each serviced mortgage loan (other than any excluded special servicer loan, the Mall at Bay Plaza mortgage loan and the Crossgates Mall mortgage loan) and related companion loan (other than the Mall at Bay Plaza trust subordinate companion loan and the Crossgates Mall trust subordinate companion loan), and it or an affiliate assisted BIG Real Estate Fund III, L.P. and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

KeyBank National Association is expected to act as the special servicer with respect to the Mall at Bay Plaza whole loan (which includes the Mall at Bay Plaza mortgage loan, any related pari passu companion loans and the Mall at Bay Plaza trust subordinate companion loan).

Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer with respect to the Crossgates Mall whole loan (which includes the Crossgates Mall mortgage loan, any related pari passu companion loans and the Crossgates Mall trust subordinate companion loan).

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the

141

possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

BellOak, LLC, a limited liability company organized under the laws of the State of Delaware, has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan or (on and after the related servicing shift securitization date) the servicing shift mortgage loan) and the trust subordinate companion loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower,

142

a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

BellOak, LLC, a limited liability company organized under the laws of the State of Delaware, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans (other than any non-serviced mortgage loan) and the trust subordinate companion loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that BIG Real Estate Fund III, L.P. (or an affiliate) will be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loan, any servicing sift mortgage loan, any applicable excluded loan, the Mall at Bay Plaza mortgage Loan, the Crossgates Mall mortgage loan and the trust subordinate companion loans). The special servicer may, at the direction of the directing certificateholder with respect to the

143

mortgage loans for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder with respect to the mortgage loans will be controlled by the controlling class certificateholders.

With respect to the Mall at Bay Plaza mortgage loan (9.1%) and the Crossgates Mall mortgage loan (4.5%), each such mortgage loan and each related trust subordinate companion loan will be serviced pursuant to the pooling and servicing agreement related to this transaction (in the case of the Crossgates Mall mortgage loan, only temporarily, until the related servicing shift securitization date, at which time a future servicing agreement will govern the servicing of the Crossgates Mall mortgage loan as described under “—The Servicing of the Crossgates Mall Whole Loan Will Shift to Other Servicers” above), and each of the Mall at Bay Plaza mortgage loan and Crossgates Mall mortgage loan and the trust subordinate companion loans will be assets in the trust fund. For so long as no related control appraisal period under the applicable intercreditor agreement is continuing, the directing certificateholder for the Mall at Bay Plaza whole loan will be the Mall at Bay Plaza controlling class certificateholder (or its representative) and for the Crossgates Mall whole loan will be the Crossgates Mall controlling class certificateholder (or its representative), in each case selected by a majority of the Mall at Bay Plaza controlling class certificateholders or Crossgates Mall controlling class certificateholders (in each case, by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). For so long as no related control appraisal period under the applicable intercreditor agreement is continuing, the directing certificateholder for the Mall at Bay Plaza whole loan and the Crossgates Mall whole loan will have the right to (i) consent to certain material decisions and actions made with respect to the applicable whole loan and (ii) replace the special servicer with respect to the Mall at Bay Plaza whole loan (in the case of the Mall at Bay Plaza directing certificateholder) or the special servicer with respect to the Crossgates Mall whole loan (in the case of the Crossgates Mall directing certificateholder), with or without cause. The initial directing certificateholder with respect to the Mall at Bay Plaza whole loan is expected to be Blue Owl Real Estate Debt Advisors LLC, an affiliate of the purchaser of the Class MBP-HRR certificates, OT Liquid Investor LLC, a Delaware limited liability company. The initial directing certificateholder with respect to the Crossgates Mall whole loan is expected to be Waterfall Asset Management, LLC, an affiliate of the purchaser of the Class CG-HRR certificates, Cascade Funding, LP – Series 13, a designated series of a Delaware series limited partnership. Following a control appraisal period under the related intercreditor agreement for the Mall at Bay Plaza whole loan, the directing certificateholder will be the directing certificateholder with respect to the serviced mortgage loans. Following a control appraisal period under the related intercreditor agreement for the Crossgates Mall whole loan, the directing certificateholder will be (i) prior to the related servicing shift securitization date, UBS AG New York Branch, and (ii) on and after the related servicing shift securitization date, the directing certificateholder (or analogous term) with respect to the securitization of the related control note under the related intercreditor agreement. The special servicer may, at the direction of the directing certificateholder for the Mall at Bay Plaza whole loan or the Crossgates Mall whole loan, as applicable, take actions with respect to the such whole loan that could adversely affect the holders of some or all of the classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced-AB Whole Loans—The Mall at Bay Plaza Whole Loan” and “—The Crossgates Mall Whole Loan”.
The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not

144

exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan or the controlling noteholder of a non-serviced whole loan, may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder, as applicable, for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

With respect to the Crossgates Mall whole loan, prior to the applicable servicing shift securitization date and during any related control appraisal period, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date and for so long a related control appraisal period is continuing) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the

145

holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to each serviced whole loan (other than the Crossgates Mall whole loan prior to the related servicing shift securitization date while a related control appraisal period is continuing), the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (other than the Crossgates Mall whole loan prior to the related servicing shift securitization date while a related control appraisal period is continuing) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause for so long as a control termination event does not exist and other than in respect of any applicable excluded loans. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the Crossgates Mall whole loan, following the applicable servicing shift securitization date while a control appraisal period under the related intercreditor is continuing, UBS AG New York Branch will be entitled to exercise such rights.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity), if any, under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of

146

the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E-RR, Class F-RR and Class G-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, although Rule 192 may be applicable to actions taken by any entity with a contractual right to direct or cause the direction of the structure, design or assembly of any asset-backed security, or the composition of the underlying asset pool, the b-piece buyer may enter into certain hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such

147

mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to any non-serviced mortgage loan, any excluded loan as to the directing certificateholder or the controlling class, the Mall at Bay Plaza whole loan and the Crossgates Mall whole loan). Such directing certificateholder will have certain rights to direct and consult with the master servicer and special servicer (other than with respect to any non-serviced mortgage loan, any excluded loan as to the directing certificateholder, the Mall at Bay Plaza mortgage loan and the Crossgates Mall mortgage loan). In addition, such directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement and with regard to the Crossgates Mall whole loan (for so long as any related control appraisal period is continuing) following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”, “—The Serviced AB Whole Loan”, “—The Servicing Shift AB Whole Loan” and “—The Non-Serviced AB Whole Loan”.

It is expected that BIG 2025-5C7, LLC or its affiliate will be the initial directing certificateholder with respect to each serviced mortgage loan (other than any applicable excluded loan, the Mall at Bay Plaza mortgage loan and the Crossgates Mall mortgage loan). CWCapital Asset Management LLC is expected to act as the special servicer with respect to each serviced mortgage loan (other than any excluded special servicer loan, the Mall at Bay Plaza mortgage loan and the Crossgates Mall trust subordinate companion loan) and related companion loan (other than the Mall at Bay Plaza trust subordinate companion loan and the Crossgates Mall trust subordinate companion loan), and it or an affiliate assisted BIG Real Estate Fund III, L.P. and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

It is expected that Blue Owl Real Estate Debt Advisors LLC or its affiliate will be the initial directing certificateholder with respect to the Mall at Bay Plaza mortgage loan and the Mall at Bay Plaza trust subordinate companion loan. KeyBank National Association is expected to act as the special servicer with respect to the Mall at Bay Plaza mortgage loan and any related companion loan (including the Mall at Bay Plaza trust subordinate companion loan).

It is expected that Waterfall Asset Management, LLC or its affiliate will be the initial directing certificateholder with respect to the Crossgates Mall mortgage loan and the Crossgates Mall trust subordinate companion loan. Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer with respect to the Crossgates Mall mortgage loan and any related companion loan (including the Crossgates Mall trust subordinate companion loan).

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised

148

and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, with respect to a non-serviced whole loan if applicable, the holder of the related controlling companion loan will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a non-serviced whole loan, the holder of the related controlling note (or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan), under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

149

Other Risks Relating to the Certificates

EU SR Rules and UK Securitization Framework

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations (as defined in the relevant legislation) imposed:

(a)     in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (all as amended and together with the EU Securitization Regulation, the “EU SR Rules”);

(b)     in the non-EU member states of the European Economic Area (“EEA”), pursuant to the EU SR Rules, to the extent implemented in such member states; and

(c)     in the United Kingdom (“UK”), pursuant to the Securitisation Regulations 2024 (SI 2024/102), as amended from time to time, the Securitisation sourcebook of the Handbook of rules and guidance adopted by the UK’s Financial Conduct Authority (as amended, “SECN”) and the Securitisation Part of the Rulebook of published policy of the Prudential Regulation Authority of the Bank of England (as amended, the “PRASR”), together with the relevant provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) (together, the “UK Securitization Framework”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU SR Rules), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK Securitization Framework imposes certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Framework), being: (a) insurance undertakings and reinsurance undertakings each as defined in the FSMA; (b) trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are authorised for the purposes of the FSMA; (c) AIFMs (as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”)) with permission under Part 4A of FSMA (in respect of managing an AIF, as defined in the AIFM Regulations), which market or manage AIFs in the UK (and additionally, small registered UK AIFMs as defined in the AIFM Regulations); (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 and as amended (the

150

“UK CRR”); and (f) CRR firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (b) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (c) a “third country” is (i) under the EU SR Rules, a country other than an EEA member state, or (ii) under the UK Securitization Framework, a country other than the UK. A reference to the “applicable” SR Investor Requirements means, in relation to any SR Institutional Investor, the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the EU SR Rules or the UK Securitization Framework (as applicable)) only if, amongst other things:

(a)	where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains on an ongoing basis (or, for purposes of the UK Investor Requirements applicable to certain types of UK Institutional Investor, continually retains) a material net economic interest of not less than 5% in the securitization determined in accordance with (i) Article 6 of the EU Securitization Regulation (in respect of EU Institutional Investors) or (ii) Article 6 of Chapter 2 and Chapter 4 of the PRASR or chapter 5 of the SECN (in respect of UK Institutional Investors), and in each case the risk retention is disclosed to the SR Institutional Investor in accordance with the EU SR Rules or the UK Securitization Framework (as applicable);
(b)	in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in such Article 7;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has made available sufficient information to enable such UK Institutional Investor to independently assess the risks of holding the securitisation position and has committed to make further information available on an ongoing basis, as appropriate, such information, in each case, including at least the documents and information prescribed for such purpose by the UK Investor Requirements to which the UK Institutional Investor is subject and being made available at the times prescribed by such UK Investor Requirements; and
(d)	where the originator or original lender is established in a third country, the SR Institutional Investor has verified (except with regard to trade receivables not originated in the form of a loan) that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.
151

The applicable SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting in accordance with the applicable SR Investor Requirements; and (d) being able to demonstrate to its regulator, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the EU SR Rules or the UK Securitization Framework (as applicable).

Failure on the part of an SR Institutional Investor to comply with the applicable SR Investor Requirements may result in various penalties, including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable SR Investor Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person (i) undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any applicable SR Investor Requirements, or (ii) assumes any liability whatsoever in connection with any investor’s non-compliance with the applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any SR Investor Requirements.

Consequently, the certificates are not a suitable investment for any person that is now or may in the future be an SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority, and to make their own assessment, regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU SR Rules or the UK Securitization Framework (as applicable) and any equivalent or similar requirements and their compliance (where applicable) with the SR Investor Requirements or any such other requirements.

152

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

153

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the pooled certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the pooled certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the pooled certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the pooled certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of pooled certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other pooled certificates may have been different, and potentially lower, than those ratings ultimately assigned to those pooled certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of pooled certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of pooled certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of pooled certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without

154

admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade.  Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings. Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings.  See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement.  In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, that may include minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement no longer meets such eligibility criteria and a rating agency confirmation was not

155

delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria.  Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, holdbacks, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
156

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

157

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment

158

of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the pooled certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of pooled certificates as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the pooled certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the pooled certificates, first the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2 or Class A-3 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of

159

this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Pooled Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B and Class C certificates to receive payments of principal and interest in respect of the pooled certificates and otherwise payable on the pooled certificates they hold will be subordinated to such rights of the holders of the more senior pooled certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the pooled certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, and if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates, and if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of pooled certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of pooled certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of any directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with

160

respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan and, with respect to any non-serviced mortgage loan or (on and after the related servicing shift securitization date while any related control appraisal period is continuing) the Crossgates Mall mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan, any excluded loan or (on and after the related servicing shift securitization date while any related control appraisal period is continuing) the Crossgates Mall mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of pooled certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

With respect to any AB whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder with respect to the mortgage loans will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any AB whole loan, the directing certificateholder with respect to the mortgage loans will have the same rights (including the rights described above) with respect to such AB whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage

161

loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the controlling note holder (or the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note) for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to the Crossgates Mall whole loan, prior to the related servicing shift securitization date (and only for so long as a related control appraisal period then exists), the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the controlling noteholder (or the directing certificateholder (or the equivalent) of the related securitization trust) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement or special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling noteholder or the directing certificateholder (or the equivalent), if any, under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder in effect during any related control appraisal period with respect to the Crossgates Mall whole loan, the controlling noteholder with respect to any non-serviced whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)                may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)            may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement

162

governing the servicing of a non-serviced mortgage loan) or, in the case of a the Mall at Bay Plaza mortgage loan or the Crossgates Mall mortgage loan, the related controlling noteholder may act solely in its own best interest;

(iii)          does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of the Mall at Bay Plaza mortgage loan or the Crossgates Mall mortgage loan, the related controlling noteholder does not have any duties to any other person;

(iv)           may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder over the interests of the holders of one or more other classes of certificates, or in the case of Mall at Bay Plaza mortgage loan or the Crossgates Mall mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)              will have no liability whatsoever (other than, with respect to the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling noteholder, or the controlling companion loan holder of the Mall at Bay Plaza whole loan or the Crossgates Mall whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if (a) with respect to the Pooled Certificates, the certificate balances of the classes of pooled horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) are 25% or less of the initial certificate balances of such classes in the aggregate and (b) with respect to the Mall at Bay Plaza Loan-Specific Certificates or the Crossgates Mall Loan-Specific Certificates, the certificate balance of the Class MBP-HRR certificates (in the case of the Mall at Bay Plaza Loan-Specific Certificates) or the Class CG-HRR certificates (in the case of the Crossgates Mall Loan-Specific Certificates) (in each case taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balance of such class (such event in either clause (a) or clause (b) being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to (a) the mortgage loans (other than any non-serviced mortgage loan) and serviced whole loans (in the case of an Operating Advisor Consultation Event with respect to the Pooled Certificates) or (b) the related Trust Subordinate Companion Loan (in the case of an Operating Advisor Consultation Event with respect to the Mall at Bay Plaza Loan-Specific Certificates or the Crossgates Mall Loan-Specific Certificates). Further, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on

163

behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to the Mall at Bay Plaza whole loan or the Crossgates mall whole loan for so long as no related control appraisal period under the related intercreditor agreement is continuing) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the pooled voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by pooled certificateholders holding at least 66-2/3% of a quorum of the pooled certificateholders (which quorum consists of the holders of pooled certificates evidencing at least 50% of the aggregate pooled voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of certificates representing a majority of the aggregate outstanding certificate balance of all principal balance Certificates whose holders voted on the matter, provided that the holders of principal balance certificates that so voted on the matter (i) hold

164

principal balance certificates representing at least 20% of the outstanding certificate balance of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) other than with respect to the trust subordinate companion loans, cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interest with respect to matters relating to the related mortgage

165

loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan”, “—The Servicing Shift AB Whole Loan” and “—The Non-Serviced AB Whole Loan”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent), if any, of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
166

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the interest rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

167

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, Franklin BSP Realty Trust, Inc. will guarantee the performance of BSPRT CMBS Finance, LLC’s obligations to repurchase or replace defective BSPRT Mortgage Loans. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or in the case of mortgage loans sold by BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the 80 International Drive mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory notes sold by it to the depositor as if the notes contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. It is also possible, that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

168

A financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the Trust’s enforcement of the mortgage loan seller’s obligation to repurchase, cure or indemnify.

Each sponsor (or in the case of mortgage loans sold by BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to a mortgage loan that is part of a whole loan with a subordinate companion loan, prior to the occurrence and continuance of certain mortgage loan events of default specified in the related intercreditor agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal, compounded annually, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be

169

enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that the master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency, conservatorship or receivership of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors to the depositor in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. As a result, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

170

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the

171

related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Mall at Bay Plaza Trust Subordinate Companion Loan REMIC, the Crossgates Mall Trust Subordinate Companion Loan REMIC or the Lower-Tier REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC, the Mall at Bay Plaza Trust Subordinate Companion Loan REMIC or the Crossgates Mall Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

172

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with applicable Treasury regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so

173

treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the Code.

Changes in Tax Law; No Gross Up in Respect of the Certificates

Although no withholding tax is currently imposed on the payments of interest on or principal of the certificates in respect of the mortgage loans or the trust subordinate companion loans to a holder of such certificates that provides the appropriate forms and documentation to the certificate administrator and with respect to whom interest on the mortgage loans or the trust subordinate companion loans is “portfolio interest,” we cannot assure you that, as a result of any change in any applicable law, treaty, rule or regulation, or interpretation of any applicable law, treaty, rule or regulation, the payments on the certificates in respect of the mortgage loans or the trust subordinate companion loans would not in the future become subject to withholding taxes. To the extent that any withholding tax is imposed on payments of interest or other payments on any certificates, neither the borrowers nor the issuing entity has an obligation to make any “gross up” payments to certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected certificateholders.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Certificates. State income tax laws may differ substantially from the corresponding federal law, and this prospectus does not purport to describe any aspects of the income tax laws of the state or locality in which the Property is located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Certificates. We cannot assure you that holders of Certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

174

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States have experienced steep increases, and may continue to do so as a result of recently imposed tariffs. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The current presidential administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at

175

one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates;
●	The imposition of economic tariffs, or the threat of such tariffs, by the United States may have adverse economic effects on the economy. Similarly, any retaliatory actions taken by countries affected by those tariffs, both threatened and actual, may have adverse economic effects. The impact of any tariffs is uncertain, but may result in inflation in the United States, which may affect consumer demand for products, as well as increased cost of operations at the mortgaged properties. Certain tariffs may have significant or disproportionate impacts on specific tenants at the mortgaged properties. Any of the foregoing impacts on the economy, the supply chain or tenants may negatively impact the tenants at the mortgaged properties, which may adversely affect a borrower’s ability to pay a mortgage loan; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans and the trust subordinate companion loans, and distributions on any class of pooled certificates or any loan-specific certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans and the trust subordinate companion loans, respectively. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or the trust subordinate companion loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

176

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect

177

the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely
178

affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

179

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of (i) a pool of twenty-five (25) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $771,863,063 (the “Initial Pool Balance”), (ii) the Mall at Bay Plaza Trust Subordinate Companion Loan with a principal balance as of the Cut-off Date of $110,000,000 and (iii) the Crossgates Mall Trust Subordinate Companion Loan with a principal balance as of the Cut-off Date of $68,000,000. The “Cut-off Date” means the respective payment due dates for such Mortgage Loans and Trust Subordinate Companion Loans in December 2025 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first payment due date after December 2025, the date that would have been its payment due date in December 2025 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Twelve (12) Mortgage Loans (62.0%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”), and, in certain cases, one or more loans that are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans. With respect to the Mall at Bay Plaza Whole Loan, there is one Subordinate Companion Loan relating to the Mall at Bay Plaza Mortgage Loan, consisting of a subordinate promissory note, which will be included in the issuing entity (the “Mall at Bay Plaza Trust Subordinate Companion Loan”). Although the Mall at Bay Plaza Trust Subordinate Companion Loan will be an asset of the issuing entity, amounts distributable in respect of the Mall at Bay Plaza Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement will be payable only to the Class MBP-C, Class MBP-D, Class MBP-E, Class MBP-F, Class MBP-G and Class MBP-HRR certificates. With respect to the Crossgates Mall Whole Loan, there is one Subordinate Companion Loan relating to the Crossgates Mall Mortgage Loan, consisting of a subordinate promissory note, which will be included in the issuing entity (the “Crossgates Mall Trust Subordinate Companion Loan”). Although the Crossgates Mall Trust Subordinate Companion Loan will be an asset of the issuing entity, amounts distributable in respect of the Crossgates Mall Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement will be payable only to the Class CG-A, Class CG-X, Class CG-B, Class CG-C, Class CG-D and Class CG-HRR certificates. The Mall at Bay Plaza Trust Subordinate Companion Loan and the Crossgates Mall Trust Subordinate Companion Loan are each referred to in this prospectus as a “Trust Subordinate Companion Loan” and collectively as the “Trust Subordinate Companion Loans”.

The Mortgage Loans and the Trust Subordinate Companion Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

180

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans and the Trust Subordinate Companion Loan to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	5	27	$196,772,534	25.5%
Zions Bancorporation, N.A.	Zions Bancorporation, N.A.	3	7	122,600,000	15.9
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	6	12	115,460,000	15.0
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	3	3	103,030,529	13.3
UBS AG	UBS AG	2	208	85,000,000	11.0
BSPRT CMBS Finance, LLC	BSPRT CMBS Finance, LLC	1	1	60,000,000	7.8
Goldman Sachs Mortgage Company	Goldman Sachs Bank USA	2	2	43,000,000	5.6
Societe Generale Financial Corporation	Societe Generale Financial Corporation	2	4	26,000,000	3.4
UBS AG / Wells Fargo Bank, National Association(2)	UBS AG / Wells Fargo Bank, National Association	1	1	20,000,000	2.6
Total		25	265	$771,863,063	100%

(1)	Certain of the Mortgage Loans were co-originated or are part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	The 80 International Drive Mortgage Loan (2.6%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association and UBS AG. The 80 International Drive Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-2-4 with an outstanding principal balance of $10,000,000 as of the Cut-off Date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller; and (ii) note A-1-4 with an outstanding principal balance of $10,000,000 as of the Cut-off Date, as to which UBS AG is acting as mortgage loan seller.

In addition to the Mortgage Loans shown in the chart above, (i) JPMorgan Chase Bank, National Association originated the Mall at Bay Plaza Trust Subordinate Companion Loan and will transfer it to the Depositor and (ii) UBS AG New York Branch originated the Crossgates Mall Trust Subordinate Companion Loan and will transfer it to the Depositor.

Each Mortgage Loan and Trust Subordinate Companion Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

181

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Empire Mall Mortgage Loan (7.8%) is part of a Whole Loan that was co-originated by German American Capital Corporation and Wells Fargo Bank, National Association.
●	The Walgreens Retail Portfolio Mortgage Loan (6.5%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and UBS AG New York Branch.
●	The 80 International Drive Mortgage Loan (2.6%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and UBS AG New York Branch.
●	The Dunbar Apartments Mortgage Loan (1.4%) is part of a Whole Loan that was co-originated by 3650 Capital SCF LOE I(A), LLC and Societe Generale Financial Corporation.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 18, 2025 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Mall at Bay Plaza Mortgage Loan or the Mall at Bay Plaza Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a Mall at Bay Plaza Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Mall at Bay Plaza Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

182

Although the Trust Subordinate Companion Loans are each an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, neither Trust Subordinate Companion Loan is reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include either Trust Subordinate Companion Loan unless otherwise indicated.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans (including the Trust Subordinate Companion Loans) is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan (including the Trust Subordinate Companion Loans) is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, such term means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, such term means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless

183

otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. In certain other cases, the Appraised Value includes property that does not qualify as real property. For more information, see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

184

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity (“As-Is”)	“As-Is” Appraised Value
Mall at Bay Plaza(1)	9.1%	34.5%	34.5%	$492,274,298	35.8%	35.8%	$475,000,000
Liberty Square Apartments(2)	9.1%	67.9%	67.9%	$103,000,000	68.7%	68.7%	$101,750,000
Capital Storage Portfolio(3)	7.8%	62.7%	62.7%	$223,300,000	66.3%	66.3%	$211,250,000
Hilton Daytona Beach Oceanfront Resort(4)	7.5%	54.0%	51.1%	$154,000,000	69.8%	66.1%	$119,000,000
South Brooklyn Multifamily Portfolio(5)	6.0%	72.8%	72.8%	$63,400,000	75.8%	75.8%	$60,900,000
Herbst Multifamily Portfolio #2(6)	3.0%	64.4%	64.4%	$36,000,000	67.1%	67.1%	$34,550,000
Central Arts Plaza(7)	3.0%	66.7%	66.7%	$94,400,000	81.2%	81.2%	$77,600,000
324 South Service Road(8)	2.9%	56.2%	56.2%	$39,200,000	56.4%	56.4%	$39,100,000
Marriott Melville(9)	1.4%	68.5%	64.8%	$103,565,000	72.4%	68.5%	$98,000,000
ClimaStor Portfolio(10)	1.4%	68.7%	64.4%	$16,000,000	73.8%	69.1%	$14,900,000

(1)	The Other Than “As-Is” Appraised Value represents the aggregate of (a) the “Prospective Market Value Subject to Extraordinary Assumption Assuming a Reserve Account Funded” value as of September 15, 2025, of $482,274,298, which assumes, as of September 15, 2025, the landlord work is complete at the related Mortgaged Property and $7,274,298 was fully escrowed and available to cover any outstanding contractual lease up costs and tenant improvement and leasing commission costs, and with respect to which the borrower reserved (i) $6,000,000 into a rollover reserve and (ii) $3,918,569 (consisting of $3,335,236 in outstanding TI/LC and $583,333 in gap rent reserve) into an outstanding tenant improvement and leasing cost reserve; and (b) the “Excess Land (Lot 17) – Market Value As Is” value of $10,000,000, which represents the market value as is of the 35,575 square foot vacant lot (Lot 17), which is ground leased to a borrower-affiliate and utilized for parking.
(2)	The Other Than “As Is” Appraised Value represents the “Prospective As Stabilized” value of $103,000,000 as of January 12, 2026 for the Liberty Square Apartments Mortgaged Property which assumes lease up of vacant units to achieve a 95.0% stabilized occupancy and final payment of outstanding tenant improvements costs for the commercial area of the property plus commercial leasing commissions. The lender reserved $588,480 for existing tenant improvements and leasing commissions due to tenants under the commercial lease documents and build-out of unfinished units and $48,042 of rent concessions in connection with the origination of the Liberty Square Apartments Mortgage Loan.
(3)	With respect to the Capital Storage Portfolio Mortgage Loan (7.8%), the Appraised Value is based on the “As Portfolio” value, inclusive of a 5.7% portfolio premium. The sum of the individual appraised values is $211,250,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.3%.
(4)	The Other Than As-Is Appraisal Value represents the “Hypothetical Upon Completion” value of $154,000,000 as of July 18, 2026, which assumes (i) there is $26,783,944 in an upfront PIP reserve for capital expenditures held in escrow and (ii) the renovations in connection with such PIP are completed in the first year of the appraisal’s projections. At origination, the borrower deposited $26,783,944 in an upfront PIP reserve for capital expenditures. The related franchise agreement and loan documents require that the change-of-ownership PIP
185

Work be completed on or before December 31, 2027. The appraisal concluded to an “As Is” appraised value of $119,000,000 as of July 18, 2025, resulting in an appraised value per room of approximately $159,946.

(5)	The appraisal concluded an “as portfolio” value of $63,400,000 as of September 30, 2025, for which the appraisal gave a monetary benefit for the aggregation of the five Mortgaged Properties. Without such portfolio benefit, the sum of each of the Mortgaged Property’s appraised values is $60,900,000 as of September 24, 2025 through September 30, 2025.
(6)	The Other Than “As-Is” Appraised Value represents the “As-Portfolio” value of the Herbst Multifamily Portfolio #2 Properties, which includes a 4.2% portfolio premium, and is based on the assumption that the entire portfolio of Herbst Multifamily Portfolio #2 Properties is marketed to a single purchaser.
(7)	The Other Than “As-Is” Appraised Value represents the “as-stabilized” appraised value as of August 20, 2026, which assumes that the largest tenant at the Mortgaged Property, Tiffany & Bosco, P.A., takes occupancy in April 2026 and commences rent payments in August 2026. The “As-Is” Appraised Value includes a $16,800,000 stabilization discount to account for lease-up costs in connection with such tenant.
(8)	The Other Than “As-Is” Appraised Value represents the “Market Assuming Owner Affiliated Area is At Contract Rent” value as of August 6, 2025, which assumes that the current above market contract lease terms remain in place for the 6,528 square foot unit (#125) occupied by T. Weiss Realty Corp., an owner related entity who occupies the unit as its corporate headquarters.
(9)	The Other Than “As-Is” Appraised Value represents the “Prospective Value Upon the Reserve Account Funded” value of $103,565,000 as of October 15, 2025, based on the extraordinary assumption that that a reserve is fully funded by a lender in an amount equal to $5,565,000 to cover capital expenditures. At origination, the borrower reserved $5,565,000 for capital expenditures.
(10)	The Other Than As-Is Appraisal Value represents the “As-Stabilized” value of $16,000,000 which assumes the completion of a replacement of the roof. An immediate repair reserve in the amount $1,333,856, which is 125% of the cost of the total replacements, was required at closing.

With respect to the 1233 Eastern Parkway Mortgage Loan (2.9%), the Appraised Value for the Mortgaged Property of $33,900,000 takes into account the extraordinary assumption of the Mortgaged Property’s eligibility for an applied for 421-a tax exemption, and calculates the net present value of such applied-for 421-a tax exemption to be $8,600,000, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.4%. If such net present value were to be subtracted from the Appraised Value of $33,900,000, the Appraised Value of the Mortgaged Property would be $25,300,000, resulting in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 88.9%. We cannot assure you that a 421-a tax exemption will be approved, or of what the appraised value or actual value of the Mortgaged Property would be if the exemption were not approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

With respect to the 268-274 Sullivan Place Mortgage Loan (2.3%), the Appraised Value for the Mortgaged Property of $30,300,000 takes into account the extraordinary assumption of the Mortgaged Property’s eligibility for an applied for 421-a tax exemption, and calculates the net present value of such applied-for 421-a tax exemption to be $8,100,000, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 57.8%. If such net present value were to be subtracted from the Appraised Value of $30,300,000, the Appraised Value of the Mortgaged Property would be $22,200,000, resulting in a Cut-off Date LTV Ratio LTV Ratio at Maturity of 78.8%. We cannot assure you that a 421-a tax exemption will be approved, or of what the appraised value or actual value of the Mortgaged Property would be if the exemption were not approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain

186

adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

187

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as-portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as-portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this

188

prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans was calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

With respect to the 1233 Eastern Parkway Mortgage Loan (2.9%) and the 268-274 Sullivan Place Mortgage Loan (2.3%), the Debt Service Coverage Ratio takes into account an applied-for 421-a tax exemption. With respect to the 1233 Eastern Parkway Mortgage Loan, the Debt Service Coverage Ratio with the 421-a tax exemption is 1.25x and without the 421-a tax exemption is 0.95x. With respect to the 268-274 Sullivan Place Mortgage Loan, the Debt Service Coverage Ratio with the 421-a tax exemption is 1.51x and without the 421-a tax exemption is 1.15x. We cannot assure you that a 421-a tax exemption will be approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“GLA” means gross leasable area.

“In Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according

189

to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“Loan-to-Value Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented

190

(generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of industrial/warehouse, office and retail properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
191

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties, the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of

192

determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases)

193

the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero); and (d) in the case of manufactured housing properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

194

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

195

With respect to the 1233 Eastern Parkway Mortgage Loan (2.9%) and the 268-274 Sullivan Place Mortgage Loan (2.3%), the Underwritten NCF Debt Yield takes into account an applied-for 421-a tax exemption. With respect to the 1233 Eastern Parkway Mortgage Loan, the Underwritten NCF Debt Yield with the 421-a tax exemption is 7.8% and without the 421-a tax exemption is 5.9%. With respect to the 268-274 Sullivan Place Mortgage Loan, the Underwritten NCF Debt Yield with the 421-a tax exemption is 9.2% and without the 421-a tax exemption is 7.0%. We cannot assure you that a 421-a tax exemption will be approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to the 1233 Eastern Parkway Mortgage Loan (2.9%) and the 268-274 Sullivan Place Mortgage Loan (2.3%), the Underwritten Net Operating Income Debt Service Coverage Ratio takes into account an applied-for 421-a tax exemption. With respect to the 1233 Eastern Parkway Mortgage Loan, the Underwritten Net Operating Income Debt Service Coverage Ratio with the 421-a tax exemption is 1.26x and without the 421-a tax exemption is 0.96x. With respect to the 268-274 Sullivan Place Mortgage Loan, the Underwritten Net Operating Income Debt Service Coverage Ratio with the 421-a tax exemption is 1.52x and without the 421-a tax exemption is 1.16x. We cannot assure you that a 421-a tax exemption will be approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such

196

Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the 1233 Eastern Parkway Mortgage Loan (2.9%) and the 268-274 Sullivan Place Mortgage Loan (2.3%), the Underwritten NOI Debt Yield takes into account an applied-for 421-a tax exemption. With respect to the 1233 Eastern Parkway Mortgage Loan, the Underwritten NOI Debt Yield with the 421-a tax exemption is 7.9% and without the 421-a tax exemption is 6.0%. With respect to the 268-274 Sullivan Place Mortgage Loan, the Underwritten NOI Debt Yield with the 421-a tax exemption is 9.3% and without the 421-a tax exemption is 7.1%. We cannot assure you that a 421-a tax exemption will be approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Cash Flow” above.

“Units” or “Rooms” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms and (c) in the case of a Mortgaged Property operated as a self storage property, the number of self storage units.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

With respect to the Walgreens Retail Portfolio Mortgage Loan (6.5%), the Mortgage Rate of the Walgreens Retail Portfolio Whole Loan is the weighted average interest rate of the respective components of the Walgreens Retail Portfolio Whole Loan, as follows:

Component	Component Rate
Component A	5.28458%
Component B	5.72097%
Component C	6.39835%
Component D-1	6.83287%
Component D-2	6.83287%
Component E	7.94004%
Component F	9.56819%
Component G	10.47365%
Component HRR	13.16208%

The Mortgage Rate of the Walgreens Retail Portfolio Mortgage Loan represents the per annum interest rate associated with the Walgreens Retail Portfolio Senior Loan. The per annum interest rate associated with the Walgreens Retail Portfolio Subordinate Companion Loan (as defined below) is 9.44566170868347% and the weighted average per annum interest rate for the Walgreens Retail Portfolio Whole Loan is 7.14026518524382%. As a result of the Components having a different Component Rate and the allocation of principal applied to sequentially reduce the Components, the per annum weighted average of the Component Rate may change over time. Note that the Mortgage Rate of the Walgreens Retail Portfolio Whole Loan may change if the individual Mortgaged Property securing the Walgreens Retail Portfolio Whole Loan is released and any portion of any of the Walgreens Retail Portfolio

197

Mortgage Loan Components is paid down in accordance with the related the Walgreens Retail Portfolio Whole Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” for additional information related to permitted partial release.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-3 for certain information regarding each of the 15 largest Mortgage Loans that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

198

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics*

All Mortgage Loans
Initial Pool Balance(1)	$771,863,063
Number of Mortgage Loans	25
Number of Mortgaged Properties	265
Range of Cut-off Date Balances	$6,500,000 to $70,000,000
Average Cut-off Date Balance per Mortgage Loan	$30,874,523
Range of Interest Rates	5.8080% to 8.5000%
Weighted average Interest Rate	6.5698%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	56 months to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(2)	360 months to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	358 months to 359 months
Weighted average remaining amortization term(2)	358 months
Range of Cut-off Date LTV Ratios(3)(4)	31.6% to 72.8%
Weighted average Cut-off Date LTV Ratio(3)(4)	57.1%
Range of LTV Ratios as of the maturity date(3)(4)	31.6% to 72.8%
Weighted average LTV Ratio as of the maturity date(3)(4)	56.8%
Range of U/W NCF DSCRs(4)(5)	1.25x to 3.34x
Weighted average U/W NCF DSCR(4)(5)	1.79x
Range of U/W NOI Debt Yields(4)	7.9% to 25.2%
Weighted average U/W NOI Debt Yield(4)	12.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	89.6%
Amortizing Balloon	10.4%

*	Except where expressly stated otherwise, statistical information in this table does not include the Trust Subordinate Companion Loans.
(1)	Subject to a variance of plus or minus 5%.
(2)	Excludes twenty-two (22) mortgage loans (89.6%) identified on Annex A-1, which are interest-only for the entire term.
(3)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Mall at Bay Plaza Mortgage Loan (9.1%), the Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield include any Pari Passu Companion Loan(s), as applicable, but exclude the related Subordinate Companion Loan(s). With respect to the Mall at Bay Plaza Mortgage Loan (9.1%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield including the related Subordinate Companion Loans are 56.9%, 56.9%, 1.42x and 9.5%, respectively. With respect to the Walgreens Retail Portfolio Mortgage Loan (6.5%), the Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield include any Pari Passu Companion Loan(s), as applicable, but exclude the related Subordinate Companion Loan(s). With respect to the Walgreens Retail Portfolio Mortgage Loan (6.5%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield including the related Subordinate Companion Loans are 49.7%, 49.7%, 1.73x and 13.2%,
199

respectively. With respect to the Crossgates Mall Mortgage Loan (4.5%), the Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield include any Pari Passu Companion Loan(s), as applicable, but exclude the related Subordinate Companion Loan(s). With respect to the Crossgates Mall Mortgage Loan (4.5%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NCF DSCR and U/W NOI Debt Yield including the related Subordinate Companion Loans are 60.7%, 60.7%, 1.30x and 15.3%, respectively.

(5)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.

The issuing entity will include nine (9) Mortgage Loans (49.3%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Multifamily	22	$250,400,000	32.4%
Mid Rise	15	205,775,000	26.7
Garden	5	40,000,000	5.2
Low Rise	2	4,625,000	0.6
Retail	210	$215,000,000	27.9%
Super Regional Mall	3	165,000,000	21.4
Single Tenant	207	50,000,000	6.5
Hospitality	3	$75,674,022	9.8%
Full Service	2	69,174,022	9.0
Limited Service	1	6,500,000	0.8
Self Storage	24	$70,989,041	9.2%
Self Storage	24	70,989,041	9.2
Mixed Use	1	$60,000,000	7.8%
Multifamily/Office	1	60,000,000	7.8
Industrial	3	$54,760,000	7.1%
Warehouse/Distribution	1	20,000,000	2.6
Manufacturing	1	20,000,000	2.6
Manufacturing/Warehouse	1	14,760,000	1.9
Office	2	$45,040,000	5.8%
Suburban	2	45,040,000	5.8
Total	265	$771,863,063	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a

200

variety of factors including (but not limited to): government-mandated moratoriums on evictions and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic or otherwise.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

●	With respect to the Mall at Bay Plaza Mortgage Loan (9.1%), 1.46% of the net rentable area at the Mortgaged Property is leased to tenants on a month-to-month basis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to the Hilton Daytona Beach Oceanfront Resort Mortgage Loan (7.5%), 29.8% of the underwritten income is attributable to food and beverage sales and parking revenue.
●	With respect to the Marriott Melville Mortgage Loan (1.4%), approximately 23.0% of the underwritten revenue at the Mortgaged Property is attributable to food and beverage operations.

Certain of the hospitality Mortgaged Properties are subject to seasonal changes in revenues, such that such Mortgage Loans may not cover debt service during the off-seasons for such Mortgaged Properties. In certain cases, seasonality reserves may be required under the related Mortgage Loan documents. For example:

●	The Hilton Daytona Beach Oceanfront Resort Mortgage Loan (7.5%) requires a seasonality reserve to be funded at origination in the amount of $2,380,000.
●	The Country Inn & Suites Charlotte University Place Mortgage Loan (0.8%) requires a seasonality reserve to be funded at origination in the amount of $156,234.

201

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance ($)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Hilton Daytona Beach Oceanfront Resort	$ 58,183,493	7.5%	10/31/2030	10/11/2030
Marriott Melville	$ 10,990,529	1.4%	7/22/2034	11/6/2030
Country Inn & Suites Charlotte University Place	$ 6,500,000	0.8%	12/31/2038	11/6/2030

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below as well as “—Insurance Considerations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the City Square White Plains Mortgage Loan (7.8%), the PILOT Property is subject to a 10-year PILOT agreement with the City of White Plains School District and the County of Westchester. The full unabated taxes for the 2025 tax year are estimated to be $3,965,553 compared to the underwritten abated taxes of $3,711,465. The lender underwrote the five-year average for 2025-2029. See “—Real Estate and Other Tax Considerations” for additional information.
●	With respect to the South Brooklyn Multifamily Portfolio Mortgage Loan (6.0%), 6 of the 106 total multifamily units at the 2911 Brighton 5th Street Mortgaged Property are rented by tenants utilizing Section 8 vouchers.
●	With respect to the Cedarbrook & Oak Lane Apartments Mortgage Loan (3.2%), as of October 6, 2025, 5 of the 203 tenants at the Oak Lane Apartments Mortgaged Property utilized Section 8 vouchers to pay all or a portion of their rent.
●	In addition, with respect to the Cedarbrook & Oak Lane Apartments Mortgage Loan (3.2%), eight of the 208 units at the Cedarbrook Apartments Mortgaged Property are offline as a result of a fire. As of the origination date, $200,000 was escrowed for the repair of such units. The Mortgage Loan documents require that such repair be completed within 120 days of the origination date. However, we cannot assure you such repairs will be completed as expected, or if or when the damaged units will come back online.
202

●	With respect to the Herbst Multifamily Portfolio #2 Mortgage Loan (3.0%), the Mortgaged Properties are subject to rent control regulations in East Orange and Orange, New Jersey, which limit rent increases on renewal leases to a maximum of (i) 4.00% annually for the five Mortgaged Properties in East Orange, New Jersey (1.7%), and (ii) 5.00% annually (or 4.00% annually for tenants which supply their own heat and 2.00% annually for a qualified senior tenant) for the one Mortgaged Property in Orange, New Jersey (1.3%).
●	With respect to the 1233 Eastern Parkway Mortgage Loan (2.9%), the borrower has applied for a 421-a tax exemption. See “—Real Estate and Other Tax Considerations”. In connection with the applied-for New York City Section 421-a tax exemption, 17 of the 54 units at the related Mortgaged Property are required to be leased to households earning no more than 130% of Area Median Income (“AMI”), such units must be leased at rents no higher than 30% of 130% of AMI minus a utility allowance, and such units are rent stabilized. In addition, certain of the affordable units have been leased to tenants who benefit from rent subsidy programs.
●	With respect to the 268-274 Sullivan Place Mortgage Loan (2.3%),the borrower has applied for a 421-a tax exemption. See “—Real Estate and Other Tax Considerations”. In connection with the applied-for New York City Section 421-a tax exemption, 12 of the 37 units at the related Mortgaged Property are required to be leased to households earning no more than 130% of AMI, such units must be leased at rents no higher than 30% of 130% of AMI minus a utility allowance, and such units are rent stabilized. Most of the affordable units have been leased pursuant to the CityFHEPs program or other rent subsidy programs.
●	With respect to the CIG - 3 Pack Southeast Portfolio Mortgage Loan (1.9%), as of October 1, 2025, 82 tenants at the Mortgaged Properties (approximately 41.4% of total tenants) are receiving Section 8 vouchers or similar rental assistance. If such tenants fail to receive the Section 8 subsidies or other government assistance program rental subsidies, it could result in delinquent rent payments and/or reduced occupancy rates at the Mortgaged Properties. In addition, each Mortgaged Property is subject to income and rent restriction guidelines pursuant to the Low Income Housing Tax Credit (“LIHTC”) program, which requires that, among other things, certain units be reserved for low income tenants at certain maximum allowable rents through the term of the LIHTC program (which term varies by for each Mortgaged Property). In particular, (i) with respect to the Village at Barkley Landing Mortgaged Property, 20% of units (13 units) are required to be reserved for households with incomes at or below 50% of AMI through December 20, 2029, (ii) with respect to the Ashton View Apartments Mortgaged Property, 20% of units (15 units) are required to be reserved for households with incomes at or below 50% of AMI through December 21, 2031 and (iii) with respect to the Jack Allen Apartments Mortgaged Property, 11.66% of units (7 units) are required to be reserved for households with incomes at or below 30% of AMI, 41.66% of units (25 units) are required to be reserved for households with incomes at or below 50% of the AMI and 36.66% of units (22 units) are required to be reserved for households with incomes at or below 60% through April 27, 2034. Each Mortgaged Property is in the extended use period of the LIHTC, and as such, each Mortgaged Property is required to abide by the LIHTC guidelines, however, there are no remaining tax credits in connection with the LIHTC and none of the Mortgaged Properties benefit from any tax abatements in connection with the LIHTC.
●	With respect to the 1700 Jerome Mortgage Loan (1.6%), in connection with a New York City Section 421-a tax exemption, 11 of the 36 units at the related Mortgaged Property are required to be leased to households earning no more than 130% of AMI,
203

such units must be leased at rents no higher than 30% of 130% of AMI minus a utility allowance, and such units are rent stabilized. Certain of the affordable units have been leased to tenants who benefit from rent subsidy programs.

●	In addition, with respect to the 1700 Jerome Mortgage Loan (1.6%), a one year rent reserve of $94,800 has been taken for 3 tenants which are in arrears on their rent. The borrower is seeking to evict such tenants.
●	With respect to the Dunbar Apartments Mortgage Loan (1.4%), the related borrower’s record ownership of the Mortgaged Property is pursuant to a recorded Declaration of Interest and Nominee Agreement between the related borrower and WHGA (as defined below), a city-owned non-profit, which holds fee title to the related Mortgaged Property (the “Nominal Ownership Interest”) as nominee of the related borrower in order to comply with affordable housing regulations to which the Mortgaged Property is subject. Pursuant to such agreements, the related borrower retains full beneficial ownership (the “Beneficial Ownership Interest”) of the Mortgaged Property. Both the related borrower and the related city-owned non-profits are parties to, and have executed, the related mortgage, and the lender is permitted to foreclose on the Beneficial Ownership Interest, the Nominal Ownership Interest or both.
●	With respect to the Dunbar Apartments Mortgage Loan (1.4%), pursuant to that certain Affordable Housing Regulatory Agreement (the “Regulatory Agreement”), dated as of December 22, 2023 and expiring on December 22, 2063, by and among the related borrower, WHGA Dunbar Housing Development Fund Corporation (“WHGA”) and the City of New York, acting by and through its Department of Housing Preservation and Development (“HPD”), the Mortgaged Property receives a 100% real estate tax exemption for the multifamily portion of the Mortgaged Property and in exchange, the Mortgaged Property is required to comply with the following affordable housing restrictions: (1) all of the 537 multifamily units are subject to rent stabilization; (2) 94 units must be reserved for households with incomes at or below 40% of AMI, 110 units must be reserved for households with incomes at or below 55% of AMI, 109 units must be reserved for households with incomes at or below 70% of AMI, 175 units must be reserved for households with incomes at or below 105% of AMI and 49 units must be rented to households with incomes at or below 150% of AMI; (3) 81 units (but no more than 15% of total units) must be reserved for persons who lived in emergency shelter facilities operated by or on behalf of New York City or are otherwise in need of emergency shelter; and (4) 5% of units (approximately 27 units) must be reserved for households that include an individual with a mobility disability and 2% of units must be reserved for households that include an individual with a hearing or vision disability. With respect to the foregoing clause (1), the Mortgaged Property received an exemption to such rent stabilization requirement pursuant to a “610 Amendment”, which allows the Mortgaged Property to increase rent above the rent stabilized limits for tenants receiving Section 8 vouchers or similar rental assistance so long as the increased rent does not impact the amount the tenant is required to directly pay. As of July 1, 2025, 136 tenants at the Mortgaged Property (approximately 25.3% of tenants) are receiving Section 8 vouchers or similar rental assistance and there is no statutory or regulatory limit on the number of tenants who can receive such assistance. If such tenants fail to receive the Section 8 subsidies or other government assistance program rental subsidies, it could result in delinquent rent payments and/or reduced occupancy rates at the Mortgaged Property.

Pursuant to the Regulatory Agreement, HPD’s consent is required for any transfer of the Mortgaged Property other than in connection with a foreclosure or deed-in-lieu of foreclosure. In addition, the borrower may not refinance the Mortgage Loan without

204

the prior written consent of the HPD, provided that the HPD will be required to consent to a proposed financing if: (i) the proposed financing will be provided by a financial institution having assets in excess of $500,000,000 and whose loans are subject to regulation by a state or federal agency, (ii) after incurring the proposed financing, (x) the debt service coverage ratio for the Mortgaged Property equals or exceeds 1.15x and (y) the loan-to-value ratio for the Mortgaged Property does not exceed 80%, and (iii) no event of default is occurring under the Regulatory Agreement. No party may terminate the Regulatory Agreement without the prior written consent of the HPD.

With respect to the above Mortgaged Properties, to the extent applicable, if a tenant fails to receive the Section 8 subsidy or other government assistance program rental subsidies, it could result in delinquent rent payments and/or reduced occupancy rates at such Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). See also representation and warranty No. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Mixed Use Properties

In the case of the mixed use property set forth in the above chart, the mixed use Mortgaged Property has one or more multifamily or office component, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the 80 International Drive Mortgaged Property (2.6%), prior on-site agricultural uses resulted in the Mortgaged Property’s being listed as a generator of hazardous wastes. Together with associated releases and remediation activities, the site is likely considered an “establishment” for purposes of the Connecticut Property Transfer Act (the Act), requiring notice in connection with any transfer of the Mortgaged Property. The Phase I environmental site assessment obtained in connection with loan origination characterized the likely compliance with the Act as a business environmental risk. The loan documents include borrower covenants to comply with related statutory requirements.

See “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the 324 South Service Road Mortgage Loan (2.9%), one of the tenants at the Mortgaged Property, Aviation Ground Equipment Corp. (2.9% of the net rentable area), has exercised its option to terminate its lease effective as of December 31, 2025
205

and has been underwritten as vacant. We cannot assure you whether the tenant will vacate or if any vacant space can be relet on similar terms.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical, Laboratory	1	9.1%
Movie Theater/Entertainment Venue	1	4.5%
Gym, fitness center, spa or health club	1	7.8%
Restaurant	1	9.1%
Grocery store	1	7.8%

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

206

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Unit/ Room(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)	Property Type
Mall at Bay Plaza	$70,000,000	9.1%	$244	2.29x	34.5%	Retail
Liberty Square Apartments	$69,950,000	9.1%	$351,508	1.26x	67.9%	Multifamily
City Square White Plains	$60,000,000	7.8%	$227	1.33x	59.9%	Mixed Use
Capital Storage Portfolio	$60,000,000	7.8%	$82	1.39x	62.7%	Self Storage
Empire Mall	$60,000,000	7.8%	$117	2.24x	59.4%	Retail
Hilton Daytona Beach Oceanfront Resort	$58,183,493	7.5%	$111,719	1.68x	54.0%	Hospitality
Walgreens Retail Portfolio	$50,000,000	6.5%	$108	3.34x	31.6%	Retail
South Brooklyn Multifamily Portfolio	$46,150,000	6.0%	$120,182	1.39x	72.8%	Multifamily
Crossgates Mall	$35,000,000	4.5%	$70	2.68x	36.8%	Retail
Cedarbrook & Oak Lane Apartments	$25,000,000	3.2%	$60,827	1.93x	59.4%	Multifamily
Herbst Multifamily Portfolio #2	$23,200,000	3.0%	$115,423	1.34x	64.4%	Multifamily
Central Arts Plaza	$23,000,000	3.0%	$130	1.74x	66.7%	Office
1233 Eastern Parkway	$22,500,000	2.9%	$416,667	1.25x	66.4%	Multifamily
324 South Service Road	$22,040,000	2.9%	$181	1.80x	56.2%	Office
80 International Drive	$20,000,000	2.6%	$100	1.52x	58.9%	Industrial
Top 3 Total/Weighted Average	$199,950,000	25.9%		1.64x	53.8%
Top 5 Total/Weighted Average	$319,950,000	41.5%		1.71x	56.5%
Top 10 Total/Weighted Average	$534,283,493	69.2%		1.90x	54.2%
Top 15 Total/Weighted Average	$645,023,493	83.6%		1.84x	55.6%
(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per SF/Unit/Room, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.
(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Mall at Bay Plaza Mortgage Loan (9.1%) based on the combined senior notes and subordinate notes are 1.42x and 56.9%, respectively. The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Walgreens Retail Portfolio Mortgage Loan (6.5%) based on the combined senior notes and subordinate notes are 1.73x and 49.7%, respectively. The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Crossgates Mall Mortgage Loan (4.5%) based on the combined senior notes and subordinate notes are 1.30x and 60.7%, respectively.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.6% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” (29.8%) are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds

207

from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Capital Storage Portfolio	$ 60,000,000	7.8%
Walgreens Retail Portfolio	50,000,000	6.5
South Brooklyn Multifamily Portfolio	46,150,000	6.0
Cedarbrook & Oak Lane Apartments	25,000,000	3.2
Herbst Multifamily Portfolio #2	23,200,000	3.0
CIG - 3 Pack Southeast Portfolio	15,000,000	1.9
ClimaStor Portfolio	10,989,041	1.4
Total	$ 230,339,041	29.8%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans” (collectively, 18.0%) are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Walgreens Retail Portfolio	207	$50,000,000	6.5%
80 International Drive	1	20,000,000	2.6
Total	208	$70,000,000	9.1%
Group 2
Hilton Daytona Beach Oceanfront Resort	1	$58,183,493	7.5%
Marriott Melville	1	10,990,529	1.4
Total	2	$69,174,022	9.0%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

208

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	24	$ 310,412,162	40.2%
Florida	32	$ 77,987,391	10.1%
Pennsylvania	5	$ 70,843,878	9.2%
South Dakota	1	$ 60,000,000	7.8%
Texas	23	$ 40,152,694	5.2%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout thirty-eight (38) other states and Puerto Rico with no more than 4.7% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Sixty-nine (69) Mortgaged Properties (15.9%) located in California, Texas and Florida among others, are more susceptible to wildfires than properties in other parts of the country.
●	Twenty-six (26) Mortgaged Properties (1.0%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 17.0%.
●	Ninety-nine (99) Mortgaged Properties (22.3%) are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 and 26 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties with Limited Prior Operating History

Seven (7) of the Mortgaged Properties (19.4%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

209

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the Liberty Square Apartments Mortgage Loan (9.1%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

The Liberty Square Apartments Mortgage Loan (9.1%), the City Square White Plains Mortgage Loan (7.8%) and the Capital Storage Portfolio Mortgage Loan (7.8%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to the Walgreens Retail Portfolio Mortgage Loan (6.5%), the Walgreens Retail Portfolio - 700 Waiale Road Mortgaged Property (0.04%) is part of a “horizontal” condominium. With respect to such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	263	$ 653,679,570	84.7%
Fee/Leasehold	2	118,183,493	15.3
Total	265	$ 771,863,063	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking

210

into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. See Annex A-3 for more information on the Mortgaged Properties secured by ground leases relating to the largest 15 Mortgage Loans.

With respect to the Mall at Bay Plaza Mortgage Loan (9.1%), the lot (the “Lot 3”) occupied by one of the anchor tenants, JCPenney (approximately 23.5% of net rentable area and approximately 1.3% of underwritten rent), is subject to a ground lease (the “Affiliate Ground Lease”) between one of the three borrowers, Bay Plaza Mall, LLC, as the ground landlord (“BP Mall”), and another borrower, Mall 2-Bay Plaza, LLC (“Mall 2-BP”), as the ground tenant. The Affiliate Ground Lease matures in 2046, with five renewal options of 10 years each. The remainder of the Mortgaged Property is owned in fee interest by another borrower, Mall 1-Bay Plaza, LLC (“Mall 1-BP”). Each of the BP Mall’s fee interest, Mall 1-BP’s fee interest and Mall 2-BP’s leasehold interest secures the Mortgage Loan as collateral. In addition, (a) the lot occupied by one of the anchor tenants, Macy’s (approximately 23.0% of net rentable area and 0.0% underwritten rent) is subject to a ground lease between Mall 1-BP, as the ground landlord, and Macy’s as the ground tenant, and (b) the lot comprising 35,575 square feet of vacant land currently utilized for parking (“Lot 17”) is subject to a ground lease between Mall 1-BP, as the ground landlord, and an affiliate of the borrower, as the ground tenant. However, the leasehold interest under each of the ground leases for the Lot 1 and the Lot 17, is not collateral for the Mortgaged Property. The ground lease for the Lot 17 is subject to a subordination agreement that grants lender the right to terminate the Lot 17 ground lease upon an event of default under the related Mortgage Loan documents or if lender becomes the owner of the related Mortgaged Property in connection with the pursuit by lender of its remedies under the related Mortgaged Loan documents. The related Mortgage Loan documents provide the ground tenant related to the Lot 17 the option to construct a building of up to approximately 15,000 square feet on Lot 17 to be leased to a tenant acceptable to the lender in all respects. The borrower must obtain a subordination, non-disturbance and attornment agreement from the tenant occupying Lot 17 at lender’s request. Any financing required for construction on Lot 17 by the ground tenant must only be secured by the ground tenant’s leasehold interest in the Lot 17 Ground Lease, which is subordinate to the Mortgage Loan in all respects.

With respect to the Empire Mall Mortgage Loan (7.8%), the Mortgaged Property is a super-regional mall and is comprised of approximately 1,024,394 square feet. The borrower has a leasehold interest in a 13,450 square foot outparcel that is sub-leased to Men’s Warehouse and Red Lobster, each of which constructed its tenant improvements at its own expense. The leasehold parcel’s net operating income constitutes approximately 2.4% of the total NOI for the mortgaged property, which was included for loan underwriting purposes. The related ground lease with Judson Berry Trust, as ground lessor, was dated March 8, 1973 and expires September 30, 2033. No extensions of the ground lease term are currently available. The loan matures October 1, 2030.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

211

Environmental Considerations

An environmental report was prepared for each Mortgaged Property no more than nine (9) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Empire Mall Mortgage Loan (7.8%), the Phase I environmental site assessment required in connection with loan origination identified a recognized environmental condition (REC) associated with three on-site underground storage tanks installed in 2008. A Phase II ESA was performed in 2019; however, it did not encompass the entirety of the collateral and did not address potentially impacted subsurface media. The USTs are equipped with a continuous monitoring system and passed tank integrity tests in 2025. An opinion of probable cost was obtained for related remediation with an upper-end estimate of $400,000. No environmental insurance was required. The loan documents provide that the SPE borrower has personal liability for losses related to breaches of environmental covenants, among other things; however, for so long as Simon Property Group, L.P. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. The Whole Loan Cut-Off Date LTV is 59.4%
●	With respect to the Walgreens Retail Portfolio Mortgage Loan (6.5%), the related ESA identified RECs at 41 of the 207 Mortgaged Properties in connection with past and present operations thereon. The borrower was required to bind effective as of the origination date, and is required to maintain throughout the entire loan term, a Beazley ECLIPSE Enviro Covered Location Policy (Site Environmental) (the “ECLIPSE Policy”), with terms and conditions, including endorsements, in favor of and approved by the lender as set forth in the insurance quote referenced in the related loan agreement as provided by the underwriter, Beazley Excess and Surplus Insurance, Inc. The ECLIPSE Policy and any excess liability insurance policy used to satisfy the requirements of the loan agreement are required to have a policy period in favor of the lender of no less than eight (8) years from and including the origination date and limits of no less than $35 million per pollution condition and $35 million in the aggregate (which $35 million limit can be achieved through an excess liability policy) subject to a $25,000
212

SIR/deductible. The borrower must not, and must not permit any person to, (i) cancel or modify the ECLIPSE Policy and/or any excess liability policy, including without limitation adding additional properties, without the prior written consent of the lender, which the lender may provide in its sole discretion, or (ii) in any way prejudice the lender’s rights under the ECLIPSE Policy or any excess liability policy. The premium for the entire eight (8) year policy period of the ECLIPSE Policy and any excess liability Policy was required to be fully paid on the origination date.

●	With respect to the 5225 Telegraph Mortgage Loan (1.9%), the Phase I ESA identified as a REC for the Mortgaged Property its long term use for industrial/manufacturing purposes. The Mortgaged Property was first developed in the 1940s and operations since that time have included scale manufacturing, metal fabrication and machining, commercial printing and lithography, and various product assembly and warehouse/distribution activities. According to environmental records reviewed as part of the Phase I ESA, several of these former operations involved the storage and use of hazardous materials and the generation of hazardous wastes. A limited subsurface investigation was conducted at the Mortgaged Property in July 2025 that did not identify any impacts above applicable standards. However, according to the Phase I ESA consultant, the July 2025 investigation focused only upon limited areas of concern generally located within the west-central portion of the Mortgaged Property, and sampling conducted was limited to relatively shallow soil samples and only one groundwater sample from an existing well. Given the limitations of the July 2025 investigation, the Phase I ESA consultant concluded that the investigation had not adequately evaluated the potential for environmental impact to the Mortgaged Property in relation to its long history of industrial/manufacturing use, and the consultant recommended that an additional subsurface investigation be conducted. The Phase I ESA consultant estimated such additional investigation and associated remediation, if any, to cost $450,000 to $645,000. In lieu of conducting any additional investigation, a Pollution Legal Liability Plus insurance policy (“PLLP”), issued by Sirius Point Specialty Insurance Corporation, was purchased at origination with lender and its successors and assigns as their interests may appear as the named insured. The PLLP, which has a term of eight years expiring November 5, 2033, includes a limit of liability of $2 million (per claim and in the aggregate) and a $25,000 deductible.
●	With respect to the Urbane 424 Mortgage Loan (1.0%), the Phase I environmental site assessment required in connection with loan origination identified a controlled recognized environmental condition (CREC) associated with the property’s prior commercial uses, including auto sales and service operations. At the time of redevelopment to the current multifamily use, arsenic was identified in soil levels above regulatory action levels. The State of Iowa required land use controls to be installed during construction, specifically a concrete pad barrier, to prevent direct contact with soils. Regulatory closure was granted subject to ongoing maintenance of such land use controls.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to (i) the

213

15 largest Mortgage Loans and (ii) Mortgage Loans with property improvement plan amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●	With respect to the Hilton Daytona Beach Oceanfront Resort Mortgage Loan (7.5%), the Mortgaged Property is undergoing a $26,783,944 PIP required by Hilton franchisor as a result of a change-of-ownership. The estimated PIP cost is reserved upfront. The PIP-related work includes renovations to guestrooms, food & beverage outlets, lobbies, amenities, corridors, property systems, exterior, elevators, parking, and back of house/employee areas. The related franchise agreement and loan documents require the PIP work to be completed on or before December 31, 2027.
●	With respect to the Central Arts Plaza Mortgage Loan (3.0%), the related borrower sponsor is expected to spend over approximately $6,900,000 for base building work and improvements for the largest tenant at the Mortgaged Property, Tiffany & Bosco, P.A.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related

214

Mortgage Loan or in connection with this offering. None of these engineering reports are more than ten (10) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation.

●	With respect to the City Square White Plains Mortgage Loan (7.8%), one of the related borrower sponsors is the defendant in an active civil litigation filed in February 2025 by Harbor Square Holdings, LLC, which is owned by a former employee of the defendant, as plaintiff, alleging breach of contract, tortious interference with contract, breach of good faith and fair dealing and breach of fiduciary duty. The plaintiff is seeking $5 million in damages.
●	With respect to the 1233 Eastern Parkway Mortgage Loan (2.9%), the borrower sponsors and non-recourse carveout guarantors are defendants in an action brought in the Supreme Court of the State of New York by investors in their companies, relating to disputes over the sale of several properties, among other claims. Plaintiffs allege that the borrower sponsors overpaid brokerage fees, including to themselves and/or entities associated with them, misrepresented the sales prices of certain assets to deprive investors of their rightful share of the profits, engaged in other self-dealing, failed to disclose the foregoing to their investors, and failed to keep accurate records, in breach of contractual and fiduciary duties. Damages were sought in the amount of approximately $21.0 million across the various claims, in addition to other unspecified damages, punitive damages. In addition, plaintiffs sought a declaratory judgement relating to the status of the plaintiffs in one of the companies at issue as well as other relief regarding the interests of the plaintiffs in the companies. The borrower is not a defendant in the action, and the action does not relate to the Mortgaged Property. The borrower sponsors have stated that after mediation through the court, the parties have reached an agreement in principle which will settle this action, however no written settlement agreement has been entered into. We cannot assure you that a settlement agreement will be entered into, or of what the effect of this litigation will be on the borrower sponsors and the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

215

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty (20) Mortgage Loans (75.5%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	Three (3) Mortgage Loans (12.0%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	One (1) Mortgage Loan (6.5%) was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	One (1) Mortgage Loan (6.0%) was originated in connection with the borrower’s refinance and acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Empire Mall Mortgage Loan, the Hilton Daytona Beach Oceanfront Resort Mortgage Loan, the Crossgates Mall Mortgage Loan, the Cedarbrook & Oak Lane Apartments Mortgage Loan, the 1233 Eastern Parkway Mortgage Loan, the CIG - 3 Pack Southeast Portfolio Mortgage Loan and the Marriott Melville Mortgage Loan (collectively, 29.4%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

●	With respect to the Liberty Square Apartments Mortgage Loan (9.1%), the related borrower sponsor, Brock J. Vinton, has been the borrower sponsor of other real estate projects over the last 10 years that have been the subject of mortgage loan defaults and foreclosure proceedings.
●	With respect to the Empire Mall Mortgage Loan (7.8%), the loan sponsor, Simon Property Group, has been the borrower sponsor of other real estate projects over the
216

last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

●	With respect to the Hilton Daytona Beach Oceanfront Resort Mortgage Loan (7.5%), the borrower sponsor, CSC Holdings, an affiliate of Columbia Sussex Corporation, has been involved in various mortgage defaults, including (A) since 2009, 16 foreclosures, eight deeds in lieu, and four discounted payoffs, including eight COVID-impacted properties that were the subject to foreclosure or deeds-in-lieu; (B) the maturity default of a 14-property Wyndham-branded portfolio in 2010 that resulted in a deed-in-lieu, and (C) the Chapter 11 bankruptcy filing of an affiliate, Tropicana Entertainment, in 2008 following the denial of a gaming license for an Atlantic City, New Jersey casino property.
●	With respect to the Crossgates Mall Mortgage Loan (4.5%), the Mortgaged Property secured three existing loans that were each subject to maturity default. The loan on the main mall was purchased as part of a note sale in 2023 and the payoff was approximately $158.1 million. Two separate loans encumber the Primark space and restaurant pop-out, respectively, with an aggregate payoff of approximately $18.1 million. Total proceeds of the Crossgates Mall Whole Loan, together with a B note, a mezzanine loan and an equity contribution of the existing lender and borrower were used to, among other things, refinance the three existing loans. All payoff amounts were at a discount of approximately $102.2 million in the aggregate to the existing current balances of the respective promissory notes of approximately $269.9 million in the aggregate. In addition, certain guarantors have been owners or are owners of other real estate projects over the last 10 years that were in default, have gone into special servicing, have had a discounted payoff and have been foreclosed.
●	With respect to the Cedarbrook & Oak Lane Apartments Mortgage Loan (3.2%), the related Mortgaged Properties were purchased by the borrower in 2021 from a prior owner which had purchased them out of foreclosure. The Cedarbrook Mortgaged Property was foreclosed on in July 2019. The Oak Lane Mortgaged Property was foreclosed on in January 2020.
●	With respect to the 1233 Eastern Parkway Mortgaged Property (2.9%), the borrower sponsors were parties to two commercial mortgage loans that have been subject to default and foreclosure proceedings, including a securitized commercial mortgage loan secured by a retail mall that defaulted in or around 2021 and went into foreclosure proceedings (which were later settled with a payment of the loan as to which default interest was discounted), and a commercial mortgage loan secured by a retail property which is currently in foreclosure proceedings.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

217

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Two hundred nine (209) Mortgaged Properties (11.7%) are each leased entirely to a single tenant.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Tenant Summary” and “Lease Rollover Schedules” for the 15 largest Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

In addition, certain Mortgage Loans secured by a portfolio of properties may have one or more of those individual properties occupied by single tenants. See Annex A-1 to this prospectus.

218

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

●	With respect to the Mall at Bay Plaza Mortgage Loan (9.1%), Zara, the third largest tenant at the Mortgaged Property (5.2% of the net rentable area), has an option to terminate its lease at the end of either the 60th month or the 90th month following the commencement of the lease with (i) written notice provided no less than 270 days prior and no more than 365 days prior to the termination date and (ii) the payment of a termination fee equal to the unamortized amount of tenant’s construction allowance divided by the total months in the lease term, the dividend of which is multiplied by the number of months remaining in the lease term as of the termination date.
●	With respect to the Liberty Square Apartments Mortgage Loan (9.1%), two of the tenants at the related street level retail space at the Mortgaged Property have unilateral termination options. Heart and Paw, representing 36.7% and 29.1% of the underwritten commercial income and total commercial square footage, respectively, has a one-time right to terminate its lease as of the 84th month of its lease term (January 2028) by giving six months’ written notice to the landlord. Gateway Creative, representing 16.1% and 21.3% of the underwritten commercial income and total commercial square footage, respectively, may terminate its lease upon 60 days’ written notice to the landlord any time after the first anniversary of its lease commencement date.
●	With respect to the City Square White Plains Mortgage Loan (7.8%), the largest tenant at the Mortgaged Property, Westchester County Department of Health, has an appropriations clause in its lease. In addition, the second largest tenant, Parfums De Coeur has a one-time right to terminate its lease effective November 1, 2032 (assuming a June 1, 2026 lease commencement date), upon payment of a termination fee. In addition, Parfums De Coeur has a one-time option to surrender a portion of its space situated in Suite 922 (2,981 square feet) on the 9th floor at any time as of December 31, 2027, upon nine months’ irrevocable written notice together with three months of then-current base rent prorated as to Suite 922 portion of the Mortgaged Property only, plus payment of a termination fee. Moreover, the fourth largest tenant, Trans Union, LLC, has a one-time option to terminate its lease effective December 31, 2029, upon prior written notice delivered to the borrower before December 31, 2028, and payment of (a) broker fees, (b) the borrower’s contribution, and interest on the foregoing amounts at a rate of 4% per annum.
219

●	With respect to the Central Arts Plaza Mortgage Loan (3.0%), the fifth largest tenant, R. R. Donnelley, leasing approximately 5.1% of the net rentable area at the related Mortgaged Property, has a right to terminate its lease effective at any time with respect to all or a portion of certain expansion space discussed under “Other” (representing approximately 19.4% of its space) with six months’ prior written notice and payment of a termination fee.
●	With respect to the 324 South Service Road Mortgage Loan (2.9)%, (i) ChyronHego US Holding Corporation, the second largest tenant at the Mortgaged Property (7.2% of the net rentable area), has the option to terminate its lease effective as of October 31, 2027, upon at least 9 months prior notice, subject to payment of a $211,812.95 termination fee, (ii) CDM Smith Inc., the fourth largest tenant at the Mortgaged Property (4.5% of the net rentable area), has the rolling option to terminate its lease solely with respect to the 245 square foot storage unit, upon at least 6 months prior written notice, and (iii) CMG Mortgage, Inc., the fifth largest tenant at the Mortgaged Property (4.1% of the net rentable area), has the option to terminate its lease effective as of March 31, 2028, upon providing notice no later than June 30, 2027, subject to payment of a $148,602.28 termination fee.

In addition, with respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e., such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see the charts entitled “Tenant Summary” and “Lease Rollover Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Underwritten Economic Occupancy may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Mall at Bay Plaza Mortgage Loan (9.1%), the third largest tenant at the Mortgaged Property, Zara, which leases 5.2% of the net rentable area at the Mortgaged Property, is building out its space and has not yet taken occupancy, which is expected to occur in April 2026. During the buildout phase, Zara is expected to substantially complete certain tenant improvements which involve combining several spaces at the Mortgaged Property. Provided Zara is not in default of any lease provision, Zara is entitled to a $3,000,000 tenant improvement allowance, which the borrower was required at loan origination to reserve for, payable in two equal installments upon 50% completion of the work and completion of the work. We cannot assure you that Zara will take occupancy as expected or at all.
220

●	With respect to the Mall at Bay Plaza Mortgage Loan (9.1%), $78,576 of rent was underwritten on a straight-line basis through the lesser of the lease term or the loan term for certain investment-related tenants.
●	With respect to the Liberty Square Apartments Mortgage Loan (9.1%), the related street level retail space at the Mortgaged Property is 96.2% leased to four tenants. Three of such tenants, Dim Sum, Gateway Creative and Chaddsford Winery Ltd., representing 28.7%, 21.3% and 17.1% of the total commercial square footage, respectively, and 23.8%, 16.1% and 19.6% of the underwritten commercial income, respectively, are not yet open for business. Dim Sum is expected to open by the end of February 2026. Gateway Create is expected to open by the end of November 2025. Chaddsford Winery Ltd. is expected to open by the end of December 2025. We cannot assure you that such tenants will open as expected or at all.
●	With respect to the City Square White Plains Mortgage Loan (7.8%), the second largest tenant at the Mortgaged Property, Parfums De Coeur, has executed its lease but is not yet in occupancy as it is building out its space. The buildout is expected to be completed by June 2026. Additionally, the tenant’s lease provides for six months of free rent upfront and free rent for the first two months of lease years nine, 10 and 11. In addition, the fourth largest tenant, Trans Union, LLC, has executed its lease but is not yet in occupancy as it is building out its space. The buildout is expected to be completed by December 2025. Lastly, the fifth largest tenant, RWE Clean Energy, has executed its lease but is not yet in occupancy as it is building out its space. The buildout is expected to be completed by December 2025. At origination, the related borrower reserved (i) $2,220,115 into the outstanding leasing reserve for Parfums de Coeur, (ii) $1,075,232 into the concessions reserve for abated/gap rent for Parfums de Coeur, (iii) $476,141 into the concessions reserve for abated/gap rent for Trans Union, LLC and (iv) $125,331 into the concessions reserve for abated/gap rent for RWE Clean Energy. We cannot assure you whether any reserves established for the buildout of tenant space will be sufficient as expected.
●	With respect to the Empire Mall Mortgage Loan (7.8%), the third largest tenant, Dick’s House of Sport, recently executed a lease to relocate from its existing 50,300 Sq. Ft. space to an anchor space totaling 100,709 Sq. Ft. Dick’s House of Sport is scheduled to open in the expansion space in September 2026.
●	With respect to the Central Arts Plaza Mortgage Loan (3.0%), the largest tenant at the Mortgaged Property, Tiffany & Bosco, P.A., has executed its lease but is not yet in occupancy as it is building out its space. The buildout is expected to be completed by April 2026. Additionally, the tenant’s lease provides for a free rent for the first four months of the lease term and one month of free rent during the term of the Mortgage Loan in months 17, 29, 41, 53, 65, 77, 89 and 101. At origination of the Mortgage Loan, reserves were collected for months one through four, 17, 29, 41 and 53. In addition, the fourth largest tenant at the Mortgaged Property, May Potenza Baran Gillespie, has executed a lease amendment expanding its leased space to a portion of the sixth floor, but is not yet in occupancy of the expansion space as it is building out the expansion space. The expansion space buildout is expected to be completed by April 2026. The tenant is entitled to a rent abatement (1) with respect to the rent expansion space, for eight months once the tenant takes occupancy of the expansion space, months 1 through 8 of the expansion term, and (2) with respect to the base rent, for months 133 through 136 of the extended term. The fifth largest tenant at the Mortgaged Property, R.R. Donnelley, has executed a lease amendment expanding its leased space to two suites on the sixth floor of the Mortgaged Property. In connection with the lease amendment, the tenant is entitled to a rent abatement for the months
221

of March 2026 through May 2026. At origination, the related borrower reserved a total of $14,926,714 in unfunded obligations, including all amounts for, among other things, the above referenced rent abatements, gap rent for those tenants not yet in occupancy and the related tenant improvements for the above referenced buildouts. We cannot assure you whether any reserves established for any tenant improvements will be sufficient as expected.

●	With respect to the 324 South Service Road Mortgage Loan (2.9%), rent for the largest tenant at the Mortgaged Property, TD Bank, N.A. (28.4% of the net rentable area), was underwritten on a straight-lined basis.
●	See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as City Square White Plains, Hilton Daytona Beach Oceanfront Resort, Walgreens Retail Portfolio – 3646 North Broadway Street, Walgreens Retail Portfolio – 82955 Avenue 48 Building B, Walgreens Retail Portfolio – 566 Denny Way, Walgreens Retail Portfolio – 1673 West State Highway 100, CFS Industrial HQ, 5225 Telegraph and Marriott Melville, (collectively, 21.4%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty nos. 7 and 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the City Square White Plains Mortgage Loan (7.8%), the largest tenant at the Mortgaged Property, the Westchester County Department of Health, has a right of first offer (subject to certain conditions) in the event the borrower intends to sell the building known as 11 Martine to a third party. This right does not apply to a sale of the entire Mortgaged Property and the related Mortgage Loan documents do not permit the partial release of an individual property from the lien of the Mortgage.
●	With respect to the Hilton Daytona Beach Oceanfront Resort Mortgage Loan (7.5%), the franchisor (Hilton Franchise Holding LLC) has a ROFO if the borrower or a controlling affiliate intends to transfer any equity interest or otherwise receives an unsolicited bona fide third-party offer to purchase or lease the related Mortgaged
222

Property or an interest therein. In connection with loan origination, the franchisor executed a comfort letter indicating, among other things, that lender’s acquisition of the mortgaged property would not be deemed a violation of the control or transfer provisions of the franchise agreement, nor would it trigger the related ROFO provisions therein.

●	With respect to the Walgreens Retail Portfolio Mortgage Loan (6.5%), a third party has a separate ROFR, ROFO or similar right to purchase each of the 3646 North Broadway Street Mortgaged Property (0.04%), the 82955 Avenue 48 Building B Mortgaged Property (0.04%), the 566 Denny Way Mortgaged Property (0.03%) and the 1673 West State Highway 100 Mortgaged Property (0.02%), or a portion thereof. With respect to certain of such Mortgaged Properties, the ROFR, ROFO or similar right may apply to a foreclosure or deed in lieu thereof, and with respect to all such Mortgaged Properties, the ROFR will apply to any transfers following a foreclosure or deed in lieu thereof.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Walgreens Retail Portfolio Mortgage Loan (6.5%), the Walgreens Retail Portfolio Mortgaged Properties are subject to one absolute net master lease between affiliates of Walgreens as the Master Tenant and the borrower as the lessor, with an initial term of 15 years and three, five-year renewal options (the “Master Lease”). The Master Lease has no early termination options, except as it relates to the release of individual Walgreens Retail Portfolio Mortgaged Properties, at which time the total rent will be reduced by the amount of rent allocated to such to-be-released individual Walgreens Retail Portfolio Mortgaged Property, subject to standard provisions set forth in the related loan agreement and described below under “—Releases; Partial Releases; Property Additions”. Under the Master Lease, the Master Tenant is responsible for all operating expenses across the Walgreens Retail Portfolio, including real estate taxes, insurance and maintenance for the Walgreens Retail Portfolio Mortgaged Properties. A “Master Tenant” means individually and/or collectively, as the context may require, jointly and severally, U.S. Retail, Walgreen of Hawaii, LLC, Bond Drug Company of Illinois, LLC, Walgreen Louisiana Co, Inc., Walgreen of Puerto Rico, Inc., Walgreen Arizona Drug Co., Walgreens Store No. 7839, LLC and Walgreen Eastern Co Inc., together with their respective successors and permitted assigns under the Master Lease.
●	With respect to the 80 International Drive Mortgage Loan (2.6%), the Mortgaged Property is subject to a master lease between the borrower, as landlord, and Walgreen Eastern Co., Inc., as sole tenant. The master lease has an initial term of 15 years with three, five-year renewal options. The rental rate will increase 3.0% annually during
223

the initial term. Each renewal option period begins at 103.0% of the previous rent or fair market rent, whichever is greater, and each option has annual 3.0% escalations.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the Mall at Bay Plaza Mortgage Loan (9.1%), the borrower sponsor owns a retail property known as the Bay Plaza Community Center located within a five-mile radius of the Mortgaged Property.
●	With respect to the Liberty Square Apartments Mortgage Loan (9.1%), the South Brooklyn Multifamily Portfolio Mortgage Loan (6.0%), the CIG - 3 Pack Southeast Portfolio Mortgage Loan (1.9%) and the Dunbar Apartments Mortgage Loan (1.4%), the related borrower sponsor or its affiliates own other multifamily properties in the related market that may compete with the Mortgaged Property.
●	With respect to the Crossgates Mall Mortgage Loan (4.5%), the related borrower sponsor or its affiliate owns an adjacent development parcel to the Mortgaged Property which has been leased to Costco Wholesale Corporation (the “Adjacent Costco Parcel”) and such Adjacent Costco Parcel is being developed as a Costco warehouse store. So long as certain borrower parties have the ability to control the owner of the Adjacent Costco Parcel, the adjacent property owner may not lease any space at the Adjacent Costco Parcel to a tenant of the Mortgaged Property, or an affiliate of a tenant of the Mortgaged Property or a guarantor of any lease at the Mortgaged Property unless (a) as of the date of determination, such tenant’s lease has expired or will expire within three (3) months, (b) such lease on the Adjacent Costco Parcel would not directly compete with the primary business activities of any than existing tenants of the Mortgaged Property to the extent that the same would have a material adverse effect, as reasonably determined by lender, or (c) the lender has consented to the same, in the lender’s sole discretion.
●	With respect to 324 South Service Road Mortgage Loan (2.9%), the related borrower sponsor owns three office properties located within a five-mile radius of the Mortgaged Property.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have

224

been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California and Puerto Rico) do not require earthquake insurance. Twenty-six (26) of the Mortgaged Properties (1.0%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 17.0%. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a borrower party, a sole or significant tenant or the property manager, or with respect to a condominium unit Mortgaged Property, the related condominium association, elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, except as otherwise described above, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to

225

representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. Further, certain Mortgaged Properties may be subject to affordable housing restrictions. See “—Environmental Considerations” and —"Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the City Square White Plains Mortgage Loan (7.8%), the Mortgaged Property was subject to recorded deed restrictions from 1984 related to the initial development of the Mortgaged Property, which restrictions included restrictions on transfers and financing of the Mortgaged Property prior to completion of construction as well as rights in favor of the City of White Plains to repossess the Mortgaged Property due to breaches in the developer's construction obligations. The deed restrictions provide that the issuance by the City of White Plains of "Certificates of Completion" evidences compliance with the development requirements and terminates the restrictions on transfers and financing that applied during the construction period. The prior owners of the Mortgaged Property obtained Certificates of Completion for the 1-11 Martine building and the 50 Main building in 1987 and 1992, respectively, but did not receive a Certificate of Completion for the portion of the Mortgaged Property located at 34 South Lexington Avenue. The borrowers were unable to obtain an estoppel from the City of White Plains confirming that the portion of the Mortgaged Property located at 34 South Lexington Avenue is no longer subject to the restrictions.
●	With respect to the South Brooklyn Multifamily Portfolio (6.0%), the 1302 Newkirk Avenue Mortgaged Property (1.4%) is nonconforming with respect to density (floor area ratio is excessive by a factor of 1.17) and parking (parking is deficient 45 spaces). No law and ordinance insurance coverage has been obtained for such Mortgaged Property but such coverage is required to be obtained at the renewal of the current policy term (such policy term ends 1/16/2026). The South Brooklyn Multifamily Portfolio Mortgage Loan is recourse for losses that may arise if, after the occurrence
226

of a casualty, any Mortgaged Property cannot be restored to the condition it existed prior to such casualty or used for the same purposes as it was being used prior to such casualty.

●	With respect to the Crossgates Mall Mortgage Loan (4.5%), in connection with the development by an affiliate of the borrower of a Costco membership warehouse club on land adjacent to the Mortgaged Property, the related affiliate and the borrower entered into a restricted use agreement recorded against the Mortgaged Property at origination of the Crossgates Mall Whole Loan restricting the borrower from using the Mortgaged Property as a wholesale or retail general merchandise facility with a merchandising concept based upon a relatively limited number of stock keeping units in a large number of product areas similar to how “Costco” branded stores are merchandised as of the origination date of the Crossgates Mall Whole Loan.
●	With respect to the 268-274 Sullivan Place Mortgage Loan (2.3%), the zoning code and temporary certificate of occupancy for the Mortgaged Property indicate the ground floor commercial space at the Mortgaged Property is to be used for a house of worship. The space designated as a “house of worship” is currently leased as a financial office, which is a non-conforming use of such space in violation of the zoning code and the temporary certificate of occupancy. The borrower has covenanted that in the event of any enforcement action by any applicable government authority related to such violation, the borrower will use its commercially reasonable efforts to terminate the financial office tenant and cause such space to be relet to a tenant satisfying all applicable legal requirements. Revenues from the space related to this violation are approximately 4.5% of underwritten revenues.
●	With respect to the 1700 Jerome Mortgage Loan (1.6%), the Mortgaged Property has a nail salon as a ground floor tenant. The certificate of occupancy for the Mortgaged Property does not permit a retail tenant for such space, but instead indicates that such space must be used for a community facility office tenant. The Mortgage Loan provides that in the event of any enforcement action by the City of New York relating to the use of such space by the retail tenant, the borrower will notify the lender and will use commercially reasonable efforts to terminate the retail tenant and cause the space to be relet as a community facility office. Revenues from the space related to this violation are approximately 2.5% of underwritten revenues.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

●	With respect to the Dunbar Apartments Mortgage Loan (1.4%), the Mortgaged Property is designated as a historic landmark by the National Register of Historic Places and as an individual landmark by the City of New York Landmarks Preservation Commission (“LPC”). In accordance with the LPC’s landmark designation, the LPC has approval rights over any work that affects the exterior of the building including alterations, demolitions and rebuilding.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each

227

Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary” assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Empire Mall Mortgage Loan (7.8%), the loan documents provide that the single-purpose entity borrower has personal liability for losses related to breaches of environmental covenants; however, for so long as Simon Property Group, L.P. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property

228

meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Mall at Bay Plaza Mortgage Loan (9.1%), six of the nine lots at the related Mortgaged Property (the “ICAP Lots”) benefit from a 25-year Industrial & Commercial Abatement (“ICAP”) tax abatement. Under ICAP, no more than 10% of the gross leasable square footage of the building used for retail purposes is eligible for a 25-year ICAP tax abatement benefit, with any square footage used for retail purposes in excess of the 10% threshold only eligible for a 15-year ICAP tax abatement benefit. Therefore, only 10% of each of the ICAP Lots benefit from a full 25-year ICAP and the remaining 90% of the ICAP Lots benefits from a 15-year ICAP. With respect to the portion of the Mall at Bay Plaza Property benefitting from the 25-year ICAP benefit, (a) during the first 16 years of the exemption period, each lot benefits from a 100% exemption on the assessed value and (b) during the final 9 years of the exemption period, the exemption is phased out in 10% increments. With respect to the portion of the Mall at Bay Plaza Property benefitting from the 15-year ICAP benefit, (a) during the first 11 years of the exemption period, each lot benefits from a 100% exemption on the assessed value and (b) during the final 4 years of the exemption period, the exemption is phased out in 20% increments. Tax abatements for (x) five of the ICAP Lots commenced in tax year 2015/2016 and will run through tax year 2039/2040 or 2029/2030, as applicable, and (y) one of the ICAP Lots commenced in tax year 2016/2017 and will run through tax year 2040/2041 or 2030/2031, as applicable. Taxes were underwritten based on the abated taxes.
●	With respect to the Liberty Square Apartments Mortgage Loan (9.1%), the related Mortgaged Property benefits from a ten-year tax abatement program granted by the City of Philadelphia. The City of Philadelphia maintains a tax abatement program for the construction of new housing or the redevelopment of existing structures into domiciles. According to the appraisal, under this program, the assessment attributable to new construction or renovations and their resulting real estate taxes are abated for a period of ten years from the issuance of a certificate of occupancy. The assessment attributable to any existing structures and their underlying land remains in effect. The appraisal projects taxes to increase by an average annual rate of approximately 3%, totaling to a present value of tax savings of $2,323,461 over the remaining abatement periods. Of the 5 tax parcels at the Liberty Square Apartments Mortgaged Property with abatements, full unabated taxes are expected to commence in 2029 through 2033. The lender underwrote to abated taxes of $90,858 per annum.
229

●	With respect to the City Square White Plains Mortgage Loan (7.8%), the portions of the related Mortgaged Property located at 1-11 Martine Avenue (the “PILOT Property”) are subject to a 10-year PILOT agreement with City of White Plains (the “City”), the City of White Plains School District and the County of Westchester (the “County”). The PILOT period is (a) January 1, 2023 through December 31, 2032, with respect to the PILOT payments payable to the County of Westchester and (b) July 1, 2023 through June 30, 2033, with respect to the PILOT payments payable to the City and the City of White Plains School District. PILOT payments are due by April 1 each year with respect to payments to the County and by January 1 and July 1 of each year with respect to payments to the City and City of White Plains School District. The obligation to make PILOT payments is secured by a mortgage in favor of the City) on the PILOT Property (the “City Mortgage”), which mortgage is senior to the related Mortgage Loan. The applicable borrower’s obligations under the City Mortgage are capped at $2,750,000, plus any enforcement costs and protective advances incurred or advanced by the mortgagee and any accrued interest thereon. The City Mortgage provides that the City will not exercise any rights under the City Mortgage until the borrower is in default in the making of required PILOT payments for a period of 60 days from the date such PILOT payments were due and any permitted mortgagee under the PILOT agreement has been provided with at least 30 days’ prior written notice of any such default and has failed to cure within such 30 day period. The City Mortgage is intended to duplicate the super-priority lien rights that would ordinarily attach to delinquent property taxes. An estoppel from the City was received at origination confirming no existing defaults under the City Mortgage and acknowledging the lender’s right to receive notices of default as a permitted mortgagee under the PILOT agreement) so long as the lender’s mortgage on the PILOT Property remains outstanding. The City Mortgage will terminate and be discharged upon a termination of the PILOT agreement and payment in full of any sums due thereunder. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” above. The full unabated taxes for the 2025 tax year are estimated to be $3,965,553 compared to the underwritten abated taxes of $3,711,465. The lender underwrote the five-year average for 2025-2029.
●	With respect to the 1233 Eastern Parkway Mortgage Loan (2.9%), the borrower has applied for a 35-year New York City 421-a tax exemption. In connection with the applied-for 421-a tax exemption, the borrower is required to reserve at least 30% of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income. The exemption would be effective for a period of 35 years and consist of a 100% exemption for the first 25 years and an exemption for the percentage of affordable units for the remaining 10 years. The appraised value of the Mortgaged Property includes the net present value of such 421-a exemption, which amount was estimated to be approximately $8,600,000. If such net present value were to be subtracted from the appraised value, the appraised value of the Mortgaged Property would be $25,300,000. The loan-to-value ratio, debt service coverage ratios and debt yields set forth in this prospectus have been calculated assuming the 421-a tax exemption is approved. If the 421-a tax exemption were not approved, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 88.9%, the U/W NCF DSCR would be 0.95x, and the Debt Yield on Underwritten NCF would be 5.9%. We cannot assure you that a 421-a exemption will be approved. The full unabated taxes for the entire Mortgaged Property for the 2025/2026 tax year are estimated to be $492,750 compared to the underwritten abated taxes of $69,938. The Mortgage Loan was underwritten based on the estimated abated taxes for the 2025/2026 tax year.
230

●	With respect to the 268-274 Sullivan Place Mortgage Loan (2.3%), the borrower has applied for a 35-year New York City 421-a tax exemption. In connection with the applied-for 421-a tax exemption, the borrower is required to reserve at least 30% of the units at the Mortgaged Property for tenants earning no more than 130% of the area median income. The exemption would be effective for a period of 35 years and consist of a 100% exemption for the first 25 years and an exemption for the percentage of affordable units for the remaining 10 years. The appraised value of the Mortgaged Property includes the net present value of such 421-a exemption, which amount was estimated to be approximately $8,100,000. If such net present value were to be subtracted from the appraised value, the appraised value of the Mortgaged Property would be $22,200,000. The loan-to-value ratio, debt service coverage ratios and debt yields set forth in this prospectus have been calculated assuming the 421-a tax exemption is approved. If the 421-a tax exemption were not approved, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 78.8%, the U/W NCF DSCR would be 1.15x, and the Debt Yield on Underwritten NCF would be 7.0%. We cannot assure you that a 421-a exemption will be approved. According to the appraisal, estimated unabated taxes for the 2026/2027 tax year would be $397,451 and estimated abated taxes are $7,499. The Mortgage Loan was underwritten based on the estimated five year average abated taxes for the term of the Mortgage Loan of $7,651.
●	With respect to the 5225 Telegraph Mortgage Loan (1.9%), in connection with a 90,000 square foot expansion of the space leased to the largest tenant, Faurecia Emissions Control Technologies NA, LLC, also known as Forvia (“Forvia”), which represents 39.7% of the net rentable area and 62.1% of underwritten rent at the Mortgaged Property, the Mortgaged Property received a 15 year community reinvestment area tax abatement that commenced in 2016 and will expire on December 31, 2030. The abatement is governed by a tax abatement agreement (the “Abatement Agreement”) between the prior owner of the Mortgaged Property, the City of Toledo, Ohio (the “City”), and Forvia. Pursuant to the Abatement Agreement, during the term of the abatement, 100% of the expansion space is exempted from tax and the property owner and Forvia are required to make an annual payment ($57,805.55) to the Washington Local School District (the “School District”) pursuant to a separate agreement entered into between the prior owner of the Mortgaged Property and the School District (the “School District Agreement”). Pursuant to its lease, Forvia is required to reimburse the borrower for real estate taxes on its space, and accordingly Forvia makes the payment to the School District. The Abatement Agreement provides that the tax abatement may be terminated upon a default of the property owner or tenant, including a failure to maintain a specified number of employees. The appraisal for the Mortgaged Property estimates annual real estate taxes, without giving effect to the abatement and assuming an increase due to the transfer of the Mortgaged Property to the borrower, to be $602,256. The Mortgage Loan was underwritten based on assumed annual real estate taxes of $398,774, which is equal to the lender’s estimate of the five year average taxes during the term of the Mortgage Loan, assuming the abatement is in effect, and that an increase due to the transfer of the Mortgaged Property takes place in the second year. The Abatement Agreement requires the consent of the City for any transfer of the Abatement Agreement, and the Abatement Agreement may not be assigned by the City to new owners of the Mortgaged Property unless they agree in writing to the terms of the Abatement Agreement; likewise, the School District Agreement requires the consent of the School District to any assignment of such agreement by the property owner. The borrower of the 5225 Telegraph Mortgage Loan acquired the Mortgaged Property at origination of such Mortgage Loan. The City consented to the assignment of the Abatement
231

Agreement; however, the borrower was not able to obtain the consent of the School District by the origination date. The borrower has agreed to obtain a signed resolution from the School District consenting to the assignment of the Abatement Agreement to the borrower and to deliver a copy of the same to the lender by December 1, 2025, provided that the lender, in its reasonable discretion, is required to extend such deadline for so long as the borrower is diligently pursuing completion of the same. We cannot assure you that the borrower will be able to obtain such consent and retain the benefit of the tax abatement, or that the issuing entity would be able to obtain such consent, or the benefits of the tax abatement, following a foreclosure. Although the tenant is required under its lease to pay real estate taxes, a loss of the abatement could make the Mortgaged Property less desirable to the tenant or a replacement tenant. In addition, Forvia’s lease expires October 31, 2028, and since Forvia is a party to the Abatement Agreement, the Abatement Agreement may not apply to a replacement tenant, or may require the consent of the City and School District to apply to a replacement tenant (and in any case expires at the end of 2030, shortly after the maturity date of the Mortgage Loan).

●	With respect to the 1700 Jerome Mortgage Loan (1.6%), the Mortgaged Property is in the second year of a 35 year New York City 421-a tax exemption. In connection with the 421-a tax exemption, the borrower has designated 30% of the units at the Mortgaged Property as affordable. The exemption provides for a 100% exemption on the value of the improvements for 25 years (through the 2048/2049 tax year) and an exemption for the percentage of affordable units for the remaining 10 years (though the 2058/2059 tax year). According to the appraisal, estimated unabated taxes for the 2025/2026 tax year would be $528,530 and estimated abated taxes are $22,847. The Mortgage Loan was underwritten based on the estimated abated taxes for the 2025/2026 tax year.
●	With respect to the Dunbar Apartments Mortgage Loan (1.4%), pursuant to the Regulatory Agreement, the Mortgaged Property receives a 100% real estate tax exemption for the multifamily portion of the Mortgaged Property, and in exchange the Mortgaged Property is required to comply with certain affordable housing restrictions. See “—Property Types—Multifamily Properties” above for additional information. The Regulatory Agreement expires on December 22, 2063, at which time the Mortgaged Property will be required to pay full taxes. According to the related appraisal, estimated 2024/2025 taxes without the exemption equal $1,755,990 and with the exemption equal $41,863 (representing taxes for the non-eligible commercial component of the Mortgaged Property). The lender underwrote taxes inclusive of the abatement.
●	With respect to the Urbane 424 Mortgage Loan (1.0%), the borrower sponsor obtained various tax increment financing (TIF) and other development incentives in connection with its redevelopment of the subject property to multifamily use in 2024. The TIF benefit takes the form of property tax reimbursements up to $2,000,000 over a 10-year term. The Mortgaged Property is deemed fully assessed as of January 1, 2025, and 2025 property taxes are payable in arrears in September 2026 and March 2027. The appraisal concluded to stabilized taxes of $142,220 based on the 2025 assessment and 2024 millage rates, however the tax bills for 2025 are not expected to be issued until August 2026. The rebate payments are to be paid in December 2026 (for the September 2026 installment) and June 2027 (for the March 2027 installment. All future tax rebates are subject to City appropriation pursuant to Iowa state law. Underwriting for the Urbane 424 Mortgage Loan has excluded real estate taxes as a property expense since the pre-base year taxes when the property was undeveloped were less than $500 annually, and the TIF tax rebate effectively represents a 100% tax
232

abatement. In connection with loan origination, the City issued an estoppel confirming the sponsor’s completion of all required development in a timely manner. The related Mortgage Loan documents provide that the borrower and guarantor have personal liability for losses related to any loss or recapture of tax rebates, or their non-transferability to lender or any successor following foreclosure or deed-in-lieu thereof.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a payment due date is not received from the related borrower by the immediately following payment due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-two (22) Mortgage Loans (89.6%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Three (3) Mortgage Loans (10.4%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	22	$691,700,000	89.6%
Amortizing Balloon	3	80,163,063	10.4
Total	25	$771,863,063	100.0%

(1)	The information in this table and on Annex A-1 regarding amortization is based on the express terms of the Mortgage Loans.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

233

Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have payment due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Payment Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
6	18	$483,050,529	62.6%
11	4	136,772,534	17.7
1	2	130,000,000	16.8
5	1	22,040,000	2.9
Total	25	$771,863,063	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0(1)	25	$771,863,063	100.0%
Total	25	$771,863,063	100.0%

(1)	With respect to the Central Arts Plaza Mortgage Loan (3.0%) and the CFS Industrial HQ Mortgage Loan (2.6%) Mortgage Loan, such Mortgage Loan permits a grace period of two (2) or three (3) days, respectively, once during any 12-month period.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

The Mortgaged Properties are secured by first liens on, or security interests in a fee simple and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

With respect to any Componentized Mortgage Loan, for purposes of calculating interest and other amounts payable on the applicable Whole Loan, each note was divided into multiple components with varying component interest rates. The interest rate of each note (including any Componentized Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the

234

allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the applicable Componentized Mortgage Loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the applicable Componentized Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

Single Purpose Entity Covenants

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the Herbst Multifamily Portfolio #2 Mortgage Loan (3.0%), although the borrowers are all recycled single-purpose entities, they previously used (i) a single “doing business as” name and (ii) the same property manager as landlord on all residential leases across the properties in the borrower sponsor’s portfolio. At origination of the Mortgage Loan, the property manager assigned the leases to the borrower-owner of each Mortgaged Property and the applicable borrower-owner is required to be the landlord on all future residential leases. The single purpose entity representations are qualified with the foregoing and the non-consolidation opinion delivered at origination of the Mortgage Loan takes into account such violations, and assumes, based on a borrower certificate, certain facts regarding the scope of the violations (for example, regarding the manner in which the doing business name was used).

See “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws” in this prospectus.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage

235

Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

In addition, certain of the Mortgage Loans may permit the related borrower to pay down a Mortgage Loan in the event that the related loan fails to satisfy a minimum debt service requirement.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Seventeen (17) Mortgage Loans (56.1%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permits the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Seven (7) Mortgage Loans (36.2%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (7.8%) permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge
236

or Prepayment Premium for a specified period of time, thereafter permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.

●	With respect to the Marriott Melville Mortgage Loan (1.4%), in the event that, on the date that is the third anniversary of the first monthly debt service payment date, either (a) all portions of the Whole Loan are not then subject to a securitization or (b) certain portions of the Whole Loan are subject to a securitization, but the applicable Defeasance Lock Out Period has not expired with respect to all applicable securitizations, then (1) the borrower is prohibited from defeasing the Whole Loan or any portion thereof that the applicable Defeasance Lock Out Period has not expired, (2) provided no event of default exists, the borrower is permitted to simultaneously prepay (in total but not in part) all portions of the Whole Loan that (x) have not been placed into a securitization or (y) the applicable Defeasance Lock Out Period has not expired (including, without limitation, with the payment of a Yield Maintenance Premium (such, a prepayment, a “Start-Up Prepayment”)), (3) the borrower is obligated to simultaneously defease any portion of the Whole Loan that is the subject of a securitization for which the applicable Defeasance Lock Out Period for such securitization has expired as of the date of the prepayment of the Whole Loan (or portion thereof) referenced in clause (2) above, and (4) for avoidance of doubt, the Whole Loan is required to be indefeasibly prepaid (or defeased, as applicable) in full and the security instrument securing the Whole Loan released and no longer applicable to the Mortgaged Property in the event that the borrower chooses to voluntarily prepay the Whole Loan (or such applicable portions thereof) in accordance with clause (2) above with the remaining Whole Loan portions defeased as required by clause (3) above.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	1	3.0%
4	4	11.0%
5	1	2.9%
6	5	28.4%
7	14	54.7%
Total	25	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

237

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company), transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents, and transfers among existing owners. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

238

Defeasance

The terms of eighteen (18) Mortgage Loans (collectively, 63.8%) (the “Defeasance Loans”) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee generally with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance in connection with a partial release or substitution, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

239

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the release of improved or otherwise material portions of the Mortgaged Property without additional monetary consideration, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Capital Storage Portfolio Mortgage Loan (7.8%), the related Mortgage Loan documents provide that, following the earlier of (i) 2 years after the closing date of the last note to be securitized or (ii) 3 years after the first monthly payment date, the borrower may obtain the release of any individual Mortgaged Property in connection with a bona fide sale of the related Mortgaged Property to an unaffiliated third party, subject to certain conditions, including: (i) no event of default has occurred or is or be continuing, (ii) payment of a release price equal to the greatest of (A) 85% of the net sales proceeds from the property sale, (B) 110% of the allocated loan amount for the release property or (C) an amount sufficient to comply with related REMIC requirements, together with the applicable yield maintenance premium therefor; (iii) the post-release U/W NOI DSCR of the remaining Mortgaged Properties being no less than 1.30x; (iv) the post-release U/W NOI Debt Yield of the remaining Mortgaged Properties being no less than 8.5%; and (v) an opinion of counsel that the partial release complies with REMIC requirements.
●	With respect to the Walgreens Retail Portfolio Mortgage Loan (6.5%), the borrower may obtain a release of one or more Walgreens Retail Portfolio Mortgaged Properties upon a bona fide sale to an affiliate or third party or, if requested by the borrower, an assignment of the lien to a new lender, provided that, among other conditions, (i) the borrower provides at least 10 business days and not more than 90 days of such sale, (ii) no event of default exists under the Walgreens Retail Portfolio Mortgage Loan documents both immediately before and after such release, (iii) the borrower prepays the applicable release amount, which with respect to any such individual Walgreens Retail Portfolio Property is the greater of (x) 100% of the net sale proceeds and (y) 125% of the allocated loan amount (including any yield maintenance premium if before the open prepayment date), (iv) the master lease is amended to delete such individual Walgreens Retail Portfolio Property and reduce rent only by the allocated base rent, (v) the borrower pays of the lender’s reasonable, out-of-pocket costs and fees and (vi) if requested by the lender and post-release the loan-to-value ratio would exceed 125%, delivery of a satisfactory REMIC opinion. Post-release, the pro forma debt yield on the remaining Walgreens Retail Portfolio Mortgaged Properties must be equal to or greater than the partial release debt yield requirement (i.e. the greater of 13.1% and the prior pro forma level), with an option for the borrower to prepay additional principal (with any interest shortfall and yield maintenance, if applicable) to satisfy that test.
●	With respect to the Herbst Multifamily Portfolio #2 Mortgage Loan (3.0%), provided that no event of default is continuing under the Herbst Multifamily Portfolio #2 Mortgage Loan documents, at any time after the date that is two years after the Closing Date, the borrowers may deliver defeasance collateral and obtain the release of one or more individual Herbst Multifamily Portfolio #2 Mortgaged Properties, provided that, among other conditions, (i) the portion of the Herbst Multifamily Portfolio #2 Mortgage Loan that is defeased is in an amount equal to the greater of (a) 115% of the allocated loan amount for the individual Herbst Multifamily Portfolio #2 Mortgaged Property or Properties being released, and (b) the net sales proceeds applicable to such individual Herbst Multifamily Portfolio #2 Mortgaged Property or Properties, (ii) the borrowers
240

deliver a REMIC opinion, (iii) the release is not reasonably likely to result in a material adverse effect under the Herbst Multifamily Portfolio #2 Mortgage Loan documents, and (iv) after giving effect to the release, (I) the debt service coverage ratio with respect to the remaining Herbst Multifamily Portfolio #2 Mortgaged Properties is at least equal to the greater of (a) 1.32x, and (b) the debt service coverage ratio for all of the individual Herbst Multifamily Portfolio #2 Mortgaged Properties immediately prior to the release, (II) the debt yield with respect to the remaining Herbst Multifamily Portfolio #2 Mortgaged Properties is at least equal to the greater of (a) 8.85%, and (b) the debt yield for all of the individual Herbst Multifamily Portfolio #2 Mortgaged Properties immediately prior to the release, and (III) the loan-to-value ratio with respect to the remaining Herbst Multifamily Portfolio #2 Mortgaged Properties is not greater than the lesser of (a) 64.44%, and (b) the loan-to-value ratio for all of the individual Herbst Multifamily Portfolio #2 Mortgaged Properties immediately prior to the release.

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-two (22) Mortgage Loans (83.2%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-one (21) Mortgage Loans (80.6%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Seven (7) Mortgage Loans (76.0%) that are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for mixed use, office, retail and industrial properties only.

Eleven (11) Mortgage Loans (37.9%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Two (2) Mortgage Loans (8.4%) provide for monthly seasonality escrows. “Summaries of the Fifteen Largest Mortgage Loans” on Annex A-3.

241

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	11	$383,974,022	49.7%
Springing	12	316,889,041	41.1
Soft (Residential) / Hard (Commercial)	2	71,000,000	9.2
Total	25	$771,863,063	100%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by
242

the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hospitality Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans. See also “Risk Factors—Risks Relating to the Mortgage Loans—Cash Management Operations Entail Certain Risks that Could Adversely Affect Distributions on Your Certificates.”

243

Exceptions to Underwriting Guidelines

Except as described below, none of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Zions Bancorporation, N.A.—ZBNA’s Underwriting Guidelines and Process”; “Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—UBS AG—UBS AG New York Branch’s Underwriting Standards”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes” and “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”.

With respect to the Empire Mall Mortgage Loan (7.8%), the ground lease encompassing a 13,450 square foot outparcel is structured with increases in ground rent equal to the annual change in CPI every five years. The Mortgage Loan was underwritten to in-place ground rent excluding future contractual increases, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions is supported by the following: (i) the in-place ground rent for the Empire Mall Mortgaged Property represents 1.3% of the total expenses for the Mortgage Loan, (ii) the Mortgage Loan has strong metrics with an U/W NOI Debt Yield, U/W NCF DSCR and Cut-off Date LTV Ratio of 16.5%, 2.24x and 59.4%, respectively and (iii) net cash flow has increased from $16,662,455 in 2021 to $18,061,764 as of TTM 8/31/2025, representing an approximately 8.4% increase over that time period. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
244

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor, except as set forth in the table below.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio	Cut-off Date Mortgage Loan U/W NCF DSCR	Cut-off Date Total Debt U/W NCF DSCR
Crossgates Mall(1)	$35,000,000	4.5%	$20,000,000	$105,000,000	$68,000,000	11.6295%	36.8%	67.7%	2.68x	1.07x

(1)	Includes a 2.00 minimum multiple payment payable at repayment or prepayment. The lender under the related mezzanine loan is an affiliate of the class B member under the Crossgates Mall Joint Venture described below under “Preferred Equity”.

The mezzanine loan related to the Mortgage Loan identified in the table above is coterminous with the related Mortgage Loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans

245

do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan Cut-off % of Initial Pool Balance	Maximum Principal Amount (if specified)(1)	Maximum Combined LTV(2)	Minimum Combined DSCR(2)	Minimum Combined DY(2)	Intercreditor Agreement Required(3)	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Mall at Bay Plaza	$70,000,000	9.1%	N/A	56.9%	1.41x	N/A	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.
(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.
(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be on the lender’s then current form (subject to commercially reasonable changes), or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to a

246

lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

General

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

●	With respect to each of the Mortgaged Properties located in Florida (collectively, 10.1%), Florida statutes render unenforceable any provision in the loan documents that prohibits the borrower from incurring Property Assessed Clean Energy (“PACE”) loans in connection with the related Mortgaged Property.
●	With respect to the Empire Mall Mortgage Loan (7.8%), the Mortgage Loan documents permit future PACE debt permitted up to $5,000,000, subject to lender consent and rating agency confirmation.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

●	With respect to the Crossgates Mall Mortgage Loan (4.5%), the class B member under a joint venture that is an indirect parent of the borrower under the Crossgates Mall Whole Loan (the “Crossgates Mall Joint Venture”) made a $15,000,000 capital contribution to a parent of the borrower under the Crossgates Mall Whole Loan in connection with the closing of such loan. The class B member interest has a 35% per annum rate of return, compounded monthly, and a 2.50 minimum multiple payment on redemption, however no payments are required on a monthly basis and the same will accrue except to the extent that there is cash available to pay the same. The class B member under the Crossgates Mall Joint Venture has customary “major decision” rights for a non-managing member of a joint venture and, upon an event of default under the related joint venture agreement (including an event of default (other than a maturity default) under the Crossgates Mall Whole Loan or the Crossgates Mall Mezzanine Loan), the class B member may replace the managing member under the
247

Crossgates Mall Joint Venture. The class B member under the Crossgates Mall Joint Venture is an affiliate of the lender under the Crossgates Mall Mezzanine Loan described above under “—Mezzanine Indebtedness”.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. Certain of the Mortgage Loans permit the related borrower to incur certain other unsecured subordination indebtedness as described below.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Mall at Bay Plaza, City Square White Plains, Capital Storage Portfolio, Empire Mall, Hilton Daytona Beach Oceanfront Resort, Walgreens Retail Portfolio, Crossgates Mall, Central Arts Plaza, 80 International Drive, CFS Industrial HQ, Dunbar Apartments and Marriott Melville is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BANK5 2025-5YR18 PSA” means the pooling and servicing agreement that is expected to govern the servicing of the Marriott Melville Whole Loan.

“BBCMS 2025-5C37 PSA” means the pooling and servicing agreement that governs the servicing of the Dunbar Apartments Whole Loan.

“BBCMS 2025-5C38 PSA” means the pooling and servicing agreement that is expected to govern the servicing of the City Square White Plains Whole Loan and the Central Arts Plaza Whole Loan.

248

“Benchmark 2025-V18 PSA” means the pooling and servicing agreement that governs the servicing of the CFS Industrial HQ Whole Loan until the securitization of the related controlling pari passu companion loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Lead Securitization Note” means, with respect to the Crossgates Mall Whole Loan, the lead securitization note identified in the Crossgates Mall Intercreditor Agreement.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means (i) any Whole Loan identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Subordinate Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the Servicing Shift Securitization Date, the Servicing Shift Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means (i) each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Securitization Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes And Non-Control Notes” below.

“Non-Serviced Custodian” means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, (i) with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA and (ii) with respect to the Crossgates Mall Whole Loan, (x) prior to any Crossgates Mall Control Appraisal Period, the CG Controlling Class Representative, and (y) following a

249

Crossgates Mall Control Appraisal Period, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means (i) each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Securitization Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means (i) each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Securitization Date, any Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means (i) each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan and (ii) on and after the related Servicing Shift Securitization Date, any Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means (i) each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Securitization Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means, (i) with respect to any Non-Serviced Whole Loan (other than the Servicing Shift Whole Loan), the related pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above and (ii) with respect to any Servicing Shift Whole Loan on and after the related Servicing Shift Securitization Date, the Servicing Shift PSA.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Subordinate Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is subordinate in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

250

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date) and (iii) the Non-Serviced AB Whole Loan.

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the applicable master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Pari Passu Mortgage Loans.

“Serviced AB Whole Loan” means (i) each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Subordinate Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the related Servicing Shift Securitization Date, the Servicing Shift Whole Loan.

“Serviced Companion Loan” means (i) each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the related Servicing Shift Securitization Date, each of the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below, (ii) any Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date), and (iii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Pari Passu Mortgage Loan” means (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Securitization Date, the Mortgage Loan identified as “Servicing Shift” with one or more Pari Passu Companion Loans under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Securitization Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one

251

or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Subordinate Companion Loan” means (i) each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that are subordinate in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Securitization Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that are subordinate in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means (i) each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Securitization Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Mortgage Loan” means the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Lead Securitization Note.

“Servicing Shift Securitization Date” means, with respect to a Servicing Shift Whole Loan, the closing date of the securitization of the related Lead Securitization Note.

“Servicing Shift Whole Loan” means the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan and is subordinate to the related Mortgage Loan.

“SYCA 2025-WAG TSA” means the trust and servicing agreement that governs the servicing of the Walgreens Retail Portfolio Whole Loan.

“WFCM 2025-5C6 PSA” means the pooling and servicing agreement that governs the servicing of the 80 International Drive Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

252

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
Mall at Bay Plaza	Serviced	Note A-1 Note A-2 Note A-3 Note B	Non-Control Non-Control Non-Control Control(2)	$70,000,000 $30,000,000 $70,000,000 $110,000,000	WFCM 2025-5C7 BANK5 2025-5YR18 JPMorgan Chase Bank, National Association WFCM 2025-5C7 (Mall at Bay Plaza Loan-Specific Certificates)
City Square White Plains	Non-Serviced	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7 Note A-8	Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control	$50,000,000 $40,000,000 $20,000,000 $15,000,000 $5,000,000 $5,000,000 $5,000,000 $1,000,000	BBCMS 2025-5C38 WFCM 2025-5C7 BBCMS 2025-5C38 WFCM 2025-5C7 BBCMS 2025-5C38 WFCM 2025-5C7 BSPRT CMBS Finance, LLC BBCMS 2025-5C38
Capital Storage Portfolio	Serviced	Note A-1-1 Note A-1-2 Note A-2 Note A-3 Note A-4	Control Non-Control Non-Control Non-Control Non-Control	$60,000,000 $10,000,000 $40,000,000 $20,000,000 $10,000,000	WFCM 2025-5C7 Wells Fargo Bank, National Association BANK5 2025-5YR18 Wells Fargo Bank, National Association Wells Fargo Bank, National Association
Empire Mall	Serviced	Note A-1 Note A-2 Note A-3 Note A-4	Control Non-Control Non-Control Non-Control	$40,000,000 $20,000,000 $20,000,000 $40,000,000	WFCM 2025-5C7 WFCM 2025-5C7 Wells Fargo Bank, National Association German American Capital Corporation
Hilton Daytona Beach Oceanfront Resort	Serviced	Note A-1 Note A-2	Control Non-Control	$58,275,000 $24,975,000	WFCM 2025-5C7 Wells Fargo Bank, National Association
Walgreens Retail Portfolio	Non-Serviced	Note A-1-1 Note A-1-2 Note A-2-1 Note A-2-2 Note A-3-1 Note A-3-2 Note B-1-1 Note B-1-2	Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control	$105,750,000 $105,750,000 $25,000,000 $25,000,000 $25,000,000 $25,000,000 $89,250,000 $89,250,000	SYCA 2025-WAG SYCA 2025-WAG Wells Fargo Bank, National Association WFCM 2025-5C7 Wells Fargo Bank, National Association WFCM 2025-5C7 SYCA 2025-WAG SYCA 2025-WAG
Crossgates Mall	Servicing Shift	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note B	Non-Control(3) Non-Control Non-Control Non-Control Non-Control Non-Control Control	$55,000,000 $25,000,000 $10,000,000 $5,000,000 $5,000,000 $5,000,000 $68,000,000	UBS AG WFCM 2025-5C7 WFCM 2025-5C7 UBS AG UBS AG UBS AG WFCM 2025-5C7 (Crossgates Mall Loan-Specific Certificates)
Central Arts Plaza	Non-Serviced	Note A-1 Note A-2 Note A-3	Control Non-Control Non-Control	$33,000,000 $23,000,000 $7,000,000	BBCMS 2025-5C38 WFCM 2025-5C7 Goldman Sachs Bank USA
80 International Drive	Non-Serviced	Note A-1-1 Note A-1-2 Note A-1-3 Note A-1-4 Note A-2-1 Note A-2-2 Note A-2-3 Note A-2-4	Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control	$20,000,000 $2,500,000 $2,500,000 $10,000,000 $20,000,000 $2,500,000 $2,500,000 $10,000,000	WFCM 2025-5C6 WFCM 2025-5C6 WFCM 2025-5C6 WFCM 2025-5C7 WFCM 2025-5C6 WFCM 2025-5C6 WFCM 2025-5C6 WFCM 2025-5C7
253

CFS Industrial HQ(4)	Non-Serviced	Note A-1 Note A-2 Note A-3	Control Non-Control Non-Control	$22,800,000 $10,000,000 $20,000,000	Goldman Sachs Bank USA Benchmark 2025-V18 WFCM 2025-5C7
Dunbar Apartments	Non-Serviced	Note A-1-A Note A-1-B Note A-1-C Note A-2-A Note A-2-B Note A-2-C Note A-2-D	Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control	$45,000,000 $10,000,000 $5,000,000 $20,000,000 $9,000,000 $6,000,000 $5,000,000	BBCMS 2025-5C37 3650 Capital SCF LOE I(A), LLC 3650 Capital SCF LOE I(A), LLC BBCMS 2025-5C37 BBCMS 2025-5C37 WFCM 2025-5C7 WFCM 2025-5C7
Marriott Melville	Non-Serviced	Note A-1 Note A-2	Control Non-Control	$60,000,000 $11,000,000	BANK5 2025-5YR18 WFCM 2025-5C7

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
(2)	With respect to the Mall at Bay Plaza Whole Loan, the initial Control Note is the Mall at Bay Plaza B Note, unless a Mall at Bay Plaza Control Appraisal Period has occurred and is continuing. During a Mall at Bay Plaza Control Appraisal Period, the Control Note will be Note A-1.
(3)	With respect to the Crossgates Mall Whole Loan, the initial Control Note is the Crossgates Mall B Note, unless a Crossgates Mall Control Appraisal Period has occurred and is continuing. During a Crossgates Mall Control Appraisal Period, the Control Note will be Note A-1.
(4)	The CFS Industrial HQ Whole Loan will be initially serviced under the Benchmark 2025-V18 pooling and servicing agreement. From and after the securitization of the related lead servicing pari passu note, the CFS Industrial HQ Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

For a discussion of the control rights and servicing and intercreditor agreement provisions with respect to the Crossgates Mall Whole Loan, see “—The Servicing Shift AB Whole Loan—The Crossgates Mall Whole Loan”.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of
254

certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA. Notwithstanding the foregoing, with respect to the 80 International Drive Whole Loan, if the transferee of any transfer is not a “Qualified Institutional Lender” as defined in the related co-lender agreement and no event of default under the related loan agreement has occurred and is continuing, then any transfer of a beneficial interest of any promissory note may only be effected in accordance with the related loan agreement.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

255

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or use reasonable efforts to consult) with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire in a specified period (generally five or ten business days) (or, in certain cases, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights the special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other

256

supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to the Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date and a Crossgates Mall Control Appraisal Period is continuing. For a discussion of the provisions of the control provisions of the Crossgates Mall Whole Loan, see “The Servicing Shift AB Whole Loan—The Crossgates Mall Whole Loan”.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than
257

a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan (including the Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date and only for so long as a Crossgates Mall Control Appraisal Period is continuing), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” holder under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is

258

continuing) or consultation (in the case of the Directing Certificateholder or the special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement; provided that such rights will only apply to the Crossgates Mall Whole Loan following the related Servicing Shift Securitization Date and only for so long as a Crossgates Mall Control Appraisal Period is continuing.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire in a specified period (generally five or ten business days) (or, in certain cases, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such

259

Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the securitization governed by the related Non-Serviced PSA).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related note contributed to the securitization governed by the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Serviced AB Whole Loan

The Mall at Bay Plaza Whole Loan

General

The Mall at Bay Plaza Mortgage Loan (9.1%) is part of a split loan structure comprised of four(4) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Mall at Bay Plaza Mortgage Loan is evidenced by one (1) promissory note, Note A-1, with a Cut-off Date Balance of $70,000,000.

The interest rate of each note evidencing the Mall at Bay Plaza Senior Loan (as defined below) is 6.715% and the interest rate of the note evidencing the Mall at Bay Plaza Trust Subordinate Companion Loan is 6.295%.

The Mall at Bay Plaza Trust Subordinate Companion Loan is subordinate to the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan (as defined below) and is evidenced by one (1) promissory note, Note B, with a Cut-off Date Balance of $110,000,000.

260

The related Pari Passu Companion Loan (the “Mall at Bay Plaza Pari Passu Companion Loan” and together with the Mall at Bay Plaza Mortgage Loan, the “Mall at Bay Plaza Senior Loan”) is evidenced by (i) Note A-2 with a Cut-off Date Balance of $30,000,000 and (ii) Note A-3 with a Cut-off Date Balance of $70,000,000. Only the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Trust Subordinate Companion Loan will be included in the issuing entity. The Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan are pari passu with each other in terms of priority. The Mall at Bay Plaza Trust Subordinate Companion Loan is subordinate to the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan in terms of priority. The Mall at Bay Plaza Mortgage Loan, the Mall at Bay Plaza Trust Subordinate Companion Loan and the Mall at Bay Plaza Pari Passu Companion Loans are collectively referred to in this prospectus as the Mall at Bay Plaza Whole Loan (the “Mall at Bay Plaza Whole Loan”). It is anticipated that the related Mall at Bay Plaza Pari Passu Companion Loans will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur.

The rights of the issuing entity as the holder of the Mall at Bay Plaza Mortgage Loan and the rights of the holders of the Mall at Bay Plaza Companion Loans are subject to an Intercreditor Agreement (the “Mall at Bay Plaza Intercreditor Agreement”). The following summaries describe certain provisions of the Mall at Bay Plaza Intercreditor Agreement.

Prior to the occurrence and continuance of a Mall at Bay Plaza Control Appraisal Period, the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the Mall at Bay Plaza Whole Loan, each as more fully described below.

A “Mall at Bay Plaza Control Appraisal Period” will exist with respect to the Mall at Bay Plaza Whole Loan, if and for so long as (a)(1) the initial principal balance of the Mall at Bay Plaza Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (w) any payments of principal allocated to, and received on, the Mall at Bay Plaza Trust Subordinate Companion Loan, (x) any appraisal reduction amount (other than any deemed appraisal reduction amount) for the Mall at Bay Plaza Whole Loan that is allocated to such Mall at Bay Plaza Trust Subordinate Companion Loan, (y) any collateral deficiency amount for the Mall at Bay Plaza Whole Loan that is allocated to the Mall at Bay Plaza Trust Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the Mall at Bay Plaza Whole Loan that are allocated to the Mall at Bay Plaza Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Mall at Bay Plaza Trust Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan. The holder of the Mall at Bay Plaza Trust Subordinate Companion Loan also has the right to purchase the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan in whole but not in part in certain instances as set forth below.

For so long as the Mall at Bay Plaza Trust Subordinate Companion Loan is included in the WFCM 2025-5C7 securitization, the next paragraph below will not apply and will have no force or effect.

The holder of the Mall at Bay Plaza Trust Subordinate Companion Loan is entitled to avoid a Mall at Bay Plaza Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Mall at Bay Plaza Intercreditor Agreement (either

261

(x) or (y), the “Threshold Event Collateral”) and (ii) the Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property.

Servicing

The Mall at Bay Plaza Whole Loan (including the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Trust Subordinate Companion Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the Mall at Bay Plaza Intercreditor Agreement. See “Pooling and Servicing Agreement”.

Application of Payments

The Mall at Bay Plaza Intercreditor Agreement sets forth the respective rights of the holder of the Mall at Bay Plaza Mortgage Loan, the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan, and the holder of the Mall at Bay Plaza Pari Passu Companion Loan with respect to distributions of funds received in respect of the Mall at Bay Plaza Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the Mall at Bay Plaza Whole Loan, (ii) any other event of default for which the Mall at Bay Plaza Whole Loan is actually accelerated, (iii) any other event of default which causes the Mall at Bay Plaza Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Mall at Bay Plaza Sequential Pay Event” ) (or, if such a default has occurred, but has been cured by the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan or the default cure period has not yet expired and the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan is exercising its cure rights under the Mall at Bay Plaza Intercreditor Agreement), after payment of amounts for reserves or escrows required by the Mortgage Loan documents and amounts payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer or trustee, payments and proceeds received with respect to the Mall at Bay Plaza Whole Loan will generally be applied in the following order:

●	first, to each holder of the Mall at Bay Plaza Senior Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mall at Bay Plaza Senior Loan at the Mall at Bay Plaza Senior Loan rate in effect from time to time through the end of the applicable interest accrual period, over (ii) after taking into account any allocations pursuant to clause third below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause first that (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mall at Bay Plaza Senior Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mall at Bay Plaza Senior Loan that would have occurred in connection with related Appraisal Reduction Amounts;
●	second, to each holder of the Mall at Bay Plaza Senior Loan on a pro rata and pari passu basis in an amount equal to their respective percentage interests of all principal
262

payments received (including any Insurance Proceeds or Condemnation Proceeds received), if any, until their principal balances have been reduced to zero;

●	third, as a recovery of accrued and unpaid interest on such Mall at Bay Plaza Senior Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mall at Bay Plaza Senior Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related interest rate for the Mall at Bay Plaza Senior Loan on the portion of the Principal Balance of such Mall at Bay Plaza Senior Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause third on earlier dates);
●	fourth, to each holder of the Mall at Bay Plaza Senior Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the borrower but not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);
●	fifth, to each holder of the Mall at Bay Plaza Senior Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of each such note multiplied by (ii) the applicable relative spread (as set forth in the Mall at Bay Plaza Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan;
●	sixth, to the extent the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the Mall at Bay Plaza Intercreditor Agreement, to reimburse such holder for all such cure payments;
●	seventh, to the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the outstanding principal balance the Mall at Bay Plaza Trust Subordinate Companion Loan at its net interest rate to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mall at Bay Plaza Trust Subordinate Companion Loan at its net interest rate in effect from time to time through the end of the applicable interest accrual period, over (ii) after taking into account any allocations pursuant to clause ninth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause first that (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mall at Bay Plaza Trust Subordinate Companion Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mall at Bay Plaza Trust Subordinate Companion Loan that would have occurred in connection with related Appraisal Reduction Amounts;
263

●	eighth, to the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan in an amount equal to its percentage interest of principal payments received (including any Insurance Proceeds or Condemnation Proceeds received), if any, until its balance has been reduced to zero;
●	ninth, as a recovery of accrued and unpaid interest on Mall at Bay Plaza Trust Subordinate Companion Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for Mall at Bay Plaza Trust Subordinate Companion Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Note B Rate on the portion of the Principal Balance of Note B equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause ninth on earlier dates);
●	tenth, to the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the applicable relative spread (as set forth in the Mall at Bay Plaza Intercreditor Agreement), and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Mall at Bay Plaza Trust Subordinate Companion Loan;
●	eleventh, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the principal balance of the Mall at Bay Plaza Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Mall at Bay Plaza Trust Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;
●	twelfth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the Mall at Bay Plaza Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the Mall at Bay Plaza Mortgage Loan, each holder of the Mall at Bay Plaza Pari Passu Companion Loan and the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan, pro rata, based on their respective percentage interests;
●	thirteenth, to each holder of the Mall at Bay Plaza Mortgage Loan and each holder of the Mall at Bay Plaza Pari Passu Companion Loan on a pro rata basis any penalty charges;
●	fourteenth, to the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan in an amount equal to any penalty charges received; and
●	fifteenth, if any excess amount is available to be distributed in respect of the Mall at Bay Plaza Whole Loan, and not otherwise applied in accordance with the foregoing
264

clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to the holder of the Mall at Bay Plaza Mortgage Loan, each holder of the Mall at Bay Plaza Pari Passu Companion Loan and the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan, based on their respective percentage interests.

Following the occurrence and during the continuance of a Mall at Bay Plaza Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the loan documents and amounts then payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer and trustee, payments and proceeds with respect to the Mall at Bay Plaza Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to each holder of the Mall at Bay Plaza Senior Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mall at Bay Plaza Senior Loan at the Mall at Bay Plaza Senior Loan rate in effect from time to time through the end of the applicable interest accrual period, over (ii) after taking into account any allocations pursuant to clause third below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause first that (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mall at Bay Plaza Senior Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mall at Bay Plaza Senior Loan that would have occurred in connection with related Appraisal Reduction Amounts;
●	second, to the Mall at Bay Plaza Trust Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the Mall at Bay Plaza Trust Subordinate Companion Loan at the net rate for Mall at Bay Plaza Trust Subordinate Companion Loan, to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mall at Bay Plaza Trust Subordinate Companion Loan at the Mall at Bay Plaza Trust Subordinate Companion Loan Rate in effect from time to time through the end of the applicable interest accrual period, over (ii) after taking into account any allocations pursuant to clause ninth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause first that (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mall at Bay Plaza Trust Subordinate Companion Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mall at Bay Plaza Trust Subordinate Companion Loan that would have occurred in connection with related Appraisal Reduction Amounts;
●	third, to each holder of the Mall at Bay Plaza Senior Loan, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;
265

●	fourth, as a recovery of accrued and unpaid interest on such Mall at Bay Plaza Senior Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mall at Bay Plaza Senior Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related net rate for the Mall at Bay Plaza Senior Loan on the portion of the principal balance of such Mall at Bay Plaza Senior Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause fourth on earlier dates);
●	fifth, to the holder of the Mall at Bay Plaza Mortgage Senior Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the borrower but not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);
●	sixth, to each holder of the Mall at Bay Plaza Senior Loan on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) the applicable relative spread (as set forth in the Mall at Bay Plaza Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan;
●	seventh, to the extent the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the sixth Intercreditor Agreement, to reimburse such holder for all such cure payments;
●	eighth, to the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;
●	ninth, as a recovery of accrued and unpaid interest on Mall at Bay Plaza Trust Subordinate Companion Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for Mall at Bay Plaza Trust Subordinate Companion Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related net rate for the Mall at Bay Plaza Trust Subordinate Companion Loan on the portion of the principal balance of the Mall at Bay Plaza Trust Subordinate Companion Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause ninth on earlier dates);
●	tenth, to the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan in an amount equal to the product of (i) percentage interest of such note multiplied by (ii)
266

the relative spread (as set forth in the Mall at Bay Plaza Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Mall at Bay Plaza Trust Subordinate Companion Loan;

●	eleventh, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(tenth) and, as a result of a workout, the principal balance of the Mall at Bay Plaza Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan in an amount up to the reduction, if any, of the Mall at Bay Plaza Trust Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;
●	twelfth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the Mall at Bay Plaza Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the Mall at Bay Plaza Mortgage Loan, each holder of the Mall at Bay Plaza Pari Passu Companion Loan and the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan, pro rata, based on their respective percentage interests;
●	thirteenth, to the holder of the Mall at Bay Plaza Mortgage Loan and each holder of the Mall at Bay Plaza Pari Passu Companion Loan on a pro rata basis in an amount equal to any penalty charged received with respect to the related note;
●	fourteenth, to the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan in an amount equal to any penalty charges received with respect to the related note; and
●	fifteenth, if any excess amount is available to be distributed in respect of the Mall at Bay Plaza Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(fourteenth), any remaining amount is required to be paid pro rata to the holder of the Mall at Bay Plaza Mortgage Loan, each holder of the Mall at Bay Plaza Pari Passu Companion Loan and the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Mall at Bay Plaza Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Trust Subordinate Companion Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Mall at Bay Plaza Pari Passu Companion Loan or any loans included in any future securitization trust related to the Mall at Bay Plaza Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or Servicing Advance) allocable to the Mall at Bay Plaza Pari Passu Companion Loan and the Mall at Bay Plaza Trust Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the Mall at Bay Plaza Pari Passu Companion Loan and the Mall at Bay Plaza Trust Subordinate Companion Loan or from general

267

collections with respect to the securitization of the Mall at Bay Plaza Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

For more information regarding the allocation of collections and expenses in respect of the Mall at Bay Plaza Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

Pursuant to the Mall at Bay Plaza Intercreditor Agreement, the controlling holder with respect to the Mall at Bay Plaza Whole Loan (the “Mall at Bay Plaza Controlling Noteholder”), as of any date of determination, will be (i) the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan, unless a Mall at Bay Plaza Control Appraisal Period has occurred and is continuing or (ii) if a Mall at Bay Plaza Control Appraisal Period has occurred and is continuing, the holder of the Mall at Bay Plaza Mortgage Loan; provided that at any time the holder of the Mall at Bay Plaza Mortgage Loan is the Mall at Bay Plaza Controlling Noteholder and is included in the issuing entity, references to the “Mall at Bay Plaza Controlling Noteholder” will mean the Controlling Class Certificateholders, as and to the extent provided in the PSA; provided, further, that, if the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan would be the Mall at Bay Plaza Controlling Noteholder pursuant to the terms hereof, but any interest in the Mall at Bay Plaza Trust Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the Mall at Bay Plaza Controlling Noteholder, a Mall at Bay Plaza Control Appraisal Period will be deemed to have occurred. The Mall at Bay Plaza Trust Subordinate Companion Loan holder is the Mall at Bay Plaza Controlling Noteholder as of the Closing Date.

Pursuant to the Mall at Bay Plaza Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Mall at Bay Plaza Whole Loan or the Mortgage Loan documents (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Mall at Bay Plaza Major Decision has been requested or proposed, at least ten (10) business days prior to taking action with respect to such Mall at Bay Plaza Major Decision (or making a determination not to take action with respect to such Mall at Bay Plaza Major Decision), the special servicer must receive the written consent of the Mall at Bay Plaza Controlling Noteholder (or its representative) before implementing a decision with respect to such Mall at Bay Plaza Major Decision. In connection with any such Major Decision, the master servicer or special servicer, as applicable, will be required to provide to the Mall at Bay Plaza Mortgage Loan holder (or its “Directing Certificateholder” or analogous term under the PSA) (with a copy to each Mall at Bay Plaza Circle Pari Passu Companion Loan holder) (i) a copy of the related Major Decision Reporting Package at the same time as it is provided to the Mall at Bay Plaza Controlling Noteholder (or its Controlling Noteholder Representative) and (ii) prompt written notice that a Mall at Bay Plaza Major Decision has been made, after it is finalized and/or executed. Notwithstanding the foregoing, following the occurrence of an extraordinary event with respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Mall at Bay Plaza Controlling Noteholder (or its representative) if the master servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders of the Mall at Bay Plaza Whole Loan, and the master servicer has made a reasonable effort to contact the Mall at Bay Plaza Controlling Noteholder (or its representative). The foregoing does not relieve the holder of the Mall at Bay Plaza Mortgage

268

Loan (or master servicer acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the master servicer may not follow any advice or consultation provided by the Mall at Bay Plaza Controlling Noteholder (or its representative) that would require or cause the master servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer to violate provisions of the Mall at Bay Plaza Intercreditor Agreement or the PSA, require or cause the master servicer to violate the terms of the Mall at Bay Plaza Whole Loan, or materially expand the scope of any master servicer’s responsibilities under the Mall at Bay Plaza Intercreditor Agreement.

During the continuance of a Mall at Bay Plaza Control Appraisal Period, the holder of the Mall at Bay Plaza Mortgage Loan (or the servicer acting on its behalf) will be required to provide copies of any notice, information and report that it is required to provide to the MBP Directing Holder pursuant to the PSA with respect to any Mall at Bay Plaza Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mall at Bay Plaza Whole Loan, to each holder of the notes of the Mall at Bay Plaza Whole Loan other than the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Trust Subordinate Companion Loan (or the controlling class representative thereof) (each such holder, a “Non-Controlling Note Holder”), within the same time frame it is required to provide to the MBP Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to the MBP Directing Holder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding the foregoing, during the continuance of a Mall at Bay Plaza Control Appraisal Period, the master servicer or special servicer, as applicable, will be required to consult with the Non-Controlling Note Holder (or its controlling class representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, the Non-Controlling Note Holder (or its controlling class representative) requests consultation with respect to any such Mall at Bay Plaza Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mall at Bay Plaza Whole Loan, and consider alternative actions recommended by the Non-Controlling Note Holder (or its controlling class representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to the Non-Controlling Note Holders (or its controlling class representative) by the master servicer or special servicer, as applicable, of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Controlling Class Representative, the master servicer or special servicer, as applicable, will no longer be obligated to consult with the respective Non-Controlling Note Holder (or its controlling class representative), whether or not the Non-Controlling Note Holder (or its controlling class representative) has responded within such ten (10) Business Day period (unless, the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

In addition to the consultation rights of each Non-Controlling Note Holder (or its representative), during the continuance of a Mall at Bay Plaza Control Appraisal Period, the Non-Controlling Note Holder will have the right to attend annual meetings (either telephonically or in person, in the discretion of the master servicer) with the holder of the Mall at Bay Plaza Mortgage Loan (or the servicer acting on its behalf) at the offices of the master servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer, as applicable, in which servicing issues related to the Mall at Bay Plaza Whole Loan are discussed.

269

“Mall at Bay Plaza Major Decision” means:

(i)                            any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property) of the ownership of the property or properties securing the Mall at Bay Plaza Whole Loan if it comes into and continues in default;

(ii)                         any modification, consent to a modification or waiver of any monetary term (other than late fees, Penalty Charges and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan documents or any extension of the maturity date of the Mall at Bay Plaza Whole Loan;

(iii)                       following a default or an event of default with respect to the Mortgage Loan documents, any exercise of remedies, including the acceleration of the Mall at Bay Plaza Whole Loan or initiation of any proceedings, judicial or otherwise, under the related the Mortgage Loan documents;

(iv)                       any sale of the Mall at Bay Plaza Whole Loan (when it is a Defaulted Loan) or REO Property for less than the applicable Purchase Price (as defined in the PSA);

(v)                         any determination to bring the Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the PSA) located at the Mortgaged Property or an REO Property;

(vi)                       any release of material collateral or any acceptance of substitute or additional collateral for the Mall at Bay Plaza Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)                    any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mall at Bay Plaza Whole Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Mortgaged Property or of any direct or indirect legal or beneficial interests in the borrower;

(viii)                 any incurrence of additional debt by the borrower or any mezzanine financing by any direct or indirect beneficial owner of the borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan documents);

(ix)                      any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mall at Bay Plaza Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto;

(x)                         any property management company changes, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan documents);

(xi)                     any releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

270

(xii)                  any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Mall at Bay Plaza Whole Loan other than pursuant to the specific terms of the Mortgage Loan documents and for which there is no lender discretion, or the approval of any replacement or additional guarantor under the Mortgage Loan documents (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan documents);

(xiii)               any determination of an Acceptable Insurance Default;

(xiv)               any modification, waiver, termination, renewal or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at the Mortgaged Property if it would be a Major Lease (as defined in the Mortgage Loan documents) (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan documents);

(xv)                   any determination by the Master Servicer to transfer the Mall at Bay Plaza Whole Loan to the Special Servicer pursuant to clauses (iii) or (ix) of the definition of Servicing Transfer Event (as defined in the PSA);

(xvi)                any adoption or implementation of a budget submitted by the borrower to the extent lender approval is required under the Mortgage Loan documents;

(xvii)              the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower;

(xviii)           the approval of any property improvement plans or other material alterations proposed for the Mortgaged Property to the extent lender approval is required under the Mortgage Loan documents;

(xix)              any proposed material modification or waiver of the insurance requirements set forth in the Mortgage Loan documents, other than pursuant to the specific terms of such Mortgage Loan documents and for which there is no lender discretion;

(xx)                 any material change in the standards contained in the Mortgage Loan documents for alterations, leasing, material agreement and budget approvals, if any, to the extent that the consent of the lender is required for any such matter;

(xxi)              any filing of a bankruptcy or similar action against the borrower or guarantor or the election of any action in a bankruptcy or Insolvency Proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a § 363 sale, order shortening time or similar motion of procedure in an Insolvency Proceeding or making an § 1111(b)(2) election on behalf of the Noteholders;

(xxii)          any waiver of a covenant of the borrower relating to maintaining its status as a special purpose entity; or

(xxiii)        if the Mortgaged Property is an REO Property, approval of operating and business plans,

provided, however that upon the occurrence and during the continuance of a Control Appraisal Period, “Major Decision” will have the meaning given to such term in the PSA.

271

Cure Rights

For so long as the Mall at Bay Plaza Trust Subordinate Companion Loan is included in the WFCM 2025-5C7 securitization, the next paragraph below will not apply and will have no force or effect.

In the event that the borrower of the Mall at Bay Plaza Whole Loan fails to make any payment of principal or interest on the Mall at Bay Plaza Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a Mall at Bay Plaza Control Appraisal Period has occurred and is continuing, the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan will have the right to cure such event of default, subject to certain limitations set forth in the Mall at Bay Plaza Intercreditor Agreement. The holder of the Mall at Bay Plaza Trust Subordinate Companion Loan will be limited to six (6) cures of monetary defaults, no more than three (3) of which may be consecutive, or cures of non-monetary defaults. The holder of the Mall at Bay Plaza Trust Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

For so long as the Mall at Bay Plaza Trust Subordinate Companion Loan is included in the WFCM 2025-5C7 securitization, the next paragraphs below will not apply and will have no force or effect.

If an event of default with respect to Mall at Bay Plaza Whole Loan has occurred and is continuing, the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan will have the option to purchase the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan, (b) accrued and unpaid interest on the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the Mall at Bay Plaza Whole Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the Mortgage Loan documents, including among other items, servicing advances and any accrued and unpaid special servicing fees, (e) any accrued and unpaid interest on advances, (f) any amounts payable in respect of the Mall at Bay Plaza Whole Loan to the asset representations reviewer, (g) if (i) the borrower or borrower related party is the purchaser or (ii) if the Mall at Bay Plaza Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the Mall at Bay Plaza Intercreditor Agreement, any liquidation or workout fees, and (h) certain additional amounts to the extent provided for in the Mall at Bay Plaza Intercreditor Agreement.

Special Servicer Appointment Rights

Pursuant to the terms of the Mall at Bay Plaza Intercreditor Agreement and the PSA, the holder of the Mall at Bay Plaza Trust Subordinate Companion Loan (prior to the occurrence and continuance of a Mall at Bay Plaza Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the Mall at Bay Plaza Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The MBP Directing Holder (after the occurrence and continuance of a Mall at Bay Plaza Control Appraisal Period and prior to the occurrence and continuance of a Control Termination Event),

272

and the applicable certificateholders with the requisite percentage of Voting Rights (after the occurrence and continuance of a Mall at Bay Plaza Control Appraisal Period and the occurrence and continuance of Control Termination Event) will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the Mall at Bay Plaza Whole Loan and appoint a replacement special servicer in lieu of such special servicer, as described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The Mall at Bay Plaza Controlling Noteholder agrees and acknowledges that the PSA may contain provisions such that any special servicer could be terminated under the PSA based on a recommendation by the operating advisor if (A) the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the holders of securities issued under the PSA (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The Mall at Bay Plaza Controlling Noteholder will retain its right to remove, appoint and replace the special servicer, but the Mall at Bay Plaza Controlling Noteholder may not restore a special servicer that has been removed in accordance with the preceding sentence.

The Servicing Shift AB Whole Loan

The Crossgates Mall Whole Loan

General

The Crossgates Mall Mortgage Loan (4.5%) is part of a split loan structure comprised of seven (7) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Crossgates Mall Mortgage Loan is evidenced by two (2) promissory notes, Note A-2 and Note A-3, with an aggregate Cut-off Date Balance of $35,000,000.

The Crossgates Mall Trust Subordinate Companion Loan is subordinate to the Crossgates Mall Mortgage Loan and the Crossgates Mall Pari Passu Companion Loan (as defined below) and is evidenced by one (1) promissory note, Note B, with a Cut-off Date Balance of $68,000,000.

The related Pari Passu Companion Loan (the “Crossgates Mall Pari Passu Companion Loan”) is evidenced by (i) Note A-1 with a Cut-off Date Balance of $55,000,000 (the “Crossgates Mall Controlling Senior Note” and the “Lead Securitization Note”), (ii) Note A-4 with a Cut-off Date Balance of $5,000,000, (iii) Note A-5 with a Cut-off Date Balance of $5,000,000 and (iv) Note A-6 with a Cut-off Date Balance of $5,000,000. Only the Crossgates Mall Mortgage Loan and the Crossgates Mall Trust Subordinate Companion Loan will be included in the issuing entity. The Crossgates Mall Mortgage Loan and the Crossgates Mall Pari Passu Companion Loan are pari passu with each other in terms of priority. The Crossgates Mall Trust Subordinate Companion Loan is subordinate to the Crossgates Mall Mortgage Loan and the Crossgates Mall Pari Passu Companion Loan in terms of priority. The Crossgates Mall Mortgage Loan, the Crossgates Mall Trust Subordinate Companion Loan and the Crossgates Mall Pari Passu Companion Loans are collectively referred to in this prospectus as the Crossgates Mall Whole Loan (the “Crossgates Mall Whole Loan”). It is anticipated that the related Crossgates Mall Pari Passu Companion Loans will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur.

273

The rights of the issuing entity as the holder of the Crossgates Mall Mortgage Loan and the rights of the holders of the Crossgates Mall Companion Loans are subject to a co-lender agreement (the “Crossgates Mall Intercreditor Agreement”). The following summaries describe certain provisions of the Crossgates Mall Intercreditor Agreement.

Prior to the occurrence and continuance of a Crossgates Mall Control Appraisal Period, the holder of the Crossgates Mall Trust Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the Crossgates Mall Whole Loan, each as more fully described below.

A “Crossgates Mall Control Appraisal Period” will exist with respect to the Crossgates Mall Whole Loan, if and for so long as (a)(1) the initial principal balance of the Crossgates Mall Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as scheduled principal, principal prepayments or otherwise) allocated to, and received on, the Crossgates Mall Trust Subordinate Companion Loan, (y) any appraisal reduction amount for the Crossgates Mall Whole Loan that is allocated to such Crossgates Mall Trust Subordinate Companion Loan and any Collateral Deficiency Amount (as defined in the PSA) that is allocated to such Crossgates Mall Trust Subordinate Companion Loan pursuant to the PSA and (z) any losses realized with respect to the Mortgaged Property or the Crossgates Mall Whole Loan that are allocated to the Crossgates Mall Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Crossgates Mall Trust Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received, by the holder of the Crossgates Mall Trust Subordinate Companion Loan. The holder of the Crossgates Mall Trust Subordinate Companion Loan also has the right to purchase the Crossgates Mall Mortgage Loan and the Crossgates Mall Pari Passu Companion Loan in whole but not in part in certain instances as set forth below.

For so long as the Crossgates Mall Trust Subordinate Companion Loan is included in a securitization, the next paragraph below will not apply and will have no force or effect.

The holder of the Crossgates Mall Trust Subordinate Companion Loan (or the CG Controlling Class Representative for so long as the Crossgates Mall Trust Subordinate Companion Loan is included in the WFCM 2025-5C7 securitization) is entitled to avoid a Crossgates Mall Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution that meets the rating requirements as described in the Crossgates Mall Intercreditor Agreement (either (x) or (y), the “Threshold Event Collateral”) and (ii) the Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the PSA, would cause the applicable Crossgates Mall Control Appraisal Period not to occur.

Servicing

The Crossgates Mall Whole Loan (including the Crossgates Mall Mortgage Loan and the Crossgates Mall Trust Subordinate Companion Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer pursuant to the PSA only temporarily, until the securitization of the Crossgates Mall note A-1 (the “Lead Securitization Note”), in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the Crossgates Mall Intercreditor Agreement. From and after the securitization of the Lead Securitization Note, the servicing and administration of the

274

Crossgates Mall Whole Loan will shift to the applicable master servicer and special servicer under the related pooling and servicing agreement (the “Crossgates Mall Servicing Shift PSA”) that governs the securitization of the Crossgates Mall note A-1 and will be governed exclusively by the Crossgates Mall Servicing Shift PSA and the Crossgates Mall Intercreditor Agreement. See “Pooling and Servicing Agreement” and “The Servicing of the Crossgates Mall Whole Loan Will Shift to Other Servicers”.

Application of Payments

The Crossgates Mall Intercreditor Agreement sets forth the respective rights of the holder of the Crossgates Mall Mortgage Loan, the holder of the Crossgates Mall Trust Subordinate Companion Loan, and the holder of the Crossgates Mall Pari Passu Companion Loan with respect to distributions of funds received in respect of the Crossgates Mall Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the Crossgates Mall Whole Loan, (ii) any other event of default for which the Crossgates Mall Whole Loan is actually accelerated, (iii) any other event of default which causes the Crossgates Mall Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Crossgates Mall Sequential Pay Event”) (or, if such a default has occurred, but has been cured or waived or the default cure period has not yet expired and the holder of the Crossgates Mall Trust Subordinate Companion Loan is exercising its cure rights under the Crossgates Mall Intercreditor Agreement), after payment of amounts for reserves or escrows required by the Mortgage Loan documents and amounts payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer or trustee, payments and proceeds received with respect to the Crossgates Mall Whole Loan will generally be applied in the following order:

●       first, to each holder of the Crossgates Mall Mortgage Loan and each holder of the Crossgates Mall Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●       second, to each holder of the Crossgates Mall Mortgage Loan and each holder of the Crossgates Mall Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to their respective percentage interests of all principal payments received, if any, with respect to the Crossgates Mall Whole Loan until their principal balances have been reduced to zero;

●       third, to each holder of the Crossgates Mall Mortgage Loan and each holder of the Crossgates Mall Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●       fourth, to holder of the Crossgates Mall Mortgage Loan and each holder of the Crossgates Mall Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to any prepayment premium with respect to each such note to the extent paid by the borrower;

●       fifth, if, as a result of a workout the principal balances of the Crossgates Mall Mortgage Loan and Crossgates Mall Pari Passu Companion Loans have been reduced, to each holder of the Crossgates Mall Mortgage Loan and each holder of the Crossgates Mall Pari Passu Companion Loan on a pro rata and pari passu basis in an amount up to the

275

reduction of the principal balance of each such note as a result of such workout, plus interest on such amount at its net interest rate;

●       sixth, to the holder of the Crossgates Mall Trust Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal balance the Crossgates Mall Trust Subordinate Companion Loan at its net interest rate;

●       seventh, to the holder of the Crossgates Mall Trust Subordinate Companion Loan in an amount equal to its percentage interest of principal payments remaining after allocation of principal pursuant to the foregoing clause (second), if any, with respect to the Crossgates Mall Whole Loan, until its balance has been reduced to zero;

●       eighth, to the holder of the Crossgates Mall Trust Subordinate Companion Loan in an amount equal to any prepayment premium with respect to such note to the extent paid by the borrower;

●       ninth, to the extent the holder of the Crossgates Mall Trust Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the Crossgates Mall Intercreditor Agreement, to reimburse such holder for all such cure payments;

●       tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the principal balance of the Crossgates Mall Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Crossgates Mall Trust Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Crossgates Mall Trust Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●       eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the Crossgates Mall Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the Crossgates Mall Mortgage Loan, each holder of the Crossgates Mall Pari Passu Companion Loan and the holder of the Crossgates Mall Trust Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

●       twelfth, if any excess amount is available to be distributed in respect of the Crossgates Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(eleventh), any remaining amount is required to be paid pro rata to the holder of the Crossgates Mall Mortgage Loan, each holder of the Crossgates Mall Pari Passu Companion Loan and the holder of the Crossgates Mall Trust Subordinate Companion Loan, based on their respective percentage interests, provided that any remaining penalty charges allocated to the holder of the Crossgates Mall Mortgage Loan and the holder of the Crossgates Mall Trust Subordinate Companion Loan will be used to pay the master servicer and/or the special servicer as additional servicing compensation as provided in the PSA.

Following the occurrence and during the continuance of a Crossgates Mall Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the loan

276

documents and amounts then payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer and trustee, payments and proceeds with respect to the Crossgates Mall Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●       first, to each holder of the Crossgates Mall Mortgage Loan and each holder of the Crossgates Mall Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate;

●       second, to the holder of the Crossgates Mall Trust Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the outstanding principal balance the Crossgates Mall Trust Subordinate Companion Loan at its net interest rate;

●       third, to each holder of the Crossgates Mall Mortgage Loan and each holder of the Crossgates Mall Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to their respective percentage interests of all principal payments received, if any, with respect to the Crossgates Mall Whole Loan until their principal balances have been reduced to zero;

●       fourth, to the holder of the Crossgates Mall Mortgage Loan and each holder of the Crossgates Mall Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●       fifth, to holder of the Crossgates Mall Mortgage Loan and each holder of the Crossgates Mall Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to any prepayment premium with respect to each such note to the extent paid by the borrower;

●       sixth, if, as a result of a workout the principal balances of the Crossgates Mall Mortgage Loan and Crossgates Mall Pari Passu Companion Loans have been reduced, to each holder of the Crossgates Mall Mortgage Loan and each holder of the Crossgates Mall Pari Passu Companion Loan on a pro rata and pari passu basis in an amount up to the reduction of the principal balance of each such note as a result of such workout, plus interest on such amount at its net interest rate;

●       seventh, to the holder of the Crossgates Mall Trust Subordinate Companion Loan in an amount equal to its outstanding principal balance with respect to the Crossgates Mall Whole Loan, until its balance has been reduced to zero;

●       eighth, to the holder of the Crossgates Mall Trust Subordinate Companion Loan in an amount equal to any prepayment premium with respect to such note to the extent paid by the borrower;

●       ninth, to the extent the holder of the Crossgates Mall Trust Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the Crossgates Mall Intercreditor Agreement, to reimburse such holder for all such cure payments;

●       tenth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the principal balance of the Crossgates Mall Trust Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the

277

holder of the Crossgates Mall Trust Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Crossgates Mall Trust Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●       eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the Crossgates Mall Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the Crossgates Mall Mortgage Loan, each holder of the Crossgates Mall Pari Passu Companion Loan and the holder of the Crossgates Mall Trust Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

●       twelfth, if any excess amount is available to be distributed in respect of the Crossgates Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(eleventh), any remaining amount is required to be paid pro rata to the holder of the Crossgates Mall Mortgage Loan, each holder of the Crossgates Mall Pari Passu Companion Loan and the holder of the Crossgates Mall Trust Subordinate Companion Loan, based on their respective percentage interests, provided that any remaining penalty charges allocated to the holder of the Crossgates Mall Mortgage Loan and the holder of the Crossgates Mall Trust Subordinate Companion Loan will be used to pay the master servicer and/or the special servicer as additional servicing compensation as provided in the PSA.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Crossgates Mall Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Crossgates Mall Mortgage Loan and the Crossgates Mall Trust Subordinate Companion Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Crossgates Mall Pari Passu Companion Loan or any loans included in any future securitization trust related to the Crossgates Mall Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or Servicing Advance) allocable to the Crossgates Mall Pari Passu Companion Loan and the Crossgates Mall Trust Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the Crossgates Mall Pari Passu Companion Loan and the Crossgates Mall Trust Subordinate Companion Loan or from general collections with respect to the securitization of the Crossgates Mall Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

For more information regarding the allocation of collections and expenses in respect of the Crossgates Mall Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

Pursuant to the Crossgates Mall Intercreditor Agreement, the controlling holder with respect to the Crossgates Mall Whole Loan (the “Crossgates Mall Controlling Noteholder”), as

278

of any date of determination, will be (i) the holder of the Crossgates Mall Trust Subordinate Companion Loan, unless a Crossgates Mall Control Appraisal Period has occurred and is continuing or (ii) if a Crossgates Mall Control Appraisal Period has occurred and is continuing, the holder of the Crossgates Mall Controlling Senior Note; provided that at any time on and after the related Servicing Shift Securitization Date, and for so long as a Crossgates Mall Control Appraisal Period is continuing, references to the “Crossgates Mall Controlling Noteholder” will mean the “directing certificateholder” (or similar term) under the related Servicing Shift PSA, as and to the extent provided in such Servicing Shift PSA; provided, further, that, if the holder of the Crossgates Mall Trust Subordinate Companion Loan would be the Crossgates Mall Controlling Noteholder, but any interest in the Crossgates Mall Trust Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the Crossgates Mall Controlling Noteholder, a Crossgates Mall Control Appraisal Period will be deemed to have occurred. The Crossgates Mall Trust Subordinate Companion Loan holder is the Crossgates Mall Controlling Noteholder as of the Closing Date.

Pursuant to the Crossgates Mall Intercreditor Agreement, the Crossgates Mall Controlling Noteholder (or its representative) will have, with respect to the Crossgates Mall Whole Loan, all of the same rights and powers the Controlling Class Representative would otherwise have under the PSA with respect to other Mortgage Loans, including without limitation, the right to consent and/or consult regarding Major Decisions and other servicing matters, the right to advise (1) the special servicer with respect to the specially serviced mortgage loan and (2) the special servicer with respect to the non-specially serviced mortgage loan as to all matters for which the Master Servicer must obtain the consent or deemed consent of the special servicer, and the right to direct the special servicer to take, or to refrain from taking, such other actions with respect to the Crossgates Mall Whole Loan as the Controlling Class Representative may deem advisable or as to which provision is otherwise made therein, in each case subject to the terms and conditions of the PSA. With respect to any consent, modification, amendment or waiver under or other action in respect of the Crossgates Mall Whole Loan or the Mortgage Loan documents (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Crossgates Mall Major Decision has been requested or proposed, the special servicer may not take any action or issue any consent or waiver without providing at least ten (10) business days prior notice of such action with respect to such Crossgates Mall Major Decision (or making a determination not to take action with respect to such Crossgates Mall Major Decision), and the special servicer must receive the written consent of the Crossgates Mall Controlling Noteholder (or its representative) before implementing a decision with respect to such Crossgates Mall Major Decision. Notwithstanding the foregoing, if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Crossgates Mall Controlling Noteholder (or its representative) if the master servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders of the Crossgates Mall Whole Loan, and the master servicer has made a reasonable effort to contact the Crossgates Mall Controlling Noteholder (or its representative). The foregoing does not relieve the holder of the Crossgates Mall Mortgage Loan (or master servicer acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the master servicer may not follow any advice or consultation provided by the Crossgates Mall Controlling Noteholder (or its representative) that would require or cause the master servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer to violate provisions of the Crossgates Mall Intercreditor Agreement or the PSA,

279

require or cause the master servicer to violate the terms of the Crossgates Mall Whole Loan, or materially expand the scope of any master servicer’s responsibilities under the Crossgates Mall Intercreditor Agreement.

During the continuance of a Crossgates Mall Control Appraisal Period, (i) if the Crossgates Mall Lead Securitization Note has been securitized, the holder of the Crossgates Mall Lead Securitization Note (or the servicer acting on its behalf) or (ii) otherwise, the holder of the Crossgates Mall Mortgage Loan (or the servicer on its behalf) will be required to provide copies of any notice, information and report that it is required to provide to the CG Directing Holder with respect to any Crossgates Mall Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Crossgates Mall Whole Loan, to each holder of the other notes of the Crossgates Mall Whole Loan other than the Crossgates Mall Trust Subordinate Companion Loan (or the controlling class representative thereof) within the same time frame it is required to provide to the CG Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to the CG Directing Holder under the PSA or servicing shift pooling and servicing agreement, as applicable, due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding the foregoing, during the continuance of a Crossgates Mall Control Appraisal Period, the master servicer or special servicer, as applicable, will be required to consult with the holders of the Crossgates Mall Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 (each, a “Non-Lead Securitization Note Holder”) (or its controlling class representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, each Non-Lead Securitization Note Holder (or its controlling class representative) requests consultation with respect to any such Crossgates Mall Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Crossgates Mall Whole Loan, and consider alternative actions recommended by each Non-Lead Securitization Note Holder (or its controlling class representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to each Non-Lead Securitization Note Holder (or its controlling class representative) by the master servicer or special servicer, as applicable, of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Controlling Class Representative, the master servicer or special servicer, as applicable, will no longer be obligated to consult with the respective Non-Lead Securitization Note Holder (or its controlling class representative), whether or not the Non-Controlling Note Holder (or its controlling class representative) has responded within such ten (10) Business Day period (unless, the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

In addition to the consultation rights of each Non-Lead Securitization Note Holder (or its representative), during the continuance of a Crossgates Mall Control Appraisal Period, the Non-Lead Securitization Note Holders will have the right to attend annual meetings (either telephonically or in person, in the discretion of the master servicer) with the holder of the Crossgates Mall Mortgage Loan (or the servicer acting on its behalf) at the offices of the master servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer, as applicable, in which servicing issues related to the Crossgates Mall Whole Loan are discussed.

280

“Crossgates Mall Major Decision” means:

(i)                            any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property) of the ownership of the property or properties securing the Crossgates Mall Whole Loan if it comes into and continues in default;

(ii)                         any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Crossgates Mall Whole Loan documents or any extension of the maturity date of the Crossgates Mall Whole Loan;

(iii)                       following a default or an event of default with respect to the Crossgates Mall Whole Loan documents, any exercise of remedies, including the acceleration of the Crossgates Mall Whole Loan or initiation of any proceedings, judicial or otherwise, under the related the Crossgates Mall Whole Loan documents;

(iv)                       any sale of the Crossgates Mall Whole Loan (when it is a Defaulted Loan) or REO Property for less than the applicable Purchase Price (as defined in the PSA);

(v)                          any determination to bring the Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the PSA) located at the Mortgaged Property or an REO Property;

(vi)                       any release of material collateral or any acceptance of substitute or additional collateral for the Crossgates Mall Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Crossgates Mall Whole Loan documents and for which there is no lender discretion;

(vii)                     any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Crossgates Mall Whole Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Mortgaged Property or of any direct or indirect legal or beneficial interests in the borrower;

(viii)                 any incurrence of additional debt by the borrower or any mezzanine financing by any direct or indirect beneficial owner of the borrower (to the extent that the lender has consent rights pursuant to the related Crossgates Mall Whole Loan documents);

(ix)                    any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Crossgates Mall Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto (in each case, if the lender is required to consent to or approve such changes under the Crossgates Mall Whole Loan documents); provided, that any such modification or amendment that would adversely impact the Master Servicer shall additionally require the consent of the Master Servicer as a condition to its effectiveness;

(x)                        any property management company changes, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager, and any new management agreement or amendment, modification or termination of any management agreement (in each case,

281

if the lender is required to consent or approve such changes under the Crossgates Mall Whole Loan documents);

(xi)                     any releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Crossgates Mall Whole Loan documents and for which there is no lender discretion;

(xii)                  any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Crossgates Mall Whole Loan other than pursuant to the specific terms of the Crossgates Mall Whole Loan documents and for which there is no lender discretion, or the approval of any replacement or additional guarantor under the Crossgates Mall Whole Loan documents (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan documents);

(xiii)               any determination of an acceptable insurance default;

(xiv)                any modification, waiver, termination, renewal or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at the Mortgaged Property if it would be a Major Lease (as defined in the Crossgates Mall Whole Loan documents) (in each case, if the lender is required to consent or approve such changes under the Crossgates Mall Whole Loan documents);

(xv)                   any determination by the Master Servicer to transfer the Crossgates Mall Whole Loan to the Special Servicer pursuant to the reasonably foreseeable default servicing transfer event set forth in the PSA);

(xvi)                any adoption or implementation of a budget submitted by the borrower to the extent lender approval is required under the Crossgates Mall Whole Loan documents;

(xvii)             the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower;

(xviii)           the approval of any property improvement plans or other material alterations proposed for the Mortgaged Property to the extent lender approval is required under the Mortgage Loan documents;

(xix)              any proposed material modification or waiver of the insurance requirements set forth in the Crossgates Mall Whole Loan documents, other than pursuant to the specific terms of such Crossgates Mall Whole Loan documents and for which there is no lender discretion;

(xx)                 any material change in the standards contained in the Crossgates Mall Whole Loan documents for alterations, leasing, material agreement and budget approvals, if any, to the extent that the consent of the lender is required for any such matter;

(xxi)              any filing of a bankruptcy or similar action against the borrower or guarantor or the election of any action in a bankruptcy or Insolvency Proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a § 363 sale, order shortening time or similar motion

282

of procedure in an Insolvency Proceeding or making an § 1111(b)(2) election on behalf of the Noteholders;

(xxii)           any waiver of a covenant of the borrower relating to maintaining its status as a special purpose entity;

(xxiii)         if the Mortgaged Property is an REO Property, approval of operating and business plans; or

(xxiv)         any approval of a material lease or the extension, modification, or termination thereof, to the extent lender approval is required under the Mortgage Loan Documents.

Cure Rights

For so long as the Crossgates Mall Trust Subordinate Companion Loan is included in a securitization, the next paragraph below will not apply and will have no force or effect unless 100% of the Crossgates Mall Loan-Specific Certificates are held by the same Person.

In the event that the borrower of the Crossgates Mall Whole Loan fails to make any payment of principal or interest on the Crossgates Mall Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a Crossgates Mall Control Appraisal Period has occurred and is continuing, the holder of the Crossgates Mall Trust Subordinate Companion Loan will have the right to cure such event of default, subject to certain limitations set forth in the Crossgates Mall Intercreditor Agreement. The holder of the Crossgates Mall Trust Subordinate Companion Loan will be limited to six (6) cures of monetary defaults, no more than four (4) of which may be consecutive, or cures of non-monetary defaults. The holder of the Crossgates Mall Trust Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

For so long as the Crossgates Mall Trust Subordinate Companion Loan is included in a securitization, the next paragraphs below will not apply and will have no force or effect.

If an event of default with respect to Crossgates Mall Whole Loan has occurred and is continuing, the holder of the Crossgates Mall Trust Subordinate Companion Loan will have the option to purchase the Crossgates Mall Mortgage Loan and the Crossgates Mall Pari Passu Companion Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Crossgates Mall Mortgage Loan and the Crossgates Mall Pari Passu Companion Loan, (b) accrued and unpaid interest on the Crossgates Mall Mortgage Loan and the Crossgates Mall Pari Passu Companion Loan through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the Crossgates Mall Whole Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) without duplication of amounts under clause (c), any unreimbursed advances and any expenses incurred in enforcing the related mortgage loan documents, including among other items, property advances and any accrued and unpaid special servicing fees, (e) without duplication of amounts under clause (c), any accrued and unpaid interest on advances, (f) any liquidation fees or workout fees payable with respect to the Crossgates Mall Whole Loan, if (i) the borrower or borrower related party is the purchaser or (ii) if the Crossgates Mall Whole Loan is not purchased within ninety (90) days after such option first becomes exercisable pursuant

283

to the Crossgates Mall Intercreditor Agreement and (g) certain additional amounts to the extent provided for in the Crossgates Mall Intercreditor Agreement. Notwithstanding the foregoing, the purchase price excludes clauses (d) through (f) above if the seller is a borrower-related party.

If the holder of the Crossgates Mall Trust Subordinate Companion Loan exercises its purchase option in accordance with the Crossgates Mall Intercreditor Agreement, upon the Crossgates Mall Mortgage Loan being transferred to the holder of the Crossgates Mall Trust Subordinate Companion Loan, such holder will be entitled to terminate the PSA with respect to the Crossgates Mall Mortgage Loan in its sole discretion, without payment of any termination fees.

Anything in the Crossgates Mall Intercreditor Agreement or in the PSA to the contrary notwithstanding, in the event that any Crossgates Mall Note is included in a REMIC and any other is not, such other Crossgates Mall Noteholder will not be required to reimburse the Crossgate Mall Noteholders that deposited a Crossgates Mall Note into a REMIC or any other Person for payment of (i) any taxes imposed on such securitization, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor will any disbursement or payment otherwise distributable to the other Crossgates Mall Noteholder be reduced to offset or make-up any such payment or deficit.

Special Servicer Appointment Rights

Pursuant to the Crossgates Mall Intercreditor Agreement, the holder of the Crossgates Mall Trust Subordinate Companion Loan (unless (i) a Crossgates Mall Control Appraisal Period has occurred and is continuing or (ii) the Crossgates Mall Trust Subordinate Companion Loan or any interest in the Crossgates Mall Trust Subordinate Companion Loan is held by (a) the related borrower or (b) an affiliate of the related borrower) will have the right, subject to the terms, conditions and limitations for replacing the special servicer pursuant to the PSA, to replace the special servicer then acting with respect to the Crossgates Mall Whole Loan and appoint a replacement special servicer in lieu of such special servicer. After the occurrence of a Crossgates Mall Control Appraisal Event or if the Crossgates Mall Trust Subordinate Companion Loan or any interest in the Crossgates Mall Trust Subordinate Companion Loan is held by (a) the related borrower or (b) an affiliate of the related borrower, the controlling class representative under the PSA (during a Control Termination Event), or the applicable Certificateholders with the requisite percentage of voting rights (during a Control Termination Event) will have the right, subject to the terms, conditions and limitations for replacing the special servicer pursuant to the PSA, to replace the special servicer then acting with respect to the Crossgates Mall Whole Loan and appoint a replacement special servicer in lieu of such special servicer.

The Non-Serviced AB Whole Loan

The Walgreens Retail Portfolio AB Whole Loan

General

The Walgreens Retail Portfolio Mortgage Loan (6.5%) is part of a split loan structure comprised of six (6) senior promissory notes (the “Walgreens Retail Portfolio A Notes”) and two (2) subordinate promissory notes (the “Walgreens Retail Portfolio B Notes” and, together with the Walgreens Retail Portfolio A Notes, the “Walgreens Portfolio Notes”), each of which

284

is secured by the same mortgage instruments on the same underlying Mortgaged Properties (the “Walgreens Retail Mortgaged Properties”), with an aggregate initial principal balance of $490,000,000. Two such senior promissory notes designated Note A-2-2 and Note A-3-2, with an aggregate initial principal balance of $50,000,000 (the “Walgreens Retail Portfolio Mortgage Loan”), will be deposited into this securitization. The Walgreens Retail Portfolio Whole Loan is evidenced by (i) the Walgreens Retail Portfolio Mortgage Loan, (ii) two (2) senior promissory notes designated A-1-1 and A-1-2 (the “Walgreens Retail Portfolio Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $211,500,000; (iii) the remaining senior promissory notes (see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (the “Walgreens Retail Portfolio Non-Standalone Pari Passu Companion Loans” and, together with the Walgreens Retail Portfolio Standalone Pari Passu Companion Loans, the “Walgreens Retail Portfolio Pari Passu Companion Loans”), which have an aggregate initial principal balance of $50,000,000; and (iv) two (2) subordinate promissory notes designated B-1-1 and B-1-2 (the “Walgreens Retail Portfolio Subordinate Companion Loans” and, together with the Walgreens Retail Portfolio Standalone Pari Passu Companion Loans, the “Walgreens Retail Portfolio Standalone Companion Loans”), which have an aggregate initial principal balance of $178,500,000.

The Walgreens Retail Portfolio Mortgage Loan, the Walgreens Retail Portfolio Pari Passu Companion Loans and the Walgreens Retail Portfolio Subordinate Companion Loans are referred to herein, collectively, as the “Walgreens Retail Portfolio Whole Loan”, and the Walgreens Retail Portfolio Pari Passu Companion Loans and the Walgreens Retail Portfolio Subordinate Companion Loans are referred to herein as the “Walgreens Retail Portfolio Companion Loans.” The Walgreens Retail Portfolio Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Walgreens Retail Portfolio Mortgage Loan. The Walgreens Retail Portfolio Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Walgreens Retail Portfolio Mortgage Loan and Walgreens Retail Portfolio Pari Passu Companion Loans.

Only the Walgreens Retail Portfolio Mortgage Loan is included in the issuing entity. The Walgreens Retail Portfolio Standalone Companion Loans were contributed to a securitization trust (the “SYCA 2025-WAG Securitization”) governed by the SYCA 2025-WAG Trust and Servicing Agreement (the “SYCA 2025-WAG TSA”). The Walgreens Retail Portfolio Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized Walgreens Retail Portfolio Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Walgreens Retail Portfolio Whole Loan are subject to a Co-Lender Agreement (the “Walgreens Retail Portfolio Co-Lender Agreement”) . The Walgreens Retail Portfolio Co-Lender Agreement provides that expenses, losses and shortfalls relating to the Walgreens Retail Portfolio Whole Loan will be allocated in reverse sequential order (i.e. first, to the reduction of the outstanding principal balance of each Walgreens Retail Portfolio B Note, pro rata and pari passu, until the outstanding principal balance of each such Walgreens Retail Portfolio B Note is reduced to zero; and then, to the reduction of the outstanding principal balance of each Walgreens Retail Portfolio A Note, pro rata and pari passu, until the outstanding principal balance of each such Walgreens Retail Portfolio A Note is reduced to zero).

285

Servicing.

The Walgreens Retail Portfolio Whole Loan (including the Walgreens Retail Portfolio Mortgage Loan) and any related REO Property is serviced and administered pursuant to the terms of the SYCA 2025-WAG TSA by Trimont LLC as master servicer (the “Walgreens Retail Portfolio Master Servicer”), and, if necessary, Situs Holdings, LLC, as special servicer (the “Walgreens Retail Portfolio Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non- Serviced Mortgage Loans”, but subject to the terms of the Walgreens Retail Portfolio Co-Lender Agreement.

Custody of the Mortgage File

Computershare Trust Company, National Association is the custodian of the Walgreens Retail Portfolio Whole Loan (including the Walgreens Retail Portfolio Mortgage Loan) pursuant to the terms of the SYCA 2025-WAG TSA.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Walgreens Retail Portfolio Mortgage Loan (but not on the Walgreens Retail Portfolio Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Walgreens Retail Portfolio Mortgage Loan. Property protection advances in respect of the Walgreens Retail Portfolio Whole Loan will be made by the Walgreens Retail Portfolio Master Servicer or the trustee under the SYCA 2025-WAG TSA, as applicable, unless a determination of non-recoverability is made under the SYCA 2025-WAG TSA.

Application of Payments

The Walgreens Retail Portfolio Co-Lender Agreement sets forth the respective rights of the holder of the Walgreens Retail Portfolio Mortgage Loan and any holder of a Walgreens Retail Portfolio Companion Loan with respect to distributions of funds received in respect of the Walgreens Retail Portfolio Whole Loan, and provides, in general, that:

●	the Walgreens Retail Portfolio B Notes and the right of the Walgreens Retail Portfolio Note B Holders to receive payments of interest, principal and other amounts with respect to each Walgreens Retail Portfolio Note B will at all times be junior, subject and subordinate to each Walgreens Retail Portfolio Note A and the right of each Walgreens Retail Portfolio Note A Holder to receive payments of interest, principal and other amounts with respect to each Walgreens Retail Portfolio Note A;
●	each monthly payment amount made on the Walgreens Retail Portfolio Notes will be applied (a) first, to payment of interest due and payable on each of the Walgreens Retail Portfolio A Notes, pro rata, based on the outstanding and accrued interest; and (b) second, to payment of interest due and payable on each of the Walgreens Retail Portfolio B Notes, pro rata, based on the outstanding and accrued interest;
●	any Yield Maintenance Premiums received on the Walgreens Retail Portfolio Notes will be applied (a) first, to payment of Yield Maintenance Premiums due on each of the Walgreens Retail Portfolio A Notes, pro rata, based on such Walgreens Retail Portfolio A Note’s percentage interest therein; and (b) second, to payment of Yield Maintenance Premiums due on each of the Walgreens Retail Portfolio B Notes, pro rata, based on such Walgreens Retail Portfolio B Note’s percentage interest therein;
286

●	all payments, proceeds and other recoveries of principal on or in respect of the Walgreens Retail Portfolio Whole Loan or the Walgreens Retail Portfolio Mortgaged Properties will be applied to the Walgreens Retail Portfolio Notes (and the underlying Components) in sequential order (i.e., first, to the reduction of the outstanding principal balance of each of the Walgreens Retail Portfolio A Notes (and the reduction of the outstanding principal balance of Component A, Component B, Component C and Component D-1, in that order), pro rata and pari passu, until the outstanding principal balance of each such Walgreens Retail Portfolio A Note is reduced to zero, and then, to the reduction of the outstanding principal balance of each of the Walgreens Retail Portfolio B Notes ((and the reduction of the outstanding principal balance of Component D-2, Component E, Component F, Component G and Component HRR, in that order), pro rata and pari passu, until the outstanding principal balance of each such Walgreens Retail Portfolio B Note is reduced to zero (subject, in each case, to the payment of amounts for required reserves or escrows required by the Walgreens Retail Portfolio Whole Loan Documents and payment and reimbursement rights of the Walgreens Retail Portfolio Master Servicer, the Walgreens Retail Portfolio Special Servicer, the Walgreens Retail Portfolio Operating Advisor, the Walgreens Retail Portfolio Certificate Administrator and the Walgreens Retail Portfolio Trustee)) in accordance with the terms of the Walgreens Retail Portfolio Loan Agreement, the Walgreens Retail Portfolio Co-Lender Agreement and the SYCA 2025-WAG TSA; and
●	all expenses and losses relating to the Walgreens Retail Portfolio Whole Loan and the Walgreens Retail Portfolio Mortgaged Properties, including without limitation losses of principal or interest, Property Protection Advances (and interest thereon), Special Servicing Fees, Liquidation Fees and Work-out Fees, appraisal reduction amounts and certain other trust expenses will be allocated to the Walgreens Retail Portfolio Mortgage Loan and the Walgreens Retail Portfolio Companion Loans in reverse sequential order (i.e. first, to the reduction of the outstanding principal balance of each of the Walgreens Retail Portfolio B Notes, pro rata and pari passu, until the outstanding principal balance of each such Walgreens Retail Portfolio A Note is reduced to zero; and then, to the reduction of the outstanding principal balance of each of the Walgreens Retail Portfolio A Notes, pro rata and pari passu, until the outstanding principal balance of each such Walgreens Retail Portfolio A Note is reduced to zero), in accordance with the terms of the Walgreens Retail Portfolio Co-Lender Agreement and the SYCA 2025-WAG TSA.

Notwithstanding the foregoing, if a Monthly Payment Advance is made with respect to the Walgreens Retail Portfolio Whole Loan pursuant to the terms of the SYCA 2025-WAG TSA, then that Monthly Payment Advance, together with interest on that Monthly Payment Advance, will be reimbursed (with respect to both the related Walgreens Retail Portfolio A Notes and Walgreens Retail Portfolio B Notes), pro rata and pari passu with monthly interest advances on the Walgreens Retail Portfolio Companion Loans.

Consultation and Control

The controlling noteholder under the Walgreens Retail Portfolio Co-Lender Agreement will be the (the “Walgreens Retail Portfolio Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the SYCA 2025-WAG Securitization. Pursuant to the terms of the SYCA 2025-WAG TSA, such controlling class representative, which is initially Blue Owl Real Estate Debt Advisors LLC, will have consent and/or consultation rights with respect to the Walgreens Retail Portfolio Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the PSA. During the continuance of a “Consultation Termination Event” under the SYCA 2025-WAG TSA (a “Walgreens Retail Portfolio Consultation Termination Event”), the

287

consent and consultation rights of the Walgreens Retail Portfolio Directing Holder will terminate and there will be no controlling noteholder for so long as the Walgreens Retail Portfolio Whole Loan is serviced pursuant to the SYCA 2025-WAG TSA. A Walgreens Retail Portfolio Consultation Termination Event will generally exist at any time that (i) the Class HRR certificates issued pursuant to the SYCA 2025-WAG TSA have an outstanding certificate balance (without regard to the application of any appraisal reduction amounts) that is at least 25% of the initial certificate balance of such Class HRR certificates, (ii) the Walgreens Retail Portfolio Directing Holder (or a majority of the controlling class certificateholders) is a borrower related party or (iii) Blue Owl Real Estate Debt Advisors LLC or any successor controlling class representative or controlling class certificateholders are no longer the holder of at least a majority of the controlling class by certificate balance and the certificate registrar under the SYCA 2025-WAG TSA (the “Walgreens Retail Portfolio Certificate Registrar”) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the Walgreens Retail Portfolio Certificate Registrar receives either such notice.

In addition, pursuant to the terms of the Walgreens Retail Portfolio Co-Lender Agreement, any holder of a Walgreens Retail Portfolio Companion Loan (or its representative which, at any time such Walgreens Retail Portfolio Companion Loan is included in a securitization, may be the controlling class certificateholder or the special servicer for that securitization or any other party assigned the rights to exercise the rights of the holder of such Walgreens Retail Portfolio Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will have the right to (i) receive copies of all notices, information and reports that the Servicer is required to provide to the Walgreens Retail Portfolio Directing Holder or that the Walgreens Retail Portfolio Walgreens Retail Portfolio Special Servicer is required to provide to the SYCA 2025-WAG Securitization certificateholders with respect to the implementation of any recommended action outlined in an asset status report relating to the Walgreens Retail Portfolio Whole Loan and (ii) to consult with each other Walgreens Retail Portfolio Companion Loan Holder (subject to certain limitations) on a non-binding basis with respect to the implementation of such recommended actions and with respect to certain major decisions.

Workout

Notwithstanding anything to the contrary, but subject to the terms and conditions of the SYCA 2025-WAG TSA, and the obligation to act in accordance with the Accepted Servicing Practices, if the Walgreens Retail Portfolio Special Servicer, in connection with a workout or proposed workout of the Walgreens Retail Portfolio Whole Loan, modifies the terms thereof such that (i) the principal balance of the Walgreens Retail Portfolio Whole Loan is decreased, (ii) the interest rate on any Walgreens Retail Portfolio Note is reduced, (iii) payments of interest or principal on any Walgreens Retail Portfolio Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Walgreens Retail Portfolio Whole Loan, such modification may not alter, and any modification of the Walgreens Retail Portfolio Whole Loan Documents will be required to be structured to preserve, the sequential order of payment of the Walgreens Retail Portfolio Notes under the Walgreens Retail Portfolio Co-Lender Agreement, and all payments to the Walgreens Retail Portfolio Note A Holders under the Walgreens Retail Portfolio Co-Lender Agreement will be made as though such workout did not occur, with the payment terms of each Walgreens Retail Portfolio A Note remaining the same as they were prior to any such workout, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Walgreens Retail Portfolio Whole Loan attributable to such workout will be borne, first, by the Walgreens Retail Portfolio Note B Holders, on a pro rata and pari passu basis, based on their respective principal balance of the Walgreens Retail Portfolio B Notes (up to their respective note principal balances, together

288

with accrued interest thereon at the Walgreens Retail Portfolio B Note Rate and any other amounts due to each Walgreens Retail Portfolio Note B Holder, as applicable) and then, by the Walgreens Retail Portfolio Note A Holders, on a pro rata and pari passu basis (up to their respective note principal balances, together with accrued interest thereon at the Walgreens Retail Portfolio A Note Rate and any other amounts due to each Walgreens Retail Portfolio Note A Holder, as applicable).

Sale of Defaulted Whole Loan

Pursuant to the terms of the Walgreens Retail Portfolio Co-Lender Agreement, if the Walgreens Retail Portfolio Whole Loan becomes a defaulted Mortgage Loan, and if the Walgreens Retail Portfolio Special Servicer determines to sell the Walgreens Retail Portfolio Whole Loan in accordance with the SYCA 2025-WAG TSA, then the Walgreens Retail Portfolio Special Servicer will be required to sell the related Walgreens Retail Portfolio Companion Loans together with the Walgreens Retail Portfolio Mortgage Loan as one Whole Loan. In connection with any such sale, the Walgreens Retail Portfolio Special Servicer will be required to follow the procedures set forth under the SYCA 2025-WAG TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Walgreens Retail Portfolio Mortgage Loan”. Proceeds of the sale of the Walgreens Retail Portfolio Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments” above.

Notwithstanding the foregoing, the Walgreens Retail Portfolio Special Servicer will not be permitted to sell the defaulted Walgreens Retail Portfolio Mortgage Loan and Companion Loans as one Whole Loan without the written consent of each holder of a Walgreens Retail Portfolio Companion Loan (provided that such consent is not required if a holder of a Walgreens Retail Portfolio Companion Loan is the borrower or an affiliate of the borrower) unless the Walgreens Retail Portfolio Special Servicer has delivered to the holders of the Walgreens Retail Portfolio Companion Loans: (a) at least 15 business days prior written notice of any decision to attempt to sell the Walgreens Retail Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Walgreens Retail Portfolio Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for of the Walgreens Retail Portfolio Mortgaged Properties, and any documents in the servicing file reasonably requested by any holder of a Walgreens Retail Portfolio Companion Loan that are material to the price of the Walgreens Retail Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Walgreens Retail Portfolio Servicer or the Walgreens Retail Portfolio Special Servicer in connection with the proposed sale; provided that a holder of a Walgreens Retail Portfolio Companion Loan may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the SYCA 2025-WAG TSA, each holder of a Walgreens Retail Portfolio Companion Loan (or its representative) will be permitted to submit an offer at any sale of the Walgreens Retail Portfolio Whole Loan.

Special Servicer Appointment Rights

Pursuant to the terms of the Walgreens Retail Portfolio Co-Lender Agreement and the SYCA 2025-WAG TSA, the controlling noteholder with respect to the Walgreens Retail Portfolio Whole Loan will have the right, with or without cause, to replace the special servicer then acting with respect to the Walgreens Retail Portfolio Whole Loan and appoint a replacement special servicer without the consent of each holder of a Companion Loan, as described under

289

“Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Walgreens Retail Portfolio Mortgage Loan”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in November 2025 and ending on the hypothetical Determination Date in December 2025. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Zions Bancorporation, N.A., Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association, UBS AG, BSPRT CMBS Finance, LLC Goldman Sachs Bank USA and Societe Generale Financial Corporation are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Zions Bancorporation, N.A., Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association, UBS AG, BSPRT CMBS Finance, LLC Goldman Sachs Bank USA and Societe Generale Financial Corporation on or about December 18, 2025 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at

290

30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2024, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $16.7 billion. Since the beginning of 2010 through September 30, 2025, Wells Fargo Bank originated approximately 3,035 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $77.4 billion, which were included in 272 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

291

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may

292

also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that

293

Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage

294

based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
295

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization

296

trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

The Empire Mall Mortgage Loan (7.8%) is part of a Whole Loan that was co-originated by German American Capital Corporation and Wells Fargo Bank, National Association.

The Walgreens Retail Portfolio Mortgage Loan (6.5%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and UBS AG New York Branch.

The 80 International Drive Mortgage Loan (2.6%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and UBS AG New York Branch.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related

297

servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

With respect to the 80 International Drive Mortgage Loan (2.6%), which was co-originated by Wells Fargo Bank, National Association and UBS AG New York Branch, the UBS Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

298

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2022 to September 30, 2025 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

299

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)
Wells Fargo Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	X	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09
Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09
Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC(12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
300

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92
Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK # 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC(16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Commercial Mortgages			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92
301

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Total

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset, but where no decision has yet been made to accept or contest the demand. (For columns s-u). Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
302

(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic repurchased the Aloft Houston Loan on January 25, 2024. Argentic appealed to the First Department of the Appellate Division of the Supreme Court of the State of New York which dismissed the appeal on April 11, 2024. Argentic then sought to reargue the appeal in the Appellate Division or, in the alternative, leave to appeal to the Court of Appeals of the State of New York, which the Appellate Division denied on July 25, 2024. On August 23, 2024, Argentic then requested that the Court of Appeals grant leave for Argentic to appeal the Appellate Division's decisions
(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

303

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS 15G for the quarterly reporting period from July 1, 2025 through September 30, 2025 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 12, 2025, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 12, 2025, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Zions Bancorporation, N.A.

General

Zions Bancorporation, N.A. (“ZBNA”) is a national banking association (NASDAQ: ZION) and is a sponsor of, and a seller of certain Mortgage Loans (the “ZBNA Mortgage Loans”) into, the securitization described in this prospectus. The ZBNA Mortgage Loans were all originated, co-originated or acquired by ZBNA. The principal office of ZBNA is located at One South Main Street, Salt Lake City, Utah 84133, and its telephone number is (800) 974-8800. ZBNA offers a wide range of financial and banking services to its customers, including commercial real estate financing, throughout the United States directly or through any of its divisions, comprised of Amegy Bank of Texas, California Bank & Trust, National Bank of Arizona, Nevada State Bank, The Commerce Bank of Oregon, The Commerce Bank of Washington, Vectra Bank Colorado, and Zions First National Bank. ZBNA is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

ZBNA has been engaged in originating commercial and multifamily mortgage loans since 1873 through Zion’s Savings Bank and Trust Company and various other affiliated entities. ZBNA also originates commercial and multifamily mortgage loans that are not securitized, including construction, bridge, subordinated and syndicated loans.

In the normal course of its business, ZBNA may acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by ZBNA.

In addition to the origination of commercial and multifamily mortgage loans, ZBNA and its affiliate banking associations and divisions service $13.6 billion of commercial and multifamily mortgage loans as of June 30, 2025.

304

ZBNA’s Securitization Program

On October 1, 2022, ZBNA launched a real estate capital markets platform for purposes of engaging in the origination and acquisition of commercial and multifamily mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a commercial mortgage-backed securities (“CMBS”) primary issuance securitization or through a sale of whole loan interests to third-party investors. ZBNA has been engaged in the securitization of assets since 1988 when it began to securitize Small Business Administration loans.

ZBNA underwrites, originates and acquires mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

This is the sixteenth commercial mortgage securitization to which ZBNA is contributing loans. ZBNA securitized approximately $547.2 million of commercial mortgage loans in its prior securitizations.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by ZBNA will be sold to securitizations in which ZBNA acts as a sponsor.

Review of ZBNA Mortgage Loans

Overview. ZBNA has conducted a review of the mortgage loans (the “ZBNA Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the ZBNA Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of ZBNA or one or more of its affiliates (the “ZBNA Review Team”). The review procedures described below were employed with respect to all of the ZBNA Mortgage Loans. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the ZBNA Review Team created a data tape (“ZBNA Data Tape”) of loan-level and property-level information relating to each ZBNA Mortgage Loan. The ZBNA Data Tape was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the ZBNA Review Team during the underwriting process. After origination of each ZBNA Mortgage Loan, the ZBNA Review Team updated the information in the ZBNA Data Tape with respect to the ZBNA Mortgage Loans from time to time based on applicable information from ZBNA, as interim servicer of the ZBNA Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the ZBNA Review Team. The ZBNA Data Tape was used to provide the numerical information regarding the ZBNA Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate on behalf of ZBNA engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by ZBNA, relating to information in this prospectus regarding the ZBNA Mortgage Loans. These procedures included:

●	comparing the information in the ZBNA Data Tape against various source documents provided by ZBNA that are described in “—Database” above;
305

●	comparing numerical information regarding the ZBNA Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the ZBNA Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the ZBNA Mortgage Loans disclosed in this prospectus.

Legal Review. ZBNA engaged various law firms to conduct certain legal reviews of the ZBNA Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each ZBNA Mortgage Loan, origination counsel prepared a loan and property summary or completed a questionnaire that sets forth certain salient loan terms and summarizes material deviations from the ZBNA’s standard form loan documents. In anticipation of the securitization of each ZBNA Mortgage Loan, origination counsel for each ZBNA Mortgage Loan reviewed a form of securitization representations and warranties and, if applicable, identified exceptions to those representations and warranties.

ZBNA also engaged legal counsel in connection with this securitization to provide, among other things, a review of (i) one or more due diligence questionnaires completed by origination counsel and/or the ZBNA Review Team, (ii) the representations and warranties and exception reports relating to the ZBNA Mortgage Loans prepared by origination counsel, (iii) certain loan documents with respect to the ZBNA Mortgage Loans, and (iv) various statistical data tapes prepared by the ZBNA Review Team. Securitization counsel also reviewed the property release provisions, if any, for each ZBNA Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. For each ZBNA Mortgage Loan originated by ZBNA, ZBNA conducted a search with respect to each borrower under the related ZBNA Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation of which ZBNA was aware at the origination of any ZBNA Mortgage Loan, ZBNA requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If ZBNA became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a ZBNA Mortgage Loan, ZBNA obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The ZBNA Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the ZBNA Mortgage Loans to determine whether any ZBNA Mortgage Loan materially deviated from the underwriting guidelines set forth in “—ZBNA’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, ZBNA determined that the disclosure regarding the ZBNA Mortgage Loans in this prospectus is accurate in all material respects. ZBNA also determined that the ZBNA Mortgage Loans were originated in accordance with ZBNA’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. ZBNA attributes to itself all findings and conclusions resulting from the foregoing review procedures.

ZBNA’s Underwriting Guidelines and Process

General. ZBNA has developed guidelines establishing certain procedures with respect to underwriting the ZBNA Mortgage Loans. All of the ZBNA Mortgage Loans were generally

306

underwritten in accordance with the guidelines below (which guidelines are also generally applicable to mortgage loans acquired by ZBNA). In some instances, one or more provisions of the guidelines were waived or modified by ZBNA at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. Given the unique nature of commercial mortgaged properties, variations from these origination procedures and underwriting guidelines may occur as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by ZBNA. Therefore, this general description of the ZBNA’s origination procedures and underwriting guidelines is not intended as a representation that every ZBNA Mortgage Loan complies entirely with all procedures and guidelines set forth below. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Property Analysis. ZBNA performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. ZBNA assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, ZBNA evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. ZBNA reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. ZBNA evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by ZBNA must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. ZBNA’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for ZBNA Mortgage Loans will be equal to or greater than 1.20x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors. Generally, the loan-to-value ratio for ZBNA Mortgage Loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

307

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each ZBNA Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain ZBNA Mortgage Loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that ZBNA may be the lender on that additional subordinate debt and/or mezzanine debt. The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Amortization Requirements. ZBNA’s underwriting guidelines generally permit a maximum amortization period of 30 years, or interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for the ZBNA Mortgage Loans prior to securitization will typically be performed by ZBNA or an unaffiliated third-party; however, primary servicing may occasionally be retained by certain qualified subservicers under established sub-servicing agreements with ZBNA, which primary servicing may be retained by such subservicers post-securitization. Accordingly, from time to time, the original third-party servicer may retain primary servicing. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) on the Closing Date.

Assessment of Property Condition. As part of the origination and underwriting process, the property assessments and reports described below will typically be obtained:

(i)              Appraisals. ZBNA will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, ZBNA will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

(ii)          Environmental Assessments. ZBNA will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, ZBNA may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, ZBNA might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all

308

potential environmental issues. In some instances, ZBNA will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, ZBNA may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

(iii)       Engineering Assessments. In connection with the origination process, ZBNA may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, ZBNA will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)       Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and ZBNA or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, ZBNA typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements. Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program.

309

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts if such coverage is available at commercially reasonable rates. In some cases, there may be a cap on the amount that the related borrower will be required to expend on terrorism insurance. The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders. The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, ZBNA will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, ZBNA may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the nonconformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. If a material violation exists with respect to a mortgaged property, ZBNA may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. ZBNA may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, ZBNA may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by ZBNA. Furthermore, ZBNA may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or

310

periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Generally, subject to the discussion in this paragraph, the typical required escrows for mortgage loans originated by ZBNA are as follows:

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. ZBNA may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. ZBNA may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. ZBNA relies on information provided by an independent engineer to make this determination. ZBNA may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, ZBNA generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. ZBNA may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by such tenants. ZBNA may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the
311

mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

For a description of the escrows collected with respect to the ZBNA Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions

One or more of the ZBNA Mortgage Loans may vary from the specific underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the ZBNA Mortgage Loans, ZBNA or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the ZBNA Mortgage Loans were originated with any material exceptions from ZBNA’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

ZBNA most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on January 6, 2025. ZBNA’s Central Index Key is 0000109380. As of September 30, 2025, ZBNA had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither ZBNA nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, prior to the Closing Date, ZBNA or its affiliates may determine that they wish to retain certain Certificates. In addition, ZBNA or its affiliates may acquire Certificates in the secondary market. Any such party will have the right to dispose of any such Certificates (whether acquired on the Closing Date or in the secondary market) at any time.

The information set forth under “—Zions Bancorporation, N.A.” has been provided by ZBNA.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. CREFI originated or co-originated each of the Mortgage Loans or portions thereof that it is contributing to this securitization transaction (the “CREFI Mortgage Loans”).

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from other

312

lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated or co-originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion, $6.7 billion and $13.8 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022, 2023 and 2024, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

313

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. The depositor or an affiliate on behalf of CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For

314

example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the Cut-off Date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the Cut-off Date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
315

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the Cut-Off Date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any

316

prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and none of the Certificateholders or the trustee for this securitization will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Loan (considering any cross-collateralized Mortgage Loans as a single Mortgage Loan), and the abbreviated Mortgage Loan

317

summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool (considering any cross-collateralized Mortgage Loans as a single Mortgage Loan), which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. However, variations from the origination procedures and underwriting guidelines described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.

318

Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others, for review. After a review of the credit committee package and/or term sheet and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

In addition, CREFI may in some instances have reduced the term interest rate that CREFI would otherwise charge on a CREFI mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the CREFI mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related CREFI mortgage loan satisfied CREFI’s minimum debt service coverage ratio underwriting requirements for such CREFI mortgage loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or

319

unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if there is an institutional sponsor or the sponsor is a high net worth individual, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office, mixed use and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the
320

immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (8) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (18) and (31) on Annex D-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (45) on Annex D-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. CREFI (or, in the case of a mortgage loan acquired by CREFI from a third party originator, the related originator) generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent (or, in the case of a mortgage loan acquired by CREFI from a third party originator, the related originator) typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (43) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

321

Property Condition Report. CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines.

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

For any material exceptions to CREFI’s underwriting guidelines described above in respect of the CREFI Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the CREFI Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2025. CREFI’s Central Index Key is 0001701238. With respect to the period from and including October 1, 2022, to and including September 30, 2025, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, CREFI and/or its affiliates may own other certificates in the future. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

322

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter, and of the depositor. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2024, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2024 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMC files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2024, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $196 billion. Of that amount, approximately $150 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2024, JPMCB originated approximately $12 billion of commercial mortgage loans, of which approximately $5 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial

323

and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the

324

prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate on behalf of JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Standards and Processes”, as well as to identify any material

325

deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Standards and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

326

In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis.

327

The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

328

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which
329

is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.
330

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Standards and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G that includes information related to JPMCB was filed with the SEC on November 10, 2025, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from October 1, 2022 to September 30, 2025 (the “Rule 15Ga-1 Reporting Period” ) or is still outstanding.

331

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	(1)
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
FRESB 2018-SB50 Mortgage Trust		Basis Multifamily Capital, LLC	4	$11,500,046	2.3%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Capital One Multifamily Finance, LLC	49	$156,779,498	31.0%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		CBRE Capital Markets, Inc.	57	$138,218,839	27.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
		Greystone Servicing Corporation, Inc.	9	$34,746,480	6.9%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Hunt Mortgage Partners, LLC	16	$48,417,516	9.6%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		PennyMac Corp.	2	$5,473,341	1.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Pinnacle Bank	16	$41,659,124	8.2%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	6	$20,777,248	4.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		The Community Preservation Corporation	21	$47,604,463	9.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			180	$505,176,555	100%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
JPMCC Multifamily Housing Mortgage Loan Trust 2025-Q032		JPMorgan Chase Bank, National Association	246	$472,772,995	100%	7	$13,634,816	2.9%	3	$8,193,123	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.00
Total by Issuing Entity			246	$472,772,995	100%	7	$13,634,816	2.9%	3	$8,193,123	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.0	(4)
FRESB 2017-SB30 Mortgage Trust		CBRE Capital Markets, Inc.	47	$106,535,411	34.7%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Greystone Servicing Corporation, Inc.	20	$58,966,685	19.2%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	7	$18,400,875	6.0%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
		Sabal TL1, LLC	58	$123,036,491	40.1%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			132	$306,939,462	100%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
Total by Asset Class			561	$2,193,389,012		10	$657,972,160		3	$8,193,123		0	0.00		3	$644,337,334		4	$5,415,473		3	$3,918,516

(1)	On November 26, 2024, a new repurchase demand was made. The repurchase demand previously reported on the Form ABS-15G filed on August 13, 2024 remains in dispute.
332

(2)	The assets subject to each repurchase request were paid off in August 2022. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
(3)	The asset subject to the repurchase request was paid off in March 2025. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
(4)	With respect to the assets that were repurchased, the outstanding principal balance is as of the time of the repurchases, and the percentage of principal balance was calculated by dividing the outstanding principal balance of the assets by the total pool balance as of the certificate administrator’s distribution date statement immediately preceding the repurchases.

Explanatory Note:

In connection with the preparation of this table, JPMCB undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to Provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us). The information in this Form ABS-15G has not been verified by any third party. In addition, the information in this Form ABS-15G does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

333

Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

UBS AG

General

UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG ” or “UBS AG New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC. UBS AG New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG New York Branch is a branch of UBS AG and the branch’s executive offices are located at 11 Madison Avenue, 8th Floor, New York, New York 10010.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG New York Branch’s Securitization Program

UBS AG New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG New York Branch has previously securitized an aggregate of approximately $23,981,029,135 of multifamily and commercial mortgage loans. UBS AG New York Branch is a branch of UBS AG and its executive offices are located at 11 Madison Avenue, 8th Floor, New York, New York 10010.

UBS AG New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG New York Branch into a commercial loan securitization sponsored by UBS AG New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and

334

supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBS AG New York Branch will make certain representations and warranties(set forth on Annex D-1 to this prospectus), subject to certain exceptions thereto (attached to this prospectus as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans or portions thereof (the “UBS AG New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG New York Branch Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, UBS AG New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “The Mortgage Loan Purchase Agreements”.

Neither UBS AG New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG New York Branch Mortgage Loans

Overview. UBS AG New York Branch, in its capacity as the sponsor of the UBS AG New York Branch Mortgage Loans, has conducted a review of the UBS AG New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG New York Branch’s affiliates and certain third party consultants engaged by UBS AG New York Branch (the “UBS AG New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG New York Branch during the underwriting process. After origination of each UBS AG New York Branch Mortgage Loan, the UBS AG New York Branch Deal Team updated the information in the database with respect to the UBS AG New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG New York Branch Deal Team.

A data tape (the “UBS AG New York Branch Data Tape”) containing detailed information regarding each UBS AG New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG New York Branch Data Tape

335

was used by the UBS AG New York Branch Deal Team to provide the numerical information regarding the UBS AG New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate on behalf of UBS AG New York Branch engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG New York Branch, relating to information in this prospectus regarding the UBS AG New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG New York Branch Data Tape against various source documents provided by UBS AG New York Branch;
●	comparing numerical information regarding the UBS AG New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG New York Branch Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the UBS AG New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG New York Branch Mortgage Loan reviewed UBS AG New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury regulations.

Origination counsel also assisted in the preparation of the UBS AG New York Branch Mortgage Loan summaries set forth on Annex B, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG New York Branch Mortgage Loan, UBS AG New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG New York Branch conducted a search with respect to each borrower under a UBS AG New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG New York Branch Mortgage Loan. If UBS AG New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG New York Branch Mortgage Loan, UBS AG New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

336

The UBS AG New York Branch Deal Team also consulted with UBS AG New York Branch to confirm that the UBS AG New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG New York Branch determined that the disclosure regarding the UBS AG New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG New York Branch also determined that the UBS AG New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG New York Branch’s origination procedures and underwriting criteria. UBS AG New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG New York Branch to render any tax opinion required in connection with the substitution.

UBS AG New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the

337

property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG New York Branch must be approved by a loan committee which includes senior personnel from UBS AG New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

338

Environmental Assessment. UBS AG New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG New York Branch. Furthermore, UBS AG New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG New York Branch may vary from the specific UBS AG New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one

339

or more of the mortgage loans originated by UBS AG New York Branch, UBS AG New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG New York Branch Mortgage Loans was originated with any material exceptions from UBS AG New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG New York Branch most recently filed a Form ABS-15G on February 12, 2025. UBS AG New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including September 30, 2025, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG New York Branch as required by Rule 15Ga-1.

340

Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG New York Branch	29	419,904,949	59.5%	1	30,000,000	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG New York Branch	18	309,268,780	47.8%	1	55,000,000	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG New York Branch	20	336,586,045	47.1%	1	26,110,941.17	4.54%	0	—	—	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.
341

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced”. In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

342

Retained Interests in This Securitization

Neither UBS AG New York Branch nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, UBS AG New York Branch or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—UBS AG New York Branch” has been provided by UBS AG New York Branch.

BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”) is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1345 Avenue of the Americas, Suite 32A, New York, NY 10105.

BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires from both affiliated and unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of September 30, 2025.

Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	427	$6,162,167,894.00

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery

343

requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review procedures described below were employed with respect to the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to the BSPRT Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to the BSPRT Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding the BSPRT Mortgage Loans was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Validation and Recalculation. The depositor or an affiliate on behalf of BSPRT engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

●	comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;
●	comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and
344

●	recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the BSPRT Mortgage Loans, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for the BSPRT Mortgage Loans reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for the BSPRT Mortgage Loans, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to the BSPRT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of the BSPRT Mortgage Loans, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the BSPRT Mortgage Loans to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing each BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether the BSPRT Mortgage Loans materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

345

BSPRT’s Underwriting Standards

The BSPRT Mortgage Loans were originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net

346

cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property
347

collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property

348

damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases,

349

BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
350

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A 1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2025. BSPRT’s Central Index Key Number is 0001722518. As of September 30, 2025, BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the Closing Date, neither BSPRT nor any of its affiliates will retain any certificates or any other economic interest issued by the issuing entity. However, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

351

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans” for additional information.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2024, GSMC originated or acquired approximately 3,443 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $179.9 billion. As of December 31, 2024, GSMC had acted as a sponsor and mortgage loan seller on approximately 501 fixed- and floating-rate commercial mortgage-backed securitization transactions. From 2011 through 2024, GSMC securitized approximately $110.1 billion of commercial mortgage loans in public and private offerings.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates or, in certain circumstances, are consultants engaged by or on behalf of GSMC (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review

352

procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate on behalf of GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

353

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” on Annex A-3. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

354

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2024	$7.2 billion	$7.3 billion
2023	$4.2 billion	$3.8 billion
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million
(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2024	$5.9 billion	$5.9 billion
2023	$2.1 billion	$2.1 billion
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every

355

commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However, these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit

356

and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not
357

limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1 to this prospectus.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount

358

at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in
359

accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.
●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.
●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for
360

the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on November 14, 2025. GSMC’s Central Index Key is 0001541502. With respect to the period from and including October 1, 2022 to and including September 30, 2025, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

361

Name of Issuing Entity	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor and a mortgage loan seller in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to

362

commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self-storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through September 30, 2025, Societe Generale Financial Corporation securitized 301 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $11.9 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are

363

applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

364

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is
365

institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

366

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans

367

(rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or an affiliate on behalf of Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

368

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

369

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2025. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including September 30, 2025 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 13, 2025. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including September 30, 2025, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the

370

depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans and the Trust Subordinate Companion Loan from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2025-5C7 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity

371

is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans and the Trust Subordinate Companion Loan to the issuing entity. The depositor will be purchasing the Mortgage Loans and the Trust Subordinate Companion Loan from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator (in such capacity, the “Certificate Administrator”), certificate registrar, trustee (in such capacity, the “Trustee”) and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.3 billion (USD) in assets as of June 30, 2025. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer-related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (and together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2025, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 614 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $401 billion (USD).

372

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2025, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,301 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $739 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2025, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 450,880 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For three CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2024 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2024 Computershare CMBS Annual Statement of Compliance”).

373

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to adjusted coupon rates and allocation of additional cash that resulted in an overpayment to one class of certificates with a corresponding underpayment to another class of certificates. Computershare Trust Company corrected the error within five days of the distribution.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing an interest adjustment in the servicer’s report that resulted in an underpayment to one class of certificates with a corresponding aggregate overpayment to three different classes of certificates. Computershare Trust Company revised the distribution to correct the payment error two months after the payment error occurred and distributed the funds the next month.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the Initial Month’s Interest Deposit Amount that resulted in an underpayment to several classes of certificates with no corresponding overpayment. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution.

For each of the three CMBS transactions, the related Subject 2024 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain on the Closing Date any economic interest in this securitization, including without limitation, any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The current long-term issuer ratings of Computershare are “BBB(high)” by Morningstar DBRS, “BBB+” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P.

The foregoing information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

374

The Master Servicer and the Special Servicers

The Master Servicer and the Crossgates Mall Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association ("Midland"), is expected to be the master servicer and in this capacity will be responsible for the master servicing and administration of the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA. Midland is also expected to be the special servicer for the Crossgates Mall Whole Loan. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch, DBRS, Inc. (“DBRS Morningstar”) and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Strong”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. While Midland recently commenced a work from home strategy for certain personnel, Midland's policies, operating procedures and business continuity plan contemplate and provide the mechanism for any Midland personnel currently working in the office to transition to work from home as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
375

●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings

376

would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CRE Servicing Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders prospective transferees of the certificates and other appropriate parties may obtain access to CRE Servicing Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CRE Servicing Insight®.

Midland anticipates acquiring the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the mortgage loans sold to the depositor by the mortgage loan sellers pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus (A) with respect to the Serviced Mortgage Loans (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Non-Serviced Mortgage Loan, 0.000625%.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

As of September 30, 2025, Midland was master and primary servicing approximately 18,976 commercial and multifamily mortgage loans with a principal balance of approximately $430 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 13,682 of such loans, with a total principal balance of approximately $352 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2022 to 2024.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
CMBS	$328	$336	$347
Other	$315	$244	$173
Total	$642	$580	$521

As of September 30, 2025, Midland was named the special servicer in approximately 298 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $110 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 194 assets with an outstanding principal balance of approximately $5.1 billion.

377

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2022 to 2024.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2022	2023	2024
Total	$162	$119	$118

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the JPMCB Mortgage Loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Pursuant to certain interim servicing agreements between UBS AG and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans , including, prior to their inclusion in the issuing entity, certain of the UBS AG New York Branch Mortgage Loans.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between Societe Generale Financial Corporation and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans , including, prior to their inclusion in the issuing entity, certain of the Societe Generale Financial Corporation Mortgage Loans.

Midland assisted Waterfall Asset Management, LLC or its affiliate, with due diligence relating to the Crossgates Mall Mortgage Loan.

Midland, the master servicer, is also (i) the master servicer under the BBCMS 2025-5C37 PSA, pursuant to which the Dunbar Apartments Whole Loan is being serviced and (ii) the master servicer under the WFCM 2025-5C6 PSA, pursuant to which the 80 International Drive Whole Loan is being serviced.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any holder of a companion loan, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

378

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than Midland.

The foregoing information set forth under this “Transaction Parties—The Master Servicers and the Special Servicers—The Master Servicer and the Crossgates Mall Special Servicer” heading has been provided by Midland.

For a description of any material affiliations, relationships and related transactions between Midland, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Midland will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The General Special Servicer

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), will be appointed as the special servicer with respect to each Serviced Mortgage Loan (other than the Mall at Bay Plaza Mortgage Loan and the Crossgates Mall Mortgage Loan) and related Companion Loan (other than the Mall at Bay Plaza Trust Subordinate Companion Loan and the Crossgates Mall Trust Subordinate Companion Loan), and in such capacity, CWCAM will be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties (other than with respect to the Mall at Bay Plaza Whole Loan) pursuant to the Pooling and Servicing Agreement. CWCAM maintains a servicing office at 900 19th Street NW, 8th Floor, Washington, D.C. 20006.

Neither CWCAM nor any of its affiliates intends to retain certificates issued by the issuing entity or any other economic interest in this securitization. However, after the Closing Date, CWCAM or its affiliates may elect to own certificates. Any such party will have the right to dispose of any such certificates at any time.

379

CWCAM and its affiliates are involved in the management, investment management and disposition of commercial real estate assets, which may include:

●	special servicing of commercial and multifamily real estate loans;
●	commercial real estate property management and risk management and insurance services;
●	commercial mortgage and commercial real estate brokerage services;
●	commercial mortgage note and commercial real estate sale and disposition services; and
●	investing in, managing, surveilling and acting as special servicer for commercial real estate assets including investment grade, non-investment grade and unrated securities issued pursuant to CRE, CMBS and CDO transactions.

CWCAM was organized in June 2005 and has acted as special servicer for commercial and multifamily loans and other servicing transactions since 2005. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own, manage and sell assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending on the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2022, CWCAM acted as special servicer with respect to 312 domestic CMBS pools containing approximately 10,865 loans secured by properties throughout the United States with a then current unpaid balance of $214.0 Billion. As of December 31, 2023, CWCAM acted as special servicer with respect to 332 domestic CMBS pools containing approximately 10,778 loans secured by properties throughout the United States with a then current unpaid balance of $217 Billion. As of December 31, 2024, CWCAM acted as special servicer with respect to 336 domestic CMBS pools containing approximately 10,183 loans secured by properties throughout the United States with a then current unpaid balance of $211 Billion. As of September 30, 2025, CWCAM acted as special servicer with respect to 334 domestic CMBS pools containing approximately 9,800 loans secured by properties throughout the United States with a then current unpaid balance of $201.5 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Washington, D.C.) and provides special servicing activities for investments in various markets throughout the United States. As of September 30, 2025, CWCAM had 60 employees responsible for the special servicing of commercial real estate assets. As of September 30, 2025, within the CMBS pools described in the preceding paragraph, 171 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending on the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are,

380

among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Refinements within the prior three years include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time, CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Other than as set forth in the following paragraphs, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the certificateholders.

On December 1, 2017, a complaint against CWCAM and others was filed in the United States District Court for the Southern District of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., No. 17-cv-9463 (the “Original Complaint”). The gravamen of the Original  Complaint alleged breaches of a contract and fiduciary duties by CWCAM’s affiliate, CWCapital Investments LLC in its capacity as collateral manager for the collateralized debt obligation transaction involving CWCapital Cobalt Vr, Ltd. In total, there are 14 counts pled in the Original Complaint. Of those 14, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment. On May 23, 2018, the Original Complaint was dismissed for lack of subject matter jurisdiction.   On June 28, 2018, CWCapital Cobalt Vr Ltd. filed a substantially similar complaint in the Supreme Court of the State of New York, County of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., Index No. 653277/2018 (the “New Complaint”).  The gravamen of the New Complaint is the same as the previous complaint filed in the United State District Court for the Southern District of New York.  In total there are 16 counts pled in the New Complaint. Of those 16 counts, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment, 1 count seeks a declaratory judgement that the plaintiff has the right to enforce the contracts in question and 1 count seeks an injunction requiring the defendants to recognize the plaintiff as the directing holder for the trusts in question. On January 11, 2019, the plaintiff dismissed with prejudice the declaratory judgment and injunction counts. The New Complaint and related summons was not served on the defendants until July 13, 2018 and July 16, 2018. The plaintiff’s motion for a preliminary injunction was denied by the court on July 31, 2018.

381

On August 3, 2018, the defendants, including CWCAM, filed a motion to dismiss the New Complaint in its entirety. On August 20, 2019, the court entered an order granting defendants’ motion almost in its entirety, dismissing 11 of the 16 counts and partially dismissing 2 additional counts. Of the remaining counts, 2 are asserted against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment. On September 19, 2019, CWCapital Cobalt Vr Ltd. filed a notice of appeal relating to the August 20, 2019 dismissal order and on September 26, 2019, filed an amended complaint against CWCI and CWCAM attempting to address deficiencies relating to certain of the claims dismissed by the August, 20, 2019 order. CWCI and CWCAM filed its Motion to Dismiss the amended complaint on October 28, 2019. The court heard argument on the Motion to Dismiss the amended complaint on January 22, 2020 and on October 23, 2020, the court granted the motion dismissing the amended claims. On November 30, 2020, CWCapital Cobalt Vr Ltd filed a notice of appeal relating to the October 23, 2020 dismissal order. On April 27, 2021, the First Department affirmed the dismissal as to claims against CWCAM that were part of the August 20, 2019 dismissal, but reversed the dismissal of two counts for breach of the Collateral Management Agreement against CWCI. CWCI sought leave to file an appeal of the decision. The plaintiff also sought leave to appeal the dismissal of the claims against CWCAM. Both requests for leave were denied by the First Department. On May 15, 2020, CWCI and CWCAM filed a motion to renew its motion to dismiss as to 4 of the remaining counts (including the remaining two counts against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment), based on a decision entered by Judge Failla in a trust instruction proceeding in the US District Court for the Southern District of New York awarding summary judgment in favor of CWCAM. On September 7, 2021, the court denied the motion to renew. CWCI and CWCAM filed a notice of appeal, which they perfected by the filing of their opening brief on July 1, 2022. On November 15, 2022, the First Department affirmed the court’s denial of the motion to renew. On October 1, 2021, CWCI and CWCAM moved to reargue the denial of the motion to renew (or alternatively, the motion to dismiss) with respect to certain of Cobalt’s claims, including the remaining 2 claims against CWCAM, based on the First Department’s April 27, 2021 decision. On March 24, 2022, the court denied the relief sought in the motion to reargue. CWCI and CWCAM appealed the court’s decision on the motion to reargue and filed their opening brief on July 11, 2022. The appeal was dismissed as being non-appealable on August 30, 2022. Discover (both fact and expert) concluded on March 1, 2024. CWCAM and CWCI filed a motion for summary judgment on March 29, 2024, seeking dismissal of all the claims in their entirety. On that same date, the plaintiff cross moved for summary judgment on one of the claims asserted against only CWCI. Summary judgment briefing is scheduled to conclude on June 18, 2024. Oral argument was heard on October 22, 2024 and the court has taken the arguments under consideration. The timing of a decision is unknown. CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith and the remaining allegations in the New Complaint are without merit.

On January 13, 2025, in the Supreme Court of the State of New York, ROC Debt Strategies II Bond Investments LLC (“Bridge Investment Group” or “Bridge”), as directing certificateholder filed suit against CWCAM, alleging breach of the subject FREMF 2016-KS06 pooling and servicing agreement (“KS06 PSA”) and violation of the servicing standard under the KS06 PSA while acting as special servicer for the FREMF 2016-KS06 pool. It is alleged that CWCAM was negligent in the servicing of a portfolio of 9 loans (the “Ranger Portfolio”) that were in special servicing starting in 2022. The suit demands unspecified compensatory damages and a declaratory judgment that CWCAM is not entitled to indemnification or payment for expenses from the trust under the KS06 PSA. CWCAM disagrees vehemently with these allegations and a Motion to Dismiss was filed by CWCAM on March 14, 2025. The motion has been fully briefed and a hearing was held on August 25, 2025, resulting in the

382

matter being taken under advisement. CWCAM believes that it has performed its obligations under the KS06 PSA in good faith and the allegations are without merit.

CWCAM may enter into one or more arrangements with any directing certificateholder, any Controlling Class certificateholder, any person with the right to appoint or remove and replace CWCAM as the special servicer, or any other person (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as special servicer under the Trust and Servicing Agreement and limitations on the right of such person to replace CWCAM as the special servicer.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. The special servicer ratings of CWCAM are “STRONG” by S&P, “MOR CS1” by DBRS Morningstar and “CSS-“ by Fitch.

The foregoing information regarding the special servicer set forth in this section entitled “—CWCapital Asset Management LLC” has been provided by CWCAM.

Certain duties and obligations of the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer may be terminated, with respect to the Mortgage Loans serviced under the PSA (a) with or without cause by the Directing Holder, (b) for cause at any time, (c) otherwise without cause as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause” and (d) “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, upon satisfaction of certain conditions specified in the PSA. The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer”. The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Mall at Bay Plaza Special Servicer

KeyBank National Association, a national banking association (“KeyBank”) is expected to be appointed to act as a special servicer for the Mall at Bay Plaza Whole Loan. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank is not an affiliate of the issuing entity, the depositor, the Mortgage Loan Sellers, the master servicer, the other special servicers, the trustee, the certificate administrator, the operating advisor, or the asset representations reviewer. The principal servicing offices of KeyBank are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets

383

forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2022	12/31/2023	12/31/2024	9/30/2025
By Approximate Number	18,346	18,238	21,269	19,648
By Approximate Aggregate Principal Balance (in billions)	$426.9	$442.1	$478.1	$459.7

Within this servicing portfolio are, as of September 30, 2025, approximately 11,880 loans with a total principal balance of approximately $287.5 billion that are included in approximately 980 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2024, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in commercial mortgage backed securities transactions since 1998. As of September 30, 2025, KeyBank was named as special servicer with respect to commercial mortgage loans in 414 commercial mortgage backed securities transactions totaling approximately $224.4 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 452 commercial mortgage loans with an aggregate outstanding principal balance of approximately $11.18 billion, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	12/31/2022	12/31/2023	12/31/2024	9/30/2025
By Approximate Number of Transactions	359	372	408	414
By Approximate Aggregate Principal Balance (in billions)	$196.3	$194.0	$218.2	$224.4

KeyBank has resolved over $14.51 billion of U.S. commercial mortgage loans over the past 10 years. The following table sets forth information on the amount of U.S. commercial mortgage loans that KeyBank resolved in each of the past 10 calendar years (in billions):

2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
$1.40	$0.27	$0.23	$0.12	$0.32	$3.20	$2.00	$1.15	$3.21	$2.61

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P Global Ratings (“S&P”), Fitch, and Morningstar DBRS. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of

384

“Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. Morningstar DBRS has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar DBRS’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A	A2
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	BBB+	A-	Baa1
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the Mall at Bay Plaza Whole Loan or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrowers.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

385

As the special servicer, KeyBank is generally responsible for the special servicing functions with respect to Mall at Bay Plaza Whole Loan and any REO Property. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the Mall at Bay Plaza Whole Loan is to be maintained is described in “Pooling and Servicing Agreement–Realization Upon Mortgage Loans”. Generally, all amounts received by KeyBank in connection with any REO Property related to the Mall at Bay Plaza Whole Loan held by the issuing entity are deposited into an REO account.

KeyBank will not have primary responsibility for custody services of original documents evidencing the Mall at Bay Plaza Whole Loan. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Mall at Bay Plaza Whole Loan or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Mall at Bay Plaza Whole Loan pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under this sub-heading “—The Special Servicers—KeyBank National Association” regarding KeyBank has been provided by KeyBank.

386

The BBCMS 2025-5C38 Servicer, the SYCA 2025-WAG Servicer, the Benchmark 2025-V18 Servicer and the BANK5 2025-5YR18 Servicer

Trimont LLC, a Georgia limited liability company (“Trimont”), is (i) the Non-Serviced Master Servicer under the BBCMS 2025-5C38 PSA, which governs the servicing of the City Square White Plains Whole Loan and the Central Arts Plaza Whole Loan, (ii) the Non-Serviced Master Servicer under the SYCA 2025-WAG TSA, which governs the servicing of the Walgreens Retail Portfolio Whole Loan, (iii) the Non-Serviced Master Servicer under the Benchmark 2025-V18 PSA, which governs the servicing of the CFS Industrial HQ Whole Loan (until the securitization of the related Control Note) and (iv) expected to be the Non-Serviced Master Servicer under the BANK5 2025-5YR18 PSA, which is expected to govern the servicing of the Marriott Melville Whole Loan.

Trimont is a provider of loan servicing, asset management, due diligence, and customized advisory solutions. The principal servicing offices of Trimont are located at 550 South Tryon Street, Charlotte, North Carolina 28202 and Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326. Trimont also has offices in the US located in Overland Park, Kansas, New York, New York, and Dallas, Texas.

As of March 1, 2025 (“CMS Acquisition Closing Date”), Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business (the “CMS Transaction”). See “—CMS Transaction” below. As of the CMS Acquisition Closing Date, Trimont is rated (ranked) by Fitch, S&P and Morningstar DBRS as a master servicer, a primary servicer and a special servicer of commercial mortgage loans in the US. Trimont’s servicer ratings (rankings) by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P	Morningstar DBRS[3]
Primary Servicer:	CPS2	Strong	MOR CS2
Master Servicer:	CMS3+	Average[2]	MOR CS3
Special Servicer:	CSS2	Strong	MOR CS2

[1]	The Fitch primary servicer and special servicer ratings of Trimont have been placed on “Rating Watch Negative” during the integration period associated with the CMS Transaction as is consistent with Fitch’s criteria and historical practice.
[2]	The S&P master servicer rating of Trimont has been placed on “Rating Watch Positive” during the integration period associated with the CMS Transaction.
[3]	Morningstar DBRS has designated the trends for the primary servicer and special servicer rankings of Trimont as “Stable”, and the trend for the master servicer ranking as “Positive”.

Trimont is also rated ‘Strong’ as a Construction Loan Servicer by S&P in the US.

Prior to the CMS Acquisition Closing Date, Trimont had been primary servicing and special servicing securitized and non-securitized commercial and multifamily loans in excess of 15 years.

The following table sets forth information prior to the CMS Acquisition Closing Date about Trimont’s portfolio of primary serviced commercial and multifamily loans (securitized and non-securitized) as of the dates indicated.

Commercial and Multifamily Mortgage Loans	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024
By Approximate Number:	2,574	2,529	2,301
By Approximate Aggregate Unpaid Principal Balance (in billions):	$100.4	$110.1	$114.6
387

The following table sets forth information as of September 30, 2025 showing the portfolio of Trimont master or primary serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 9/30/2025
By Approximate Number:	20,168
By Approximate Aggregate Unpaid Principal Balance (in billions):	$605.76

The properties securing the loans in Trimont’s servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this servicing portfolio, as of September 30, 2025, approximately 16,006 commercial and multifamily loans with an unpaid principal balance of approximately $422.63 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Since the CMS Acquisition Closing Date, Trimont has been incorporating CMS master and primary servicing policies and procedures into its best practices for servicing CMS Loans and newly originated commercial and multifamily loans, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

Trimont’s servicing platform allows Trimont to process loan servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Prior to the CMS Acquisition Closing Date, Trimont was not the designated primary advancing agent for any of the mortgage loans it serviced. In connection with the CMS Transaction, Trimont acquired the outstanding CMS servicer advances using funding from a Wells Fargo Bank credit facility and other capital sources and expects to use such credit facility and other capital sources to fund the future advancing obligations of Trimont as servicer under the servicing agreements that transferred to Trimont on, or that Trimont enters into following the CMS Acquisition Closing Date.

The following table sets forth information as of September 30, 2025 showing the approximate principal and interest advances and protective property advances held by

388

Trimont, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.

As of	Approximate Securitized Master-Serviced Portfolio (UPB)**	Approximate Outstanding Advances (P&I and PPA)**	Approximate Outstanding Advances as % of UPB
9/30/2025	$389,654,027,851	$878,847,160	0.23%

**	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Trimont may perform some of its obligations under any applicable Non-Serviced PSA through one or more third-party vendors, affiliates or subsidiaries, including the engagement of third-party vendors to provide technology or process efficiencies. Trimont monitors its third-party vendors in compliance with its internal procedures and applicable law. Trimont has entered into contracts directly with third-party vendors and may also obtain services from third party vendors through Wells Fargo Bank under the Transition Agreement (as hereinafter defined) for some or all of the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Trimont;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing and tracking;
●	credit investigation and background checks; and
●	defeasance calculations.

Trimont may enter into agreements with certain firms to act as a sub-subservicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans it services. Trimont will monitor and review the performance of sub-servicers appointed by it. Generally, all

389

amounts received by Trimont on the Mortgage Loans it services will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Trimont and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Trimont, that amount may be transferred to a common disbursement account prior to disbursement.

Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans it services. On occasion, Trimont may have custody of certain of such documents as are necessary for enforcement actions involving such Mortgage Loans or otherwise. To the extent Trimont performs custodial functions as a servicer, documents will be maintained in a manner consistent with the servicing standard set forth in the applicable Non-Serviced PSA.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in servicing the Mortgage Loans it services or is anticipated to service, as compared to the types of assets serviced by Trimont in other commercial real estate securitization pools generally.

Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under any applicable Non-Serviced PSA and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the Mortgage Loans it services or the Certificates.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as a servicer has experienced a servicer event of default as a result of any action or inaction of Trimont in such capacity, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to the Certificateholders. There are no legal proceedings pending against Trimont, or to which any property of Trimont is subject, that are material to the Certificateholders, nor does Trimont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

A Trimont website (https://cmsview.trimont.com/tcms) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Trimont is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Wells Fargo Bank or its affiliates from time to time, which may include certain of the Mortgage Loans for which Wells Fargo Bank is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between CREFI (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by CREFI or its affiliates from time to time, which may include certain of the Mortgage Loans for which CREFI is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between GSMC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage

390

loans owned by GSMC or its affiliates from time to time, which may include certain of the Mortgage Loans for which GSMC is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between UBS AG (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by UBS AG or its affiliates from time to time, which may include certain of the Mortgage Loans for which UBS AG is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between BSPRT (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by BSPRT or its affiliates from time to time, which may include certain of the Mortgage Loans for which BSPRT is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Societe Generale Financial Corporation (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Societe Generale Financial Corporation or its affiliates from time to time, which may include certain of the Mortgage Loans for which Societe Generale Financial Corporation is acting as Mortgage Loan Seller.

Neither Trimont nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Trimont or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

CMS Transaction

As of the CMS Acquisition Closing Date, Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business. The CMS Transaction did not include Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae, which will continue to be serviced by Wells Fargo Bank.

Senior leadership of Trimont and CMS and certain Trimont and former Wells Fargo Bank corporate functions that supported CMS were generally integrated within Trimont on or shortly following the CMS Acquisition Closing Date. Most of the CMS employees along with relevant CMS systems, technologies and operating procedures and guidelines supporting CMS were transferred to Trimont as part of the CMS Transaction. Further, as of the CMS Acquisition Closing Date, Wells Fargo Bank’s duties, obligations, and rights as servicer, under the related servicing agreements were transferred to Trimont, subject to the terms and conditions of such servicing agreements.

In order to facilitate the transition of CMS to Trimont, Wells Fargo Bank and Trimont entered into a Transition Services Agreement (“Transition Agreement”) pursuant to which Wells Fargo Bank agreed to provide certain support services, or cause such services to be provided, to Trimont for 12 months from the CMS Acquisition Closing Date (with two 3-month extension options) (the “Transition Period”).

Trimont operates two loan servicing technology platforms with each using a separate instance of McCracken Financial Solutions software, Strategy CS. During a portion or all of the Transition Period, Trimont expects to continue to service the loans it was servicing prior to the CMS Acquisition Closing Date using operating guidelines, procedures and the servicing technology platform that Trimont was using prior to the CMS Acquisition Closing Date. During a portion or all of the Transition Period, Trimont expects to service loans serviced under the

391

servicing agreements transferred in connection with the CMS Transaction and certain loans serviced under CMBS servicing agreements entered into by Trimont after the CMS Acquisition Closing Date (“CMS Loans”), including the Mortgage Loans it services, in accordance with the CMS operating guidelines, procedures and servicing technology platform.

The foregoing information set forth under this “Transaction Parties—The BBCMS 2025-5C38 Servicer, the SYCA 2025-WAG Servicer, the Benchmark 2025-V18 Servicer and the BANK5 2025-5YR18 Servicer” heading has been provided by Trimont.

The Operating Advisor and Asset Representations Reviewer

BellOak, LLC (“BellOak”) will act as the operating advisor and asset representations reviewer under the Pooling and Servicing Agreement with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). BellOak has an address at 1717 McKinney Avenue, 12th Floor, Dallas, Texas 75202 and its telephone number is (332) 236-8495.

BellOak is a privately held commercial real estate finance advisory firm headquartered in Dallas, Texas. BellOak is a dedicated CMBS Operating Advisor that has been organized to provide the requisite independent, third-party surveillance and oversight on behalf of CMBS certificateholders.

BellOak’s technology utilizes an asset management platform that leverages proprietary software with a dedicated technology team to customize for idiosyncratic needs.

There are no legal proceedings pending against BellOak, or any property of BellOak, that are material to the Certificateholders, nor does BellOak have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of September 30, 2025, BellOak was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $62.1 billion issued in 81 transactions.

As of September 30, 2025, BellOak was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $22.3 billion issued in 29 transactions.

BellOak satisfies each of the standards of “Eligible Operating Advisor” set forth in Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. BellOak: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or Morningstar DBRS and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with BellOak as the sole or material factor in such rating action; (b) (x) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the PSA; (d) is not (and is not Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, any mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Third Party Purchaser, the third-party purchaser with respect to the

392

Trust Subordinate Companion Loan, or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as operating advisor; provided that BellOak, in its capacity as asset representations reviewer, is entitled to receive related fees as set forth in the PSA.

In addition, BellOak believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by BellOak.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification.” Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Credit Risk Retention

General

This securitization transaction (the “Pooled Securitization”) is required to comply with the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) as they relate to commercial mortgage-backed securities. Wells Fargo Bank will act as the “retaining sponsor” (as defined in the Credit Risk Retention Rules, the “Retaining Sponsor”) with respect to the Pooled Certificates, and is expected to satisfy its risk retention requirement with respect to the Pooled Certificates initially through the purchase by BIG Real Estate Fund III, L.P., a Delaware limited partnership, the “third-party purchaser” (as defined in the Credit Risk Retention Rules, the “Third Party Purchaser”) of the Class E-RR, Class F-RR and Class G-RR certificates (collectively, the “Pooled Horizontal Risk Retention Certificates”),

393

with an estimated aggregate initial Certificate Balance of $71,776,063 and representing approximately 5.05% of the aggregate fair value of the Pooled Certificates as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). It is anticipated that, on the Closing Date, the Third Party Purchaser will satisfy its obligation to retain the Pooled Horizontal Risk Retention Certificates by the acquisition thereof by its “majority-owned affiliate” (as defined in the Credit Risk Retention Rules), BIG 2025-5C7, LLC, a Delaware limited liability company. The Pooled Horizontal Risk Retention Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

Notwithstanding any references in this prospectus or the PSA to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for the Pooled Securitization is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Third Party Purchaser

BIG 2025-5C7, LLC, a Delaware limited liability company (“BIG 2025-5C7”), a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of BIG Real Estate Fund III, L.P., is expected to purchase for cash the Class E-RR, Class F-RR and Class G-RR certificates on the Closing Date and may purchase additional Certificates. BIG Real Estate Fund III, L.P., a Delaware limited partnership (the “Third Party Purchaser”) will act as the initial “third-party purchaser” (as defined in the Credit Risk Retention Rules).

The Third Party Purchaser was formed primarily for the purpose of investing in commercial real estate debt and other real estate-related and mortgage-related assets, commercial and multi-family mortgage loans and mortgage-backed securities and other securitized assets. The purchase of the Class E-RR, Class F-RR and Class G-RR certificates via its ownership interest in BIG 2025-5C7 will represent the Third Party Purchaser’s first purchase of an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules) in a CMBS transaction and its first overall CMBS subordinate certificate purchase since its formation. The Third Party Purchaser is advised and managed by Basis Management Group, LLC, a Delaware limited liability company (“Basis”) pursuant to a management agreement. Basis is an experienced investment manager and, as of March 28, 2025, had almost $1.4 billion in assets under management, almost all of which were commercial real estate debt investment (including CMBS). Basis is an investment adviser registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940.

394

Pooled Horizontal Risk Retention Certificates

General

The Third Party Purchaser will purchase the Pooled Horizontal Risk Retention Certificates, consisting of the classes of certificates identified in the table below.

Class of Pooled Horizontal Risk Retention Certificates	Initial Certificate Balance	Fair Value of the Pooled Horizontal Risk Retention Certificates (in $ and %)(1)	Purchase Price(2)
Class E-RR	$24,499,000	$13,691,756 / 1.72%	55.8870%
Class F-RR	$13,508,000	$7,549,216 / 0.95%	55.8870%
Class G-RR	$33,769,063	$18,872,516 / 2.38%	55.8870%

(1)	The fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a dollar amount and as a percentage of the aggregate fair value of all of the Pooled Certificates.
(2)	Expressed as a percentage of the initial Certificate Balance of the indicated class of Pooled Horizontal Risk Retention Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Pooled Horizontal Risk Retention Certificates to be acquired by the Third Party Purchaser is approximately $40,113,488, excluding accrued interest.

The aggregate fair value of the Pooled Horizontal Risk Retention Certificates in the above table is equal to approximately $40,113,488, representing approximately 5.05% of the aggregate fair value of all of the Pooled Certificates issued by the issuing entity. The fair value referenced in the preceding sentence are based on actual prices and final tranche sizes as of the Closing Date for all of the Pooled Certificates issued by the Trust.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual risk retention interest with an aggregate fair value as of the Closing Date of at least $39,721,758 (representing approximately 5.00% of the aggregate fair value of all the classes of Pooled Certificates).

The approximate fair value of each class of the Pooled Certificates based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Value
Class A-1	$4,227,924
Class A-2	$90,899,550
Class A-3	$459,444,452
Class X-A	$33,471,833
Class X-B	$5,241,505
Class A-S	$51,675,528
Class B	$46,706,684
Class C	$36,661,753
Class X-D	$2,831,192
Class D	$23,161,252
Class E-RR	$13,691,756
Class F-RR	$7,549,216
Class G-RR	$18,872,516
Total:	$794,435,162

The aggregate fair value of all of the classes of the Pooled Certificates is approximately $794,435,162, excluding accrued interest.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating

395

the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Pooled Certificateholders the following: (a) the fair value of the Pooled Horizontal Risk Retention Certificates that will be retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the Pooled Certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Pooled Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Pooled Realized Losses on the Mortgage Loans will be allocated first, to the Class G-RR certificates, second to the Class F-RR certificates, third, to the Class E-RR certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2 and Class A-3 certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement— Subordination; Allocation of Realized Losses”.

For a description of other material payment terms of the classes of Pooled Horizontal Risk Retention Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the Pooled Horizontal Risk Retention Certificates (except to a majority-owned affiliate) until the date that is five years from the Closing Date. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third party purchaser and the successor third party purchaser agreeing to

396

comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and their affiliates) under the Credit Risk Retention Rules.

Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total outstanding Certificate Balance of the Pooled Certificates has been reduced to 33% of the sum of the total outstanding Certificate Balance of the Pooled Certificates as of the Closing Date; and (iii) two years after the Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with paragraph (b)(8)(i) of Rule 7 under Regulation RR and (C) any date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules.

Operating Advisor

The operating advisor for the transaction is BellOak, LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Serviced Mortgage Loans or Serviced Whole Loans:

●	review the actions of the special servicer with respect to Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Serviced Mortgage Loans that are not Specially Serviced Loans;
●	review reports provided by the special servicer;
●	review for accuracy certain calculations made by the special servicer; and
●	issue an annual report generally (if any Mortgage Loan or Trust Subordinate Companion Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year with respect to the related Mortgage Loan or Trust Subordinate Companion Loan) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to such Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders or related Loan-Specific Certificates, as applicable, as a collective whole, the operating advisor will have the right to recommend the replacement of the special servicer with respect to the Mortgage Loans or related Trust Subordinate Companion Loan. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis

397

with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans or related Trust Subordinate Companion Loan for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur (a) with respect to the Pooled Certificates when the Certificate Balances of the classes of Pooled Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate, (b) with respect to the Mall at Bay Plaza Loan-Specific Certificates when the aggregate Certificate Balance of the Class MBP-HRR certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts (solely as such Cumulative Appraisal Reduction Amounts relate to the related Trust Subordinate Companion Loan) to notionally reduce the Certificate Balance of such class) is 25% or less of the initial Certificate Balance of such class, or (c) with respect to the Crossgates Mall Loan-Specific Certificates when the aggregate Certificate Balance of the Class CG-HRR certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts (solely as such Cumulative Appraisal Reduction Amounts relate to the related Trust Subordinate Companion Loan) to notionally reduce the Certificate Balance of such class) is 25% or less of the initial Certificate Balance of such class.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event, and with respect to the Crossgates Mall Trust Subordinate Companion Loan after the Servicing Shift Securitization Date, the master servicer, special servicer and operating advisor under the related Non-Serviced PSA.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of BellOak, LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by BellOak, LLC under the PSA and satisfaction that no payments have been paid by the special servicer to BellOak, LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, BellOak, LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”,

398

“Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Wells Fargo Bank (solely in its capacity as a mortgage loan seller), ZBNA, CREFI, JPMCB, UBS AG, BSPRT, GSMC and SGFC will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2.

At the time of its decision to include each of its Mortgage Loans in this transaction, each of Wells Fargo Bank, ZBNA, CREFI, JPMCB, UBS AG, BSPRT, GSMC and SGFC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Wells Fargo Bank, ZBNA, CREFI, JPMCB, UBS AG, BSPRT, GSMC or SGFC, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Wells Fargo Bank, ZBNA, CREFI, JPMCB, UBS AG, BSPRT, GSMC or SGFC, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo Bank, ZBNA, CREFI, JPMCB, UBS AG, BSPRT, GSMC and SGFC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

399

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans, the Trust Subordinate Companion Loans and all payments under and proceeds of the Mortgage Loans and the Trust Subordinate Companion Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans and the Trust Subordinate Companion Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans the Trust Subordinate Companion Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2025-5C7 will consist of the following classes: the Class A-1, Class A-2 and Class A-3 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B and Class X-D certificates (collectively, the “Pooled Class X Certificates”) and the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class R, Class MBP-C, Class MBP-D, Class MBP-E, Class MBP-F, Class MBP-G, Class MBP-HRR, Class CG-A, Class CG-X, Class CG-B, Class CG-C, Class CG-D and Class CG-HRR certificates.

The Class A Certificates (other than the Class A-S certificates) and the Pooled Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Pooled Regular Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Pooled Certificates”.

The Pooled Certificates (other than the Pooled Class X Certificates) are collectively referred to in this prospectus as the “Pooled Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Class E-RR, Class F-RR and Class G-RR certificates are also collectively referred to in this prospectus as the “Pooled Horizontal Risk Retention Certificates”.

The Class MBP-C, Class MBP-D, Class MBP-E, Class MBP-F, Class MBP-G and Class MBP-HRR certificates are collectively referred to in this prospectus as the “Mall at Bay Plaza Loan-Specific Certificates”. The Class MBP-C, Class MBP-D, Class MBP-E, Class MBP-F, Class MBP-G and Class MBP-HRR certificates are collectively referred to in this prospectus as the “Mall at Bay Plaza Loan-Specific Principal Balance Certificates”.

400

The Class CG-A, Class CG-X, Class CG-B, Class CG-C, Class CG-D and Class CG-HRR certificates are collectively referred to in this prospectus as the “Crossgates Mall Loan-Specific Certificates”. The Class CG-A, Class CG-B, Class CG-C, Class CG-D and Class CG-HRR certificates are collectively referred to in this prospectus as the “Crossgates Mall Loan-Specific Principal Balance Certificates”.

The Mall at Bay Plaza Loan-Specific Principal Balance Certificates together with the Crossgates Mall Loan-Specific Principal Balance Certificates are collectively referred to in this prospectus as the “Loan-Specific Principal Balance Certificates”.

The Loan-Specific Principal Balance Certificates and the Class CG-X certificates are collectively referred to in this prospectus as the “Loan-Specific Certificates”.

The Loan-Specific Principal Balance Certificates together with the Pooled Principal Balance Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class CG-X certificates together with the Pooled Class X Certificates are collectively referred to in this prospectus as the “Class X Certificates”.

The primary source for payments of principal and interest on the Pooled Certificates will be amounts received by the issuing entity in respect of the Mortgage Loans (which does not include the Trust Subordinate Companion Loan). The primary source for payments of principal and interest on the Loan-Specific Certificates will be amounts received by the issuing entity in respect of the related Trust Subordinate Companion Loan.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown under “Summary of Certificates and Loan-Specific Certificates”.

The “Certificate Balance” of any class of (a) Pooled Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus and (b) Loan-Specific Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the applicable Trust Subordinate Companion Loan, as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Pooled Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C

401

certificates outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The Pooled Certificates and the Loan-Specific Certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”).

The Mall at Bay Plaza Trust Subordinate Companion Loan will be held by the Mall at Bay Plaza trust subordinate companion loan REMIC (the “Mall at Bay Plaza Trust Subordinate Companion Loan REMIC”).

The Crossgates Mall Trust Subordinate Companion Loan will be held by the Crossgates Mall trust subordinate companion loan REMIC (the “Crossgates Mall Trust Subordinate Companion Loan REMIC” and, together with the Lower-Tier REMIC, the Upper-Tier REMIC and the Mall at Bay Plaza Trust Subordinate Companion loan REMIC, the “Trust REMICs”).

The Mall at Bay Plaza Trust Subordinate Companion Loan REMIC and the Crossgates Mall Trust Subordinate Companion Loan REMIC are collectively referred to in this prospectus as the “Trust Subordinate Companion Loan REMICs”.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in January 2026.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered as of the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder as applicable, has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of the Class R Certificate will be set forth on the face thereof.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account, the loss of value reserve fund and any Companion Distribution Account maintained by it, in Permitted Investments. The master servicer will be entitled to

402

retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Trust Subordinate Companion Loan REMIC Distribution Accounts, the Interest Reserve Account, the Pooled Gain-on-Sale Reserve Account and the Loan-Specific Gain-on-Sale Reserve Accounts in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions made on the Pooled Certificates and the Class R Certificates, the Pooled Available Funds and (ii) in the case of distributions to be made on the Loan-Specific Certificates and the Class R certificates, the Loan-Specific Available Funds.

The aggregate amount available for distribution to holders of the Pooled Certificates and the Class R Certificates on each Distribution Date (the “Pooled Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which will not include any amounts received in respect of the Trust Subordinate Companion Loans):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan or the holders of the Loan-Specific Certificates), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Pooled Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in the Collection Account in error; and
403

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date if received by the master servicer on or prior to the related Determination Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)  the Pooled Gain-on-Sale Remittance Amount for such Distribution Date.

The “Pooled Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Pooled Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Pooled Gain-on-Sale Entitlement Amount.

The “Pooled Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Pooled Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Pooled Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Pooled Gain-on-Sale Remittance Amount as part of the definition of Pooled Available Funds.

The aggregate amount available for distribution to holders of the Mall at Bay Plaza Loan-Specific Certificates and the Class R certificates on each Distribution Date (the “Mall at Bay Plaza Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which will not include any amounts received in respect of the Mortgage Loans or the Crossgates Mall Trust Subordinate Companion Loan):

(a)  the aggregate amount of all cash received on the Mall at Bay Plaza Trust Subordinate Companion Loan and related REO Property that is on deposit in the related Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates or the

404

Crossgates Mall Loan-Specific Certificates), as of the related P&I Advance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of the Mall at Bay Plaza Trust Subordinate Companion Loan if it has a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mall at Bay Plaza Trust Subordinate Companion Loan;
●	all amounts in the related Collection Account that are due or reimbursable to any person other than the Mall at Bay Plaza Loan-Specific Certificateholders;
●	with respect to any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the related Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums with respect to the Mall at Bay Plaza Trust Subordinate Companion Loan, if any;
●	all amounts deposited in the related Collection Account in error; and
●	any late payment charges or accrued interest on the Mall at Bay Plaza Trust Subordinate Companion Loan actually collected thereon and allocable to the default interest rate for the Mall at Bay Plaza Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Mall at Bay Plaza Trust Subordinate Companion Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mall at Bay Plaza Trust Subordinate Companion Loan to the applicable Collection Account for such Distribution Date if received by the master servicer on or prior to the related Determination Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mall at Bay Plaza Trust Subordinate Companion Loan with respect to such Distribution Date and P&I Advances on the Mall at Bay Plaza Trust Subordinate Companion Loan made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Loan-Specific Certificateholders);

(d)  with respect to any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Mall at Bay Plaza Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA; and

(e)  the Mall at Bay Plaza Gain-on-Sale Remittance Amount for such Distribution Date.

The “Mall at Bay Plaza Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Mall at Bay Plaza Gain-on-Sale

405

Reserve Account on such Distribution Date, and (ii) the Mall at Bay Plaza Gain-on-Sale Entitlement Amount.

The “Mall at Bay Plaza Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the applicable Loan-Specific Interest Distribution Amount for each Class of Mall at Bay Plaza Loan-Specific Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Mall at Bay Plaza Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Mall at Bay Plaza Principal Distribution Amount, and (ii) any Mall at Bay Plaza Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Mall at Bay Plaza Gain-on-Sale Remittance Amount as part of the definition of Mall at Bay Plaza Available Funds.

The aggregate amount available for distribution to holders of the Crossgates Mall Loan-Specific Certificates and the Class R certificates on each Distribution Date (the “Crossgates Mall Available Funds” and, together with the Mall at Bay Plaza Available Funds, “Loan-Specific Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which will not include any amounts received in respect of the Mortgage Loans or the Mall at Bay Plaza Trust Subordinate Companion Loan):

(a)  the aggregate amount of all cash received on the Crossgates Mall Trust Subordinate Companion Loan and related REO Property that is on deposit in the related Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates or the Mall at Bay Plaza Loan-Specific Certificates), as of the related P&I Advance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of the Crossgates Mall Trust Subordinate Companion Loan if it has a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Crossgates Mall Trust Subordinate Companion Loan;
●	all amounts in the related Collection Account that are due or reimbursable to any person other than the Crossgates Mall Loan-Specific Certificateholders;
●	with respect to any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the related Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums with respect to the Crossgates Mall Trust Subordinate Companion Loan, if any;
●	all amounts deposited in the related Collection Account in error; and
406

●	any late payment charges or accrued interest on the Crossgates Mall Trust Subordinate Companion Loan actually collected thereon and allocable to the default interest rate for the Crossgates Mall Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Crossgates Mall Trust Subordinate Companion Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Crossgates Mall Trust Subordinate Companion Loan to the applicable Collection Account for such Distribution Date if received by the master servicer on or prior to the related Determination Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Crossgates Mall Trust Subordinate Companion Loan with respect to such Distribution Date and P&I Advances on the Crossgates Mall Trust Subordinate Companion Loan made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Loan-Specific Certificateholders);

(d)  with respect to any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Crossgates Mall Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA; and

(e)  the Crossgates Mall Gain-on-Sale Remittance Amount for such Distribution Date.

The “Crossgates Mall Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Crossgates Mall Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Crossgates Mall Gain-on-Sale Entitlement Amount.

The “Crossgates Mall Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Loan-Specific Interest Distribution Amount for each Class of Crossgates Mall Loan-Specific Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Crossgates Mall Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Crossgates Mall Principal Distribution Amount, and (ii) any Crossgates Mall Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Crossgates Mall Gain-on-Sale Remittance Amount as part of the definition of Crossgates Mall Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan (including any Companion Loan) had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

407

“Payment Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Pooled Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)      prior to the Cross-Over Date:

(a)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(b)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(c)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(ii)     on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Pooled Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class until the date such Pooled Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero, to the Class A-S certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the

408

portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class until the date such Pooled Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal the Interest Distribution Amounts of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Pooled Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class until the date such Pooled Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amounts of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate unreimbursed Pooled Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class until the date such Pooled Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate unreimbursed Pooled Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled

409

Realized Loss was allocated to such class until the date such Pooled Realized Loss is reimbursed;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Pooled Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class until the date such Pooled Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Pooled Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class until the date such Pooled Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Pooled Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Realized Loss was allocated to such class until the date such Pooled Realized Loss is reimbursed; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

410

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Pooled Realized Losses to those certificates.

Reimbursement of previously allocated Pooled Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Pooled Principal Balance Certificates that previously were allocated Pooled Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Pooled Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates (other than the Class R certificates) for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Pooled Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Pooled Principal Balance Certificates is so increased, the amount of unreimbursed Pooled Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Pooled Principal Balance Certificates for any Distribution Date will equal the applicable rate set forth below:

The Pass-Through Rate on the Class A-1 certificates for any Distribution Date will be a per annum rate equal to 4.31500%.

The Pass-Through Rate on the Class A-2 certificates for any Distribution Date will be a per annum rate equal to 4.72100%.

The Pass-Through Rate on the Class A-3 certificates for any Distribution Date will be a per annum rate equal to 5.20300%.

The Pass-Through Rate on the Class A-S certificates for any Distribution Date will be a per annum rate equal to 5.50300%.

The Pass-Through Rate on the Class B certificates for any Distribution Date will be a per annum rate equal to 5.85500%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class C certificates for any Distribution Date will be a per annum rate equal to 5.79800%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class D certificates for any Distribution Date will be a per annum rate equal to 4.25000%.

411

The Pass-Through Rate on the Class E-RR certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class F-RR certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class G-RR certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-3 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Pass-Through Rate on the Class MBP-C certificates for any Distribution Date will be a variable rate per annum equal to the Net Mortgage Rate on the Mall at Bay Plaza Trust Subordinate Companion Loan for the related Distribution Date.

The Pass-Through Rate on the Class MBP-D certificates for any Distribution Date will be a variable rate per annum equal to the Net Mortgage Rate on the Mall at Bay Plaza Trust Subordinate Companion Loan for the related Distribution Date.

The Pass-Through Rate on the Class MBP-E certificates for any Distribution Date will be a variable rate per annum equal to the Net Mortgage Rate on the Mall at Bay Plaza Trust Subordinate Companion Loan for the related Distribution Date.

The Pass-Through Rate on the Class MBP-F certificates for any Distribution Date will be a variable rate per annum equal to the Net Mortgage Rate on the Mall at Bay Plaza Trust Subordinate Companion Loan for the related Distribution Date.

The Pass-Through Rate on the Class MBP-G certificates for any Distribution Date will be a variable rate per annum equal to the Net Mortgage Rate on the Mall at Bay Plaza Trust Subordinate Companion Loan for the related Distribution Date.

The Pass-Through Rate on the Class MBP-HRR certificates for any Distribution Date will be a variable rate per annum equal to the Net Mortgage Rate on the Mall at Bay Plaza Trust Subordinate Companion Loan.

The Pass-Through Rate on the Class CG-A certificates for any Distribution Date will be a per annum rate equal to 9.00000%.

The Pass-Through Rate on the Class CG-B certificates for any Distribution Date will be a per annum rate equal to 10.00000%.

412

The Pass-Through Rate on the Class CG-C certificates for any Distribution Date will be a per annum rate equal to 12.00000%.

The Pass-Through Rate on the Class CG-D certificates for any Distribution Date will be a per annum rate equal to 13.00000%.

The Pass-Through Rate on the Class CG-HRR certificates for any Distribution Date will be a variable rate per annum equal to the Net Mortgage Rate on the Crossgates Mall Trust Subordinate Companion Loan for the related Distribution Date.

The Pass-Through Rate for the Class CG-X certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the Net Mortgage Rate for the Crossgates Mall Trust Subordinate Companion Loan for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class CG-A, Class CG-B, Class CG-C and Class CG-D certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan), each Trust Subordinate Companion Loan and any REO Loan (including any portion of an REO Loan related to a Trust Subordinate Companion Loan, but excluding any portion of any REO Loan related to any other Companion Loan) is equal to the related Interest Rate then in effect, minus the related Administrative Fee Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan and Trust Subordinate Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans or the Trust Subordinate Companion Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan or any Trust Subordinate Companion Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Trust Subordinate Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan or Trust Subordinate Companion Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan or Trust Subordinate Companion Loan, as applicable, had remained outstanding.

413

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Interest Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan (which, in the case of any Componentized Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate.

“Componentized Mortgage Loan” means any Mortgage Loan that has been divided into more than one component under the related loan agreement for purposes of calculating interest and other amounts payable under such Mortgage Loan. The Walgreens Retail Portfolio Mortgage Loan is the only Componentized Mortgage Loan related to the Trust.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Pooled Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Pooled Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Pooled Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Pooled Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Pooled Certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the Pooled Certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

“Loan-Specific Interest Distribution Amount” with respect to any Distribution Date and each Class of Loan-Specific Certificates, an amount equal to (A) the sum of (i) the Loan-Specific Interest Accrual Amount with respect to such Class of Certificates for such Distribution Date and (ii) the Loan-Specific Interest Shortfall, if any, with respect to such Class of Certificates for such Distribution Date, less (B) any Loan-Specific Excess Prepayment Interest Shortfall allocated to such Class of Certificates on such Distribution Date. For the avoidance of doubt, “Loan-Specific Interest Distribution Amounts” will apply separately to the Mall at Bay Plaza Loan-Specific Certificates and the Crossgates Mall Loan-Specific Certificates, as the case may be.

“Loan-Specific Interest Accrual Amount” with respect to any Distribution Date and any Class of Loan-Specific Certificates, the amount of interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class of Certificates on the Certificate Balance for such Class of Certificates immediately prior to that Distribution Date. Calculations

414

of interest for each Interest Accrual Period will be made on an 30/360 Basis. For the avoidance of doubt, “Loan-Specific Interest Accrual Amounts” will apply separately to the Mall at Bay Plaza Loan-Specific Certificates and the Crossgates Mall Loan-Specific Certificates, as the case may be.

“Loan-Specific Interest Shortfall” with respect to any Distribution Date for any Class of Loan-Specific Certificates, the sum of (a) the portion of the Loan-Specific Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Loan-Specific Certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the Loan-Specific Certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the Net Mortgage Rate for the applicable Trust Subordinate Companion Loan for such Distribution Date. For the avoidance of doubt, “Loan-Specific Interest Shortfalls” will apply separately to the Mall at Bay Plaza Loan-Specific Certificates and the Crossgates Mall Loan-Specific Certificates, as the case may be.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which will not include any amounts related to the Trust Subordinate Companion Loans):

(a)  the Scheduled Principal Distribution Amount for that Distribution Date,

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

415

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Pooled Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is (or any Trust Subordinate Companion Loan if it is) delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan (other than a Trust Subordinate Companion Loan)), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan, Trust Subordinate Companion Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan or Trust Subordinate Companion Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan or Trust Subordinate Companion Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan, Trust Subordinate Companion Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan (other than a Trust Subordinate Companion

416

Loan)) at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans and the Trust Subordinate Companion Loans

The “Stated Principal Balance” of each Mortgage Loan and Trust Subordinate Companion Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan or Trust Subordinate Companion Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)                the principal portion of each Periodic Payment due on such Mortgage Loan or Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)             all principal prepayments received with respect to such Mortgage Loan or Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

(iii)          the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan or Trust Subordinate Companion Loan) and Liquidation Proceeds received with respect to such Mortgage Loan or the Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv)           any reduction in the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or Trust Subordinate Companion Loan or a modification of such Mortgage Loan or Trust Subordinate Companion Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan or Trust Subordinate Companion Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan or Trust Subordinate Companion Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)                the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)             the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan or Trust Subordinate Companion

417

Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan (other than the Trust Subordinate Companion Loans) on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan (other than the Trust Subordinate Companion Loans) as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan, Trust Subordinate Companion Loan or REO Loan is paid in full or the Mortgage Loan, Trust Subordinate Companion Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, Trust Subordinate Companion Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Interest Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan (other than the Mall at Bay Plaza Whole Loan or Crossgates Mall Whole Loan in respect of the Trust Subordinate Companion Loan related to such Whole Loan), no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA. Amounts relating to the REO Property or REO Loan in respect of a Trust

418

Subordinate Companion Loan will only be available to holders of the Loan-Specific Certificates to the extent allocated to the applicable Trust Subordinate Companion Loan.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

419

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero);

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions of the Code. Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such

420

Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum

421

of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date;

(2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2 and Class A-3 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date, over

422

(b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-3 certificates as described above;

(3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above; and

(4) to the Class X-D certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

Notwithstanding any of the foregoing to the contrary, if at any time the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will pay to the holders of each remaining Class of Pooled Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Pooled Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Pooled Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the Pass-Through Rate on that class, then the Base Interest Fraction will equal zero; and
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the Pass-Through Rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the
423

heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan or Trust Subordinate Companion Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or Trust Subordinate Companion Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan or Trust Subordinate Companion Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan or Trust Subordinate Companion Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as shown in the table under “Summary of Certificates and Loan-Specific Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could

424

be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2058. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a payment due date occurring after the related Determination Date, the related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)                the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan or the Trust Subordinate Companion Loans (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan or the Trust Subordinate Companion Loans on which the special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii)             the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan, each Trust Subordinate Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer with respect to the related Collection Period, (i) 0.00125% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan not referred to in clause (A)(ii) hereof or (ii) a rate of 0.000625% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan with a sub-servicer, (B) all Prepayment Interest Excesses received by the master servicer during

425

such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) and the Trust Subordinate Companion Loans subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan or the applicable Trust Subordinate Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or Trust Subordinate Companion Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan or Trust Subordinate Companion Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, otherwise described in clause (i) above in connection with such Prohibited Prepayments. The master servicer will not be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans and the related Trust Subordinate Companion Loan in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan and the related Trust Subordinate Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Pooled Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among the classes of Pooled Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on a Trust Subordinate Companion Loan to be included in the Mall at Bay Plaza Available Funds or Crossgates Mall Available Funds, as applicable, for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the

426

related Distribution Date is referred to in this prospectus as the “Loan-Specific Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among the classes of Mall at Bay Plaza Loan-Specific Certificates or Crossgates Mall Loan-Specific Certificates, as the case may be, pro rata, in accordance with their respective Loan-Specific Interest Accrual Amounts for that Distribution Date. For the avoidance of doubt, “Loan-Specific Excess Prepayment Interest Shortfalls” will apply separately to the Mall at Bay Plaza Loan-Specific Certificates and the Crossgates Mall Loan-Specific Certificates, as the case may be.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Pooled Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E-RR, Class F-RR and Class G-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Pooled Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Pooled Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Pooled Realized Losses to classes of Pooled Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-3 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates, in

427

that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class G-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Pooled Certificateholders on that date, the certificate administrator is required to calculate the Pooled Realized Loss for such Distribution Date.

The “Pooled Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Pooled Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

On each Distribution Date, immediately following the distributions to be made to the Mall at Bay Plaza Loan-Specific Certificateholders or the Crossgates Mall Loan-Specific Certificateholders, as applicable, on that date, the certificate administrator is required to calculate the Mall at Bay Plaza Realized Loss or Crossgates Mall Certificate Realized Loss, as applicable, for such Distribution Date.

The “Mall at Bay Plaza Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Mall at Bay Plaza Trust Subordinate Companion Loan that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mall at Bay Plaza Trust Subordinate Companion Loan for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mall at Bay Plaza Trust Subordinate Companion Loan, including any REO Loan that is a successor to the Mall at Bay Plaza Trust Subordinate Companion Loan (but in each case, including the Mall at Bay Plaza Trust Subordinate Companion Loan and excluding the Mortgage Loans and any other Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Mall at Bay Plaza Loan-Specific Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The “Crossgates Mall Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Crossgates Mall Trust Subordinate Companion Loan that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Crossgates Mall Trust Subordinate Companion Loan for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Crossgates Mall Trust Subordinate Companion Loan, including any REO Loan that is a successor to the Crossgates Mall Trust Subordinate Companion Loan (but in each case, including the Crossgates Mall Trust Subordinate Companion Loan and excluding the Mortgage Loans and any other Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the

428

Crossgates Mall Loan-Specific Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The “Loan-Specific Certificate Realized Loss” means (i) with respect to the Mall at Bay Plaza Loan-Specific Certificates, a Mall at Bay Plaza Realized Loss, and (ii) with respect to Crossgates Mall Loan-Specific Certificates, a Crossgates Mall Realized Loss.

“Realized Loss” means, (i) with respect to the Pooled Certificates, a Pooled Realized Loss, and (ii) with respect to the Loan-Specific Certificates, a Loan-Specific Certificate Realized Loss.

The certificate administrator will be required to allocate any Pooled Realized Losses among the respective classes of Pooled Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class G-RR certificates;

second, to the Class F-RR certificates;

third, to the Class E-RR certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Pooled Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

The certificate administrator will be required to allocate any Loan-Specific Certificate Realized Loss among the respective classes of Loan-Specific Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

In the case of the Mall at Bay Plaza Loan-Specific Principal Balance Certificates, that order will be:

first, to the Class MBP-HRR certificates;

second, to the Class MBP-G certificates;

third, to the Class MBP-F certificates

fourth, to the Class MBP-E certificates;

fifth, to the Class MBP-D certificates; and

sixth, to the Class MBP-C certificates.

In the case of the Crossgates Mall Loan-Specific Principal Balance Certificates, that order will be:

429

first, to the Class CG-HRR certificates;

second, to the Class CG-D certificates;

third, to the Class CG-C certificates;

fourth, to the Class CG-B certificates; and

fifth, to the Class CG-A certificates.

Mall at Bay Plaza Realized Losses will only be allocated to the Mall at Bay Plaza Loan-Specific Principal Balance Certificates. Crossgates Mall Realized Losses will only be allocated to the Crossgates Mall Loan-Specific Principal Balance Certificates. Pooled Realized Losses will not be allocated to any Loan-Specific Certificates. Neither Mall at Bay Plaza Realized Losses nor Crossgates Mall Realized Losses will be allocated to the Pooled Certificates.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or the Trust Subordinate Companion Loans, including as a result of defaults and delinquencies on the related Mortgage Loans or Trust Subordinate Companion Loans, Nonrecoverable Advances made in respect of the Mortgage Loans or the Trust Subordinate Companion Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan or non-Trust Subordinate Companion Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan (including the Mall at Bay Plaza Whole Loan and the Crossgates Mall Whole Loan), losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Pooled Regular Certificates will be considered outstanding until its Certificate Balance, Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Pooled Realized Losses are required thereafter to be made to a class of Pooled Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

430

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount or applicable Loan-Specific Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1) a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2) a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3) a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4) a CREFC® advance recovery report;

431

(5) a CREFC® total loan report;

(6) a CREFC® operating statement analysis report;

(7) a CREFC® comparative financial status report;

(8) a CREFC® net operating income adjustment worksheet;

(9) a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file (with respect to the master servicer);
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following

432

for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2026, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2026, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Mall at Bay Plaza Loan-Specific Initial Purchaser” means J.P. Morgan Securities LLC.

“Crossgates Mall Loan-Specific Initial Purchaser” means UBS Securities LLC.

“Loan-Specific Initial Purchasers” means, collectively, the Mall at Bay Plaza Loan-Specific Initial Purchaser and the Crossgates Mall Loan-Specific Initial Purchaser.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the Loan-Specific Initial Purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special

433

Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder, any Controlling Class Certificateholder, the MBP Directing Holder, any MBP Controlling Class Certificateholder, the CG Directing Holder or any CG Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder, any Controlling Class Certificateholder, the MBP Directing Holder, any MBP Controlling Class Certificateholder, the CG Directing Holder or any CG Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager

434

or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder (or, (i) with respect to the Mall at Bay Plaza Whole Loan, prior to the continuation of a Mall at Bay Plaza Control Appraisal Period, the MBP Controlling Class Representative or any MBP Controlling Class Certificateholder or (ii) with respect to the Crossgates Mall Whole Loan, prior to the continuation of a Crossgates Mall Control Appraisal Period, the CG Controlling Class Representative or any CG Controlling Class Certificateholder) is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of a majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party, (b) with respect to the MBP Controlling Class Representative or the holder of the majority of the MBP Controlling Class prior to the continuation of a Mall at Bay Plaza Control Appraisal Period, the Mall at Bay Plaza Whole Loan if, as of any date of determination, the MBP Controlling Class Representative or the holder of the majority of the MBP Controlling Class, as applicable, is a Borrower Party, or (c) with respect to the CG Controlling Class Representative or the holder of the majority of the CG Controlling Class prior to the continuation of a Crossgates Mall Control Appraisal Period, the Crossgates Mall Whole Loan if, as of any date of determination, the CG Controlling Class Representative or the holder of the majority of the CG Controlling Class, as applicable, is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, the MBP Controlling Class Representative, the CG Controlling Class Representative, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in

435

which case (1) if such person is the Directing Certificateholder, a Controlling Class Certificateholder, an MBP Controlling Class Certificateholder or the CG Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder, a Controlling Class Certificateholder, an MBP Controlling Class Certificateholder or the CG Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates, MBP Controlling Class certificates or CG Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates, MBP Controlling Class certificates or CG Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed not to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under

436

the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class, MBP Controlling Class or CG Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

A “Crossgates Mall Loan-Specific Certificateholder” is a Certificateholder of a Crossgates Mall Loan-Specific Certificate.

A “Loan-Specific Certificateholder” is a Mall at Bay Plaza Loan-Specific Certificateholder or a Crossgates Mall Loan-Specific Certificateholder, as the case may be.

A “Mall at Bay Plaza Loan-Specific Certificateholder” is a Certificateholder of a Mall at Bay Plaza Loan-Specific Certificate.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg Financial Markets, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, DealView Technologies Ltd. (dba DealX) and Recursion Co., pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to Non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the

437

requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by the special servicer;
438

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator;
o	any annual reports as provided by the operating advisor or the operating advisor under any Non-Serviced PSA; and
o	any notice or documents provided to the certificate administrator by the depositor, the master servicer or the special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
o	any notice of resignation or termination of the master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	any notice of termination of a sub-servicer by a successor master servicer or trustee;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
439

o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event, a Mall at Bay Plaza Control Appraisal Period or a Crossgates Mall Control Appraisal Period has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
o	any notice that an Operating Advisor Consultation Event with respect to the Pooled Certificates, the Mall at Bay Plaza Loan-Specific Certificates and/or the Crossgates Mall Loan-Specific Certificates has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;
o	any Attestation Reports delivered to the certificate administrator; and
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders, Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to (A) ongoing compliance by the Retaining Sponsor (or the retaining sponsor with respect to the securitization of a Trust Subordinate Companion Loan and the applicable Loan-Specific Certificates) with the Credit Risk Retention Rules and (B) any noncompliance by the Third Party Purchaser or a successor third-party purchaser with the applicable provisions of the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any

440

Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that the Third-Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder, any Controlling Class Certificateholder, any MBP Controlling Class Certificateholder or any CG Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder, any Controlling Class Certificateholder, any MBP Controlling Class Certificateholder or any CG Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder, any Controlling Class Certificateholder, any MBP Controlling Class Certificateholder or any CG Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder, such Controlling Class Certificateholder, MBP Controlling Class Certificateholder or such CG Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder, Controlling Class Certificateholder, MBP Controlling Class Certificateholder or CG Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report,

441

document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan), the applicable Trust Subordinate Companion Loans or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

442

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates

443

are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

The certificate administrator will be required to notify the master servicer, the operating advisor and the special servicer within 10 business days of the existence or cessation of any Control Termination Event, Operating Advisor Consultation Event or any Consultation Termination Event. With respect to an Operating Advisor Consultation Event related to the Crossgates Mall Trust Subordinate Companion Loan after the Servicing Shift Securitization Date, the certificate administrator will notify the master servicer, special servicer and operating advisor under the related Non-Serviced PSA within 10 business days of the existence or cessation of such Operating Advisor Consultation Event.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1) 2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2) in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

At all times during the term of the PSA, the voting rights for the Pooled Certificates (the “Pooled Voting Rights”) will be allocated among the respective classes of Pooled Certificateholders as follows:

(1) 2% in the case of the Pooled Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2) in the case of any Pooled Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the

444

Pooled Principal Balance Certificates, each determined as of the prior Distribution Date.

At all times during the term of the PSA, the voting rights for the Mall at Bay Plaza Loan-Specific Certificates (the “Mall at Bay Plaza Loan-Specific Voting Rights”) will be allocated among the respective classes of Mall at Bay Plaza Loan-Specific Certificateholders as follows: a percentage equal to the product of 100% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor with respect to the Mall at Bay Plaza Whole Loan as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor with respect to the Mall at Bay Plaza Whole Loan as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Mall at Bay Plaza Loan-Specific Certificates, each determined as of the prior Distribution Date.

At all times during the term of the PSA, the voting rights for the Crossgates Mall Loan-Specific Certificates (the “Crossgates Mall Loan-Specific Voting Rights”) will be allocated among the respective classes of Crossgates Mall Loan-Specific Certificateholders as follows: (1) 2% in the case of the Class CG-X certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and (2) in the case of any Crossgates Mall Loan-Specific Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor with respect to the Crossgates Mall Whole Loan as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts (solely as such Cumulative Appraisal Reduction Amounts relate to the related Trust Subordinate Companion Loan) allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor with respect to the Crossgates Mall Whole Loan as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts (solely as such Cumulative Appraisal Reduction Amounts relate to the related Trust Subordinate Companion Loan) allocated to the certificates) of the Mall at Bay Plaza Loan-Specific Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the applicable Pooled Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of $1,000,000 and integral multiples of $1 in excess of $1,000,000.

445

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the

446

other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective

447

Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with

448

respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The Pooled Horizontal Risk Retention Certificates, the Class MBP-HRR certificates and the Class CG-HRR may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of a Pooled Horizontal Risk Retention Certificate, Class MBP-HRR certificate or Class CG-HRR certificate is subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA.

449

Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – Wells Fargo Commercial Mortgage Trust
2025-5C7

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s or Certificate Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

450

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and, (i) in the case of JPMCB, the Mall at Bay Plaza Trust Subordinate Companion Loan and (ii) in the case of UBS AG, the Crossgates Mall Trust Subordinate Companion Loan, pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, the 80 International Drive Mortgage Loan (2.6%)(the “Joint Seller Mortgage Loan”) will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller and, in the case of JPMCB and UBS AG, the related Trust Subordinate Companion Loan, (collectively, as to each Mortgage Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for the Trust Subordinate Companion Loan will refer to the Mortgage File for the Trust Subordinate Companion Loan and the Mortgage Note(s) evidencing the Trust Subordinate Companion Loan:

(i)                            the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                         the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                      an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                       the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                          an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

451

(vi)                       the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)                    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan or Trust Subordinate Companion Loan has been assumed or consolidated;

(viii)                 the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan or Trust Subordinate Companion Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                     any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                        an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                     the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)                  the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)               the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)                the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)                   the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)                the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)             the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)          the original or a copy of all related environmental insurance policies;

452

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA) and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Lead Securitization Note on or about the applicable Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Notwithstanding anything to the contrary contained herein, with respect to the Joint Seller Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver Mortgage Notes as part of the related Mortgage File will be limited to delivery of only the Mortgage Notes held by such party. In addition, with respect to each such Joint Seller Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

“Diligence File” means, with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)  A copy of each of the following documents:

(i)                         the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                      the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                   any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                    all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan or Trust Subordinate Companion Loan has been assumed or consolidated;

(v)                       the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan or Trust Subordinate Companion Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may

453

be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                    any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)                 any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)              any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                  any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                     any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                  any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)               any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)            all related environmental reports; and

(xiv)             all related environmental insurance policies;

(b)         a copy of any engineering reports or property condition reports;

(c)         other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), a copy of any rent roll;

(d)         for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)         a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan or Trust Subordinate Companion Loan;

(f)             a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan or Trust Subordinate Companion Loan;

(g)         a copy of the appraisal for the related Mortgaged Property(ies);

454

(h)         for any Mortgage Loan or Trust Subordinate Companion Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)             a copy of the applicable mortgage loan seller’s asset summary;

(j)             a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)         a copy of all zoning reports;

(l)             a copy of financial statements of the related mortgagor;

(m)           a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)         a copy of all UCC searches;

(o)         a copy of all litigation searches;

(p)         a copy of all bankruptcy searches;

(q)         a copy of any origination settlement statement;

(r)            a copy of the insurance summary report;

(s)         a copy of organizational documents of the related mortgagor and any guarantor;

(t)            a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan or Trust Subordinate Companion Loan origination date;

(u)         a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)           a copy of any closure letter (environmental); and

(w)       a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan or Trust Subordinate Companion Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan or Trust Subordinate Companion Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan or Trust Subordinate Companion Loan because such document is inapplicable to the origination of a Mortgage Loan or Trust Subordinate Companion Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

455

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. In the case of the MLPAs related to JPMCB and UBS AG, such MLPA will also contain certain representations and warranties applicable to the applicable Trust Subordinate Companion Loan. Except in the case of the representations and warranties made with respect to the Trust Subordinate Companion Loans, those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan or Trust Subordinate Companion Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Trust Subordinate Companion Loan or Mortgaged Property or causes the Mortgage Loan or Trust Subordinate Companion Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or
(y)	in the case of such Material Defect that would cause the Mortgage Loan or Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,
(A)	cure such Material Defect in all material respects, at its own expense,
(B)	repurchase the affected Mortgage Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof), Trust Subordinate Companion Loan or REO Loan at the Purchase Price, or
(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that neither JPMCB nor UBS AG may repurchase the related Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan; provided, further, that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will

456

generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan, Trust Subordinate Companion Loan or REO Loan or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan or Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (and Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan or Trust Subordinate Companion Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan or Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to promptly provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan or Trust Subordinate Companion Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan or Trust Subordinate Companion Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan or Trust Subordinate Companion Loan, the applicable mortgage loan seller (and Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution

457

obligations of BSPRT CMBS Finance, LLC) will not be obligated to repurchase the Mortgage Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) or Trust Subordinate Companion Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (and Franklin BSP Realty Trust, Inc., in the case of BSPRT CMBS Finance, LLC) and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan (or the MBP Controlling Class Representative or CG Controlling Class Representative in respect of the applicable Trust Subordinate Companion Loan) that is not an Excluded Loan with regard to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or, in the case of BSPRT CMBS Finance, LLC, by Franklin BSP Realty Trust, Inc.) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or Franklin BSP Realty Trust, Inc., in the case of BSPRT CMBS Finance, LLC) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan or Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan and Trust Subordinate Companion Loan (but without duplication of any amounts included in the Purchase Price of such Trust Subordinate Companion Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or Trust Subordinate Companion Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Interest Rate in effect from time to time, to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or Trust Subordinate Companion Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the

458

repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan, Trust Subordinate Companion Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or Trust Subordinate Companion Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan or Trust Subordinate Companion Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to a Joint Seller Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b)  have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

459

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to with respect to any Mortgage Loan, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)           not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan

460

seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or the Trust Subordinate Companion Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) or the Trust Subordinate Companion Loans, as applicable, sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan (or Trust Subordinate Companion Loan, as applicable) or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan or Trust Subordinate Companion Loan. Upon the applicable mortgage loan seller’s (or, in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc.’s) remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to a Joint Seller Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

461

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan or Trust Subordinate Companion Loan sold to the depositor by such mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan (including, for the avoidance of doubt, the Trust Subordinate Companion Loans) and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Serviced AB Whole Loan” and “—The Servicing Shift AB Whole Loan”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Servicing Shift AB Whole Loan”, “—The Non-Serviced AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

462

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loan only while the PSA governs the servicing of the Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Crossgates Mall Whole Loan Will Shift to Other Servicers”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Crossgates Mall Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans and the Trust Subordinate Companion Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Trust Subordinate Companion Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the Certificateholders. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan or Trust Subordinate Companion Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the Certificateholders. The custodian is obligated to review certain documents for each Mortgage Loan and Trust Subordinate Companion Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans or its Trust Subordinate Companion Loan to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with

463

applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan or Trust

464

Subordinate Companion Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

With respect to each Serviced Whole Loan, in the event of a conflict between the PSA and the related Intercreditor Agreement (other than in connection with the master servicer’s entitlement to the Servicing Fee or other compensation pursuant to the PSA, in which case the PSA will control), the related Intercreditor Agreement will control.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master

465

servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Pooled Available Funds or Loan-Specific Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1) all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loans and any REO Loan (including any portion of an REO Loan related to a Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2) in the case of each Mortgage Loan or Trust Subordinate Companion Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any portion of an REO Loan related to a Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan), Trust Subordinate Companion Loan or REO Loan (including any portion of an REO Loan related to a Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of

466

the Mortgage Loan or Trust Subordinate Companion Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan or Trust Subordinate Companion Loan, including Mortgage Loans or Trust Subordinate Companion Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan or Trust Subordinate Companion Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) or Trust Subordinate Companion Loan and such Mortgage Loan or Trust Subordinate Companion Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a Balloon Payment in excess of the regular periodic payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan (other than the Trust Subordinate Companion Loans).

The special servicer will not be required to make any P&I Advance or any non-recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is

467

required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances or non-recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. For the avoidance of doubt, any nonrecoverability determination with respect of a Trust Subordinate Companion

468

Loan will be made based on the subordinate nature of the applicable Trust Subordinate Companion Loan. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (e) in the case of a potential P&I Advance with respect to a Trust Subordinate Companion Loan, the subordinate nature of such Trust Subordinate Companion Loan. In addition, any such person may update or change its non-recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan or

469

Trust Subordinate Companion Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (or Trust Subordinate Companion Loan, as applicable) or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans (which excludes the Trust Subordinate Companion Loans) on deposit in the Collection Account (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of the Trust Subordinate Companion Loans (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the Mall at Bay Plaza Mortgage Loan or the Crossgates Mall Mortgage Loan, as applicable, and the Trust Subordinate Companion Loan related to the Mall at Bay Plaza Mortgage Loan or the Crossgates Mall Mortgage Loan, as applicable. Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the Mall at Bay Plaza Mortgage Loan or the Crossgates Mall Mortgage Loan, as applicable) or any interest due on such Advance from any collections on the Mall at Bay Plaza Whole Loan or the Crossgates Mall Whole Loan, as applicable allocable to the related Trust Subordinate Companion Loan nor (2) any Nonrecoverable Advance that is a P&I Advance made in respect of such Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Mall at Bay Plaza Mortgage Loan or the Crossgates Mall Mortgage Loan, as applicable). With respect to the Trust Subordinate Companion Loans, the master servicer or the trustee will only be entitled to reimbursement for a P&I Advance from the amounts that would have been allocable to the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Trust Subordinate Companion Loan or the Crossgates Mall Mortgage Loan and the Crossgates Mall Trust Subordinate Companion Loan, as applicable.

If the funds in the Collection Account relating to the Mortgage Loans and the Trust Subordinate Companion Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the MBP Controlling Class or the CG Controlling Class, as applicable, any such deferral exceeding 6 months will require, prior to

470

the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans or the Trust Subordinate Companion Loans, as applicable, to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans or the Trust Subordinate Companion Loans in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the Mall at Bay Plaza Mortgage Loan or the Crossgates Mall Mortgage Loan, as applicable) from any collections on the Mall at Bay Plaza Whole Loan or the Crossgates Mall Whole Loan, as applicable, allocable to the related Trust Subordinate Companion Loan or (2) any Workout-Delayed Reimbursement Amounts in respect of the Trust Subordinate Companion Loans from any collections on or allocable to the Mortgage Loans (other than the Mall at Bay Plaza Mortgage Loan or the Crossgates Mall Mortgage Loan, as applicable). However, if the Workout-Delayed Reimbursement Amount relates to a Servicing Advance for the Mall at Bay Plaza Whole Loan or the Crossgates Mall Whole Loan, as applicable, the master servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit

471

in the Collection Account for the Mortgage Pool including the applicable Trust Subordinate Companion Loan.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans or the Trust Subordinate Companion Loans then on deposit in the Collection Account, interest at the Prime Rate, compounded annually, subject to a floor of 2.0% per annum (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily business day basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the Trust Subordinate Companion Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or Trust Subordinate Companion Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account or ledger of the Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan (other than the Trust Subordinate Companion

472

Loans) or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans (or the applicable Trust Subordinate Companion Loan REMIC Distribution Account in respect of the applicable Trust Subordinate Companion Loan), to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Pooled Available Funds and Loan-Specific Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, an “Upper-Tier REMIC Distribution Account”, a “Mall at Bay Plaza Trust Subordinate Companion Loan REMIC Distribution Account” and a “Crossgates Mall Trust Subordinate Companion Loan REMIC Distribution Account”, each of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to (1) apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account (other than in respect of the Trust Subordinate Companion Loans), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Pooled Available Funds to the holders of the Pooled Certificates and (2) to apply amounts on deposit in each Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account with respect to the related Trust Subordinate Companion Loan, less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the Loan-Specific Available Funds to the holders of the Mall at Bay Plaza Loan-Specific Certificates or the Crossgates Mall Loan-Specific Certificates, as applicable.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans or Trust Subordinate Companion Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans or the Trust Subordinate Companion Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans or the Trust Subordinate Companion Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that

473

amount into the Lower-Tier REMIC Distribution Account or the applicable Trust Subordinate Companion Loan REMIC Distribution Account.

The certificate administrator is also required to establish and maintain (i) an account (the “Mall at Bay Plaza Trust Subordinate Companion Loan REMIC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Mall at Bay Plaza Loan-Specific Certificates and (ii) an account (the “Crossgates Mall Trust Subordinate Companion Loan REMIC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Crossgates Mall Loan-Specific Certificates.

The “Mall at Bay Plaza Trust Subordinate Companion Loan REMIC Distribution Account” and the “Crossgates Mall Trust Subordinate Companion Loan REMIC Distribution Account” are collectively referred to in this prospectus as the “Trust Subordinate Companion Loan REMIC Distribution Accounts” and will each refer only to the applicable Trust Subordinate Companion Loan related to such Trust Subordinate Companion Loan REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Pooled Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Pooled Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited in the Pooled Gain-on-Sale Reserve Account. Amounts in the Pooled Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Pooled Available Funds to all amounts due and payable on the Pooled Certificates (including to reimburse for Pooled Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Pooled Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Pooled Regular Certificates have been made.

The certificate administrator may be required to establish and maintain (i) an account (the “Mall at Bay Plaza Gain-on-Sale Reserve Account”) and (ii) an account (the “Crossgates Mall Gain-on-Sale Reserve Account” and, together with the Mall at Bay Plaza Gain-on-Sale Reserve Account, the “Loan-Specific Gain-on-Sale Reserve Accounts”), in each case, which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Mall at Bay Plaza Loan-Specific Certificateholders or Crossgates Mall Loan-Specific Certificateholders, as applicable. To the extent that any gains are realized on sale of the Mall at Bay Plaza Mortgaged Property related to the Mall at Bay Plaza Trust Subordinate Companion Loan or the Crossgates Mall Mortgaged Property related to the Crossgates Mall Trust Subordinate Companion Loan, such gains allocable to the related Trust Subordinate Companion Loan will be deposited into the applicable Loan-Specific Gain-on-Sale Reserve Account. Amounts in the Mall at Bay Plaza Gain-on-Sale Reserve Account or the Crossgates Mall Gain-on-Sale Reserve Account, as applicable, will be applied on the applicable Distribution Date as part of Mall at Bay Plaza Available Funds or Crossgates Mall Available Funds, as applicable, to all amounts due and payable on the related Loan-Specific Certificates (including to reimburse for Mall at Bay Plaza Realized Losses or Crossgates Mall Realized Losses, as applicable, previously allocated to such certificates). Any remaining amounts will be held in the applicable Loan-Specific Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed

474

on the Class R certificates after all amounts payable to the Loan-Specific Certificates have been made. Each Loan-Specific Gain-on-Sale Reserve Account will be a Securitization Account.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which such special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Pooled Certificateholders, Mall at Bay Plaza Loan-Specific Certificateholders or Crossgates Mall Loan-Specific Certificateholders, as applicable.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Pooled Gain-on-Sale Reserve Account, the Loan-Specific Gain-on-Sale Reserve Accounts and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds, as provided in the PSA.

In the event that any loss is incurred in respect of any Permitted Investment (as to which the master servicer or special servicer, as the case may be, would have been entitled to any net investment earnings) directed to be made by the master servicer or the special servicer, as the case may be, and on deposit in any of the Collection Account, the Companion Distribution Account, the servicing account, loss of value reserve fund or the REO Account (each an “Investment Account”), the master servicer or the special servicer, as applicable, will be required to deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of net investment loss, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date; provided that neither the master servicer nor the special servicer will be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the bankruptcy or insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account (as such term is defined in the PSA) at the time such investment was made (and such federal or state chartered depository institution or trust company is not an affiliate of the master servicer or the special servicer, as applicable, unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) thirty (30) days prior to such insolvency).

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement,

475

without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                     to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account (or the applicable Trust Subordinate Companion Loan REMIC Distribution Account in respect of the related Trust Subordinate Companion Loan) certain portions of the Pooled Available Funds and the Loan-Specific Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans or the Trust Subordinate Companion Loans on the related Distribution Date;

(ii)                  to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)               to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Pooled Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                   to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)             to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan or Trust Subordinate Companion Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)          to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)              to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                 to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

476

(xi)              to recoup any amounts deposited in the Collection Account in error;

(xii)           to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)        to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)         to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)            to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)         to reimburse the certificate administrator out of general collections on the Mortgage Loans, the Trust Subordinate Companion Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)      to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, (or Trust Subordinate Companion Loan, if applicable) previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)       to reimburse the operating advisor for any Operating Advisor Expenses incurred by and reimbursable to it by the issuing entity pursuant to the PSA;

(xx)          to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)       to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan, except as specifically described in the PSA with respect to the related Trust Subordinate Companion Loan in the case of expenses not allocated to any particular Mortgage Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related

477

Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan (or (i) the Mall at Bay Plaza Trust Subordinate Companion Loan in the case of the Mall at Bay Plaza Mortgage Loan or (ii) the Crossgates Mall Trust Subordinate Companion Loan in the case of the Crossgates Mall Mortgage Loan) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan (other than (i) the Mall at Bay Plaza Trust Subordinate Companion Loan, with respect to a P&I Advance made with respect to the Mall at Bay Plaza Mortgage Loan or (ii) the Crossgates Mall Trust Subordinate Companion Loan, with respect to a P&I Advance made with respect to the Crossgates Mall Mortgage Loan); provided that a P&I Advance will be reimbursable from the proceeds of the Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan to the extent provided under the related Intercreditor Agreement, as described under “Description of the Mortgage Pool—The Whole Loans”. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

478

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each Mortgage Loan, REO Loan and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan, REO Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and REO Loan or any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

479

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee /Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer acts as the enforcing servicer or for which the special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable), or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and Trust Subordinate Companion Loan.	Out of general collections with respect to Mortgage Loans and the Trust Subordinate Companion Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit	Monthly
480

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but not any Companion Loan), Trust Subordinate Companion Loan and REO Loan.	in the Collection Account with respect to the other Mortgage Loans and the Trust Subordinate Companion Loans.
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than the Crossgates Mall Mortgage Loan following the related Servicing Shift Securitization Date) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Pooled Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Pooled Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, the sum of: (i) $21,750 multiplied by the number of Subject Loans, plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
481

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan, or, with respect to the Mall at Bay Plaza Mortgage Loan or the Crossgates Mall Mortgage Loan, the related Trust Subordinate Companion Loan, and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account, subject to limitations with respect to P&I Advances made with respect to the Trust Subordinate Companion Loans.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan or Trust Subordinate Companion Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans subject to limitations with respect to P&I Advances made with respect to the Trust Subordinate Companion Loans.	Monthly
482

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan and Trust Subordinate Companion Loan.	Out of general collections with respect to Mortgage Loans and the Trust Subordinate Companion Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. Withdrawals permitted to be made above from general collections on deposit in the related Collection Account will generally not be permitted to be made from collections on the Trust Subordinate Companion Loans if the expense relates specifically to a Mortgage Loan other than the Mall at Bay Plaza Mortgage Loan (in the case of the Mall at Bay Plaza Trust Subordinate Companion Loan) or the Crossgates Mall Mortgage Loan (in the case of the Crossgates Mall Trust Subordinate Companion Loan). With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related
483

Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to each Serviced Mortgage Loan (and any successor REO Loan), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate of 0.00125% per annum, (ii) with respect to each Non-Serviced Mortgage Loan (and any successor REO Loan), a master servicing fee rate equal to 0.00125% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”, (iii) with respect to each Serviced Companion Loan (and any successor REO Loan), a primary servicing fee rate of 0.00125% per annum and (iv) with respect to each Trust Subordinate Companion Loan (and any successor REO Loan), a master servicing fee rate of 0.00125% per annum; provided, that with respect to the Servicing Shift Mortgage Loan and the Crossgates Mall Trust Subordinate Companion Loan, on and after the related Servicing Shift Securitization Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be paid to the related Non-Serviced Master Servicer. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as Master Servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees, loan service transaction fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the
484

avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demands are prepared by the master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, the master servicer may not charge a fee in lieu of any fee that is otherwise to be split between the master servicer and special servicer.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive all or a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce, waive or elect not to charge its respective portion of such

485

fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce, waive or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce, waive or elect not to charge its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges will be shared pro rata in accordance with the PSA.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, the loss of value reserve fund and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with

486

any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee that accrues at a per annum rate initially equal to the Servicing Fee Rate minus (A) with respect to the Serviced Mortgage Loans (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Non-Serviced Mortgage Loan, 0.000625% (but which portion will be 0% if the master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month (the “Special Servicing Fee Rate”),

487

calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

488

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to (a) each Non-Specially Serviced Loan for which it acts as the Enforcing Servicer, (b) each Specially Serviced Loan and (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable) or (iii) Loss of Value Payments or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment or repurchase in connection with a breach or document defect within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period).

A “Liquidation Fee”, with respect to a Mortgage Loan (and each related Serviced Companion Loan) or an REO Property, will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.00% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)             the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case,

489

within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)          the purchase of all of the Mortgage Loans and REO Properties and the Trust Subordinate Companion Loans in connection with any termination of the issuing entity,

(iv)            with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)              the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)           if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents (which fees must (i) be reasonable in the context of the CMBS industry, (ii) correspond to the actual work, if any, performed by the special servicer in connection with such refinancing or pay-off, and (iii) be consistent with fees customarily charged by the special servicer for similar work). Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The special servicer will also be entitled to additional servicing compensation relating to each Serviced Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)                100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)             100% of assumption application fees, loan service transaction fees and other similar items received with respect to Specially Serviced Loans and 100% of

490

assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)          100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)           100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)              50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision,

(vi)           with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds, and

(vii)        100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by the special servicer.

For the avoidance of doubt, the Special Servicer may not charge a fee in lieu of any fee that is otherwise to be split between the Master Servicer and Special Servicer.

The special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive all or a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce, waive or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce, waive or elect not to charge the portion of any such fee due to the other and (B)

491

to the extent either the master servicer or the special servicer exercises its right to reduce, waive or elect not to charge its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges will be shared pro rata in accordance with the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition

492

of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal review fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and the Trust Subordinate Companion Loans and will be equal to the product of a rate equal to 0.01221% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans, the Trust Subordinate Companion Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans, the Trust Subordinate Companion Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 on the Closing Date (the “Operating Advisor Upfront Fee”). An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any related Companion Loan other than the Trust Subordinate Companion Loans), the Trust Subordinate Companion Loans and each REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans, the Trust Subordinate Companion Loans and REO Loans. The Operating Advisor Fee Rate will be equal to 0.00138% per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Serviced Mortgage Loan (other than the Crossgates Mall Mortgage Loan on and after the related Servicing Shift Securitization Date); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control

493

Eligible Certificates have been reduced to zero as a result of the allocation of Pooled Realized Losses to such certificates, and such fee otherwise constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G 1(b)(3)(ii), such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00032% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to (i) $21,750 multiplied by the number of Subject Loans, plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year

494

of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan, Trust Subordinate Companion Loan and REO Loan (including any portion of an REO Loan related to a Trust Subordinate Companion Loan but excluding the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, Trust Subordinate Companion Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan, Trust Subordinate Companion Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan other than the Trust Subordinate Companion Loans.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

495

(1) 120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2) the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3) 30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4) 30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6) 90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7) immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information reasonably requested by the special servicer from the master servicer in accordance with the PSA that is in possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)   the excess of

1.     the sum of

496

a)    90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)    all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.     the sum as of the Payment Due Date occurring in the month of the date of determination of

a)    to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Interest Rate,

b)    all P&I Advances on the related Mortgage Loan and Trust Subordinate Companion and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)    all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and second, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the special servicer

497

from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report of the Appraisal Reduction Amount will also be forwarded by the special servicer, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan, to the extent not previously provided by the master servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or performed by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information requested by the special servicer from the master servicer in the master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will provide (via electronic delivery) or provide access to the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and

498

continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded by the special servicer, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, to the extent not previously provided by the master servicer. Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E-RR certificates, fourth, to the Class D certificates, fifth, to the Class C certificates,

499

sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances” in this prospectus.

As a result of calculating one or more Appraisal Reduction Amounts that are allocated to a Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to such Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the applicable Loan-Specific Certificates then-outstanding in reverse sequential order.

As of the first Determination Date following a Serviced Mortgage Loan or Trust Subordinate Companion Loan becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan or Trust Subordinate Companion Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) or provide access to the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan and the calculation of the Collateral Deficiency Amount calculated by the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal, calculation and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (other than with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor (unless the special servicer has calculated any such Collateral Deficiency Amount) or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan or any Trust Subordinate Companion Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan or Trust Subordinate Companion Loan.

With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with

500

respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, an amount, calculated by the special servicer (other than with respect to any Non-Serviced Mortgage Loan) or the master servicer (with respect to any Non-Serviced Mortgage Loan), equal to the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer from the Non-Serviced Special Servicer or Non-Serviced Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount (other than with respect to a Non-Serviced Mortgage Loan).

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Pooled Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class G-RR certificates, second, to the Class F-RR certificates, third, to the Class E-RR certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Senior Certificates (other than the Class X-A, Class X-B and Class X-D Certificates)).

For purposes of determining Voting Rights (in certain circumstances) allocated to the Loan-Specific Certificates, the MBP Controlling Class, the CG Controlling Class, and the occurrence of a Mall at Bay Plaza Control Appraisal Period or Crossgates Mall Control Appraisal Period, Appraisal Reduction Amounts allocated to the Mall at Bay Plaza Whole Loan or the

501

Crossgates Mall Whole Loan will be allocated first to the Trust Subordinate Companion Loan related to such Whole Loan and then to the Mortgage Loan related to such Whole Loan. Appraisal Reduction Amounts allocated to the Mall at Bay Plaza Trust Subordinate Companion Loan will be allocated to each class of Mall at Bay Plaza Loan-Specific Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class MBP-HRR certificates; then to the Class MBP-G certificates; then, to the Class MBP-F certificates; then, to the Class MBP-E certificates; then, to the Class MBP-D certificates; and then, to the Class MBP-C certificates). Appraisal Reduction Amounts allocated to the Crossgates Mall Trust Subordinate Companion Loan will be allocated to each class of Crossgates Mall Loan-Specific Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class CG-HRR certificates; then to the Class CG-D certificates; then, to the Class CG-C certificates; then, to the Class CG-B certificates; and then, to the Class CG-A certificates). In addition, for purposes of determining the MBP Controlling Class or the CG Controlling Class, any Collateral Deficiency Amounts allocated to a Trust Subordinate Companion Loan will be allocated to each class of MBP Control Eligible Certificates or CG Control Eligible Certificates, as applicable, in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., to the Class MBP-HRR certificates or the Class CG-HRR certificates, as applicable).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., to the Class G-RR, Class F-RR and Class E-RR certificates, in that order). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the master servicer will be required to notify the certificate administrator, to the extent it receives such information, of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount; provided that, such notification by the master servicer will be satisfied if such information is included in the CREFC® loan periodic update file, the CREFC® Appraisal Reduction Amount Template included in the CREFC® Investor Reporting Package or such other report or reports mutually agreed upon between the master servicer, and the certificate administrator at such times required by, and otherwise in accordance with the PSA. The certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, MBP Control Eligible Certificates or CG Control Eligible Certificates, as applicable, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial

502

Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the special servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the special servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the Non-Serviced Master Servicer or Non-Serviced Special Servicer pursuant to the related Non-Serviced PSA (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for any Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class, MBP Controlling Class or CG Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class, MBP Controlling Class or CG Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, MBP Controlling Class or CG Controlling Class; the rights of the Controlling Class, MBP Controlling Class or CG Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, MBP Control Eligible Certificates or CG Control Eligible Certificates, respectively, that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole

503

Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable

504

servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer, and the master servicer (in the case of a Specially Serviced Loan, after notice from the special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or the special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with

505

respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the master servicer (with respect to a Non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) (in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods)

506

or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or that otherwise does not cause any Trust REMIC to fail to qualify as a REMIC or cause any Trust REMIC to be subject to tax. With respect to any Major Decision that the master servicer and the special servicer have mutually agreed will be processed by the master servicer, the master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the special servicer having obtained the consent or the deemed consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days of such party’s receipt from the special servicer of the special servicer’s recommendation and analysis and all information reasonably requested by such party with

507

respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request as described above, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or such Major Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer reasonably requested by the special servicer relating to such Major Decision. Unless the master servicer and special servicer mutually agree that the master servicer will process a Major Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision, as applicable.

In connection with the mutual agreement between the special servicer and master servicer that the master servicer would process a Major Decision, the master servicer will deliver notice to the special servicer upon completion of the related transaction (and with respect to such Major Decision, the special servicer, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will deliver such notice to the Directing Certificateholder (except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer in writing or the special servicer, as applicable, that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items)).

With respect to a Non-Specially Serviced Loan (and in the case of clause (ix), a Non-Serviced Mortgage Loan), the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the special servicer:

(i)                grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements, (except that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder

508

or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)             consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)          approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)           grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities (other than for ground leases)(provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)              consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)           consent to a change in property management relating to any Mortgage Loan and related Serviced Companion Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000);

(vii)        approve annual operating budgets for Mortgage Loans;

(viii)     consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

509

(ix)         grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)            any modification, amendment, consent to a modification or waiver of any non-material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan (including amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement); provided that, if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness;

(xi)         any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)      approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment;

(xiii)   any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

(xiv)    grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written

510

recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder), as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan or Trust Subordinate Companion Loan prior to the Rated Final Distribution Date. The special servicer may not agree to an extension, modification, waiver, amendment or forbearance of any term of any Specially Serviced Loan for if that extension, modification, waiver, amendment or forbearance would:

(1) extend (or have the effect of extending) the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the

511

ground lease and, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2) provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Interest Rate.

In connection with the processing by the special servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, the special servicer will be required to deliver notice thereof to the master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. In connection with the processing by the master servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, the master servicer will be required to deliver notice thereof to the certificate administrator, the trustee, the special servicer (and the special servicer will be required to forward such notice to, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or, the Directing Certificateholder), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and special servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan or Trust Subordinate Companion Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the

512

mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor on a non-binding basis and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Serviced Mortgage Loan and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xiv) of the definition thereof with respect to such “due-on-encumbrance” clause), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing

513

Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xiv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision) except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will be required to continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer reasonably requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xiv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision, as applicable.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that

514

is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. Neither the master servicer nor the special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an REO Property, an REO Loan or a Specially Serviced Loan) with a Stated Principal Balance of (A) $4,000,000 or more at least once every 12 months and (B) less than $4,000,000 at least once every 24 months, in each case commencing in the calendar year 2026 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2027) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

515

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2026 and the calendar year ending on December 31, 2026. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if:

(1) the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer (solely in the case of the special servicer, for so long as no Control Termination Event is continuing, with the consent of the Directing Certificateholder in accordance with the provisions under “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event”) (and the master servicer or the special servicer will be required to promptly forward such documentation to the master servicer or the special servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

516

(2) the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3) the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing)) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing)) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with

517

respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing)) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4) there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6) the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7) the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8) the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

518

(9) the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan or Trust Subordinate Companion Loan and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the

519

servicing of such Mortgage Loan or Trust Subordinate Companion Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
520

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard, and after the occurrence and continuance of a Control Termination Event, may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Asset Status Report Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the final iteration of the Asset Status Report (together with such other data or supporting information

521

provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates) as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable (but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder), and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”.

522

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an applicable Excluded Loan) will be entitled to consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of an Operating Advisor Event, the operating advisor will be required to consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Defaulted Loan has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

523

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC or applicable Trust Subordinate Companion Loan REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or applicable Trust Subordinate Companion Loan REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC or applicable Trust Subordinate Companion Loan REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan or Trust Subordinate Companion Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any

524

rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC or applicable Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and, with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the

525

Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders (including the holders of the Loan-Specific Certificates) and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any Mortgage Loan (other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or special servicer, as applicable (and the special servicer will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the

526

period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would

527

be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan (or the related Trust Subordinate Companion Loan, in the case of the Mall at Bay Plaza Whole Loan or Crossgates Mall Whole Loan, as applicable) together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the Mall at Bay Plaza Mortgage Loan or Crossgates Mall Mortgage Loan, the related Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the Mall at Bay Plaza Mortgage Loan or Crossgates Mall Mortgage Loan, the related Trust Subordinate Companion Loan), (2)

528

interest accrued on the Mortgage Loan (and in the case of the Mall at Bay Plaza Mortgage Loan or Crossgates Mall Mortgage Loan, the related Trust Subordinate Companion Loan) and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan (and in the case of the Mall at Bay Plaza Mortgage Loan or Crossgates Mall Mortgage Loan, the related Trust Subordinate Companion Loan), the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan (and in the case of the Mall at Bay Plaza Mortgage Loan or Crossgates Mall Mortgage Loan, the related Trust Subordinate Companion Loan), prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan (and in the case of the Mall at Bay Plaza Mortgage Loan or Crossgates Mall Mortgage Loan, the related Trust Subordinate Companion Loan), certain unreimbursed expenses incurred with respect to the Mortgage Loan (and in the case of the Mall at Bay Plaza Mortgage Loan or Crossgates Mall Mortgage Loan, the related Trust Subordinate Companion Loan) and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan (and in the case of the Mall at Bay Plaza Mortgage Loan or Crossgates Mall Mortgage Loan, the related Trust Subordinate Companion Loan). In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan), and (2) the master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be, (i)  with respect to each Mortgage Loan (other than any Excluded Loan as to such party, the Mall at Bay Plaza Mortgage Loan and the Crossgates Mall Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1) absent that selection, or

(2) until a Directing Certificateholder is so selected, or

529

(3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (a) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (b) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder,

(ii) with respect to the Mall at Bay Plaza Whole Loan, the MBP Directing Holder (as defined below), and

(iii) with respect to the Crossgates Mall Whole Loan, the CG Directing Holder (as defined below)

The initial Directing Certificateholder as determined pursuant to clause (i) above with respect to each Serviced Mortgage Loan (other than any Excluded Loans as to such party, the Mall at Bay Plaza Mortgage Loan and the Crossgates Mall Mortgage Loan) is expected to be BIG Real Estate Fund III, L.P. or its affiliate.

The initial Directing Certificateholder with respect to the Mall at Bay Plaza Whole Loan is expected to be Blue Owl Real Estate Debt Advisors LLC, an affiliate of the purchaser of the Class MBP-HRR certificates, OT Liquid Investor LLC, a Delaware limited liability company.

As used herein, the term “Directing Certificateholder,” unless used in relation to the Mall at Bay Plaza Whole Loan or the Crossgates Mall Whole Loan, means the entity determined pursuant to clause (i) of the definition of “Directing Certificateholder”.

The “MBP Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the MBP Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “MBP Controlling Class” will be, as of any time of determination, the most subordinate class of MBP Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (solely as such Cumulative Appraisal Reduction Amounts relate to the related Trust Subordinate Companion Loan) allocable to such class) at least equal to 25% of the initial Certificate Balance of that class. The MBP Controlling Class as of the Closing Date will be the Class MBP-HRR certificates.

The “MBP Controlling Class Representative” will be the MBP Controlling Class Certificateholder (or its representative) selected by more than 50% of the MBP Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1) absent that selection, or

(2) until an MBP Controlling Class Representative is so selected, or

530

(3) upon receipt of a notice from a majority of the MBP Controlling Class Certificateholders, by Certificate Balance, that an MBP Controlling Class Representative is no longer designated, the MBP Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the MBP Controlling Class (or its representative) will be the MBP Controlling Class Representative;

provided, however, that (a) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the MBP Controlling Class, then there will be no MBP Controlling Class Representative until appointed in accordance with the terms of the PSA, and (b) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the MBP Controlling Class Representative has not changed until such parties receive written notice of a replacement of the MBP Controlling Class Representative from a party holding the requisite interest in the MBP Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current MBP Controlling Class Representative.

After the occurrence and during the continuance of a Mall at Bay Plaza Control Appraisal Period, there will be no MBP Controlling Class Representative.

The “MBP Control Eligible Certificates” will be the Class MBP-D, Class MBP-E, Class MBP-F, Class MBP-G and Class MBP-HRR certificates.

“MBP Directing Holder” means (x) for so long as no Mall at Bay Plaza Control Appraisal Period exists, the MBP Controlling Class Representative and (y) for so long as a Mall at Bay Plaza Control Appraisal Period exists, the Directing Certificateholder with respect to the Mortgage Loans.

The initial Directing Certificateholder with respect to the Crossgates Mall Whole Loan is expected to be Waterfall Asset Management, LLC, an affiliate of the purchaser of the Class CG-HRR certificates, Cascade Funding, LP – Series 13, a designated series of a Delaware series limited partnership.

The “CG Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the CG Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “CG Controlling Class” will be, as of any time of determination, the most subordinate class of CG Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (solely as such Cumulative Appraisal Reduction Amounts relate to the related Trust Subordinate Companion Loan) allocable to such class) at least equal to 25% of the initial Certificate Balance of that class. The CG Controlling Class as of the Closing Date will be the Class CG-HRR certificates.

The “CG Controlling Class Representative” will be the CG Controlling Class Certificateholder (or its representative) selected by more than 50% of the CG Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1) absent that selection, or

(2) until an CG Controlling Class Representative is so selected, or

531

(3) upon receipt of a notice from a majority of the CG Controlling Class Certificateholders, by Certificate Balance, that an CG Controlling Class Representative is no longer designated, the CG Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the CG Controlling Class (or its representative) will be the CG Controlling Class Representative;

provided, however, that (a) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the CG Controlling Class, then there will be no CG Controlling Class Representative until appointed in accordance with the terms of the PSA, and (b) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the CG Controlling Class Representative has not changed until such parties receive written notice of a replacement of the CG Controlling Class Representative from a party holding the requisite interest in the CG Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current CG Controlling Class Representative.

After the occurrence and during the continuance of a Crossgates Mall Control Appraisal Period, there will be no CG Controlling Class Representative.

The “CG Control Eligible Certificates” will be the Class CG-A, Class CG-B, Class CG-C, Class CG-D and Class CG-HRR certificates.

“CG Directing Holder” means (x) for so long as no Crossgates Mall Control Appraisal Period exists, the CG Controlling Class Representative and (y) for so long as a Crossgates Mall Control Appraisal Period exists and prior to the related Servicing Shift Securitization Date, the Crossgates Mall Servicing Shift Directing Holder.

“Crossgates Mall Servicing Shift Directing Holder” means UBS AG New York Branch. For the avoidance of doubt, there will be no Crossgates Mall Servicing Shift Directing Holder prior to the occurrence of a Crossgates Mall Control Appraisal Period. On and after the related Servicing Shift Securitization Date, there will be no Crossgates Mall Servicing Shift Directing Holder under the PSA with respect to the Crossgates Mall Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the Pooled Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G-RR certificates.

The “Control Eligible Certificates” will be any of the Class E-RR, Class F-RR and Class G-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class, the MBP Controlling

532

Class or the CG Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class, the MBP Controlling Class or the CG Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

With respect to any matter for which the consent of or consultation with the Directing Certificateholder is required, to the extent no specific time period for deemed consent or consultation is expressly stated in the PSA, in the event no response from the Directing Certificateholder is received within ten (10) Business Days following written request for consent or consultation, as the case may be, and its receipt of all reasonably requested information on any required consent or consultation, such consent will be deemed given or such consultation will be deemed to have occurred, as applicable; provided that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan, including the Trust Subordinate Companion Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take (or consent to the master servicer’s taking) any of the following actions without the Directing Certificateholder’s consent (provided that if such written consent has not been received by the special servicer within 10 business days (or 30 days with respect to clause (xii) of the definition of “Major Decision”) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the special servicer in order to grant or withhold such consent, which written recommendation and analysis may (in the sole discretion of the special servicer) take the form of an Asset Status Report containing a prominent notice at the top of its face page that it contains a request for Directing Certificateholder consent to a Major Decision (the “Major Decision Reporting Package”), the Directing Certificateholder will be deemed to have approved such action). If the master servicer and the special servicer have mutually agreed that the master servicer will process any Major Decision, the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt

533

from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class.

“Major Decision” means (1) with respect to the Mall at Bay Plaza Whole Loan (for so long as no Mall at Bay Plaza Control Appraisal Period is continuing), a Mall at Bay Plaza Major Decision, (2) with respect to the Crossgates Mall Whole Loan (for so long as no Crossgates Mall Control Appraisal Period is continuing), a Crossgates Mall Major Decision, and (3) with respect to any Serviced Mortgage Loan (other than the Mall at Bay Plaza Mortgage Loan for so long as no Mall at Bay Plaza Control Appraisal Period is continuing and other than the Crossgates Mall Mortgage Loan for so long as no Crossgates Mall Control Appraisal Period is continuing)) or Serviced Whole Loan (other than the Mall at Bay Plaza Whole Loan for so long as no Mall at Bay Plaza Control Appraisal Period is continuing and other than the Crossgates Mall Whole Loan for so long as no Crossgates Mall Control Appraisal Period is continuing), each of the following:

(i)                     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan or Serviced Companion Loan that comes into and continues in default;

(ii)                  any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of any Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of “Master Servicer Decision”;

(iii)               following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)                   any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)                any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiv) of the definition of “Master Servicer Decision”

534

or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vii)             any property management company changes with respect to a Mortgage Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party;

(viii)          any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(ix)              releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(x)                 any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)              agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xii)           other than with respect to a Non-Specially Serviced Loan, any determination of Acceptable Insurance Default;

(xiii)        any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

(xiv)         other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

535

(xv)            other than in the case of a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness; provided, further, than any amendment to split notes or re-allocate note balances of Pari Passu Companion Loans effected in accordance with the terms of the related Intercreditor Agreement will not constitute a “Major Decision”;

(xvi)         requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (ix) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xvii)      other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xviii)   determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xix)       other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xx)          other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xxi)       the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a

536

Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with reasonable requests of the special servicer by delivering any additional information in the master servicer’s possession to the special servicer that is reasonably requested by the special servicer relating to such Major Decision. Except as mutually agreed to by the master servicer and the special servicer, the master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the master servicer is required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the master servicer as a Servicing Advance.

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder (other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

In connection with any Major Decision (other than in the case of a Mall at Bay Plaza Major Decision or a Crossgates Mall Major Decision) processed by the special servicer, the special servicer will provide any final Major Decision Reporting Package prepared by it to the master servicer promptly after the Directing Certificateholder’s approval of such final Major Decision Reporting Package.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Report or consult with the special servicer with respect to Asset Status Reports. See “—Asset Status Report” above.

For so long as no Operating Advisor Consultation Event is continuing, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor

537

promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) for so long as no Operating Advisor Consultation Event is continuing. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event”.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the MBP Controlling Class or the CG Controlling Class, as applicable) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any Non-Specially Serviced Loan

538

no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision processed by the special servicer and for which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, that (x) a Major Decision Reporting Package is required to be included in the special servicer’s initial request and (y) the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement of a cessation of any Operating Advisor Consultation Event, and with respect to the Crossgates Mall Trust Subordinate Companion Loan after the Servicing Shift Securitization Date, the master servicer, special servicer and operating advisor under the related Non-Serviced PSA.

539

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) at least equal to 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Pooled Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans; provided, further, that a Control Termination Event as described above may only occur with respect to (i) the Mall at Bay Plaza Whole Loan if a Mall at Bay Plaza Control Appraisal Period exists and (ii) the Crossgates Mall Whole Loan if a Crossgates Mall Control Appraisal Period exists.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Pooled Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans; provided, further, that a Consultation Termination Event as described above may only occur with respect to (i) the Mall at Bay Plaza Whole Loan if a Mall at Bay Plaza Control Appraisal Period exists and (ii) the Crossgates Mall Whole Loan if a Crossgates Mall Control Appraisal Period exists.

The certificate administrator will notify the operating advisor, the master servicer and the special servicer within 10 business days of the existence or cessation of (i) any Control Termination Event, (ii) any Consultation Termination Event or (iii) any Operating Advisor Consultation Event. With respect to an Operating Advisor Consultation Event related to the Crossgates Mall Trust Subordinate Companion Loan after the Servicing Shift Securitization Date, the certificate administrator will notify the master servicer, special servicer and operating advisor under the related Non-Serviced PSA within 10 business days of the existence or cessation of such Operating Advisor Consultation Event.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the MBP Controlling Class or the CG Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder or MBP Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the

540

proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to such Excluded Loan as to such party.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan or Trust Subordinate Companion Loan, in each case other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the MBP Controlling Class or the CG Controlling Class, as applicable, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and of any related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities, or materially reduce the rights, of the master servicer, the special servicer or the operating advisor, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan

With respect to any Non-Serviced Whole Loan (other than the Crossgates Mall Whole Loan on and after the related Servicing Shift Securitization Date for so long as no Crossgates Mall Control Appraisal Period is continuing), the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing

541

Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans (included the Crossgates Mall Mortgage Loan on and after the related Servicing Shift Securitization Date) has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Crossgates Mall Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class or the CG Controlling Class, as applicable, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or the CG Controlling Class, as applicable, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Crossgates Mall Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders, the MBP Controlling Class Certificateholders or the CG Controlling Class Certificateholders, as applicable, that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders, the MBP Controlling Class Certificateholders or the CG Controlling Class Certificateholders, as applicable.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class, the MBP Controlling Class or the CG Controlling Class, as applicable;

(c)  does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class, the MBP Controlling Class or the CG Controlling Class, as applicable);

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class, the MBP Controlling Class or the CG Controlling Class, as

542

applicable, over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder, MBP Controlling Class Certificateholder or CG Controlling Class Certificateholder, as applicable) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third-party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan (following the related Servicing Shift Securitization Date) or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the

543

Servicing Standard. In addition, the operating advisors or equivalent parties (if any) under the Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA for this transaction. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Notwithstanding anything in this prospectus to the contrary, if at any time the operating advisor with respect to either Trust Subordinate Companion Loan is not the operating advisor that is appointed with respect to the Mortgage Loans and the Serviced Whole Loans (other than the Mall at Bay Plaza Whole Loan or the Crossgates Mall Whole Loan), any reference in this prospectus to the “operating advisor” will refer to the applicable operating advisor that has been appointed pursuant to the PSA for the Mortgage Loans and the Serviced Whole Loans (other than the Mall at Bay Plaza Whole Loan or the Crossgates Mall Whole Loan) or the applicable Trust Subordinate Companion Loan.

For so long as the Crossgates Mall Trust Subordinate Companion Loan is included in a securitization that is not the securitization of the Lead Securitization Note, the Crossgates Mall Servicing Shift PSA will require that an operating adviser be engaged under the Crossgates Mall Servicing Shift PSA to act as the operating adviser for, among other things, the Crossgates Mall Trust Subordinate Companion Loan, with the provisions governing the obligations of such Servicing Shift Operating Advisor being consistent with those of an “operating advisor” engaged in a securitization of commercial real estate loans that is relying on the “third party purchaser” option for satisfying the risk retention requirements under the Credit Risk Retention Rules applicable to such securitization, such as those provisions that will be included in this securitization of the Crossgates Mall Trust Subordinate Companion Loan.

“Servicing Shift Operating Advisor” means, with respect to the Crossgates Mall Trust Subordinate Companion Loan, the operating advisor relating to the related Crossgates Mall Servicing Shift PSA.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

544

(d)  preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)               after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is either in the special servicer’s possession or reasonably obtainable by the special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)             if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)          if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

545

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to “asset-level basis” Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan that the special servicer is responsible for servicing under the PSA or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to (i) report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial or (ii) provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the

546

resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any Operating Advisor Annual Report at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each Operating Advisor Annual Report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with
547

respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)             that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)          that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Third-Party Purchaser, the third-party purchaser with respect to either Trust Subordinate Companion Loan, or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)           that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)              that (x) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the

548

Operating Advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)           that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by the special servicer and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such

549

Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of Pooled Certificates having greater than 25% of the aggregate Pooled Voting Rights (or (i) with respect to the Mall at Bay Plaza Trust Subordinate Companion Loan, holders of Mall at Bay Plaza Loan-Specific Certificates having greater than 25% of the aggregate Mall at Bay Plaza Loan-Specific Voting Rights or (ii) with respect to the Crossgates Mall Trust Subordinate Companion Loan, holders of Crossgates Mall Loan-Specific Certificates having greater than 25% of the aggregate Crossgates Mall Loan-Specific Voting Rights); provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

550

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Pooled Certificateholders representing at least 25% of the Pooled Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates) (or, if an Operating Advisor Termination Event affects only the Mall at Bay Plaza Loan-Specific Certificates or the Crossgates Mall Loan-Specific Certificates, as applicable, upon the written direction of Mall at Bay Plaza Loan-Specific Certificateholders (in the case of the Mall at Bay Plaza Trust Subordinate Companion Loan securitization) or the Crossgates Mall Loan-Specific Certificateholders (in the case of the Crossgates Mall Trust Subordinate Companion Loan securitization) evidencing at least 25% of the Mall at Bay Plaza Loan-Specific Voting Rights or Crossgates Mall Loan-Specific Voting Rights, as applicable, the trustee will, promptly terminate the operating advisor with respect to the Mortgage Loan or related Trust Subordinate Companion Loan, as applicable, for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the

551

termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Pooled Voting Rights, Mall at Bay Plaza Loan-Specific Voting Rights or Crossgates Mall Loan-Specific Voting Rights, as applicable affected by any Operating Advisor Termination Event with respect to the Mortgage Loans or related Trust Subordinate Companion Loan, respectively, may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights, Mall at Bay Plaza Loan-Specific Voting Rights or Crossgates Mall Loan-Specific Voting Rights, as applicable, (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Pooled Voting Rights, Mall at Bay Plaza Loan-Specific Voting Rights or Crossgates Mall Loan-Specific Voting Rights, as applicable, (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency.

552

If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate

553

constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2016, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between October 1, 2020 and September 30, 2025 was 30.2%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the asset representations reviewer will not perform an Asset Review with respect to any Trust Subordinate Companion Loan at any time.

554

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Pooled Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Pooled Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)            a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

555

(iii)          a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)           copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)              a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)           a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)        copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be

556

relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the

557

master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or Franklin BSP Realty Trust, as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

558

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Third Party Purchaser, the third party purchaser with respect to any Trust Subordinate Companion Loan or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Third Party Purchaser, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

559

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)          any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Pooled Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)      any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

560

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Pooled Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and

561

obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Pooled Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder (which, (i) in the case of the Mall at Bay Plaza Whole Loan, is the MBP Directing Holder and (ii), in the case of the Crossgates Mall Whole Loan, is the CG Directing Holder) so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

562

With respect to each Serviced Mortgage Loan and Serviced Whole Loan (other than the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Whole Loan and the Crossgates Mall Mortgage Loan and the Crossgates Mall Mortgage Loan), after the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Pooled Principal Balance Certificates evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Pooled Principal Balance Certificates requesting a vote to replace the applicable special servicer (other than with respect to the Mall at Bay Plaza Whole Loan prior to a Mall at Bay Plaza Control Appraisal Period and other than with respect to the Crossgates Mall Whole Loan prior to a Crossgates Mall Control Appraisal Period) with a new special servicer (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to notify the special servicer by e-mail, post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer (other than with respect to the Mall at Bay Plaza Whole Loan prior to a Mall at Bay Plaza Control Appraisal Period and other than with respect to the Crossgates Mall Whole Loan prior to a Crossgates Mall Control Appraisal Period) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

With respect to the Mall at Bay Plaza Whole Loan, after the occurrence and during the continuance of a Control Termination Event with respect to such Whole Loan (which, for the avoidance of doubt, means a Mall at Bay Plaza Control Appraisal Period is also continuing), the holders of the Pooled Principal Balance Certificates may generally replace the special servicer with respect to the Mall at Bay Plaza Whole Loan without cause, as described in the preceding paragraphs.

With respect to the Crossgates Mall Whole Loan, following the related Servicing Shift Securitization Date, the provisions of the related Servicing Shift PSA will govern the replacement of the related Non-Serviced Special Servicer following a Crossgates Mall Control Appraisal Period.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer (other than with respect to the Mall at Bay Plaza Whole Loan prior to a Mall at Bay Plaza Control Appraisal Period and other than with respect to the Crossgates Mall Whole Loan prior to a Crossgates Mall Control Appraisal

563

Period) or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Pooled Voting Rights (taking into account the application of Pooled Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Pooled Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special

564

servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a special servicer, and (viii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”.

Following the related Servicing Shift Securitization Date and solely for so long as a Crossgates Mall Control Appraisal Period is continuing, with respect to the Crossgates Mall Whole Loan, the holder of the related Lead Securitization Note will have the right to replace the special servicer then acting with respect to the Crossgates Mall Whole Loan and appoint a replacement special servicer, solely with respect to such Crossgates Mall Whole Loan. If such Lead Securitization Note is included in a securitization trust and a Crossgates Mall Control Appraisal Period is continuing, the Crossgates Mall Servicing Shift Directing Holder will be entitled to exercise the rights of the Control Note holder.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Pooled Certificateholders, the Mall at Bay Plaza Loan-Specific Certificateholders or (prior to the related Servicing Shift Securitization Date) the Crossgates Mall Loan-Specific Certificateholders, in each case as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder, Mall at Bay Plaza Loan-Specific Certificateholder or (prior to the related Servicing Shift Securitization Date) Crossgates Mall Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the applicable Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

565

The operating advisor’s recommendation to replace the special servicer with respect to the Mortgage Loans (other than the Mall at Bay Plaza Mortgage Loan or the Crossgates Mall Mortgage Loan) must be confirmed by an affirmative vote of holders of Pooled Certificates representing a majority of the aggregate outstanding Certificate Balance of all Pooled Principal Balance Certificates whose holders voted on the matter, provided that the holders of Pooled Principal Balance Certificates that so voted on the matter (i) hold Pooled Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Pooled Principal Balance Certificates on an aggregate basis and (ii) consist of at least three Pooled Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other.

The operating advisor’s recommendation to replace the special servicer with respect to the Mall at Bay Plaza Whole Loan must be confirmed by an affirmative vote of holders of Mall at Bay Plaza Loan-Specific Certificates representing a majority of the aggregate outstanding Certificate Balance of all Mall at Bay Plaza Loan-Specific Principal Balance Certificates whose holders voted on the matter, provided that the holders of Mall at Bay Plaza Loan-Specific Principal Balance Certificates that so voted on the matter (i) hold Mall at Bay Plaza Loan-Specific Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Mall at Bay Plaza Loan-Specific Principal Balance Certificates on an aggregate basis and (ii) consist of at least three Mall at Bay Plaza Loan-Specific Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other.

Prior to the related Servicing Shift Securitization Date, the operating advisor’s recommendation to replace the special servicer with respect to the Crossgates Mall Whole Loan must be confirmed by an affirmative vote of holders of Crossgates Mall Loan-Specific Certificates representing a majority of the aggregate outstanding Certificate Balance of all Crossgates Mall Loan-Specific Principal Balance Certificates whose holders voted on the matter, provided that the holders of Crossgates Mall Loan-Specific Principal Balance Certificates that so voted on the matter (i) hold Crossgates Mall Loan-Specific Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Crossgates Mall Loan-Specific Principal Balance Certificates on an aggregate basis and (ii) consist of at least three Crossgates Mall Loan-Specific Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other. Following the Servicing Shift Securitization Date related to the Crossgates Mall Whole Loan, the operating advisor will no longer be permitted to recommend the replacement of the special servicer with respect to the Crossgates Mall Whole Loan. On and after the related Servicing Shift Securitization Date, the terms of the related Servicing Shift PSA will govern the replacement of the special servicer pursuant to the recommendation of the operating advisor under the related Servicing Shift PSA.

In the event the holders of Pooled Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a

566

Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Pooled Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of the Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, (i) each of the Third Party Purchaser, the third-party purchaser with respect to the Mall at Bay Plaza Trust Subordinate Companion Loan (the “Mall at Bay Plaza Third Party Purchaser”) and the third-party purchaser with respect to the Crossgates Mall Trust Subordinate Companion Loan (the “Crossgates Mall Third Party Purchaser”) is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, any sponsor and any originator of 10% or more of the Mortgage Pool or, in the case of the Trust Subordinate Companion Loans, the originator of the related Trust Subordinate Companion Loan, and (ii) the operating advisor is prohibited from being Risk Retention Affiliated with the Third Party Purchaser, the Mall at Bay Plaza Third Party Purchaser or the Crossgates Mall Third Party Purchaser, any sponsor and any other party to the PSA. Under the Securities Act, the Asset Representations Reviewer is also prohibited from being affiliated with any sponsor, the depositor, the master servicer, the special servicer, the certificate administrator, the trustee or any affiliate of the foregoing. As long as the applicable prohibition under the Credit Risk Retention Rules or the Securities Act exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser, the Mall at Bay Plaza Third Party Purchaser or the Crossgates Mall Third Party Purchaser (in such
567

case, an “Impermissible TPP Affiliate”), (ii) the master servicer, the certificate administrator or the trustee receiving written notice from any other party to the PSA, the Third Party Purchaser, the Mall at Bay Plaza Third Party Purchaser of the Crossgates Mall Third Party Purchaser, any sponsor or any underwriter or initial purchaser that the master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, (iii) an officer or manager of the operating advisor that is responsible for performing the duties of the operating advisor obtaining actual knowledge that it is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser, the Mall at Bay Plaza Third Party Purchaser or the Crossgates Mall Third Party Purchaser, any sponsor or any party to the PSA other than itself or the asset representations reviewer (an “Impermissible Operating Advisor Affiliate”) or (iv) an officer or manager of the asset representations reviewer that is responsible for performing the duties of the asset representations reviewer obtaining actual knowledge that it is or has become with Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser, the Mall at Bay Plaza Third Party Purchaser or the Crossgates Mall Third Party Purchaser, or an affiliate of any sponsor, any party to the PSA other than itself or the operating advisor or any affiliate of the foregoing (an “Impermissible Asset Representations Reviewer Affiliate”; and any of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Risk Retention Affiliate”), such Impermissible Risk Retention Affiliate is required to promptly notify the Retaining Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, that if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third Party Purchaser, the Mall at Bay Plaza Third Party Purchaser or the Crossgates Mall Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

568

(c)  any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan or, solely as it related to the servicing of a Trust Subordinate Companion Loan if affected by such failure, the Holders of not less than 25% of the Voting Rights of the applicable Loan-Specific Certificates in the aggregate; provided, however, that if that failure is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan or, solely as it related to the servicing of a Trust Subordinate Companion Loan if affected by such breach, the Holders of not less than 25% of the Voting Rights of the applicable Loan-Specific Certificates in the aggregate; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by (in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) (in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating

569

Agency) has publicly cited servicing concerns with the master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)  the master servicer or the special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer”, as applicable, and is not restored to such status on such list within sixty (60) days.

(h) the master servicer or the special servicer, as applicable, has failed to maintain a rating by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or a special servicer, as applicable, and such rating is not reinstated within 60 days of such event or (b) if the master servicer or the special servicer, as applicable, has not been ranked by Morningstar DBRS on or after the Closing Date, and Morningstar DBRS has qualified, downgraded or withdrawn the then-current rating or ratings of one or more Classes of Certificates in this securitization or placed one or more Classes of Certificates in this securitization on “watch status” in contemplation of a rating downgrade or withdrawal, publicly citing servicing concerns with the master servicer or the special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar DBRS within 60 days of such event); or

(i)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and the master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) Certificateholders entitled to (a) 25% or more of the Voting Rights in the case of the master servicer, (b) 25% or more of the Voting Rights in the case of the special servicer with respect to the Mall at Bay Plaza Whole Loan or the Crossgates Mall Whole Loan or (c) 25% or more of the Pooled Voting Rights in the case of the special servicer (other than with respect to the Mall at Bay Plaza Whole Loan and the Crossgates Mall Whole Loan), or (ii) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of (i) Certificateholders entitled to (a) a majority of the Voting Rights in the case of the master servicer, (b) a majority of the Voting Rights in the case of the special servicer with respect to the Mall at Bay Plaza Whole Loan or the Crossgates Mall Whole Loan or (c) a majority of the Pooled Voting Rights in the case of the special servicer (other than with respect to the Mall at Bay Plaza Whole Loan and the Crossgates Mall Whole Loan), or (ii) for so long as no Control Termination Event has occurred and is continuing and

570

other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g), (h) or (i) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Security. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer

571

has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights in the case of the master servicer or in the case of the special servicer with respect to the Mall at Bay Plaza Whole Loan or the Crossgates Mall Whole Loan or (b) 66-2/3% of the Pooled Voting Rights in the case of a special servicer (other than with respect to the Mall at Bay Plaza Whole Loan and the Crossgates Mall Whole Loan) allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g), (h) or (i) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special

572

servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties under the PSA. For the purposes of indemnification of the master servicer or special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents

573

would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i) or (ii), the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties under the PSA, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that the master servicer, special servicer, depositor, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the

574

PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

575

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account, the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Accounts from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA

576

and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan or Trust Subordinate Companion Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan or Trust

577

Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan or Trust Subordinate Companion Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan or Trust Subordinate Companion Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed

578

Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or

579

(ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

580

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within sixty (60) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that

581

no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

The Non-Serviced Mortgage Loans will be serviced pursuant to the related Non-Serviced PSAs and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loan”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing

582

terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Wells Fargo Commercial Mortgage Trust 2025-5C7 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder, if any, under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the related Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
583

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Wells Fargo Commercial Mortgage Trust 2025-5C7 mortgage pool, if necessary).
584

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The operating advisor under the Non-Serviced PSA may only be entitled to consult with the related Non-Serviced Special Servicer and recommend the termination of the Non-Serviced Special Servicer after a consultation termination event.
●	The Non-Serviced PSA may provide certain non-binding consultation rights in respect of the Non-Serviced Mortgage Loan (if such Non-Serviced Mortgage Loan is specially serviced) to a representative of the holders of the vertical credit risk retention interests.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.
●	With respect to the Walgreens Retail Portfolio Whole Loan, (i) there is no asset representations reviewer under the related Non-Serviced PSA and (ii) there are no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

585

Servicing of the City Square White Plains Mortgage Loan and Central Arts Plaza Mortgage Loan

Each of the City Square White Plains Mortgage Loan and the Central Arts Plaza Mortgage Loan are being serviced pursuant to the BBCMS 2025-5C38 PSA. The servicing terms of the BBCMS 2025-5C38 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the City Square White Plains Mortgage Loan and the Central Arts Plaza Mortgage Loan equal to 0.00250% per annum.
●	Upon the Central Arts Plaza Mortgage Loan or the Central Arts Plaza Mortgage Loan becoming a specially serviced loan under the BBCMS 2025-5C38 PSA, the related Non-Serviced Special Servicer under the BBCMS 2025-5C38 PSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum until the Special Servicing Loan Event (as defined in the BBCMS 2025-5C38 PSA) no longer exists.
●	The related Non-Serviced Special Servicer under the BBCMS 2025-5C38 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.0% of each payment of principal and interest (other than default interest) made on the City Square White Plains Whole Loan or the Central Arts Plaza Whole Loan for so long as another Special Servicing Loan Event does occur.
●	The related Non-Serviced Special Servicer under the BBCMS 2025-5C38 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.0%.

Prospective investors are encouraged to review the full provisions of the BBCMS 2025-5C38 PSA, which is available via request from the underwriters.

Servicing of the Walgreens Retail Portfolio Mortgage Loan

The Walgreens Retail Portfolio Mortgage Loan is being serviced pursuant to the SYCA 2025-WAG TSA. The servicing terms of the SYCA 2025-WAG TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the SYCA 2025-WAG TSA earns a primary servicing fee with respect to the Walgreens Retail Portfolio Mortgage Loan equal to 0.004908% per annum.
●	Upon the Walgreens Retail Portfolio Mortgage Loan becoming a specially serviced loan under the SYCA 2025-WAG TSA, the related Non-Serviced Special Servicer under the SYCA 2025-WAG TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum until the Special Servicing Loan Event (as defined in the SYCA 2025-WAG TSA) no longer exists.
586

●	The related Non-Serviced Special Servicer under the SYCA 2025-WAG TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.5% of each payment of principal and interest (other than default interest) made on the Walgreens Retail Portfolio Whole Loan for so long as another Special Servicing Loan Event does occur.
●	The related Non-Serviced Special Servicer under the SYCA 2025-WAG TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.5%.

Prospective investors are encouraged to review the full provisions of the SYCA 2025-WAG TSA, which is available via request from the underwriters.

Servicing of the 80 International Drive Mortgage Loan

The 80 International Drive Mortgage Loan is being serviced pursuant to the WFCM 2025-5C6 PSA. The servicing terms of the WFCM 2025-5C6 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the WFCM 2025-5C6 PSA earns a primary servicing fee with respect to the 80 International Drive Mortgage Loan equal to 0.00125% per annum.
●	Upon the 80 International Drive Mortgage Loan becoming a specially serviced loan under the WFCM 2025-5C6 PSA, the related Non-Serviced Special Servicer under the WFCM 2025-5C6 PSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month until the Special Servicing Loan Event (as defined in the WFCM 2025-5C6 PSA) no longer exists.
●	The related Non-Serviced Special Servicer under the WFCM 2025-5C6 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00% of each payment of principal and interest (other than default interest) made on the 80 International Drive Whole Loan for so long as another Special Servicing Loan Event does occur.
●	The related Non-Serviced Special Servicer under the WFCM 2025-5C6 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.00% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000).

Prospective investors are encouraged to review the full provisions of the WFCM 2025-5C6 PSA, which is available via request from the underwriters.

Servicing of the CFS Industrial HQ Mortgage Loan

The CFS Industrial HQ Mortgage Loan is being serviced pursuant to the Benchmark 2025-V18 PSA only temporarily, until the securitization of the related controlling pari passu companion loan. Thereafter, the CFS Industrial HQ Mortgage Loan will be serviced pursuant

587

to the pooling and servicing agreement governing the securitization of such controlling pari passu companion loan. The servicing terms of the Benchmark 2025-V18 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the Benchmark 2025-V18 PSA earns a primary servicing fee with respect to the CFS Industrial HQ Mortgage Loan equal to 0.00125% per annum.
●	Upon the CFS Industrial HQ Mortgage Loan becoming a specially serviced loan under the Benchmark 2025-V18 PSA, the related Non-Serviced Special Servicer under the Benchmark 2025-V18 PSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum until the Special Servicing Loan Event (as defined in the Benchmark 2025-V18 PSA) no longer exists.
●	The related Non-Serviced Special Servicer under the Benchmark 2025-V18 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00% of each payment of principal and interest (other than default interest) made on the CFS Industrial HQ Whole Loan for so long as another Special Servicing Loan Event does occur.
●	The related Non-Serviced Special Servicer under the Benchmark 2025-V18 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.0%.

Prospective investors are encouraged to review the full provisions of the Benchmark 2025-V18 PSA, which is available via request from the underwriters.

Servicing of the Dunbar Apartments Mortgage Loan

The Dunbar Apartments Mortgage Loan is being serviced pursuant to the BBCMS 2025-5C37 PSA. The servicing terms of the BBCMS 2025-5C37 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BBCMS 2025-5C37 PSA earns a primary servicing fee with respect to the Dunbar Apartments Mortgage Loan equal to 0.00250% per annum.
●	Upon the Dunbar Apartments Mortgage Loan becoming a specially serviced loan under the BBCMS 2025-5C37 PSA, the related Non-Serviced Special Servicer under the BBCMS 2025-5C37 PSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum until the Special Servicing Loan Event (as defined in the BBCMS 2025-5C37 PSA) no longer exists.
●	The related Non-Serviced Special Servicer under the BBCMS 2025-5C37 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.0% of each payment of principal
588

and interest (other than default interest) made on the Dunbar Apartments Whole Loan for so long as another Special Servicing Loan Event does occur.

●	The related Non-Serviced Special Servicer under the BBCMS 2025-5C37 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.0%.

Prospective investors are encouraged to review the full provisions of the BBCMS 2025-5C37 PSA, which is available via request from the underwriters.

Servicing of the Marriott Melville Mortgage Loan

The Marriott Melville Mortgage Loan is expected to be serviced pursuant to the BANK5 2025-5YR18 PSA. The servicing terms of the BANK5 2025-5YR18 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the BANK5 2025-5YR18 PSA earns a primary servicing fee with respect to the Marriott Melville Mortgage Loan equal to 0.00125% per annum.
●	Upon the Marriott Melville Mortgage Loan becoming a specially serviced loan under the BANK5 2025-5YR18 PSA, the related Non-Serviced Special Servicer under the BANK5 2025-5YR18 PSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $3,500.
●	The related Non-Serviced Special Servicer under the BANK5 2025-5YR18 PSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 1.00% (other than penalty charges) of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made on the Marriott Melville Whole Loan for so long as another Special Servicing Loan Event does occur. Such fee is subject to a floor of $25,000.
●	The related Non-Serviced Special Servicer under the BANK5 2025-5YR18 PSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 1.00% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000).

Prospective investors are encouraged to review the full provisions of the BANK5 2025-5YR18 PSA, which is available via request from the underwriters.

Servicing of the Servicing Shift Whole Loan

The Servicing Shift Whole Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Whole Loan and any related REO Property will be serviced under the pooling and servicing agreement entered

589

into in connection with the securitization of the related Lead Securitization Note. In particular, with respect to the Servicing Shift Whole Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Whole Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Securitization Date, the master servicer, the special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.
●	Until the related Servicing Shift Securitization Date, the master servicer’s compensation in respect of such Servicing Shift Whole Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Whole Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If the master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans and the Crossgates Mall Trust Subordinate Companion Loan included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Whole Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA.
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that, solely following a Crossgates Mall Control Appraisal Period, the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.
●	The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Crossgates Mall Whole Loan Will Shift to Other Servicers”.
590

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer, as applicable, has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, if Morningstar DBRS is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) the replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer”, as applicable, if S&P is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence

591

of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” are Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. (“Morningstar DBRS”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating

592

agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan or Trust Subordinate Companion Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
593

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the Certificateholder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA, the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, Trust Subordinate Companion Loan and REO Property (as applicable) subject to the PSA, (2) the

594

voluntary exchange of all the then-outstanding Certificates (other than the Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans, the Trust Subordinate Companion Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans and the Trust Subordinate Companion Loans (in each case, exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or special servicer, as applicable, is the purchaser and less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans and the Trust Subordinate Companion Loans be less than 1.0% of the Initial Pool Balance and the initial principal balance of the Trust Subordinate Companion Loans as of the Cut-off Date. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R

595

certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including the Trust Subordinate Companion Loans), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the

596

same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority

597

of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or

598

the special servicer, as the case may be), (ii) in the case of the trustee, an institution (A) whose long-term senior unsecured debt rating or issuer rating is at least “BBB” by S&P, (B) whose long-term senior unsecured debt or issuer credit rating is rated at least “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as (1) the master servicer or, if appointed pursuant to the PSA, the trustee’s advancing agent, has a rating on its long-term senior unsecured debt of at least “A” by Fitch or has a short-term rating of at least “F1” by Fitch and (C) if rated by Morningstar DBRS, whose long-term senior unsecured debt or issuer credit rating is at least “A” by Morningstar DBRS (provided that the trustee may maintain a long-term senior unsecured debt or issuer credit rating of “BBB(low)” by Morningstar DBRS as long as (1) the master servicer or, if appointed pursuant to the PSA, the trustee’s advancing agent, has a long term unsecured debt rating of “A” by Morningstar DBRS, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt rating or issuer rating is rated at least “BBB(low)” by Morningstar DBRS (or if not rated by Morningstar DBRS, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch), or (iv) in the case of each of clause (ii) and (iii), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation and (v) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate

599

administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Twenty-four Mortgaged Properties (40.2%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Florida. Thirty-two Mortgaged Properties (10.1%) are located in Florida. In Florida, loans involving real property may be mortgaged in order to secure a borrower’s obligations under the loan. The mortgage is the security instrument that is a lien on and encumbers the real property that is the collateral for the indebtedness evidenced by the promissory note. Accordingly, there is no power of sale in Florida, but rather judicial foreclosure. Under Florida

600

law, ownership of the mortgage follows the promissory note and the plaintiff must be the holder of the promissory note and the mortgage in order to have standing to bring a foreclosure action. After an action for foreclosure is filed with the court and the lender obtains a final judgment of foreclosure, such foreclosure judgment will require that the property be sold at a public judicial sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled foreclosure sale. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. Section 45.031, Florida Statutes, requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the date of judgment is entered, unless plaintiff agrees otherwise. Notwithstanding, due to a back-log of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute.

Any party can exercise right of redemption by paying full judgment amount at any time before the filing of the Certificate of Sale or the time specified in the foreclosure judgment, whichever is later. Once the Certificate of Sale has been entered, the mortgagor’s right of redemption terminates. Upon completion of the foreclosure sale and the filing of the Certificate of Title, there is no right of redemption. A Certificate of Title transferring title to the foreclosed property is not issued less than 10 days after the foreclosure sale. Objections and challenges to the foreclosure sale are permitted within the referenced 10-day period. However, due to the glut of foreclosure cases over the recent prior years, in many circuits Certificate of Title are delayed, thereby extending the referenced 10 day time period for filing objections. Florida does not have a “one action rule” or “anti-deficiency legislation” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. After a foreclosure sale, however, and provided the court has reserved jurisdiction for deficiency judgment, a lender is required to prove the fair market value of the property as of the date of foreclosure sale in order to recover a deficiency. Generally, a deficiency judgment is calculated based on the difference between the amount owed on the final judgment and the fair market value of the property on the date of the foreclosure sale. Further, deficiency judgments are within the discretion of the trial court. Also, the appointment of a receiver is not a matter of right, but rather is an extraordinary remedy available under certain limited circumstances if the lender elects to have a receiver appointed during the pendency of the foreclosure action.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

601

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

602

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

603

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical

604

deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained

605

in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

606

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or

607

affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the

608

assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other reasons, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay

609

to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy

610

Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the nondebtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the

611

value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole

612

or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. A lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan,

613

or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing such claims may be transferred to the debtor’s estate.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

614

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured

615

creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

616

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition,

617

the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon

618

application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

619

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a mortgage loan seller, a sponsor, the Retaining Sponsor, an originator, the holder of the companion loans for which the noteholder is identified as “Wells Fargo Bank, National Association” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

ZBNA is a sponsor, a mortgage loan seller and an originator.

CREFI and its affiliates are playing several roles in this transaction. Citigroup Global Markets Inc., an underwriter, is an affiliate of CREFI, a mortgage loan seller, a sponsor and an originator.

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Securities LLC, an underwriter, is an affiliate of JPMCB, a mortgage loan seller, a sponsor, an originator, the retaining sponsor with respect to the Mall at Bay Plaza Trust Subordinate Companion Loan, the holder of the companion loans for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” and the retaining sponsor for the Loan-Specific Certificates.

UBS AG and its affiliates are playing several roles in this transaction. UBS Securities LLC, an underwriter, is an affiliate of UBS AG New York Branch, a mortgage loan seller, sponsor, the retaining sponsor with respect to the Crossgate Mall Trust Subordinate Companion Loan, an originator and the holder of the companion loans for which the noteholder as identified as “UBS AG” in the table titled “Whole Loan Control Notes and Non-Control Notes under “Description of the Mortgage Pool—The Whole Loans—General”.

BSPRT is a sponsor, a mortgage loan seller, and originator and the holder of the companion loans for which the noteholder as identified as “BSPRT” in the table titled “Whole Loan Control Notes and Non-Control Notes under “Description of the Mortgage Pool—The Whole Loans—General”.

GSMC and its affiliates are playing several roles in this transaction. Goldman Sachs & Co. LLC, an underwriter, is an affiliate of (i) Goldman Sachs Bank USA, an originator and the holder of the companion loans for which the noteholder is identified as “Goldman Sachs Bank USA” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” and (ii) GSMC, a mortgage loan seller and a sponsor.

SGFC and its affiliates are playing several roles in this transaction. SG Americas Securities, LLC, an underwriter, is an affiliate of SGFC, a mortgage loan seller, a sponsor and an originator.

620

In the case of certain Mortgage Loans, pari passu loan and/or a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Computershare Trust Company is the interim custodian of the loan files for some or all of the Wells Fargo Bank Mortgage Loans.

Computershare Trust Company is the interim custodian of the loan files for some or all of the CREFI Mortgage Loans.

Computershare Trust Company is the interim custodian of the loan files for some or all of the JPMCB Mortgage Loans.

Computershare Trust Company is the interim custodian of the loan files for some or all of the BSPRT Mortgage Loans.

Computershare Trust Company is the interim custodian of the loan files for some or all of the GSMC Mortgage Loans.

Computershare Trust Company is the interim custodian of the loan files for some or all of the SGFC Mortgage Loans.

Computershare Trust Company, the trustee, certificate administrator and custodian, is the (i) trustee, certificate administrator and custodian under the BBCMS 2025-5C38 TSA, which governs the servicing and administration of the City Square White Plains Whole Loan and the Central Arts Plaza Whole Loan, (ii) certificate administrator and custodian under the SYCA 2025-WAG PSA, which governs the servicing and administration of the Walgreens Retail Portfolio Whole Loan, (iii) trustee, certificate administrator and custodian under the WFCM 2025-5C6 PSA, which governs the servicing and administration of the 80 International Drive Whole Loan, (iv) trustee, certificate administrator and custodian under the Benchmark 2025-V18 PSA, which governs the servicing and administration of the CFS Industrial HQ Whole Loan and (v) trustee, certificate administrator and custodian under the BBCMS-2025-5C37 PSA, which governs the servicing and administration of the Dunbar Apartments Whole Loan.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the JPMCB Mortgage Loans.

Pursuant to certain interim servicing agreements between UBS AG and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans , including, prior to their inclusion in the issuing entity, certain of the UBS AG New York Branch Mortgage Loans.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between Societe Generale Financial Corporation and certain of its affiliates, on the one hand, and Midland, on the other hand,

621

Midland acts as interim servicer with respect to certain mortgage loans , including, prior to their inclusion in the issuing entity, certain of the Societe Generale Financial Corporation Mortgage Loans.

Midland is also: (i) the master servicer under the BBCMS 2025-5C37 PSA, pursuant to which the Dunbar Apartments Whole Loan is serviced and (ii) the master servicer under the WFCM 2025-5C6 PSA, pursuant to which the 80 International Drive Whole Loan is serviced.

Midland assisted Waterfall Asset Management, LLC or its affiliate, with due diligence relating to the Crossgates Mall Mortgage Loan.

BellOak, the operating advisor and the asset representations reviewer, is also the operating advisor and asset representations reviewer under the BBCMS 2025-5C38 PSA, which governs the servicing and administration of the City Square White Plains Whole Loan and Central Arts Plaza Whole Loan and the operating advisor under the SYCA 2025-WAG TSA, which governs the servicing and administration of the Walgreens Retail Portfolio Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings currently known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

622

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Pooled Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Pooled Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Pooled Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

623

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Pooled Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Pooled Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Pooled Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Pooled Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Pooled Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the Pooled Certificates. A Loan-Specific Certificate Realized Loss occurs when the principal balance of the related Trust Subordinate Companion Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the related Loan-Specific Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or the related Trust Subordinate Companion Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of Pooled Certificates indicated in the table below as a result of the application of Pooled Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates
Class X-A	$540,304,000	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	$132,181,000	Class A-S, Class B and Class C certificates
624

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those

625

factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Pooled Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates
Class X-A	$540,304,000	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	$132,181,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans or the Trust Subordinate Companion Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Pooled Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed

626

CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, solely with respect to (i) the Mall at Bay Plaza Mortgage Loan or the Mall at Bay Plaza Whole Loan and (ii) the Crossgates Mall Mortgage Loan or the Crossgates Mall Whole Loan, in each case, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans and the Trust Subordinate Companion Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans and the Trust Subordinate Companion Loans is as described in this prospectus; provided that for purposes of the information presented with respect to the Pooled Certificates, it is assumed that no subordinate companion loan exists;
●	the initial aggregate certificate balance, notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans or the Trust Subordinate Companion Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans or the Trust Subordinate Companion Loans;
●	each of the Mortgage Loans and the Trust Subordinate Companion Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
627

●	all monthly debt service or balloon payments on the Mortgage Loans and the Trust Subordinate Companion Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	no involuntary prepayments are received as to any Mortgage Loan or Trust Subordinate Companion Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullet points, no voluntary prepayments are received as to any Mortgage Loan or Trust Subordinate Companion Loan during that Mortgage Loan’s or Trust Subordinate Companion Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan or Trust Subordinate Companion Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullet points, voluntary prepayments are made on each of the Mortgage Loans or the Trust Subordinate Companion Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans or the Trust Subordinate Companion Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans or the Trust Subordinate Companion Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	the Mortgage Rate in effect for each Mortgage and each Non-Serviced AB Whole Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate (which, in the case of a Componentized Mortgage Loan assumes no change in the weighted average of the interest rates of the respective components in connection with any partial prepayment);
●	no Mortgage Loan or Trust Subordinate Companion Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans or the Trust Subordinate Companion Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in January 2026; and
●	the Offered Certificates are settled with investors on December 18, 2025.

To the extent that the Mortgage Loans or the Trust Subordinate Companion Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class

628

of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans and the Trust Subordinate Companion Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans or the Trust Subordinate Companion Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans and the Trust Subordinate Companion Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans and the Trust Subordinate Companion Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans and the Trust Subordinate Companion Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	81%	81%	81%	81%	81%
December 2027	60%	60%	60%	60%	60%
December 2028	38%	38%	38%	38%	38%
December 2029	15%	15%	15%	15%	15%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.44	2.42	2.42	2.42	2.42

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.80	4.59	4.47	4.41	4.31

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.87	4.86	4.82	4.74	4.41
629

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.91	4.91	4.91	4.91	4.49

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.91	4.91	4.91	4.91	4.49

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.91	4.91	4.91	4.91	4.56

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2025 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which

630

investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	5.646%	5.657%	5.659%	5.659%	5.659%
98.0000%	5.183%	5.190%	5.191%	5.191%	5.191%
99.0000%	4.728%	4.731%	4.731%	4.731%	4.731%
100.0000%	4.279%	4.279%	4.278%	4.278%	4.278%
101.0000%	3.838%	3.833%	3.833%	3.833%	3.833%
102.0000%	3.403%	3.395%	3.393%	3.393%	3.393%
103.0000%	2.975%	2.963%	2.961%	2.961%	2.961%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.0000%	5.204%	5.222%	5.233%	5.239%	5.249%
99.0000%	4.963%	4.971%	4.976%	4.978%	4.983%
100.0000%	4.724%	4.722%	4.721%	4.721%	4.720%
101.0000%	4.488%	4.477%	4.470%	4.466%	4.459%
102.0000%	4.255%	4.234%	4.221%	4.214%	4.202%
103.0000%	4.025%	3.994%	3.975%	3.965%	3.948%
104.0000%	3.797%	3.757%	3.732%	3.719%	3.697%

631

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	5.212%	5.212%	5.211%	5.210%	5.207%
101.0000%	4.976%	4.975%	4.973%	4.968%	4.950%
102.0000%	4.743%	4.742%	4.738%	4.729%	4.695%
103.0000%	4.512%	4.511%	4.505%	4.493%	4.444%
104.0000%	4.284%	4.283%	4.275%	4.260%	4.196%
105.0000%	4.059%	4.057%	4.048%	4.029%	3.950%
106.0000%	3.836%	3.834%	3.823%	3.800%	3.707%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
5.8750%	9.501%	9.095%	8.631%	7.989%	5.545%
6.0000%	8.553%	8.142%	7.673%	7.025%	4.554%
6.1250%	7.634%	7.220%	6.746%	6.091%	3.594%
6.2500%	6.745%	6.326%	5.848%	5.187%	2.664%
6.3750%	5.883%	5.460%	4.978%	4.310%	1.763%
6.5000%	5.046%	4.620%	4.133%	3.460%	0.889%
6.6250%	4.234%	3.805%	3.314%	2.634%	0.039%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
3.3750%	13.297%	13.310%	13.328%	13.357%	10.300%
3.5000%	11.608%	11.621%	11.639%	11.669%	8.550%
3.6250%	10.011%	10.024%	10.043%	10.073%	6.895%
3.7500%	8.499%	8.512%	8.531%	8.562%	5.328%
3.8750%	7.064%	7.077%	7.096%	7.128%	3.839%
4.0000%	5.698%	5.712%	5.731%	5.763%	2.423%
4.1250%	4.398%	4.411%	4.431%	4.463%	1.074%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	5.516%	5.516%	5.516%	5.516%	5.511%
101.0000%	5.279%	5.279%	5.279%	5.279%	5.256%
102.0000%	5.046%	5.046%	5.046%	5.046%	5.004%
103.0000%	4.815%	4.815%	4.815%	4.815%	4.754%
104.0000%	4.587%	4.587%	4.587%	4.587%	4.508%
105.0000%	4.361%	4.361%	4.361%	4.361%	4.264%
106.0000%	4.138%	4.138%	4.138%	4.138%	4.023%

632

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	5.872%	5.872%	5.872%	5.872%	5.868%
101.0000%	5.634%	5.634%	5.634%	5.634%	5.610%
102.0000%	5.398%	5.398%	5.398%	5.398%	5.355%
103.0000%	5.165%	5.165%	5.165%	5.165%	5.104%
104.0000%	4.935%	4.935%	4.935%	4.935%	4.855%
105.0000%	4.707%	4.707%	4.707%	4.707%	4.609%
106.0000%	4.482%	4.482%	4.482%	4.482%	4.366%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	6.547%	6.547%	6.547%	6.547%	6.591%
98.0000%	6.300%	6.300%	6.300%	6.300%	6.328%
99.0000%	6.055%	6.055%	6.055%	6.055%	6.068%
100.0000%	5.814%	5.814%	5.814%	5.814%	5.811%
101.0000%	5.576%	5.576%	5.576%	5.576%	5.557%
102.0000%	5.341%	5.341%	5.341%	5.341%	5.306%
103.0000%	5.108%	5.108%	5.108%	5.108%	5.058%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury and the IRS (together, the “REMIC Provisions”). Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Four separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Mall at Bay Plaza Trust Subordinate Companion Loan REMIC”, the “Crossgates Mall Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Mall at Bay Plaza Trust Subordinate Companion Loan REMIC will hold the Mall at Bay Plaza Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Mall at Bay Plaza Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Mall at Bay Plaza Trust Subordinate Companion Loan REMIC. The Crossgates Mall Trust Subordinate Companion Loan REMIC will hold the Crossgates Mall Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of uncertificated

633

regular interests (the “Crossgates Mall Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Crossgates Mall Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC. The Mall at Bay Plaza Trust Subordinate Companion Loan REMIC and the Crossgates Mall Trust Subordinate Companion Loan REMIC are collectively referred to in this prospectus as the “Trust Subordinate Companion Loan REMICs”; and the Mall at Bay Plaza Trust Subordinate Companion Loan REMIC Regular Interests and the Crossgates Mall Trust Subordinate Companion Loan REMIC Regular Interests are collectively referred to in this prospectus as the “Trust Subordinate Companion Loan REMIC Regular Interests”.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class MBP-C, Class MBP-D, Class MBP-E, Class MBP-F, Class MBP-G, Class MBP-HRR, Class CG-A, Class CG-X, Class CG-B, Class CG-C, Class CG-D and Class CG-HRR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a “regular interest” in the applicable Trust Subordinate Companion Loan REMIC, (d) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (e) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Provisions provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent

634

violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans or the Trust Subordinate Companion Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or Trust Subordinate Companion Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan or Trust Subordinate Companion Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan or Trust Subordinate Companion Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the Startup Day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio

635

for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Trust Subordinate Companion Loan REMIC Regular Interests will constitute a class of regular interests in the applicable Trust Subordinate Companion Loan REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans and the Trust Subordinate Companion Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment.

636

Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans and the Trust Subordinate Companion Loans are secured by residential real property. As of the Cut-off Date, twenty-three (23) of the Mortgaged Properties (40.2%) securing eleven (11) Mortgage Loans (in whole or in part), are multifamily properties or mixed-use properties with multifamily components. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans (including the Trust Subordinate Companion Loans) that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a class of regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the

637

discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Trust Subordinate Companion Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans and the Trust Subordinate Companion Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such certificate, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the Trust Subordinate Companion Loans used in pricing the transaction, i.e., 0% CPP (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis

638

original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans and the Trust Subordinate Companion Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans or the Trust Subordinate Companion Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

639

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. The election is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the market discount election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors

640

regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, and for all market discount bonds acquired, by the holder as of the first day of the taxable year for which the election is made and for all bond premium bonds and market discount bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

641

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Trust Subordinate Companion Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Principal Balance Certificates that are corporations or that otherwise hold the Principal Balance Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Principal Balance Certificates becoming wholly or partially worthless, and that, in general, the holders of Principal Balance Certificates that are not corporations and do not hold the Principal Balance Certificates in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Principal Balance Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Principal Balance Certificates should be allowed a bad debt deduction at such time as the certificate balance of any class of such Principal Balance Certificates is reduced to reflect losses on the Mortgage Loans or the Trust Subordinate Companion Loans below such holder’s basis in the Principal Balance Certificates. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Principal Balance Certificates have been otherwise retired. The IRS could also assert that losses on a class of Principal Balance Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Principal Balance Certificates with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans and the Trust Subordinate Companion Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes

642

of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller increased by any original issue discount or market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale or exchange of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the related Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified

643

mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Provisions indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC or the Trust Subordinate Companion Loan REMICs will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or the applicable Trust Subordinate Companion Loan REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the applicable Trust Subordinate Companion Loan REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC or the applicable Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the applicable Trust Subordinate Companion Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the applicable Trust Subordinate Companion Loan REMIC to such tax.

644

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) (“partnership representative”) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the Trust REMICs and the PSA will designate the certificate administrator as the partnership representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year, may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will utilize any election or other exception available to make any REMIC’s residual interest holders (that is, the holders of the Class R certificates) rather than the REMIC itself, liable for any taxes arising from audit adjustments to the REMIC’s taxable income. It is unclear how that may affect a REMIC residual interest holder’s ability to challenge any audit adjustment that might otherwise be available in the absence of any such election or exception. Holders of Class R certificates should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is

645

associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the information reporting requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements

646

may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate Certificateholders that are U.S. Persons are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which can include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. Certificateholders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the related Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX

647

ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

648

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class X-A
Wells Fargo Securities, LLC	$2,653,226	$56,478,318	$279,929,139	$339,060,684
Citigroup Global Markets Inc.	$632,450	$13,462,751	$66,726,778	$80,821,978
J.P. Morgan Securities LLC	$564,366	$12,013,462	$59,543,523	$72,121,351
Goldman Sachs & Co. LLC	$235,539	$5,013,843	$24,850,610	$30,099,992
SG Americas Securities, LLC	$142,419	$3,031,626	$15,025,950	$18,199,995
UBS Securities LLC	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$4,228,000	$90,000,000	$446,076,000	$540,304,000
Underwriter	Class X-B	Class A-S	Class B	Class C
Wells Fargo Securities, LLC	$82,948,452	$31,484,153	$28,456,913	$23,007,385
Citigroup Global Markets Inc.	$19,772,443	$7,504,885	$6,783,282	$5,484,276
J.P. Morgan Securities LLC	$17,643,905	$6,696,971	$6,053,050	$4,893,884
Goldman Sachs & Co. LLC	$7,363,719	$2,794,994	$2,526,253	$2,042,472
SG Americas Securities, LLC	$4,452,481	$1,689,997	$1,527,502	$1,234,983
UBS Securities LLC	$0	$0	$0	$0
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$132,181,000	$50,171,000	$45,347,000	$36,663,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 108.3% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2025, before deducting expenses payable by the depositor (estimated at approximately $5,604,945, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale

649

of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer of securities such as the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one (1) business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, the Retaining Sponsor, an originator and a mortgage loan seller and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI, which is a sponsor, an originator and a mortgage loan seller. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB, which is a sponsor, an originator and a mortgage loan seller and the retaining sponsor with respect to the Mall at Bay Plaza Trust Subordinate Companion Loan. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GSMC, which is a sponsor and a mortgage loan seller, and Goldman Sachs Bank USA, which is an originator. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator and a mortgage loan seller. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, which is a sponsor, an originator, a mortgage loan seller and the retaining sponsor with respect to the Crossgates Mall Trust Subordinate Companion Loan. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

650

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Citigroup Global Markets Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of J.P. Morgan Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Goldman Sachs & Co. LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering and affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1) the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to the Joint Seller Mortgage Loan, the portion thereof allocable to WFB);

(2) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by CREFI;

(3) the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB;

(4) the payment by the depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by GSMC;

(5) the payment by the depositor to SGFC, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by SGFC; and

(6) the payment by the depositor to UBS AG, an affiliate of UBS Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS AG (or, with respect to the Joint Seller Mortgage Loan, the portion thereof allocable to UBS AG).

As a result of the circumstances described above, each of Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, SG Americas Securities, LLC and UBS Securities LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells

651

Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of the SIPC and the New York Stock Exchange.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-282099-09)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-282099) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

652

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee or other compensation; or (c) is an employer maintaining or contributing to the Plan.

653

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to Citigroup Global Markets Inc., PTE 91-23, 56 Federal Register 15,936 (April 18, 1991), to J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), to Goldman Sachs & Co. LLC, PTE 89-88, 54 Federal Register 42,582 (October 17, 1989) and to UBS Securities LLC, PTE 91-22, 56 Federal Register 15,933 (April 18, 1991), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, SG Americas Securities, LLC and UBS Securities,

654

LLC provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those

655

relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice to the Plan or the fiduciary making the investment decision for the Plan in connection with the decision to acquire Offered Certificates, and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (except where an exemption applies (all of the

656

conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage

657

related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

658

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in December 2058. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) excess interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered

659

Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one or more NRSROs hired by the depositor,

660

the depositor may have only requested ratings for certain classes of rated Offered Certificates, due in part to the subordination levels provided by that NRSRO for such classes of Offered Certificates. If the depositor had selected any such NRSRO to rate the classes of Offered Certificates not rated by it, the ratings on such classes of Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

661

[THIS PAGE INTENTIONALLY LEFT BLANK]

662

Index of Defined Terms

@
@%(#)	191
1
17g-5 Information Provider	443
1986 Act	636
1996 Act	615
3
30/360 Basis	487
4
401(c) Regulations	657
A
A.M. Best	6
AB Modified Loan	501
Abatement Agreement	231
Accelerated Mezzanine Loan Lender	435
Acceptable Insurance Default	505
Acting General Counsel’s Letter	171
Actual/360 Basis	234
Actual/360 Loans	473
ADA	618
Additional Exclusions	505
Adjacent Costco Parcel	224
Administrative Fee Rate	414
ADR	183
Advances	467
Affiliate Ground Lease	211
Affirmative Asset Review Vote	555
AIFM Regulations	150
ALTA	367
Annual Debt Service	183
Appraisal Institute	294
Appraisal Reduction Amount	496
Appraisal Reduction Event	495
Appraised Value	183
Appraised-Out Class	503
ASR Consultation Process	522
Assessment of Compliance	593
Asset Representations Reviewer Asset Review Fee	495
Asset Representations Reviewer Fee	494

Asset Representations Reviewer Fee Rate	494
Asset Representations Reviewer Termination Event	560
Asset Representations Reviewer Upfront Fee	494
Asset Review	557
Asset Review Notice	555
Asset Review Quorum	555
Asset Review Report	558
Asset Review Report Summary	558
Asset Review Standard	557
Asset Review Trigger	553
Asset Review Vote Election	555
Asset Status Report	519
Assumed Final Distribution Date	424
Assumed Scheduled Payment	416
Attestation Report	594
Available Funds	403
B
Balloon LTV Ratio	190
Balloon Payment	190
BANK5 2025-5YR18 PSA	248
Bankruptcy Code	81, 607
Base Interest Fraction	423
Basis	394
BBCMS 2025-5C37 PSA	248
BBCMS 2025-5C38 PSA	248
Beds	197
BellOak	392
Benchmark 2025-V18 PSA	249
Beneficial Ownership Interest	204
BIG 2025-5C7	394
Borrower Party	434
Borrower Party Affiliate	434
BP Mall	211
Breach Notice	456
Bridge	382
Bridge Bank	128
Bridge Investment Group	382
BSCMI	323
BSPRT	343
BSPRT Data Tape	344
BSPRT Mortgage Loans	343
C
C(WUMP)O	25

663

Cash Flow Analysis	186
CERCLA	615
Certificate Administrator	372
Certificate Administrator/Trustee Fee	493
Certificate Administrator/Trustee Fee Rate	493
Certificate Balance	401
Certificate Owners	447
Certificateholder	436
Certificateholder Quorum	563
Certificateholder Repurchase Request	577
Certifying Certificateholder	449
CG Control Eligible Certificates	532
CG Controlling Class	531
CG Controlling Class Certificateholder	531
CG Controlling Class Representative	531
CG Directing Holder	532
CGMRC	313
City	230, 231
City Mortgage	230
CityFHEPS	86
Class A Certificates	400
Class X certificates	5
Class X Certificates	401
Clearstream	446
Clearstream Participants	448
Closing Date	182, 290
CMBS	175, 305, 375
CMS	387, 391
CMS Acquisition Closing Date	387
CMS Loans	392
CMS Transaction	387
Code	68, 173
Collateral Deficiency Amount	501
Collection Account	472
Collection Period	407
Communication Request	450
Companion Distribution Account	472
Companion Holder	248
Companion Holders	248
companion Loan	57
Companion Loan Rating Agency	249
Companion Loans	180
Compensating Interest Payment	425
Componentized Mortgage Loan	414
Computershare	372
Computershare Limited	372
Computershare Trust Company	372
Constant Prepayment Rate	626
Consultation Termination Event	540
Control Eligible Certificates	532
Control Note	249
Control Termination Event	540

Controlling Class	532
Controlling Class Certificateholder	532
Controlling Holder	249
Corrected Loan	519
County	230
CPP	627
CPR	626
CPY	626
CRE Loans	299
Credit Risk Retention Rules	393
CREFC®	431
CREFC® Intellectual Property Royalty License Fee	495
CREFC® Intellectual Property Royalty License Fee Rate	495
CREFC® Reports	431
CREFI	312
CREFI Data File	314
CREFI Mortgage Loans	312
CREFI Securitization Database	314
Crossgates Mall Available Funds	406
Crossgates Mall Control Appraisal Period	274
Crossgates Mall Controlling Noteholder	278
Crossgates Mall Controlling Senior Note	273
Crossgates Mall Gain-on-Sale Entitlement Amount	407
Crossgates Mall Gain-on-Sale Remittance Amount	407
Crossgates Mall Joint Venture	247
Crossgates Mall Loan-Specific Certificateholder	437
Crossgates Mall Loan-Specific Certificates	401
Crossgates Mall Loan-Specific Initial Purchaser	433
Crossgates Mall loan-specific principal balance certificates	5
Crossgates Mall Loan-Specific Principal Balance Certificates	401
Crossgates Mall Loan-Specific Voting Rights	445
Crossgates Mall Major Decision	281
Crossgates Mall Pari Passu Companion Loan	273
Crossgates Mall Realized Loss	428
Crossgates Mall Sequential Pay Event	275
Crossgates Mall Servicing Shift Directing Holder	532
Crossgates Mall Servicing Shift PSA	275
Crossgates Mall Third Party Purchaser	567

664

Crossgates Mall Trust Subordinate Companion Loan	180
Crossgates Mall Trust Subordinate Companion Loan REMIC	402
Crossgates Mall Trust Subordinate Companion Loan REMIC	633
Crossgates Mall Trust Subordinate Companion Loan REMIC Distribution Account	474
Crossgates Mall Trust Subordinate Companion Loan REMIC Regular Interests	634
Crossgates Mall Whole Loan	273
Cross-Over Date	411
CTS	372
Cumulative Appraisal Reduction Amount	500
Cure/Contest Period	558
Cut-off Date	180
Cut-off Date Balance	188
Cut-off Date Loan-to-Value Ratio	188
Cut-off Date LTV Ratio	188
CWCAM	379
D
D or @%(#)	192
D or YM(#)	192
D or YM@(#)	192
D(#)	191
DBRS Morningstar	375
Debt Service Coverage Ratio	189
Defaulted Loan	526
Defeasance Deposit	239
Defeasance Loans	239
Defeasance Lock-Out Period	239
Defeasance Option	239
Definitive Certificate	446
Delegated Directive	21
Delinquent Loan	554
Demand Category	341
Depositories	446
Determination Date	402
Diligence File	453
Directing Certificateholder	529
Directing Holder Asset Status Report Approval Process	521
Disclosable Special Servicer Fees	492
Discount Rate	423
Dispute Resolution Consultation	580
Dispute Resolution Cut-off Date	579
Distribution Accounts	473
Distribution Date	402

Distribution Date Statement	431
Dodd-Frank Act	178
DOL	654
DSCR	189
DTC	446
DTC Participants	446
DTC Rules	447
Due Diligence Questionnaire	315
E
ECLIPSE Policy	212
EDGAR	652
EEA	20, 150
Effective Gross Income	187
Eligible Asset Representations Reviewer	559
Eligible Operating Advisor	548
Enforcing Party	577
Enforcing Servicer	577
ESA	212, 328
Escrow/Reserve Mitigating Circumstances	331
EU	150
EU CRR	150
EU Investor Requirements	150
EU PRIIPS Regulation	21
EU Prospectus Regulation	21
EU Qualified Investor	21
EU Retail Investor	21
EU Securitization Regulation	150
EU SR Rules	150
Euroclear	446
Euroclear Operator	448
Euroclear Participants	448
EUWA	22
Excess Modification Fee Amount	488
Excess Modification Fees	486
Excluded Controlling Class Holder	434
Excluded Controlling Class Loan	435
Excluded Information	435
Excluded Loan	435
Excluded Plan	656
Excluded Special Servicer	564
Excluded Special Servicer Loan	564
Exemption	654
Exemption Rating Agency	655
F
FATCA	646
FDIA	169
FDIC	128, 170

665

FIEL	27
Final Asset Status Report	521
Final Dispute Resolution Election Notice	580
Financial Promotion Order	23
FINRA	652
FIRREA	171, 327
Fitch	559, 592
Flagstar	128
Forvia	231
FPO Persons	23
FSMA	22, 150
G
GAAP	20, 394
Garn Act	617
GLA	189
Goldman Originator	354
Government Securities	236
GS Bank	352
GSMC	352
GSMC Data Tape	353
GSMC Deal Team	352
GSMC Mortgage Loans	352
H
HFC	86
House Bill 21	86
HPD	204
HSTP Act	86
I
ICAP	229
ICAP Lots	229
IDOT	120
Impermissible Asset Representations Reviewer Affiliate	568
Impermissible Operating Advisor Affiliate	568
Impermissible Risk Retention Affiliate	568
Impermissible TPP Affiliate	568
In Place Cash Management	189
indemnity payment	341
Indirect Participants	446
Initial Pool Balance	180
Initial Requesting Certificateholder	577
Institutional Investor	26
Insurance and Condemnation Proceeds	472
Insurance Ratings Requirements	6
Intercreditor Agreement	248

Interest Accrual Amount	414
Interest Accrual Period	415
Interest Distribution Amount	414
Interest Rate	414
Interest Reserve Account	473
Interest Shortfall	414
Interested Person	528
Investment Account	475
Investor Certification	435
IRS	173
J
Japanese Retention Requirement	27
JFSA	27
Joint Seller Mortgage Loan	451
JPMC	323
JPMCB	323
JPMCB Data Tape	324
JPMCB Deal Team	324
JPMCB Mortgage Loans	324
JPMCB’s Qualification Criteria	326
JPMCCMSC	323
JRR Rule	27
K
KBRA	559
KeyBank	383
KS06 PSA	382
L
L(#)	191
Lead Securitization Note	249, 273, 274
LIHTC	203
Liquidation Fee	489
Liquidation Fee Rate	489
Liquidation Proceeds	472
Loan Per Unit	190
Loan-Specific Available Funds	406
Loan-Specific Certificate Realized Loss	429
Loan-Specific Certificateholder	437
loan-specific certificates	3
Loan-Specific Certificates	401
Loan-Specific Excess Prepayment Interest Shortfall	427
Loan-Specific Gain-on-Sale Reserve Accounts	474
Loan-Specific Initial Purchasers	433
Loan-Specific Interest Accrual Amount	414
Loan-Specific Interest Distribution Amount	414

666

Loan-Specific Interest Shortfall	415
loan-specific principal balance certificates	5
Loan-Specific Principal Balance Certificates	401
Loan-to-Value Ratio at Maturity	190
Local Law 97	131
Lock-out Period	236
Loss of Value Payment	458
Lot 17	211
Lot 3	211
Lower-Tier Regular Interests	634
Lower-Tier REMIC	402, 633
LPC	227
LTV Ratio	188
LTV Ratio at Maturity	190
M
MAI	459
Major Decision	534
Major Decision Reporting Package	533
Mall 1-BP	211
Mall 2-BP	211
Mall at Bay Plaza Available Funds	404
Mall at Bay Plaza Control Appraisal Period	261
Mall at Bay Plaza Controlling Noteholder	268
Mall at Bay Plaza Gain-on-Sale Entitlement Amount	406
Mall at Bay Plaza Gain-on-Sale Remittance Amount	405
Mall at Bay Plaza Gain-on-Sale Reserve Account	474
Mall at Bay Plaza Intercreditor Agreement	261
Mall at Bay Plaza Loan-Specific Certificateholder	437
Mall at Bay Plaza loan-specific certificates	3
Mall at Bay Plaza Loan-Specific Certificates	400
Mall at Bay Plaza Loan-Specific Initial Purchaser	433
Mall at Bay Plaza loan-specific principal balance certificates	4
Mall at Bay Plaza Loan-Specific Principal Balance Certificates	400
Mall at Bay Plaza Loan-Specific Voting Rights	445
Mall at Bay Plaza Major Decision	270

Mall at Bay Plaza Pari Passu Companion Loan	261
Mall at Bay Plaza Realized Loss	428
Mall at Bay Plaza Senior Loan	261
Mall at Bay Plaza Sequential Pay Event	262
Mall at Bay Plaza Third Party Purchaser	567
Mall at Bay Plaza Trust Subordinate Companion Loan	180
Mall at Bay Plaza Trust Subordinate Companion Loan REMIC	402, 633
Mall at Bay Plaza Trust Subordinate Companion Loan REMIC Distribution Account	474
Mall at Bay Plaza Trust Subordinate Companion Loan REMIC Regular Interests	633
Mall at Bay Plaza Whole Loan	261
MAS	25
Master Lease	223
Master Servicer Decision	508
Material Defect	456
Maturity Date Balloon Payment	190
MBP Control Eligible Certificates	531
MBP Controlling Class	530
MBP Controlling Class Certificateholder	530
MBP Controlling Class Representative	530
MBP Directing Holder	531
Midland	375
MIFID II	21
MLPA	451
Modification Fees	486
Moody’s	559, 6
Morningstar DBRS	559, 592
Mortgage	181
Mortgage File	451
Mortgage Loan	57
Mortgage Loans	180
Mortgage Note	181
mortgage pool	43
Mortgage Pool	180
Mortgaged Property	181
N
Net Mortgage Rate	413
Net Operating Income	190
New Complaint	381
NFA	652
NFIP	110
NI 33-105	28
Nominal Ownership Interest	204
Non-Control Note	249

667

Non-Controlling Holder	249
Non-Controlling Note Holder	269
Nonrecoverable Advance	468
Non-Serviced AB Whole Loan	249
Non-Serviced Certificate Administrator	249
Non-Serviced Companion Loan	58, 249
Non-Serviced Companion Loans	58
Non-Serviced Custodian	249
Non-Serviced Directing Certificateholder	249
Non-Serviced Master Servicer	250
Non-Serviced Mortgage Loan	58, 250
Non-Serviced Pari Passu Companion Loan	250
Non-Serviced Pari Passu Mortgage Loan	250
Non-Serviced Pari Passu Whole Loan	250
Non-Serviced PSA	250
Non-Serviced Special Servicer	250
Non-Serviced Subordinate Companion Loan	250
Non-Serviced Trustee	250
non-serviced whole loan	58
Non-Serviced Whole Loan	251
Non-Specially Serviced Loan	536
Non-U.S. Person	646
Notional Amount	401
NRA	190
NRSRO	434
NRSRO Certification	437
O
O(#)	191
OCC	291
Occupancy As Of Date	191
Occupancy Rate	190
Offered Certificates	400
OID Regulations	637
OLA	171
Operating Advisor Annual Report	546
Operating Advisor Consultation Event	398
Operating Advisor Consulting Fee	493
Operating Advisor Expenses	494
Operating Advisor Fee	493
Operating Advisor Fee Rate	493
Operating Advisor Standard	546
Operating Advisor Termination Event	550
Operating Advisor Upfront Fee	493
Original Complaint	381
Other Master Servicer	251
Other PSA	251
Other Special Servicer	251

P
P&I Advance	466
P&I Advance Date	466
PACE	128, 247
PAR	328
Par Purchase Price	526
Pari Passu Companion Loan	57
Pari Passu Companion Loans	180
Pari Passu Mortgage Loan	251
Participants	446
Parties in Interest	653
partnership representative	645
Pass-Through Rate	411
Patriot Act	619
Payment Due Date	234, 408
PCR	322, 360, 366
Percentage Interest	402
Periodic Payments	403
Permitted Investments	475
Permitted Special Servicer/Affiliate Fees	493
PILOT Property	230
PIPs	213
PL	295
Plans	653
PLLP	213
PML	295, 310, 360, 7
Pooled Available Funds	403
Pooled Certificateholder	437
pooled certificates	3
Pooled Certificates	400
pooled Class X certificates	4
Pooled Class X Certificates	400
Pooled Excess Prepayment Interest Shortfall	426
Pooled Gain-on-Sale Entitlement Amount	404
Pooled Gain-on-Sale Remittance Amount	404
Pooled Gain-on-Sale Reserve Account	474
Pooled Horizontal Risk Retention Certificates	65, 393, 400
pooled principal balance certificates	4
Pooled Principal Balance Certificates	400
Pooled Realized Loss	428
Pooled Regular Certificates	400
Pooled Securitization	393
Pooled Voting Rights	444
PRASR	150
PRC	24
Preliminary Dispute Resolution Election Notice	579

668

Prepayment Assumption	638
Prepayment Interest Excess	425
Prepayment Interest Shortfall	425
Prepayment Premium	424
Prepayment Provisions	191
Prime Rate	472
Principal Balance Certificates	401
Principal Distribution Amount	415
Principal Shortfall	417
Privileged Information	549
Privileged Information Exception	549
Privileged Person	433
Professional Investors	25
Prohibited Prepayment	426
Promotion of Collective Investment Schemes Exemptions Order	23
Proposed Course of Action	578
Proposed Course of Action Notice	578
Prospectus	25
PSA	400
PSA Party Repurchase Request	578
PTCE	657
PTE	654
Purchase Price	458
Q
Qualification Criteria	299, 369
Qualified Replacement Special Servicer	565
Qualified Substitute Mortgage Loan	459
Qualifying CRE Loan Percentage	394
R
RAC No-Response Scenario	591
Ranger Portfolio	382
Rated Final Distribution Date	425
Rating Agencies	592
Rating Agency Confirmation	592
REA	90
Realized Loss	429
REC	212
Record Date	402
Registration Statement	652
Regular Interestholder	637
Regular Interests	634
Regulation AB	594
Regulatory Agreement	204
Reimbursement Rate	472
Related Proceeds	470
Release Date	239
Relevant Investor	26
Relevant Persons	23

Relief Act	618
Remaining Term to Maturity	192
REMIC	633
REMIC Provisions	633
REO Account	475
REO Loan	418
REO Property	519
Repurchase Request	578
Requesting Certificateholder	580
Requesting Holders	503
Requesting Investor	450
Requesting Party	591
Required Credit Risk Retention Percentage	394
Requirements	619
Residual Certificates	400
Resolution Failure	578
Resolved	578
Restricted Group	655
Restricted Party	549
Retaining Sponsor	393
Review Materials	555
RevPAR	192
Risk Retention Affiliate	549
Risk Retention Affiliated	549
ROFO	222
ROFR	222
Rooms	197
Rule 15Ga-1 Reporting Period	299, 331
Rule 17g-5	437
S
S&P	384, 559, 592, 6
Scheduled Principal Distribution Amount	416
School District	231
School District Agreement	231
SECN	150
Securities Act	593
Securitization Accounts	400, 475
securitizer	341
SEL	295, 310, 360
Senior Certificates	400
Serviced AB Whole Loan	251
Serviced Companion Loan	251
Serviced Mortgage Loan	251
Serviced Pari Passu Companion Loan	251
Serviced Pari Passu Companion Loan Securities	570
Serviced Pari Passu Mortgage Loan	251
Serviced Pari Passu Whole Loan	251
Serviced Subordinate Companion Loan	252

669

Serviced Whole Loan	252
serviced whole loans	57
Servicer Termination Event	568
Servicing Advances	467
Servicing Fee	484
Servicing Fee Rate	484
servicing shift master servicer	58
servicing shift mortgage loan	58
Servicing Shift Mortgage Loan	252
Servicing Shift Operating Advisor	544
servicing shift pooling and servicing agreement	58
Servicing Shift PSA	252
servicing shift securitization date	58
Servicing Shift Securitization Date	252
servicing shift special servicer	58
servicing shift whole loan	58
Servicing Shift Whole Loan	252
Servicing Standard	465
SF	192
SFA	25
SFO	25
SGFC Entities	362
SGNY	362
Similar Law	653
SIPC	652
SMMEA	657
Société Générale	362
Societe Generale Financial Corporation	362
Societe Generale Financial Corporation Data Tape	368
Societe Generale Financial Corporation Deal Team	367
Societe Generale Mortgage Loans	363
Special Servicing Fee	487
Special Servicing Fee Rate	487
Specially Serviced Loans	516
Sq. Ft.	192
Square Feet	192
SR Institutional Investors	151
SR Investor Requirements	151
Startup Day	634
Start-Up Prepayment	237
Stated Principal Balance	417
Structured Product	25
Structuring Assumptions	627
Subject 2024 Computershare CMBS Annual Statement of Compliance	373
Subject Loan	494
Subordinate Certificates	400
Subordinate Companion Loan	57, 252
Subordinate Companion Loans	180
Sub-Servicing Agreement	465

SVB	128
SYCA 2025-WAG Securitization	285
SYCA 2025-WAG TSA	252, 285
T
T-12	192
Term to Maturity	192
Termination Purchase Amount	595
Terms and Conditions	448
Tests	557
third country	151
Third Party Purchaser	393, 394
Threshold Event Collateral	262, 274
Title V	618
Total Operating Expenses	187
Transaction Parties	656
Transition Agreement	391
Transition Period	391
Trimont	387
TRIPRA	112, 11
Trust	371
Trust REMICs	402, 633
trust subordinate companion loan	3, 31
Trust Subordinate Companion Loan	180
Trust Subordinate Companion Loan REMIC Distribution Accounts	474
Trust Subordinate Companion Loan REMIC Regular Interests	634
Trust Subordinate Companion Loan REMICs	402, 634
trust subordinate companion loans	3, 31
Trust Subordinate Companion Loans	180
Trustee	372
TTM	192
U
U.S. Person	646
U/W DSCR	189
U/W Expenses	193
U/W NCF	193
U/W NCF Debt Yield	195
U/W NCF DSCR	189
U/W Net Cash Flow	193
U/W Net Operating Income	196
U/W NOI	196
U/W NOI Debt Yield	196
U/W NOI DSCR	196
U/W Revenues	197
UBS AG	334
UBS AG New York Branch	334
UBS AG New York Branch Data Tape	335

670

UBS AG New York Branch Deal Team	335
UBS AG New York Branch Mortgage Loans	335
UBS Qualification Criteria	337
UBSRES	334
UCC	602
UK	22, 150
UK CRR	151
UK Institutional Investor	151
UK Investor Requirements	150
UK MIFIR	22
UK MIFIR Product Governance Rules	22
UK PRIIPS Regulation	22
UK Professional Client	22
UK Prospectus Regulation	22
UK Qualified Investor	22
UK Retail Investor	22
UK Securitization Framework	150
Underwriter Entities	137
Underwriting Agreement	649
Underwritten Debt Service Coverage Ratio	189
Underwritten Economic Occupancy	192
Underwritten Expenses	193
Underwritten NCF	193
Underwritten NCF Debt Yield	195
Underwritten Net Cash Flow	193
Underwritten Net Cash Flow Debt Service Coverage Ratio	189
Underwritten Net Operating Income	196
Underwritten Net Operating Income Debt Service Coverage Ratio	196
Underwritten NOI	196
Underwritten NOI Debt Yield	196
Underwritten Revenues	197
Units	197
Unscheduled Principal Distribution Amount	416
Unsolicited Information	557
Upper-Tier REMIC	402, 633
V
Volcker Rule	178
Voting Rights	444
W
WAC Rate	413
Wachovia Bank	291
Walgreens Portfolio Notes	284
Walgreens Retail Mortgaged Properties	285
Walgreens Retail Portfolio A Notes	284

Walgreens Retail Portfolio B Notes	284
Walgreens Retail Portfolio Certificate Registrar	288
Walgreens Retail Portfolio Co-Lender Agreement	285
Walgreens Retail Portfolio Companion Loans	285
Walgreens Retail Portfolio Consultation Termination Event	287
Walgreens Retail Portfolio Directing Holder	287
Walgreens Retail Portfolio Master Servicer	286
Walgreens Retail Portfolio Mortgage Loan	285
Walgreens Retail Portfolio Non-Standalone Pari Passu Companion Loans	285
Walgreens Retail Portfolio Pari Passu Companion Loans	285
Walgreens Retail Portfolio Special Servicer	286
Walgreens Retail Portfolio Standalone Companion Loans	285
Walgreens Retail Portfolio Standalone Pari Passu Companion Loans	285
Walgreens Retail Portfolio Subordinate Companion Loans	285
Walgreens Retail Portfolio Whole Loan	285
Weighted Average Interest Rate	197
Weighted Averages	198
Wells Fargo	372
Wells Fargo Bank	290, 372
Wells Fargo Bank Data Tape	298
Wells Fargo Bank Deal Team	297
WFCM 2025-5C6 PSA	252
WHGA	204
Whole Loan	57, 180
Withheld Amounts	473
Workout Fee	488
Workout Fee Rate	488
Workout-Delayed Reimbursement Amount	471
Y
Yield Maintenance Charge	424
YM(#)	192
YM@%(#)	192
Z
ZBNA	304

671

ZBNA Data Tape	305
ZBNA Mortgage Loans	304, 305

ZBNA Review Team	305

672

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	9.1%	100.0%	JPMCB	JPMCB	NAP	NAP	200 Baychester Avenue
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	9.1%	100.0%	ZBNA	ZBNA	NAP	NAP	1203 Germantown Avenue
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	7.8%	100.0%	BSPRT	BSPRT	NAP	NAP	1 & 11 Martine Avenue, 34 South Lexington Avenue and 50 Main Street
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	7.8%		WFB	WFB	NAP	NAP	Various
4.001	Property		1	5712 Old River	0.5%	6.8%					4230 North Farm to Market 565 Road
4.002	Property		1	5710 Houston	0.5%	6.6%					7705 McHard Road
4.003	Property		1	5720 Port St Lucie	0.5%	6.6%					2140 Southwest Gatlin Boulevard
4.004	Property		1	5704 Taylor	0.5%	6.4%					3706 North Main Street
4.005	Property		1	5705 Pflugerville	0.5%	6.3%					13601 Dessau Road
4.006	Property		1	5703 Georgetown	0.4%	5.2%					3901 Shell Road
4.007	Property		1	5719 Palmetto	0.4%	5.0%					5310 US Highway 41 North
4.008	Property		1	5707 Tomball	0.4%	4.6%					24210 Hufsmith Kohrville Road
4.009	Property		1	5721 Summerfield	0.4%	4.6%					15855 US Highway 441
4.010	Property		1	5716 Broken Arrow	0.4%	4.6%					19451 East 51st Street South
4.011	Property		1	5706 Georgetown	0.3%	4.4%					2701 Farm to Market Road 1460
4.012	Property		1	5708 Cypress	0.3%	4.4%					21300 Northwest Freeway
4.013	Property		1	5718 Hudson	0.3%	4.3%					9406 Fulton Avenue
4.014	Property		1	5709 Katy	0.3%	4.2%					18860 West Little York Road
4.015	Property		1	5711 Houston	0.3%	3.8%					10801 Sabo Road
4.016	Property		1	5700 San Antonio	0.3%	3.8%					14130 Old Farm to Market 471 West
4.017	Property		1	5713 Edmond	0.3%	3.4%					14333 North Santa Fe Avenue
4.018	Property		1	5714 Moore	0.3%	3.3%					820 Northwest 27th Street
4.019	Property		1	5701 San Antonio	0.3%	3.3%					7007 Walzem Road
4.020	Property		1	5702 Liberty Hill	0.2%	3.1%					400 North US Highway 183
4.021	Property		1	5715 Catoosa	0.2%	2.9%					2861 North Highway 66
4.022	Property		1	5717 Broken Arrow	0.2%	2.5%					7121 South 297th East Avenue
5.000	Loan	5, 40, 41	1	Empire Mall	7.8%	100.0%	WFB	WFB	NAP	NAP	5000 West Empire Place Mall
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	7.5%	100.0%	WFB	WFB	Group 2	NAP	100 North Atlantic Avenue
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	6.5%		UBS AG	UBS AG	Group 1	NAP	Various
7.001	Property		1	825 Morton Street	0.1%	1.2%					825 Morton Street
7.002	Property		1	505 Avenue Hostos	0.1%	1.1%					505 Avenue Hostos
7.003	Property		1	2000 West Whittier Boulevard	0.1%	0.9%					2000 West Whittier Boulevard
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2	0.1%	0.8%					1000 Avenue Ramon Luis Rivera Suite 2
7.005	Property		1	2321 Hawthorne Boulevard	0.1%	0.8%					2321 Hawthorne Boulevard
7.006	Property		1	6701 Miller Drive	0.1%	0.8%					6701 Miller Drive
7.007	Property		1	3480 Avenue Militar	0.0%	0.8%					3480 Avenue Militar
7.008	Property		1	102 Washington Street	0.0%	0.8%					102 Washington Street
7.009	Property		1	1726 Superior Avenue	0.0%	0.8%					1726 Superior Avenue
7.010	Property		1	1046 Yonkers Avenue	0.0%	0.7%					1046 Yonkers Avenue
7.011	Property		1	1372 North Milwaukee Avenue	0.0%	0.7%					1372 North Milwaukee Avenue
7.012	Property		1	2916 East Fletcher Avenue	0.0%	0.7%					2916 East Fletcher Avenue
7.013	Property		1	5000 Park Boulevard	0.0%	0.7%					5000 Park Boulevard
7.014	Property		1	350 Carretera 830	0.0%	0.7%					350 Carretera 830
7.015	Property		1	3605 East Thomas Road	0.0%	0.7%					3605 East Thomas Road
7.016	Property		1	135 South Kamehameha Highway	0.0%	0.7%					135 South Kamehameha Highway
7.017	Property		1	45 Court Street	0.0%	0.7%					45 Court Street
7.018	Property		1	6390 North State Road 7	0.0%	0.7%					6390 North State Road 7
7.019	Property		1	3802 Cedar Springs Road	0.0%	0.7%					3802 Cedar Springs Road
7.020	Property		1	477 Carretera 3	0.0%	0.7%					477 Carretera 3
7.021	Property		1	14102 Ramona Boulevard	0.0%	0.7%					14102 Ramona Boulevard
7.022	Property		1	3400 Boulder Highway	0.0%	0.7%					3400 Boulder Highway
7.023	Property		1	550 Carretera #167 Plaza	0.0%	0.6%					550 Carretera #167 Plaza
7.024	Property		1	825 Beal Parkway North	0.0%	0.6%					825 Beal Parkway North
7.025	Property		1	392 Bedford Street	0.0%	0.6%					392 Bedford Street
7.026	Property		1	305 North Breed Street	0.0%	0.6%					305 North Breed Street
7.027	Property		1	4747 Golden Gate Parkway	0.0%	0.6%					4747 Golden Gate Parkway
7.028	Property		1	3646 North Broadway Street	0.0%	0.6%					3646 North Broadway Street
7.029	Property		1	500 Settlers Landing Road	0.0%	0.6%					500 Settlers Landing Road
7.030	Property		1	340 Flanders Road	0.0%	0.6%					340 Flanders Road
7.031	Property		1	3001 Foothill Boulevard	0.0%	0.6%					3001 Foothill Boulevard
7.032	Property		1	800 West Bay Drive	0.0%	0.6%					800 West Bay Drive
7.033	Property		1	1180 French Road	0.0%	0.6%					1180 French Road
7.034	Property		1	5601 North Hiawassee Road	0.0%	0.6%					5601 North Hiawassee Road
7.035	Property		1	2251 North Semoran Boulevard	0.0%	0.6%					2251 North Semoran Boulevard
7.036	Property		1	10 Prospect Street	0.0%	0.6%					10 Prospect Street
7.037	Property		1	430 Spencerport Road	0.0%	0.6%					430 Spencerport Road
7.038	Property		1	709 West Union Street	0.0%	0.6%					709 West Union Street
7.039	Property		1	5434 Highway 78	0.0%	0.6%					5434 Highway 78
7.040	Property		1	2595 East Bidwell Street	0.0%	0.6%					2595 East Bidwell Street
7.041	Property		1	1587 North Courtenay Parkway	0.0%	0.6%					1587 North Courtenay Parkway
7.042	Property		1	700 Waiale Road	0.0%	0.6%					700 Waiale Road
7.043	Property		1	82955 Avenue 48 Building B	0.0%	0.6%					82955 Avenue 48 Building B
7.044	Property		1	4501 Airline Drive	0.0%	0.6%					4501 Airline Drive
7.045	Property		1	12184 Palmdale Road	0.0%	0.6%					12184 Palmdale Road
7.046	Property		1	102 West Vandalia Street	0.0%	0.6%					102 West Vandalia Street
7.047	Property		1	10121 Seminole Boulevard	0.0%	0.6%					10121 Seminole Boulevard
7.048	Property		1	1 East Ogden Avenue	0.0%	0.6%					1 East Ogden Avenue

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address
7.049	Property		1	1217 West Jefferson Street	0.0%	0.6%					1217 West Jefferson Street
7.050	Property		1	2913 Mahan Drive	0.0%	0.6%					2913 Mahan Drive
7.051	Property		1	1120 Tamiami Trail North	0.0%	0.6%					1120 Tamiami Trail North
7.052	Property		1	3909 Highway 90	0.0%	0.6%					3909 Highway 90
7.053	Property		1	1520 West Fullerton Avenue	0.0%	0.6%					1520 West Fullerton Avenue
7.054	Property		1	3450 West Dunlap Avenue	0.0%	0.6%					3450 West Dunlap Avenue
7.055	Property		1	10152 Lake June Road	0.0%	0.6%					10152 Lake June Road
7.056	Property		1	500 Howland Boulevard	0.0%	0.6%					500 Howland Boulevard
7.057	Property		1	5903 South Orange Blossom Trail	0.0%	0.6%					5903 South Orange Blossom Trail
7.058	Property		1	1202 Pine Avenue	0.0%	0.6%					1202 Pine Avenue
7.059	Property		1	7001 Route 130	0.0%	0.6%					7001 Route 130
7.060	Property		1	389 Johnnie Dodds Boulevard	0.0%	0.6%					389 Johnnie Dodds Boulevard
7.061	Property		1	100 Calle Colina Real	0.0%	0.5%					100 Calle Colina Real
7.062	Property		1	1919 Fruitridge Road	0.0%	0.5%					1919 Fruitridge Road
7.063	Property		1	13470 Northwest Cornell Road	0.0%	0.5%					13470 Northwest Cornell Road
7.064	Property		1	9150 Devlin Road	0.0%	0.5%					9150 Devlin Road
7.065	Property		1	29030 Northwestern Highway	0.0%	0.5%					29030 Northwestern Highway
7.066	Property		1	9320 Lackland Road	0.0%	0.5%					9320 Lackland Road
7.067	Property		1	735 South Salisbury Boulevard	0.0%	0.5%					735 South Salisbury Boulevard
7.068	Property		1	886 Ritter Drive	0.0%	0.5%					886 Ritter Drive
7.069	Property		1	11085 Cathell Road Suite 100	0.0%	0.5%					11085 Cathell Road Suite 100
7.070	Property		1	10 East Highway North	0.0%	0.5%					10 East Highway North
7.071	Property		1	105 Julington Plaza Drive	0.0%	0.5%					105 Julington Plaza Drive
7.072	Property		1	1302 Clarkson Clayton Center	0.0%	0.5%					1302 Clarkson Clayton Center
7.073	Property		1	2611 East Oakland Avenue	0.0%	0.5%					2611 East Oakland Avenue
7.074	Property		1	13 North Black Horse Pike	0.0%	0.5%					13 North Black Horse Pike
7.075	Property		1	2711 Metropolitan Parkway Southwest	0.0%	0.5%					2711 Metropolitan Parkway Southwest
7.076	Property		1	1671 East Main Street	0.0%	0.5%					1671 East Main Street
7.077	Property		1	577 Meadow Street	0.0%	0.5%					577 Meadow Street
7.078	Property		1	11010 Bloomingdale Avenue	0.0%	0.5%					11010 Bloomingdale Avenue
7.079	Property		1	3800 Tippecanoe Road	0.0%	0.5%					3800 Tippecanoe Road
7.080	Property		1	6401 Frederick Road	0.0%	0.5%					6401 Frederick Road
7.081	Property		1	1701 William Flynn Highway	0.0%	0.5%					1701 William Flynn Highway
7.082	Property		1	303 Main Street	0.0%	0.5%					303 Main Street
7.083	Property		1	3501 Unique Circle	0.0%	0.5%					3501 Unique Circle
7.084	Property		1	118 West Constance Road	0.0%	0.5%					118 West Constance Road
7.085	Property		1	7304 Louetta Road	0.0%	0.5%					7304 Louetta Road
7.086	Property		1	1775 Eureka Way	0.0%	0.5%					1775 Eureka Way
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio	0.0%	0.5%					Carretera Principal #2 Kilometer 93.7 Barrio
7.088	Property		1	654 Cassat Avenue	0.0%	0.5%					654 Cassat Avenue
7.089	Property		1	2040 South Mariposa Road	0.0%	0.5%					2040 South Mariposa Road
7.090	Property		1	901 Memorial Drive	0.0%	0.5%					901 Memorial Drive
7.091	Property		1	316 Broadway	0.0%	0.5%					316 Broadway
7.092	Property		1	4765 Redan Road	0.0%	0.5%					4765 Redan Road
7.093	Property		1	1000 Dallas Cherryville Highway	0.0%	0.5%					1000 Dallas Cherryville Highway
7.094	Property		1	3001 Tamiami Trail	0.0%	0.5%					3001 Tamiami Trail
7.095	Property		1	22380 Moross Road	0.0%	0.5%					22380 Moross Road
7.096	Property		1	4620 Lincolnway East	0.0%	0.5%					4620 Lincolnway East
7.097	Property		1	7235 West 10th Street	0.0%	0.5%					7235 West 10th Street
7.098	Property		1	1829 Ridgewood Avenue	0.0%	0.5%					1829 Ridgewood Avenue
7.099	Property		1	566 Denny Way	0.0%	0.5%					566 Denny Way
7.100	Property		1	1003 North Main Street	0.0%	0.5%					1003 North Main Street
7.101	Property		1	1210 Kingwood Drive	0.0%	0.5%					1210 Kingwood Drive
7.102	Property		1	43200 State Highway 74	0.0%	0.5%					43200 State Highway 74
7.103	Property		1	1321 Oxford Street	0.0%	0.5%					1321 Oxford Street
7.104	Property		1	100 North White Horse Pike	0.0%	0.5%					100 North White Horse Pike
7.105	Property		1	35279 Vine Street	0.0%	0.5%					35279 Vine Street
7.106	Property		1	100 Rhode Island Avenue	0.0%	0.5%					100 Rhode Island Avenue
7.107	Property		1	5575 Byron Center Avenue Southwest	0.0%	0.4%					5575 Byron Center Avenue Southwest
7.108	Property		1	3150 South Seneca Street	0.0%	0.4%					3150 South Seneca Street
7.109	Property		1	8300 Wilcrest Drive	0.0%	0.4%					8300 Wilcrest Drive
7.110	Property		1	1816 Franklin Street	0.0%	0.4%					1816 Franklin Street
7.111	Property		1	1500 South Irby Street	0.0%	0.4%					1500 South Irby Street
7.112	Property		1	5225 North 90th Street	0.0%	0.4%					5225 North 90th Street
7.113	Property		1	705 South State Street	0.0%	0.4%					705 South State Street
7.114	Property		1	703 East Main Street	0.0%	0.4%					703 East Main Street
7.115	Property		1	2575 Northeast Highway 70	0.0%	0.4%					2575 Northeast Highway 70
7.116	Property		1	1410 South US Highway 27	0.0%	0.4%					1410 South US Highway 27
7.117	Property		1	605 North Avenue	0.0%	0.4%					605 North Avenue
7.118	Property		1	25 Burke Boulevard	0.0%	0.4%					25 Burke Boulevard
7.119	Property		1	9819 Commercial Way	0.0%	0.4%					9819 Commercial Way
7.120	Property		1	226 North Halleck Street	0.0%	0.4%					226 North Halleck Street
7.121	Property		1	6906 University Boulevard	0.0%	0.4%					6906 University Boulevard
7.122	Property		1	2609 East Main Street	0.0%	0.4%					2609 East Main Street
7.123	Property		1	550 West Dixie Avenue	0.0%	0.4%					550 West Dixie Avenue
7.124	Property		1	201 Pacific Avenue	0.0%	0.4%					201 Pacific Avenue
7.125	Property		1	615 Love Avenue	0.0%	0.4%					615 Love Avenue
7.126	Property		1	13551 McGregor Boulevard	0.0%	0.4%					13551 McGregor Boulevard
7.127	Property		1	102 Russell Parkway	0.0%	0.4%					102 Russell Parkway
7.128	Property		1	1520 South McColl Road	0.0%	0.4%					1520 South McColl Road
7.129	Property		1	835 Park Avenue	0.0%	0.4%					835 Park Avenue

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address
7.130	Property		1	4 East League Street	0.0%	0.4%					4 East League Street
7.131	Property		1	13060 Adams Road	0.0%	0.4%					13060 Adams Road
7.132	Property		1	112 Rockingham Street	0.0%	0.4%					112 Rockingham Street
7.133	Property		1	302 South Oregon Street	0.0%	0.4%					302 South Oregon Street
7.134	Property		1	300 Greene Street	0.0%	0.4%					300 Greene Street
7.135	Property		1	129 Clifty Drive	0.0%	0.4%					129 Clifty Drive
7.136	Property		1	308 North Main Street	0.0%	0.4%					308 North Main Street
7.137	Property		1	7916 Winchester Avenue	0.0%	0.4%					7916 Winchester Avenue
7.138	Property		1	13053 Cortez Boulevard	0.0%	0.4%					13053 Cortez Boulevard
7.139	Property		1	2117 South Byron Butler Parkway	0.0%	0.4%					2117 South Byron Butler Parkway
7.140	Property		1	2 West Route 130 North	0.0%	0.4%					2 West Route 130 North
7.141	Property		1	105 Carretera 31	0.0%	0.4%					105 Carretera 31
7.142	Property		1	388 Uvalde Road	0.0%	0.4%					388 Uvalde Road
7.143	Property		1	400 West Fairchild Street	0.0%	0.4%					400 West Fairchild Street
7.144	Property		1	4201 13th Avenue South	0.0%	0.4%					4201 13th Avenue South
7.145	Property		1	2601 Highway 90	0.0%	0.4%					2601 Highway 90
7.146	Property		1	15 South Main Street	0.0%	0.4%					15 South Main Street
7.147	Property		1	2504 Eastchester Road	0.0%	0.4%					2504 Eastchester Road
7.148	Property		1	319 South Broad Street	0.0%	0.4%					319 South Broad Street
7.149	Property		1	2400 Atlantic Avenue	0.0%	0.4%					2400 Atlantic Avenue
7.150	Property		1	503 Battle Street East	0.0%	0.4%					503 Battle Street East
7.151	Property		1	933 Blackburn Avenue	0.0%	0.4%					933 Blackburn Avenue
7.152	Property		1	101 East Sandusky Avenue	0.0%	0.4%					101 East Sandusky Avenue
7.153	Property		1	125 North Main Street	0.0%	0.4%					125 North Main Street
7.154	Property		1	515 East Central Avenue	0.0%	0.4%					515 East Central Avenue
7.155	Property		1	7628 Penn Avenue	0.0%	0.4%					7628 Penn Avenue
7.156	Property		1	1285 South Mission Road	0.0%	0.4%					1285 South Mission Road
7.157	Property		1	566 Union Street	0.0%	0.4%					566 Union Street
7.158	Property		1	2123 East Columbus Drive	0.0%	0.4%					2123 East Columbus Drive
7.159	Property		1	4400 University Boulevard East	0.0%	0.4%					4400 University Boulevard East
7.160	Property		1	1410 East Shotwell Street	0.0%	0.4%					1410 East Shotwell Street
7.161	Property		1	602 Peterson Avenue South	0.0%	0.4%					602 Peterson Avenue South
7.162	Property		1	3892 Atlanta Highway	0.0%	0.4%					3892 Atlanta Highway
7.163	Property		1	100 Elba Highway	0.0%	0.4%					100 Elba Highway
7.164	Property		1	1013 11th Street	0.0%	0.4%					1013 11th Street
7.165	Property		1	901 North Main Street	0.0%	0.4%					901 North Main Street
7.166	Property		1	814 East Main Street	0.0%	0.4%					814 East Main Street
7.167	Property		1	5115 West Capitol Drive	0.0%	0.4%					5115 West Capitol Drive
7.168	Property		1	528 West Tennessee Avenue	0.0%	0.4%					528 West Tennessee Avenue
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie	0.0%	0.4%					2101 Ashmun Street Sault Sainte Marie
7.170	Property		1	355 Highway 441 South	0.0%	0.4%					355 Highway 441 South
7.171	Property		1	5100 Dixie Highway	0.0%	0.4%					5100 Dixie Highway
7.172	Property		1	483 West Bockman Way	0.0%	0.4%					483 West Bockman Way
7.173	Property		1	1673 West State Highway 100	0.0%	0.4%					1673 West State Highway 100
7.174	Property		1	311 Pelham Road South	0.0%	0.4%					311 Pelham Road South
7.175	Property		1	109 East Doctor Hicks Boulevard	0.0%	0.4%					109 East Doctor Hicks Boulevard
7.176	Property		1	100 Rosedale Road	0.0%	0.4%					100 Rosedale Road
7.177	Property		1	140 North Carolina Highway 102 West	0.0%	0.4%					140 North Carolina Highway 102 West
7.178	Property		1	109 South Van Buren Road	0.0%	0.3%					109 South Van Buren Road
7.179	Property		1	501 North Street	0.0%	0.3%					501 North Street
7.180	Property		1	2008 South 5th Street	0.0%	0.3%					2008 South 5th Street
7.181	Property		1	2040 Douglas Avenue	0.0%	0.3%					2040 Douglas Avenue
7.182	Property		1	802 East Cloverland Drive	0.0%	0.3%					802 East Cloverland Drive
7.183	Property		1	127 West Columbia Avenue	0.0%	0.3%					127 West Columbia Avenue
7.184	Property		1	2770 West Broad Street	0.0%	0.3%					2770 West Broad Street
7.185	Property		1	747 Highway 1 South	0.0%	0.3%					747 Highway 1 South
7.186	Property		1	212 North Main Street	0.0%	0.3%					212 North Main Street
7.187	Property		1	955 Carretera 891	0.0%	0.3%					955 Carretera 891
7.188	Property		1	1215 16th Street	0.0%	0.3%					1215 16th Street
7.189	Property		1	633 North Main Street	0.0%	0.3%					633 North Main Street
7.190	Property		1	24590 Lorain Road	0.0%	0.3%					24590 Lorain Road
7.191	Property		1	33495 Highway 43	0.0%	0.3%					33495 Highway 43
7.192	Property		1	412 Pawnee Street	0.0%	0.3%					412 Pawnee Street
7.193	Property		1	1004 West Commerce	0.0%	0.3%					1004 West Commerce
7.194	Property		1	1214 Grand Caillou Road	0.0%	0.3%					1214 Grand Caillou Road
7.195	Property		1	1305 West Cherokee Street	0.0%	0.3%					1305 West Cherokee Street
7.196	Property		1	1101 Myers Avenue	0.0%	0.3%					1101 Myers Avenue
7.197	Property		1	200 Highway 145 North	0.0%	0.3%					200 Highway 145 North
7.198	Property		1	50 South Main Street	0.0%	0.2%					50 South Main Street
7.199	Property		1	533 South Lincoln Avenue	0.0%	0.2%					533 South Lincoln Avenue
7.200	Property		1	103 North Gateway Avenue	0.0%	0.2%					103 North Gateway Avenue
7.201	Property		1	1380 North Pleasants Highway	0.0%	0.2%					1380 North Pleasants Highway
7.202	Property		1	380 General Daniel Avenue North	0.0%	0.2%					380 General Daniel Avenue North
7.203	Property		1	619 Chestnut Street	0.0%	0.2%					619 Chestnut Street
7.204	Property		1	337 Main Street	0.0%	0.2%					337 Main Street
7.205	Property		1	31 Big Hill Drive	0.0%	0.2%					31 Big Hill Drive
7.206	Property		1	310 Story Street	0.0%	0.2%					310 Story Street
7.207	Property		1	9485 Highway 805	0.0%	0.1%					9485 Highway 805
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	6.0%		ZBNA	ZBNA	NAP	NAP	Various
8.001	Property		1	2911 Brighton 5th Street	1.5%	25.1%					2911 Brighton 5th Street
8.002	Property		1	1302 Newkirk Avenue	1.4%	23.8%					1302 Newkirk Avenue
8.003	Property		1	6309 Bay Parkway	1.4%	23.0%					6309 Bay Parkway

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address
8.004	Property		1	230 73rd Street	0.9%	15.3%					230 73rd Street
8.005	Property		1	9302 Ridge Boulevard	0.8%	12.8%					9302 Ridge Boulevard
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	4.5%	100.0%	UBS AG	UBS AG	NAP	NAP	1 Crossgates Mall Road
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	3.2%		CREFI	CREFI	NAP	NAP	Various
10.001	Property		1	Cedarbrook Apartments	1.8%	55.0%					1860 Boulevard De Province
10.002	Property		1	Oak Lane Apartments	1.5%	45.0%					11440 and 11445 Bard Avenue
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	3.0%		CREFI	CREFI	NAP	NAP	Various
11.001	Property		1	The Hermitage	1.3%	43.5%					400 Highland Terrace
11.002	Property		1	The Eagle	0.5%	15.7%					182 North Arlington Avenue
11.003	Property		1	The Allure	0.4%	13.4%					70-74 South Arlington Avenue
11.004	Property		1	The Eminence	0.3%	10.7%					139 Halsted Street
11.005	Property		1	The Grove	0.3%	9.3%					67 Lenox Avenue
11.006	Property		1	The Oaks	0.2%	7.4%					10 Summit Street
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	3.0%	100.0%	GSBI	GSMC	NAP	NAP	1850 North Central Avenue
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	2.9%	100.0%	CREFI	CREFI	NAP	NAP	1233 Eastern Parkway
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	2.9%	100.0%	JPMCB	JPMCB	NAP	NAP	324 South Service Road
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	2.6%	100.0%	UBS AG/WFB	UBS AG/WFB	Group 1	NAP	60-80 International Drive
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	2.6%	100.0%	GSBI	GSMC	NAP	NAP	117 Hospital Road
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	2.3%	100.0%	CREFI	CREFI	NAP	NAP	268-274 Sullivan Place
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	1.9%		SGFC	SGFC	NAP	NAP	Various
18.001	Property		1	Village at Barkley Landing	0.7%	38.4%					450 Barkley Landing Drive
18.002	Property		1	Ashton View Apartments	0.7%	38.4%					169 & 200 Barkley Landing Drive
18.003	Property		1	Jack Allen Apartments	0.4%	23.1%					160 Wilson Avenue
19.000	Loan		1	5225 Telegraph	1.9%	100.0%	CREFI	CREFI	NAP	NAP	5225 Telegraph Road
20.000	Loan	94, 95, 96	1	1700 Jerome	1.6%	100.0%	CREFI	CREFI	NAP	NAP	1700 Jerome Avenue
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	1.4%	100.0%	SGFC	SGFC	NAP	NAP	2802 Frederick Douglas Boulevard
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	1.4%	100.0%	JPMCB	JPMCB	Group 2	NAP	1350 Walt Whitman Road
23.000	Loan	107	2	ClimaStor Portfolio	1.4%		WFB	WFB	NAP	NAP	Various
23.001	Property		1	ClimaStora 6	1.0%	68.1%					7355 Perkins Road
23.002	Property		1	ClimaStora 7	0.5%	31.9%					5252 Mancuso Lane
24.000	Loan	108, 109	1	Urbane 424	1.0%	100.0%	WFB	WFB	NAP	NAP	424 North 3rd Street
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	0.8%	100.0%	ZBNA	ZBNA	NAP	NAP	131 East McCullough Drive

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	The Bronx	Bronx	NY	10475	Retail	Super Regional Mall	2014	NAP
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	Philadelphia	Philadelphia	PA	19122	Multifamily	Mid Rise	2017, 2020, 2022	NAP
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	White Plains	Westchester	NY	10606	Mixed Use	Multifamily/Office	1985-1987	2000, 2020-2025
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	Various	Various	Various	Various	Self Storage	Self Storage	Various	Various
4.001	Property		1	5712 Old River	Old River-Winfree	Chambers	TX	77523	Self Storage	Self Storage	2016	2020
4.002	Property		1	5710 Houston	Houston	Fort Bend	TX	77053	Self Storage	Self Storage	2011	2020
4.003	Property		1	5720 Port St Lucie	Port St. Lucie	St. Lucie	FL	34953	Self Storage	Self Storage	1995	2020
4.004	Property		1	5704 Taylor	Taylor	Williamson	TX	76574	Self Storage	Self Storage	1997	2019
4.005	Property		1	5705 Pflugerville	Pflugerville	Travis	TX	78660	Self Storage	Self Storage	2016	2018
4.006	Property		1	5703 Georgetown	Georgetown	Williamson	TX	78628	Self Storage	Self Storage	2015	2017
4.007	Property		1	5719 Palmetto	Palmetto	Manatee	FL	34221	Self Storage	Self Storage	1988, 1989, 1994, 2018, 2019	NAP
4.008	Property		1	5707 Tomball	Tomball	Harris	TX	77375	Self Storage	Self Storage	2011	NAP
4.009	Property		1	5721 Summerfield	Summerfield	Marion	FL	34491	Self Storage	Self Storage	2018	NAP
4.010	Property		1	5716 Broken Arrow	Broken Arrow	Wagoner	OK	74014	Self Storage	Self Storage	2008	NAP
4.011	Property		1	5706 Georgetown	Georgetown	Williamson	TX	78626	Self Storage	Self Storage	2016	2019
4.012	Property		1	5708 Cypress	Cypress	Harris	TX	77429	Self Storage	Self Storage	2004	NAP
4.013	Property		1	5718 Hudson	Hudson	Pasco	FL	34667	Self Storage	Self Storage	2008	NAP
4.014	Property		1	5709 Katy	Katy	Harris	TX	77449	Self Storage	Self Storage	2016	2018
4.015	Property		1	5711 Houston	Houston	Harris	TX	77089	Self Storage	Self Storage	2004	2019
4.016	Property		1	5700 San Antonio	San Antonio	Bexar	TX	78253	Self Storage	Self Storage	2006	2019
4.017	Property		1	5713 Edmond	Edmond	Oklahoma	OK	73013	Self Storage	Self Storage	2006	2016
4.018	Property		1	5714 Moore	Moore	Cleveland	OK	73160	Self Storage	Self Storage	2011	2016
4.019	Property		1	5701 San Antonio	San Antonio	Bexar	TX	78239	Self Storage	Self Storage	2016	NAP
4.020	Property		1	5702 Liberty Hill	Liberty Hill	Williamson	TX	78642	Self Storage	Self Storage	2016	NAP
4.021	Property		1	5715 Catoosa	Catoosa	Rogers	OK	74015	Self Storage	Self Storage	2004	2019
4.022	Property		1	5717 Broken Arrow	Broken Arrow	Wagoner	OK	74014	Self Storage	Self Storage	2001	2004, 2008, 2011
5.000	Loan	5, 40, 41	1	Empire Mall	Sioux Falls	Minnehaha	SD	57106	Retail	Super Regional Mall	1974	2013
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	Daytona Beach	Volusia	FL	32118	Hospitality	Full Service	1988	2005, 2017
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	Various	Various	Various	Various	Retail	Single Tenant	Various	Various
7.001	Property		1	825 Morton Street	Boston	Suffolk	MA	02126	Retail	Single Tenant	1993	NAP
7.002	Property		1	505 Avenue Hostos	Mayaguez	NAP	PR	00680	Retail	Single Tenant	2006	NAP
7.003	Property		1	2000 West Whittier Boulevard	La Habra	Orange	CA	90631	Retail	Single Tenant	2000	NAP
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2	Bayamon	NAP	PR	00960	Retail	Single Tenant	2000	NAP
7.005	Property		1	2321 Hawthorne Boulevard	Redondo Beach	Los Angeles	CA	90278	Retail	Single Tenant	2011	NAP
7.006	Property		1	6701 Miller Drive	Miami	Miami-Dade	FL	33155	Retail	Single Tenant	2010	2011
7.007	Property		1	3480 Avenue Militar	Isabela	NAP	PR	00662	Retail	Single Tenant	2014	NAP
7.008	Property		1	102 Washington Street	New Britain	Hartford	CT	06051	Retail	Single Tenant	2003	NAP
7.009	Property		1	1726 Superior Avenue	Costa Mesa	Orange	CA	92627	Retail	Single Tenant	2016	NAP
7.010	Property		1	1046 Yonkers Avenue	Yonkers	Westchester	NY	10704	Retail	Single Tenant	2007	NAP
7.011	Property		1	1372 North Milwaukee Avenue	Chicago	Cook	IL	60622	Retail	Single Tenant	1969	NAP
7.012	Property		1	2916 East Fletcher Avenue	Tampa	Hillsborough	FL	33612	Retail	Single Tenant	2011	NAP
7.013	Property		1	5000 Park Boulevard	Wildwood	Cape May	NJ	08260	Retail	Single Tenant	2005	NAP
7.014	Property		1	350 Carretera 830	Bayamon	NAP	PR	00957	Retail	Single Tenant	2004	NAP
7.015	Property		1	3605 East Thomas Road	Phoenix	Maricopa	AZ	85018	Retail	Single Tenant	1999	NAP
7.016	Property		1	135 South Kamehameha Highway	Wahiawa	Honolulu	HI	96786	Retail	Single Tenant	2012	NAP
7.017	Property		1	45 Court Street	Laconia	Belknap	NH	03246	Retail	Single Tenant	2010	NAP
7.018	Property		1	6390 North State Road 7	Coconut Creek	Broward	FL	33073	Retail	Single Tenant	2007	NAP
7.019	Property		1	3802 Cedar Springs Road	Dallas	Dallas	TX	75219	Retail	Single Tenant	2003	2008
7.020	Property		1	477 Carretera 3	Humacao	NAP	PR	00791	Retail	Single Tenant	2004	NAP
7.021	Property		1	14102 Ramona Boulevard	Baldwin Park	Los Angeles	CA	91706	Retail	Single Tenant	2009	NAP
7.022	Property		1	3400 Boulder Highway	Las Vegas	Clark	NV	89121	Retail	Single Tenant	1998	NAP
7.023	Property		1	550 Carretera #167 Plaza	Bayamon	NAP	PR	00959	Retail	Single Tenant	2007	NAP
7.024	Property		1	825 Beal Parkway North	Fort Walton Beach	Okaloosa	FL	32547	Retail	Single Tenant	2000	NAP
7.025	Property		1	392 Bedford Street	Whitman	Plymouth	MA	02382	Retail	Single Tenant	2007	NAP
7.026	Property		1	305 North Breed Street	Los Angeles	Los Angeles	CA	90033	Retail	Single Tenant	2012	NAP
7.027	Property		1	4747 Golden Gate Parkway	Naples	Collier	FL	34116	Retail	Single Tenant	2008	NAP
7.028	Property		1	3646 North Broadway Street	Chicago	Cook	IL	60613	Retail	Single Tenant	1932	1982
7.029	Property		1	500 Settlers Landing Road	Hampton	Hampton	VA	23669	Retail	Single Tenant	2012	NAP
7.030	Property		1	340 Flanders Road	East Lyme	New London	CT	06333	Retail	Single Tenant	2006	NAP
7.031	Property		1	3001 Foothill Boulevard	La Crescenta	Los Angeles	CA	91214	Retail	Single Tenant	2009	NAP
7.032	Property		1	800 West Bay Drive	Largo	Pinellas	FL	33770	Retail	Single Tenant	2000	NAP
7.033	Property		1	1180 French Road	Cheektowaga	Erie	NY	14227	Retail	Single Tenant	2010	NAP
7.034	Property		1	5601 North Hiawassee Road	Orlando	Orange	FL	32818	Retail	Single Tenant	2003	NAP
7.035	Property		1	2251 North Semoran Boulevard	Orlando	Orange	FL	32807	Retail	Single Tenant	2009	NAP
7.036	Property		1	10 Prospect Street	Jamestown	Chautauqua	NY	14701	Retail	Single Tenant	2007	NAP
7.037	Property		1	430 Spencerport Road	Rochester	Monroe	NY	14606	Retail	Single Tenant	2005	NAP
7.038	Property		1	709 West Union Street	Newark	Wayne	NY	14513	Retail	Single Tenant	2006	NAP
7.039	Property		1	5434 Highway 78	Sachse	Dallas	TX	75048	Retail	Single Tenant	2008	NAP
7.040	Property		1	2595 East Bidwell Street	Folsom	Sacramento	CA	95630	Retail	Single Tenant	2006	NAP
7.041	Property		1	1587 North Courtenay Parkway	Merritt Island	Brevard	FL	32953	Retail	Single Tenant	2006	NAP
7.042	Property		1	700 Waiale Road	Wailuku	Maui	HI	96793	Retail	Single Tenant	2014	NAP
7.043	Property		1	82955 Avenue 48 Building B	Indio	Riverside	CA	92201	Retail	Single Tenant	2008	NAP
7.044	Property		1	4501 Airline Drive	Metairie	Jefferson	LA	70001	Retail	Single Tenant	2013	NAP
7.045	Property		1	12184 Palmdale Road	Victorville	San Bernardino	CA	92394	Retail	Single Tenant	2014	NAP
7.046	Property		1	102 West Vandalia Street	Edwardsville	Madison	IL	62025	Retail	Single Tenant	2000	NAP
7.047	Property		1	10121 Seminole Boulevard	Seminole	Pinellas	FL	33772	Retail	Single Tenant	1995	NAP
7.048	Property		1	1 East Ogden Avenue	Westmont	DuPage	IL	60559	Retail	Single Tenant	2011	NAP

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated
7.049	Property		1	1217 West Jefferson Street	Quincy	Gadsden	FL	32351	Retail	Single Tenant	2006	NAP
7.050	Property		1	2913 Mahan Drive	Tallahassee	Leon	FL	32308	Retail	Single Tenant	2009	NAP
7.051	Property		1	1120 Tamiami Trail North	Nokomis	Sarasota	FL	34275	Retail	Single Tenant	2010	2010
7.052	Property		1	3909 Highway 90	Pace	Santa Rosa	FL	32571	Retail	Single Tenant	2000	NAP
7.053	Property		1	1520 West Fullerton Avenue	Chicago	Cook	IL	60614	Retail	Single Tenant	1966	1982
7.054	Property		1	3450 West Dunlap Avenue	Phoenix	Maricopa	AZ	85051	Retail	Single Tenant	1997	NAP
7.055	Property		1	10152 Lake June Road	Dallas	Dallas	TX	75217	Retail	Single Tenant	2008	NAP
7.056	Property		1	500 Howland Boulevard	Deltona	Volusia	FL	32738	Retail	Single Tenant	2009	NAP
7.057	Property		1	5903 South Orange Blossom Trail	Orlando	Orange	FL	32809	Retail	Single Tenant	2008	NAP
7.058	Property		1	1202 Pine Avenue	Niagara Falls	Niagara	NY	14301	Retail	Single Tenant	1994	NAP
7.059	Property		1	7001 Route 130	Delran	Burlington	NJ	08075	Retail	Single Tenant	2009	NAP
7.060	Property		1	389 Johnnie Dodds Boulevard	Mount Pleasant	Charleston	SC	29464	Retail	Single Tenant	2015	NAP
7.061	Property		1	100 Calle Colina Real	Toa Baja	NAP	PR	00949	Retail	Single Tenant	2002	NAP
7.062	Property		1	1919 Fruitridge Road	Sacramento	Sacramento	CA	95822	Retail	Single Tenant	1997	NAP
7.063	Property		1	13470 Northwest Cornell Road	Portland	Washington	OR	97229	Retail	Single Tenant	2013	NAP
7.064	Property		1	9150 Devlin Road	Bristow	Prince William	VA	20136	Retail	Single Tenant	2012	NAP
7.065	Property		1	29030 Northwestern Highway	Southfield	Oakland	MI	48034	Retail	Single Tenant	2000	2016
7.066	Property		1	9320 Lackland Road	Overland	St. Louis	MO	63114	Retail	Single Tenant	2003	NAP
7.067	Property		1	735 South Salisbury Boulevard	Salisbury	Wicomico	MD	21801	Retail	Single Tenant	2007	NAP
7.068	Property		1	886 Ritter Drive	Beaver	Raleigh	WV	25813	Retail	Single Tenant	2007	NAP
7.069	Property		1	11085 Cathell Road Suite 100	Berlin	Worcester	MD	21811	Retail	Single Tenant	2015	NAP
7.070	Property		1	10 East Highway North	Wentzville	St. Charles	MO	63385	Retail	Single Tenant	2008	NAP
7.071	Property		1	105 Julington Plaza Drive	Jacksonville	St. Johns	FL	32259	Retail	Single Tenant	2004	NAP
7.072	Property		1	1302 Clarkson Clayton Center	Ellisville	St. Louis	MO	63011	Retail	Single Tenant	2008	NAP
7.073	Property		1	2611 East Oakland Avenue	Bloomington	McLean	IL	61701	Retail	Single Tenant	2012	NAP
7.074	Property		1	13 North Black Horse Pike	Williamstown	Gloucester	NJ	08094	Retail	Single Tenant	2001	NAP
7.075	Property		1	2711 Metropolitan Parkway Southwest	Atlanta	Fulton	GA	30315	Retail	Single Tenant	2010	NAP
7.076	Property		1	1671 East Main Street	Cortez	Montezuma	CO	81321	Retail	Single Tenant	2006	NAP
7.077	Property		1	577 Meadow Street	Chicopee	Hampden	MA	01013	Retail	Single Tenant	2005	NAP
7.078	Property		1	11010 Bloomingdale Avenue	Riverview	Hillsborough	FL	33578	Retail	Single Tenant	2004	NAP
7.079	Property		1	3800 Tippecanoe Road	Youngstown	Mahoning	OH	44511	Retail	Single Tenant	2006	NAP
7.080	Property		1	6401 Frederick Road	Catonsville	Baltimore	MD	21228	Retail	Single Tenant	1993	2019
7.081	Property		1	1701 William Flynn Highway	Glenshaw	Allegheny	PA	15116	Retail	Single Tenant	2007	NAP
7.082	Property		1	303 Main Street	Massena	St. Lawrence	NY	13662	Retail	Single Tenant	2008	NAP
7.083	Property		1	3501 Unique Circle	Fort Myers	Lee	FL	33908	Retail	Single Tenant	2013	NAP
7.084	Property		1	118 West Constance Road	Suffolk	Suffolk	VA	23434	Retail	Single Tenant	2014	NAP
7.085	Property		1	7304 Louetta Road	Spring	Harris	TX	77379	Retail	Single Tenant	2003	NAP
7.086	Property		1	1775 Eureka Way	Redding	Shasta	CA	96001	Retail	Single Tenant	2002	NAP
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio	Membrillo Camuy	NAP	PR	00627	Retail	Single Tenant	2014	NAP
7.088	Property		1	654 Cassat Avenue	Jacksonville	Duval	FL	32205	Retail	Single Tenant	1998	NAP
7.089	Property		1	2040 South Mariposa Road	Stockton	San Joaquin	CA	95205	Retail	Single Tenant	2012	NAP
7.090	Property		1	901 Memorial Drive	Pulaski	Pulaski	VA	24301	Retail	Single Tenant	2008	NAP
7.091	Property		1	316 Broadway	Kingston	Ulster	NY	12401	Retail	Single Tenant	2009	NAP
7.092	Property		1	4765 Redan Road	Stone Mountain	DeKalb	GA	30088	Retail	Single Tenant	2006	NAP
7.093	Property		1	1000 Dallas Cherryville Highway	Dallas	Gaston	NC	28034	Retail	Single Tenant	2006	NAP
7.094	Property		1	3001 Tamiami Trail	Port Charlotte	Charlotte	FL	33952	Retail	Single Tenant	2010	NAP
7.095	Property		1	22380 Moross Road	Detroit	Wayne	MI	48236	Retail	Single Tenant	1997	NAP
7.096	Property		1	4620 Lincolnway East	Mishawaka	St. Joseph	IN	46544	Retail	Single Tenant	2008	NAP
7.097	Property		1	7235 West 10th Street	Indianapolis	Marion	IN	46214	Retail	Single Tenant	2009	NAP
7.098	Property		1	1829 Ridgewood Avenue	Holly Hill	Volusia	FL	32117	Retail	Single Tenant	2003	NAP
7.099	Property		1	566 Denny Way	Seattle	King	WA	98109	Retail	Single Tenant	1950	2009
7.100	Property		1	1003 North Main Street	Crown Point	Lake	IN	46307	Retail	Single Tenant	1999	NAP
7.101	Property		1	1210 Kingwood Drive	Kingwood	Harris	TX	77339	Retail	Single Tenant	1996	NAP
7.102	Property		1	43200 State Highway 74	Hemet	Riverside	CA	92544	Retail	Single Tenant	2007	NAP
7.103	Property		1	1321 Oxford Street	Worthington	Nobles	MN	56187	Retail	Single Tenant	2006	NAP
7.104	Property		1	100 North White Horse Pike	Magnolia	Camden	NJ	08049	Retail	Single Tenant	1997	NAP
7.105	Property		1	35279 Vine Street	Willowick	Lake	OH	44095	Retail	Single Tenant	2010	NAP
7.106	Property		1	100 Rhode Island Avenue	Rochester	Beaver	PA	15074	Retail	Single Tenant	2007	NAP
7.107	Property		1	5575 Byron Center Avenue Southwest	Wyoming	Kent	MI	49519	Retail	Single Tenant	2007	NAP
7.108	Property		1	3150 South Seneca Street	Wichita	Sedgwick	KS	67217	Retail	Single Tenant	2000	NAP
7.109	Property		1	8300 Wilcrest Drive	Houston	Harris	TX	77072	Retail	Single Tenant	2000	NAP
7.110	Property		1	1816 Franklin Street	Michigan City	LaPorte	IN	46360	Retail	Single Tenant	2007	NAP
7.111	Property		1	1500 South Irby Street	Florence	Florence	SC	29505	Retail	Single Tenant	2003	NAP
7.112	Property		1	5225 North 90th Street	Omaha	Douglas	NE	68134	Retail	Single Tenant	2006	NAP
7.113	Property		1	705 South State Street	Jerseyville	Jersey	IL	62052	Retail	Single Tenant	2006	NAP
7.114	Property		1	703 East Main Street	Albert Lea	Freeborn	MN	56007	Retail	Single Tenant	2007	NAP
7.115	Property		1	2575 Northeast Highway 70	Arcadia	DeSoto	FL	34266	Retail	Single Tenant	2008	NAP
7.116	Property		1	1410 South US Highway 27	St. Johns	Clinton	MI	48879	Retail	Single Tenant	2006	NAP
7.117	Property		1	605 North Avenue	Battle Creek	Calhoun	MI	49017	Retail	Single Tenant	2005	NAP
7.118	Property		1	25 Burke Boulevard	Louisburg	Franklin	NC	27549	Retail	Single Tenant	2008	NAP
7.119	Property		1	9819 Commercial Way	Weeki Wachee	Hernando	FL	34613	Retail	Single Tenant	2008	NAP
7.120	Property		1	226 North Halleck Street	De Motte	Jasper	IN	46310	Retail	Single Tenant	2009	NAP
7.121	Property		1	6906 University Boulevard	Moon Township	Allegheny	PA	15108	Retail	Single Tenant	2008	NAP
7.122	Property		1	2609 East Main Street	Springfield	Clark	OH	45503	Retail	Single Tenant	2001	NAP
7.123	Property		1	550 West Dixie Avenue	Elizabethtown	Hardin	KY	42701	Retail	Single Tenant	2011	NAP
7.124	Property		1	201 Pacific Avenue	Bremen	Haralson	GA	30110	Retail	Single Tenant	2008	NAP
7.125	Property		1	615 Love Avenue	Tifton	Tift	GA	31794	Retail	Single Tenant	2007	NAP
7.126	Property		1	13551 McGregor Boulevard	Fort Myers	Lee	FL	33919	Retail	Single Tenant	2001	NAP
7.127	Property		1	102 Russell Parkway	Warner Robins	Houston	GA	31088	Retail	Single Tenant	2005	NAP
7.128	Property		1	1520 South McColl Road	Edinburg	Hidalgo	TX	78539	Retail	Single Tenant	2007	NAP
7.129	Property		1	835 Park Avenue	Bloomfield	Hartford	CT	06002	Retail	Single Tenant	2005	NAP

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated
7.130	Property		1	4 East League Street	Norwalk	Huron	OH	44857	Retail	Single Tenant	2007	NAP
7.131	Property		1	13060 Adams Road	Granger	St. Joseph	IN	46530	Retail	Single Tenant	2007	NAP
7.132	Property		1	112 Rockingham Street	Bellows Falls	Windham	VT	05101	Retail	Single Tenant	1980	NAP
7.133	Property		1	302 South Oregon Street	El Paso	El Paso	TX	79901	Retail	Single Tenant	2013	NAP
7.134	Property		1	300 Greene Street	Marietta	Washington	OH	45750	Retail	Single Tenant	2007	NAP
7.135	Property		1	129 Clifty Drive	Madison	Jefferson	IN	47250	Retail	Single Tenant	2007	NAP
7.136	Property		1	308 North Main Street	Hebron	Porter	IN	46341	Retail	Single Tenant	2009	NAP
7.137	Property		1	7916 Winchester Avenue	Inwood	Berkeley	WV	25428	Retail	Single Tenant	2008	NAP
7.138	Property		1	13053 Cortez Boulevard	Brooksville	Hernando	FL	34613	Retail	Single Tenant	2001	NAP
7.139	Property		1	2117 South Byron Butler Parkway	Perry	Taylor	FL	32348	Retail	Single Tenant	2009	NAP
7.140	Property		1	2 West Route 130 North	Burlington	Burlington	NJ	08016	Retail	Single Tenant	2002	NAP
7.141	Property		1	105 Carretera 31	Naguabo	NAP	PR	00718	Retail	Single Tenant	2015	NAP
7.142	Property		1	388 Uvalde Road	Houston	Harris	TX	77015	Retail	Single Tenant	1998	NAP
7.143	Property		1	400 West Fairchild Street	Danville	Vermilion	IL	61832	Retail	Single Tenant	2010	NAP
7.144	Property		1	4201 13th Avenue South	Fargo	Cass	ND	58103	Retail	Single Tenant	2009	NAP
7.145	Property		1	2601 Highway 90	Gautier	Jackson	MS	39553	Retail	Single Tenant	2007	NAP
7.146	Property		1	15 South Main Street	Hubbard	Trumbull	OH	44425	Retail	Single Tenant	2006	NAP
7.147	Property		1	2504 Eastchester Road	Bronx	Bronx	NY	10469	Retail	Single Tenant	1950	2009
7.148	Property		1	319 South Broad Street	Monroe	Walton	GA	30655	Retail	Single Tenant	2008	NAP
7.149	Property		1	2400 Atlantic Avenue	Virginia Beach	Virginia Beach	VA	23451	Retail	Single Tenant	2010	NAP
7.150	Property		1	503 Battle Street East	Talladega	Talladega	AL	35160	Retail	Single Tenant	2009	NAP
7.151	Property		1	933 Blackburn Avenue	Ashland	Boyd	KY	41101	Retail	Single Tenant	1988	2020
7.152	Property		1	101 East Sandusky Avenue	Bellefontaine	Logan	OH	43311	Retail	Single Tenant	2007	NAP
7.153	Property		1	125 North Main Street	Stanton	Powell	KY	40380	Retail	Single Tenant	1967	2020
7.154	Property		1	515 East Central Avenue	Jamestown	Fentress	TN	38556	Retail	Single Tenant	2007	NAP
7.155	Property		1	7628 Penn Avenue	Pittsburgh	Allegheny	PA	15221	Retail	Single Tenant	2008	NAP
7.156	Property		1	1285 South Mission Road	Fallbrook	San Diego	CA	92028	Retail	Single Tenant	2008	NAP
7.157	Property		1	566 Union Street	Bangor	Penobscot	ME	04401	Retail	Single Tenant	2019	NAP
7.158	Property		1	2123 East Columbus Drive	East Chicago	Lake	IN	46312	Retail	Single Tenant	2008	NAP
7.159	Property		1	4400 University Boulevard East	Tuscaloosa	Tuscaloosa	AL	35404	Retail	Single Tenant	2008	NAP
7.160	Property		1	1410 East Shotwell Street	Bainbridge	Decatur	GA	39819	Retail	Single Tenant	2007	NAP
7.161	Property		1	602 Peterson Avenue South	Douglas	Coffee	GA	31533	Retail	Single Tenant	2008	NAP
7.162	Property		1	3892 Atlanta Highway	Montgomery	Montgomery	AL	36109	Retail	Single Tenant	2004	NAP
7.163	Property		1	100 Elba Highway	Troy	Pike	AL	36079	Retail	Single Tenant	2007	NAP
7.164	Property		1	1013 11th Street	Greeley	Weld	CO	80631	Retail	Single Tenant	1999	2018
7.165	Property		1	901 North Main Street	Nicholasville	Jessamine	KY	40356	Retail	Single Tenant	2007	NAP
7.166	Property		1	814 East Main Street	Laurens	Laurens	SC	29360	Retail	Single Tenant	2009	NAP
7.167	Property		1	5115 West Capitol Drive	Milwaukee	Milwaukee	WI	53216	Retail	Single Tenant	1992	NAP
7.168	Property		1	528 West Tennessee Avenue	Pineville	Bell	KY	40977	Retail	Single Tenant	2009	NAP
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie	Sault Ste. Marie	Chippewa	MI	49783	Retail	Single Tenant	2006	NAP
7.170	Property		1	355 Highway 441 South	Clayton	Rabun	GA	30525	Retail	Single Tenant	2008	NAP
7.171	Property		1	5100 Dixie Highway	Louisville	Jefferson	KY	40216	Retail	Single Tenant	2007	NAP
7.172	Property		1	483 West Bockman Way	Sparta	White	TN	38583	Retail	Single Tenant	2007	NAP
7.173	Property		1	1673 West State Highway 100	Port Isabel	Cameron	TX	78578	Retail	Single Tenant	2008	NAP
7.174	Property		1	311 Pelham Road South	Jacksonville	Calhoun	AL	36265	Retail	Single Tenant	2008	NAP
7.175	Property		1	109 East Doctor Hicks Boulevard	Florence	Lauderdale	AL	35630	Retail	Single Tenant	2006	NAP
7.176	Property		1	100 Rosedale Road	Silver City	Grant	NM	88061	Retail	Single Tenant	2009	NAP
7.177	Property		1	140 North Carolina Highway 102 West	Ayden	Pitt	NC	28513	Retail	Single Tenant	2008	2013
7.178	Property		1	109 South Van Buren Road	Eden	Rockingham	NC	27288	Retail	Single Tenant	2004	2019
7.179	Property		1	501 North Street	Pittsfield	Berkshire	MA	01201	Retail	Single Tenant	1993	2019
7.180	Property		1	2008 South 5th Street	Leesville	Vernon	LA	71446	Retail	Single Tenant	2008	NAP
7.181	Property		1	2040 Douglas Avenue	Brewton	Escambia	AL	36426	Retail	Single Tenant	2008	NAP
7.182	Property		1	802 East Cloverland Drive	Ironwood	Gogebic	MI	49938	Retail	Single Tenant	2008	NAP
7.183	Property		1	127 West Columbia Avenue	Batesburg-Leesville	Lexington	SC	29006	Retail	Single Tenant	2009	NAP
7.184	Property		1	2770 West Broad Street	Columbus	Franklin	OH	43204	Retail	Single Tenant	2000	NAP
7.185	Property		1	747 Highway 1 South	Greenville	Washington	MS	38701	Retail	Single Tenant	2004	NAP
7.186	Property		1	212 North Main Street	Northville	Fulton	NY	12134	Retail	Single Tenant	1993	2019
7.187	Property		1	955 Carretera 891	Corozal	NAP	PR	00783	Retail	Single Tenant	2010	NAP
7.188	Property		1	1215 16th Street	Bedford	Lawrence	IN	47421	Retail	Single Tenant	2004	NAP
7.189	Property		1	633 North Main Street	Cedartown	Polk	GA	30125	Retail	Single Tenant	1997	2018
7.190	Property		1	24590 Lorain Road	North Olmsted	Cuyahoga	OH	44070	Retail	Single Tenant	2008	NAP
7.191	Property		1	33495 Highway 43	Thomasville	Clarke	AL	36784	Retail	Single Tenant	2008	NAP
7.192	Property		1	412 Pawnee Street	Clinton	Henry	MO	64735	Retail	Single Tenant	2004	NAP
7.193	Property		1	1004 West Commerce	Hope	Hempstead	AR	71801	Retail	Single Tenant	2007	NAP
7.194	Property		1	1214 Grand Caillou Road	Houma	Terrebonne	LA	70363	Retail	Single Tenant	2004	NAP
7.195	Property		1	1305 West Cherokee Street	Wagoner	Wagoner	OK	74467	Retail	Single Tenant	2008	NAP
7.196	Property		1	1101 Myers Avenue	Dunbar	Kanawha	WV	25064	Retail	Single Tenant	1994	2019
7.197	Property		1	200 Highway 145 North	Aberdeen	Monroe	MS	39730	Retail	Single Tenant	1999	NAP
7.198	Property		1	50 South Main Street	Petersburg	Grant	WV	26847	Retail	Single Tenant	1993	2019
7.199	Property		1	533 South Lincoln Avenue	York	York	NE	68467	Retail	Single Tenant	2007	NAP
7.200	Property		1	103 North Gateway Avenue	Rockwood	Roane	TN	37854	Retail	Single Tenant	1994	NAP
7.201	Property		1	1380 North Pleasants Highway	St. Marys	Pleasants	WV	26170	Retail	Single Tenant	1987	2020
7.202	Property		1	380 General Daniel Avenue North	Danielsville	Madison	GA	30633	Retail	Single Tenant	1993	2018
7.203	Property		1	619 Chestnut Street	Springfield	Hampden	MA	01107	Retail	Single Tenant	1972	2017
7.204	Property		1	337 Main Street	Grantsville	Calhoun	WV	26147	Retail	Single Tenant	1978	2020
7.205	Property		1	31 Big Hill Drive	Beattyville	Lee	KY	41311	Retail	Single Tenant	1992	2020
7.206	Property		1	310 Story Street	Boone	Boone	IA	50036	Retail	Single Tenant	2007	NAP
7.207	Property		1	9485 Highway 805	Jenkins	Letcher	KY	41537	Retail	Single Tenant	1990	2018
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	Brooklyn	Kings	NY	Various	Multifamily	Mid Rise	Various	2025
8.001	Property		1	2911 Brighton 5th Street	Brooklyn	Kings	NY	11235	Multifamily	Mid Rise	1963	2025
8.002	Property		1	1302 Newkirk Avenue	Brooklyn	Kings	NY	11230	Multifamily	Mid Rise	1931	2025
8.003	Property		1	6309 Bay Parkway	Brooklyn	Kings	NY	11204	Multifamily	Mid Rise	1927	2025

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated
8.004	Property		1	230 73rd Street	Brooklyn	Kings	NY	11209	Multifamily	Mid Rise	1963	2025
8.005	Property		1	9302 Ridge Boulevard	Brooklyn	Kings	NY	11209	Multifamily	Mid Rise	1931	2025
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	Albany	Albany	NY	12203	Retail	Super Regional Mall	1983	NAP
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	Baton Rouge	East Baton Rouge	LA	Various	Multifamily	Garden	Various	2024
10.001	Property		1	Cedarbrook Apartments	Baton Rouge	East Baton Rouge	LA	70816	Multifamily	Garden	1976	2024
10.002	Property		1	Oak Lane Apartments	Baton Rouge	East Baton Rouge	LA	70815	Multifamily	Garden	1975	2024
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	Various	Essex	NJ	Various	Multifamily	Various	Various	NAP
11.001	Property		1	The Hermitage	Orange	Essex	NJ	07050	Multifamily	Mid Rise	1910	NAP
11.002	Property		1	The Eagle	East Orange	Essex	NJ	07017	Multifamily	Mid Rise	1930	NAP
11.003	Property		1	The Allure	East Orange	Essex	NJ	07018	Multifamily	Mid Rise	1950	NAP
11.004	Property		1	The Eminence	East Orange	Essex	NJ	07018	Multifamily	Low Rise	1950	NAP
11.005	Property		1	The Grove	East Orange	Essex	NJ	07018	Multifamily	Low Rise	1950	NAP
11.006	Property		1	The Oaks	East Orange	Essex	NJ	07017	Multifamily	Mid Rise	1924	NAP
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	Phoenix	Maricopa	AZ	85004	Office	Suburban	1990	2020
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	Brooklyn	Kings	NY	11213	Multifamily	Mid Rise	2025	NAP
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	Melville	Suffolk	NY	11747	Office	Suburban	2007	NAP
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	Windsor	Hartford	CT	06095	Industrial	Warehouse/Distribution	2007	NAP
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	Devens	Worcester	MA	01434	Industrial	Manufacturing	2023	NAP
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	Brooklyn	Kings	NY	11225	Multifamily	Mid Rise	2025	NAP
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	Various	Various	Various	Various	Multifamily	Garden	Various	NAP
18.001	Property		1	Village at Barkley Landing	Morristown	Hamblen	TN	37813	Multifamily	Garden	1998	NAP
18.002	Property		1	Ashton View Apartments	Morristown	Hamblen	TN	37813	Multifamily	Garden	2001	NAP
18.003	Property		1	Jack Allen Apartments	Fitzgerald	Ben Hill	GA	31750	Multifamily	Garden	2004	NAP
19.000	Loan		1	5225 Telegraph	Toledo	Lucas	OH	43612	Industrial	Manufacturing/Warehouse	1941-2015	NAP
20.000	Loan	94, 95, 96	1	1700 Jerome	Brooklyn	Kings	NY	11235	Multifamily	Mid Rise	2025	NAP
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	New York	New York	NY	10039	Multifamily	Mid Rise	1928	2024
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	Melville	Suffolk	NY	11747	Hospitality	Full Service	1990	2018
23.000	Loan	107	2	ClimaStor Portfolio	Baton Rouge	East Baton Rouge Parish	LA	Various	Self Storage	Self Storage	Various	Various
23.001	Property		1	ClimaStora 6	Baton Rouge	East Baton Rouge Parish	LA	70808	Self Storage	Self Storage	1994	1997
23.002	Property		1	ClimaStora 7	Baton Rouge	East Baton Rouge Parish	LA	70809	Self Storage	Self Storage	2002	2006
24.000	Loan	108, 109	1	Urbane 424	Burlington	Des Moines	IA	52601	Multifamily	Mid Rise	2023	NAP
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	Charlotte	Mecklenburg	NC	28262	Hospitality	Limited Service	2001	NAP

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	695,857	SF	244.30	70,000,000	70,000,000	70,000,000	6.71500%	0.01691%
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	199	Units	351,507.54	69,950,000	69,950,000	69,950,000	6.38500%	0.01691%
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	621,070	SF	227.03	60,000,000	60,000,000	60,000,000	7.25000%	0.01691%
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	1,710,607	SF	81.84	60,000,000	60,000,000	60,000,000	5.80800%	0.01691%
4.001	Property		1	5712 Old River	91,208	SF		4,107,000	4,107,000	4,107,000
4.002	Property		1	5710 Houston	82,855	SF		3,939,000	3,939,000	3,939,000
4.003	Property		1	5720 Port St Lucie	75,844	SF		3,936,429	3,936,429	3,936,429
4.004	Property		1	5704 Taylor	121,781	SF		3,860,571	3,860,571	3,860,571
4.005	Property		1	5705 Pflugerville	89,226	SF		3,791,571	3,791,571	3,791,571
4.006	Property		1	5703 Georgetown	70,770	SF		3,128,143	3,128,143	3,128,143
4.007	Property		1	5719 Palmetto	56,101	SF		3,000,857	3,000,857	3,000,857
4.008	Property		1	5707 Tomball	61,839	SF		2,750,571	2,750,571	2,750,571
4.009	Property		1	5721 Summerfield	79,756	SF		2,748,000	2,748,000	2,748,000
4.010	Property		1	5716 Broken Arrow	92,831	SF		2,732,143	2,732,143	2,732,143
4.011	Property		1	5706 Georgetown	78,516	SF		2,656,286	2,656,286	2,656,286
4.012	Property		1	5708 Cypress	77,961	SF		2,653,286	2,653,286	2,653,286
4.013	Property		1	5718 Hudson	74,351	SF		2,580,857	2,580,857	2,580,857
4.014	Property		1	5709 Katy	66,545	SF		2,496,857	2,496,857	2,496,857
4.015	Property		1	5711 Houston	106,916	SF		2,270,571	2,270,571	2,270,571
4.016	Property		1	5700 San Antonio	72,324	SF		2,251,286	2,251,286	2,251,286
4.017	Property		1	5713 Edmond	62,495	SF		2,035,714	2,035,714	2,035,714
4.018	Property		1	5714 Moore	73,287	SF		2,008,714	2,008,714	2,008,714
4.019	Property		1	5701 San Antonio	77,551	SF		1,975,714	1,975,714	1,975,714
4.020	Property		1	5702 Liberty Hill	65,892	SF		1,830,000	1,830,000	1,830,000
4.021	Property		1	5715 Catoosa	68,359	SF		1,767,857	1,767,857	1,767,857
4.022	Property		1	5717 Broken Arrow	64,199	SF		1,478,571	1,478,571	1,478,571
5.000	Loan	5, 40, 41	1	Empire Mall	1,024,394	SF	117.14	60,000,000	60,000,000	60,000,000	6.71600%	0.01691%
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	744	Rooms	111,719.46	58,275,000	58,183,493	55,045,285	6.66300%	0.01691%
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	2,891,073	SF	107.75	50,000,000	50,000,000	50,000,000	5.81919526731772%	0.02057%
7.001	Property		1	825 Morton Street	16,445	SF		589,796	589,796	589,796
7.002	Property		1	505 Avenue Hostos	22,752	SF		532,653	532,653	532,653
7.003	Property		1	2000 West Whittier Boulevard	15,058	SF		445,918	445,918	445,918
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2	19,493	SF		421,429	421,429	421,429
7.005	Property		1	2321 Hawthorne Boulevard	14,315	SF		412,245	412,245	412,245
7.006	Property		1	6701 Miller Drive	13,650	SF		408,163	408,163	408,163
7.007	Property		1	3480 Avenue Militar	15,688	SF		384,694	384,694	384,694
7.008	Property		1	102 Washington Street	14,560	SF		384,694	384,694	384,694
7.009	Property		1	1726 Superior Avenue	13,162	SF		379,592	379,592	379,592
7.010	Property		1	1046 Yonkers Avenue	13,968	SF		370,408	370,408	370,408
7.011	Property		1	1372 North Milwaukee Avenue	17,964	SF		369,388	369,388	369,388
7.012	Property		1	2916 East Fletcher Avenue	14,674	SF		362,245	362,245	362,245
7.013	Property		1	5000 Park Boulevard	14,490	SF		358,163	358,163	358,163
7.014	Property		1	350 Carretera 830	17,138	SF		357,143	357,143	357,143
7.015	Property		1	3605 East Thomas Road	16,334	SF		355,102	355,102	355,102
7.016	Property		1	135 South Kamehameha Highway	14,203	SF		351,020	351,020	351,020
7.017	Property		1	45 Court Street	16,608	SF		341,837	341,837	341,837
7.018	Property		1	6390 North State Road 7	14,820	SF		341,837	341,837	341,837
7.019	Property		1	3802 Cedar Springs Road	14,259	SF		341,837	341,837	341,837
7.020	Property		1	477 Carretera 3	16,682	SF		336,735	336,735	336,735
7.021	Property		1	14102 Ramona Boulevard	11,760	SF		336,735	336,735	336,735
7.022	Property		1	3400 Boulder Highway	13,905	SF		331,633	331,633	331,633
7.023	Property		1	550 Carretera #167 Plaza	16,755	SF		323,469	323,469	323,469
7.024	Property		1	825 Beal Parkway North	15,120	SF		323,469	323,469	323,469
7.025	Property		1	392 Bedford Street	14,550	SF		323,469	323,469	323,469
7.026	Property		1	305 North Breed Street	10,456	SF		318,367	318,367	318,367
7.027	Property		1	4747 Golden Gate Parkway	14,820	SF		316,327	316,327	316,327
7.028	Property		1	3646 North Broadway Street	14,145	SF		316,327	316,327	316,327
7.029	Property		1	500 Settlers Landing Road	15,371	SF		314,286	314,286	314,286
7.030	Property		1	340 Flanders Road	12,717	SF		314,286	314,286	314,286
7.031	Property		1	3001 Foothill Boulevard	11,753	SF		306,122	306,122	306,122
7.032	Property		1	800 West Bay Drive	15,120	SF		306,122	306,122	306,122
7.033	Property		1	1180 French Road	14,550	SF		306,122	306,122	306,122
7.034	Property		1	5601 North Hiawassee Road	14,490	SF		306,122	306,122	306,122
7.035	Property		1	2251 North Semoran Boulevard	14,820	SF		306,122	306,122	306,122
7.036	Property		1	10 Prospect Street	14,820	SF		305,102	305,102	305,102
7.037	Property		1	430 Spencerport Road	14,820	SF		305,102	305,102	305,102
7.038	Property		1	709 West Union Street	14,820	SF		305,102	305,102	305,102
7.039	Property		1	5434 Highway 78	14,820	SF		305,102	305,102	305,102
7.040	Property		1	2595 East Bidwell Street	14,820	SF		304,082	304,082	304,082
7.041	Property		1	1587 North Courtenay Parkway	14,550	SF		298,980	298,980	298,980
7.042	Property		1	700 Waiale Road	14,550	SF		298,980	298,980	298,980
7.043	Property		1	82955 Avenue 48 Building B	14,820	SF		298,980	298,980	298,980
7.044	Property		1	4501 Airline Drive	17,143	SF		295,918	295,918	295,918
7.045	Property		1	12184 Palmdale Road	14,820	SF		294,898	294,898	294,898
7.046	Property		1	102 West Vandalia Street	15,070	SF		294,898	294,898	294,898
7.047	Property		1	10121 Seminole Boulevard	15,525	SF		293,878	293,878	293,878
7.048	Property		1	1 East Ogden Avenue	14,259	SF		292,857	292,857	292,857

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)
7.049	Property		1	1217 West Jefferson Street	14,820	SF		292,857	292,857	292,857
7.050	Property		1	2913 Mahan Drive	14,820	SF		292,857	292,857	292,857
7.051	Property		1	1120 Tamiami Trail North	13,650	SF		291,837	291,837	291,837
7.052	Property		1	3909 Highway 90	15,120	SF		285,714	285,714	285,714
7.053	Property		1	1520 West Fullerton Avenue	13,740	SF		282,653	282,653	282,653
7.054	Property		1	3450 West Dunlap Avenue	14,260	SF		281,633	281,633	281,633
7.055	Property		1	10152 Lake June Road	14,490	SF		280,612	280,612	280,612
7.056	Property		1	500 Howland Boulevard	14,820	SF		280,612	280,612	280,612
7.057	Property		1	5903 South Orange Blossom Trail	14,820	SF		280,612	280,612	280,612
7.058	Property		1	1202 Pine Avenue	13,450	SF		276,531	276,531	276,531
7.059	Property		1	7001 Route 130	14,550	SF		276,531	276,531	276,531
7.060	Property		1	389 Johnnie Dodds Boulevard	14,490	SF		275,510	275,510	275,510
7.061	Property		1	100 Calle Colina Real	18,420	SF		274,490	274,490	274,490
7.062	Property		1	1919 Fruitridge Road	13,905	SF		274,490	274,490	274,490
7.063	Property		1	13470 Northwest Cornell Road	14,490	SF		273,469	273,469	273,469
7.064	Property		1	9150 Devlin Road	14,820	SF		273,469	273,469	273,469
7.065	Property		1	29030 Northwestern Highway	15,120	SF		273,469	273,469	273,469
7.066	Property		1	9320 Lackland Road	15,120	SF		270,408	270,408	270,408
7.067	Property		1	735 South Salisbury Boulevard	14,820	SF		268,367	268,367	268,367
7.068	Property		1	886 Ritter Drive	14,550	SF		267,347	267,347	267,347
7.069	Property		1	11085 Cathell Road Suite 100	14,676	SF		265,306	265,306	265,306
7.070	Property		1	10 East Highway North	14,820	SF		264,286	264,286	264,286
7.071	Property		1	105 Julington Plaza Drive	14,550	SF		263,265	263,265	263,265
7.072	Property		1	1302 Clarkson Clayton Center	14,709	SF		262,245	262,245	262,245
7.073	Property		1	2611 East Oakland Avenue	14,940	SF		262,245	262,245	262,245
7.074	Property		1	13 North Black Horse Pike	14,490	SF		261,224	261,224	261,224
7.075	Property		1	2711 Metropolitan Parkway Southwest	15,886	SF		261,224	261,224	261,224
7.076	Property		1	1671 East Main Street	14,878	SF		261,224	261,224	261,224
7.077	Property		1	577 Meadow Street	12,646	SF		260,204	260,204	260,204
7.078	Property		1	11010 Bloomingdale Avenue	13,650	SF		258,163	258,163	258,163
7.079	Property		1	3800 Tippecanoe Road	14,490	SF		255,102	255,102	255,102
7.080	Property		1	6401 Frederick Road	13,468	SF		255,102	255,102	255,102
7.081	Property		1	1701 William Flynn Highway	14,820	SF		255,102	255,102	255,102
7.082	Property		1	303 Main Street	14,820	SF		254,082	254,082	254,082
7.083	Property		1	3501 Unique Circle	14,634	SF		253,061	253,061	253,061
7.084	Property		1	118 West Constance Road	14,490	SF		252,041	252,041	252,041
7.085	Property		1	7304 Louetta Road	14,560	SF		252,041	252,041	252,041
7.086	Property		1	1775 Eureka Way	14,800	SF		248,980	248,980	248,980
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio	15,700	SF		247,959	247,959	247,959
7.088	Property		1	654 Cassat Avenue	13,905	SF		244,898	244,898	244,898
7.089	Property		1	2040 South Mariposa Road	13,650	SF		243,878	243,878	243,878
7.090	Property		1	901 Memorial Drive	14,820	SF		243,878	243,878	243,878
7.091	Property		1	316 Broadway	13,213	SF		241,837	241,837	241,837
7.092	Property		1	4765 Redan Road	14,550	SF		239,796	239,796	239,796
7.093	Property		1	1000 Dallas Cherryville Highway	14,550	SF		239,796	239,796	239,796
7.094	Property		1	3001 Tamiami Trail	14,820	SF		237,755	237,755	237,755
7.095	Property		1	22380 Moross Road	13,119	SF		237,755	237,755	237,755
7.096	Property		1	4620 Lincolnway East	14,820	SF		234,694	234,694	234,694
7.097	Property		1	7235 West 10th Street	14,820	SF		234,694	234,694	234,694
7.098	Property		1	1829 Ridgewood Avenue	14,440	SF		234,694	234,694	234,694
7.099	Property		1	566 Denny Way	7,947	SF		234,694	234,694	234,694
7.100	Property		1	1003 North Main Street	15,120	SF		231,633	231,633	231,633
7.101	Property		1	1210 Kingwood Drive	14,820	SF		230,612	230,612	230,612
7.102	Property		1	43200 State Highway 74	14,820	SF		229,592	229,592	229,592
7.103	Property		1	1321 Oxford Street	14,490	SF		229,592	229,592	229,592
7.104	Property		1	100 North White Horse Pike	13,855	SF		227,551	227,551	227,551
7.105	Property		1	35279 Vine Street	14,820	SF		226,531	226,531	226,531
7.106	Property		1	100 Rhode Island Avenue	14,820	SF		226,531	226,531	226,531
7.107	Property		1	5575 Byron Center Avenue Southwest	13,650	SF		224,490	224,490	224,490
7.108	Property		1	3150 South Seneca Street	15,630	SF		223,469	223,469	223,469
7.109	Property		1	8300 Wilcrest Drive	15,120	SF		223,469	223,469	223,469
7.110	Property		1	1816 Franklin Street	14,550	SF		222,449	222,449	222,449
7.111	Property		1	1500 South Irby Street	15,035	SF		222,449	222,449	222,449
7.112	Property		1	5225 North 90th Street	14,490	SF		221,429	221,429	221,429
7.113	Property		1	705 South State Street	14,820	SF		219,388	219,388	219,388
7.114	Property		1	703 East Main Street	14,820	SF		219,388	219,388	219,388
7.115	Property		1	2575 Northeast Highway 70	14,820	SF		219,388	219,388	219,388
7.116	Property		1	1410 South US Highway 27	14,820	SF		219,388	219,388	219,388
7.117	Property		1	605 North Avenue	14,820	SF		219,388	219,388	219,388
7.118	Property		1	25 Burke Boulevard	14,820	SF		219,388	219,388	219,388
7.119	Property		1	9819 Commercial Way	14,820	SF		217,347	217,347	217,347
7.120	Property		1	226 North Halleck Street	13,650	SF		216,327	216,327	216,327
7.121	Property		1	6906 University Boulevard	14,081	SF		215,306	215,306	215,306
7.122	Property		1	2609 East Main Street	14,490	SF		214,286	214,286	214,286
7.123	Property		1	550 West Dixie Avenue	14,820	SF		214,286	214,286	214,286
7.124	Property		1	201 Pacific Avenue	14,490	SF		214,286	214,286	214,286
7.125	Property		1	615 Love Avenue	14,490	SF		214,286	214,286	214,286
7.126	Property		1	13551 McGregor Boulevard	14,490	SF		213,265	213,265	213,265
7.127	Property		1	102 Russell Parkway	14,490	SF		213,265	213,265	213,265
7.128	Property		1	1520 South McColl Road	14,820	SF		213,265	213,265	213,265
7.129	Property		1	835 Park Avenue	10,301	SF		212,245	212,245	212,245

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)
7.130	Property		1	4 East League Street	14,820	SF		211,224	211,224	211,224
7.131	Property		1	13060 Adams Road	14,820	SF		209,184	209,184	209,184
7.132	Property		1	112 Rockingham Street	14,106	SF		209,184	209,184	209,184
7.133	Property		1	302 South Oregon Street	12,420	SF		209,184	209,184	209,184
7.134	Property		1	300 Greene Street	14,550	SF		208,163	208,163	208,163
7.135	Property		1	129 Clifty Drive	14,820	SF		207,143	207,143	207,143
7.136	Property		1	308 North Main Street	13,119	SF		207,143	207,143	207,143
7.137	Property		1	7916 Winchester Avenue	14,074	SF		206,122	206,122	206,122
7.138	Property		1	13053 Cortez Boulevard	15,120	SF		204,082	204,082	204,082
7.139	Property		1	2117 South Byron Butler Parkway	13,650	SF		204,082	204,082	204,082
7.140	Property		1	2 West Route 130 North	14,490	SF		204,082	204,082	204,082
7.141	Property		1	105 Carretera 31	14,490	SF		204,082	204,082	204,082
7.142	Property		1	388 Uvalde Road	16,380	SF		204,082	204,082	204,082
7.143	Property		1	400 West Fairchild Street	14,490	SF		204,082	204,082	204,082
7.144	Property		1	4201 13th Avenue South	13,762	SF		204,082	204,082	204,082
7.145	Property		1	2601 Highway 90	14,820	SF		204,082	204,082	204,082
7.146	Property		1	15 South Main Street	14,820	SF		204,082	204,082	204,082
7.147	Property		1	2504 Eastchester Road	7,500	SF		204,082	204,082	204,082
7.148	Property		1	319 South Broad Street	13,965	SF		204,082	204,082	204,082
7.149	Property		1	2400 Atlantic Avenue	11,288	SF		204,082	204,082	204,082
7.150	Property		1	503 Battle Street East	13,386	SF		204,082	204,082	204,082
7.151	Property		1	933 Blackburn Avenue	11,232	SF		203,061	203,061	203,061
7.152	Property		1	101 East Sandusky Avenue	13,515	SF		200,000	200,000	200,000
7.153	Property		1	125 North Main Street	10,968	SF		198,980	198,980	198,980
7.154	Property		1	515 East Central Avenue	14,550	SF		197,959	197,959	197,959
7.155	Property		1	7628 Penn Avenue	14,550	SF		196,939	196,939	196,939
7.156	Property		1	1285 South Mission Road	10,080	SF		195,918	195,918	195,918
7.157	Property		1	566 Union Street	10,343	SF		195,918	195,918	195,918
7.158	Property		1	2123 East Columbus Drive	13,650	SF		194,898	194,898	194,898
7.159	Property		1	4400 University Boulevard East	14,820	SF		194,898	194,898	194,898
7.160	Property		1	1410 East Shotwell Street	14,820	SF		193,878	193,878	193,878
7.161	Property		1	602 Peterson Avenue South	14,820	SF		193,878	193,878	193,878
7.162	Property		1	3892 Atlanta Highway	14,490	SF		190,816	190,816	190,816
7.163	Property		1	100 Elba Highway	13,386	SF		190,816	190,816	190,816
7.164	Property		1	1013 11th Street	13,792	SF		189,796	189,796	189,796
7.165	Property		1	901 North Main Street	14,820	SF		188,776	188,776	188,776
7.166	Property		1	814 East Main Street	13,580	SF		186,735	186,735	186,735
7.167	Property		1	5115 West Capitol Drive	12,600	SF		186,735	186,735	186,735
7.168	Property		1	528 West Tennessee Avenue	14,820	SF		184,694	184,694	184,694
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie	14,820	SF		182,653	182,653	182,653
7.170	Property		1	355 Highway 441 South	12,300	SF		182,653	182,653	182,653
7.171	Property		1	5100 Dixie Highway	14,820	SF		181,633	181,633	181,633
7.172	Property		1	483 West Bockman Way	14,820	SF		181,633	181,633	181,633
7.173	Property		1	1673 West State Highway 100	14,820	SF		181,633	181,633	181,633
7.174	Property		1	311 Pelham Road South	13,650	SF		179,592	179,592	179,592
7.175	Property		1	109 East Doctor Hicks Boulevard	14,550	SF		179,592	179,592	179,592
7.176	Property		1	100 Rosedale Road	16,510	SF		176,531	176,531	176,531
7.177	Property		1	140 North Carolina Highway 102 West	11,890	SF		176,531	176,531	176,531
7.178	Property		1	109 South Van Buren Road	14,002	SF		172,449	172,449	172,449
7.179	Property		1	501 North Street	17,531	SF		171,429	171,429	171,429
7.180	Property		1	2008 South 5th Street	14,820	SF		170,408	170,408	170,408
7.181	Property		1	2040 Douglas Avenue	14,820	SF		170,408	170,408	170,408
7.182	Property		1	802 East Cloverland Drive	13,650	SF		168,367	168,367	168,367
7.183	Property		1	127 West Columbia Avenue	13,650	SF		167,347	167,347	167,347
7.184	Property		1	2770 West Broad Street	11,325	SF		164,286	164,286	164,286
7.185	Property		1	747 Highway 1 South	14,820	SF		163,265	163,265	163,265
7.186	Property		1	212 North Main Street	6,759	SF		163,265	163,265	163,265
7.187	Property		1	955 Carretera 891	15,669	SF		162,245	162,245	162,245
7.188	Property		1	1215 16th Street	14,490	SF		159,184	159,184	159,184
7.189	Property		1	633 North Main Street	10,747	SF		159,184	159,184	159,184
7.190	Property		1	24590 Lorain Road	14,820	SF		157,143	157,143	157,143
7.191	Property		1	33495 Highway 43	13,650	SF		157,143	157,143	157,143
7.192	Property		1	412 Pawnee Street	14,820	SF		156,122	156,122	156,122
7.193	Property		1	1004 West Commerce	14,490	SF		153,061	153,061	153,061
7.194	Property		1	1214 Grand Caillou Road	10,664	SF		142,857	142,857	142,857
7.195	Property		1	1305 West Cherokee Street	14,820	SF		128,571	128,571	128,571
7.196	Property		1	1101 Myers Avenue	8,244	SF		126,531	126,531	126,531
7.197	Property		1	200 Highway 145 North	10,655	SF		125,510	125,510	125,510
7.198	Property		1	50 South Main Street	7,710	SF		118,367	118,367	118,367
7.199	Property		1	533 South Lincoln Avenue	10,500	SF		116,327	116,327	116,327
7.200	Property		1	103 North Gateway Avenue	7,696	SF		106,122	106,122	106,122
7.201	Property		1	1380 North Pleasants Highway	6,705	SF		103,061	103,061	103,061
7.202	Property		1	380 General Daniel Avenue North	7,733	SF		102,041	102,041	102,041
7.203	Property		1	619 Chestnut Street	3,558	SF		102,041	102,041	102,041
7.204	Property		1	337 Main Street	6,392	SF		97,959	97,959	97,959
7.205	Property		1	31 Big Hill Drive	6,737	SF		93,878	93,878	93,878
7.206	Property		1	310 Story Street	10,500	SF		88,776	88,776	88,776
7.207	Property		1	9485 Highway 805	6,720	SF		68,367	68,367	68,367
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	384	Units	120,182.29	46,150,000	46,150,000	46,150,000	6.17500%	0.01691%
8.001	Property		1	2911 Brighton 5th Street	106	Units		11,594,335	11,594,335	11,594,335
8.002	Property		1	1302 Newkirk Avenue	90	Units		10,988,095	10,988,095	10,988,095
8.003	Property		1	6309 Bay Parkway	82	Units		10,609,195	10,609,195	10,609,195

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)
8.004	Property		1	230 73rd Street	59	Units		7,047,537	7,047,537	7,047,537
8.005	Property		1	9302 Ridge Boulevard	47	Units		5,910,837	5,910,837	5,910,837
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	1,504,884	SF	69.77	35,000,000	35,000,000	35,000,000	8.50000%	0.01691%
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	411	Units	60,827.25	25,000,000	25,000,000	25,000,000	6.39000%	0.01691%
10.001	Property		1	Cedarbrook Apartments	208	Units		13,750,000	13,750,000	13,750,000
10.002	Property		1	Oak Lane Apartments	203	Units		11,250,000	11,250,000	11,250,000
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	201	Units	115,422.89	23,200,000	23,200,000	23,200,000	6.53000%	0.01691%
11.001	Property		1	The Hermitage	81	Units		10,100,000	10,100,000	10,100,000
11.002	Property		1	The Eagle	33	Units		3,650,000	3,650,000	3,650,000
11.003	Property		1	The Allure	24	Units		3,100,000	3,100,000	3,100,000
11.004	Property		1	The Eminence	25	Units		2,475,000	2,475,000	2,475,000
11.005	Property		1	The Grove	21	Units		2,150,000	2,150,000	2,150,000
11.006	Property		1	The Oaks	17	Units		1,725,000	1,725,000	1,725,000
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	484,168	SF	130.12	23,000,000	23,000,000	23,000,000	6.73000%	0.01691%
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	54	Units	416,666.67	22,500,000	22,500,000	22,500,000	6.16000%	0.01691%
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	121,501	SF	181.40	22,040,000	22,040,000	22,040,000	6.95000%	0.01691%
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	698,574	SF	100.20	20,000,000	20,000,000	20,000,000	6.55200%	0.01691%
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	165,335	SF	319.35	20,000,000	20,000,000	20,000,000	6.74600%	0.01691%
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	37	Units	472,972.97	17,500,000	17,500,000	17,500,000	6.03000%	0.01691%
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	198	Units	75,757.58	15,000,000	15,000,000	15,000,000	6.41800%	0.01691%
18.001	Property		1	Village at Barkley Landing	64	Units		5,765,000	5,765,000	5,765,000
18.002	Property		1	Ashton View Apartments	74	Units		5,765,000	5,765,000	5,765,000
18.003	Property		1	Jack Allen Apartments	60	Units		3,470,000	3,470,000	3,470,000
19.000	Loan		1	5225 Telegraph	386,744	SF	38.16	14,760,000	14,760,000	14,760,000	6.65000%	0.01691%
20.000	Loan	94, 95, 96	1	1700 Jerome	36	Units	347,222.22	12,500,000	12,500,000	12,500,000	5.99000%	0.01691%
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	537	Units	186,219.74	11,000,000	11,000,000	11,000,000	6.78000%	0.01691%
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	371	Rooms	191,209.89	11,000,000	10,990,529	10,398,691	6.75000%	0.01691%
23.000	Loan	107	2	ClimaStor Portfolio	127,774	SF	86.00	11,000,000	10,989,041	10,301,550	5.99600%	0.01691%
23.001	Property		1	ClimaStora 6	84,370	SF		7,490,000	7,482,538	7,014,419
23.002	Property		1	ClimaStora 7	43,404	SF		3,510,000	3,506,503	3,287,131
24.000	Loan	108, 109	1	Urbane 424	52	Units	146,153.85	7,600,000	7,600,000	7,600,000	6.48000%	0.01691%
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	104	Rooms	62,500.00	6,500,000	6,500,000	6,500,000	6.81000%	0.01691%

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	6.69809%	NAP	397,148.73	NAP	4,765,784.76	Interest Only	No	Actual/360
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	6.36809%	NAP	377,361.63	NAP	4,528,339.55	Interest Only	No	Actual/360
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	7.23309%	NAP	367,534.72	NAP	4,410,416.64	Interest Only	No	Actual/360
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	5.79109%	NAP	294,433.33	NAP	3,533,199.96	Interest Only	No	Actual/360
4.001	Property		1	5712 Old River
4.002	Property		1	5710 Houston
4.003	Property		1	5720 Port St Lucie
4.004	Property		1	5704 Taylor
4.005	Property		1	5705 Pflugerville
4.006	Property		1	5703 Georgetown
4.007	Property		1	5719 Palmetto
4.008	Property		1	5707 Tomball
4.009	Property		1	5721 Summerfield
4.010	Property		1	5716 Broken Arrow
4.011	Property		1	5706 Georgetown
4.012	Property		1	5708 Cypress
4.013	Property		1	5718 Hudson
4.014	Property		1	5709 Katy
4.015	Property		1	5711 Houston
4.016	Property		1	5700 San Antonio
4.017	Property		1	5713 Edmond
4.018	Property		1	5714 Moore
4.019	Property		1	5701 San Antonio
4.020	Property		1	5702 Liberty Hill
4.021	Property		1	5715 Catoosa
4.022	Property		1	5717 Broken Arrow
5.000	Loan	5, 40, 41	1	Empire Mall	6.69909%	NAP	340,463.89	NAP	4,085,566.68	Interest Only	No	Actual/360
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	6.64609%	374,606.62	NAP	4,495,279.44	NAP	Amortizing Balloon	No	Actual/360
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	5.79862726731772%	NAP	245,834.06	NAP	2,950,008.72	Interest Only	No	Actual/360
7.001	Property		1	825 Morton Street
7.002	Property		1	505 Avenue Hostos
7.003	Property		1	2000 West Whittier Boulevard
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2
7.005	Property		1	2321 Hawthorne Boulevard
7.006	Property		1	6701 Miller Drive
7.007	Property		1	3480 Avenue Militar
7.008	Property		1	102 Washington Street
7.009	Property		1	1726 Superior Avenue
7.010	Property		1	1046 Yonkers Avenue
7.011	Property		1	1372 North Milwaukee Avenue
7.012	Property		1	2916 East Fletcher Avenue
7.013	Property		1	5000 Park Boulevard
7.014	Property		1	350 Carretera 830
7.015	Property		1	3605 East Thomas Road
7.016	Property		1	135 South Kamehameha Highway
7.017	Property		1	45 Court Street
7.018	Property		1	6390 North State Road 7
7.019	Property		1	3802 Cedar Springs Road
7.020	Property		1	477 Carretera 3
7.021	Property		1	14102 Ramona Boulevard
7.022	Property		1	3400 Boulder Highway
7.023	Property		1	550 Carretera #167 Plaza
7.024	Property		1	825 Beal Parkway North
7.025	Property		1	392 Bedford Street
7.026	Property		1	305 North Breed Street
7.027	Property		1	4747 Golden Gate Parkway
7.028	Property		1	3646 North Broadway Street
7.029	Property		1	500 Settlers Landing Road
7.030	Property		1	340 Flanders Road
7.031	Property		1	3001 Foothill Boulevard
7.032	Property		1	800 West Bay Drive
7.033	Property		1	1180 French Road
7.034	Property		1	5601 North Hiawassee Road
7.035	Property		1	2251 North Semoran Boulevard
7.036	Property		1	10 Prospect Street
7.037	Property		1	430 Spencerport Road
7.038	Property		1	709 West Union Street
7.039	Property		1	5434 Highway 78
7.040	Property		1	2595 East Bidwell Street
7.041	Property		1	1587 North Courtenay Parkway
7.042	Property		1	700 Waiale Road
7.043	Property		1	82955 Avenue 48 Building B
7.044	Property		1	4501 Airline Drive
7.045	Property		1	12184 Palmdale Road
7.046	Property		1	102 West Vandalia Street
7.047	Property		1	10121 Seminole Boulevard
7.048	Property		1	1 East Ogden Avenue

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method
7.049	Property		1	1217 West Jefferson Street
7.050	Property		1	2913 Mahan Drive
7.051	Property		1	1120 Tamiami Trail North
7.052	Property		1	3909 Highway 90
7.053	Property		1	1520 West Fullerton Avenue
7.054	Property		1	3450 West Dunlap Avenue
7.055	Property		1	10152 Lake June Road
7.056	Property		1	500 Howland Boulevard
7.057	Property		1	5903 South Orange Blossom Trail
7.058	Property		1	1202 Pine Avenue
7.059	Property		1	7001 Route 130
7.060	Property		1	389 Johnnie Dodds Boulevard
7.061	Property		1	100 Calle Colina Real
7.062	Property		1	1919 Fruitridge Road
7.063	Property		1	13470 Northwest Cornell Road
7.064	Property		1	9150 Devlin Road
7.065	Property		1	29030 Northwestern Highway
7.066	Property		1	9320 Lackland Road
7.067	Property		1	735 South Salisbury Boulevard
7.068	Property		1	886 Ritter Drive
7.069	Property		1	11085 Cathell Road Suite 100
7.070	Property		1	10 East Highway North
7.071	Property		1	105 Julington Plaza Drive
7.072	Property		1	1302 Clarkson Clayton Center
7.073	Property		1	2611 East Oakland Avenue
7.074	Property		1	13 North Black Horse Pike
7.075	Property		1	2711 Metropolitan Parkway Southwest
7.076	Property		1	1671 East Main Street
7.077	Property		1	577 Meadow Street
7.078	Property		1	11010 Bloomingdale Avenue
7.079	Property		1	3800 Tippecanoe Road
7.080	Property		1	6401 Frederick Road
7.081	Property		1	1701 William Flynn Highway
7.082	Property		1	303 Main Street
7.083	Property		1	3501 Unique Circle
7.084	Property		1	118 West Constance Road
7.085	Property		1	7304 Louetta Road
7.086	Property		1	1775 Eureka Way
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio
7.088	Property		1	654 Cassat Avenue
7.089	Property		1	2040 South Mariposa Road
7.090	Property		1	901 Memorial Drive
7.091	Property		1	316 Broadway
7.092	Property		1	4765 Redan Road
7.093	Property		1	1000 Dallas Cherryville Highway
7.094	Property		1	3001 Tamiami Trail
7.095	Property		1	22380 Moross Road
7.096	Property		1	4620 Lincolnway East
7.097	Property		1	7235 West 10th Street
7.098	Property		1	1829 Ridgewood Avenue
7.099	Property		1	566 Denny Way
7.100	Property		1	1003 North Main Street
7.101	Property		1	1210 Kingwood Drive
7.102	Property		1	43200 State Highway 74
7.103	Property		1	1321 Oxford Street
7.104	Property		1	100 North White Horse Pike
7.105	Property		1	35279 Vine Street
7.106	Property		1	100 Rhode Island Avenue
7.107	Property		1	5575 Byron Center Avenue Southwest
7.108	Property		1	3150 South Seneca Street
7.109	Property		1	8300 Wilcrest Drive
7.110	Property		1	1816 Franklin Street
7.111	Property		1	1500 South Irby Street
7.112	Property		1	5225 North 90th Street
7.113	Property		1	705 South State Street
7.114	Property		1	703 East Main Street
7.115	Property		1	2575 Northeast Highway 70
7.116	Property		1	1410 South US Highway 27
7.117	Property		1	605 North Avenue
7.118	Property		1	25 Burke Boulevard
7.119	Property		1	9819 Commercial Way
7.120	Property		1	226 North Halleck Street
7.121	Property		1	6906 University Boulevard
7.122	Property		1	2609 East Main Street
7.123	Property		1	550 West Dixie Avenue
7.124	Property		1	201 Pacific Avenue
7.125	Property		1	615 Love Avenue
7.126	Property		1	13551 McGregor Boulevard
7.127	Property		1	102 Russell Parkway
7.128	Property		1	1520 South McColl Road
7.129	Property		1	835 Park Avenue

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method
7.130	Property		1	4 East League Street
7.131	Property		1	13060 Adams Road
7.132	Property		1	112 Rockingham Street
7.133	Property		1	302 South Oregon Street
7.134	Property		1	300 Greene Street
7.135	Property		1	129 Clifty Drive
7.136	Property		1	308 North Main Street
7.137	Property		1	7916 Winchester Avenue
7.138	Property		1	13053 Cortez Boulevard
7.139	Property		1	2117 South Byron Butler Parkway
7.140	Property		1	2 West Route 130 North
7.141	Property		1	105 Carretera 31
7.142	Property		1	388 Uvalde Road
7.143	Property		1	400 West Fairchild Street
7.144	Property		1	4201 13th Avenue South
7.145	Property		1	2601 Highway 90
7.146	Property		1	15 South Main Street
7.147	Property		1	2504 Eastchester Road
7.148	Property		1	319 South Broad Street
7.149	Property		1	2400 Atlantic Avenue
7.150	Property		1	503 Battle Street East
7.151	Property		1	933 Blackburn Avenue
7.152	Property		1	101 East Sandusky Avenue
7.153	Property		1	125 North Main Street
7.154	Property		1	515 East Central Avenue
7.155	Property		1	7628 Penn Avenue
7.156	Property		1	1285 South Mission Road
7.157	Property		1	566 Union Street
7.158	Property		1	2123 East Columbus Drive
7.159	Property		1	4400 University Boulevard East
7.160	Property		1	1410 East Shotwell Street
7.161	Property		1	602 Peterson Avenue South
7.162	Property		1	3892 Atlanta Highway
7.163	Property		1	100 Elba Highway
7.164	Property		1	1013 11th Street
7.165	Property		1	901 North Main Street
7.166	Property		1	814 East Main Street
7.167	Property		1	5115 West Capitol Drive
7.168	Property		1	528 West Tennessee Avenue
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie
7.170	Property		1	355 Highway 441 South
7.171	Property		1	5100 Dixie Highway
7.172	Property		1	483 West Bockman Way
7.173	Property		1	1673 West State Highway 100
7.174	Property		1	311 Pelham Road South
7.175	Property		1	109 East Doctor Hicks Boulevard
7.176	Property		1	100 Rosedale Road
7.177	Property		1	140 North Carolina Highway 102 West
7.178	Property		1	109 South Van Buren Road
7.179	Property		1	501 North Street
7.180	Property		1	2008 South 5th Street
7.181	Property		1	2040 Douglas Avenue
7.182	Property		1	802 East Cloverland Drive
7.183	Property		1	127 West Columbia Avenue
7.184	Property		1	2770 West Broad Street
7.185	Property		1	747 Highway 1 South
7.186	Property		1	212 North Main Street
7.187	Property		1	955 Carretera 891
7.188	Property		1	1215 16th Street
7.189	Property		1	633 North Main Street
7.190	Property		1	24590 Lorain Road
7.191	Property		1	33495 Highway 43
7.192	Property		1	412 Pawnee Street
7.193	Property		1	1004 West Commerce
7.194	Property		1	1214 Grand Caillou Road
7.195	Property		1	1305 West Cherokee Street
7.196	Property		1	1101 Myers Avenue
7.197	Property		1	200 Highway 145 North
7.198	Property		1	50 South Main Street
7.199	Property		1	533 South Lincoln Avenue
7.200	Property		1	103 North Gateway Avenue
7.201	Property		1	1380 North Pleasants Highway
7.202	Property		1	380 General Daniel Avenue North
7.203	Property		1	619 Chestnut Street
7.204	Property		1	337 Main Street
7.205	Property		1	31 Big Hill Drive
7.206	Property		1	310 Story Street
7.207	Property		1	9485 Highway 805
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	6.15809%	NAP	240,778.54	NAP	2,889,342.53	Interest Only	No	Actual/360
8.001	Property		1	2911 Brighton 5th Street
8.002	Property		1	1302 Newkirk Avenue
8.003	Property		1	6309 Bay Parkway

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method
8.004	Property		1	230 73rd Street
8.005	Property		1	9302 Ridge Boulevard
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	8.48309%	NAP	251,359.95	NAP	3,016,319.40	Interest Only	No	Actual/360
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	6.37309%	NAP	134,973.96	NAP	1,619,687.52	Interest Only	No	Actual/360
10.001	Property		1	Cedarbrook Apartments
10.002	Property		1	Oak Lane Apartments
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	6.51309%	NAP	128,000.09	NAP	1,536,001.08	Interest Only	No	Actual/360
11.001	Property		1	The Hermitage
11.002	Property		1	The Eagle
11.003	Property		1	The Allure
11.004	Property		1	The Eminence
11.005	Property		1	The Grove
11.006	Property		1	The Oaks
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	6.71309%	NAP	130,783.22	NAP	1,569,398.64	Interest Only	No	Actual/360
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	6.14309%	NAP	117,104.17	NAP	1,405,250.04	Interest Only	No	Actual/360
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	6.93309%	NAP	129,421.23	NAP	1,553,054.76	Interest Only	No	Actual/360
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	6.53509%	NAP	110,716.67	NAP	1,328,600.04	Interest Only	No	Actual/360
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	6.72909%	NAP	113,994.91	NAP	1,367,938.92	Interest Only	No	Actual/360
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	6.01309%	NAP	89,158.85	NAP	1,069,906.20	Interest Only	No	Actual/360
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	6.40109%	NAP	81,339.24	NAP	976,070.88	Interest Only	No	Actual/360
18.001	Property		1	Village at Barkley Landing
18.002	Property		1	Ashton View Apartments
18.003	Property		1	Jack Allen Apartments
19.000	Loan		1	5225 Telegraph	6.63309%	NAP	82,931.04	NAP	995,172.48	Interest Only	No	Actual/360
20.000	Loan	94, 95, 96	1	1700 Jerome	5.97309%	NAP	63,262.44	NAP	759,149.28	Interest Only	No	Actual/360
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	6.76309%	NAP	63,013.19	NAP	756,158.28	Interest Only	No	Actual/360
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	6.73309%	71,345.79	NAP	856,149.48	NAP	Amortizing Balloon	No	Actual/360
23.000	Loan	107	2	ClimaStor Portfolio	5.97909%	65,922.27	NAP	791,067.24	NAP	Amortizing Balloon	No	Actual/360
23.001	Property		1	ClimaStora 6
23.002	Property		1	ClimaStora 7
24.000	Loan	108, 109	1	Urbane 424	6.46309%	NAP	41,610.00	NAP	499,320.00	Interest Only	No	Actual/360
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	6.79309%	NAP	37,399.83	NAP	448,797.92	Interest Only	No	Actual/360

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	60	59	60	59	0	0
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	60	59	60	59	0	0
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	60	58	60	58	0	0
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	60	58	60	58	0	0
4.001	Property		1	5712 Old River
4.002	Property		1	5710 Houston
4.003	Property		1	5720 Port St Lucie
4.004	Property		1	5704 Taylor
4.005	Property		1	5705 Pflugerville
4.006	Property		1	5703 Georgetown
4.007	Property		1	5719 Palmetto
4.008	Property		1	5707 Tomball
4.009	Property		1	5721 Summerfield
4.010	Property		1	5716 Broken Arrow
4.011	Property		1	5706 Georgetown
4.012	Property		1	5708 Cypress
4.013	Property		1	5718 Hudson
4.014	Property		1	5709 Katy
4.015	Property		1	5711 Houston
4.016	Property		1	5700 San Antonio
4.017	Property		1	5713 Edmond
4.018	Property		1	5714 Moore
4.019	Property		1	5701 San Antonio
4.020	Property		1	5702 Liberty Hill
4.021	Property		1	5715 Catoosa
4.022	Property		1	5717 Broken Arrow
5.000	Loan	5, 40, 41	1	Empire Mall	60	58	60	58	0	0
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	0	0	60	58	360	358
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	60	59	60	59	0	0
7.001	Property		1	825 Morton Street
7.002	Property		1	505 Avenue Hostos
7.003	Property		1	2000 West Whittier Boulevard
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2
7.005	Property		1	2321 Hawthorne Boulevard
7.006	Property		1	6701 Miller Drive
7.007	Property		1	3480 Avenue Militar
7.008	Property		1	102 Washington Street
7.009	Property		1	1726 Superior Avenue
7.010	Property		1	1046 Yonkers Avenue
7.011	Property		1	1372 North Milwaukee Avenue
7.012	Property		1	2916 East Fletcher Avenue
7.013	Property		1	5000 Park Boulevard
7.014	Property		1	350 Carretera 830
7.015	Property		1	3605 East Thomas Road
7.016	Property		1	135 South Kamehameha Highway
7.017	Property		1	45 Court Street
7.018	Property		1	6390 North State Road 7
7.019	Property		1	3802 Cedar Springs Road
7.020	Property		1	477 Carretera 3
7.021	Property		1	14102 Ramona Boulevard
7.022	Property		1	3400 Boulder Highway
7.023	Property		1	550 Carretera #167 Plaza
7.024	Property		1	825 Beal Parkway North
7.025	Property		1	392 Bedford Street
7.026	Property		1	305 North Breed Street
7.027	Property		1	4747 Golden Gate Parkway
7.028	Property		1	3646 North Broadway Street
7.029	Property		1	500 Settlers Landing Road
7.030	Property		1	340 Flanders Road
7.031	Property		1	3001 Foothill Boulevard
7.032	Property		1	800 West Bay Drive
7.033	Property		1	1180 French Road
7.034	Property		1	5601 North Hiawassee Road
7.035	Property		1	2251 North Semoran Boulevard
7.036	Property		1	10 Prospect Street
7.037	Property		1	430 Spencerport Road
7.038	Property		1	709 West Union Street
7.039	Property		1	5434 Highway 78
7.040	Property		1	2595 East Bidwell Street
7.041	Property		1	1587 North Courtenay Parkway
7.042	Property		1	700 Waiale Road
7.043	Property		1	82955 Avenue 48 Building B
7.044	Property		1	4501 Airline Drive
7.045	Property		1	12184 Palmdale Road
7.046	Property		1	102 West Vandalia Street
7.047	Property		1	10121 Seminole Boulevard
7.048	Property		1	1 East Ogden Avenue

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
7.049	Property		1	1217 West Jefferson Street
7.050	Property		1	2913 Mahan Drive
7.051	Property		1	1120 Tamiami Trail North
7.052	Property		1	3909 Highway 90
7.053	Property		1	1520 West Fullerton Avenue
7.054	Property		1	3450 West Dunlap Avenue
7.055	Property		1	10152 Lake June Road
7.056	Property		1	500 Howland Boulevard
7.057	Property		1	5903 South Orange Blossom Trail
7.058	Property		1	1202 Pine Avenue
7.059	Property		1	7001 Route 130
7.060	Property		1	389 Johnnie Dodds Boulevard
7.061	Property		1	100 Calle Colina Real
7.062	Property		1	1919 Fruitridge Road
7.063	Property		1	13470 Northwest Cornell Road
7.064	Property		1	9150 Devlin Road
7.065	Property		1	29030 Northwestern Highway
7.066	Property		1	9320 Lackland Road
7.067	Property		1	735 South Salisbury Boulevard
7.068	Property		1	886 Ritter Drive
7.069	Property		1	11085 Cathell Road Suite 100
7.070	Property		1	10 East Highway North
7.071	Property		1	105 Julington Plaza Drive
7.072	Property		1	1302 Clarkson Clayton Center
7.073	Property		1	2611 East Oakland Avenue
7.074	Property		1	13 North Black Horse Pike
7.075	Property		1	2711 Metropolitan Parkway Southwest
7.076	Property		1	1671 East Main Street
7.077	Property		1	577 Meadow Street
7.078	Property		1	11010 Bloomingdale Avenue
7.079	Property		1	3800 Tippecanoe Road
7.080	Property		1	6401 Frederick Road
7.081	Property		1	1701 William Flynn Highway
7.082	Property		1	303 Main Street
7.083	Property		1	3501 Unique Circle
7.084	Property		1	118 West Constance Road
7.085	Property		1	7304 Louetta Road
7.086	Property		1	1775 Eureka Way
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio
7.088	Property		1	654 Cassat Avenue
7.089	Property		1	2040 South Mariposa Road
7.090	Property		1	901 Memorial Drive
7.091	Property		1	316 Broadway
7.092	Property		1	4765 Redan Road
7.093	Property		1	1000 Dallas Cherryville Highway
7.094	Property		1	3001 Tamiami Trail
7.095	Property		1	22380 Moross Road
7.096	Property		1	4620 Lincolnway East
7.097	Property		1	7235 West 10th Street
7.098	Property		1	1829 Ridgewood Avenue
7.099	Property		1	566 Denny Way
7.100	Property		1	1003 North Main Street
7.101	Property		1	1210 Kingwood Drive
7.102	Property		1	43200 State Highway 74
7.103	Property		1	1321 Oxford Street
7.104	Property		1	100 North White Horse Pike
7.105	Property		1	35279 Vine Street
7.106	Property		1	100 Rhode Island Avenue
7.107	Property		1	5575 Byron Center Avenue Southwest
7.108	Property		1	3150 South Seneca Street
7.109	Property		1	8300 Wilcrest Drive
7.110	Property		1	1816 Franklin Street
7.111	Property		1	1500 South Irby Street
7.112	Property		1	5225 North 90th Street
7.113	Property		1	705 South State Street
7.114	Property		1	703 East Main Street
7.115	Property		1	2575 Northeast Highway 70
7.116	Property		1	1410 South US Highway 27
7.117	Property		1	605 North Avenue
7.118	Property		1	25 Burke Boulevard
7.119	Property		1	9819 Commercial Way
7.120	Property		1	226 North Halleck Street
7.121	Property		1	6906 University Boulevard
7.122	Property		1	2609 East Main Street
7.123	Property		1	550 West Dixie Avenue
7.124	Property		1	201 Pacific Avenue
7.125	Property		1	615 Love Avenue
7.126	Property		1	13551 McGregor Boulevard
7.127	Property		1	102 Russell Parkway
7.128	Property		1	1520 South McColl Road
7.129	Property		1	835 Park Avenue

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
7.130	Property		1	4 East League Street
7.131	Property		1	13060 Adams Road
7.132	Property		1	112 Rockingham Street
7.133	Property		1	302 South Oregon Street
7.134	Property		1	300 Greene Street
7.135	Property		1	129 Clifty Drive
7.136	Property		1	308 North Main Street
7.137	Property		1	7916 Winchester Avenue
7.138	Property		1	13053 Cortez Boulevard
7.139	Property		1	2117 South Byron Butler Parkway
7.140	Property		1	2 West Route 130 North
7.141	Property		1	105 Carretera 31
7.142	Property		1	388 Uvalde Road
7.143	Property		1	400 West Fairchild Street
7.144	Property		1	4201 13th Avenue South
7.145	Property		1	2601 Highway 90
7.146	Property		1	15 South Main Street
7.147	Property		1	2504 Eastchester Road
7.148	Property		1	319 South Broad Street
7.149	Property		1	2400 Atlantic Avenue
7.150	Property		1	503 Battle Street East
7.151	Property		1	933 Blackburn Avenue
7.152	Property		1	101 East Sandusky Avenue
7.153	Property		1	125 North Main Street
7.154	Property		1	515 East Central Avenue
7.155	Property		1	7628 Penn Avenue
7.156	Property		1	1285 South Mission Road
7.157	Property		1	566 Union Street
7.158	Property		1	2123 East Columbus Drive
7.159	Property		1	4400 University Boulevard East
7.160	Property		1	1410 East Shotwell Street
7.161	Property		1	602 Peterson Avenue South
7.162	Property		1	3892 Atlanta Highway
7.163	Property		1	100 Elba Highway
7.164	Property		1	1013 11th Street
7.165	Property		1	901 North Main Street
7.166	Property		1	814 East Main Street
7.167	Property		1	5115 West Capitol Drive
7.168	Property		1	528 West Tennessee Avenue
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie
7.170	Property		1	355 Highway 441 South
7.171	Property		1	5100 Dixie Highway
7.172	Property		1	483 West Bockman Way
7.173	Property		1	1673 West State Highway 100
7.174	Property		1	311 Pelham Road South
7.175	Property		1	109 East Doctor Hicks Boulevard
7.176	Property		1	100 Rosedale Road
7.177	Property		1	140 North Carolina Highway 102 West
7.178	Property		1	109 South Van Buren Road
7.179	Property		1	501 North Street
7.180	Property		1	2008 South 5th Street
7.181	Property		1	2040 Douglas Avenue
7.182	Property		1	802 East Cloverland Drive
7.183	Property		1	127 West Columbia Avenue
7.184	Property		1	2770 West Broad Street
7.185	Property		1	747 Highway 1 South
7.186	Property		1	212 North Main Street
7.187	Property		1	955 Carretera 891
7.188	Property		1	1215 16th Street
7.189	Property		1	633 North Main Street
7.190	Property		1	24590 Lorain Road
7.191	Property		1	33495 Highway 43
7.192	Property		1	412 Pawnee Street
7.193	Property		1	1004 West Commerce
7.194	Property		1	1214 Grand Caillou Road
7.195	Property		1	1305 West Cherokee Street
7.196	Property		1	1101 Myers Avenue
7.197	Property		1	200 Highway 145 North
7.198	Property		1	50 South Main Street
7.199	Property		1	533 South Lincoln Avenue
7.200	Property		1	103 North Gateway Avenue
7.201	Property		1	1380 North Pleasants Highway
7.202	Property		1	380 General Daniel Avenue North
7.203	Property		1	619 Chestnut Street
7.204	Property		1	337 Main Street
7.205	Property		1	31 Big Hill Drive
7.206	Property		1	310 Story Street
7.207	Property		1	9485 Highway 805
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	60	59	60	59	0	0
8.001	Property		1	2911 Brighton 5th Street
8.002	Property		1	1302 Newkirk Avenue
8.003	Property		1	6309 Bay Parkway

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
8.004	Property		1	230 73rd Street
8.005	Property		1	9302 Ridge Boulevard
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	60	60	60	60	0	0
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	60	59	60	59	0	0
10.001	Property		1	Cedarbrook Apartments
10.002	Property		1	Oak Lane Apartments
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	60	60	60	60	0	0
11.001	Property		1	The Hermitage
11.002	Property		1	The Eagle
11.003	Property		1	The Allure
11.004	Property		1	The Eminence
11.005	Property		1	The Grove
11.006	Property		1	The Oaks
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	60	59	60	59	0	0
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	60	59	60	59	0	0
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	60	59	60	59	0	0
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	60	58	60	58	0	0
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	60	58	60	58	0	0
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	60	60	60	60	0	0
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	60	59	60	59	0	0
18.001	Property		1	Village at Barkley Landing
18.002	Property		1	Ashton View Apartments
18.003	Property		1	Jack Allen Apartments
19.000	Loan		1	5225 Telegraph	60	59	60	59	0	0
20.000	Loan	94, 95, 96	1	1700 Jerome	60	59	60	59	0	0
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	60	56	60	56	0	0
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	0	0	60	59	360	359
23.000	Loan	107	2	ClimaStor Portfolio	0	0	60	59	360	359
23.001	Property		1	ClimaStora 6
23.002	Property		1	ClimaStora 7
24.000	Loan	108, 109	1	Urbane 424	60	60	60	60	0	0
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	60	59	60	59	0	0

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	10/31/2025	1	1	12/1/2025	NAP	11/1/2030	NAP
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	10/27/2025	1	6	12/6/2025	NAP	11/6/2030	NAP
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	10/1/2025	2	6	11/6/2025	NAP	10/6/2030	NAP
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	10/1/2025	2	11	11/11/2025	NAP	10/11/2030	NAP
4.001	Property		1	5712 Old River
4.002	Property		1	5710 Houston
4.003	Property		1	5720 Port St Lucie
4.004	Property		1	5704 Taylor
4.005	Property		1	5705 Pflugerville
4.006	Property		1	5703 Georgetown
4.007	Property		1	5719 Palmetto
4.008	Property		1	5707 Tomball
4.009	Property		1	5721 Summerfield
4.010	Property		1	5716 Broken Arrow
4.011	Property		1	5706 Georgetown
4.012	Property		1	5708 Cypress
4.013	Property		1	5718 Hudson
4.014	Property		1	5709 Katy
4.015	Property		1	5711 Houston
4.016	Property		1	5700 San Antonio
4.017	Property		1	5713 Edmond
4.018	Property		1	5714 Moore
4.019	Property		1	5701 San Antonio
4.020	Property		1	5702 Liberty Hill
4.021	Property		1	5715 Catoosa
4.022	Property		1	5717 Broken Arrow
5.000	Loan	5, 40, 41	1	Empire Mall	10/1/2025	2	1	11/1/2025	NAP	10/1/2030	NAP
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	9/25/2025	2	11	11/11/2025	11/11/2025	10/11/2030	NAP
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	11/4/2025	1	6	12/6/2025	NAP	11/6/2030	NAP
7.001	Property		1	825 Morton Street
7.002	Property		1	505 Avenue Hostos
7.003	Property		1	2000 West Whittier Boulevard
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2
7.005	Property		1	2321 Hawthorne Boulevard
7.006	Property		1	6701 Miller Drive
7.007	Property		1	3480 Avenue Militar
7.008	Property		1	102 Washington Street
7.009	Property		1	1726 Superior Avenue
7.010	Property		1	1046 Yonkers Avenue
7.011	Property		1	1372 North Milwaukee Avenue
7.012	Property		1	2916 East Fletcher Avenue
7.013	Property		1	5000 Park Boulevard
7.014	Property		1	350 Carretera 830
7.015	Property		1	3605 East Thomas Road
7.016	Property		1	135 South Kamehameha Highway
7.017	Property		1	45 Court Street
7.018	Property		1	6390 North State Road 7
7.019	Property		1	3802 Cedar Springs Road
7.020	Property		1	477 Carretera 3
7.021	Property		1	14102 Ramona Boulevard
7.022	Property		1	3400 Boulder Highway
7.023	Property		1	550 Carretera #167 Plaza
7.024	Property		1	825 Beal Parkway North
7.025	Property		1	392 Bedford Street
7.026	Property		1	305 North Breed Street
7.027	Property		1	4747 Golden Gate Parkway
7.028	Property		1	3646 North Broadway Street
7.029	Property		1	500 Settlers Landing Road
7.030	Property		1	340 Flanders Road
7.031	Property		1	3001 Foothill Boulevard
7.032	Property		1	800 West Bay Drive
7.033	Property		1	1180 French Road
7.034	Property		1	5601 North Hiawassee Road
7.035	Property		1	2251 North Semoran Boulevard
7.036	Property		1	10 Prospect Street
7.037	Property		1	430 Spencerport Road
7.038	Property		1	709 West Union Street
7.039	Property		1	5434 Highway 78
7.040	Property		1	2595 East Bidwell Street
7.041	Property		1	1587 North Courtenay Parkway
7.042	Property		1	700 Waiale Road
7.043	Property		1	82955 Avenue 48 Building B
7.044	Property		1	4501 Airline Drive
7.045	Property		1	12184 Palmdale Road
7.046	Property		1	102 West Vandalia Street
7.047	Property		1	10121 Seminole Boulevard
7.048	Property		1	1 East Ogden Avenue

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date
7.049	Property		1	1217 West Jefferson Street
7.050	Property		1	2913 Mahan Drive
7.051	Property		1	1120 Tamiami Trail North
7.052	Property		1	3909 Highway 90
7.053	Property		1	1520 West Fullerton Avenue
7.054	Property		1	3450 West Dunlap Avenue
7.055	Property		1	10152 Lake June Road
7.056	Property		1	500 Howland Boulevard
7.057	Property		1	5903 South Orange Blossom Trail
7.058	Property		1	1202 Pine Avenue
7.059	Property		1	7001 Route 130
7.060	Property		1	389 Johnnie Dodds Boulevard
7.061	Property		1	100 Calle Colina Real
7.062	Property		1	1919 Fruitridge Road
7.063	Property		1	13470 Northwest Cornell Road
7.064	Property		1	9150 Devlin Road
7.065	Property		1	29030 Northwestern Highway
7.066	Property		1	9320 Lackland Road
7.067	Property		1	735 South Salisbury Boulevard
7.068	Property		1	886 Ritter Drive
7.069	Property		1	11085 Cathell Road Suite 100
7.070	Property		1	10 East Highway North
7.071	Property		1	105 Julington Plaza Drive
7.072	Property		1	1302 Clarkson Clayton Center
7.073	Property		1	2611 East Oakland Avenue
7.074	Property		1	13 North Black Horse Pike
7.075	Property		1	2711 Metropolitan Parkway Southwest
7.076	Property		1	1671 East Main Street
7.077	Property		1	577 Meadow Street
7.078	Property		1	11010 Bloomingdale Avenue
7.079	Property		1	3800 Tippecanoe Road
7.080	Property		1	6401 Frederick Road
7.081	Property		1	1701 William Flynn Highway
7.082	Property		1	303 Main Street
7.083	Property		1	3501 Unique Circle
7.084	Property		1	118 West Constance Road
7.085	Property		1	7304 Louetta Road
7.086	Property		1	1775 Eureka Way
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio
7.088	Property		1	654 Cassat Avenue
7.089	Property		1	2040 South Mariposa Road
7.090	Property		1	901 Memorial Drive
7.091	Property		1	316 Broadway
7.092	Property		1	4765 Redan Road
7.093	Property		1	1000 Dallas Cherryville Highway
7.094	Property		1	3001 Tamiami Trail
7.095	Property		1	22380 Moross Road
7.096	Property		1	4620 Lincolnway East
7.097	Property		1	7235 West 10th Street
7.098	Property		1	1829 Ridgewood Avenue
7.099	Property		1	566 Denny Way
7.100	Property		1	1003 North Main Street
7.101	Property		1	1210 Kingwood Drive
7.102	Property		1	43200 State Highway 74
7.103	Property		1	1321 Oxford Street
7.104	Property		1	100 North White Horse Pike
7.105	Property		1	35279 Vine Street
7.106	Property		1	100 Rhode Island Avenue
7.107	Property		1	5575 Byron Center Avenue Southwest
7.108	Property		1	3150 South Seneca Street
7.109	Property		1	8300 Wilcrest Drive
7.110	Property		1	1816 Franklin Street
7.111	Property		1	1500 South Irby Street
7.112	Property		1	5225 North 90th Street
7.113	Property		1	705 South State Street
7.114	Property		1	703 East Main Street
7.115	Property		1	2575 Northeast Highway 70
7.116	Property		1	1410 South US Highway 27
7.117	Property		1	605 North Avenue
7.118	Property		1	25 Burke Boulevard
7.119	Property		1	9819 Commercial Way
7.120	Property		1	226 North Halleck Street
7.121	Property		1	6906 University Boulevard
7.122	Property		1	2609 East Main Street
7.123	Property		1	550 West Dixie Avenue
7.124	Property		1	201 Pacific Avenue
7.125	Property		1	615 Love Avenue
7.126	Property		1	13551 McGregor Boulevard
7.127	Property		1	102 Russell Parkway
7.128	Property		1	1520 South McColl Road
7.129	Property		1	835 Park Avenue

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date
7.130	Property		1	4 East League Street
7.131	Property		1	13060 Adams Road
7.132	Property		1	112 Rockingham Street
7.133	Property		1	302 South Oregon Street
7.134	Property		1	300 Greene Street
7.135	Property		1	129 Clifty Drive
7.136	Property		1	308 North Main Street
7.137	Property		1	7916 Winchester Avenue
7.138	Property		1	13053 Cortez Boulevard
7.139	Property		1	2117 South Byron Butler Parkway
7.140	Property		1	2 West Route 130 North
7.141	Property		1	105 Carretera 31
7.142	Property		1	388 Uvalde Road
7.143	Property		1	400 West Fairchild Street
7.144	Property		1	4201 13th Avenue South
7.145	Property		1	2601 Highway 90
7.146	Property		1	15 South Main Street
7.147	Property		1	2504 Eastchester Road
7.148	Property		1	319 South Broad Street
7.149	Property		1	2400 Atlantic Avenue
7.150	Property		1	503 Battle Street East
7.151	Property		1	933 Blackburn Avenue
7.152	Property		1	101 East Sandusky Avenue
7.153	Property		1	125 North Main Street
7.154	Property		1	515 East Central Avenue
7.155	Property		1	7628 Penn Avenue
7.156	Property		1	1285 South Mission Road
7.157	Property		1	566 Union Street
7.158	Property		1	2123 East Columbus Drive
7.159	Property		1	4400 University Boulevard East
7.160	Property		1	1410 East Shotwell Street
7.161	Property		1	602 Peterson Avenue South
7.162	Property		1	3892 Atlanta Highway
7.163	Property		1	100 Elba Highway
7.164	Property		1	1013 11th Street
7.165	Property		1	901 North Main Street
7.166	Property		1	814 East Main Street
7.167	Property		1	5115 West Capitol Drive
7.168	Property		1	528 West Tennessee Avenue
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie
7.170	Property		1	355 Highway 441 South
7.171	Property		1	5100 Dixie Highway
7.172	Property		1	483 West Bockman Way
7.173	Property		1	1673 West State Highway 100
7.174	Property		1	311 Pelham Road South
7.175	Property		1	109 East Doctor Hicks Boulevard
7.176	Property		1	100 Rosedale Road
7.177	Property		1	140 North Carolina Highway 102 West
7.178	Property		1	109 South Van Buren Road
7.179	Property		1	501 North Street
7.180	Property		1	2008 South 5th Street
7.181	Property		1	2040 Douglas Avenue
7.182	Property		1	802 East Cloverland Drive
7.183	Property		1	127 West Columbia Avenue
7.184	Property		1	2770 West Broad Street
7.185	Property		1	747 Highway 1 South
7.186	Property		1	212 North Main Street
7.187	Property		1	955 Carretera 891
7.188	Property		1	1215 16th Street
7.189	Property		1	633 North Main Street
7.190	Property		1	24590 Lorain Road
7.191	Property		1	33495 Highway 43
7.192	Property		1	412 Pawnee Street
7.193	Property		1	1004 West Commerce
7.194	Property		1	1214 Grand Caillou Road
7.195	Property		1	1305 West Cherokee Street
7.196	Property		1	1101 Myers Avenue
7.197	Property		1	200 Highway 145 North
7.198	Property		1	50 South Main Street
7.199	Property		1	533 South Lincoln Avenue
7.200	Property		1	103 North Gateway Avenue
7.201	Property		1	1380 North Pleasants Highway
7.202	Property		1	380 General Daniel Avenue North
7.203	Property		1	619 Chestnut Street
7.204	Property		1	337 Main Street
7.205	Property		1	31 Big Hill Drive
7.206	Property		1	310 Story Street
7.207	Property		1	9485 Highway 805
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	10/29/2025	1	6	12/6/2025	NAP	11/6/2030	NAP
8.001	Property		1	2911 Brighton 5th Street
8.002	Property		1	1302 Newkirk Avenue
8.003	Property		1	6309 Bay Parkway

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date
8.004	Property		1	230 73rd Street
8.005	Property		1	9302 Ridge Boulevard
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	11/18/2025	0	6	1/6/2026	NAP	12/6/2030	NAP
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	11/5/2025	1	6	12/6/2025	NAP	11/6/2030	NAP
10.001	Property		1	Cedarbrook Apartments
10.002	Property		1	Oak Lane Apartments
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	11/7/2025	0	6	1/6/2026	NAP	12/6/2030	NAP
11.001	Property		1	The Hermitage
11.002	Property		1	The Eagle
11.003	Property		1	The Allure
11.004	Property		1	The Eminence
11.005	Property		1	The Grove
11.006	Property		1	The Oaks
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	10/23/2025	1	6	12/6/2025	NAP	11/6/2030	NAP
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	10/17/2025	1	6	12/6/2025	NAP	11/6/2030	NAP
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	10/10/2025	1	5	12/5/2025	NAP	11/5/2030	NAP
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	9/9/2025	2	6	11/6/2025	NAP	10/6/2030	NAP
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	9/22/2025	2	6	11/6/2025	NAP	10/6/2030	NAP
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	11/7/2025	0	6	1/6/2026	NAP	12/6/2030	NAP
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	10/30/2025	1	6	12/6/2025	NAP	11/6/2030	NAP
18.001	Property		1	Village at Barkley Landing
18.002	Property		1	Ashton View Apartments
18.003	Property		1	Jack Allen Apartments
19.000	Loan		1	5225 Telegraph	11/5/2025	1	6	12/6/2025	NAP	11/6/2030	NAP
20.000	Loan	94, 95, 96	1	1700 Jerome	10/17/2025	1	6	12/6/2025	NAP	11/6/2030	NAP
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	8/6/2025	4	6	9/6/2025	NAP	8/6/2030	NAP
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	11/4/2025	1	6	12/6/2025	12/6/2025	11/6/2030	NAP
23.000	Loan	107	2	ClimaStor Portfolio	11/10/2025	1	11	12/11/2025	12/11/2025	11/11/2030	NAP
23.001	Property		1	ClimaStora 6
23.002	Property		1	ClimaStora 7
24.000	Loan	108, 109	1	Urbane 424	11/13/2025	0	11	1/11/2026	NAP	12/11/2030	NAP
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	10/10/2025	1	6	12/6/2025	NAP	11/6/2030	NAP

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	0	0	L(25),YM1(29),O(6)	37,912,932	11,685,002	26,227,930	9/30/2025
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	0	0	L(25),D(29),O(6)	6,033,956	977,908	5,056,048	8/31/2025
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	0	0	L(3),YM1(53),O(4)	21,948,582	12,093,645	9,854,938	8/31/2025
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	5	0	YM1(26),DorYM1(27),O(7)	19,137,659	6,889,664	12,247,995	7/31/2025
4.001	Property		1	5712 Old River				1,098,843	317,462	781,381	7/31/2025
4.002	Property		1	5710 Houston				1,127,744	342,048	785,696	7/31/2025
4.003	Property		1	5720 Port St Lucie				1,255,861	500,487	755,374	7/31/2025
4.004	Property		1	5704 Taylor				1,294,929	441,549	853,380	7/31/2025
4.005	Property		1	5705 Pflugerville				1,131,918	364,471	767,447	7/31/2025
4.006	Property		1	5703 Georgetown				908,441	282,836	625,605	7/31/2025
4.007	Property		1	5719 Palmetto				903,301	323,587	579,714	7/31/2025
4.008	Property		1	5707 Tomball				800,642	280,184	520,458	7/31/2025
4.009	Property		1	5721 Summerfield				903,615	314,417	589,198	7/31/2025
4.010	Property		1	5716 Broken Arrow				811,032	286,985	524,047	7/31/2025
4.011	Property		1	5706 Georgetown				866,585	308,984	557,601	7/31/2025
4.012	Property		1	5708 Cypress				796,264	281,930	514,334	7/31/2025
4.013	Property		1	5718 Hudson				843,958	319,660	524,298	7/31/2025
4.014	Property		1	5709 Katy				818,554	284,215	534,339	7/31/2025
4.015	Property		1	5711 Houston				956,296	411,231	545,065	7/31/2025
4.016	Property		1	5700 San Antonio				784,005	269,588	514,417	7/31/2025
4.017	Property		1	5713 Edmond				646,445	219,162	427,283	7/31/2025
4.018	Property		1	5714 Moore				629,991	281,210	348,781	7/31/2025
4.019	Property		1	5701 San Antonio				752,441	354,061	398,380	7/31/2025
4.020	Property		1	5702 Liberty Hill				737,070	276,657	460,413	7/31/2025
4.021	Property		1	5715 Catoosa				583,085	229,928	353,157	7/31/2025
4.022	Property		1	5717 Broken Arrow				486,638	199,012	287,626	7/31/2025
5.000	Loan	5, 40, 41	1	Empire Mall	0	0	L(26),D(27),O(7)	23,605,640	5,543,876	18,061,764	8/31/2025
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	0	0	L(26),D(27),O(7)	52,309,426	37,498,295	14,811,131	7/31/2025
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	0	0	L(12),YM1(41),O(7)	NAV	NAV	NAV	NAV
7.001	Property		1	825 Morton Street				NAV	NAV	NAV	NAV
7.002	Property		1	505 Avenue Hostos				NAV	NAV	NAV	NAV
7.003	Property		1	2000 West Whittier Boulevard				NAV	NAV	NAV	NAV
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2				NAV	NAV	NAV	NAV
7.005	Property		1	2321 Hawthorne Boulevard				NAV	NAV	NAV	NAV
7.006	Property		1	6701 Miller Drive				NAV	NAV	NAV	NAV
7.007	Property		1	3480 Avenue Militar				NAV	NAV	NAV	NAV
7.008	Property		1	102 Washington Street				NAV	NAV	NAV	NAV
7.009	Property		1	1726 Superior Avenue				NAV	NAV	NAV	NAV
7.010	Property		1	1046 Yonkers Avenue				NAV	NAV	NAV	NAV
7.011	Property		1	1372 North Milwaukee Avenue				NAV	NAV	NAV	NAV
7.012	Property		1	2916 East Fletcher Avenue				NAV	NAV	NAV	NAV
7.013	Property		1	5000 Park Boulevard				NAV	NAV	NAV	NAV
7.014	Property		1	350 Carretera 830				NAV	NAV	NAV	NAV
7.015	Property		1	3605 East Thomas Road				NAV	NAV	NAV	NAV
7.016	Property		1	135 South Kamehameha Highway				NAV	NAV	NAV	NAV
7.017	Property		1	45 Court Street				NAV	NAV	NAV	NAV
7.018	Property		1	6390 North State Road 7				NAV	NAV	NAV	NAV
7.019	Property		1	3802 Cedar Springs Road				NAV	NAV	NAV	NAV
7.020	Property		1	477 Carretera 3				NAV	NAV	NAV	NAV
7.021	Property		1	14102 Ramona Boulevard				NAV	NAV	NAV	NAV
7.022	Property		1	3400 Boulder Highway				NAV	NAV	NAV	NAV
7.023	Property		1	550 Carretera #167 Plaza				NAV	NAV	NAV	NAV
7.024	Property		1	825 Beal Parkway North				NAV	NAV	NAV	NAV
7.025	Property		1	392 Bedford Street				NAV	NAV	NAV	NAV
7.026	Property		1	305 North Breed Street				NAV	NAV	NAV	NAV
7.027	Property		1	4747 Golden Gate Parkway				NAV	NAV	NAV	NAV
7.028	Property		1	3646 North Broadway Street				NAV	NAV	NAV	NAV
7.029	Property		1	500 Settlers Landing Road				NAV	NAV	NAV	NAV
7.030	Property		1	340 Flanders Road				NAV	NAV	NAV	NAV
7.031	Property		1	3001 Foothill Boulevard				NAV	NAV	NAV	NAV
7.032	Property		1	800 West Bay Drive				NAV	NAV	NAV	NAV
7.033	Property		1	1180 French Road				NAV	NAV	NAV	NAV
7.034	Property		1	5601 North Hiawassee Road				NAV	NAV	NAV	NAV
7.035	Property		1	2251 North Semoran Boulevard				NAV	NAV	NAV	NAV
7.036	Property		1	10 Prospect Street				NAV	NAV	NAV	NAV
7.037	Property		1	430 Spencerport Road				NAV	NAV	NAV	NAV
7.038	Property		1	709 West Union Street				NAV	NAV	NAV	NAV
7.039	Property		1	5434 Highway 78				NAV	NAV	NAV	NAV
7.040	Property		1	2595 East Bidwell Street				NAV	NAV	NAV	NAV
7.041	Property		1	1587 North Courtenay Parkway				NAV	NAV	NAV	NAV
7.042	Property		1	700 Waiale Road				NAV	NAV	NAV	NAV
7.043	Property		1	82955 Avenue 48 Building B				NAV	NAV	NAV	NAV
7.044	Property		1	4501 Airline Drive				NAV	NAV	NAV	NAV
7.045	Property		1	12184 Palmdale Road				NAV	NAV	NAV	NAV
7.046	Property		1	102 West Vandalia Street				NAV	NAV	NAV	NAV
7.047	Property		1	10121 Seminole Boulevard				NAV	NAV	NAV	NAV
7.048	Property		1	1 East Ogden Avenue				NAV	NAV	NAV	NAV

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date
7.049	Property		1	1217 West Jefferson Street				NAV	NAV	NAV	NAV
7.050	Property		1	2913 Mahan Drive				NAV	NAV	NAV	NAV
7.051	Property		1	1120 Tamiami Trail North				NAV	NAV	NAV	NAV
7.052	Property		1	3909 Highway 90				NAV	NAV	NAV	NAV
7.053	Property		1	1520 West Fullerton Avenue				NAV	NAV	NAV	NAV
7.054	Property		1	3450 West Dunlap Avenue				NAV	NAV	NAV	NAV
7.055	Property		1	10152 Lake June Road				NAV	NAV	NAV	NAV
7.056	Property		1	500 Howland Boulevard				NAV	NAV	NAV	NAV
7.057	Property		1	5903 South Orange Blossom Trail				NAV	NAV	NAV	NAV
7.058	Property		1	1202 Pine Avenue				NAV	NAV	NAV	NAV
7.059	Property		1	7001 Route 130				NAV	NAV	NAV	NAV
7.060	Property		1	389 Johnnie Dodds Boulevard				NAV	NAV	NAV	NAV
7.061	Property		1	100 Calle Colina Real				NAV	NAV	NAV	NAV
7.062	Property		1	1919 Fruitridge Road				NAV	NAV	NAV	NAV
7.063	Property		1	13470 Northwest Cornell Road				NAV	NAV	NAV	NAV
7.064	Property		1	9150 Devlin Road				NAV	NAV	NAV	NAV
7.065	Property		1	29030 Northwestern Highway				NAV	NAV	NAV	NAV
7.066	Property		1	9320 Lackland Road				NAV	NAV	NAV	NAV
7.067	Property		1	735 South Salisbury Boulevard				NAV	NAV	NAV	NAV
7.068	Property		1	886 Ritter Drive				NAV	NAV	NAV	NAV
7.069	Property		1	11085 Cathell Road Suite 100				NAV	NAV	NAV	NAV
7.070	Property		1	10 East Highway North				NAV	NAV	NAV	NAV
7.071	Property		1	105 Julington Plaza Drive				NAV	NAV	NAV	NAV
7.072	Property		1	1302 Clarkson Clayton Center				NAV	NAV	NAV	NAV
7.073	Property		1	2611 East Oakland Avenue				NAV	NAV	NAV	NAV
7.074	Property		1	13 North Black Horse Pike				NAV	NAV	NAV	NAV
7.075	Property		1	2711 Metropolitan Parkway Southwest				NAV	NAV	NAV	NAV
7.076	Property		1	1671 East Main Street				NAV	NAV	NAV	NAV
7.077	Property		1	577 Meadow Street				NAV	NAV	NAV	NAV
7.078	Property		1	11010 Bloomingdale Avenue				NAV	NAV	NAV	NAV
7.079	Property		1	3800 Tippecanoe Road				NAV	NAV	NAV	NAV
7.080	Property		1	6401 Frederick Road				NAV	NAV	NAV	NAV
7.081	Property		1	1701 William Flynn Highway				NAV	NAV	NAV	NAV
7.082	Property		1	303 Main Street				NAV	NAV	NAV	NAV
7.083	Property		1	3501 Unique Circle				NAV	NAV	NAV	NAV
7.084	Property		1	118 West Constance Road				NAV	NAV	NAV	NAV
7.085	Property		1	7304 Louetta Road				NAV	NAV	NAV	NAV
7.086	Property		1	1775 Eureka Way				NAV	NAV	NAV	NAV
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio				NAV	NAV	NAV	NAV
7.088	Property		1	654 Cassat Avenue				NAV	NAV	NAV	NAV
7.089	Property		1	2040 South Mariposa Road				NAV	NAV	NAV	NAV
7.090	Property		1	901 Memorial Drive				NAV	NAV	NAV	NAV
7.091	Property		1	316 Broadway				NAV	NAV	NAV	NAV
7.092	Property		1	4765 Redan Road				NAV	NAV	NAV	NAV
7.093	Property		1	1000 Dallas Cherryville Highway				NAV	NAV	NAV	NAV
7.094	Property		1	3001 Tamiami Trail				NAV	NAV	NAV	NAV
7.095	Property		1	22380 Moross Road				NAV	NAV	NAV	NAV
7.096	Property		1	4620 Lincolnway East				NAV	NAV	NAV	NAV
7.097	Property		1	7235 West 10th Street				NAV	NAV	NAV	NAV
7.098	Property		1	1829 Ridgewood Avenue				NAV	NAV	NAV	NAV
7.099	Property		1	566 Denny Way				NAV	NAV	NAV	NAV
7.100	Property		1	1003 North Main Street				NAV	NAV	NAV	NAV
7.101	Property		1	1210 Kingwood Drive				NAV	NAV	NAV	NAV
7.102	Property		1	43200 State Highway 74				NAV	NAV	NAV	NAV
7.103	Property		1	1321 Oxford Street				NAV	NAV	NAV	NAV
7.104	Property		1	100 North White Horse Pike				NAV	NAV	NAV	NAV
7.105	Property		1	35279 Vine Street				NAV	NAV	NAV	NAV
7.106	Property		1	100 Rhode Island Avenue				NAV	NAV	NAV	NAV
7.107	Property		1	5575 Byron Center Avenue Southwest				NAV	NAV	NAV	NAV
7.108	Property		1	3150 South Seneca Street				NAV	NAV	NAV	NAV
7.109	Property		1	8300 Wilcrest Drive				NAV	NAV	NAV	NAV
7.110	Property		1	1816 Franklin Street				NAV	NAV	NAV	NAV
7.111	Property		1	1500 South Irby Street				NAV	NAV	NAV	NAV
7.112	Property		1	5225 North 90th Street				NAV	NAV	NAV	NAV
7.113	Property		1	705 South State Street				NAV	NAV	NAV	NAV
7.114	Property		1	703 East Main Street				NAV	NAV	NAV	NAV
7.115	Property		1	2575 Northeast Highway 70				NAV	NAV	NAV	NAV
7.116	Property		1	1410 South US Highway 27				NAV	NAV	NAV	NAV
7.117	Property		1	605 North Avenue				NAV	NAV	NAV	NAV
7.118	Property		1	25 Burke Boulevard				NAV	NAV	NAV	NAV
7.119	Property		1	9819 Commercial Way				NAV	NAV	NAV	NAV
7.120	Property		1	226 North Halleck Street				NAV	NAV	NAV	NAV
7.121	Property		1	6906 University Boulevard				NAV	NAV	NAV	NAV
7.122	Property		1	2609 East Main Street				NAV	NAV	NAV	NAV
7.123	Property		1	550 West Dixie Avenue				NAV	NAV	NAV	NAV
7.124	Property		1	201 Pacific Avenue				NAV	NAV	NAV	NAV
7.125	Property		1	615 Love Avenue				NAV	NAV	NAV	NAV
7.126	Property		1	13551 McGregor Boulevard				NAV	NAV	NAV	NAV
7.127	Property		1	102 Russell Parkway				NAV	NAV	NAV	NAV
7.128	Property		1	1520 South McColl Road				NAV	NAV	NAV	NAV
7.129	Property		1	835 Park Avenue				NAV	NAV	NAV	NAV

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date
7.130	Property		1	4 East League Street				NAV	NAV	NAV	NAV
7.131	Property		1	13060 Adams Road				NAV	NAV	NAV	NAV
7.132	Property		1	112 Rockingham Street				NAV	NAV	NAV	NAV
7.133	Property		1	302 South Oregon Street				NAV	NAV	NAV	NAV
7.134	Property		1	300 Greene Street				NAV	NAV	NAV	NAV
7.135	Property		1	129 Clifty Drive				NAV	NAV	NAV	NAV
7.136	Property		1	308 North Main Street				NAV	NAV	NAV	NAV
7.137	Property		1	7916 Winchester Avenue				NAV	NAV	NAV	NAV
7.138	Property		1	13053 Cortez Boulevard				NAV	NAV	NAV	NAV
7.139	Property		1	2117 South Byron Butler Parkway				NAV	NAV	NAV	NAV
7.140	Property		1	2 West Route 130 North				NAV	NAV	NAV	NAV
7.141	Property		1	105 Carretera 31				NAV	NAV	NAV	NAV
7.142	Property		1	388 Uvalde Road				NAV	NAV	NAV	NAV
7.143	Property		1	400 West Fairchild Street				NAV	NAV	NAV	NAV
7.144	Property		1	4201 13th Avenue South				NAV	NAV	NAV	NAV
7.145	Property		1	2601 Highway 90				NAV	NAV	NAV	NAV
7.146	Property		1	15 South Main Street				NAV	NAV	NAV	NAV
7.147	Property		1	2504 Eastchester Road				NAV	NAV	NAV	NAV
7.148	Property		1	319 South Broad Street				NAV	NAV	NAV	NAV
7.149	Property		1	2400 Atlantic Avenue				NAV	NAV	NAV	NAV
7.150	Property		1	503 Battle Street East				NAV	NAV	NAV	NAV
7.151	Property		1	933 Blackburn Avenue				NAV	NAV	NAV	NAV
7.152	Property		1	101 East Sandusky Avenue				NAV	NAV	NAV	NAV
7.153	Property		1	125 North Main Street				NAV	NAV	NAV	NAV
7.154	Property		1	515 East Central Avenue				NAV	NAV	NAV	NAV
7.155	Property		1	7628 Penn Avenue				NAV	NAV	NAV	NAV
7.156	Property		1	1285 South Mission Road				NAV	NAV	NAV	NAV
7.157	Property		1	566 Union Street				NAV	NAV	NAV	NAV
7.158	Property		1	2123 East Columbus Drive				NAV	NAV	NAV	NAV
7.159	Property		1	4400 University Boulevard East				NAV	NAV	NAV	NAV
7.160	Property		1	1410 East Shotwell Street				NAV	NAV	NAV	NAV
7.161	Property		1	602 Peterson Avenue South				NAV	NAV	NAV	NAV
7.162	Property		1	3892 Atlanta Highway				NAV	NAV	NAV	NAV
7.163	Property		1	100 Elba Highway				NAV	NAV	NAV	NAV
7.164	Property		1	1013 11th Street				NAV	NAV	NAV	NAV
7.165	Property		1	901 North Main Street				NAV	NAV	NAV	NAV
7.166	Property		1	814 East Main Street				NAV	NAV	NAV	NAV
7.167	Property		1	5115 West Capitol Drive				NAV	NAV	NAV	NAV
7.168	Property		1	528 West Tennessee Avenue				NAV	NAV	NAV	NAV
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie				NAV	NAV	NAV	NAV
7.170	Property		1	355 Highway 441 South				NAV	NAV	NAV	NAV
7.171	Property		1	5100 Dixie Highway				NAV	NAV	NAV	NAV
7.172	Property		1	483 West Bockman Way				NAV	NAV	NAV	NAV
7.173	Property		1	1673 West State Highway 100				NAV	NAV	NAV	NAV
7.174	Property		1	311 Pelham Road South				NAV	NAV	NAV	NAV
7.175	Property		1	109 East Doctor Hicks Boulevard				NAV	NAV	NAV	NAV
7.176	Property		1	100 Rosedale Road				NAV	NAV	NAV	NAV
7.177	Property		1	140 North Carolina Highway 102 West				NAV	NAV	NAV	NAV
7.178	Property		1	109 South Van Buren Road				NAV	NAV	NAV	NAV
7.179	Property		1	501 North Street				NAV	NAV	NAV	NAV
7.180	Property		1	2008 South 5th Street				NAV	NAV	NAV	NAV
7.181	Property		1	2040 Douglas Avenue				NAV	NAV	NAV	NAV
7.182	Property		1	802 East Cloverland Drive				NAV	NAV	NAV	NAV
7.183	Property		1	127 West Columbia Avenue				NAV	NAV	NAV	NAV
7.184	Property		1	2770 West Broad Street				NAV	NAV	NAV	NAV
7.185	Property		1	747 Highway 1 South				NAV	NAV	NAV	NAV
7.186	Property		1	212 North Main Street				NAV	NAV	NAV	NAV
7.187	Property		1	955 Carretera 891				NAV	NAV	NAV	NAV
7.188	Property		1	1215 16th Street				NAV	NAV	NAV	NAV
7.189	Property		1	633 North Main Street				NAV	NAV	NAV	NAV
7.190	Property		1	24590 Lorain Road				NAV	NAV	NAV	NAV
7.191	Property		1	33495 Highway 43				NAV	NAV	NAV	NAV
7.192	Property		1	412 Pawnee Street				NAV	NAV	NAV	NAV
7.193	Property		1	1004 West Commerce				NAV	NAV	NAV	NAV
7.194	Property		1	1214 Grand Caillou Road				NAV	NAV	NAV	NAV
7.195	Property		1	1305 West Cherokee Street				NAV	NAV	NAV	NAV
7.196	Property		1	1101 Myers Avenue				NAV	NAV	NAV	NAV
7.197	Property		1	200 Highway 145 North				NAV	NAV	NAV	NAV
7.198	Property		1	50 South Main Street				NAV	NAV	NAV	NAV
7.199	Property		1	533 South Lincoln Avenue				NAV	NAV	NAV	NAV
7.200	Property		1	103 North Gateway Avenue				NAV	NAV	NAV	NAV
7.201	Property		1	1380 North Pleasants Highway				NAV	NAV	NAV	NAV
7.202	Property		1	380 General Daniel Avenue North				NAV	NAV	NAV	NAV
7.203	Property		1	619 Chestnut Street				NAV	NAV	NAV	NAV
7.204	Property		1	337 Main Street				NAV	NAV	NAV	NAV
7.205	Property		1	31 Big Hill Drive				NAV	NAV	NAV	NAV
7.206	Property		1	310 Story Street				NAV	NAV	NAV	NAV
7.207	Property		1	9485 Highway 805				NAV	NAV	NAV	NAV
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	0	0	L(25),YM1(29),O(6)	3,652,051	1,559,240	2,092,811	Various
8.001	Property		1	2911 Brighton 5th Street				NAV	NAV	NAV	NAV
8.002	Property		1	1302 Newkirk Avenue				1,584,122	686,765	897,358	8/31/2025
8.003	Property		1	6309 Bay Parkway				1,239,141	472,819	766,322	8/31/2025

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date
8.004	Property		1	230 73rd Street				NAV	NAV	NAV	NAV
8.005	Property		1	9302 Ridge Boulevard				828,788	399,657	429,131	8/31/2025
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	0	0	L(24),D(29),O(7)	39,211,369	14,436,408	24,774,961	6/30/2025
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	0	0	L(25),D(28),O(7)	4,742,139	1,605,614	3,136,524	9/30/2025
10.001	Property		1	Cedarbrook Apartments				2,498,686	758,040	1,740,646	9/30/2025
10.002	Property		1	Oak Lane Apartments				2,243,452	847,575	1,395,878	9/30/2025
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	0	0	L(24),D(33),O(3)	3,774,444	1,616,995	2,157,450	7/31/2025
11.001	Property		1	The Hermitage				1,691,078	769,795	921,283	7/31/2025
11.002	Property		1	The Eagle				604,282	259,638	344,643	7/31/2025
11.003	Property		1	The Allure				428,145	164,029	264,115	7/31/2025
11.004	Property		1	The Eminence				399,877	141,996	257,881	7/31/2025
11.005	Property		1	The Grove				367,371	150,537	216,834	7/31/2025
11.006	Property		1	The Oaks				283,692	130,999	152,693	7/31/2025
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	0	0	L(25),D(28),O(7)	10,393,668	4,877,101	5,516,567	9/30/2025
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	0	0	L(25),D(30),O(5)	NAV	NAV	NAV	NAV
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	0	0	L(25),YM1(29),O(6)	4,625,042	1,391,521	3,233,521	7/31/2025
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	0	0	L(12),YM1(41),O(7)	NAV	NAV	NAV	NAV
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	0	0	L(26),D(27),O(7)	NAV	NAV	NAV	NAV
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	0	0	L(24),D(29),O(7)	NAV	NAV	NAV	NAV
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	0	0	L(25),D(28),O(7)	2,472,277	869,480	1,602,797	7/31/2025
18.001	Property		1	Village at Barkley Landing				905,643	316,562	589,082	7/31/2025
18.002	Property		1	Ashton View Apartments				992,752	353,512	639,240	7/31/2025
18.003	Property		1	Jack Allen Apartments				573,882	199,407	374,475	7/31/2025
19.000	Loan		1	5225 Telegraph	0	0	L(25),D(28),O(7)	2,523,459	575,439	1,948,021	8/31/2025
20.000	Loan	94, 95, 96	1	1700 Jerome	0	0	L(25),D(28),O(7)	NAV	NAV	NAV	NAV
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	0	0	L(13),YM1(40),O(7)	9,684,574	3,259,813	6,424,760	5/31/2025
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	0	0	L(25),D(29),O(6)	28,408,252	15,997,040	12,411,212	9/30/2025
23.000	Loan	107	2	ClimaStor Portfolio	0	0	L(25),D(31),O(4)	1,666,235	546,397	1,119,839	8/31/2025
23.001	Property		1	ClimaStora 6				1,147,144	404,270	742,874	8/31/2025
23.002	Property		1	ClimaStora 7				519,091	142,127	376,964	8/31/2025
24.000	Loan	108, 109	1	Urbane 424	0	0	L(24),D(32),O(4)	731,096	213,449	517,647	9/30/2025
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	0	0	L(25),D(31),O(4)	3,704,003	1,858,685	1,845,319	8/31/2025

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	T-12	38,559,432	11,917,914	26,641,518	12/31/2024	T-12	38,422,158
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	T-6 Annualized	NAV	NAV	NAV	NAV	NAV	NAV
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	T-12	23,665,750	11,411,795	12,253,955	12/31/2024	T-12	23,228,310
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	T-12	19,487,895	6,803,313	12,684,581	12/31/2024	T-12	19,686,638
4.001	Property		1	5712 Old River	T-12	1,071,445	312,203	759,242	12/31/2024	T-12	973,701
4.002	Property		1	5710 Houston	T-12	1,152,470	333,185	819,285	12/31/2024	T-12	1,071,941
4.003	Property		1	5720 Port St Lucie	T-12	1,269,601	468,831	800,770	12/31/2024	T-12	1,397,001
4.004	Property		1	5704 Taylor	T-12	1,305,974	420,207	885,767	12/31/2024	T-12	1,324,780
4.005	Property		1	5705 Pflugerville	T-12	1,160,863	349,453	811,410	12/31/2024	T-12	1,193,423
4.006	Property		1	5703 Georgetown	T-12	905,350	277,804	627,546	12/31/2024	T-12	921,687
4.007	Property		1	5719 Palmetto	T-12	922,321	318,945	603,376	12/31/2024	T-12	999,415
4.008	Property		1	5707 Tomball	T-12	804,767	286,441	518,326	12/31/2024	T-12	800,420
4.009	Property		1	5721 Summerfield	T-12	953,567	308,792	644,775	12/31/2024	T-12	996,845
4.010	Property		1	5716 Broken Arrow	T-12	867,407	298,171	569,236	12/31/2024	T-12	872,181
4.011	Property		1	5706 Georgetown	T-12	908,553	300,128	608,425	12/31/2024	T-12	963,520
4.012	Property		1	5708 Cypress	T-12	797,468	252,491	544,977	12/31/2024	T-12	743,135
4.013	Property		1	5718 Hudson	T-12	853,676	326,856	526,820	12/31/2024	T-12	916,304
4.014	Property		1	5709 Katy	T-12	789,378	295,871	493,507	12/31/2024	T-12	777,537
4.015	Property		1	5711 Houston	T-12	994,922	407,550	587,372	12/31/2024	T-12	1,034,804
4.016	Property		1	5700 San Antonio	T-12	836,172	284,841	551,331	12/31/2024	T-12	818,204
4.017	Property		1	5713 Edmond	T-12	638,634	239,906	398,727	12/31/2024	T-12	635,564
4.018	Property		1	5714 Moore	T-12	683,005	249,270	433,735	12/31/2024	T-12	668,709
4.019	Property		1	5701 San Antonio	T-12	746,114	327,036	419,078	12/31/2024	T-12	719,937
4.020	Property		1	5702 Liberty Hill	T-12	772,125	264,982	507,143	12/31/2024	T-12	813,056
4.021	Property		1	5715 Catoosa	T-12	579,963	259,754	320,209	12/31/2024	T-12	598,909
4.022	Property		1	5717 Broken Arrow	T-12	474,120	220,595	253,525	12/31/2024	T-12	445,565
5.000	Loan	5, 40, 41	1	Empire Mall	T-12	23,612,598	5,612,502	18,000,096	12/31/2024	T-12	22,689,275
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	T-12	52,344,714	38,119,938	14,224,776	12/31/2024	T-12	51,732,851
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.001	Property		1	825 Morton Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.002	Property		1	505 Avenue Hostos	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.003	Property		1	2000 West Whittier Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.005	Property		1	2321 Hawthorne Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.006	Property		1	6701 Miller Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.007	Property		1	3480 Avenue Militar	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.008	Property		1	102 Washington Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.009	Property		1	1726 Superior Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.010	Property		1	1046 Yonkers Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.011	Property		1	1372 North Milwaukee Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.012	Property		1	2916 East Fletcher Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.013	Property		1	5000 Park Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.014	Property		1	350 Carretera 830	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.015	Property		1	3605 East Thomas Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.016	Property		1	135 South Kamehameha Highway	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.017	Property		1	45 Court Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.018	Property		1	6390 North State Road 7	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.019	Property		1	3802 Cedar Springs Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.020	Property		1	477 Carretera 3	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.021	Property		1	14102 Ramona Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.022	Property		1	3400 Boulder Highway	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.023	Property		1	550 Carretera #167 Plaza	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.024	Property		1	825 Beal Parkway North	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.025	Property		1	392 Bedford Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.026	Property		1	305 North Breed Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.027	Property		1	4747 Golden Gate Parkway	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.028	Property		1	3646 North Broadway Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.029	Property		1	500 Settlers Landing Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.030	Property		1	340 Flanders Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.031	Property		1	3001 Foothill Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.032	Property		1	800 West Bay Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.033	Property		1	1180 French Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.034	Property		1	5601 North Hiawassee Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.035	Property		1	2251 North Semoran Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.036	Property		1	10 Prospect Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.037	Property		1	430 Spencerport Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.038	Property		1	709 West Union Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.039	Property		1	5434 Highway 78	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.040	Property		1	2595 East Bidwell Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.041	Property		1	1587 North Courtenay Parkway	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.042	Property		1	700 Waiale Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.043	Property		1	82955 Avenue 48 Building B	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.044	Property		1	4501 Airline Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.045	Property		1	12184 Palmdale Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.046	Property		1	102 West Vandalia Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.047	Property		1	10121 Seminole Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.048	Property		1	1 East Ogden Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
7.049	Property		1	1217 West Jefferson Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.050	Property		1	2913 Mahan Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.051	Property		1	1120 Tamiami Trail North	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.052	Property		1	3909 Highway 90	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.053	Property		1	1520 West Fullerton Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.054	Property		1	3450 West Dunlap Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.055	Property		1	10152 Lake June Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.056	Property		1	500 Howland Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.057	Property		1	5903 South Orange Blossom Trail	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.058	Property		1	1202 Pine Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.059	Property		1	7001 Route 130	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.060	Property		1	389 Johnnie Dodds Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.061	Property		1	100 Calle Colina Real	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.062	Property		1	1919 Fruitridge Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.063	Property		1	13470 Northwest Cornell Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.064	Property		1	9150 Devlin Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.065	Property		1	29030 Northwestern Highway	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.066	Property		1	9320 Lackland Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.067	Property		1	735 South Salisbury Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.068	Property		1	886 Ritter Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.069	Property		1	11085 Cathell Road Suite 100	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.070	Property		1	10 East Highway North	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.071	Property		1	105 Julington Plaza Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.072	Property		1	1302 Clarkson Clayton Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.073	Property		1	2611 East Oakland Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.074	Property		1	13 North Black Horse Pike	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.075	Property		1	2711 Metropolitan Parkway Southwest	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.076	Property		1	1671 East Main Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.077	Property		1	577 Meadow Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.078	Property		1	11010 Bloomingdale Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.079	Property		1	3800 Tippecanoe Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.080	Property		1	6401 Frederick Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.081	Property		1	1701 William Flynn Highway	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.082	Property		1	303 Main Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.083	Property		1	3501 Unique Circle	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.084	Property		1	118 West Constance Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.085	Property		1	7304 Louetta Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.086	Property		1	1775 Eureka Way	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.088	Property		1	654 Cassat Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.089	Property		1	2040 South Mariposa Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.090	Property		1	901 Memorial Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.091	Property		1	316 Broadway	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.092	Property		1	4765 Redan Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.093	Property		1	1000 Dallas Cherryville Highway	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.094	Property		1	3001 Tamiami Trail	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.095	Property		1	22380 Moross Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.096	Property		1	4620 Lincolnway East	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.097	Property		1	7235 West 10th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.098	Property		1	1829 Ridgewood Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.099	Property		1	566 Denny Way	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.100	Property		1	1003 North Main Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.101	Property		1	1210 Kingwood Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.102	Property		1	43200 State Highway 74	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.103	Property		1	1321 Oxford Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.104	Property		1	100 North White Horse Pike	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.105	Property		1	35279 Vine Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.106	Property		1	100 Rhode Island Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.107	Property		1	5575 Byron Center Avenue Southwest	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.108	Property		1	3150 South Seneca Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.109	Property		1	8300 Wilcrest Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.110	Property		1	1816 Franklin Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.111	Property		1	1500 South Irby Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.112	Property		1	5225 North 90th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.113	Property		1	705 South State Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.114	Property		1	703 East Main Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.115	Property		1	2575 Northeast Highway 70	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.116	Property		1	1410 South US Highway 27	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.117	Property		1	605 North Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.118	Property		1	25 Burke Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.119	Property		1	9819 Commercial Way	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.120	Property		1	226 North Halleck Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.121	Property		1	6906 University Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.122	Property		1	2609 East Main Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.123	Property		1	550 West Dixie Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.124	Property		1	201 Pacific Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.125	Property		1	615 Love Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.126	Property		1	13551 McGregor Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.127	Property		1	102 Russell Parkway	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.128	Property		1	1520 South McColl Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.129	Property		1	835 Park Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
7.130	Property		1	4 East League Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.131	Property		1	13060 Adams Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.132	Property		1	112 Rockingham Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.133	Property		1	302 South Oregon Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.134	Property		1	300 Greene Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.135	Property		1	129 Clifty Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.136	Property		1	308 North Main Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.137	Property		1	7916 Winchester Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.138	Property		1	13053 Cortez Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.139	Property		1	2117 South Byron Butler Parkway	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.140	Property		1	2 West Route 130 North	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.141	Property		1	105 Carretera 31	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.142	Property		1	388 Uvalde Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.143	Property		1	400 West Fairchild Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.144	Property		1	4201 13th Avenue South	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.145	Property		1	2601 Highway 90	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.146	Property		1	15 South Main Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.147	Property		1	2504 Eastchester Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.148	Property		1	319 South Broad Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.149	Property		1	2400 Atlantic Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.150	Property		1	503 Battle Street East	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.151	Property		1	933 Blackburn Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.152	Property		1	101 East Sandusky Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.153	Property		1	125 North Main Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.154	Property		1	515 East Central Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.155	Property		1	7628 Penn Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.156	Property		1	1285 South Mission Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.157	Property		1	566 Union Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.158	Property		1	2123 East Columbus Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.159	Property		1	4400 University Boulevard East	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.160	Property		1	1410 East Shotwell Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.161	Property		1	602 Peterson Avenue South	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.162	Property		1	3892 Atlanta Highway	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.163	Property		1	100 Elba Highway	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.164	Property		1	1013 11th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.165	Property		1	901 North Main Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.166	Property		1	814 East Main Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.167	Property		1	5115 West Capitol Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.168	Property		1	528 West Tennessee Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.170	Property		1	355 Highway 441 South	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.171	Property		1	5100 Dixie Highway	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.172	Property		1	483 West Bockman Way	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.173	Property		1	1673 West State Highway 100	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.174	Property		1	311 Pelham Road South	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.175	Property		1	109 East Doctor Hicks Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.176	Property		1	100 Rosedale Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.177	Property		1	140 North Carolina Highway 102 West	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.178	Property		1	109 South Van Buren Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.179	Property		1	501 North Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.180	Property		1	2008 South 5th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.181	Property		1	2040 Douglas Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.182	Property		1	802 East Cloverland Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.183	Property		1	127 West Columbia Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.184	Property		1	2770 West Broad Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.185	Property		1	747 Highway 1 South	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.186	Property		1	212 North Main Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.187	Property		1	955 Carretera 891	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.188	Property		1	1215 16th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.189	Property		1	633 North Main Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.190	Property		1	24590 Lorain Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.191	Property		1	33495 Highway 43	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.192	Property		1	412 Pawnee Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.193	Property		1	1004 West Commerce	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.194	Property		1	1214 Grand Caillou Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.195	Property		1	1305 West Cherokee Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.196	Property		1	1101 Myers Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.197	Property		1	200 Highway 145 North	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.198	Property		1	50 South Main Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.199	Property		1	533 South Lincoln Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.200	Property		1	103 North Gateway Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.201	Property		1	1380 North Pleasants Highway	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.202	Property		1	380 General Daniel Avenue North	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.203	Property		1	619 Chestnut Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.204	Property		1	337 Main Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.205	Property		1	31 Big Hill Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.206	Property		1	310 Story Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.207	Property		1	9485 Highway 805	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	Various	3,407,331	1,379,998	2,027,333	Various	Various	3,384,856
8.001	Property		1	2911 Brighton 5th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.002	Property		1	1302 Newkirk Avenue	T-12	1,505,021	589,353	915,669	12/31/2024	T-12	1,576,235
8.003	Property		1	6309 Bay Parkway	T-12	1,120,995	424,525	696,470	12/31/2024	T-12	1,074,600

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)
8.004	Property		1	230 73rd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8.005	Property		1	9302 Ridge Boulevard	T-12	781,314	366,120	415,194	12/31/2024	T-12	734,021
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	T-12	38,113,181	14,373,834	23,739,347	12/31/2024	T-12	39,935,809
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	T-12	4,384,296	1,719,212	2,665,084	12/31/2024	T-12	2,847,952
10.001	Property		1	Cedarbrook Apartments	T-12	2,307,777	832,808	1,474,969	12/31/2024	T-12	1,688,018
10.002	Property		1	Oak Lane Apartments	T-12	2,076,519	886,404	1,190,115	12/31/2024	T-12	1,159,935
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	T-12	3,571,346	1,533,838	2,037,508	12/31/2024	T-12	2,985,426
11.001	Property		1	The Hermitage	T-12	1,555,350	683,001	872,349	12/31/2024	T-12	1,251,830
11.002	Property		1	The Eagle	T-12	581,026	253,526	327,500	12/31/2024	T-12	495,414
11.003	Property		1	The Allure	T-12	458,992	164,216	294,776	12/31/2024	T-12	365,066
11.004	Property		1	The Eminence	T-12	374,687	153,274	221,413	12/31/2024	T-12	317,321
11.005	Property		1	The Grove	T-12	349,255	154,425	194,830	12/31/2024	T-12	299,930
11.006	Property		1	The Oaks	T-12	252,038	125,397	126,640	12/31/2024	T-12	255,865
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	T-12	9,497,326	5,410,161	4,087,165	12/31/2024	T-12	9,916,398
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	T-12	4,215,776	1,325,123	2,890,653	12/31/2024	T-12	3,937,750
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	T-12	1,992,566	985,483	1,007,083	12/31/2024	T-12	NAV
18.001	Property		1	Village at Barkley Landing	T-12	726,001	348,898	377,103	12/31/2024	T-12	NAV
18.002	Property		1	Ashton View Apartments	T-12	802,215	380,319	421,896	12/31/2024	T-12	NAV
18.003	Property		1	Jack Allen Apartments	T-12	464,351	256,266	208,085	12/31/2024	T-12	NAV
19.000	Loan		1	5225 Telegraph	T-12	2,684,842	640,067	2,044,775	12/31/2024	T-12	2,580,295
20.000	Loan	94, 95, 96	1	1700 Jerome	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	T-12	8,758,527	3,233,825	5,524,702	12/31/2024	T-12	NAV
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	T-12	25,713,434	15,708,830	10,004,604	12/31/2024	T-12	25,532,816
23.000	Loan	107	2	ClimaStor Portfolio	T-12	1,672,318	532,731	1,139,587	12/31/2024	T-12	1,639,377
23.001	Property		1	ClimaStora 6	T-12	1,160,647	393,703	766,944	12/31/2024	T-12	1,135,638
23.002	Property		1	ClimaStora 7	T-12	511,671	139,028	372,642	12/31/2024	T-12	503,740
24.000	Loan	108, 109	1	Urbane 424	T-12	NAV	NAV	NAV	NAV	NAV	NAV
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	T-12	3,276,886	1,761,595	1,515,291	12/31/2024	T-12	2,600,445

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	11,871,061	26,551,097	12/31/2023	T-12	87.8%	40,470,428	13,932,037
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	NAV	NAV	NAV	NAV	95.0%	6,837,273	1,059,149
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	11,450,912	11,777,398	12/31/2023	T-12	90.8%	27,059,387	12,614,013
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	6,713,379	12,973,259	12/31/2023	T-12	88.5%	19,164,734	7,562,858
4.001	Property		1	5712 Old River	301,778	671,923	12/31/2023	T-12	91.4%	1,130,208	320,078
4.002	Property		1	5710 Houston	324,200	747,741	12/31/2023	T-12	84.9%	1,077,699	365,249
4.003	Property		1	5720 Port St Lucie	493,080	903,921	12/31/2023	T-12	87.4%	1,241,421	530,266
4.004	Property		1	5704 Taylor	424,984	899,796	12/31/2023	T-12	90.6%	1,265,075	560,310
4.005	Property		1	5705 Pflugerville	356,205	837,218	12/31/2023	T-12	91.2%	1,123,830	410,895
4.006	Property		1	5703 Georgetown	277,877	643,810	12/31/2023	T-12	93.0%	901,884	321,038
4.007	Property		1	5719 Palmetto	325,620	673,795	12/31/2023	T-12	86.3%	887,164	334,902
4.008	Property		1	5707 Tomball	280,778	519,642	12/31/2023	T-12	90.3%	795,047	282,396
4.009	Property		1	5721 Summerfield	322,290	674,555	12/31/2023	T-12	79.7%	831,483	316,449
4.010	Property		1	5716 Broken Arrow	284,987	587,194	12/31/2023	T-12	93.3%	899,112	289,197
4.011	Property		1	5706 Georgetown	299,115	664,405	12/31/2023	T-12	94.3%	832,558	382,517
4.012	Property		1	5708 Cypress	250,393	492,742	12/31/2023	T-12	89.0%	772,050	293,698
4.013	Property		1	5718 Hudson	316,035	600,269	12/31/2023	T-12	81.0%	818,188	332,265
4.014	Property		1	5709 Katy	288,692	488,845	12/31/2023	T-12	91.2%	816,361	352,740
4.015	Property		1	5711 Houston	383,987	650,817	12/31/2023	T-12	84.3%	915,414	486,183
4.016	Property		1	5700 San Antonio	277,988	540,216	12/31/2023	T-12	80.9%	717,997	301,480
4.017	Property		1	5713 Edmond	226,196	409,368	12/31/2023	T-12	93.3%	733,269	220,050
4.018	Property		1	5714 Moore	244,726	423,983	12/31/2023	T-12	94.1%	697,396	279,744
4.019	Property		1	5701 San Antonio	320,925	399,012	12/31/2023	T-12	95.0%	782,961	412,599
4.020	Property		1	5702 Liberty Hill	273,770	539,286	12/31/2023	T-12	77.0%	672,779	330,335
4.021	Property		1	5715 Catoosa	242,562	356,347	12/31/2023	T-12	91.5%	684,706	233,103
4.022	Property		1	5717 Broken Arrow	197,191	248,374	12/31/2023	T-12	95.0%	568,131	207,363
5.000	Loan	5, 40, 41	1	Empire Mall	5,527,389	17,161,886	12/31/2023	T-12	90.8%	26,023,366	6,185,926
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	36,713,146	15,019,705	12/31/2023	T-12	68.2%	52,309,426	39,433,932
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	NAV	NAV	NAV	NAV	100.0%	64,755,440	0
7.001	Property		1	825 Morton Street	NAV	NAV	NAV	NAV	100.0%	740,025	0
7.002	Property		1	505 Avenue Hostos	NAV	NAV	NAV	NAV	100.0%	682,560	0
7.003	Property		1	2000 West Whittier Boulevard	NAV	NAV	NAV	NAV	100.0%	542,088	0
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2	NAV	NAV	NAV	NAV	100.0%	584,790	0
7.005	Property		1	2321 Hawthorne Boulevard	NAV	NAV	NAV	NAV	100.0%	501,025	0
7.006	Property		1	6701 Miller Drive	NAV	NAV	NAV	NAV	100.0%	518,700	0
7.007	Property		1	3480 Avenue Militar	NAV	NAV	NAV	NAV	100.0%	470,640	0
7.008	Property		1	102 Washington Street	NAV	NAV	NAV	NAV	100.0%	436,800	0
7.009	Property		1	1726 Superior Avenue	NAV	NAV	NAV	NAV	100.0%	460,670	0
7.010	Property		1	1046 Yonkers Avenue	NAV	NAV	NAV	NAV	100.0%	419,040	0
7.011	Property		1	1372 North Milwaukee Avenue	NAV	NAV	NAV	NAV	100.0%	449,100	0
7.012	Property		1	2916 East Fletcher Avenue	NAV	NAV	NAV	NAV	100.0%	440,220	0
7.013	Property		1	5000 Park Boulevard	NAV	NAV	NAV	NAV	100.0%	434,700	0
7.014	Property		1	350 Carretera 830	NAV	NAV	NAV	NAV	100.0%	531,278	0
7.015	Property		1	3605 East Thomas Road	NAV	NAV	NAV	NAV	100.0%	400,183	0
7.016	Property		1	135 South Kamehameha Highway	NAV	NAV	NAV	NAV	100.0%	426,090	0
7.017	Property		1	45 Court Street	NAV	NAV	NAV	NAV	100.0%	415,200	0
7.018	Property		1	6390 North State Road 7	NAV	NAV	NAV	NAV	100.0%	414,960	0
7.019	Property		1	3802 Cedar Springs Road	NAV	NAV	NAV	NAV	100.0%	384,993	0
7.020	Property		1	477 Carretera 3	NAV	NAV	NAV	NAV	100.0%	483,778	0
7.021	Property		1	14102 Ramona Boulevard	NAV	NAV	NAV	NAV	100.0%	408,660	0
7.022	Property		1	3400 Boulder Highway	NAV	NAV	NAV	NAV	100.0%	403,245	0
7.023	Property		1	550 Carretera #167 Plaza	NAV	NAV	NAV	NAV	100.0%	502,650	0
7.024	Property		1	825 Beal Parkway North	NAV	NAV	NAV	NAV	100.0%	393,120	0
7.025	Property		1	392 Bedford Street	NAV	NAV	NAV	NAV	100.0%	392,850	0
7.026	Property		1	305 North Breed Street	NAV	NAV	NAV	NAV	100.0%	355,504	0
7.027	Property		1	4747 Golden Gate Parkway	NAV	NAV	NAV	NAV	100.0%	422,370	0
7.028	Property		1	3646 North Broadway Street	NAV	NAV	NAV	NAV	100.0%	353,625	0
7.029	Property		1	500 Settlers Landing Road	NAV	NAV	NAV	NAV	100.0%	415,017	0
7.030	Property		1	340 Flanders Road	NAV	NAV	NAV	NAV	100.0%	381,510	0
7.031	Property		1	3001 Foothill Boulevard	NAV	NAV	NAV	NAV	100.0%	411,355	0
7.032	Property		1	800 West Bay Drive	NAV	NAV	NAV	NAV	100.0%	378,000	0
7.033	Property		1	1180 French Road	NAV	NAV	NAV	NAV	100.0%	363,750	0
7.034	Property		1	5601 North Hiawassee Road	NAV	NAV	NAV	NAV	100.0%	362,250	0
7.035	Property		1	2251 North Semoran Boulevard	NAV	NAV	NAV	NAV	100.0%	355,680	0
7.036	Property		1	10 Prospect Street	NAV	NAV	NAV	NAV	100.0%	370,500	0
7.037	Property		1	430 Spencerport Road	NAV	NAV	NAV	NAV	100.0%	370,500	0
7.038	Property		1	709 West Union Street	NAV	NAV	NAV	NAV	100.0%	370,500	0
7.039	Property		1	5434 Highway 78	NAV	NAV	NAV	NAV	100.0%	370,500	0
7.040	Property		1	2595 East Bidwell Street	NAV	NAV	NAV	NAV	100.0%	407,550	0
7.041	Property		1	1587 North Courtenay Parkway	NAV	NAV	NAV	NAV	100.0%	363,750	0
7.042	Property		1	700 Waiale Road	NAV	NAV	NAV	NAV	100.0%	363,750	0
7.043	Property		1	82955 Avenue 48 Building B	NAV	NAV	NAV	NAV	100.0%	363,090	0
7.044	Property		1	4501 Airline Drive	NAV	NAV	NAV	NAV	100.0%	360,003	0
7.045	Property		1	12184 Palmdale Road	NAV	NAV	NAV	NAV	100.0%	407,550	0
7.046	Property		1	102 West Vandalia Street	NAV	NAV	NAV	NAV	100.0%	376,750	0
7.047	Property		1	10121 Seminole Boulevard	NAV	NAV	NAV	NAV	100.0%	357,075	0
7.048	Property		1	1 East Ogden Avenue	NAV	NAV	NAV	NAV	100.0%	356,475	0

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)
7.049	Property		1	1217 West Jefferson Street	NAV	NAV	NAV	NAV	100.0%	355,680	0
7.050	Property		1	2913 Mahan Drive	NAV	NAV	NAV	NAV	100.0%	355,680	0
7.051	Property		1	1120 Tamiami Trail North	NAV	NAV	NAV	NAV	100.0%	354,900	0
7.052	Property		1	3909 Highway 90	NAV	NAV	NAV	NAV	100.0%	362,880	0
7.053	Property		1	1520 West Fullerton Avenue	NAV	NAV	NAV	NAV	100.0%	343,500	0
7.054	Property		1	3450 West Dunlap Avenue	NAV	NAV	NAV	NAV	100.0%	342,240	0
7.055	Property		1	10152 Lake June Road	NAV	NAV	NAV	NAV	100.0%	347,760	0
7.056	Property		1	500 Howland Boulevard	NAV	NAV	NAV	NAV	100.0%	340,860	0
7.057	Property		1	5903 South Orange Blossom Trail	NAV	NAV	NAV	NAV	100.0%	340,860	0
7.058	Property		1	1202 Pine Avenue	NAV	NAV	NAV	NAV	100.0%	336,250	0
7.059	Property		1	7001 Route 130	NAV	NAV	NAV	NAV	100.0%	305,550	0
7.060	Property		1	389 Johnnie Dodds Boulevard	NAV	NAV	NAV	NAV	100.0%	376,740	0
7.061	Property		1	100 Calle Colina Real	NAV	NAV	NAV	NAV	100.0%	534,180	0
7.062	Property		1	1919 Fruitridge Road	NAV	NAV	NAV	NAV	100.0%	333,720	0
7.063	Property		1	13470 Northwest Cornell Road	NAV	NAV	NAV	NAV	100.0%	383,985	0
7.064	Property		1	9150 Devlin Road	NAV	NAV	NAV	NAV	100.0%	370,500	0
7.065	Property		1	29030 Northwestern Highway	NAV	NAV	NAV	NAV	100.0%	332,640	0
7.066	Property		1	9320 Lackland Road	NAV	NAV	NAV	NAV	100.0%	393,120	0
7.067	Property		1	735 South Salisbury Boulevard	NAV	NAV	NAV	NAV	100.0%	326,040	0
7.068	Property		1	886 Ritter Drive	NAV	NAV	NAV	NAV	100.0%	363,750	0
7.069	Property		1	11085 Cathell Road Suite 100	NAV	NAV	NAV	NAV	100.0%	322,872	0
7.070	Property		1	10 East Highway North	NAV	NAV	NAV	NAV	100.0%	385,320	0
7.071	Property		1	105 Julington Plaza Drive	NAV	NAV	NAV	NAV	100.0%	320,100	0
7.072	Property		1	1302 Clarkson Clayton Center	NAV	NAV	NAV	NAV	100.0%	382,434	0
7.073	Property		1	2611 East Oakland Avenue	NAV	NAV	NAV	NAV	100.0%	298,800	0
7.074	Property		1	13 North Black Horse Pike	NAV	NAV	NAV	NAV	100.0%	318,780	0
7.075	Property		1	2711 Metropolitan Parkway Southwest	NAV	NAV	NAV	NAV	100.0%	317,720	0
7.076	Property		1	1671 East Main Street	NAV	NAV	NAV	NAV	100.0%	312,438	0
7.077	Property		1	577 Meadow Street	NAV	NAV	NAV	NAV	100.0%	316,150	0
7.078	Property		1	11010 Bloomingdale Avenue	NAV	NAV	NAV	NAV	100.0%	313,950	0
7.079	Property		1	3800 Tippecanoe Road	NAV	NAV	NAV	NAV	100.0%	362,250	0
7.080	Property		1	6401 Frederick Road	NAV	NAV	NAV	NAV	100.0%	336,700	0
7.081	Property		1	1701 William Flynn Highway	NAV	NAV	NAV	NAV	100.0%	311,220	0
7.082	Property		1	303 Main Street	NAV	NAV	NAV	NAV	100.0%	370,500	0
7.083	Property		1	3501 Unique Circle	NAV	NAV	NAV	NAV	100.0%	307,314	0
7.084	Property		1	118 West Constance Road	NAV	NAV	NAV	NAV	100.0%	362,250	0
7.085	Property		1	7304 Louetta Road	NAV	NAV	NAV	NAV	100.0%	305,760	0
7.086	Property		1	1775 Eureka Way	NAV	NAV	NAV	NAV	100.0%	325,600	0
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio	NAV	NAV	NAV	NAV	100.0%	439,600	0
7.088	Property		1	654 Cassat Avenue	NAV	NAV	NAV	NAV	100.0%	305,910	0
7.089	Property		1	2040 South Mariposa Road	NAV	NAV	NAV	NAV	100.0%	327,600	0
7.090	Property		1	901 Memorial Drive	NAV	NAV	NAV	NAV	100.0%	296,400	0
7.091	Property		1	316 Broadway	NAV	NAV	NAV	NAV	100.0%	293,329	0
7.092	Property		1	4765 Redan Road	NAV	NAV	NAV	NAV	100.0%	291,000	0
7.093	Property		1	1000 Dallas Cherryville Highway	NAV	NAV	NAV	NAV	100.0%	291,000	0
7.094	Property		1	3001 Tamiami Trail	NAV	NAV	NAV	NAV	100.0%	288,990	0
7.095	Property		1	22380 Moross Road	NAV	NAV	NAV	NAV	100.0%	288,618	0
7.096	Property		1	4620 Lincolnway East	NAV	NAV	NAV	NAV	100.0%	326,040	0
7.097	Property		1	7235 West 10th Street	NAV	NAV	NAV	NAV	100.0%	326,040	0
7.098	Property		1	1829 Ridgewood Avenue	NAV	NAV	NAV	NAV	100.0%	288,800	0
7.099	Property		1	566 Denny Way	NAV	NAV	NAV	NAV	100.0%	254,304	0
7.100	Property		1	1003 North Main Street	NAV	NAV	NAV	NAV	100.0%	332,640	0
7.101	Property		1	1210 Kingwood Drive	NAV	NAV	NAV	NAV	100.0%	311,220	0
7.102	Property		1	43200 State Highway 74	NAV	NAV	NAV	NAV	100.0%	340,860	0
7.103	Property		1	1321 Oxford Street	NAV	NAV	NAV	NAV	100.0%	289,800	0
7.104	Property		1	100 North White Horse Pike	NAV	NAV	NAV	NAV	100.0%	277,100	0
7.105	Property		1	35279 Vine Street	NAV	NAV	NAV	NAV	100.0%	296,400	0
7.106	Property		1	100 Rhode Island Avenue	NAV	NAV	NAV	NAV	100.0%	288,990	0
7.107	Property		1	5575 Byron Center Avenue Southwest	NAV	NAV	NAV	NAV	100.0%	273,000	0
7.108	Property		1	3150 South Seneca Street	NAV	NAV	NAV	NAV	100.0%	312,600	0
7.109	Property		1	8300 Wilcrest Drive	NAV	NAV	NAV	NAV	100.0%	272,160	0
7.110	Property		1	1816 Franklin Street	NAV	NAV	NAV	NAV	100.0%	320,100	0
7.111	Property		1	1500 South Irby Street	NAV	NAV	NAV	NAV	100.0%	270,630	0
7.112	Property		1	5225 North 90th Street	NAV	NAV	NAV	NAV	100.0%	347,760	0
7.113	Property		1	705 South State Street	NAV	NAV	NAV	NAV	100.0%	355,680	0
7.114	Property		1	703 East Main Street	NAV	NAV	NAV	NAV	100.0%	296,400	0
7.115	Property		1	2575 Northeast Highway 70	NAV	NAV	NAV	NAV	100.0%	266,760	0
7.116	Property		1	1410 South US Highway 27	NAV	NAV	NAV	NAV	100.0%	266,760	0
7.117	Property		1	605 North Avenue	NAV	NAV	NAV	NAV	100.0%	266,760	0
7.118	Property		1	25 Burke Boulevard	NAV	NAV	NAV	NAV	100.0%	266,760	0
7.119	Property		1	9819 Commercial Way	NAV	NAV	NAV	NAV	100.0%	326,040	0
7.120	Property		1	226 North Halleck Street	NAV	NAV	NAV	NAV	100.0%	300,300	0
7.121	Property		1	6906 University Boulevard	NAV	NAV	NAV	NAV	100.0%	281,620	0
7.122	Property		1	2609 East Main Street	NAV	NAV	NAV	NAV	100.0%	289,800	0
7.123	Property		1	550 West Dixie Avenue	NAV	NAV	NAV	NAV	100.0%	266,760	0
7.124	Property		1	201 Pacific Avenue	NAV	NAV	NAV	NAV	100.0%	260,820	0
7.125	Property		1	615 Love Avenue	NAV	NAV	NAV	NAV	100.0%	260,820	0
7.126	Property		1	13551 McGregor Boulevard	NAV	NAV	NAV	NAV	100.0%	289,800	0
7.127	Property		1	102 Russell Parkway	NAV	NAV	NAV	NAV	100.0%	289,800	0
7.128	Property		1	1520 South McColl Road	NAV	NAV	NAV	NAV	100.0%	259,350	0
7.129	Property		1	835 Park Avenue	NAV	NAV	NAV	NAV	100.0%	257,525	0

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)
7.130	Property		1	4 East League Street	NAV	NAV	NAV	NAV	100.0%	266,760	0
7.131	Property		1	13060 Adams Road	NAV	NAV	NAV	NAV	100.0%	326,040	0
7.132	Property		1	112 Rockingham Street	NAV	NAV	NAV	NAV	100.0%	253,908	0
7.133	Property		1	302 South Oregon Street	NAV	NAV	NAV	NAV	100.0%	223,560	0
7.134	Property		1	300 Greene Street	NAV	NAV	NAV	NAV	100.0%	261,900	0
7.135	Property		1	129 Clifty Drive	NAV	NAV	NAV	NAV	100.0%	296,400	0
7.136	Property		1	308 North Main Street	NAV	NAV	NAV	NAV	100.0%	288,618	0
7.137	Property		1	7916 Winchester Avenue	NAV	NAV	NAV	NAV	100.0%	281,480	0
7.138	Property		1	13053 Cortez Boulevard	NAV	NAV	NAV	NAV	100.0%	332,640	0
7.139	Property		1	2117 South Byron Butler Parkway	NAV	NAV	NAV	NAV	100.0%	327,600	0
7.140	Property		1	2 West Route 130 North	NAV	NAV	NAV	NAV	100.0%	318,780	0
7.141	Property		1	105 Carretera 31	NAV	NAV	NAV	NAV	100.0%	318,780	0
7.142	Property		1	388 Uvalde Road	NAV	NAV	NAV	NAV	100.0%	294,840	0
7.143	Property		1	400 West Fairchild Street	NAV	NAV	NAV	NAV	100.0%	289,800	0
7.144	Property		1	4201 13th Avenue South	NAV	NAV	NAV	NAV	100.0%	275,240	0
7.145	Property		1	2601 Highway 90	NAV	NAV	NAV	NAV	100.0%	274,170	0
7.146	Property		1	15 South Main Street	NAV	NAV	NAV	NAV	100.0%	266,760	0
7.147	Property		1	2504 Eastchester Road	NAV	NAV	NAV	NAV	100.0%	262,500	0
7.148	Property		1	319 South Broad Street	NAV	NAV	NAV	NAV	100.0%	251,370	0
7.149	Property		1	2400 Atlantic Avenue	NAV	NAV	NAV	NAV	100.0%	248,336	0
7.150	Property		1	503 Battle Street East	NAV	NAV	NAV	NAV	100.0%	227,562	0
7.151	Property		1	933 Blackburn Avenue	NAV	NAV	NAV	NAV	100.0%	247,104	0
7.152	Property		1	101 East Sandusky Avenue	NAV	NAV	NAV	NAV	100.0%	243,270	0
7.153	Property		1	125 North Main Street	NAV	NAV	NAV	NAV	100.0%	241,296	0
7.154	Property		1	515 East Central Avenue	NAV	NAV	NAV	NAV	100.0%	240,075	0
7.155	Property		1	7628 Penn Avenue	NAV	NAV	NAV	NAV	100.0%	291,000	0
7.156	Property		1	1285 South Mission Road	NAV	NAV	NAV	NAV	100.0%	246,960	0
7.157	Property		1	566 Union Street	NAV	NAV	NAV	NAV	100.0%	237,889	0
7.158	Property		1	2123 East Columbus Drive	NAV	NAV	NAV	NAV	100.0%	273,000	0
7.159	Property		1	4400 University Boulevard East	NAV	NAV	NAV	NAV	100.0%	237,120	0
7.160	Property		1	1410 East Shotwell Street	NAV	NAV	NAV	NAV	100.0%	266,760	0
7.161	Property		1	602 Peterson Avenue South	NAV	NAV	NAV	NAV	100.0%	266,760	0
7.162	Property		1	3892 Atlanta Highway	NAV	NAV	NAV	NAV	100.0%	231,840	0
7.163	Property		1	100 Elba Highway	NAV	NAV	NAV	NAV	100.0%	200,790	0
7.164	Property		1	1013 11th Street	NAV	NAV	NAV	NAV	100.0%	331,008	0
7.165	Property		1	901 North Main Street	NAV	NAV	NAV	NAV	100.0%	266,760	0
7.166	Property		1	814 East Main Street	NAV	NAV	NAV	NAV	100.0%	244,440	0
7.167	Property		1	5115 West Capitol Drive	NAV	NAV	NAV	NAV	100.0%	226,800	0
7.168	Property		1	528 West Tennessee Avenue	NAV	NAV	NAV	NAV	100.0%	237,120	0
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie	NAV	NAV	NAV	NAV	100.0%	222,300	0
7.170	Property		1	355 Highway 441 South	NAV	NAV	NAV	NAV	100.0%	221,400	0
7.171	Property		1	5100 Dixie Highway	NAV	NAV	NAV	NAV	100.0%	266,760	0
7.172	Property		1	483 West Bockman Way	NAV	NAV	NAV	NAV	100.0%	266,760	0
7.173	Property		1	1673 West State Highway 100	NAV	NAV	NAV	NAV	100.0%	251,940	0
7.174	Property		1	311 Pelham Road South	NAV	NAV	NAV	NAV	100.0%	218,400	0
7.175	Property		1	109 East Doctor Hicks Boulevard	NAV	NAV	NAV	NAV	100.0%	218,250	0
7.176	Property		1	100 Rosedale Road	NAV	NAV	NAV	NAV	100.0%	214,630	0
7.177	Property		1	140 North Carolina Highway 102 West	NAV	NAV	NAV	NAV	100.0%	214,020	0
7.178	Property		1	109 South Van Buren Road	NAV	NAV	NAV	NAV	100.0%	210,030	0
7.179	Property		1	501 North Street	NAV	NAV	NAV	NAV	100.0%	271,731	0
7.180	Property		1	2008 South 5th Street	NAV	NAV	NAV	NAV	100.0%	222,300	0
7.181	Property		1	2040 Douglas Avenue	NAV	NAV	NAV	NAV	100.0%	207,480	0
7.182	Property		1	802 East Cloverland Drive	NAV	NAV	NAV	NAV	100.0%	204,750	0
7.183	Property		1	127 West Columbia Avenue	NAV	NAV	NAV	NAV	100.0%	204,750	0
7.184	Property		1	2770 West Broad Street	NAV	NAV	NAV	NAV	100.0%	249,150	0
7.185	Property		1	747 Highway 1 South	NAV	NAV	NAV	NAV	100.0%	222,300	0
7.186	Property		1	212 North Main Street	NAV	NAV	NAV	NAV	100.0%	166,947	0
7.187	Property		1	955 Carretera 891	NAV	NAV	NAV	NAV	100.0%	344,718	0
7.188	Property		1	1215 16th Street	NAV	NAV	NAV	NAV	100.0%	260,820	0
7.189	Property		1	633 North Main Street	NAV	NAV	NAV	NAV	100.0%	193,446	0
7.190	Property		1	24590 Lorain Road	NAV	NAV	NAV	NAV	100.0%	222,300	0
7.191	Property		1	33495 Highway 43	NAV	NAV	NAV	NAV	100.0%	191,100	0
7.192	Property		1	412 Pawnee Street	NAV	NAV	NAV	NAV	100.0%	266,760	0
7.193	Property		1	1004 West Commerce	NAV	NAV	NAV	NAV	100.0%	217,350	0
7.194	Property		1	1214 Grand Caillou Road	NAV	NAV	NAV	NAV	100.0%	186,620	0
7.195	Property		1	1305 West Cherokee Street	NAV	NAV	NAV	NAV	100.0%	266,760	0
7.196	Property		1	1101 Myers Avenue	NAV	NAV	NAV	NAV	100.0%	164,880	0
7.197	Property		1	200 Highway 145 North	NAV	NAV	NAV	NAV	100.0%	154,498	0
7.198	Property		1	50 South Main Street	NAV	NAV	NAV	NAV	100.0%	154,200	0
7.199	Property		1	533 South Lincoln Avenue	NAV	NAV	NAV	NAV	100.0%	189,000	0
7.200	Property		1	103 North Gateway Avenue	NAV	NAV	NAV	NAV	100.0%	153,920	0
7.201	Property		1	1380 North Pleasants Highway	NAV	NAV	NAV	NAV	100.0%	134,100	0
7.202	Property		1	380 General Daniel Avenue North	NAV	NAV	NAV	NAV	100.0%	139,194	0
7.203	Property		1	619 Chestnut Street	NAV	NAV	NAV	NAV	100.0%	128,088	0
7.204	Property		1	337 Main Street	NAV	NAV	NAV	NAV	100.0%	127,840	0
7.205	Property		1	31 Big Hill Drive	NAV	NAV	NAV	NAV	100.0%	101,055	0
7.206	Property		1	310 Story Street	NAV	NAV	NAV	NAV	100.0%	189,000	0
7.207	Property		1	9485 Highway 805	NAV	NAV	NAV	NAV	100.0%	100,800	0
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	1,330,657	2,054,199	Various	Various	98.3%	7,341,540	3,218,582
8.001	Property		1	2911 Brighton 5th Street	NAV	NAV	NAV	NAV	98.4%	2,026,545	931,326
8.002	Property		1	1302 Newkirk Avenue	546,729	1,029,506	12/31/2023	T-12	99.1%	1,702,492	721,243
8.003	Property		1	6309 Bay Parkway	437,651	636,949	12/31/2023	T-12	98.5%	1,478,679	492,026

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)
8.004	Property		1	230 73rd Street	NAV	NAV	NAV	NAV	96.4%	1,188,456	637,319
8.005	Property		1	9302 Ridge Boulevard	346,277	387,744	12/31/2023	T-12	98.6%	945,370	436,668
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	15,607,075	24,328,734	12/31/2023	T-12	89.1%	40,035,689	13,596,745
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	1,441,232	1,406,720	12/31/2023	T-12	93.2%	4,742,139	1,518,674
10.001	Property		1	Cedarbrook Apartments	724,506	963,512	12/31/2023	T-12	92.8%	2,498,686	729,266
10.002	Property		1	Oak Lane Apartments	716,727	443,208	12/31/2023	T-12	93.7%	2,243,452	789,408
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	1,530,499	1,454,927	12/31/2023	T-12	97.0%	3,771,420	1,653,758
11.001	Property		1	The Hermitage	704,632	547,197	12/31/2023	T-12	97.0%	1,668,917	751,225
11.002	Property		1	The Eagle	247,401	248,013	12/31/2023	T-12	97.0%	601,452	268,458
11.003	Property		1	The Allure	155,421	209,645	12/31/2023	T-12	97.0%	451,664	175,276
11.004	Property		1	The Eminence	161,436	155,886	12/31/2023	T-12	97.0%	398,373	167,823
11.005	Property		1	The Grove	145,526	154,404	12/31/2023	T-12	97.0%	358,646	155,330
11.006	Property		1	The Oaks	116,084	139,781	12/31/2023	T-12	97.0%	292,368	135,647
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	5,269,914	4,646,484	12/31/2023	T-12	90.1%	13,098,003	4,682,021
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	NAV	NAV	NAV	NAV	97.0%	2,061,837	291,633
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	1,319,255	2,618,495	12/31/2023	T-12	84.1%	4,322,294	1,381,141
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	NAV	NAV	NAV	NAV	95.0%	9,845,902	2,330,506
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	NAV	NAV	NAV	NAV	93.2%	7,328,370	1,465,674
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	NAV	NAV	NAV	NAV	97.0%	1,816,662	189,611
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	NAV	NAV	NAV	NAV	91.3%	2,626,731	829,419
18.001	Property		1	Village at Barkley Landing	NAV	NAV	NAV	NAV	92.2%	946,649	286,647
18.002	Property		1	Ashton View Apartments	NAV	NAV	NAV	NAV	95.0%	1,029,032	349,475
18.003	Property		1	Jack Allen Apartments	NAV	NAV	NAV	NAV	89.1%	651,050	193,297
19.000	Loan		1	5225 Telegraph	670,568	1,909,727	12/31/2023	T-12	78.8%	2,243,610	707,906
20.000	Loan	94, 95, 96	1	1700 Jerome	NAV	NAV	NAV	NAV	97.0%	1,234,862	180,084
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	NAV	NAV	NAV	NAV	97.4%	12,568,844	3,519,376
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	15,036,090	10,496,726	12/31/2023	T-12	63.5%	26,757,787	15,496,910
23.000	Loan	107	2	ClimaStor Portfolio	517,749	1,121,629	12/31/2023	T-12	82.2%	1,656,596	515,959
23.001	Property		1	ClimaStora 6	374,310	761,328	12/31/2023	T-12	84.6%	1,155,817	381,189
23.002	Property		1	ClimaStora 7	143,439	360,301	12/31/2023	T-12	77.2%	500,779	134,769
24.000	Loan	108, 109	1	Urbane 424	NAV	NAV	NAV	NAV	89.5%	829,191	168,197
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	1,677,344	923,101	12/31/2023	T-12	74.9%	2,782,793	1,626,365

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	26,538,392	55,832	0	26,482,560	2.29	2.29	15.6%	15.6%
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	5,778,124	53,146	25,317	5,699,661	1.28	1.26	8.3%	8.1%
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	14,445,374	705,190	0	13,740,184	1.39	1.33	10.2%	9.7%
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	11,601,875	171,058	0	11,430,817	1.41	1.39	8.3%	8.2%
4.001	Property		1	5712 Old River	810,130	9,121	0	801,009
4.002	Property		1	5710 Houston	712,450	8,286	0	704,165
4.003	Property		1	5720 Port St Lucie	711,155	7,584	0	703,571
4.004	Property		1	5704 Taylor	704,765	12,178	0	692,587
4.005	Property		1	5705 Pflugerville	712,935	8,923	0	704,013
4.006	Property		1	5703 Georgetown	580,846	7,077	0	573,769
4.007	Property		1	5719 Palmetto	552,262	5,610	0	546,652
4.008	Property		1	5707 Tomball	512,652	6,184	0	506,468
4.009	Property		1	5721 Summerfield	515,034	7,976	0	507,059
4.010	Property		1	5716 Broken Arrow	609,915	9,283	0	600,632
4.011	Property		1	5706 Georgetown	450,041	7,852	0	442,190
4.012	Property		1	5708 Cypress	478,352	7,796	0	470,556
4.013	Property		1	5718 Hudson	485,923	7,435	0	478,487
4.014	Property		1	5709 Katy	463,621	6,655	0	456,966
4.015	Property		1	5711 Houston	429,230	10,692	0	418,539
4.016	Property		1	5700 San Antonio	416,516	7,232	0	409,284
4.017	Property		1	5713 Edmond	513,219	6,250	0	506,969
4.018	Property		1	5714 Moore	417,652	7,329	0	410,323
4.019	Property		1	5701 San Antonio	370,362	7,755	0	362,607
4.020	Property		1	5702 Liberty Hill	342,444	6,587	0	335,858
4.021	Property		1	5715 Catoosa	451,603	6,836	0	444,767
4.022	Property		1	5717 Broken Arrow	360,768	6,420	0	354,348
5.000	Loan	5, 40, 41	1	Empire Mall	19,837,440	204,879	1,300,724	18,331,837	2.43	2.24	16.5%	15.3%
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	12,875,494	2,092,377	0	10,783,117	2.00	1.68	15.5%	13.0%
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	64,755,440	433,661	2,891,073	61,430,706	3.52	3.34	20.8%	19.7%
7.001	Property		1	825 Morton Street	740,025	2,467	16,445	721,113
7.002	Property		1	505 Avenue Hostos	682,560	3,413	22,752	656,395
7.003	Property		1	2000 West Whittier Boulevard	542,088	2,259	15,058	524,771
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2	584,790	2,924	19,493	562,373
7.005	Property		1	2321 Hawthorne Boulevard	501,025	2,147	14,315	484,563
7.006	Property		1	6701 Miller Drive	518,700	2,048	13,650	503,003
7.007	Property		1	3480 Avenue Militar	470,640	2,353	15,688	452,599
7.008	Property		1	102 Washington Street	436,800	2,184	14,560	420,056
7.009	Property		1	1726 Superior Avenue	460,670	1,974	13,162	445,534
7.010	Property		1	1046 Yonkers Avenue	419,040	2,095	13,968	402,977
7.011	Property		1	1372 North Milwaukee Avenue	449,100	2,695	17,964	428,441
7.012	Property		1	2916 East Fletcher Avenue	440,220	2,201	14,674	423,345
7.013	Property		1	5000 Park Boulevard	434,700	2,174	14,490	418,037
7.014	Property		1	350 Carretera 830	531,278	2,571	17,138	511,569
7.015	Property		1	3605 East Thomas Road	400,183	2,450	16,334	381,399
7.016	Property		1	135 South Kamehameha Highway	426,090	2,130	14,203	409,757
7.017	Property		1	45 Court Street	415,200	2,491	16,608	396,101
7.018	Property		1	6390 North State Road 7	414,960	2,223	14,820	397,917
7.019	Property		1	3802 Cedar Springs Road	384,993	2,139	14,259	368,595
7.020	Property		1	477 Carretera 3	483,778	2,502	16,682	464,594
7.021	Property		1	14102 Ramona Boulevard	408,660	1,764	11,760	395,136
7.022	Property		1	3400 Boulder Highway	403,245	2,086	13,905	387,254
7.023	Property		1	550 Carretera #167 Plaza	502,650	2,513	16,755	483,382
7.024	Property		1	825 Beal Parkway North	393,120	2,268	15,120	375,732
7.025	Property		1	392 Bedford Street	392,850	2,183	14,550	376,118
7.026	Property		1	305 North Breed Street	355,504	1,568	10,456	343,480
7.027	Property		1	4747 Golden Gate Parkway	422,370	2,223	14,820	405,327
7.028	Property		1	3646 North Broadway Street	353,625	2,122	14,145	337,358
7.029	Property		1	500 Settlers Landing Road	415,017	2,306	15,371	397,340
7.030	Property		1	340 Flanders Road	381,510	1,908	12,717	366,885
7.031	Property		1	3001 Foothill Boulevard	411,355	1,763	11,753	397,839
7.032	Property		1	800 West Bay Drive	378,000	2,268	15,120	360,612
7.033	Property		1	1180 French Road	363,750	2,183	14,550	347,018
7.034	Property		1	5601 North Hiawassee Road	362,250	2,174	14,490	345,587
7.035	Property		1	2251 North Semoran Boulevard	355,680	2,223	14,820	338,637
7.036	Property		1	10 Prospect Street	370,500	2,223	14,820	353,457
7.037	Property		1	430 Spencerport Road	370,500	2,223	14,820	353,457
7.038	Property		1	709 West Union Street	370,500	2,223	14,820	353,457
7.039	Property		1	5434 Highway 78	370,500	2,223	14,820	353,457
7.040	Property		1	2595 East Bidwell Street	407,550	2,223	14,820	390,507
7.041	Property		1	1587 North Courtenay Parkway	363,750	2,183	14,550	347,018
7.042	Property		1	700 Waiale Road	363,750	2,183	14,550	347,018
7.043	Property		1	82955 Avenue 48 Building B	363,090	2,223	14,820	346,047
7.044	Property		1	4501 Airline Drive	360,003	2,571	17,143	340,289
7.045	Property		1	12184 Palmdale Road	407,550	2,223	14,820	390,507
7.046	Property		1	102 West Vandalia Street	376,750	2,261	15,070	359,420
7.047	Property		1	10121 Seminole Boulevard	357,075	2,329	15,525	339,221
7.048	Property		1	1 East Ogden Avenue	356,475	2,139	14,259	340,077

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)
7.049	Property		1	1217 West Jefferson Street	355,680	2,223	14,820	338,637
7.050	Property		1	2913 Mahan Drive	355,680	2,223	14,820	338,637
7.051	Property		1	1120 Tamiami Trail North	354,900	2,048	13,650	339,203
7.052	Property		1	3909 Highway 90	362,880	2,268	15,120	345,492
7.053	Property		1	1520 West Fullerton Avenue	343,500	2,061	13,740	327,699
7.054	Property		1	3450 West Dunlap Avenue	342,240	2,139	14,260	325,841
7.055	Property		1	10152 Lake June Road	347,760	2,174	14,490	331,097
7.056	Property		1	500 Howland Boulevard	340,860	2,223	14,820	323,817
7.057	Property		1	5903 South Orange Blossom Trail	340,860	2,223	14,820	323,817
7.058	Property		1	1202 Pine Avenue	336,250	2,018	13,450	320,783
7.059	Property		1	7001 Route 130	305,550	2,183	14,550	288,818
7.060	Property		1	389 Johnnie Dodds Boulevard	376,740	2,174	14,490	360,077
7.061	Property		1	100 Calle Colina Real	534,180	2,763	18,420	512,997
7.062	Property		1	1919 Fruitridge Road	333,720	2,086	13,905	317,729
7.063	Property		1	13470 Northwest Cornell Road	383,985	2,174	14,490	367,322
7.064	Property		1	9150 Devlin Road	370,500	2,223	14,820	353,457
7.065	Property		1	29030 Northwestern Highway	332,640	2,268	15,120	315,252
7.066	Property		1	9320 Lackland Road	393,120	2,268	15,120	375,732
7.067	Property		1	735 South Salisbury Boulevard	326,040	2,223	14,820	308,997
7.068	Property		1	886 Ritter Drive	363,750	2,183	14,550	347,018
7.069	Property		1	11085 Cathell Road Suite 100	322,872	2,201	14,676	305,995
7.070	Property		1	10 East Highway North	385,320	2,223	14,820	368,277
7.071	Property		1	105 Julington Plaza Drive	320,100	2,183	14,550	303,368
7.072	Property		1	1302 Clarkson Clayton Center	382,434	2,206	14,709	365,519
7.073	Property		1	2611 East Oakland Avenue	298,800	2,241	14,940	281,619
7.074	Property		1	13 North Black Horse Pike	318,780	2,174	14,490	302,117
7.075	Property		1	2711 Metropolitan Parkway Southwest	317,720	2,383	15,886	299,451
7.076	Property		1	1671 East Main Street	312,438	2,232	14,878	295,328
7.077	Property		1	577 Meadow Street	316,150	1,897	12,646	301,607
7.078	Property		1	11010 Bloomingdale Avenue	313,950	2,048	13,650	298,253
7.079	Property		1	3800 Tippecanoe Road	362,250	2,174	14,490	345,587
7.080	Property		1	6401 Frederick Road	336,700	2,020	13,468	321,212
7.081	Property		1	1701 William Flynn Highway	311,220	2,223	14,820	294,177
7.082	Property		1	303 Main Street	370,500	2,223	14,820	353,457
7.083	Property		1	3501 Unique Circle	307,314	2,195	14,634	290,485
7.084	Property		1	118 West Constance Road	362,250	2,174	14,490	345,587
7.085	Property		1	7304 Louetta Road	305,760	2,184	14,560	289,016
7.086	Property		1	1775 Eureka Way	325,600	2,220	14,800	308,580
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio	439,600	2,355	15,700	421,545
7.088	Property		1	654 Cassat Avenue	305,910	2,086	13,905	289,919
7.089	Property		1	2040 South Mariposa Road	327,600	2,048	13,650	311,903
7.090	Property		1	901 Memorial Drive	296,400	2,223	14,820	279,357
7.091	Property		1	316 Broadway	293,329	1,982	13,213	278,134
7.092	Property		1	4765 Redan Road	291,000	2,183	14,550	274,268
7.093	Property		1	1000 Dallas Cherryville Highway	291,000	2,183	14,550	274,268
7.094	Property		1	3001 Tamiami Trail	288,990	2,223	14,820	271,947
7.095	Property		1	22380 Moross Road	288,618	1,968	13,119	273,531
7.096	Property		1	4620 Lincolnway East	326,040	2,223	14,820	308,997
7.097	Property		1	7235 West 10th Street	326,040	2,223	14,820	308,997
7.098	Property		1	1829 Ridgewood Avenue	288,800	2,166	14,440	272,194
7.099	Property		1	566 Denny Way	254,304	1,192	7,947	245,165
7.100	Property		1	1003 North Main Street	332,640	2,268	15,120	315,252
7.101	Property		1	1210 Kingwood Drive	311,220	2,223	14,820	294,177
7.102	Property		1	43200 State Highway 74	340,860	2,223	14,820	323,817
7.103	Property		1	1321 Oxford Street	289,800	2,174	14,490	273,137
7.104	Property		1	100 North White Horse Pike	277,100	2,078	13,855	261,167
7.105	Property		1	35279 Vine Street	296,400	2,223	14,820	279,357
7.106	Property		1	100 Rhode Island Avenue	288,990	2,223	14,820	271,947
7.107	Property		1	5575 Byron Center Avenue Southwest	273,000	2,048	13,650	257,303
7.108	Property		1	3150 South Seneca Street	312,600	2,345	15,630	294,626
7.109	Property		1	8300 Wilcrest Drive	272,160	2,268	15,120	254,772
7.110	Property		1	1816 Franklin Street	320,100	2,183	14,550	303,368
7.111	Property		1	1500 South Irby Street	270,630	2,255	15,035	253,340
7.112	Property		1	5225 North 90th Street	347,760	2,174	14,490	331,097
7.113	Property		1	705 South State Street	355,680	2,223	14,820	338,637
7.114	Property		1	703 East Main Street	296,400	2,223	14,820	279,357
7.115	Property		1	2575 Northeast Highway 70	266,760	2,223	14,820	249,717
7.116	Property		1	1410 South US Highway 27	266,760	2,223	14,820	249,717
7.117	Property		1	605 North Avenue	266,760	2,223	14,820	249,717
7.118	Property		1	25 Burke Boulevard	266,760	2,223	14,820	249,717
7.119	Property		1	9819 Commercial Way	326,040	2,223	14,820	308,997
7.120	Property		1	226 North Halleck Street	300,300	2,048	13,650	284,603
7.121	Property		1	6906 University Boulevard	281,620	2,112	14,081	265,427
7.122	Property		1	2609 East Main Street	289,800	2,174	14,490	273,137
7.123	Property		1	550 West Dixie Avenue	266,760	2,223	14,820	249,717
7.124	Property		1	201 Pacific Avenue	260,820	2,174	14,490	244,157
7.125	Property		1	615 Love Avenue	260,820	2,174	14,490	244,157
7.126	Property		1	13551 McGregor Boulevard	289,800	2,174	14,490	273,137
7.127	Property		1	102 Russell Parkway	289,800	2,174	14,490	273,137
7.128	Property		1	1520 South McColl Road	259,350	2,223	14,820	242,307
7.129	Property		1	835 Park Avenue	257,525	1,545	10,301	245,679

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)
7.130	Property		1	4 East League Street	266,760	2,223	14,820	249,717
7.131	Property		1	13060 Adams Road	326,040	2,223	14,820	308,997
7.132	Property		1	112 Rockingham Street	253,908	2,116	14,106	237,686
7.133	Property		1	302 South Oregon Street	223,560	1,863	12,420	209,277
7.134	Property		1	300 Greene Street	261,900	2,183	14,550	245,168
7.135	Property		1	129 Clifty Drive	296,400	2,223	14,820	279,357
7.136	Property		1	308 North Main Street	288,618	1,968	13,119	273,531
7.137	Property		1	7916 Winchester Avenue	281,480	2,111	14,074	265,295
7.138	Property		1	13053 Cortez Boulevard	332,640	2,268	15,120	315,252
7.139	Property		1	2117 South Byron Butler Parkway	327,600	2,048	13,650	311,903
7.140	Property		1	2 West Route 130 North	318,780	2,174	14,490	302,117
7.141	Property		1	105 Carretera 31	318,780	2,174	14,490	302,117
7.142	Property		1	388 Uvalde Road	294,840	2,457	16,380	276,003
7.143	Property		1	400 West Fairchild Street	289,800	2,174	14,490	273,137
7.144	Property		1	4201 13th Avenue South	275,240	2,064	13,762	259,414
7.145	Property		1	2601 Highway 90	274,170	2,223	14,820	257,127
7.146	Property		1	15 South Main Street	266,760	2,223	14,820	249,717
7.147	Property		1	2504 Eastchester Road	262,500	1,125	7,500	253,875
7.148	Property		1	319 South Broad Street	251,370	2,095	13,965	235,310
7.149	Property		1	2400 Atlantic Avenue	248,336	1,693	11,288	235,355
7.150	Property		1	503 Battle Street East	227,562	2,008	13,386	212,168
7.151	Property		1	933 Blackburn Avenue	247,104	1,685	11,232	234,187
7.152	Property		1	101 East Sandusky Avenue	243,270	2,027	13,515	227,728
7.153	Property		1	125 North Main Street	241,296	1,645	10,968	228,683
7.154	Property		1	515 East Central Avenue	240,075	2,183	14,550	223,343
7.155	Property		1	7628 Penn Avenue	291,000	2,183	14,550	274,268
7.156	Property		1	1285 South Mission Road	246,960	1,512	10,080	235,368
7.157	Property		1	566 Union Street	237,889	1,551	10,343	225,995
7.158	Property		1	2123 East Columbus Drive	273,000	2,048	13,650	257,303
7.159	Property		1	4400 University Boulevard East	237,120	2,223	14,820	220,077
7.160	Property		1	1410 East Shotwell Street	266,760	2,223	14,820	249,717
7.161	Property		1	602 Peterson Avenue South	266,760	2,223	14,820	249,717
7.162	Property		1	3892 Atlanta Highway	231,840	2,174	14,490	215,177
7.163	Property		1	100 Elba Highway	200,790	2,008	13,386	185,396
7.164	Property		1	1013 11th Street	331,008	2,069	13,792	315,147
7.165	Property		1	901 North Main Street	266,760	2,223	14,820	249,717
7.166	Property		1	814 East Main Street	244,440	2,037	13,580	228,823
7.167	Property		1	5115 West Capitol Drive	226,800	1,890	12,600	212,310
7.168	Property		1	528 West Tennessee Avenue	237,120	2,223	14,820	220,077
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie	222,300	2,223	14,820	205,257
7.170	Property		1	355 Highway 441 South	221,400	1,845	12,300	207,255
7.171	Property		1	5100 Dixie Highway	266,760	2,223	14,820	249,717
7.172	Property		1	483 West Bockman Way	266,760	2,223	14,820	249,717
7.173	Property		1	1673 West State Highway 100	251,940	2,223	14,820	234,897
7.174	Property		1	311 Pelham Road South	218,400	2,048	13,650	202,703
7.175	Property		1	109 East Doctor Hicks Boulevard	218,250	2,183	14,550	201,518
7.176	Property		1	100 Rosedale Road	214,630	2,477	16,510	195,644
7.177	Property		1	140 North Carolina Highway 102 West	214,020	1,784	11,890	200,347
7.178	Property		1	109 South Van Buren Road	210,030	2,100	14,002	193,928
7.179	Property		1	501 North Street	271,731	2,630	17,531	251,570
7.180	Property		1	2008 South 5th Street	222,300	2,223	14,820	205,257
7.181	Property		1	2040 Douglas Avenue	207,480	2,223	14,820	190,437
7.182	Property		1	802 East Cloverland Drive	204,750	2,048	13,650	189,053
7.183	Property		1	127 West Columbia Avenue	204,750	2,048	13,650	189,053
7.184	Property		1	2770 West Broad Street	249,150	1,699	11,325	236,126
7.185	Property		1	747 Highway 1 South	222,300	2,223	14,820	205,257
7.186	Property		1	212 North Main Street	166,947	1,014	6,759	159,174
7.187	Property		1	955 Carretera 891	344,718	2,350	15,669	326,699
7.188	Property		1	1215 16th Street	260,820	2,174	14,490	244,157
7.189	Property		1	633 North Main Street	193,446	1,612	10,747	181,087
7.190	Property		1	24590 Lorain Road	222,300	2,223	14,820	205,257
7.191	Property		1	33495 Highway 43	191,100	2,048	13,650	175,403
7.192	Property		1	412 Pawnee Street	266,760	2,223	14,820	249,717
7.193	Property		1	1004 West Commerce	217,350	2,174	14,490	200,687
7.194	Property		1	1214 Grand Caillou Road	186,620	1,600	10,664	174,356
7.195	Property		1	1305 West Cherokee Street	266,760	2,223	14,820	249,717
7.196	Property		1	1101 Myers Avenue	164,880	1,237	8,244	155,399
7.197	Property		1	200 Highway 145 North	154,498	1,598	10,655	142,244
7.198	Property		1	50 South Main Street	154,200	1,157	7,710	145,334
7.199	Property		1	533 South Lincoln Avenue	189,000	1,575	10,500	176,925
7.200	Property		1	103 North Gateway Avenue	153,920	1,154	7,696	145,070
7.201	Property		1	1380 North Pleasants Highway	134,100	1,006	6,705	126,389
7.202	Property		1	380 General Daniel Avenue North	139,194	1,160	7,733	130,301
7.203	Property		1	619 Chestnut Street	128,088	534	3,558	123,996
7.204	Property		1	337 Main Street	127,840	959	6,392	120,489
7.205	Property		1	31 Big Hill Drive	101,055	1,011	6,737	93,307
7.206	Property		1	310 Story Street	189,000	1,575	10,500	176,925
7.207	Property		1	9485 Highway 805	100,800	1,008	6,720	93,072
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	4,122,959	96,000	0	4,026,959	1.43	1.39	8.9%	8.7%
8.001	Property		1	2911 Brighton 5th Street	1,095,219	26,500	0	1,068,719
8.002	Property		1	1302 Newkirk Avenue	981,249	22,500	0	958,749
8.003	Property		1	6309 Bay Parkway	986,653	20,500	0	966,153

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)
8.004	Property		1	230 73rd Street	551,137	14,750	0	536,387
8.005	Property		1	9302 Ridge Boulevard	508,702	11,750	0	496,952
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	26,438,944	300,977	1,881,105	24,256,862	2.92	2.68	25.2%	23.1%
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	3,223,465	102,750	0	3,120,715	1.99	1.93	12.9%	12.5%
10.001	Property		1	Cedarbrook Apartments	1,769,421	52,000	0	1,717,421
10.002	Property		1	Oak Lane Apartments	1,454,044	50,750	0	1,403,294
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	2,117,662	64,568	0	2,053,094	1.38	1.34	9.1%	8.8%
11.001	Property		1	The Hermitage	917,692	28,223	0	889,469
11.002	Property		1	The Eagle	332,994	9,841	0	323,153
11.003	Property		1	The Allure	276,388	7,216	0	269,172
11.004	Property		1	The Eminence	230,550	4,841	0	225,709
11.005	Property		1	The Grove	203,317	10,318	0	192,999
11.006	Property		1	The Oaks	156,721	4,129	0	152,592
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	8,415,982	96,834	825,343	7,493,804	1.96	1.74	13.4%	11.9%
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	1,770,204	13,500	0	1,756,704	1.26	1.25	7.9%	7.8%
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	2,941,153	24,300	121,501	2,795,352	1.89	1.80	13.3%	12.7%
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	7,515,396	139,715	316,780	7,058,901	1.62	1.52	10.7%	10.1%
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	5,862,696	30,160	165,335	5,667,200	1.62	1.57	11.1%	10.7%
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	1,627,051	9,636	2,571	1,614,844	1.52	1.51	9.3%	9.2%
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	1,797,312	65,564	0	1,731,748	1.84	1.77	12.0%	11.5%
18.001	Property		1	Village at Barkley Landing	660,002	24,384	0	635,618
18.002	Property		1	Ashton View Apartments	679,557	18,500	0	661,057
18.003	Property		1	Jack Allen Apartments	457,753	22,680	0	435,073
19.000	Loan		1	5225 Telegraph	1,535,705	38,674	0	1,497,030	1.54	1.50	10.4%	10.1%
20.000	Loan	94, 95, 96	1	1700 Jerome	1,054,778	9,069	881	1,044,829	1.39	1.38	8.4%	8.4%
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	9,049,469	179,716	0	8,869,753	1.32	1.29	9.0%	8.9%
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	11,260,877	1,337,889	0	9,922,988	2.04	1.80	15.9%	14.0%
23.000	Loan	107	2	ClimaStor Portfolio	1,140,637	19,166	0	1,121,471	1.44	1.42	10.4%	10.2%
23.001	Property		1	ClimaStora 6	774,628	12,656	0	761,973
23.002	Property		1	ClimaStora 7	366,009	6,511	0	359,499
24.000	Loan	108, 109	1	Urbane 424	660,994	13,467	0	647,527	1.32	1.30	8.7%	8.5%
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	1,156,428	111,312	0	1,045,116	2.58	2.33	17.8%	16.1%

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	492,274,298	Prospective Market Value with Excess Land and Reserve Account Funded	Various	34.5%	34.5%
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	103,000,000	As Stabilized	1/12/2026	67.9%	67.9%
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	235,500,000	As Is	7/3/2025; 7/11/2025; 9/20/2025	59.9%	59.9%
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	223,300,000	As Portfolio	6/24/2025	62.7%	62.7%
4.001	Property		1	5712 Old River	12,900,000	As Is	6/18/2025
4.002	Property		1	5710 Houston	13,800,000	As Is	6/18/2025
4.003	Property		1	5720 Port St Lucie	13,900,000	As Is	6/17/2025
4.004	Property		1	5704 Taylor	12,900,000	As Is	6/24/2025
4.005	Property		1	5705 Pflugerville	12,500,000	As Is	6/24/2025
4.006	Property		1	5703 Georgetown	10,100,000	As Is	6/24/2025
4.007	Property		1	5719 Palmetto	11,600,000	As Is	6/19/2025
4.008	Property		1	5707 Tomball	8,700,000	As Is	6/18/2025
4.009	Property		1	5721 Summerfield	11,000,000	As Is	6/24/2025
4.010	Property		1	5716 Broken Arrow	8,500,000	As Is	6/24/2025
4.011	Property		1	5706 Georgetown	9,500,000	As Is	6/24/2025
4.012	Property		1	5708 Cypress	9,000,000	As Is	6/18/2025
4.013	Property		1	5718 Hudson	9,600,000	As Is	6/19/2025
4.014	Property		1	5709 Katy	8,000,000	As Is	6/18/2025
4.015	Property		1	5711 Houston	9,500,000	As Is	6/18/2025
4.016	Property		1	5700 San Antonio	9,200,000	As Is	6/24/2025
4.017	Property		1	5713 Edmond	6,600,000	As Is	6/24/2025
4.018	Property		1	5714 Moore	6,250,000	As Is	6/24/2025
4.019	Property		1	5701 San Antonio	9,300,000	As Is	6/24/2025
4.020	Property		1	5702 Liberty Hill	8,300,000	As Is	6/24/2025
4.021	Property		1	5715 Catoosa	5,500,000	As Is	6/24/2025
4.022	Property		1	5717 Broken Arrow	4,600,000	As Is	6/24/2025
5.000	Loan	5, 40, 41	1	Empire Mall	202,000,000	As Is	6/26/2025	59.4%	59.4%
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	154,000,000	Upon Completion	7/18/2026	54.0%	51.1%
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	985,540,000	As Is	Various	31.6%	31.6%
7.001	Property		1	825 Morton Street	11,400,000	As Is	5/20/2025
7.002	Property		1	505 Avenue Hostos	9,410,000	As Is	6/11/2025
7.003	Property		1	2000 West Whittier Boulevard	8,670,000	As Is	6/22/2025
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2	8,070,000	As Is	6/20/2025
7.005	Property		1	2321 Hawthorne Boulevard	7,710,000	As Is	6/20/2025
7.006	Property		1	6701 Miller Drive	8,300,000	As Is	6/16/2025
7.007	Property		1	3480 Avenue Militar	6,280,000	As Is	6/11/2025
7.008	Property		1	102 Washington Street	6,720,000	As Is	6/23/2025
7.009	Property		1	1726 Superior Avenue	7,090,000	As Is	6/9/2025
7.010	Property		1	1046 Yonkers Avenue	7,290,000	As Is	5/30/2025
7.011	Property		1	1372 North Milwaukee Avenue	6,910,000	As Is	5/22/2025
7.012	Property		1	2916 East Fletcher Avenue	7,040,000	As Is	6/4/2025
7.013	Property		1	5000 Park Boulevard	6,690,000	As Is	6/6/2025
7.014	Property		1	350 Carretera 830	7,080,000	As Is	6/20/2025
7.015	Property		1	3605 East Thomas Road	6,160,000	As Is	5/24/2025
7.016	Property		1	135 South Kamehameha Highway	6,560,000	As Is	6/14/2025
7.017	Property		1	45 Court Street	6,390,000	As Is	6/12/2025
7.018	Property		1	6390 North State Road 7	6,640,000	As Is	6/13/2025
7.019	Property		1	3802 Cedar Springs Road	6,160,000	As Is	6/10/2025
7.020	Property		1	477 Carretera 3	6,450,000	As Is	6/11/2025
7.021	Property		1	14102 Ramona Boulevard	6,540,000	As Is	6/18/2025
7.022	Property		1	3400 Boulder Highway	6,200,000	As Is	6/12/2025
7.023	Property		1	550 Carretera #167 Plaza	6,930,000	As Is	6/20/2025
7.024	Property		1	825 Beal Parkway North	6,290,000	As Is	6/15/2025
7.025	Property		1	392 Bedford Street	5,820,000	As Is	5/20/2025
7.026	Property		1	305 North Breed Street	5,470,000	As Is	6/20/2025
7.027	Property		1	4747 Golden Gate Parkway	6,760,000	As Is	6/19/2025
7.028	Property		1	3646 North Broadway Street	5,440,000	As Is	5/22/2025
7.029	Property		1	500 Settlers Landing Road	6,150,000	As Is	6/4/2025
7.030	Property		1	340 Flanders Road	5,850,000	As Is	6/23/2025
7.031	Property		1	3001 Foothill Boulevard	6,330,000	As Is	6/8/2025
7.032	Property		1	800 West Bay Drive	6,300,000	As Is	6/4/2025
7.033	Property		1	1180 French Road	5,600,000	As Is	5/29/2025
7.034	Property		1	5601 North Hiawassee Road	5,800,000	As Is	6/12/2025
7.035	Property		1	2251 North Semoran Boulevard	5,690,000	As Is	6/12/2025
7.036	Property		1	10 Prospect Street	5,700,000	As Is	5/29/2025
7.037	Property		1	430 Spencerport Road	5,700,000	As Is	5/29/2025
7.038	Property		1	709 West Union Street	5,700,000	As Is	5/28/2025
7.039	Property		1	5434 Highway 78	5,700,000	As Is	6/22/2025
7.040	Property		1	2595 East Bidwell Street	6,270,000	As Is	6/19/2025
7.041	Property		1	1587 North Courtenay Parkway	5,600,000	As Is	6/12/2025
7.042	Property		1	700 Waiale Road	5,600,000	As Is	6/14/2025
7.043	Property		1	82955 Avenue 48 Building B	5,380,000	As Is	6/18/2025
7.044	Property		1	4501 Airline Drive	5,760,000	As Is	6/14/2025
7.045	Property		1	12184 Palmdale Road	6,040,000	As Is	6/18/2025
7.046	Property		1	102 West Vandalia Street	5,800,000	As Is	6/18/2025
7.047	Property		1	10121 Seminole Boulevard	5,490,000	As Is	6/4/2025
7.048	Property		1	1 East Ogden Avenue	5,480,000	As Is	5/25/2025

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
7.049	Property		1	1217 West Jefferson Street	5,270,000	As Is	6/13/2025
7.050	Property		1	2913 Mahan Drive	5,270,000	As Is	6/12/2025
7.051	Property		1	1120 Tamiami Trail North	5,680,000	As Is	6/19/2025
7.052	Property		1	3909 Highway 90	5,580,000	As Is	6/15/2025
7.053	Property		1	1520 West Fullerton Avenue	5,280,000	As Is	5/22/2025
7.054	Property		1	3450 West Dunlap Avenue	5,070,000	As Is	5/24/2025
7.055	Property		1	10152 Lake June Road	5,350,000	As Is	6/10/2025
7.056	Property		1	500 Howland Boulevard	5,240,000	As Is	6/12/2025
7.057	Property		1	5903 South Orange Blossom Trail	5,240,000	As Is	6/12/2025
7.058	Property		1	1202 Pine Avenue	5,170,000	As Is	5/29/2025
7.059	Property		1	7001 Route 130	4,890,000	As Is	6/3/2025
7.060	Property		1	389 Johnnie Dodds Boulevard	5,800,000	As Is	5/29/2025
7.061	Property		1	100 Calle Colina Real	7,120,000	As Is	6/11/2025
7.062	Property		1	1919 Fruitridge Road	5,130,000	As Is	6/13/2025
7.063	Property		1	13470 Northwest Cornell Road	5,910,000	As Is	6/10/2025
7.064	Property		1	9150 Devlin Road	5,700,000	As Is	6/5/2025
7.065	Property		1	29030 Northwestern Highway	5,120,000	As Is	7/3/2025
7.066	Property		1	9320 Lackland Road	6,050,000	As Is	6/10/2025
7.067	Property		1	735 South Salisbury Boulevard	4,830,000	As Is	6/3/2025
7.068	Property		1	886 Ritter Drive	5,820,000	As Is	5/28/2025
7.069	Property		1	11085 Cathell Road Suite 100	4,780,000	As Is	6/3/2025
7.070	Property		1	10 East Highway North	5,930,000	As Is	6/10/2025
7.071	Property		1	105 Julington Plaza Drive	4,920,000	As Is	6/12/2025
7.072	Property		1	1302 Clarkson Clayton Center	5,880,000	As Is	6/10/2025
7.073	Property		1	2611 East Oakland Avenue	4,430,000	As Is	5/26/2025
7.074	Property		1	13 North Black Horse Pike	5,310,000	As Is	6/3/2025
7.075	Property		1	2711 Metropolitan Parkway Southwest	5,080,000	As Is	5/20/2025
7.076	Property		1	1671 East Main Street	4,460,000	As Is	6/22/2025
7.077	Property		1	577 Meadow Street	4,680,000	As Is	6/23/2025
7.078	Property		1	11010 Bloomingdale Avenue	4,830,000	As Is	6/4/2025
7.079	Property		1	3800 Tippecanoe Road	5,800,000	As Is	6/18/2025
7.080	Property		1	6401 Frederick Road	4,810,000	As Is	6/5/2025
7.081	Property		1	1701 William Flynn Highway	4,790,000	As Is	6/20/2025
7.082	Property		1	303 Main Street	5,700,000	As Is	6/23/2025
7.083	Property		1	3501 Unique Circle	4,730,000	As Is	6/19/2025
7.084	Property		1	118 West Constance Road	5,570,000	As Is	6/4/2025
7.085	Property		1	7304 Louetta Road	4,700,000	As Is	6/11/2025
7.086	Property		1	1775 Eureka Way	5,010,000	As Is	6/19/2025
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio	5,670,000	As Is	6/11/2025
7.088	Property		1	654 Cassat Avenue	4,890,000	As Is	6/12/2025
7.089	Property		1	2040 South Mariposa Road	5,040,000	As Is	6/13/2025
7.090	Property		1	901 Memorial Drive	4,390,000	As Is	6/5/2025
7.091	Property		1	316 Broadway	4,190,000	As Is	6/23/2025
7.092	Property		1	4765 Redan Road	4,660,000	As Is	5/20/2025
7.093	Property		1	1000 Dallas Cherryville Highway	4,660,000	As Is	6/5/2025
7.094	Property		1	3001 Tamiami Trail	4,450,000	As Is	6/19/2025
7.095	Property		1	22380 Moross Road	4,440,000	As Is	6/26/2025
7.096	Property		1	4620 Lincolnway East	5,020,000	As Is	6/20/2025
7.097	Property		1	7235 West 10th Street	5,020,000	As Is	5/21/2025
7.098	Property		1	1829 Ridgewood Avenue	4,440,000	As Is	6/12/2025
7.099	Property		1	566 Denny Way	4,070,000	As Is	5/23/2025
7.100	Property		1	1003 North Main Street	5,120,000	As Is	6/20/2025
7.101	Property		1	1210 Kingwood Drive	4,790,000	As Is	6/11/2025
7.102	Property		1	43200 State Highway 74	5,050,000	As Is	6/18/2025
7.103	Property		1	1321 Oxford Street	4,290,000	As Is	6/4/2025
7.104	Property		1	100 North White Horse Pike	4,430,000	As Is	6/3/2025
7.105	Property		1	35279 Vine Street	4,560,000	As Is	5/29/2025
7.106	Property		1	100 Rhode Island Avenue	4,450,000	As Is	6/13/2025
7.107	Property		1	5575 Byron Center Avenue Southwest	4,200,000	As Is	7/3/2025
7.108	Property		1	3150 South Seneca Street	4,630,000	As Is	6/3/2025
7.109	Property		1	8300 Wilcrest Drive	4,190,000	As Is	6/23/2025
7.110	Property		1	1816 Franklin Street	4,920,000	As Is	6/20/2025
7.111	Property		1	1500 South Irby Street	4,160,000	As Is	5/29/2025
7.112	Property		1	5225 North 90th Street	5,350,000	As Is	5/15/2025
7.113	Property		1	705 South State Street	5,270,000	As Is	6/18/2025
7.114	Property		1	703 East Main Street	4,390,000	As Is	3/1/2025
7.115	Property		1	2575 Northeast Highway 70	3,950,000	As Is	6/19/2025
7.116	Property		1	1410 South US Highway 27	4,100,000	As Is	6/26/2025
7.117	Property		1	605 North Avenue	4,100,000	As Is	7/3/2025
7.118	Property		1	25 Burke Boulevard	4,450,000	As Is	6/4/2025
7.119	Property		1	9819 Commercial Way	5,020,000	As Is	6/15/2025
7.120	Property		1	226 North Halleck Street	4,620,000	As Is	6/20/2025
7.121	Property		1	6906 University Boulevard	4,330,000	As Is	6/20/2025
7.122	Property		1	2609 East Main Street	4,290,000	As Is	6/12/2025
7.123	Property		1	550 West Dixie Avenue	4,100,000	As Is	5/22/2025
7.124	Property		1	201 Pacific Avenue	4,010,000	As Is	6/17/2025
7.125	Property		1	615 Love Avenue	4,010,000	As Is	6/13/2025
7.126	Property		1	13551 McGregor Boulevard	4,460,000	As Is	6/19/2025
7.127	Property		1	102 Russell Parkway	4,460,000	As Is	6/13/2025
7.128	Property		1	1520 South McColl Road	3,990,000	As Is	6/17/2025
7.129	Property		1	835 Park Avenue	3,900,000	As Is	6/23/2025

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
7.130	Property		1	4 East League Street	3,810,000	As Is	5/29/2025
7.131	Property		1	13060 Adams Road	5,020,000	As Is	6/20/2025
7.132	Property		1	112 Rockingham Street	3,910,000	As Is	6/23/2025
7.133	Property		1	302 South Oregon Street	3,440,000	As Is	5/16/2025
7.134	Property		1	300 Greene Street	3,740,000	As Is	6/22/2025
7.135	Property		1	129 Clifty Drive	4,560,000	As Is	5/24/2025
7.136	Property		1	308 North Main Street	4,440,000	As Is	6/20/2025
7.137	Property		1	7916 Winchester Avenue	4,330,000	As Is	6/5/2025
7.138	Property		1	13053 Cortez Boulevard	5,120,000	As Is	6/15/2025
7.139	Property		1	2117 South Byron Butler Parkway	5,040,000	As Is	6/15/2025
7.140	Property		1	2 West Route 130 North	5,100,000	As Is	6/3/2025
7.141	Property		1	105 Carretera 31	3,860,000	As Is	6/11/2025
7.142	Property		1	388 Uvalde Road	4,540,000	As Is	6/11/2025
7.143	Property		1	400 West Fairchild Street	4,290,000	As Is	5/21/2025
7.144	Property		1	4201 13th Avenue South	4,150,000	As Is	6/23/2025
7.145	Property		1	2601 Highway 90	4,220,000	As Is	6/16/2025
7.146	Property		1	15 South Main Street	3,810,000	As Is	6/18/2025
7.147	Property		1	2504 Eastchester Road	5,080,000	As Is	5/30/2025
7.148	Property		1	319 South Broad Street	3,870,000	As Is	5/20/2025
7.149	Property		1	2400 Atlantic Avenue	3,430,000	As Is	6/3/2025
7.150	Property		1	503 Battle Street East	3,500,000	As Is	6/19/2025
7.151	Property		1	933 Blackburn Avenue	3,660,000	As Is	5/28/2025
7.152	Property		1	101 East Sandusky Avenue	3,480,000	As Is	5/24/2025
7.153	Property		1	125 North Main Street	3,570,000	As Is	5/23/2025
7.154	Property		1	515 East Central Avenue	3,690,000	As Is	6/9/2025
7.155	Property		1	7628 Penn Avenue	4,480,000	As Is	6/13/2025
7.156	Property		1	1285 South Mission Road	3,660,000	As Is	6/13/2025
7.157	Property		1	566 Union Street	3,700,000	As Is	6/6/2025
7.158	Property		1	2123 East Columbus Drive	4,200,000	As Is	6/20/2025
7.159	Property		1	4400 University Boulevard East	3,650,000	As Is	6/19/2025
7.160	Property		1	1410 East Shotwell Street	4,100,000	As Is	6/13/2025
7.161	Property		1	602 Peterson Avenue South	4,100,000	As Is	6/13/2025
7.162	Property		1	3892 Atlanta Highway	3,570,000	As Is	6/19/2025
7.163	Property		1	100 Elba Highway	3,090,000	As Is	6/19/2025
7.164	Property		1	1013 11th Street	5,090,000	As Is	5/16/2025
7.165	Property		1	901 North Main Street	4,100,000	As Is	5/23/2025
7.166	Property		1	814 East Main Street	3,760,000	As Is	5/29/2025
7.167	Property		1	5115 West Capitol Drive	3,490,000	As Is	5/18/2025
7.168	Property		1	528 West Tennessee Avenue	3,510,000	As Is	5/23/2025
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie	3,290,000	As Is	7/3/2025
7.170	Property		1	355 Highway 441 South	3,410,000	As Is	5/23/2025
7.171	Property		1	5100 Dixie Highway	4,100,000	As Is	5/24/2025
7.172	Property		1	483 West Bockman Way	4,100,000	As Is	6/9/2025
7.173	Property		1	1673 West State Highway 100	3,880,000	As Is	6/17/2025
7.174	Property		1	311 Pelham Road South	3,360,000	As Is	6/19/2025
7.175	Property		1	109 East Doctor Hicks Boulevard	3,360,000	As Is	6/19/2025
7.176	Property		1	100 Rosedale Road	3,300,000	As Is	5/16/2025
7.177	Property		1	140 North Carolina Highway 102 West	3,170,000	As Is	6/4/2025
7.178	Property		1	109 South Van Buren Road	3,230,000	As Is	6/4/2025
7.179	Property		1	501 North Street	4,030,000	As Is	6/23/2025
7.180	Property		1	2008 South 5th Street	3,180,000	As Is	5/27/2025
7.181	Property		1	2040 Douglas Avenue	3,190,000	As Is	6/13/2025
7.182	Property		1	802 East Cloverland Drive	3,030,000	As Is	7/3/2025
7.183	Property		1	127 West Columbia Avenue	3,150,000	As Is	5/29/2025
7.184	Property		1	2770 West Broad Street	3,830,000	As Is	6/22/2025
7.185	Property		1	747 Highway 1 South	3,290,000	As Is	6/26/2025
7.186	Property		1	212 North Main Street	2,380,000	As Is	5/30/2025
7.187	Property		1	955 Carretera 891	4,180,000	As Is	6/10/2025
7.188	Property		1	1215 16th Street	4,010,000	As Is	5/21/2025
7.189	Property		1	633 North Main Street	2,980,000	As Is	6/17/2025
7.190	Property		1	24590 Lorain Road	3,420,000	As Is	5/29/2025
7.191	Property		1	33495 Highway 43	2,940,000	As Is	6/19/2025
7.192	Property		1	412 Pawnee Street	3,950,000	As Is	5/14/2025
7.193	Property		1	1004 West Commerce	3,340,000	As Is	5/27/2025
7.194	Property		1	1214 Grand Caillou Road	2,990,000	As Is	6/14/2025
7.195	Property		1	1305 West Cherokee Street	3,950,000	As Is	6/20/2025
7.196	Property		1	1101 Myers Avenue	2,540,000	As Is	5/28/2025
7.197	Property		1	200 Highway 145 North	2,380,000	As Is	6/10/2025
7.198	Property		1	50 South Main Street	2,370,000	As Is	6/5/2025
7.199	Property		1	533 South Lincoln Avenue	2,800,000	As Is	5/19/2025
7.200	Property		1	103 North Gateway Avenue	2,280,000	As Is	6/9/2025
7.201	Property		1	1380 North Pleasants Highway	2,150,000	As Is	6/20/2025
7.202	Property		1	380 General Daniel Avenue North	2,140,000	As Is	6/16/2025
7.203	Property		1	619 Chestnut Street	1,970,000	As Is	6/23/2025
7.204	Property		1	337 Main Street	2,050,000	As Is	6/20/2025
7.205	Property		1	31 Big Hill Drive	1,500,000	As Is	5/23/2025
7.206	Property		1	310 Story Street	2,800,000	As Is	6/24/2025
7.207	Property		1	9485 Highway 805	1,490,000	As Is	5/23/2025
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	63,400,000	As Portfolio	9/30/2025	72.8%	72.8%
8.001	Property		1	2911 Brighton 5th Street	15,300,000	As Is	9/30/2025
8.002	Property		1	1302 Newkirk Avenue	14,500,000	As Is	9/24/2025
8.003	Property		1	6309 Bay Parkway	14,000,000	As Is	9/25/2025

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
8.004	Property		1	230 73rd Street	9,300,000	As Is	9/30/2025
8.005	Property		1	9302 Ridge Boulevard	7,800,000	As Is	9/25/2025
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	285,000,000	As Is	10/7/2025	36.8%	36.8%
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	42,100,000	As Is	9/9/2025	59.4%	59.4%
10.001	Property		1	Cedarbrook Apartments	22,900,000	As Is	9/9/2025
10.002	Property		1	Oak Lane Apartments	19,200,000	As Is	9/9/2025
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	36,000,000	As Portfolio	8/12/2025	64.4%	64.4%
11.001	Property		1	The Hermitage	15,000,000	As Is	8/12/2025
11.002	Property		1	The Eagle	5,300,000	As Is	8/12/2025
11.003	Property		1	The Allure	4,850,000	As Is	8/12/2025
11.004	Property		1	The Eminence	3,600,000	As Is	8/12/2025
11.005	Property		1	The Grove	3,200,000	As Is	8/12/2025
11.006	Property		1	The Oaks	2,600,000	As Is	8/12/2025
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	94,400,000	As Stabilized	8/20/2026	66.7%	66.7%
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	33,900,000	As Is	8/20/2025	66.4%	66.4%
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	39,200,000	As Is With Owner Affiliated Area At Contract Rent	8/6/2025	56.2%	56.2%
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	118,800,000	As Is	6/23/2025	58.9%	58.9%
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	74,900,000	As Is	7/30/2025	70.5%	70.5%
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	30,300,000	As Is	9/9/2025	57.8%	57.8%
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	21,600,000	As Is	Various	69.4%	69.4%
18.001	Property		1	Village at Barkley Landing	8,300,000	As Is	9/10/2025
18.002	Property		1	Ashton View Apartments	8,300,000	As Is	9/10/2025
18.003	Property		1	Jack Allen Apartments	5,000,000	As Is	9/12/2025
19.000	Loan		1	5225 Telegraph	21,300,000	As Is	8/26/2025	69.3%	69.3%
20.000	Loan	94, 95, 96	1	1700 Jerome	20,500,000	As Is	8/27/2025	61.0%	61.0%
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	181,000,000	As Is	4/1/2025	55.2%	55.2%
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	103,565,000	Market Value Upon PIP Reserve Account Funded	10/15/2025	68.5%	64.8%
23.000	Loan	107	2	ClimaStor Portfolio	16,000,000	As-Stabilized	1/10/2026	68.7%	64.4%
23.001	Property		1	ClimaStora 6	10,900,000	As-Stabilized	1/10/2026
23.002	Property		1	ClimaStora 7	5,100,000	As-Stabilized	1/10/2026
24.000	Loan	108, 109	1	Urbane 424	11,500,000	As Is	8/29/2025	66.1%	66.1%
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	11,800,000	As Is	7/18/2025	55.1%	55.1%

A-1-44

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	91.6%	10/29/2025	No	JCPenney (Ground Lease)	163,645	23.5%
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	95.5%	10/23/2025	No	Heart and Paw	4,948	29.1%
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	90.9%	9/24/2025	No	Westchester County Department of Health	57,266	15.5%
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	88.7%	Various
4.001	Property		1	5712 Old River	93.3%	7/31/2025	NAP	NAP	NAP	NAP
4.002	Property		1	5710 Houston	84.1%	7/31/2025	NAP	NAP	NAP	NAP
4.003	Property		1	5720 Port St Lucie	87.5%	7/31/2025	NAP	NAP	NAP	NAP
4.004	Property		1	5704 Taylor	88.8%	7/31/2025	NAP	NAP	NAP	NAP
4.005	Property		1	5705 Pflugerville	87.7%	7/31/2025	NAP	NAP	NAP	NAP
4.006	Property		1	5703 Georgetown	93.3%	7/31/2025	NAP	NAP	NAP	NAP
4.007	Property		1	5719 Palmetto	87.0%	7/31/2025	NAP	NAP	NAP	NAP
4.008	Property		1	5707 Tomball	89.7%	5/31/2025	NAP	NAP	NAP	NAP
4.009	Property		1	5721 Summerfield	79.5%	7/31/2025	NAP	NAP	NAP	NAP
4.010	Property		1	5716 Broken Arrow	93.7%	7/31/2025	NAP	NAP	NAP	NAP
4.011	Property		1	5706 Georgetown	94.6%	7/31/2025	NAP	NAP	NAP	NAP
4.012	Property		1	5708 Cypress	88.8%	7/31/2025	NAP	NAP	NAP	NAP
4.013	Property		1	5718 Hudson	80.0%	7/31/2025	NAP	NAP	NAP	NAP
4.014	Property		1	5709 Katy	90.4%	7/31/2025	NAP	NAP	NAP	NAP
4.015	Property		1	5711 Houston	85.6%	7/31/2025	NAP	NAP	NAP	NAP
4.016	Property		1	5700 San Antonio	80.7%	7/31/2025	NAP	NAP	NAP	NAP
4.017	Property		1	5713 Edmond	90.9%	7/31/2025	NAP	NAP	NAP	NAP
4.018	Property		1	5714 Moore	93.9%	7/31/2025	NAP	NAP	NAP	NAP
4.019	Property		1	5701 San Antonio	95.5%	7/31/2025	NAP	NAP	NAP	NAP
4.020	Property		1	5702 Liberty Hill	83.6%	7/31/2025	NAP	NAP	NAP	NAP
4.021	Property		1	5715 Catoosa	89.4%	7/31/2025	NAP	NAP	NAP	NAP
4.022	Property		1	5717 Broken Arrow	92.6%	7/31/2025	NAP	NAP	NAP	NAP
5.000	Loan	5, 40, 41	1	Empire Mall	87.2%	9/4/2025	No	JCPenney	134,209	13.1%
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	68.2%	7/31/2025	No	NAP	NAP	NAP
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	100.0%	8/28/2025
7.001	Property		1	825 Morton Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	16,445	100.0%
7.002	Property		1	505 Avenue Hostos	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	22,752	100.0%
7.003	Property		1	2000 West Whittier Boulevard	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,058	100.0%
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	19,493	100.0%
7.005	Property		1	2321 Hawthorne Boulevard	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,315	100.0%
7.006	Property		1	6701 Miller Drive	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,650	100.0%
7.007	Property		1	3480 Avenue Militar	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,688	100.0%
7.008	Property		1	102 Washington Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,560	100.0%
7.009	Property		1	1726 Superior Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,162	100.0%
7.010	Property		1	1046 Yonkers Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,968	100.0%
7.011	Property		1	1372 North Milwaukee Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	17,964	100.0%
7.012	Property		1	2916 East Fletcher Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,674	100.0%
7.013	Property		1	5000 Park Boulevard	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.014	Property		1	350 Carretera 830	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	17,138	100.0%
7.015	Property		1	3605 East Thomas Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	16,334	100.0%
7.016	Property		1	135 South Kamehameha Highway	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,203	100.0%
7.017	Property		1	45 Court Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	16,608	100.0%
7.018	Property		1	6390 North State Road 7	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.019	Property		1	3802 Cedar Springs Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,259	100.0%
7.020	Property		1	477 Carretera 3	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	16,682	100.0%
7.021	Property		1	14102 Ramona Boulevard	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	11,760	100.0%
7.022	Property		1	3400 Boulder Highway	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,905	100.0%
7.023	Property		1	550 Carretera #167 Plaza	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	16,755	100.0%
7.024	Property		1	825 Beal Parkway North	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,120	100.0%
7.025	Property		1	392 Bedford Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,550	100.0%
7.026	Property		1	305 North Breed Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	10,456	100.0%
7.027	Property		1	4747 Golden Gate Parkway	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.028	Property		1	3646 North Broadway Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,145	100.0%
7.029	Property		1	500 Settlers Landing Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,371	100.0%
7.030	Property		1	340 Flanders Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	12,717	100.0%
7.031	Property		1	3001 Foothill Boulevard	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	11,753	100.0%
7.032	Property		1	800 West Bay Drive	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,120	100.0%
7.033	Property		1	1180 French Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,550	100.0%
7.034	Property		1	5601 North Hiawassee Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.035	Property		1	2251 North Semoran Boulevard	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.036	Property		1	10 Prospect Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.037	Property		1	430 Spencerport Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.038	Property		1	709 West Union Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.039	Property		1	5434 Highway 78	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.040	Property		1	2595 East Bidwell Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.041	Property		1	1587 North Courtenay Parkway	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,550	100.0%
7.042	Property		1	700 Waiale Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,550	100.0%
7.043	Property		1	82955 Avenue 48 Building B	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.044	Property		1	4501 Airline Drive	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	17,143	100.0%
7.045	Property		1	12184 Palmdale Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.046	Property		1	102 West Vandalia Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,070	100.0%
7.047	Property		1	10121 Seminole Boulevard	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,525	100.0%
7.048	Property		1	1 East Ogden Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,259	100.0%

A-1-45

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
7.049	Property		1	1217 West Jefferson Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.050	Property		1	2913 Mahan Drive	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.051	Property		1	1120 Tamiami Trail North	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,650	100.0%
7.052	Property		1	3909 Highway 90	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,120	100.0%
7.053	Property		1	1520 West Fullerton Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,740	100.0%
7.054	Property		1	3450 West Dunlap Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,260	100.0%
7.055	Property		1	10152 Lake June Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.056	Property		1	500 Howland Boulevard	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.057	Property		1	5903 South Orange Blossom Trail	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.058	Property		1	1202 Pine Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,450	100.0%
7.059	Property		1	7001 Route 130	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,550	100.0%
7.060	Property		1	389 Johnnie Dodds Boulevard	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.061	Property		1	100 Calle Colina Real	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	18,420	100.0%
7.062	Property		1	1919 Fruitridge Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,905	100.0%
7.063	Property		1	13470 Northwest Cornell Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.064	Property		1	9150 Devlin Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.065	Property		1	29030 Northwestern Highway	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,120	100.0%
7.066	Property		1	9320 Lackland Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,120	100.0%
7.067	Property		1	735 South Salisbury Boulevard	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.068	Property		1	886 Ritter Drive	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,550	100.0%
7.069	Property		1	11085 Cathell Road Suite 100	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,676	100.0%
7.070	Property		1	10 East Highway North	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.071	Property		1	105 Julington Plaza Drive	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,550	100.0%
7.072	Property		1	1302 Clarkson Clayton Center	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,709	100.0%
7.073	Property		1	2611 East Oakland Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,940	100.0%
7.074	Property		1	13 North Black Horse Pike	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.075	Property		1	2711 Metropolitan Parkway Southwest	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,886	100.0%
7.076	Property		1	1671 East Main Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,878	100.0%
7.077	Property		1	577 Meadow Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	12,646	100.0%
7.078	Property		1	11010 Bloomingdale Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,650	100.0%
7.079	Property		1	3800 Tippecanoe Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.080	Property		1	6401 Frederick Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,468	100.0%
7.081	Property		1	1701 William Flynn Highway	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.082	Property		1	303 Main Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.083	Property		1	3501 Unique Circle	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,634	100.0%
7.084	Property		1	118 West Constance Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.085	Property		1	7304 Louetta Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,560	100.0%
7.086	Property		1	1775 Eureka Way	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,800	100.0%
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,700	100.0%
7.088	Property		1	654 Cassat Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,905	100.0%
7.089	Property		1	2040 South Mariposa Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,650	100.0%
7.090	Property		1	901 Memorial Drive	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.091	Property		1	316 Broadway	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,213	100.0%
7.092	Property		1	4765 Redan Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,550	100.0%
7.093	Property		1	1000 Dallas Cherryville Highway	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,550	100.0%
7.094	Property		1	3001 Tamiami Trail	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.095	Property		1	22380 Moross Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,119	100.0%
7.096	Property		1	4620 Lincolnway East	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.097	Property		1	7235 West 10th Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.098	Property		1	1829 Ridgewood Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,440	100.0%
7.099	Property		1	566 Denny Way	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	7,947	100.0%
7.100	Property		1	1003 North Main Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,120	100.0%
7.101	Property		1	1210 Kingwood Drive	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.102	Property		1	43200 State Highway 74	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.103	Property		1	1321 Oxford Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.104	Property		1	100 North White Horse Pike	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,855	100.0%
7.105	Property		1	35279 Vine Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.106	Property		1	100 Rhode Island Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.107	Property		1	5575 Byron Center Avenue Southwest	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,650	100.0%
7.108	Property		1	3150 South Seneca Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,630	100.0%
7.109	Property		1	8300 Wilcrest Drive	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,120	100.0%
7.110	Property		1	1816 Franklin Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,550	100.0%
7.111	Property		1	1500 South Irby Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,035	100.0%
7.112	Property		1	5225 North 90th Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.113	Property		1	705 South State Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.114	Property		1	703 East Main Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.115	Property		1	2575 Northeast Highway 70	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.116	Property		1	1410 South US Highway 27	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.117	Property		1	605 North Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.118	Property		1	25 Burke Boulevard	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.119	Property		1	9819 Commercial Way	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.120	Property		1	226 North Halleck Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,650	100.0%
7.121	Property		1	6906 University Boulevard	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,081	100.0%
7.122	Property		1	2609 East Main Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.123	Property		1	550 West Dixie Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.124	Property		1	201 Pacific Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.125	Property		1	615 Love Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.126	Property		1	13551 McGregor Boulevard	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.127	Property		1	102 Russell Parkway	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.128	Property		1	1520 South McColl Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.129	Property		1	835 Park Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	10,301	100.0%

A-1-46

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
7.130	Property		1	4 East League Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.131	Property		1	13060 Adams Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.132	Property		1	112 Rockingham Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,106	100.0%
7.133	Property		1	302 South Oregon Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	12,420	100.0%
7.134	Property		1	300 Greene Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,550	100.0%
7.135	Property		1	129 Clifty Drive	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.136	Property		1	308 North Main Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,119	100.0%
7.137	Property		1	7916 Winchester Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,074	100.0%
7.138	Property		1	13053 Cortez Boulevard	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,120	100.0%
7.139	Property		1	2117 South Byron Butler Parkway	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,650	100.0%
7.140	Property		1	2 West Route 130 North	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.141	Property		1	105 Carretera 31	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.142	Property		1	388 Uvalde Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	16,380	100.0%
7.143	Property		1	400 West Fairchild Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.144	Property		1	4201 13th Avenue South	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,762	100.0%
7.145	Property		1	2601 Highway 90	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.146	Property		1	15 South Main Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.147	Property		1	2504 Eastchester Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	7,500	100.0%
7.148	Property		1	319 South Broad Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,965	100.0%
7.149	Property		1	2400 Atlantic Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	11,288	100.0%
7.150	Property		1	503 Battle Street East	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,386	100.0%
7.151	Property		1	933 Blackburn Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	11,232	100.0%
7.152	Property		1	101 East Sandusky Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,515	100.0%
7.153	Property		1	125 North Main Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	10,968	100.0%
7.154	Property		1	515 East Central Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,550	100.0%
7.155	Property		1	7628 Penn Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,550	100.0%
7.156	Property		1	1285 South Mission Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	10,080	100.0%
7.157	Property		1	566 Union Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	10,343	100.0%
7.158	Property		1	2123 East Columbus Drive	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,650	100.0%
7.159	Property		1	4400 University Boulevard East	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.160	Property		1	1410 East Shotwell Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.161	Property		1	602 Peterson Avenue South	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.162	Property		1	3892 Atlanta Highway	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.163	Property		1	100 Elba Highway	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,386	100.0%
7.164	Property		1	1013 11th Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,792	100.0%
7.165	Property		1	901 North Main Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.166	Property		1	814 East Main Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,580	100.0%
7.167	Property		1	5115 West Capitol Drive	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	12,600	100.0%
7.168	Property		1	528 West Tennessee Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.170	Property		1	355 Highway 441 South	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	12,300	100.0%
7.171	Property		1	5100 Dixie Highway	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.172	Property		1	483 West Bockman Way	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.173	Property		1	1673 West State Highway 100	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.174	Property		1	311 Pelham Road South	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,650	100.0%
7.175	Property		1	109 East Doctor Hicks Boulevard	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,550	100.0%
7.176	Property		1	100 Rosedale Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	16,510	100.0%
7.177	Property		1	140 North Carolina Highway 102 West	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	11,890	100.0%
7.178	Property		1	109 South Van Buren Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,002	100.0%
7.179	Property		1	501 North Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	17,531	100.0%
7.180	Property		1	2008 South 5th Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.181	Property		1	2040 Douglas Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.182	Property		1	802 East Cloverland Drive	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,650	100.0%
7.183	Property		1	127 West Columbia Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,650	100.0%
7.184	Property		1	2770 West Broad Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	11,325	100.0%
7.185	Property		1	747 Highway 1 South	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.186	Property		1	212 North Main Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	6,759	100.0%
7.187	Property		1	955 Carretera 891	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	15,669	100.0%
7.188	Property		1	1215 16th Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.189	Property		1	633 North Main Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	10,747	100.0%
7.190	Property		1	24590 Lorain Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.191	Property		1	33495 Highway 43	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	13,650	100.0%
7.192	Property		1	412 Pawnee Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.193	Property		1	1004 West Commerce	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,490	100.0%
7.194	Property		1	1214 Grand Caillou Road	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	10,664	100.0%
7.195	Property		1	1305 West Cherokee Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	14,820	100.0%
7.196	Property		1	1101 Myers Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	8,244	100.0%
7.197	Property		1	200 Highway 145 North	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	10,655	100.0%
7.198	Property		1	50 South Main Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	7,710	100.0%
7.199	Property		1	533 South Lincoln Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	10,500	100.0%
7.200	Property		1	103 North Gateway Avenue	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	7,696	100.0%
7.201	Property		1	1380 North Pleasants Highway	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	6,705	100.0%
7.202	Property		1	380 General Daniel Avenue North	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	7,733	100.0%
7.203	Property		1	619 Chestnut Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	3,558	100.0%
7.204	Property		1	337 Main Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	6,392	100.0%
7.205	Property		1	31 Big Hill Drive	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	6,737	100.0%
7.206	Property		1	310 Story Street	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	10,500	100.0%
7.207	Property		1	9485 Highway 805	100.0%	8/28/2025	Yes	Walgreen Co. ("U.S. Retail")	6,720	100.0%
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	98.2%	10/22/2025		0
8.001	Property		1	2911 Brighton 5th Street	98.1%	10/22/2025	NAP	NAP	NAP	NAP
8.002	Property		1	1302 Newkirk Avenue	98.9%	10/22/2025	NAP	NAP	NAP	NAP
8.003	Property		1	6309 Bay Parkway	98.8%	10/22/2025	NAP	NAP	NAP	NAP

A-1-47

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
8.004	Property		1	230 73rd Street	96.6%	10/22/2025	NAP	NAP	NAP	NAP
8.005	Property		1	9302 Ridge Boulevard	97.8%	10/22/2025	NAP	NAP	NAP	NAP
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	89.1%	10/31/2025	No	J.C. Penney	179,964	12.0%
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	95.1%	10/6/2025
10.001	Property		1	Cedarbrook Apartments	94.7%	10/6/2025	No	NAP	NAP	NAP
10.002	Property		1	Oak Lane Apartments	95.6%	10/6/2025	No	NAP	NAP	NAP
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	98.0%	10/1/2025
11.001	Property		1	The Hermitage	96.3%	10/1/2025	NAP	NAP	NAP	NAP
11.002	Property		1	The Eagle	100.0%	10/1/2025	NAP	NAP	NAP	NAP
11.003	Property		1	The Allure	100.0%	10/1/2025	NAP	NAP	NAP	NAP
11.004	Property		1	The Eminence	100.0%	10/1/2025	NAP	NAP	NAP	NAP
11.005	Property		1	The Grove	100.0%	10/1/2025	NAP	NAP	NAP	NAP
11.006	Property		1	The Oaks	94.1%	10/1/2025	NAP	NAP	NAP	NAP
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	90.5%	8/1/2025	No	Tiffany & Bosco, P.A.	57,813	11.9%
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	98.1%	10/16/2025	NAP	NAP	NAP	NAP
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	85.1%	9/1/2025	No	TD Bank, N.A.	34,506	28.4%
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	100.0%	12/1/2025	Yes	Walgreen Eastern Co., Inc.	698,574	100.0%
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	100.0%	12/1/2025	Yes	Commonwealth Fusion Systems	165,335	100.0%
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	100.0%	9/29/2025	NAP	NAP	NAP	NAP
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	96.5%	10/1/2025	NAP	0
18.001	Property		1	Village at Barkley Landing	92.2%	10/1/2025	NAP	NAP	NAP	NAP
18.002	Property		1	Ashton View Apartments	98.6%	10/1/2025	NAP	NAP	NAP	NAP
18.003	Property		1	Jack Allen Apartments	98.3%	10/1/2025	NAP	NAP	NAP	NAP
19.000	Loan		1	5225 Telegraph	74.7%	11/1/2025	No	Forvia	153,344	39.7%
20.000	Loan	94, 95, 96	1	1700 Jerome	100.0%	9/1/2025	NAP	NAP	NAP	NAP
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	97.4%	7/1/2025	NAP	NAP	NAP	NAP
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	64.8%	9/30/2025	NAP	NAP	NAP	NAP
23.000	Loan	107	2	ClimaStor Portfolio	80.5%	9/30/2025
23.001	Property		1	ClimaStora 6	81.7%	9/30/2025	NAP	NAP	NAP	NAP
23.002	Property		1	ClimaStora 7	77.8%	9/30/2025	NAP	NAP	NAP	NAP
24.000	Loan	108, 109	1	Urbane 424	96.2%	10/31/2025	NAP	NAP	NAP	NAP
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	79.5%	8/31/2025	NAP	NAP	NAP	NAP

A-1-48

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	4/30/2046	Macy's (Ground Lease)	160,000	23.0%	1/31/2063	Zara
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	1/31/2031	Dim Sum	4,868	28.7%	1/31/2036	Gateway Creative
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	1/31/2037	Parfums De Coeur	26,119	7.1%	5/31/2037	RGN-White Plains II LLC
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio
4.001	Property		1	5712 Old River	NAP	NAP	NAP	NAP	NAP	NAP
4.002	Property		1	5710 Houston	NAP	NAP	NAP	NAP	NAP	NAP
4.003	Property		1	5720 Port St Lucie	NAP	NAP	NAP	NAP	NAP	NAP
4.004	Property		1	5704 Taylor	NAP	NAP	NAP	NAP	NAP	NAP
4.005	Property		1	5705 Pflugerville	NAP	NAP	NAP	NAP	NAP	NAP
4.006	Property		1	5703 Georgetown	NAP	NAP	NAP	NAP	NAP	NAP
4.007	Property		1	5719 Palmetto	NAP	NAP	NAP	NAP	NAP	NAP
4.008	Property		1	5707 Tomball	NAP	NAP	NAP	NAP	NAP	NAP
4.009	Property		1	5721 Summerfield	NAP	NAP	NAP	NAP	NAP	NAP
4.010	Property		1	5716 Broken Arrow	NAP	NAP	NAP	NAP	NAP	NAP
4.011	Property		1	5706 Georgetown	NAP	NAP	NAP	NAP	NAP	NAP
4.012	Property		1	5708 Cypress	NAP	NAP	NAP	NAP	NAP	NAP
4.013	Property		1	5718 Hudson	NAP	NAP	NAP	NAP	NAP	NAP
4.014	Property		1	5709 Katy	NAP	NAP	NAP	NAP	NAP	NAP
4.015	Property		1	5711 Houston	NAP	NAP	NAP	NAP	NAP	NAP
4.016	Property		1	5700 San Antonio	NAP	NAP	NAP	NAP	NAP	NAP
4.017	Property		1	5713 Edmond	NAP	NAP	NAP	NAP	NAP	NAP
4.018	Property		1	5714 Moore	NAP	NAP	NAP	NAP	NAP	NAP
4.019	Property		1	5701 San Antonio	NAP	NAP	NAP	NAP	NAP	NAP
4.020	Property		1	5702 Liberty Hill	NAP	NAP	NAP	NAP	NAP	NAP
4.021	Property		1	5715 Catoosa	NAP	NAP	NAP	NAP	NAP	NAP
4.022	Property		1	5717 Broken Arrow	NAP	NAP	NAP	NAP	NAP	NAP
5.000	Loan	5, 40, 41	1	Empire Mall	4/30/2031	Macy's	100,790	9.8%	3/31/2034	Dick's House of Sport
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	NAP	NAP	NAP	NAP	NAP	NAP
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio
7.001	Property		1	825 Morton Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.002	Property		1	505 Avenue Hostos	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.003	Property		1	2000 West Whittier Boulevard	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.005	Property		1	2321 Hawthorne Boulevard	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.006	Property		1	6701 Miller Drive	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.007	Property		1	3480 Avenue Militar	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.008	Property		1	102 Washington Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.009	Property		1	1726 Superior Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.010	Property		1	1046 Yonkers Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.011	Property		1	1372 North Milwaukee Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.012	Property		1	2916 East Fletcher Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.013	Property		1	5000 Park Boulevard	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.014	Property		1	350 Carretera 830	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.015	Property		1	3605 East Thomas Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.016	Property		1	135 South Kamehameha Highway	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.017	Property		1	45 Court Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.018	Property		1	6390 North State Road 7	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.019	Property		1	3802 Cedar Springs Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.020	Property		1	477 Carretera 3	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.021	Property		1	14102 Ramona Boulevard	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.022	Property		1	3400 Boulder Highway	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.023	Property		1	550 Carretera #167 Plaza	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.024	Property		1	825 Beal Parkway North	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.025	Property		1	392 Bedford Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.026	Property		1	305 North Breed Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.027	Property		1	4747 Golden Gate Parkway	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.028	Property		1	3646 North Broadway Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.029	Property		1	500 Settlers Landing Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.030	Property		1	340 Flanders Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.031	Property		1	3001 Foothill Boulevard	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.032	Property		1	800 West Bay Drive	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.033	Property		1	1180 French Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.034	Property		1	5601 North Hiawassee Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.035	Property		1	2251 North Semoran Boulevard	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.036	Property		1	10 Prospect Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.037	Property		1	430 Spencerport Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.038	Property		1	709 West Union Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.039	Property		1	5434 Highway 78	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.040	Property		1	2595 East Bidwell Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.041	Property		1	1587 North Courtenay Parkway	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.042	Property		1	700 Waiale Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.043	Property		1	82955 Avenue 48 Building B	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.044	Property		1	4501 Airline Drive	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.045	Property		1	12184 Palmdale Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.046	Property		1	102 West Vandalia Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.047	Property		1	10121 Seminole Boulevard	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.048	Property		1	1 East Ogden Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP

A-1-49

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant
7.049	Property		1	1217 West Jefferson Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.050	Property		1	2913 Mahan Drive	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.051	Property		1	1120 Tamiami Trail North	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.052	Property		1	3909 Highway 90	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.053	Property		1	1520 West Fullerton Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.054	Property		1	3450 West Dunlap Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.055	Property		1	10152 Lake June Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.056	Property		1	500 Howland Boulevard	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.057	Property		1	5903 South Orange Blossom Trail	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.058	Property		1	1202 Pine Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.059	Property		1	7001 Route 130	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.060	Property		1	389 Johnnie Dodds Boulevard	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.061	Property		1	100 Calle Colina Real	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.062	Property		1	1919 Fruitridge Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.063	Property		1	13470 Northwest Cornell Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.064	Property		1	9150 Devlin Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.065	Property		1	29030 Northwestern Highway	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.066	Property		1	9320 Lackland Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.067	Property		1	735 South Salisbury Boulevard	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.068	Property		1	886 Ritter Drive	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.069	Property		1	11085 Cathell Road Suite 100	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.070	Property		1	10 East Highway North	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.071	Property		1	105 Julington Plaza Drive	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.072	Property		1	1302 Clarkson Clayton Center	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.073	Property		1	2611 East Oakland Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.074	Property		1	13 North Black Horse Pike	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.075	Property		1	2711 Metropolitan Parkway Southwest	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.076	Property		1	1671 East Main Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.077	Property		1	577 Meadow Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.078	Property		1	11010 Bloomingdale Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.079	Property		1	3800 Tippecanoe Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.080	Property		1	6401 Frederick Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.081	Property		1	1701 William Flynn Highway	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.082	Property		1	303 Main Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.083	Property		1	3501 Unique Circle	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.084	Property		1	118 West Constance Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.085	Property		1	7304 Louetta Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.086	Property		1	1775 Eureka Way	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.088	Property		1	654 Cassat Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.089	Property		1	2040 South Mariposa Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.090	Property		1	901 Memorial Drive	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.091	Property		1	316 Broadway	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.092	Property		1	4765 Redan Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.093	Property		1	1000 Dallas Cherryville Highway	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.094	Property		1	3001 Tamiami Trail	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.095	Property		1	22380 Moross Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.096	Property		1	4620 Lincolnway East	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.097	Property		1	7235 West 10th Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.098	Property		1	1829 Ridgewood Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.099	Property		1	566 Denny Way	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.100	Property		1	1003 North Main Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.101	Property		1	1210 Kingwood Drive	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.102	Property		1	43200 State Highway 74	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.103	Property		1	1321 Oxford Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.104	Property		1	100 North White Horse Pike	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.105	Property		1	35279 Vine Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.106	Property		1	100 Rhode Island Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.107	Property		1	5575 Byron Center Avenue Southwest	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.108	Property		1	3150 South Seneca Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.109	Property		1	8300 Wilcrest Drive	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.110	Property		1	1816 Franklin Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.111	Property		1	1500 South Irby Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.112	Property		1	5225 North 90th Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.113	Property		1	705 South State Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.114	Property		1	703 East Main Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.115	Property		1	2575 Northeast Highway 70	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.116	Property		1	1410 South US Highway 27	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.117	Property		1	605 North Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.118	Property		1	25 Burke Boulevard	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.119	Property		1	9819 Commercial Way	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.120	Property		1	226 North Halleck Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.121	Property		1	6906 University Boulevard	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.122	Property		1	2609 East Main Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.123	Property		1	550 West Dixie Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.124	Property		1	201 Pacific Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.125	Property		1	615 Love Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.126	Property		1	13551 McGregor Boulevard	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.127	Property		1	102 Russell Parkway	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.128	Property		1	1520 South McColl Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.129	Property		1	835 Park Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP

A-1-50

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant
7.130	Property		1	4 East League Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.131	Property		1	13060 Adams Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.132	Property		1	112 Rockingham Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.133	Property		1	302 South Oregon Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.134	Property		1	300 Greene Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.135	Property		1	129 Clifty Drive	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.136	Property		1	308 North Main Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.137	Property		1	7916 Winchester Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.138	Property		1	13053 Cortez Boulevard	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.139	Property		1	2117 South Byron Butler Parkway	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.140	Property		1	2 West Route 130 North	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.141	Property		1	105 Carretera 31	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.142	Property		1	388 Uvalde Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.143	Property		1	400 West Fairchild Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.144	Property		1	4201 13th Avenue South	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.145	Property		1	2601 Highway 90	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.146	Property		1	15 South Main Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.147	Property		1	2504 Eastchester Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.148	Property		1	319 South Broad Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.149	Property		1	2400 Atlantic Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.150	Property		1	503 Battle Street East	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.151	Property		1	933 Blackburn Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.152	Property		1	101 East Sandusky Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.153	Property		1	125 North Main Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.154	Property		1	515 East Central Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.155	Property		1	7628 Penn Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.156	Property		1	1285 South Mission Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.157	Property		1	566 Union Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.158	Property		1	2123 East Columbus Drive	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.159	Property		1	4400 University Boulevard East	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.160	Property		1	1410 East Shotwell Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.161	Property		1	602 Peterson Avenue South	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.162	Property		1	3892 Atlanta Highway	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.163	Property		1	100 Elba Highway	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.164	Property		1	1013 11th Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.165	Property		1	901 North Main Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.166	Property		1	814 East Main Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.167	Property		1	5115 West Capitol Drive	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.168	Property		1	528 West Tennessee Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.170	Property		1	355 Highway 441 South	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.171	Property		1	5100 Dixie Highway	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.172	Property		1	483 West Bockman Way	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.173	Property		1	1673 West State Highway 100	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.174	Property		1	311 Pelham Road South	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.175	Property		1	109 East Doctor Hicks Boulevard	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.176	Property		1	100 Rosedale Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.177	Property		1	140 North Carolina Highway 102 West	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.178	Property		1	109 South Van Buren Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.179	Property		1	501 North Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.180	Property		1	2008 South 5th Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.181	Property		1	2040 Douglas Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.182	Property		1	802 East Cloverland Drive	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.183	Property		1	127 West Columbia Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.184	Property		1	2770 West Broad Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.185	Property		1	747 Highway 1 South	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.186	Property		1	212 North Main Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.187	Property		1	955 Carretera 891	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.188	Property		1	1215 16th Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.189	Property		1	633 North Main Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.190	Property		1	24590 Lorain Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.191	Property		1	33495 Highway 43	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.192	Property		1	412 Pawnee Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.193	Property		1	1004 West Commerce	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.194	Property		1	1214 Grand Caillou Road	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.195	Property		1	1305 West Cherokee Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.196	Property		1	1101 Myers Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.197	Property		1	200 Highway 145 North	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.198	Property		1	50 South Main Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.199	Property		1	533 South Lincoln Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.200	Property		1	103 North Gateway Avenue	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.201	Property		1	1380 North Pleasants Highway	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.202	Property		1	380 General Daniel Avenue North	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.203	Property		1	619 Chestnut Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.204	Property		1	337 Main Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.205	Property		1	31 Big Hill Drive	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.206	Property		1	310 Story Street	8/31/2040	NAP	NAP	NAP	NAP	NAP
7.207	Property		1	9485 Highway 805	8/31/2040	NAP	NAP	NAP	NAP	NAP
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio
8.001	Property		1	2911 Brighton 5th Street	NAP	NAP	NAP	NAP	NAP	NAP
8.002	Property		1	1302 Newkirk Avenue	NAP	NAP	NAP	NAP	NAP	NAP
8.003	Property		1	6309 Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP

A-1-51

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant
8.004	Property		1	230 73rd Street	NAP	NAP	NAP	NAP	NAP	NAP
8.005	Property		1	9302 Ridge Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	5/31/2028	Regal Crossgates 18	100,000	6.6%	12/31/2028	Dick's Sporting Goods
10.000	Loan		2	Cedarbrook & Oak Lane Apartments
10.001	Property		1	Cedarbrook Apartments	NAP	NAP	NAP	NAP	NAP	NAP
10.002	Property		1	Oak Lane Apartments	NAP	NAP	NAP	NAP	NAP	NAP
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2
11.001	Property		1	The Hermitage	NAP	NAP	NAP	NAP	NAP	NAP
11.002	Property		1	The Eagle	NAP	NAP	NAP	NAP	NAP	NAP
11.003	Property		1	The Allure	NAP	NAP	NAP	NAP	NAP	NAP
11.004	Property		1	The Eminence	NAP	NAP	NAP	NAP	NAP	NAP
11.005	Property		1	The Grove	NAP	NAP	NAP	NAP	NAP	NAP
11.006	Property		1	The Oaks	NAP	NAP	NAP	NAP	NAP	NAP
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	3/31/2039	Burns & McDonnell Engineering	52,027	10.7%	12/31/2027	Dickinson Wright, PLLC
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	NAP	NAP	NAP	NAP	NAP	NAP
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	1/31/2030	ChyronHego US Holding Corporation	8,747	7.2%	3/31/2030	T. Weiss Realty Corp.
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	8/31/2040	NAP	NAP	NAP	NAP	NAP
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	10/31/2037	NAP	NAP	NAP	NAP	NAP
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	NAP	NAP	NAP	NAP	NAP	NAP
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio
18.001	Property		1	Village at Barkley Landing	NAP	NAP	NAP	NAP	NAP	NAP
18.002	Property		1	Ashton View Apartments	NAP	NAP	NAP	NAP	NAP	NAP
18.003	Property		1	Jack Allen Apartments	NAP	NAP	NAP	NAP	NAP	NAP
19.000	Loan		1	5225 Telegraph	10/31/2028	PMEA	60,400	15.6%	2/14/2033	Performance Packaging
20.000	Loan	94, 95, 96	1	1700 Jerome	NAP	NAP	NAP	NAP	NAP	NAP
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	NAP	NAP	NAP	NAP	NAP	NAP
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	NAP	NAP	NAP	NAP	NAP	NAP
23.000	Loan	107	2	ClimaStor Portfolio
23.001	Property		1	ClimaStora 6	NAP	NAP	NAP	NAP	NAP	NAP
23.002	Property		1	ClimaStora 7	NAP	NAP	NAP	NAP	NAP	NAP
24.000	Loan	108, 109	1	Urbane 424	NAP	NAP	NAP	NAP	NAP	NAP
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	NAP	NAP	NAP	NAP	NAP	NAP

A-1-52

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	36,478	5.2%	3/31/2041	H&M	28,253	4.1%	1/31/2030
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	3,616	21.3%	10/31/2030	Chaddsford Winery Ltd.	2,900	17.1%	12/31/2035
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	23,138	6.3%	8/31/2033	Trans Union, LLC	23,138	6.3%	4/30/2033
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio
4.001	Property		1	5712 Old River	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.002	Property		1	5710 Houston	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.003	Property		1	5720 Port St Lucie	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.004	Property		1	5704 Taylor	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.005	Property		1	5705 Pflugerville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.006	Property		1	5703 Georgetown	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.007	Property		1	5719 Palmetto	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.008	Property		1	5707 Tomball	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.009	Property		1	5721 Summerfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.010	Property		1	5716 Broken Arrow	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.011	Property		1	5706 Georgetown	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.012	Property		1	5708 Cypress	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.013	Property		1	5718 Hudson	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.014	Property		1	5709 Katy	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.015	Property		1	5711 Houston	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.016	Property		1	5700 San Antonio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.017	Property		1	5713 Edmond	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.018	Property		1	5714 Moore	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.019	Property		1	5701 San Antonio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.020	Property		1	5702 Liberty Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.021	Property		1	5715 Catoosa	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.022	Property		1	5717 Broken Arrow	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.000	Loan	5, 40, 41	1	Empire Mall	100,709	9.8%	8/31/2036	Hy-Vee	89,044	8.7%	12/31/2026
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio
7.001	Property		1	825 Morton Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.002	Property		1	505 Avenue Hostos	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.003	Property		1	2000 West Whittier Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.005	Property		1	2321 Hawthorne Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.006	Property		1	6701 Miller Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.007	Property		1	3480 Avenue Militar	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.008	Property		1	102 Washington Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.009	Property		1	1726 Superior Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.010	Property		1	1046 Yonkers Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.011	Property		1	1372 North Milwaukee Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.012	Property		1	2916 East Fletcher Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.013	Property		1	5000 Park Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.014	Property		1	350 Carretera 830	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.015	Property		1	3605 East Thomas Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.016	Property		1	135 South Kamehameha Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.017	Property		1	45 Court Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.018	Property		1	6390 North State Road 7	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.019	Property		1	3802 Cedar Springs Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.020	Property		1	477 Carretera 3	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.021	Property		1	14102 Ramona Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.022	Property		1	3400 Boulder Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.023	Property		1	550 Carretera #167 Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.024	Property		1	825 Beal Parkway North	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.025	Property		1	392 Bedford Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.026	Property		1	305 North Breed Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.027	Property		1	4747 Golden Gate Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.028	Property		1	3646 North Broadway Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.029	Property		1	500 Settlers Landing Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.030	Property		1	340 Flanders Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.031	Property		1	3001 Foothill Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.032	Property		1	800 West Bay Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.033	Property		1	1180 French Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.034	Property		1	5601 North Hiawassee Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.035	Property		1	2251 North Semoran Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.036	Property		1	10 Prospect Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.037	Property		1	430 Spencerport Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.038	Property		1	709 West Union Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.039	Property		1	5434 Highway 78	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.040	Property		1	2595 East Bidwell Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.041	Property		1	1587 North Courtenay Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.042	Property		1	700 Waiale Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.043	Property		1	82955 Avenue 48 Building B	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.044	Property		1	4501 Airline Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.045	Property		1	12184 Palmdale Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.046	Property		1	102 West Vandalia Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.047	Property		1	10121 Seminole Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.048	Property		1	1 East Ogden Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-53

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
7.049	Property		1	1217 West Jefferson Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.050	Property		1	2913 Mahan Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.051	Property		1	1120 Tamiami Trail North	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.052	Property		1	3909 Highway 90	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.053	Property		1	1520 West Fullerton Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.054	Property		1	3450 West Dunlap Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.055	Property		1	10152 Lake June Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.056	Property		1	500 Howland Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.057	Property		1	5903 South Orange Blossom Trail	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.058	Property		1	1202 Pine Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.059	Property		1	7001 Route 130	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.060	Property		1	389 Johnnie Dodds Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.061	Property		1	100 Calle Colina Real	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.062	Property		1	1919 Fruitridge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.063	Property		1	13470 Northwest Cornell Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.064	Property		1	9150 Devlin Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.065	Property		1	29030 Northwestern Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.066	Property		1	9320 Lackland Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.067	Property		1	735 South Salisbury Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.068	Property		1	886 Ritter Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.069	Property		1	11085 Cathell Road Suite 100	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.070	Property		1	10 East Highway North	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.071	Property		1	105 Julington Plaza Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.072	Property		1	1302 Clarkson Clayton Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.073	Property		1	2611 East Oakland Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.074	Property		1	13 North Black Horse Pike	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.075	Property		1	2711 Metropolitan Parkway Southwest	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.076	Property		1	1671 East Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.077	Property		1	577 Meadow Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.078	Property		1	11010 Bloomingdale Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.079	Property		1	3800 Tippecanoe Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.080	Property		1	6401 Frederick Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.081	Property		1	1701 William Flynn Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.082	Property		1	303 Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.083	Property		1	3501 Unique Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.084	Property		1	118 West Constance Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.085	Property		1	7304 Louetta Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.086	Property		1	1775 Eureka Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.088	Property		1	654 Cassat Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.089	Property		1	2040 South Mariposa Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.090	Property		1	901 Memorial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.091	Property		1	316 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.092	Property		1	4765 Redan Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.093	Property		1	1000 Dallas Cherryville Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.094	Property		1	3001 Tamiami Trail	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.095	Property		1	22380 Moross Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.096	Property		1	4620 Lincolnway East	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.097	Property		1	7235 West 10th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.098	Property		1	1829 Ridgewood Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.099	Property		1	566 Denny Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.100	Property		1	1003 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.101	Property		1	1210 Kingwood Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.102	Property		1	43200 State Highway 74	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.103	Property		1	1321 Oxford Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.104	Property		1	100 North White Horse Pike	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.105	Property		1	35279 Vine Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.106	Property		1	100 Rhode Island Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.107	Property		1	5575 Byron Center Avenue Southwest	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.108	Property		1	3150 South Seneca Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.109	Property		1	8300 Wilcrest Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.110	Property		1	1816 Franklin Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.111	Property		1	1500 South Irby Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.112	Property		1	5225 North 90th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.113	Property		1	705 South State Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.114	Property		1	703 East Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.115	Property		1	2575 Northeast Highway 70	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.116	Property		1	1410 South US Highway 27	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.117	Property		1	605 North Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.118	Property		1	25 Burke Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.119	Property		1	9819 Commercial Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.120	Property		1	226 North Halleck Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.121	Property		1	6906 University Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.122	Property		1	2609 East Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.123	Property		1	550 West Dixie Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.124	Property		1	201 Pacific Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.125	Property		1	615 Love Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.126	Property		1	13551 McGregor Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.127	Property		1	102 Russell Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.128	Property		1	1520 South McColl Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.129	Property		1	835 Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-54

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
7.130	Property		1	4 East League Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.131	Property		1	13060 Adams Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.132	Property		1	112 Rockingham Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.133	Property		1	302 South Oregon Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.134	Property		1	300 Greene Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.135	Property		1	129 Clifty Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.136	Property		1	308 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.137	Property		1	7916 Winchester Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.138	Property		1	13053 Cortez Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.139	Property		1	2117 South Byron Butler Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.140	Property		1	2 West Route 130 North	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.141	Property		1	105 Carretera 31	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.142	Property		1	388 Uvalde Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.143	Property		1	400 West Fairchild Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.144	Property		1	4201 13th Avenue South	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.145	Property		1	2601 Highway 90	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.146	Property		1	15 South Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.147	Property		1	2504 Eastchester Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.148	Property		1	319 South Broad Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.149	Property		1	2400 Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.150	Property		1	503 Battle Street East	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.151	Property		1	933 Blackburn Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.152	Property		1	101 East Sandusky Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.153	Property		1	125 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.154	Property		1	515 East Central Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.155	Property		1	7628 Penn Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.156	Property		1	1285 South Mission Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.157	Property		1	566 Union Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.158	Property		1	2123 East Columbus Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.159	Property		1	4400 University Boulevard East	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.160	Property		1	1410 East Shotwell Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.161	Property		1	602 Peterson Avenue South	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.162	Property		1	3892 Atlanta Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.163	Property		1	100 Elba Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.164	Property		1	1013 11th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.165	Property		1	901 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.166	Property		1	814 East Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.167	Property		1	5115 West Capitol Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.168	Property		1	528 West Tennessee Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.170	Property		1	355 Highway 441 South	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.171	Property		1	5100 Dixie Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.172	Property		1	483 West Bockman Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.173	Property		1	1673 West State Highway 100	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.174	Property		1	311 Pelham Road South	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.175	Property		1	109 East Doctor Hicks Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.176	Property		1	100 Rosedale Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.177	Property		1	140 North Carolina Highway 102 West	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.178	Property		1	109 South Van Buren Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.179	Property		1	501 North Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.180	Property		1	2008 South 5th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.181	Property		1	2040 Douglas Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.182	Property		1	802 East Cloverland Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.183	Property		1	127 West Columbia Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.184	Property		1	2770 West Broad Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.185	Property		1	747 Highway 1 South	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.186	Property		1	212 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.187	Property		1	955 Carretera 891	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.188	Property		1	1215 16th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.189	Property		1	633 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.190	Property		1	24590 Lorain Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.191	Property		1	33495 Highway 43	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.192	Property		1	412 Pawnee Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.193	Property		1	1004 West Commerce	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.194	Property		1	1214 Grand Caillou Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.195	Property		1	1305 West Cherokee Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.196	Property		1	1101 Myers Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.197	Property		1	200 Highway 145 North	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.198	Property		1	50 South Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.199	Property		1	533 South Lincoln Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.200	Property		1	103 North Gateway Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.201	Property		1	1380 North Pleasants Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.202	Property		1	380 General Daniel Avenue North	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.203	Property		1	619 Chestnut Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.204	Property		1	337 Main Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.205	Property		1	31 Big Hill Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.206	Property		1	310 Story Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.207	Property		1	9485 Highway 805	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio
8.001	Property		1	2911 Brighton 5th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.002	Property		1	1302 Newkirk Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.003	Property		1	6309 Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-55

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
8.004	Property		1	230 73rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.005	Property		1	9302 Ridge Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	80,000	5.3%	1/31/2030	APEX Entertainment Center	50,030	3.3%	12/17/2029
10.000	Loan		2	Cedarbrook & Oak Lane Apartments
10.001	Property		1	Cedarbrook Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.002	Property		1	Oak Lane Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2
11.001	Property		1	The Hermitage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.002	Property		1	The Eagle	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.003	Property		1	The Allure	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.004	Property		1	The Eminence	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.005	Property		1	The Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.006	Property		1	The Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	37,362	7.7%	5/31/2031	May Potenza Baran Gillespie	25,448	5.3%	4/1/2036
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	6,528	5.4%	11/30/2030	CDM Smith, Inc.	5,443	4.5%	1/31/2028
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio
18.001	Property		1	Village at Barkley Landing	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.002	Property		1	Ashton View Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.003	Property		1	Jack Allen Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.000	Loan		1	5225 Telegraph	50,000	12.9%	6/30/2029	Mossing	25,000	6.5%	8/31/2026
20.000	Loan	94, 95, 96	1	1700 Jerome	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.000	Loan	107	2	ClimaStor Portfolio
23.001	Property		1	ClimaStora 6	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.002	Property		1	ClimaStora 7	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.000	Loan	108, 109	1	Urbane 424	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-56

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	Billy Beez	19,201	2.8%	12/31/2026	8/13/2025	NAP	8/20/2025
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	NAP	NAP	NAP	NAP	9/19/2025	NAP	9/19/2025
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	RWE Clean Energy	23,138	6.3%	12/31/2030	7/9/2025	No	8/18/2025
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio
4.001	Property		1	5712 Old River	NAP	NAP	NAP	NAP	7/2/2025	NAP	7/3/2025
4.002	Property		1	5710 Houston	NAP	NAP	NAP	NAP	7/1/2025	NAP	7/3/2025
4.003	Property		1	5720 Port St Lucie	NAP	NAP	NAP	NAP	7/1/2025	NAP	7/3/2025
4.004	Property		1	5704 Taylor	NAP	NAP	NAP	NAP	7/2/2025	NAP	7/3/2025
4.005	Property		1	5705 Pflugerville	NAP	NAP	NAP	NAP	7/2/2025	NAP	7/3/2025
4.006	Property		1	5703 Georgetown	NAP	NAP	NAP	NAP	7/2/2025	NAP	7/3/2025
4.007	Property		1	5719 Palmetto	NAP	NAP	NAP	NAP	7/1/2025	NAP	7/3/2025
4.008	Property		1	5707 Tomball	NAP	NAP	NAP	NAP	7/2/2025	NAP	7/3/2025
4.009	Property		1	5721 Summerfield	NAP	NAP	NAP	NAP	7/1/2025	NAP	7/3/2025
4.010	Property		1	5716 Broken Arrow	NAP	NAP	NAP	NAP	7/2/2025	NAP	7/3/2025
4.011	Property		1	5706 Georgetown	NAP	NAP	NAP	NAP	7/2/2025	NAP	7/3/2025
4.012	Property		1	5708 Cypress	NAP	NAP	NAP	NAP	7/3/2025	NAP	7/3/2025
4.013	Property		1	5718 Hudson	NAP	NAP	NAP	NAP	7/1/2025	NAP	7/3/2025
4.014	Property		1	5709 Katy	NAP	NAP	NAP	NAP	7/1/2025	NAP	7/3/2025
4.015	Property		1	5711 Houston	NAP	NAP	NAP	NAP	7/1/2025	NAP	7/3/2025
4.016	Property		1	5700 San Antonio	NAP	NAP	NAP	NAP	7/3/2025	NAP	7/3/2025
4.017	Property		1	5713 Edmond	NAP	NAP	NAP	NAP	7/2/2025	NAP	7/3/2025
4.018	Property		1	5714 Moore	NAP	NAP	NAP	NAP	7/1/2025	NAP	7/3/2025
4.019	Property		1	5701 San Antonio	NAP	NAP	NAP	NAP	7/2/2025	NAP	7/3/2025
4.020	Property		1	5702 Liberty Hill	NAP	NAP	NAP	NAP	7/2/2025	NAP	7/3/2025
4.021	Property		1	5715 Catoosa	NAP	NAP	NAP	NAP	7/2/2025	NAP	7/3/2025
4.022	Property		1	5717 Broken Arrow	NAP	NAP	NAP	NAP	7/2/2025	NAP	7/3/2025
5.000	Loan	5, 40, 41	1	Empire Mall	Crunch Fitness	60,000	5.9%	11/30/2034	9/18/2025	NAP	9/10/2025
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	NAP	NAP	NAP	NAP	7/16/2025	NAP	7/16/2025
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio
7.001	Property		1	825 Morton Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.002	Property		1	505 Avenue Hostos	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.003	Property		1	2000 West Whittier Boulevard	NAP	NAP	NAP	NAP	6/18/2025	NAP	6/16/2025
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.005	Property		1	2321 Hawthorne Boulevard	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.006	Property		1	6701 Miller Drive	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.007	Property		1	3480 Avenue Militar	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.008	Property		1	102 Washington Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.009	Property		1	1726 Superior Avenue	NAP	NAP	NAP	NAP	6/13/2025	NAP	6/16/2025
7.010	Property		1	1046 Yonkers Avenue	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.011	Property		1	1372 North Milwaukee Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.012	Property		1	2916 East Fletcher Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.013	Property		1	5000 Park Boulevard	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/11/2025
7.014	Property		1	350 Carretera 830	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.015	Property		1	3605 East Thomas Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.016	Property		1	135 South Kamehameha Highway	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.017	Property		1	45 Court Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.018	Property		1	6390 North State Road 7	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.019	Property		1	3802 Cedar Springs Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.020	Property		1	477 Carretera 3	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.021	Property		1	14102 Ramona Boulevard	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.022	Property		1	3400 Boulder Highway	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.023	Property		1	550 Carretera #167 Plaza	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.024	Property		1	825 Beal Parkway North	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.025	Property		1	392 Bedford Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.026	Property		1	305 North Breed Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/16/2025
7.027	Property		1	4747 Golden Gate Parkway	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.028	Property		1	3646 North Broadway Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.029	Property		1	500 Settlers Landing Road	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.030	Property		1	340 Flanders Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.031	Property		1	3001 Foothill Boulevard	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.032	Property		1	800 West Bay Drive	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.033	Property		1	1180 French Road	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.034	Property		1	5601 North Hiawassee Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.035	Property		1	2251 North Semoran Boulevard	NAP	NAP	NAP	NAP	6/20/2025	NAP	6/16/2025
7.036	Property		1	10 Prospect Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.037	Property		1	430 Spencerport Road	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.038	Property		1	709 West Union Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.039	Property		1	5434 Highway 78	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.040	Property		1	2595 East Bidwell Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.041	Property		1	1587 North Courtenay Parkway	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.042	Property		1	700 Waiale Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.043	Property		1	82955 Avenue 48 Building B	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.044	Property		1	4501 Airline Drive	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.045	Property		1	12184 Palmdale Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.046	Property		1	102 West Vandalia Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.047	Property		1	10121 Seminole Boulevard	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.048	Property		1	1 East Ogden Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025

A-1-57

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
7.049	Property		1	1217 West Jefferson Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.050	Property		1	2913 Mahan Drive	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.051	Property		1	1120 Tamiami Trail North	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.052	Property		1	3909 Highway 90	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.053	Property		1	1520 West Fullerton Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.054	Property		1	3450 West Dunlap Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.055	Property		1	10152 Lake June Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.056	Property		1	500 Howland Boulevard	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.057	Property		1	5903 South Orange Blossom Trail	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.058	Property		1	1202 Pine Avenue	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.059	Property		1	7001 Route 130	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/4/2025
7.060	Property		1	389 Johnnie Dodds Boulevard	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.061	Property		1	100 Calle Colina Real	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.062	Property		1	1919 Fruitridge Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.063	Property		1	13470 Northwest Cornell Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.064	Property		1	9150 Devlin Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.065	Property		1	29030 Northwestern Highway	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.066	Property		1	9320 Lackland Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.067	Property		1	735 South Salisbury Boulevard	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.068	Property		1	886 Ritter Drive	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.069	Property		1	11085 Cathell Road Suite 100	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.070	Property		1	10 East Highway North	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.071	Property		1	105 Julington Plaza Drive	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.072	Property		1	1302 Clarkson Clayton Center	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.073	Property		1	2611 East Oakland Avenue	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.074	Property		1	13 North Black Horse Pike	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/10/2025
7.075	Property		1	2711 Metropolitan Parkway Southwest	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.076	Property		1	1671 East Main Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.077	Property		1	577 Meadow Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.078	Property		1	11010 Bloomingdale Avenue	NAP	NAP	NAP	NAP	6/24/2025	NAP	6/23/2025
7.079	Property		1	3800 Tippecanoe Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.080	Property		1	6401 Frederick Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.081	Property		1	1701 William Flynn Highway	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.082	Property		1	303 Main Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.083	Property		1	3501 Unique Circle	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.084	Property		1	118 West Constance Road	NAP	NAP	NAP	NAP	6/13/2025	NAP	6/23/2025
7.085	Property		1	7304 Louetta Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.086	Property		1	1775 Eureka Way	NAP	NAP	NAP	NAP	6/25/2025	NAP	6/16/2025
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.088	Property		1	654 Cassat Avenue	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.089	Property		1	2040 South Mariposa Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.090	Property		1	901 Memorial Drive	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.091	Property		1	316 Broadway	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.092	Property		1	4765 Redan Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.093	Property		1	1000 Dallas Cherryville Highway	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.094	Property		1	3001 Tamiami Trail	NAP	NAP	NAP	NAP	6/17/2025	NAP	6/23/2025
7.095	Property		1	22380 Moross Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.096	Property		1	4620 Lincolnway East	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.097	Property		1	7235 West 10th Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.098	Property		1	1829 Ridgewood Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.099	Property		1	566 Denny Way	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.100	Property		1	1003 North Main Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.101	Property		1	1210 Kingwood Drive	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.102	Property		1	43200 State Highway 74	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.103	Property		1	1321 Oxford Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.104	Property		1	100 North White Horse Pike	NAP	NAP	NAP	NAP	7/16/2025	NAP	6/10/2025
7.105	Property		1	35279 Vine Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.106	Property		1	100 Rhode Island Avenue	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.107	Property		1	5575 Byron Center Avenue Southwest	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.108	Property		1	3150 South Seneca Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.109	Property		1	8300 Wilcrest Drive	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.110	Property		1	1816 Franklin Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.111	Property		1	1500 South Irby Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.112	Property		1	5225 North 90th Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.113	Property		1	705 South State Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.114	Property		1	703 East Main Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.115	Property		1	2575 Northeast Highway 70	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.116	Property		1	1410 South US Highway 27	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.117	Property		1	605 North Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.118	Property		1	25 Burke Boulevard	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.119	Property		1	9819 Commercial Way	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.120	Property		1	226 North Halleck Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.121	Property		1	6906 University Boulevard	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.122	Property		1	2609 East Main Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.123	Property		1	550 West Dixie Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.124	Property		1	201 Pacific Avenue	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.125	Property		1	615 Love Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.126	Property		1	13551 McGregor Boulevard	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.127	Property		1	102 Russell Parkway	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.128	Property		1	1520 South McColl Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.129	Property		1	835 Park Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025

A-1-58

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
7.130	Property		1	4 East League Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.131	Property		1	13060 Adams Road	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.132	Property		1	112 Rockingham Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.133	Property		1	302 South Oregon Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.134	Property		1	300 Greene Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.135	Property		1	129 Clifty Drive	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.136	Property		1	308 North Main Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.137	Property		1	7916 Winchester Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.138	Property		1	13053 Cortez Boulevard	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.139	Property		1	2117 South Byron Butler Parkway	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.140	Property		1	2 West Route 130 North	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/4/2025
7.141	Property		1	105 Carretera 31	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.142	Property		1	388 Uvalde Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.143	Property		1	400 West Fairchild Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.144	Property		1	4201 13th Avenue South	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.145	Property		1	2601 Highway 90	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.146	Property		1	15 South Main Street	NAP	NAP	NAP	NAP	7/3/2025	NAP	6/23/2025
7.147	Property		1	2504 Eastchester Road	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.148	Property		1	319 South Broad Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.149	Property		1	2400 Atlantic Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.150	Property		1	503 Battle Street East	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.151	Property		1	933 Blackburn Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.152	Property		1	101 East Sandusky Avenue	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.153	Property		1	125 North Main Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.154	Property		1	515 East Central Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.155	Property		1	7628 Penn Avenue	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.156	Property		1	1285 South Mission Road	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.157	Property		1	566 Union Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.158	Property		1	2123 East Columbus Drive	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.159	Property		1	4400 University Boulevard East	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.160	Property		1	1410 East Shotwell Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.161	Property		1	602 Peterson Avenue South	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.162	Property		1	3892 Atlanta Highway	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.163	Property		1	100 Elba Highway	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.164	Property		1	1013 11th Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.165	Property		1	901 North Main Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.166	Property		1	814 East Main Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.167	Property		1	5115 West Capitol Drive	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.168	Property		1	528 West Tennessee Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.170	Property		1	355 Highway 441 South	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.171	Property		1	5100 Dixie Highway	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.172	Property		1	483 West Bockman Way	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.173	Property		1	1673 West State Highway 100	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.174	Property		1	311 Pelham Road South	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.175	Property		1	109 East Doctor Hicks Boulevard	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.176	Property		1	100 Rosedale Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.177	Property		1	140 North Carolina Highway 102 West	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.178	Property		1	109 South Van Buren Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.179	Property		1	501 North Street	NAP	NAP	NAP	NAP	6/18/2025	NAP	6/23/2025
7.180	Property		1	2008 South 5th Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.181	Property		1	2040 Douglas Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.182	Property		1	802 East Cloverland Drive	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.183	Property		1	127 West Columbia Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.184	Property		1	2770 West Broad Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.185	Property		1	747 Highway 1 South	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.186	Property		1	212 North Main Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.187	Property		1	955 Carretera 891	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.188	Property		1	1215 16th Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.189	Property		1	633 North Main Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.190	Property		1	24590 Lorain Road	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.191	Property		1	33495 Highway 43	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.192	Property		1	412 Pawnee Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.193	Property		1	1004 West Commerce	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/16/2025
7.194	Property		1	1214 Grand Caillou Road	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.195	Property		1	1305 West Cherokee Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.196	Property		1	1101 Myers Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.197	Property		1	200 Highway 145 North	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.198	Property		1	50 South Main Street	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.199	Property		1	533 South Lincoln Avenue	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.200	Property		1	103 North Gateway Avenue	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.201	Property		1	1380 North Pleasants Highway	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.202	Property		1	380 General Daniel Avenue North	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
7.203	Property		1	619 Chestnut Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.204	Property		1	337 Main Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.205	Property		1	31 Big Hill Drive	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.206	Property		1	310 Story Street	NAP	NAP	NAP	NAP	6/16/2025	NAP	6/23/2025
7.207	Property		1	9485 Highway 805	NAP	NAP	NAP	NAP	6/23/2025	NAP	6/23/2025
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio
8.001	Property		1	2911 Brighton 5th Street	NAP	NAP	NAP	NAP	10/3/2025	NAP	10/3/2025
8.002	Property		1	1302 Newkirk Avenue	NAP	NAP	NAP	NAP	10/7/2025	NAP	10/3/2025
8.003	Property		1	6309 Bay Parkway	NAP	NAP	NAP	NAP	10/8/2025	NAP	10/3/2025

A-1-59

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
8.004	Property		1	230 73rd Street	NAP	NAP	NAP	NAP	10/3/2025	NAP	10/3/2025
8.005	Property		1	9302 Ridge Boulevard	NAP	NAP	NAP	NAP	10/7/2025	NAP	10/3/2025
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	Best Buy	50,000	3.3%	3/31/2030	10/10/2025	NAP	10/9/2025
10.000	Loan		2	Cedarbrook & Oak Lane Apartments
10.001	Property		1	Cedarbrook Apartments	NAP	NAP	NAP	NAP	4/22/2025	NAP	4/22/2025
10.002	Property		1	Oak Lane Apartments	NAP	NAP	NAP	NAP	4/23/2025	NAP	4/23/2025
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2
11.001	Property		1	The Hermitage	NAP	NAP	NAP	NAP	8/27/2025	NAP	8/26/2025
11.002	Property		1	The Eagle	NAP	NAP	NAP	NAP	8/27/2025	NAP	9/1/2025
11.003	Property		1	The Allure	NAP	NAP	NAP	NAP	8/27/2025	NAP	8/26/2025
11.004	Property		1	The Eminence	NAP	NAP	NAP	NAP	8/27/2025	NAP	8/28/2025
11.005	Property		1	The Grove	NAP	NAP	NAP	NAP	8/27/2025	NAP	8/27/2025
11.006	Property		1	The Oaks	NAP	NAP	NAP	NAP	8/27/2025	NAP	8/27/2025
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	R. R. Donnelley	24,592	5.1%	5/31/2029	9/4/2025	NAP	9/4/2025
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	NAP	NAP	NAP	NAP	9/3/2025	NAP	9/2/2025
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	CMG Mortgage, lnc.	4,924	4.1%	5/31/2030	8/15/2025	NAP	8/15/2025
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	NAP	NAP	NAP	NAP	6/13/2025	NAP	6/23/2025
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	NAP	NAP	NAP	NAP	8/12/2025	NAP	8/12/2025
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	NAP	NAP	NAP	NAP	9/16/2025	NAP	9/16/2025
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio		0		1/0/1900	Various	NAP
18.001	Property		1	Village at Barkley Landing	NAP	NAP	NAP	NAP	6/26/2025	NAP	6/26/2026
18.002	Property		1	Ashton View Apartments	NAP	NAP	NAP	NAP	6/26/2025	NAP	6/26/2026
18.003	Property		1	Jack Allen Apartments	NAP	NAP	NAP	NAP	6/25/2025	NAP	6/25/2025
19.000	Loan		1	5225 Telegraph	NAP	NAP	NAP	NAP	9/12/2025	NAP	8/28/2025
20.000	Loan	94, 95, 96	1	1700 Jerome	NAP	NAP	NAP	NAP	9/15/2025	NAP	9/11/2025
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	NAP	NAP	NAP	NAP	4/8/2025	NAP	7/17/2025
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	NAP	NAP	NAP	NAP	9/18/2025	NAP	9/18/2025
23.000	Loan	107	2	ClimaStor Portfolio
23.001	Property		1	ClimaStora 6	NAP	NAP	NAP	NAP	10/14/2025	NAP	10/13/2025
23.002	Property		1	ClimaStora 7	NAP	NAP	NAP	NAP	10/14/2025	NAP	10/13/2025
24.000	Loan	108, 109	1	Urbane 424	NAP	NAP	NAP	NAP	9/11/2025	NAP	9/12/2025
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	NAP	NAP	NAP	NAP	7/23/2025	NAP	7/23/2025

A-1-60

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	NAP	NAP	No	Fee	NAP	NAP
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	NAP	NAP	No	Fee	NAP	NAP
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	NAP	NAP	No	Fee	NAP	NAP
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio
4.001	Property		1	5712 Old River	NAP	NAP	No	Fee	NAP	NAP
4.002	Property		1	5710 Houston	NAP	NAP	No	Fee	NAP	NAP
4.003	Property		1	5720 Port St Lucie	NAP	NAP	No	Fee	NAP	NAP
4.004	Property		1	5704 Taylor	NAP	NAP	No	Fee	NAP	NAP
4.005	Property		1	5705 Pflugerville	NAP	NAP	No	Fee	NAP	NAP
4.006	Property		1	5703 Georgetown	NAP	NAP	No	Fee	NAP	NAP
4.007	Property		1	5719 Palmetto	NAP	NAP	No	Fee	NAP	NAP
4.008	Property		1	5707 Tomball	NAP	NAP	No	Fee	NAP	NAP
4.009	Property		1	5721 Summerfield	NAP	NAP	No	Fee	NAP	NAP
4.010	Property		1	5716 Broken Arrow	NAP	NAP	No	Fee	NAP	NAP
4.011	Property		1	5706 Georgetown	NAP	NAP	No	Fee	NAP	NAP
4.012	Property		1	5708 Cypress	NAP	NAP	No	Fee	NAP	NAP
4.013	Property		1	5718 Hudson	NAP	NAP	No	Fee	NAP	NAP
4.014	Property		1	5709 Katy	NAP	NAP	No	Fee	NAP	NAP
4.015	Property		1	5711 Houston	NAP	NAP	No	Fee	NAP	NAP
4.016	Property		1	5700 San Antonio	NAP	NAP	No	Fee	NAP	NAP
4.017	Property		1	5713 Edmond	NAP	NAP	No	Fee	NAP	NAP
4.018	Property		1	5714 Moore	NAP	NAP	No	Fee	NAP	NAP
4.019	Property		1	5701 San Antonio	NAP	NAP	No	Fee	NAP	NAP
4.020	Property		1	5702 Liberty Hill	NAP	NAP	No	Fee	NAP	NAP
4.021	Property		1	5715 Catoosa	NAP	NAP	No	Fee	NAP	NAP
4.022	Property		1	5717 Broken Arrow	NAP	NAP	Yes - A	Fee	NAP	NAP
5.000	Loan	5, 40, 41	1	Empire Mall	NAP	NAP	No	Fee/Leasehold	9/30/2033	NAP
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	NAP	NAP	No	Fee/Leasehold	2/3/2037	5, 10 year extensions
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio
7.001	Property		1	825 Morton Street	NAP	NAP	No	Fee	NAP	NAP
7.002	Property		1	505 Avenue Hostos	6/17/2025	13%	No	Fee	NAP	NAP
7.003	Property		1	2000 West Whittier Boulevard	6/17/2025	11%	No	Fee	NAP	NAP
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2	6/17/2025	14%	No	Fee	NAP	NAP
7.005	Property		1	2321 Hawthorne Boulevard	6/17/2025	10%	No	Fee	NAP	NAP
7.006	Property		1	6701 Miller Drive	NAP	NAP	No	Fee	NAP	NAP
7.007	Property		1	3480 Avenue Militar	6/17/2025	13%	No	Fee	NAP	NAP
7.008	Property		1	102 Washington Street	NAP	NAP	No	Fee	NAP	NAP
7.009	Property		1	1726 Superior Avenue	6/17/2025	8%	No	Fee	NAP	NAP
7.010	Property		1	1046 Yonkers Avenue	NAP	NAP	No	Fee	NAP	NAP
7.011	Property		1	1372 North Milwaukee Avenue	NAP	NAP	No	Fee	NAP	NAP
7.012	Property		1	2916 East Fletcher Avenue	NAP	NAP	Yes	Fee	NAP	NAP
7.013	Property		1	5000 Park Boulevard	NAP	NAP	Yes	Fee	NAP	NAP
7.014	Property		1	350 Carretera 830	6/17/2025	13%	No	Fee	NAP	NAP
7.015	Property		1	3605 East Thomas Road	NAP	NAP	No	Fee	NAP	NAP
7.016	Property		1	135 South Kamehameha Highway	NAP	NAP	No	Fee	NAP	NAP
7.017	Property		1	45 Court Street	NAP	NAP	No	Fee	NAP	NAP
7.018	Property		1	6390 North State Road 7	NAP	NAP	No	Fee	NAP	NAP
7.019	Property		1	3802 Cedar Springs Road	NAP	NAP	No	Fee	NAP	NAP
7.020	Property		1	477 Carretera 3	6/17/2025	13%	No	Fee	NAP	NAP
7.021	Property		1	14102 Ramona Boulevard	6/17/2025	10%	No	Fee	NAP	NAP
7.022	Property		1	3400 Boulder Highway	NAP	NAP	No	Fee	NAP	NAP
7.023	Property		1	550 Carretera #167 Plaza	6/17/2025	13%	No	Fee	NAP	NAP
7.024	Property		1	825 Beal Parkway North	NAP	NAP	No	Fee	NAP	NAP
7.025	Property		1	392 Bedford Street	NAP	NAP	No	Fee	NAP	NAP
7.026	Property		1	305 North Breed Street	6/17/2025	9%	No	Fee	NAP	NAP
7.027	Property		1	4747 Golden Gate Parkway	NAP	NAP	Yes	Fee	NAP	NAP
7.028	Property		1	3646 North Broadway Street	NAP	NAP	No	Fee	NAP	NAP
7.029	Property		1	500 Settlers Landing Road	NAP	NAP	Yes	Fee	NAP	NAP
7.030	Property		1	340 Flanders Road	NAP	NAP	No	Fee	NAP	NAP
7.031	Property		1	3001 Foothill Boulevard	6/17/2025	11%	No	Fee	NAP	NAP
7.032	Property		1	800 West Bay Drive	NAP	NAP	No	Fee	NAP	NAP
7.033	Property		1	1180 French Road	NAP	NAP	Yes	Fee	NAP	NAP
7.034	Property		1	5601 North Hiawassee Road	NAP	NAP	No	Fee	NAP	NAP
7.035	Property		1	2251 North Semoran Boulevard	NAP	NAP	Yes	Fee	NAP	NAP
7.036	Property		1	10 Prospect Street	NAP	NAP	No	Fee	NAP	NAP
7.037	Property		1	430 Spencerport Road	NAP	NAP	No	Fee	NAP	NAP
7.038	Property		1	709 West Union Street	NAP	NAP	No	Fee	NAP	NAP
7.039	Property		1	5434 Highway 78	NAP	NAP	No	Fee	NAP	NAP
7.040	Property		1	2595 East Bidwell Street	6/17/2025	3%	No	Fee	NAP	NAP
7.041	Property		1	1587 North Courtenay Parkway	NAP	NAP	No	Fee	NAP	NAP
7.042	Property		1	700 Waiale Road	NAP	NAP	No	Fee	NAP	NAP
7.043	Property		1	82955 Avenue 48 Building B	6/17/2025	14%	No	Fee	NAP	NAP
7.044	Property		1	4501 Airline Drive	NAP	NAP	No	Fee	NAP	NAP
7.045	Property		1	12184 Palmdale Road	6/17/2025	9%	No	Fee	NAP	NAP
7.046	Property		1	102 West Vandalia Street	NAP	NAP	No	Fee	NAP	NAP
7.047	Property		1	10121 Seminole Boulevard	NAP	NAP	No	Fee	NAP	NAP
7.048	Property		1	1 East Ogden Avenue	NAP	NAP	No	Fee	NAP	NAP

A-1-61

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
7.049	Property		1	1217 West Jefferson Street	NAP	NAP	No	Fee	NAP	NAP
7.050	Property		1	2913 Mahan Drive	NAP	NAP	No	Fee	NAP	NAP
7.051	Property		1	1120 Tamiami Trail North	NAP	NAP	Yes	Fee	NAP	NAP
7.052	Property		1	3909 Highway 90	NAP	NAP	No	Fee	NAP	NAP
7.053	Property		1	1520 West Fullerton Avenue	NAP	NAP	No	Fee	NAP	NAP
7.054	Property		1	3450 West Dunlap Avenue	NAP	NAP	No	Fee	NAP	NAP
7.055	Property		1	10152 Lake June Road	NAP	NAP	No	Fee	NAP	NAP
7.056	Property		1	500 Howland Boulevard	NAP	NAP	No	Fee	NAP	NAP
7.057	Property		1	5903 South Orange Blossom Trail	NAP	NAP	No	Fee	NAP	NAP
7.058	Property		1	1202 Pine Avenue	NAP	NAP	No	Fee	NAP	NAP
7.059	Property		1	7001 Route 130	NAP	NAP	No	Fee	NAP	NAP
7.060	Property		1	389 Johnnie Dodds Boulevard	NAP	NAP	No	Fee	NAP	NAP
7.061	Property		1	100 Calle Colina Real	6/17/2025	14%	No	Fee	NAP	NAP
7.062	Property		1	1919 Fruitridge Road	6/17/2025	5%	No	Fee	NAP	NAP
7.063	Property		1	13470 Northwest Cornell Road	6/17/2025	5%	No	Fee	NAP	NAP
7.064	Property		1	9150 Devlin Road	NAP	NAP	No	Fee	NAP	NAP
7.065	Property		1	29030 Northwestern Highway	NAP	NAP	No	Fee	NAP	NAP
7.066	Property		1	9320 Lackland Road	NAP	NAP	No	Fee	NAP	NAP
7.067	Property		1	735 South Salisbury Boulevard	NAP	NAP	No	Fee	NAP	NAP
7.068	Property		1	886 Ritter Drive	NAP	NAP	No	Fee	NAP	NAP
7.069	Property		1	11085 Cathell Road Suite 100	NAP	NAP	No	Fee	NAP	NAP
7.070	Property		1	10 East Highway North	NAP	NAP	No	Fee	NAP	NAP
7.071	Property		1	105 Julington Plaza Drive	NAP	NAP	No	Fee	NAP	NAP
7.072	Property		1	1302 Clarkson Clayton Center	NAP	NAP	No	Fee	NAP	NAP
7.073	Property		1	2611 East Oakland Avenue	NAP	NAP	No	Fee	NAP	NAP
7.074	Property		1	13 North Black Horse Pike	NAP	NAP	No	Fee	NAP	NAP
7.075	Property		1	2711 Metropolitan Parkway Southwest	NAP	NAP	No	Fee	NAP	NAP
7.076	Property		1	1671 East Main Street	NAP	NAP	No	Fee	NAP	NAP
7.077	Property		1	577 Meadow Street	NAP	NAP	No	Fee	NAP	NAP
7.078	Property		1	11010 Bloomingdale Avenue	NAP	NAP	No	Fee	NAP	NAP
7.079	Property		1	3800 Tippecanoe Road	NAP	NAP	No	Fee	NAP	NAP
7.080	Property		1	6401 Frederick Road	NAP	NAP	No	Fee	NAP	NAP
7.081	Property		1	1701 William Flynn Highway	NAP	NAP	No	Fee	NAP	NAP
7.082	Property		1	303 Main Street	NAP	NAP	No	Fee	NAP	NAP
7.083	Property		1	3501 Unique Circle	NAP	NAP	Yes	Fee	NAP	NAP
7.084	Property		1	118 West Constance Road	NAP	NAP	No	Fee	NAP	NAP
7.085	Property		1	7304 Louetta Road	NAP	NAP	No	Fee	NAP	NAP
7.086	Property		1	1775 Eureka Way	6/17/2025	8%	No	Fee	NAP	NAP
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio	6/17/2025	13%	No	Fee	NAP	NAP
7.088	Property		1	654 Cassat Avenue	NAP	NAP	No	Fee	NAP	NAP
7.089	Property		1	2040 South Mariposa Road	6/17/2025	6%	No	Fee	NAP	NAP
7.090	Property		1	901 Memorial Drive	NAP	NAP	No	Fee	NAP	NAP
7.091	Property		1	316 Broadway	NAP	NAP	No	Fee	NAP	NAP
7.092	Property		1	4765 Redan Road	NAP	NAP	No	Fee	NAP	NAP
7.093	Property		1	1000 Dallas Cherryville Highway	NAP	NAP	No	Fee	NAP	NAP
7.094	Property		1	3001 Tamiami Trail	NAP	NAP	Yes	Fee	NAP	NAP
7.095	Property		1	22380 Moross Road	NAP	NAP	No	Fee	NAP	NAP
7.096	Property		1	4620 Lincolnway East	NAP	NAP	No	Fee	NAP	NAP
7.097	Property		1	7235 West 10th Street	NAP	NAP	No	Fee	NAP	NAP
7.098	Property		1	1829 Ridgewood Avenue	NAP	NAP	No	Fee	NAP	NAP
7.099	Property		1	566 Denny Way	6/17/2025	17%	No	Fee	NAP	NAP
7.100	Property		1	1003 North Main Street	NAP	NAP	No	Fee	NAP	NAP
7.101	Property		1	1210 Kingwood Drive	NAP	NAP	No	Fee	NAP	NAP
7.102	Property		1	43200 State Highway 74	6/17/2025	13%	No	Fee	NAP	NAP
7.103	Property		1	1321 Oxford Street	NAP	NAP	No	Fee	NAP	NAP
7.104	Property		1	100 North White Horse Pike	NAP	NAP	No	Fee	NAP	NAP
7.105	Property		1	35279 Vine Street	NAP	NAP	No	Fee	NAP	NAP
7.106	Property		1	100 Rhode Island Avenue	NAP	NAP	No	Fee	NAP	NAP
7.107	Property		1	5575 Byron Center Avenue Southwest	NAP	NAP	No	Fee	NAP	NAP
7.108	Property		1	3150 South Seneca Street	NAP	NAP	No	Fee	NAP	NAP
7.109	Property		1	8300 Wilcrest Drive	NAP	NAP	Yes	Fee	NAP	NAP
7.110	Property		1	1816 Franklin Street	NAP	NAP	No	Fee	NAP	NAP
7.111	Property		1	1500 South Irby Street	NAP	NAP	No	Fee	NAP	NAP
7.112	Property		1	5225 North 90th Street	NAP	NAP	No	Fee	NAP	NAP
7.113	Property		1	705 South State Street	NAP	NAP	No	Fee	NAP	NAP
7.114	Property		1	703 East Main Street	NAP	NAP	No	Fee	NAP	NAP
7.115	Property		1	2575 Northeast Highway 70	NAP	NAP	No	Fee	NAP	NAP
7.116	Property		1	1410 South US Highway 27	NAP	NAP	No	Fee	NAP	NAP
7.117	Property		1	605 North Avenue	NAP	NAP	No	Fee	NAP	NAP
7.118	Property		1	25 Burke Boulevard	NAP	NAP	No	Fee	NAP	NAP
7.119	Property		1	9819 Commercial Way	NAP	NAP	No	Fee	NAP	NAP
7.120	Property		1	226 North Halleck Street	NAP	NAP	No	Fee	NAP	NAP
7.121	Property		1	6906 University Boulevard	NAP	NAP	No	Fee	NAP	NAP
7.122	Property		1	2609 East Main Street	NAP	NAP	No	Fee	NAP	NAP
7.123	Property		1	550 West Dixie Avenue	NAP	NAP	No	Fee	NAP	NAP
7.124	Property		1	201 Pacific Avenue	NAP	NAP	No	Fee	NAP	NAP
7.125	Property		1	615 Love Avenue	NAP	NAP	No	Fee	NAP	NAP
7.126	Property		1	13551 McGregor Boulevard	NAP	NAP	Yes	Fee	NAP	NAP
7.127	Property		1	102 Russell Parkway	NAP	NAP	No	Fee	NAP	NAP
7.128	Property		1	1520 South McColl Road	NAP	NAP	No	Fee	NAP	NAP
7.129	Property		1	835 Park Avenue	NAP	NAP	No	Fee	NAP	NAP

A-1-62

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
7.130	Property		1	4 East League Street	NAP	NAP	No	Fee	NAP	NAP
7.131	Property		1	13060 Adams Road	NAP	NAP	No	Fee	NAP	NAP
7.132	Property		1	112 Rockingham Street	NAP	NAP	No	Fee	NAP	NAP
7.133	Property		1	302 South Oregon Street	NAP	NAP	No	Fee	NAP	NAP
7.134	Property		1	300 Greene Street	NAP	NAP	Yes	Fee	NAP	NAP
7.135	Property		1	129 Clifty Drive	NAP	NAP	No	Fee	NAP	NAP
7.136	Property		1	308 North Main Street	NAP	NAP	No	Fee	NAP	NAP
7.137	Property		1	7916 Winchester Avenue	NAP	NAP	No	Fee	NAP	NAP
7.138	Property		1	13053 Cortez Boulevard	NAP	NAP	No	Fee	NAP	NAP
7.139	Property		1	2117 South Byron Butler Parkway	NAP	NAP	Yes	Fee	NAP	NAP
7.140	Property		1	2 West Route 130 North	NAP	NAP	Yes	Fee	NAP	NAP
7.141	Property		1	105 Carretera 31	6/17/2025	13%	No	Fee	NAP	NAP
7.142	Property		1	388 Uvalde Road	NAP	NAP	No	Fee	NAP	NAP
7.143	Property		1	400 West Fairchild Street	NAP	NAP	No	Fee	NAP	NAP
7.144	Property		1	4201 13th Avenue South	NAP	NAP	No	Fee	NAP	NAP
7.145	Property		1	2601 Highway 90	NAP	NAP	No	Fee	NAP	NAP
7.146	Property		1	15 South Main Street	NAP	NAP	No	Fee	NAP	NAP
7.147	Property		1	2504 Eastchester Road	NAP	NAP	No	Fee	NAP	NAP
7.148	Property		1	319 South Broad Street	NAP	NAP	No	Fee	NAP	NAP
7.149	Property		1	2400 Atlantic Avenue	NAP	NAP	No	Fee	NAP	NAP
7.150	Property		1	503 Battle Street East	NAP	NAP	No	Fee	NAP	NAP
7.151	Property		1	933 Blackburn Avenue	NAP	NAP	No	Fee	NAP	NAP
7.152	Property		1	101 East Sandusky Avenue	NAP	NAP	No	Fee	NAP	NAP
7.153	Property		1	125 North Main Street	NAP	NAP	No	Fee	NAP	NAP
7.154	Property		1	515 East Central Avenue	NAP	NAP	No	Fee	NAP	NAP
7.155	Property		1	7628 Penn Avenue	NAP	NAP	No	Fee	NAP	NAP
7.156	Property		1	1285 South Mission Road	6/17/2025	6%	No	Fee	NAP	NAP
7.157	Property		1	566 Union Street	NAP	NAP	No	Fee	NAP	NAP
7.158	Property		1	2123 East Columbus Drive	NAP	NAP	No	Fee	NAP	NAP
7.159	Property		1	4400 University Boulevard East	NAP	NAP	No	Fee	NAP	NAP
7.160	Property		1	1410 East Shotwell Street	NAP	NAP	No	Fee	NAP	NAP
7.161	Property		1	602 Peterson Avenue South	NAP	NAP	No	Fee	NAP	NAP
7.162	Property		1	3892 Atlanta Highway	NAP	NAP	No	Fee	NAP	NAP
7.163	Property		1	100 Elba Highway	NAP	NAP	No	Fee	NAP	NAP
7.164	Property		1	1013 11th Street	NAP	NAP	No	Fee	NAP	NAP
7.165	Property		1	901 North Main Street	NAP	NAP	No	Fee	NAP	NAP
7.166	Property		1	814 East Main Street	NAP	NAP	No	Fee	NAP	NAP
7.167	Property		1	5115 West Capitol Drive	NAP	NAP	No	Fee	NAP	NAP
7.168	Property		1	528 West Tennessee Avenue	NAP	NAP	No	Fee	NAP	NAP
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie	NAP	NAP	No	Fee	NAP	NAP
7.170	Property		1	355 Highway 441 South	NAP	NAP	Yes	Fee	NAP	NAP
7.171	Property		1	5100 Dixie Highway	NAP	NAP	No	Fee	NAP	NAP
7.172	Property		1	483 West Bockman Way	NAP	NAP	No	Fee	NAP	NAP
7.173	Property		1	1673 West State Highway 100	NAP	NAP	Yes	Fee	NAP	NAP
7.174	Property		1	311 Pelham Road South	NAP	NAP	No	Fee	NAP	NAP
7.175	Property		1	109 East Doctor Hicks Boulevard	NAP	NAP	No	Fee	NAP	NAP
7.176	Property		1	100 Rosedale Road	NAP	NAP	No	Fee	NAP	NAP
7.177	Property		1	140 North Carolina Highway 102 West	NAP	NAP	No	Fee	NAP	NAP
7.178	Property		1	109 South Van Buren Road	NAP	NAP	No	Fee	NAP	NAP
7.179	Property		1	501 North Street	NAP	NAP	No	Fee	NAP	NAP
7.180	Property		1	2008 South 5th Street	NAP	NAP	No	Fee	NAP	NAP
7.181	Property		1	2040 Douglas Avenue	NAP	NAP	No	Fee	NAP	NAP
7.182	Property		1	802 East Cloverland Drive	NAP	NAP	No	Fee	NAP	NAP
7.183	Property		1	127 West Columbia Avenue	NAP	NAP	No	Fee	NAP	NAP
7.184	Property		1	2770 West Broad Street	NAP	NAP	No	Fee	NAP	NAP
7.185	Property		1	747 Highway 1 South	NAP	NAP	No	Fee	NAP	NAP
7.186	Property		1	212 North Main Street	NAP	NAP	No	Fee	NAP	NAP
7.187	Property		1	955 Carretera 891	6/17/2025	13%	No	Fee	NAP	NAP
7.188	Property		1	1215 16th Street	NAP	NAP	No	Fee	NAP	NAP
7.189	Property		1	633 North Main Street	NAP	NAP	No	Fee	NAP	NAP
7.190	Property		1	24590 Lorain Road	NAP	NAP	No	Fee	NAP	NAP
7.191	Property		1	33495 Highway 43	NAP	NAP	No	Fee	NAP	NAP
7.192	Property		1	412 Pawnee Street	NAP	NAP	No	Fee	NAP	NAP
7.193	Property		1	1004 West Commerce	NAP	NAP	No	Fee	NAP	NAP
7.194	Property		1	1214 Grand Caillou Road	NAP	NAP	Yes	Fee	NAP	NAP
7.195	Property		1	1305 West Cherokee Street	NAP	NAP	No	Fee	NAP	NAP
7.196	Property		1	1101 Myers Avenue	NAP	NAP	No	Fee	NAP	NAP
7.197	Property		1	200 Highway 145 North	NAP	NAP	No	Fee	NAP	NAP
7.198	Property		1	50 South Main Street	NAP	NAP	No	Fee	NAP	NAP
7.199	Property		1	533 South Lincoln Avenue	NAP	NAP	No	Fee	NAP	NAP
7.200	Property		1	103 North Gateway Avenue	NAP	NAP	Yes	Fee	NAP	NAP
7.201	Property		1	1380 North Pleasants Highway	NAP	NAP	No	Fee	NAP	NAP
7.202	Property		1	380 General Daniel Avenue North	NAP	NAP	No	Fee	NAP	NAP
7.203	Property		1	619 Chestnut Street	NAP	NAP	No	Fee	NAP	NAP
7.204	Property		1	337 Main Street	NAP	NAP	No	Fee	NAP	NAP
7.205	Property		1	31 Big Hill Drive	NAP	NAP	No	Fee	NAP	NAP
7.206	Property		1	310 Story Street	NAP	NAP	No	Fee	NAP	NAP
7.207	Property		1	9485 Highway 805	NAP	NAP	Yes	Fee	NAP	NAP
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio					1/0/1900	1/0/1900
8.001	Property		1	2911 Brighton 5th Street	NAP	NAP	Yes - AE	Fee	NAP	NAP
8.002	Property		1	1302 Newkirk Avenue	NAP	NAP	No	Fee	NAP	NAP
8.003	Property		1	6309 Bay Parkway	NAP	NAP	No	Fee	NAP	NAP

A-1-63

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
8.004	Property		1	230 73rd Street	NAP	NAP	No	Fee	NAP	NAP
8.005	Property		1	9302 Ridge Boulevard	NAP	NAP	No	Fee	NAP	NAP
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	NAP	NAP	No	Fee	NAP	NAP
10.000	Loan		2	Cedarbrook & Oak Lane Apartments
10.001	Property		1	Cedarbrook Apartments	NAP	NAP	Yes-AE	Fee	NAP	NAP
10.002	Property		1	Oak Lane Apartments	NAP	NAP	No	Fee	NAP	NAP
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2
11.001	Property		1	The Hermitage	NAP	NAP	No	Fee	NAP	NAP
11.002	Property		1	The Eagle	NAP	NAP	No	Fee	NAP	NAP
11.003	Property		1	The Allure	NAP	NAP	No	Fee	NAP	NAP
11.004	Property		1	The Eminence	NAP	NAP	No	Fee	NAP	NAP
11.005	Property		1	The Grove	NAP	NAP	No	Fee	NAP	NAP
11.006	Property		1	The Oaks	NAP	NAP	No	Fee	NAP	NAP
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	NAP	NAP	No	Fee	NAP	NAP
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	NAP	NAP	No	Fee	NAP	NAP
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	NAP	NAP	No	Fee	NAP	NAP
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	NAP	NAP	No	Fee	NAP	NAP
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	NAP	NAP	No	Fee	NAP	NAP
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	NAP	NAP	No	Fee	NAP	NAP
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio				Fee	NAP	NAP
18.001	Property		1	Village at Barkley Landing	NAP	NAP	No	Fee	NAP	NAP
18.002	Property		1	Ashton View Apartments	NAP	NAP	No	Fee	NAP	NAP
18.003	Property		1	Jack Allen Apartments	NAP	NAP	No	Fee	NAP	NAP
19.000	Loan		1	5225 Telegraph	NAP	NAP	No	Fee	NAP	NAP
20.000	Loan	94, 95, 96	1	1700 Jerome	NAP	NAP	Yes - AE	Fee	NAP	NAP
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	NAP	NAP	No	Fee	NAP	NAP
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	NAP	NAP	No	Fee	NAP	NAP
23.000	Loan	107	2	ClimaStor Portfolio
23.001	Property		1	ClimaStora 6	NAP	NAP	No	Fee	NAP	NAP
23.002	Property		1	ClimaStora 7	NAP	NAP	No	Fee	NAP	NAP
24.000	Loan	108, 109	1	Urbane 424	NAP	NAP	No	Fee	NAP	NAP
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	NAP	NAP	No	Fee	NAP	NAP

A-1-64

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	NAP	NAP	1,384,553	Springing	0	Springing	4,653
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	NAP	NAP	56,790	5,533	35,174	8,794	4,430
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	NAP	NAP	1,227,846	306,961	0	Springing	0
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio			1,565,740	172,973	0	Springing	0
4.001	Property		1	5712 Old River	NAP	NAP
4.002	Property		1	5710 Houston	NAP	NAP
4.003	Property		1	5720 Port St Lucie	NAP	NAP
4.004	Property		1	5704 Taylor	NAP	NAP
4.005	Property		1	5705 Pflugerville	NAP	NAP
4.006	Property		1	5703 Georgetown	NAP	NAP
4.007	Property		1	5719 Palmetto	NAP	NAP
4.008	Property		1	5707 Tomball	NAP	NAP
4.009	Property		1	5721 Summerfield	NAP	NAP
4.010	Property		1	5716 Broken Arrow	NAP	NAP
4.011	Property		1	5706 Georgetown	NAP	NAP
4.012	Property		1	5708 Cypress	NAP	NAP
4.013	Property		1	5718 Hudson	NAP	NAP
4.014	Property		1	5709 Katy	NAP	NAP
4.015	Property		1	5711 Houston	NAP	NAP
4.016	Property		1	5700 San Antonio	NAP	NAP
4.017	Property		1	5713 Edmond	NAP	NAP
4.018	Property		1	5714 Moore	NAP	NAP
4.019	Property		1	5701 San Antonio	NAP	NAP
4.020	Property		1	5702 Liberty Hill	NAP	NAP
4.021	Property		1	5715 Catoosa	NAP	NAP
4.022	Property		1	5717 Broken Arrow	NAP	NAP
5.000	Loan	5, 40, 41	1	Empire Mall	80404.32	No	0	Springing	0	Springing	0
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	1.00	No	1,482,590	129,727	0	Springing	0
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio			0	Springing	0	Springing	0
7.001	Property		1	825 Morton Street	NAP	NAP
7.002	Property		1	505 Avenue Hostos	NAP	NAP
7.003	Property		1	2000 West Whittier Boulevard	NAP	NAP
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2	NAP	NAP
7.005	Property		1	2321 Hawthorne Boulevard	NAP	NAP
7.006	Property		1	6701 Miller Drive	NAP	NAP
7.007	Property		1	3480 Avenue Militar	NAP	NAP
7.008	Property		1	102 Washington Street	NAP	NAP
7.009	Property		1	1726 Superior Avenue	NAP	NAP
7.010	Property		1	1046 Yonkers Avenue	NAP	NAP
7.011	Property		1	1372 North Milwaukee Avenue	NAP	NAP
7.012	Property		1	2916 East Fletcher Avenue	NAP	NAP
7.013	Property		1	5000 Park Boulevard	NAP	NAP
7.014	Property		1	350 Carretera 830	NAP	NAP
7.015	Property		1	3605 East Thomas Road	NAP	NAP
7.016	Property		1	135 South Kamehameha Highway	NAP	NAP
7.017	Property		1	45 Court Street	NAP	NAP
7.018	Property		1	6390 North State Road 7	NAP	NAP
7.019	Property		1	3802 Cedar Springs Road	NAP	NAP
7.020	Property		1	477 Carretera 3	NAP	NAP
7.021	Property		1	14102 Ramona Boulevard	NAP	NAP
7.022	Property		1	3400 Boulder Highway	NAP	NAP
7.023	Property		1	550 Carretera #167 Plaza	NAP	NAP
7.024	Property		1	825 Beal Parkway North	NAP	NAP
7.025	Property		1	392 Bedford Street	NAP	NAP
7.026	Property		1	305 North Breed Street	NAP	NAP
7.027	Property		1	4747 Golden Gate Parkway	NAP	NAP
7.028	Property		1	3646 North Broadway Street	NAP	NAP
7.029	Property		1	500 Settlers Landing Road	NAP	NAP
7.030	Property		1	340 Flanders Road	NAP	NAP
7.031	Property		1	3001 Foothill Boulevard	NAP	NAP
7.032	Property		1	800 West Bay Drive	NAP	NAP
7.033	Property		1	1180 French Road	NAP	NAP
7.034	Property		1	5601 North Hiawassee Road	NAP	NAP
7.035	Property		1	2251 North Semoran Boulevard	NAP	NAP
7.036	Property		1	10 Prospect Street	NAP	NAP
7.037	Property		1	430 Spencerport Road	NAP	NAP
7.038	Property		1	709 West Union Street	NAP	NAP
7.039	Property		1	5434 Highway 78	NAP	NAP
7.040	Property		1	2595 East Bidwell Street	NAP	NAP
7.041	Property		1	1587 North Courtenay Parkway	NAP	NAP
7.042	Property		1	700 Waiale Road	NAP	NAP
7.043	Property		1	82955 Avenue 48 Building B	NAP	NAP
7.044	Property		1	4501 Airline Drive	NAP	NAP
7.045	Property		1	12184 Palmdale Road	NAP	NAP
7.046	Property		1	102 West Vandalia Street	NAP	NAP
7.047	Property		1	10121 Seminole Boulevard	NAP	NAP
7.048	Property		1	1 East Ogden Avenue	NAP	NAP

A-1-65

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
7.049	Property		1	1217 West Jefferson Street	NAP	NAP
7.050	Property		1	2913 Mahan Drive	NAP	NAP
7.051	Property		1	1120 Tamiami Trail North	NAP	NAP
7.052	Property		1	3909 Highway 90	NAP	NAP
7.053	Property		1	1520 West Fullerton Avenue	NAP	NAP
7.054	Property		1	3450 West Dunlap Avenue	NAP	NAP
7.055	Property		1	10152 Lake June Road	NAP	NAP
7.056	Property		1	500 Howland Boulevard	NAP	NAP
7.057	Property		1	5903 South Orange Blossom Trail	NAP	NAP
7.058	Property		1	1202 Pine Avenue	NAP	NAP
7.059	Property		1	7001 Route 130	NAP	NAP
7.060	Property		1	389 Johnnie Dodds Boulevard	NAP	NAP
7.061	Property		1	100 Calle Colina Real	NAP	NAP
7.062	Property		1	1919 Fruitridge Road	NAP	NAP
7.063	Property		1	13470 Northwest Cornell Road	NAP	NAP
7.064	Property		1	9150 Devlin Road	NAP	NAP
7.065	Property		1	29030 Northwestern Highway	NAP	NAP
7.066	Property		1	9320 Lackland Road	NAP	NAP
7.067	Property		1	735 South Salisbury Boulevard	NAP	NAP
7.068	Property		1	886 Ritter Drive	NAP	NAP
7.069	Property		1	11085 Cathell Road Suite 100	NAP	NAP
7.070	Property		1	10 East Highway North	NAP	NAP
7.071	Property		1	105 Julington Plaza Drive	NAP	NAP
7.072	Property		1	1302 Clarkson Clayton Center	NAP	NAP
7.073	Property		1	2611 East Oakland Avenue	NAP	NAP
7.074	Property		1	13 North Black Horse Pike	NAP	NAP
7.075	Property		1	2711 Metropolitan Parkway Southwest	NAP	NAP
7.076	Property		1	1671 East Main Street	NAP	NAP
7.077	Property		1	577 Meadow Street	NAP	NAP
7.078	Property		1	11010 Bloomingdale Avenue	NAP	NAP
7.079	Property		1	3800 Tippecanoe Road	NAP	NAP
7.080	Property		1	6401 Frederick Road	NAP	NAP
7.081	Property		1	1701 William Flynn Highway	NAP	NAP
7.082	Property		1	303 Main Street	NAP	NAP
7.083	Property		1	3501 Unique Circle	NAP	NAP
7.084	Property		1	118 West Constance Road	NAP	NAP
7.085	Property		1	7304 Louetta Road	NAP	NAP
7.086	Property		1	1775 Eureka Way	NAP	NAP
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio	NAP	NAP
7.088	Property		1	654 Cassat Avenue	NAP	NAP
7.089	Property		1	2040 South Mariposa Road	NAP	NAP
7.090	Property		1	901 Memorial Drive	NAP	NAP
7.091	Property		1	316 Broadway	NAP	NAP
7.092	Property		1	4765 Redan Road	NAP	NAP
7.093	Property		1	1000 Dallas Cherryville Highway	NAP	NAP
7.094	Property		1	3001 Tamiami Trail	NAP	NAP
7.095	Property		1	22380 Moross Road	NAP	NAP
7.096	Property		1	4620 Lincolnway East	NAP	NAP
7.097	Property		1	7235 West 10th Street	NAP	NAP
7.098	Property		1	1829 Ridgewood Avenue	NAP	NAP
7.099	Property		1	566 Denny Way	NAP	NAP
7.100	Property		1	1003 North Main Street	NAP	NAP
7.101	Property		1	1210 Kingwood Drive	NAP	NAP
7.102	Property		1	43200 State Highway 74	NAP	NAP
7.103	Property		1	1321 Oxford Street	NAP	NAP
7.104	Property		1	100 North White Horse Pike	NAP	NAP
7.105	Property		1	35279 Vine Street	NAP	NAP
7.106	Property		1	100 Rhode Island Avenue	NAP	NAP
7.107	Property		1	5575 Byron Center Avenue Southwest	NAP	NAP
7.108	Property		1	3150 South Seneca Street	NAP	NAP
7.109	Property		1	8300 Wilcrest Drive	NAP	NAP
7.110	Property		1	1816 Franklin Street	NAP	NAP
7.111	Property		1	1500 South Irby Street	NAP	NAP
7.112	Property		1	5225 North 90th Street	NAP	NAP
7.113	Property		1	705 South State Street	NAP	NAP
7.114	Property		1	703 East Main Street	NAP	NAP
7.115	Property		1	2575 Northeast Highway 70	NAP	NAP
7.116	Property		1	1410 South US Highway 27	NAP	NAP
7.117	Property		1	605 North Avenue	NAP	NAP
7.118	Property		1	25 Burke Boulevard	NAP	NAP
7.119	Property		1	9819 Commercial Way	NAP	NAP
7.120	Property		1	226 North Halleck Street	NAP	NAP
7.121	Property		1	6906 University Boulevard	NAP	NAP
7.122	Property		1	2609 East Main Street	NAP	NAP
7.123	Property		1	550 West Dixie Avenue	NAP	NAP
7.124	Property		1	201 Pacific Avenue	NAP	NAP
7.125	Property		1	615 Love Avenue	NAP	NAP
7.126	Property		1	13551 McGregor Boulevard	NAP	NAP
7.127	Property		1	102 Russell Parkway	NAP	NAP
7.128	Property		1	1520 South McColl Road	NAP	NAP
7.129	Property		1	835 Park Avenue	NAP	NAP

A-1-66

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
7.130	Property		1	4 East League Street	NAP	NAP
7.131	Property		1	13060 Adams Road	NAP	NAP
7.132	Property		1	112 Rockingham Street	NAP	NAP
7.133	Property		1	302 South Oregon Street	NAP	NAP
7.134	Property		1	300 Greene Street	NAP	NAP
7.135	Property		1	129 Clifty Drive	NAP	NAP
7.136	Property		1	308 North Main Street	NAP	NAP
7.137	Property		1	7916 Winchester Avenue	NAP	NAP
7.138	Property		1	13053 Cortez Boulevard	NAP	NAP
7.139	Property		1	2117 South Byron Butler Parkway	NAP	NAP
7.140	Property		1	2 West Route 130 North	NAP	NAP
7.141	Property		1	105 Carretera 31	NAP	NAP
7.142	Property		1	388 Uvalde Road	NAP	NAP
7.143	Property		1	400 West Fairchild Street	NAP	NAP
7.144	Property		1	4201 13th Avenue South	NAP	NAP
7.145	Property		1	2601 Highway 90	NAP	NAP
7.146	Property		1	15 South Main Street	NAP	NAP
7.147	Property		1	2504 Eastchester Road	NAP	NAP
7.148	Property		1	319 South Broad Street	NAP	NAP
7.149	Property		1	2400 Atlantic Avenue	NAP	NAP
7.150	Property		1	503 Battle Street East	NAP	NAP
7.151	Property		1	933 Blackburn Avenue	NAP	NAP
7.152	Property		1	101 East Sandusky Avenue	NAP	NAP
7.153	Property		1	125 North Main Street	NAP	NAP
7.154	Property		1	515 East Central Avenue	NAP	NAP
7.155	Property		1	7628 Penn Avenue	NAP	NAP
7.156	Property		1	1285 South Mission Road	NAP	NAP
7.157	Property		1	566 Union Street	NAP	NAP
7.158	Property		1	2123 East Columbus Drive	NAP	NAP
7.159	Property		1	4400 University Boulevard East	NAP	NAP
7.160	Property		1	1410 East Shotwell Street	NAP	NAP
7.161	Property		1	602 Peterson Avenue South	NAP	NAP
7.162	Property		1	3892 Atlanta Highway	NAP	NAP
7.163	Property		1	100 Elba Highway	NAP	NAP
7.164	Property		1	1013 11th Street	NAP	NAP
7.165	Property		1	901 North Main Street	NAP	NAP
7.166	Property		1	814 East Main Street	NAP	NAP
7.167	Property		1	5115 West Capitol Drive	NAP	NAP
7.168	Property		1	528 West Tennessee Avenue	NAP	NAP
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie	NAP	NAP
7.170	Property		1	355 Highway 441 South	NAP	NAP
7.171	Property		1	5100 Dixie Highway	NAP	NAP
7.172	Property		1	483 West Bockman Way	NAP	NAP
7.173	Property		1	1673 West State Highway 100	NAP	NAP
7.174	Property		1	311 Pelham Road South	NAP	NAP
7.175	Property		1	109 East Doctor Hicks Boulevard	NAP	NAP
7.176	Property		1	100 Rosedale Road	NAP	NAP
7.177	Property		1	140 North Carolina Highway 102 West	NAP	NAP
7.178	Property		1	109 South Van Buren Road	NAP	NAP
7.179	Property		1	501 North Street	NAP	NAP
7.180	Property		1	2008 South 5th Street	NAP	NAP
7.181	Property		1	2040 Douglas Avenue	NAP	NAP
7.182	Property		1	802 East Cloverland Drive	NAP	NAP
7.183	Property		1	127 West Columbia Avenue	NAP	NAP
7.184	Property		1	2770 West Broad Street	NAP	NAP
7.185	Property		1	747 Highway 1 South	NAP	NAP
7.186	Property		1	212 North Main Street	NAP	NAP
7.187	Property		1	955 Carretera 891	NAP	NAP
7.188	Property		1	1215 16th Street	NAP	NAP
7.189	Property		1	633 North Main Street	NAP	NAP
7.190	Property		1	24590 Lorain Road	NAP	NAP
7.191	Property		1	33495 Highway 43	NAP	NAP
7.192	Property		1	412 Pawnee Street	NAP	NAP
7.193	Property		1	1004 West Commerce	NAP	NAP
7.194	Property		1	1214 Grand Caillou Road	NAP	NAP
7.195	Property		1	1305 West Cherokee Street	NAP	NAP
7.196	Property		1	1101 Myers Avenue	NAP	NAP
7.197	Property		1	200 Highway 145 North	NAP	NAP
7.198	Property		1	50 South Main Street	NAP	NAP
7.199	Property		1	533 South Lincoln Avenue	NAP	NAP
7.200	Property		1	103 North Gateway Avenue	NAP	NAP
7.201	Property		1	1380 North Pleasants Highway	NAP	NAP
7.202	Property		1	380 General Daniel Avenue North	NAP	NAP
7.203	Property		1	619 Chestnut Street	NAP	NAP
7.204	Property		1	337 Main Street	NAP	NAP
7.205	Property		1	31 Big Hill Drive	NAP	NAP
7.206	Property		1	310 Story Street	NAP	NAP
7.207	Property		1	9485 Highway 805	NAP	NAP
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	0.00	1/0/1900	857,374	126,565	30,000	15,000	8,000
8.001	Property		1	2911 Brighton 5th Street	NAP	NAP
8.002	Property		1	1302 Newkirk Avenue	NAP	NAP
8.003	Property		1	6309 Bay Parkway	NAP	NAP

A-1-67

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
8.004	Property		1	230 73rd Street	NAP	NAP
8.005	Property		1	9302 Ridge Boulevard	NAP	NAP
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	NAP	NAP	1,388,393	347,098	0	71,798	0
10.000	Loan		2	Cedarbrook & Oak Lane Apartments			177,043	16,095	63,098	31,549	0
10.001	Property		1	Cedarbrook Apartments	NAP	NAP
10.002	Property		1	Oak Lane Apartments	NAP	NAP
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2			219,409	73,136	0	Springing	0
11.001	Property		1	The Hermitage	NAP	NAP
11.002	Property		1	The Eagle	NAP	NAP
11.003	Property		1	The Allure	NAP	NAP
11.004	Property		1	The Eminence	NAP	NAP
11.005	Property		1	The Grove	NAP	NAP
11.006	Property		1	The Oaks	NAP	NAP
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	NAP	NAP	209,242	69,747	82,422	10,303	0
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	NAP	NAP	186,204	37,241	38,900	5,557	0
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	NAP	NAP	146,463	36,616	0	Springing	2,025
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	NAP	NAP	0	Springing	0	Springing	0
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	NAP	NAP	105,017	105,017	0	Springing	0
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	NAP	NAP	17,472	3,495	20,349	3,392	0
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	NAP	NAP	65,081	10,223	46,273	6,610	0
18.001	Property		1	Village at Barkley Landing	NAP	NAP
18.002	Property		1	Ashton View Apartments	NAP	NAP
18.003	Property		1	Jack Allen Apartments	NAP	NAP
19.000	Loan		1	5225 Telegraph	NAP	NAP	127,537	21,256	11,963	5,981	0
20.000	Loan	94, 95, 96	1	1700 Jerome	NAP	NAP	9,996	1,999	33,770	3,752	0
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	NAP	NAP	8,007	4,004	227,243	75,748	100,000
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	NAP	NAP	690,202	138,040	0	Springing	5,565,000
23.000	Loan	107	2	ClimaStor Portfolio			46,920	3,910	0	Springing	0
23.001	Property		1	ClimaStora 6	NAP	NAP
23.002	Property		1	ClimaStora 7	NAP	NAP
24.000	Loan	108, 109	1	Urbane 424	NAP	NAP	0	11,851	0	Springing	0
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	NAP	NAP	5,600	5,600	0	Springing	202,870

A-1-68

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	4,653	111,664	6,000,000	Springing	0	0	0	0
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	4,430	106,300	0	1,416	51,000	0	0	0
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	12,667	0	2,167,914	61,672	0	0	0	0
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	14,260	0	0	0	0	0	0	0
4.001	Property		1	5712 Old River
4.002	Property		1	5710 Houston
4.003	Property		1	5720 Port St Lucie
4.004	Property		1	5704 Taylor
4.005	Property		1	5705 Pflugerville
4.006	Property		1	5703 Georgetown
4.007	Property		1	5719 Palmetto
4.008	Property		1	5707 Tomball
4.009	Property		1	5721 Summerfield
4.010	Property		1	5716 Broken Arrow
4.011	Property		1	5706 Georgetown
4.012	Property		1	5708 Cypress
4.013	Property		1	5718 Hudson
4.014	Property		1	5709 Katy
4.015	Property		1	5711 Houston
4.016	Property		1	5700 San Antonio
4.017	Property		1	5713 Edmond
4.018	Property		1	5714 Moore
4.019	Property		1	5701 San Antonio
4.020	Property		1	5702 Liberty Hill
4.021	Property		1	5715 Catoosa
4.022	Property		1	5717 Broken Arrow
5.000	Loan	5, 40, 41	1	Empire Mall	Springing	0	0	69,246	3,323,820	0	0	0
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	174,365	0	0	0	0	0	0	0
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	Springing	0	0	0	0	0	2,000,000	24,000,000
7.001	Property		1	825 Morton Street
7.002	Property		1	505 Avenue Hostos
7.003	Property		1	2000 West Whittier Boulevard
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2
7.005	Property		1	2321 Hawthorne Boulevard
7.006	Property		1	6701 Miller Drive
7.007	Property		1	3480 Avenue Militar
7.008	Property		1	102 Washington Street
7.009	Property		1	1726 Superior Avenue
7.010	Property		1	1046 Yonkers Avenue
7.011	Property		1	1372 North Milwaukee Avenue
7.012	Property		1	2916 East Fletcher Avenue
7.013	Property		1	5000 Park Boulevard
7.014	Property		1	350 Carretera 830
7.015	Property		1	3605 East Thomas Road
7.016	Property		1	135 South Kamehameha Highway
7.017	Property		1	45 Court Street
7.018	Property		1	6390 North State Road 7
7.019	Property		1	3802 Cedar Springs Road
7.020	Property		1	477 Carretera 3
7.021	Property		1	14102 Ramona Boulevard
7.022	Property		1	3400 Boulder Highway
7.023	Property		1	550 Carretera #167 Plaza
7.024	Property		1	825 Beal Parkway North
7.025	Property		1	392 Bedford Street
7.026	Property		1	305 North Breed Street
7.027	Property		1	4747 Golden Gate Parkway
7.028	Property		1	3646 North Broadway Street
7.029	Property		1	500 Settlers Landing Road
7.030	Property		1	340 Flanders Road
7.031	Property		1	3001 Foothill Boulevard
7.032	Property		1	800 West Bay Drive
7.033	Property		1	1180 French Road
7.034	Property		1	5601 North Hiawassee Road
7.035	Property		1	2251 North Semoran Boulevard
7.036	Property		1	10 Prospect Street
7.037	Property		1	430 Spencerport Road
7.038	Property		1	709 West Union Street
7.039	Property		1	5434 Highway 78
7.040	Property		1	2595 East Bidwell Street
7.041	Property		1	1587 North Courtenay Parkway
7.042	Property		1	700 Waiale Road
7.043	Property		1	82955 Avenue 48 Building B
7.044	Property		1	4501 Airline Drive
7.045	Property		1	12184 Palmdale Road
7.046	Property		1	102 West Vandalia Street
7.047	Property		1	10121 Seminole Boulevard
7.048	Property		1	1 East Ogden Avenue

A-1-69

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)
7.049	Property		1	1217 West Jefferson Street
7.050	Property		1	2913 Mahan Drive
7.051	Property		1	1120 Tamiami Trail North
7.052	Property		1	3909 Highway 90
7.053	Property		1	1520 West Fullerton Avenue
7.054	Property		1	3450 West Dunlap Avenue
7.055	Property		1	10152 Lake June Road
7.056	Property		1	500 Howland Boulevard
7.057	Property		1	5903 South Orange Blossom Trail
7.058	Property		1	1202 Pine Avenue
7.059	Property		1	7001 Route 130
7.060	Property		1	389 Johnnie Dodds Boulevard
7.061	Property		1	100 Calle Colina Real
7.062	Property		1	1919 Fruitridge Road
7.063	Property		1	13470 Northwest Cornell Road
7.064	Property		1	9150 Devlin Road
7.065	Property		1	29030 Northwestern Highway
7.066	Property		1	9320 Lackland Road
7.067	Property		1	735 South Salisbury Boulevard
7.068	Property		1	886 Ritter Drive
7.069	Property		1	11085 Cathell Road Suite 100
7.070	Property		1	10 East Highway North
7.071	Property		1	105 Julington Plaza Drive
7.072	Property		1	1302 Clarkson Clayton Center
7.073	Property		1	2611 East Oakland Avenue
7.074	Property		1	13 North Black Horse Pike
7.075	Property		1	2711 Metropolitan Parkway Southwest
7.076	Property		1	1671 East Main Street
7.077	Property		1	577 Meadow Street
7.078	Property		1	11010 Bloomingdale Avenue
7.079	Property		1	3800 Tippecanoe Road
7.080	Property		1	6401 Frederick Road
7.081	Property		1	1701 William Flynn Highway
7.082	Property		1	303 Main Street
7.083	Property		1	3501 Unique Circle
7.084	Property		1	118 West Constance Road
7.085	Property		1	7304 Louetta Road
7.086	Property		1	1775 Eureka Way
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio
7.088	Property		1	654 Cassat Avenue
7.089	Property		1	2040 South Mariposa Road
7.090	Property		1	901 Memorial Drive
7.091	Property		1	316 Broadway
7.092	Property		1	4765 Redan Road
7.093	Property		1	1000 Dallas Cherryville Highway
7.094	Property		1	3001 Tamiami Trail
7.095	Property		1	22380 Moross Road
7.096	Property		1	4620 Lincolnway East
7.097	Property		1	7235 West 10th Street
7.098	Property		1	1829 Ridgewood Avenue
7.099	Property		1	566 Denny Way
7.100	Property		1	1003 North Main Street
7.101	Property		1	1210 Kingwood Drive
7.102	Property		1	43200 State Highway 74
7.103	Property		1	1321 Oxford Street
7.104	Property		1	100 North White Horse Pike
7.105	Property		1	35279 Vine Street
7.106	Property		1	100 Rhode Island Avenue
7.107	Property		1	5575 Byron Center Avenue Southwest
7.108	Property		1	3150 South Seneca Street
7.109	Property		1	8300 Wilcrest Drive
7.110	Property		1	1816 Franklin Street
7.111	Property		1	1500 South Irby Street
7.112	Property		1	5225 North 90th Street
7.113	Property		1	705 South State Street
7.114	Property		1	703 East Main Street
7.115	Property		1	2575 Northeast Highway 70
7.116	Property		1	1410 South US Highway 27
7.117	Property		1	605 North Avenue
7.118	Property		1	25 Burke Boulevard
7.119	Property		1	9819 Commercial Way
7.120	Property		1	226 North Halleck Street
7.121	Property		1	6906 University Boulevard
7.122	Property		1	2609 East Main Street
7.123	Property		1	550 West Dixie Avenue
7.124	Property		1	201 Pacific Avenue
7.125	Property		1	615 Love Avenue
7.126	Property		1	13551 McGregor Boulevard
7.127	Property		1	102 Russell Parkway
7.128	Property		1	1520 South McColl Road
7.129	Property		1	835 Park Avenue

A-1-70

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)
7.130	Property		1	4 East League Street
7.131	Property		1	13060 Adams Road
7.132	Property		1	112 Rockingham Street
7.133	Property		1	302 South Oregon Street
7.134	Property		1	300 Greene Street
7.135	Property		1	129 Clifty Drive
7.136	Property		1	308 North Main Street
7.137	Property		1	7916 Winchester Avenue
7.138	Property		1	13053 Cortez Boulevard
7.139	Property		1	2117 South Byron Butler Parkway
7.140	Property		1	2 West Route 130 North
7.141	Property		1	105 Carretera 31
7.142	Property		1	388 Uvalde Road
7.143	Property		1	400 West Fairchild Street
7.144	Property		1	4201 13th Avenue South
7.145	Property		1	2601 Highway 90
7.146	Property		1	15 South Main Street
7.147	Property		1	2504 Eastchester Road
7.148	Property		1	319 South Broad Street
7.149	Property		1	2400 Atlantic Avenue
7.150	Property		1	503 Battle Street East
7.151	Property		1	933 Blackburn Avenue
7.152	Property		1	101 East Sandusky Avenue
7.153	Property		1	125 North Main Street
7.154	Property		1	515 East Central Avenue
7.155	Property		1	7628 Penn Avenue
7.156	Property		1	1285 South Mission Road
7.157	Property		1	566 Union Street
7.158	Property		1	2123 East Columbus Drive
7.159	Property		1	4400 University Boulevard East
7.160	Property		1	1410 East Shotwell Street
7.161	Property		1	602 Peterson Avenue South
7.162	Property		1	3892 Atlanta Highway
7.163	Property		1	100 Elba Highway
7.164	Property		1	1013 11th Street
7.165	Property		1	901 North Main Street
7.166	Property		1	814 East Main Street
7.167	Property		1	5115 West Capitol Drive
7.168	Property		1	528 West Tennessee Avenue
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie
7.170	Property		1	355 Highway 441 South
7.171	Property		1	5100 Dixie Highway
7.172	Property		1	483 West Bockman Way
7.173	Property		1	1673 West State Highway 100
7.174	Property		1	311 Pelham Road South
7.175	Property		1	109 East Doctor Hicks Boulevard
7.176	Property		1	100 Rosedale Road
7.177	Property		1	140 North Carolina Highway 102 West
7.178	Property		1	109 South Van Buren Road
7.179	Property		1	501 North Street
7.180	Property		1	2008 South 5th Street
7.181	Property		1	2040 Douglas Avenue
7.182	Property		1	802 East Cloverland Drive
7.183	Property		1	127 West Columbia Avenue
7.184	Property		1	2770 West Broad Street
7.185	Property		1	747 Highway 1 South
7.186	Property		1	212 North Main Street
7.187	Property		1	955 Carretera 891
7.188	Property		1	1215 16th Street
7.189	Property		1	633 North Main Street
7.190	Property		1	24590 Lorain Road
7.191	Property		1	33495 Highway 43
7.192	Property		1	412 Pawnee Street
7.193	Property		1	1004 West Commerce
7.194	Property		1	1214 Grand Caillou Road
7.195	Property		1	1305 West Cherokee Street
7.196	Property		1	1101 Myers Avenue
7.197	Property		1	200 Highway 145 North
7.198	Property		1	50 South Main Street
7.199	Property		1	533 South Lincoln Avenue
7.200	Property		1	103 North Gateway Avenue
7.201	Property		1	1380 North Pleasants Highway
7.202	Property		1	380 General Daniel Avenue North
7.203	Property		1	619 Chestnut Street
7.204	Property		1	337 Main Street
7.205	Property		1	31 Big Hill Drive
7.206	Property		1	310 Story Street
7.207	Property		1	9485 Highway 805
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	8,000	0	0	0	0	0	0	0
8.001	Property		1	2911 Brighton 5th Street
8.002	Property		1	1302 Newkirk Avenue
8.003	Property		1	6309 Bay Parkway

A-1-71

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)
8.004	Property		1	230 73rd Street
8.005	Property		1	9302 Ridge Boulevard
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	25,081	0	2,000,000	156,759	0	0	0	0
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	8,563	0	0	0	0	0	0	0
10.001	Property		1	Cedarbrook Apartments
10.002	Property		1	Oak Lane Apartments
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	5,381	0	0	0	0	0	0	0
11.001	Property		1	The Hermitage
11.002	Property		1	The Eagle
11.003	Property		1	The Allure
11.004	Property		1	The Eminence
11.005	Property		1	The Grove
11.006	Property		1	The Oaks
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	8,069	0	1,909,035	131,129	0	0	0	0
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	1,125	0	0	0	0	0	0	0
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	2,025	0	10,125	10,125	484,000	0	0	0
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	Springing	558,859	0	0	0	0	0	0
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	Springing	124,001	0	Springing	496,005	0	0	0
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	803	0	0	0	0	0	0	0
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	5,464	0	0	0	0	0	0	0
18.001	Property		1	Village at Barkley Landing
18.002	Property		1	Ashton View Apartments
18.003	Property		1	Jack Allen Apartments
19.000	Loan		1	5225 Telegraph	3,223	0	450,000	6,446	600,000	0	0	0
20.000	Loan	94, 95, 96	1	1700 Jerome	756	0	0	0	0	0	0	0
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	13,828	0	0	0	0	0	0	0
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	111,491	0	0	0	0	0	0	0
23.000	Loan	107	2	ClimaStor Portfolio	1,597	30,000	0	0	0	0	0	0
23.001	Property		1	ClimaStora 6
23.002	Property		1	ClimaStora 7
24.000	Loan	108, 109	1	Urbane 424	1,123	0	0	0	0	0	0	0
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	9,350	0	0	0	0	0	0	0

A-1-72

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	0	6,908,569	0	Outstanding TI/LC ($3,335,236), HVAC Replacement Reserve ($2,990,000), Gap Rent Reserve ($583,333.33)
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	0	636,522	0	Build-Out Reserve (Upfront: $330,000); Existing TI/LC Reserve (Upfront: $258,480); Rent Concession Reserve ($48,042)
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	38,750	6,911,087	25,000	Outstanding TI/LC (Upfront: $4,411,086.98), Gap Rent and Free Rent Reserve (Upfront: $2,500,000, Monthly: $25,000)
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	405,565	436,358	0	Supplemental Tax Reserve
4.001	Property		1	5712 Old River
4.002	Property		1	5710 Houston
4.003	Property		1	5720 Port St Lucie
4.004	Property		1	5704 Taylor
4.005	Property		1	5705 Pflugerville
4.006	Property		1	5703 Georgetown
4.007	Property		1	5719 Palmetto
4.008	Property		1	5707 Tomball
4.009	Property		1	5721 Summerfield
4.010	Property		1	5716 Broken Arrow
4.011	Property		1	5706 Georgetown
4.012	Property		1	5708 Cypress
4.013	Property		1	5718 Hudson
4.014	Property		1	5709 Katy
4.015	Property		1	5711 Houston
4.016	Property		1	5700 San Antonio
4.017	Property		1	5713 Edmond
4.018	Property		1	5714 Moore
4.019	Property		1	5701 San Antonio
4.020	Property		1	5702 Liberty Hill
4.021	Property		1	5715 Catoosa
4.022	Property		1	5717 Broken Arrow
5.000	Loan	5, 40, 41	1	Empire Mall	0	12,564,738	0	Outstanding TI/LC Reserve ($11,572,000), Gap Rent Reserve Fund ($992,738)
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	0	32,999,102	0	PIP (Upfront: $26,783,944, Monthly: Springing), Seasonality (Upfront: $2,380,000, Monthly: Springing), Elevator Replacement ($3,831,658.24), Replacement Comfort Letter ($3,500)
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	88,464	0	Springing	Material Tenant Reserve and Low DY/DSCR Cure Reserve
7.001	Property		1	825 Morton Street
7.002	Property		1	505 Avenue Hostos
7.003	Property		1	2000 West Whittier Boulevard
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2
7.005	Property		1	2321 Hawthorne Boulevard
7.006	Property		1	6701 Miller Drive
7.007	Property		1	3480 Avenue Militar
7.008	Property		1	102 Washington Street
7.009	Property		1	1726 Superior Avenue
7.010	Property		1	1046 Yonkers Avenue
7.011	Property		1	1372 North Milwaukee Avenue
7.012	Property		1	2916 East Fletcher Avenue
7.013	Property		1	5000 Park Boulevard
7.014	Property		1	350 Carretera 830
7.015	Property		1	3605 East Thomas Road
7.016	Property		1	135 South Kamehameha Highway
7.017	Property		1	45 Court Street
7.018	Property		1	6390 North State Road 7
7.019	Property		1	3802 Cedar Springs Road
7.020	Property		1	477 Carretera 3
7.021	Property		1	14102 Ramona Boulevard
7.022	Property		1	3400 Boulder Highway
7.023	Property		1	550 Carretera #167 Plaza
7.024	Property		1	825 Beal Parkway North
7.025	Property		1	392 Bedford Street
7.026	Property		1	305 North Breed Street
7.027	Property		1	4747 Golden Gate Parkway
7.028	Property		1	3646 North Broadway Street
7.029	Property		1	500 Settlers Landing Road
7.030	Property		1	340 Flanders Road
7.031	Property		1	3001 Foothill Boulevard
7.032	Property		1	800 West Bay Drive
7.033	Property		1	1180 French Road
7.034	Property		1	5601 North Hiawassee Road
7.035	Property		1	2251 North Semoran Boulevard
7.036	Property		1	10 Prospect Street
7.037	Property		1	430 Spencerport Road
7.038	Property		1	709 West Union Street
7.039	Property		1	5434 Highway 78
7.040	Property		1	2595 East Bidwell Street
7.041	Property		1	1587 North Courtenay Parkway
7.042	Property		1	700 Waiale Road
7.043	Property		1	82955 Avenue 48 Building B
7.044	Property		1	4501 Airline Drive
7.045	Property		1	12184 Palmdale Road
7.046	Property		1	102 West Vandalia Street
7.047	Property		1	10121 Seminole Boulevard
7.048	Property		1	1 East Ogden Avenue

A-1-73

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
7.049	Property		1	1217 West Jefferson Street
7.050	Property		1	2913 Mahan Drive
7.051	Property		1	1120 Tamiami Trail North
7.052	Property		1	3909 Highway 90
7.053	Property		1	1520 West Fullerton Avenue
7.054	Property		1	3450 West Dunlap Avenue
7.055	Property		1	10152 Lake June Road
7.056	Property		1	500 Howland Boulevard
7.057	Property		1	5903 South Orange Blossom Trail
7.058	Property		1	1202 Pine Avenue
7.059	Property		1	7001 Route 130
7.060	Property		1	389 Johnnie Dodds Boulevard
7.061	Property		1	100 Calle Colina Real
7.062	Property		1	1919 Fruitridge Road
7.063	Property		1	13470 Northwest Cornell Road
7.064	Property		1	9150 Devlin Road
7.065	Property		1	29030 Northwestern Highway
7.066	Property		1	9320 Lackland Road
7.067	Property		1	735 South Salisbury Boulevard
7.068	Property		1	886 Ritter Drive
7.069	Property		1	11085 Cathell Road Suite 100
7.070	Property		1	10 East Highway North
7.071	Property		1	105 Julington Plaza Drive
7.072	Property		1	1302 Clarkson Clayton Center
7.073	Property		1	2611 East Oakland Avenue
7.074	Property		1	13 North Black Horse Pike
7.075	Property		1	2711 Metropolitan Parkway Southwest
7.076	Property		1	1671 East Main Street
7.077	Property		1	577 Meadow Street
7.078	Property		1	11010 Bloomingdale Avenue
7.079	Property		1	3800 Tippecanoe Road
7.080	Property		1	6401 Frederick Road
7.081	Property		1	1701 William Flynn Highway
7.082	Property		1	303 Main Street
7.083	Property		1	3501 Unique Circle
7.084	Property		1	118 West Constance Road
7.085	Property		1	7304 Louetta Road
7.086	Property		1	1775 Eureka Way
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio
7.088	Property		1	654 Cassat Avenue
7.089	Property		1	2040 South Mariposa Road
7.090	Property		1	901 Memorial Drive
7.091	Property		1	316 Broadway
7.092	Property		1	4765 Redan Road
7.093	Property		1	1000 Dallas Cherryville Highway
7.094	Property		1	3001 Tamiami Trail
7.095	Property		1	22380 Moross Road
7.096	Property		1	4620 Lincolnway East
7.097	Property		1	7235 West 10th Street
7.098	Property		1	1829 Ridgewood Avenue
7.099	Property		1	566 Denny Way
7.100	Property		1	1003 North Main Street
7.101	Property		1	1210 Kingwood Drive
7.102	Property		1	43200 State Highway 74
7.103	Property		1	1321 Oxford Street
7.104	Property		1	100 North White Horse Pike
7.105	Property		1	35279 Vine Street
7.106	Property		1	100 Rhode Island Avenue
7.107	Property		1	5575 Byron Center Avenue Southwest
7.108	Property		1	3150 South Seneca Street
7.109	Property		1	8300 Wilcrest Drive
7.110	Property		1	1816 Franklin Street
7.111	Property		1	1500 South Irby Street
7.112	Property		1	5225 North 90th Street
7.113	Property		1	705 South State Street
7.114	Property		1	703 East Main Street
7.115	Property		1	2575 Northeast Highway 70
7.116	Property		1	1410 South US Highway 27
7.117	Property		1	605 North Avenue
7.118	Property		1	25 Burke Boulevard
7.119	Property		1	9819 Commercial Way
7.120	Property		1	226 North Halleck Street
7.121	Property		1	6906 University Boulevard
7.122	Property		1	2609 East Main Street
7.123	Property		1	550 West Dixie Avenue
7.124	Property		1	201 Pacific Avenue
7.125	Property		1	615 Love Avenue
7.126	Property		1	13551 McGregor Boulevard
7.127	Property		1	102 Russell Parkway
7.128	Property		1	1520 South McColl Road
7.129	Property		1	835 Park Avenue

A-1-74

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
7.130	Property		1	4 East League Street
7.131	Property		1	13060 Adams Road
7.132	Property		1	112 Rockingham Street
7.133	Property		1	302 South Oregon Street
7.134	Property		1	300 Greene Street
7.135	Property		1	129 Clifty Drive
7.136	Property		1	308 North Main Street
7.137	Property		1	7916 Winchester Avenue
7.138	Property		1	13053 Cortez Boulevard
7.139	Property		1	2117 South Byron Butler Parkway
7.140	Property		1	2 West Route 130 North
7.141	Property		1	105 Carretera 31
7.142	Property		1	388 Uvalde Road
7.143	Property		1	400 West Fairchild Street
7.144	Property		1	4201 13th Avenue South
7.145	Property		1	2601 Highway 90
7.146	Property		1	15 South Main Street
7.147	Property		1	2504 Eastchester Road
7.148	Property		1	319 South Broad Street
7.149	Property		1	2400 Atlantic Avenue
7.150	Property		1	503 Battle Street East
7.151	Property		1	933 Blackburn Avenue
7.152	Property		1	101 East Sandusky Avenue
7.153	Property		1	125 North Main Street
7.154	Property		1	515 East Central Avenue
7.155	Property		1	7628 Penn Avenue
7.156	Property		1	1285 South Mission Road
7.157	Property		1	566 Union Street
7.158	Property		1	2123 East Columbus Drive
7.159	Property		1	4400 University Boulevard East
7.160	Property		1	1410 East Shotwell Street
7.161	Property		1	602 Peterson Avenue South
7.162	Property		1	3892 Atlanta Highway
7.163	Property		1	100 Elba Highway
7.164	Property		1	1013 11th Street
7.165	Property		1	901 North Main Street
7.166	Property		1	814 East Main Street
7.167	Property		1	5115 West Capitol Drive
7.168	Property		1	528 West Tennessee Avenue
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie
7.170	Property		1	355 Highway 441 South
7.171	Property		1	5100 Dixie Highway
7.172	Property		1	483 West Bockman Way
7.173	Property		1	1673 West State Highway 100
7.174	Property		1	311 Pelham Road South
7.175	Property		1	109 East Doctor Hicks Boulevard
7.176	Property		1	100 Rosedale Road
7.177	Property		1	140 North Carolina Highway 102 West
7.178	Property		1	109 South Van Buren Road
7.179	Property		1	501 North Street
7.180	Property		1	2008 South 5th Street
7.181	Property		1	2040 Douglas Avenue
7.182	Property		1	802 East Cloverland Drive
7.183	Property		1	127 West Columbia Avenue
7.184	Property		1	2770 West Broad Street
7.185	Property		1	747 Highway 1 South
7.186	Property		1	212 North Main Street
7.187	Property		1	955 Carretera 891
7.188	Property		1	1215 16th Street
7.189	Property		1	633 North Main Street
7.190	Property		1	24590 Lorain Road
7.191	Property		1	33495 Highway 43
7.192	Property		1	412 Pawnee Street
7.193	Property		1	1004 West Commerce
7.194	Property		1	1214 Grand Caillou Road
7.195	Property		1	1305 West Cherokee Street
7.196	Property		1	1101 Myers Avenue
7.197	Property		1	200 Highway 145 North
7.198	Property		1	50 South Main Street
7.199	Property		1	533 South Lincoln Avenue
7.200	Property		1	103 North Gateway Avenue
7.201	Property		1	1380 North Pleasants Highway
7.202	Property		1	380 General Daniel Avenue North
7.203	Property		1	619 Chestnut Street
7.204	Property		1	337 Main Street
7.205	Property		1	31 Big Hill Drive
7.206	Property		1	310 Story Street
7.207	Property		1	9485 Highway 805
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	0	0	0	NAP
8.001	Property		1	2911 Brighton 5th Street
8.002	Property		1	1302 Newkirk Avenue
8.003	Property		1	6309 Bay Parkway

A-1-75

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
8.004	Property		1	230 73rd Street
8.005	Property		1	9302 Ridge Boulevard
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	0	5,069,679	Springing	Rent Concession Reserve (Initial: $1,443,776); TATILC Funds Reserve (Initial: $3,625,903)
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	360,891	0	0	NAP
10.001	Property		1	Cedarbrook Apartments
10.002	Property		1	Oak Lane Apartments
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	336,781	0	0	NAP
11.001	Property		1	The Hermitage
11.002	Property		1	The Eagle
11.003	Property		1	The Allure
11.004	Property		1	The Eminence
11.005	Property		1	The Grove
11.006	Property		1	The Oaks
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	0	14,926,714	Springing	Unfunded TI/LC Reserves (Upfront: $10,933,737), Abated Rents (Upfront: $2,858,583), Gap Rent (Upfront: $1,134,394), Critical Tenant Non-Renewal (Monthly: Springing)
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	0	246,375	0	421(a) Reserve
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	0	51,592	0	Outstanding Free Rent
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	0	0	Springing	Material Tenant Funds Reserve (Monthly: Springing); Low Debt Yield/DSCR Cure Funds (Monthly: Springing)
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	0	0	0	NAP
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	0	198,726	Springing	Section 421(a) Reserve
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	132,903	0	0	NAP
18.001	Property		1	Village at Barkley Landing
18.002	Property		1	Ashton View Apartments
18.003	Property		1	Jack Allen Apartments
19.000	Loan		1	5225 Telegraph	275,483	0	0	NAP
20.000	Loan	94, 95, 96	1	1700 Jerome	0	94,800	0	Vacancy Reserve
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	31,250	0	0	NAP
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	0	2,500	Springing	Replacement Comfort Letter Reserve Funds ($2,500); PIP Reserve (Springing)
23.000	Loan	107	2	ClimaStor Portfolio	1,333,865	0	0	NAP
23.001	Property		1	ClimaStora 6
23.002	Property		1	ClimaStora 7
24.000	Loan	108, 109	1	Urbane 424	0	0	0	NAP
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	10,250	166,234	31,248	Seasonality Reserve (Upfront: $156,234, Monthly: $31,248); Comfort Letter Reserve (Upfront: $10,000); PIP Reserve (Monthly: Springing)

A-1-76

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	0	0	NAP	Hard	Springing	Yes
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	0	0	NAP	Springing	Springing	Yes
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	0	0	NAP	Soft (Residential); Hard (Commercial)	Springing	Yes
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	0	0	NAP	Springing	Springing	Yes
4.001	Property		1	5712 Old River
4.002	Property		1	5710 Houston
4.003	Property		1	5720 Port St Lucie
4.004	Property		1	5704 Taylor
4.005	Property		1	5705 Pflugerville
4.006	Property		1	5703 Georgetown
4.007	Property		1	5719 Palmetto
4.008	Property		1	5707 Tomball
4.009	Property		1	5721 Summerfield
4.010	Property		1	5716 Broken Arrow
4.011	Property		1	5706 Georgetown
4.012	Property		1	5708 Cypress
4.013	Property		1	5718 Hudson
4.014	Property		1	5709 Katy
4.015	Property		1	5711 Houston
4.016	Property		1	5700 San Antonio
4.017	Property		1	5713 Edmond
4.018	Property		1	5714 Moore
4.019	Property		1	5701 San Antonio
4.020	Property		1	5702 Liberty Hill
4.021	Property		1	5715 Catoosa
4.022	Property		1	5717 Broken Arrow
5.000	Loan	5, 40, 41	1	Empire Mall	0	0	NAP	Hard	Springing	Yes
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	0	0	NAP	Hard	Springing	Yes
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	0	0	NAP	Hard	Springing	Yes
7.001	Property		1	825 Morton Street
7.002	Property		1	505 Avenue Hostos
7.003	Property		1	2000 West Whittier Boulevard
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2
7.005	Property		1	2321 Hawthorne Boulevard
7.006	Property		1	6701 Miller Drive
7.007	Property		1	3480 Avenue Militar
7.008	Property		1	102 Washington Street
7.009	Property		1	1726 Superior Avenue
7.010	Property		1	1046 Yonkers Avenue
7.011	Property		1	1372 North Milwaukee Avenue
7.012	Property		1	2916 East Fletcher Avenue
7.013	Property		1	5000 Park Boulevard
7.014	Property		1	350 Carretera 830
7.015	Property		1	3605 East Thomas Road
7.016	Property		1	135 South Kamehameha Highway
7.017	Property		1	45 Court Street
7.018	Property		1	6390 North State Road 7
7.019	Property		1	3802 Cedar Springs Road
7.020	Property		1	477 Carretera 3
7.021	Property		1	14102 Ramona Boulevard
7.022	Property		1	3400 Boulder Highway
7.023	Property		1	550 Carretera #167 Plaza
7.024	Property		1	825 Beal Parkway North
7.025	Property		1	392 Bedford Street
7.026	Property		1	305 North Breed Street
7.027	Property		1	4747 Golden Gate Parkway
7.028	Property		1	3646 North Broadway Street
7.029	Property		1	500 Settlers Landing Road
7.030	Property		1	340 Flanders Road
7.031	Property		1	3001 Foothill Boulevard
7.032	Property		1	800 West Bay Drive
7.033	Property		1	1180 French Road
7.034	Property		1	5601 North Hiawassee Road
7.035	Property		1	2251 North Semoran Boulevard
7.036	Property		1	10 Prospect Street
7.037	Property		1	430 Spencerport Road
7.038	Property		1	709 West Union Street
7.039	Property		1	5434 Highway 78
7.040	Property		1	2595 East Bidwell Street
7.041	Property		1	1587 North Courtenay Parkway
7.042	Property		1	700 Waiale Road
7.043	Property		1	82955 Avenue 48 Building B
7.044	Property		1	4501 Airline Drive
7.045	Property		1	12184 Palmdale Road
7.046	Property		1	102 West Vandalia Street
7.047	Property		1	10121 Seminole Boulevard
7.048	Property		1	1 East Ogden Avenue

A-1-77

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)
7.049	Property		1	1217 West Jefferson Street
7.050	Property		1	2913 Mahan Drive
7.051	Property		1	1120 Tamiami Trail North
7.052	Property		1	3909 Highway 90
7.053	Property		1	1520 West Fullerton Avenue
7.054	Property		1	3450 West Dunlap Avenue
7.055	Property		1	10152 Lake June Road
7.056	Property		1	500 Howland Boulevard
7.057	Property		1	5903 South Orange Blossom Trail
7.058	Property		1	1202 Pine Avenue
7.059	Property		1	7001 Route 130
7.060	Property		1	389 Johnnie Dodds Boulevard
7.061	Property		1	100 Calle Colina Real
7.062	Property		1	1919 Fruitridge Road
7.063	Property		1	13470 Northwest Cornell Road
7.064	Property		1	9150 Devlin Road
7.065	Property		1	29030 Northwestern Highway
7.066	Property		1	9320 Lackland Road
7.067	Property		1	735 South Salisbury Boulevard
7.068	Property		1	886 Ritter Drive
7.069	Property		1	11085 Cathell Road Suite 100
7.070	Property		1	10 East Highway North
7.071	Property		1	105 Julington Plaza Drive
7.072	Property		1	1302 Clarkson Clayton Center
7.073	Property		1	2611 East Oakland Avenue
7.074	Property		1	13 North Black Horse Pike
7.075	Property		1	2711 Metropolitan Parkway Southwest
7.076	Property		1	1671 East Main Street
7.077	Property		1	577 Meadow Street
7.078	Property		1	11010 Bloomingdale Avenue
7.079	Property		1	3800 Tippecanoe Road
7.080	Property		1	6401 Frederick Road
7.081	Property		1	1701 William Flynn Highway
7.082	Property		1	303 Main Street
7.083	Property		1	3501 Unique Circle
7.084	Property		1	118 West Constance Road
7.085	Property		1	7304 Louetta Road
7.086	Property		1	1775 Eureka Way
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio
7.088	Property		1	654 Cassat Avenue
7.089	Property		1	2040 South Mariposa Road
7.090	Property		1	901 Memorial Drive
7.091	Property		1	316 Broadway
7.092	Property		1	4765 Redan Road
7.093	Property		1	1000 Dallas Cherryville Highway
7.094	Property		1	3001 Tamiami Trail
7.095	Property		1	22380 Moross Road
7.096	Property		1	4620 Lincolnway East
7.097	Property		1	7235 West 10th Street
7.098	Property		1	1829 Ridgewood Avenue
7.099	Property		1	566 Denny Way
7.100	Property		1	1003 North Main Street
7.101	Property		1	1210 Kingwood Drive
7.102	Property		1	43200 State Highway 74
7.103	Property		1	1321 Oxford Street
7.104	Property		1	100 North White Horse Pike
7.105	Property		1	35279 Vine Street
7.106	Property		1	100 Rhode Island Avenue
7.107	Property		1	5575 Byron Center Avenue Southwest
7.108	Property		1	3150 South Seneca Street
7.109	Property		1	8300 Wilcrest Drive
7.110	Property		1	1816 Franklin Street
7.111	Property		1	1500 South Irby Street
7.112	Property		1	5225 North 90th Street
7.113	Property		1	705 South State Street
7.114	Property		1	703 East Main Street
7.115	Property		1	2575 Northeast Highway 70
7.116	Property		1	1410 South US Highway 27
7.117	Property		1	605 North Avenue
7.118	Property		1	25 Burke Boulevard
7.119	Property		1	9819 Commercial Way
7.120	Property		1	226 North Halleck Street
7.121	Property		1	6906 University Boulevard
7.122	Property		1	2609 East Main Street
7.123	Property		1	550 West Dixie Avenue
7.124	Property		1	201 Pacific Avenue
7.125	Property		1	615 Love Avenue
7.126	Property		1	13551 McGregor Boulevard
7.127	Property		1	102 Russell Parkway
7.128	Property		1	1520 South McColl Road
7.129	Property		1	835 Park Avenue

A-1-78

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)
7.130	Property		1	4 East League Street
7.131	Property		1	13060 Adams Road
7.132	Property		1	112 Rockingham Street
7.133	Property		1	302 South Oregon Street
7.134	Property		1	300 Greene Street
7.135	Property		1	129 Clifty Drive
7.136	Property		1	308 North Main Street
7.137	Property		1	7916 Winchester Avenue
7.138	Property		1	13053 Cortez Boulevard
7.139	Property		1	2117 South Byron Butler Parkway
7.140	Property		1	2 West Route 130 North
7.141	Property		1	105 Carretera 31
7.142	Property		1	388 Uvalde Road
7.143	Property		1	400 West Fairchild Street
7.144	Property		1	4201 13th Avenue South
7.145	Property		1	2601 Highway 90
7.146	Property		1	15 South Main Street
7.147	Property		1	2504 Eastchester Road
7.148	Property		1	319 South Broad Street
7.149	Property		1	2400 Atlantic Avenue
7.150	Property		1	503 Battle Street East
7.151	Property		1	933 Blackburn Avenue
7.152	Property		1	101 East Sandusky Avenue
7.153	Property		1	125 North Main Street
7.154	Property		1	515 East Central Avenue
7.155	Property		1	7628 Penn Avenue
7.156	Property		1	1285 South Mission Road
7.157	Property		1	566 Union Street
7.158	Property		1	2123 East Columbus Drive
7.159	Property		1	4400 University Boulevard East
7.160	Property		1	1410 East Shotwell Street
7.161	Property		1	602 Peterson Avenue South
7.162	Property		1	3892 Atlanta Highway
7.163	Property		1	100 Elba Highway
7.164	Property		1	1013 11th Street
7.165	Property		1	901 North Main Street
7.166	Property		1	814 East Main Street
7.167	Property		1	5115 West Capitol Drive
7.168	Property		1	528 West Tennessee Avenue
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie
7.170	Property		1	355 Highway 441 South
7.171	Property		1	5100 Dixie Highway
7.172	Property		1	483 West Bockman Way
7.173	Property		1	1673 West State Highway 100
7.174	Property		1	311 Pelham Road South
7.175	Property		1	109 East Doctor Hicks Boulevard
7.176	Property		1	100 Rosedale Road
7.177	Property		1	140 North Carolina Highway 102 West
7.178	Property		1	109 South Van Buren Road
7.179	Property		1	501 North Street
7.180	Property		1	2008 South 5th Street
7.181	Property		1	2040 Douglas Avenue
7.182	Property		1	802 East Cloverland Drive
7.183	Property		1	127 West Columbia Avenue
7.184	Property		1	2770 West Broad Street
7.185	Property		1	747 Highway 1 South
7.186	Property		1	212 North Main Street
7.187	Property		1	955 Carretera 891
7.188	Property		1	1215 16th Street
7.189	Property		1	633 North Main Street
7.190	Property		1	24590 Lorain Road
7.191	Property		1	33495 Highway 43
7.192	Property		1	412 Pawnee Street
7.193	Property		1	1004 West Commerce
7.194	Property		1	1214 Grand Caillou Road
7.195	Property		1	1305 West Cherokee Street
7.196	Property		1	1101 Myers Avenue
7.197	Property		1	200 Highway 145 North
7.198	Property		1	50 South Main Street
7.199	Property		1	533 South Lincoln Avenue
7.200	Property		1	103 North Gateway Avenue
7.201	Property		1	1380 North Pleasants Highway
7.202	Property		1	380 General Daniel Avenue North
7.203	Property		1	619 Chestnut Street
7.204	Property		1	337 Main Street
7.205	Property		1	31 Big Hill Drive
7.206	Property		1	310 Story Street
7.207	Property		1	9485 Highway 805
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	0	0	NAP	Springing	Springing	Yes
8.001	Property		1	2911 Brighton 5th Street
8.002	Property		1	1302 Newkirk Avenue
8.003	Property		1	6309 Bay Parkway

A-1-79

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)
8.004	Property		1	230 73rd Street
8.005	Property		1	9302 Ridge Boulevard
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	0	0	NAP	Hard	In Place	Yes
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	0	0	NAP	Springing	Springing	Yes
10.001	Property		1	Cedarbrook Apartments
10.002	Property		1	Oak Lane Apartments
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	0	0	NAP	Springing	Springing	Yes
11.001	Property		1	The Hermitage
11.002	Property		1	The Eagle
11.003	Property		1	The Allure
11.004	Property		1	The Eminence
11.005	Property		1	The Grove
11.006	Property		1	The Oaks
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	0	0	NAP	Hard	Springing	Yes
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	0	0	NAP	Springing	Springing	Yes
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	0	0	NAP	Hard	Springing	Yes
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	0	0	NAP	Hard	Springing	Yes
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	0	0	NAP	Hard	Springing	Yes
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	0	0	NAP	Springing	Springing	Yes
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	0	0	NAP	Springing	Springing	Yes
18.001	Property		1	Village at Barkley Landing
18.002	Property		1	Ashton View Apartments
18.003	Property		1	Jack Allen Apartments
19.000	Loan		1	5225 Telegraph	0	0	NAP	Hard	Springing	Yes
20.000	Loan	94, 95, 96	1	1700 Jerome	0	0	NAP	Springing	Springing	Yes
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	0	0	NAP	Soft (Residential); Hard (Commercial)	Springing	Yes
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	0	0	NAP	Hard	Springing	Yes
23.000	Loan	107	2	ClimaStor Portfolio	0	0	NAP	Springing	Springing	Yes
23.001	Property		1	ClimaStora 6
23.002	Property		1	ClimaStora 7
24.000	Loan	108, 109	1	Urbane 424	0	0	NAP	Springing	Springing	Yes
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	0	0	NAP	Springing	Springing	Yes

A-1-80

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	No	Yes	Yes	70,000,000	100,000,000	567,355.32
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	No	No	NAP	NAP	NAP	NAP
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	Yes	Yes	Non-control	60,000,000	81,000,000	496,171.88
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	No	Yes	Yes	60,000,000	80,000,000	392,577.78
4.001	Property		1	5712 Old River
4.002	Property		1	5710 Houston
4.003	Property		1	5720 Port St Lucie
4.004	Property		1	5704 Taylor
4.005	Property		1	5705 Pflugerville
4.006	Property		1	5703 Georgetown
4.007	Property		1	5719 Palmetto
4.008	Property		1	5707 Tomball
4.009	Property		1	5721 Summerfield
4.010	Property		1	5716 Broken Arrow
4.011	Property		1	5706 Georgetown
4.012	Property		1	5708 Cypress
4.013	Property		1	5718 Hudson
4.014	Property		1	5709 Katy
4.015	Property		1	5711 Houston
4.016	Property		1	5700 San Antonio
4.017	Property		1	5713 Edmond
4.018	Property		1	5714 Moore
4.019	Property		1	5701 San Antonio
4.020	Property		1	5702 Liberty Hill
4.021	Property		1	5715 Catoosa
4.022	Property		1	5717 Broken Arrow
5.000	Loan	5, 40, 41	1	Empire Mall	No	Yes	Yes	60,000,000	60,000,000	340,463.89
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	No	Yes	Yes	58,183,493	24,935,783	160,545.69
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	Yes	Yes	No	50,000,000	261,500,000	1,285,712.13
7.001	Property		1	825 Morton Street
7.002	Property		1	505 Avenue Hostos
7.003	Property		1	2000 West Whittier Boulevard
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2
7.005	Property		1	2321 Hawthorne Boulevard
7.006	Property		1	6701 Miller Drive
7.007	Property		1	3480 Avenue Militar
7.008	Property		1	102 Washington Street
7.009	Property		1	1726 Superior Avenue
7.010	Property		1	1046 Yonkers Avenue
7.011	Property		1	1372 North Milwaukee Avenue
7.012	Property		1	2916 East Fletcher Avenue
7.013	Property		1	5000 Park Boulevard
7.014	Property		1	350 Carretera 830
7.015	Property		1	3605 East Thomas Road
7.016	Property		1	135 South Kamehameha Highway
7.017	Property		1	45 Court Street
7.018	Property		1	6390 North State Road 7
7.019	Property		1	3802 Cedar Springs Road
7.020	Property		1	477 Carretera 3
7.021	Property		1	14102 Ramona Boulevard
7.022	Property		1	3400 Boulder Highway
7.023	Property		1	550 Carretera #167 Plaza
7.024	Property		1	825 Beal Parkway North
7.025	Property		1	392 Bedford Street
7.026	Property		1	305 North Breed Street
7.027	Property		1	4747 Golden Gate Parkway
7.028	Property		1	3646 North Broadway Street
7.029	Property		1	500 Settlers Landing Road
7.030	Property		1	340 Flanders Road
7.031	Property		1	3001 Foothill Boulevard
7.032	Property		1	800 West Bay Drive
7.033	Property		1	1180 French Road
7.034	Property		1	5601 North Hiawassee Road
7.035	Property		1	2251 North Semoran Boulevard
7.036	Property		1	10 Prospect Street
7.037	Property		1	430 Spencerport Road
7.038	Property		1	709 West Union Street
7.039	Property		1	5434 Highway 78
7.040	Property		1	2595 East Bidwell Street
7.041	Property		1	1587 North Courtenay Parkway
7.042	Property		1	700 Waiale Road
7.043	Property		1	82955 Avenue 48 Building B
7.044	Property		1	4501 Airline Drive
7.045	Property		1	12184 Palmdale Road
7.046	Property		1	102 West Vandalia Street
7.047	Property		1	10121 Seminole Boulevard
7.048	Property		1	1 East Ogden Avenue

A-1-81

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
7.049	Property		1	1217 West Jefferson Street
7.050	Property		1	2913 Mahan Drive
7.051	Property		1	1120 Tamiami Trail North
7.052	Property		1	3909 Highway 90
7.053	Property		1	1520 West Fullerton Avenue
7.054	Property		1	3450 West Dunlap Avenue
7.055	Property		1	10152 Lake June Road
7.056	Property		1	500 Howland Boulevard
7.057	Property		1	5903 South Orange Blossom Trail
7.058	Property		1	1202 Pine Avenue
7.059	Property		1	7001 Route 130
7.060	Property		1	389 Johnnie Dodds Boulevard
7.061	Property		1	100 Calle Colina Real
7.062	Property		1	1919 Fruitridge Road
7.063	Property		1	13470 Northwest Cornell Road
7.064	Property		1	9150 Devlin Road
7.065	Property		1	29030 Northwestern Highway
7.066	Property		1	9320 Lackland Road
7.067	Property		1	735 South Salisbury Boulevard
7.068	Property		1	886 Ritter Drive
7.069	Property		1	11085 Cathell Road Suite 100
7.070	Property		1	10 East Highway North
7.071	Property		1	105 Julington Plaza Drive
7.072	Property		1	1302 Clarkson Clayton Center
7.073	Property		1	2611 East Oakland Avenue
7.074	Property		1	13 North Black Horse Pike
7.075	Property		1	2711 Metropolitan Parkway Southwest
7.076	Property		1	1671 East Main Street
7.077	Property		1	577 Meadow Street
7.078	Property		1	11010 Bloomingdale Avenue
7.079	Property		1	3800 Tippecanoe Road
7.080	Property		1	6401 Frederick Road
7.081	Property		1	1701 William Flynn Highway
7.082	Property		1	303 Main Street
7.083	Property		1	3501 Unique Circle
7.084	Property		1	118 West Constance Road
7.085	Property		1	7304 Louetta Road
7.086	Property		1	1775 Eureka Way
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio
7.088	Property		1	654 Cassat Avenue
7.089	Property		1	2040 South Mariposa Road
7.090	Property		1	901 Memorial Drive
7.091	Property		1	316 Broadway
7.092	Property		1	4765 Redan Road
7.093	Property		1	1000 Dallas Cherryville Highway
7.094	Property		1	3001 Tamiami Trail
7.095	Property		1	22380 Moross Road
7.096	Property		1	4620 Lincolnway East
7.097	Property		1	7235 West 10th Street
7.098	Property		1	1829 Ridgewood Avenue
7.099	Property		1	566 Denny Way
7.100	Property		1	1003 North Main Street
7.101	Property		1	1210 Kingwood Drive
7.102	Property		1	43200 State Highway 74
7.103	Property		1	1321 Oxford Street
7.104	Property		1	100 North White Horse Pike
7.105	Property		1	35279 Vine Street
7.106	Property		1	100 Rhode Island Avenue
7.107	Property		1	5575 Byron Center Avenue Southwest
7.108	Property		1	3150 South Seneca Street
7.109	Property		1	8300 Wilcrest Drive
7.110	Property		1	1816 Franklin Street
7.111	Property		1	1500 South Irby Street
7.112	Property		1	5225 North 90th Street
7.113	Property		1	705 South State Street
7.114	Property		1	703 East Main Street
7.115	Property		1	2575 Northeast Highway 70
7.116	Property		1	1410 South US Highway 27
7.117	Property		1	605 North Avenue
7.118	Property		1	25 Burke Boulevard
7.119	Property		1	9819 Commercial Way
7.120	Property		1	226 North Halleck Street
7.121	Property		1	6906 University Boulevard
7.122	Property		1	2609 East Main Street
7.123	Property		1	550 West Dixie Avenue
7.124	Property		1	201 Pacific Avenue
7.125	Property		1	615 Love Avenue
7.126	Property		1	13551 McGregor Boulevard
7.127	Property		1	102 Russell Parkway
7.128	Property		1	1520 South McColl Road
7.129	Property		1	835 Park Avenue

A-1-82

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
7.130	Property		1	4 East League Street
7.131	Property		1	13060 Adams Road
7.132	Property		1	112 Rockingham Street
7.133	Property		1	302 South Oregon Street
7.134	Property		1	300 Greene Street
7.135	Property		1	129 Clifty Drive
7.136	Property		1	308 North Main Street
7.137	Property		1	7916 Winchester Avenue
7.138	Property		1	13053 Cortez Boulevard
7.139	Property		1	2117 South Byron Butler Parkway
7.140	Property		1	2 West Route 130 North
7.141	Property		1	105 Carretera 31
7.142	Property		1	388 Uvalde Road
7.143	Property		1	400 West Fairchild Street
7.144	Property		1	4201 13th Avenue South
7.145	Property		1	2601 Highway 90
7.146	Property		1	15 South Main Street
7.147	Property		1	2504 Eastchester Road
7.148	Property		1	319 South Broad Street
7.149	Property		1	2400 Atlantic Avenue
7.150	Property		1	503 Battle Street East
7.151	Property		1	933 Blackburn Avenue
7.152	Property		1	101 East Sandusky Avenue
7.153	Property		1	125 North Main Street
7.154	Property		1	515 East Central Avenue
7.155	Property		1	7628 Penn Avenue
7.156	Property		1	1285 South Mission Road
7.157	Property		1	566 Union Street
7.158	Property		1	2123 East Columbus Drive
7.159	Property		1	4400 University Boulevard East
7.160	Property		1	1410 East Shotwell Street
7.161	Property		1	602 Peterson Avenue South
7.162	Property		1	3892 Atlanta Highway
7.163	Property		1	100 Elba Highway
7.164	Property		1	1013 11th Street
7.165	Property		1	901 North Main Street
7.166	Property		1	814 East Main Street
7.167	Property		1	5115 West Capitol Drive
7.168	Property		1	528 West Tennessee Avenue
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie
7.170	Property		1	355 Highway 441 South
7.171	Property		1	5100 Dixie Highway
7.172	Property		1	483 West Bockman Way
7.173	Property		1	1673 West State Highway 100
7.174	Property		1	311 Pelham Road South
7.175	Property		1	109 East Doctor Hicks Boulevard
7.176	Property		1	100 Rosedale Road
7.177	Property		1	140 North Carolina Highway 102 West
7.178	Property		1	109 South Van Buren Road
7.179	Property		1	501 North Street
7.180	Property		1	2008 South 5th Street
7.181	Property		1	2040 Douglas Avenue
7.182	Property		1	802 East Cloverland Drive
7.183	Property		1	127 West Columbia Avenue
7.184	Property		1	2770 West Broad Street
7.185	Property		1	747 Highway 1 South
7.186	Property		1	212 North Main Street
7.187	Property		1	955 Carretera 891
7.188	Property		1	1215 16th Street
7.189	Property		1	633 North Main Street
7.190	Property		1	24590 Lorain Road
7.191	Property		1	33495 Highway 43
7.192	Property		1	412 Pawnee Street
7.193	Property		1	1004 West Commerce
7.194	Property		1	1214 Grand Caillou Road
7.195	Property		1	1305 West Cherokee Street
7.196	Property		1	1101 Myers Avenue
7.197	Property		1	200 Highway 145 North
7.198	Property		1	50 South Main Street
7.199	Property		1	533 South Lincoln Avenue
7.200	Property		1	103 North Gateway Avenue
7.201	Property		1	1380 North Pleasants Highway
7.202	Property		1	380 General Daniel Avenue North
7.203	Property		1	619 Chestnut Street
7.204	Property		1	337 Main Street
7.205	Property		1	31 Big Hill Drive
7.206	Property		1	310 Story Street
7.207	Property		1	9485 Highway 805
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	No	No	NAP	NAP	NAP	NAP
8.001	Property		1	2911 Brighton 5th Street
8.002	Property		1	1302 Newkirk Avenue
8.003	Property		1	6309 Bay Parkway

A-1-83

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
8.004	Property		1	230 73rd Street
8.005	Property		1	9302 Ridge Boulevard
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	Yes	Yes	No	35,000,000	70,000,000	502,719.91
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	No	No	NAP	NAP	NAP	NAP
10.001	Property		1	Cedarbrook Apartments
10.002	Property		1	Oak Lane Apartments
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	No	No	NAP	NAP	NAP	NAP
11.001	Property		1	The Hermitage
11.002	Property		1	The Eagle
11.003	Property		1	The Allure
11.004	Property		1	The Eminence
11.005	Property		1	The Grove
11.006	Property		1	The Oaks
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	Yes	Yes	No	23,000,000	40,000,000	227,449.07
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	No	No	NAP	NAP	NAP	NAP
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	Yes	No	NAP	NAP	NAP	NAP
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	Yes	Yes	No	20,000,000	50,000,000	276,791.66
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	Yes	Yes	No	20,000,000	32,800,000	186,951.65
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	No	No	NAP	NAP	NAP	NAP
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	No	No	NAP	NAP	NAP	NAP
18.001	Property		1	Village at Barkley Landing
18.002	Property		1	Ashton View Apartments
18.003	Property		1	Jack Allen Apartments
19.000	Loan		1	5225 Telegraph	Yes	No	NAP	NAP	NAP	NAP
20.000	Loan	94, 95, 96	1	1700 Jerome	No	No	NAP	NAP	NAP	NAP
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	No	Yes	No	11,000,000	89,000,000	509,834.03
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	No	Yes	No	10,990,529	59,948,341	389,158.86
23.000	Loan	107	2	ClimaStor Portfolio	No	No	NAP	NAP	NAP	NAP
23.001	Property		1	ClimaStora 6
23.002	Property		1	ClimaStora 7
24.000	Loan	108, 109	1	Urbane 424	No	No	NAP	NAP	NAP	NAP
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	No	No	NAP	NAP	NAP	NAP

A-1-84

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	964,504.05	110,000,000	6.29500%	280,000,000	1,549,560.19	56.9%
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	NAP	NAP	NAP	NAP	NAP	NAP
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	863,706.60	NAP	NAP	141,000,000	863,706.60	59.9%
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	687,011.11	NAP	NAP	140,000,000	687,011.11	62.7%
4.001	Property		1	5712 Old River
4.002	Property		1	5710 Houston
4.003	Property		1	5720 Port St Lucie
4.004	Property		1	5704 Taylor
4.005	Property		1	5705 Pflugerville
4.006	Property		1	5703 Georgetown
4.007	Property		1	5719 Palmetto
4.008	Property		1	5707 Tomball
4.009	Property		1	5721 Summerfield
4.010	Property		1	5716 Broken Arrow
4.011	Property		1	5706 Georgetown
4.012	Property		1	5708 Cypress
4.013	Property		1	5718 Hudson
4.014	Property		1	5709 Katy
4.015	Property		1	5711 Houston
4.016	Property		1	5700 San Antonio
4.017	Property		1	5713 Edmond
4.018	Property		1	5714 Moore
4.019	Property		1	5701 San Antonio
4.020	Property		1	5702 Liberty Hill
4.021	Property		1	5715 Catoosa
4.022	Property		1	5717 Broken Arrow
5.000	Loan	5, 40, 41	1	Empire Mall	680,927.78	NAP	NAP	120,000,000	680,927.78	59.4%
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	535,152.31	NAP	NAP	83,119,276	535,152.31	54.0%
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	1,531,546.19	178,500,000	9.44566%	490,000,000	2,956,102.84	49.7%
7.001	Property		1	825 Morton Street
7.002	Property		1	505 Avenue Hostos
7.003	Property		1	2000 West Whittier Boulevard
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2
7.005	Property		1	2321 Hawthorne Boulevard
7.006	Property		1	6701 Miller Drive
7.007	Property		1	3480 Avenue Militar
7.008	Property		1	102 Washington Street
7.009	Property		1	1726 Superior Avenue
7.010	Property		1	1046 Yonkers Avenue
7.011	Property		1	1372 North Milwaukee Avenue
7.012	Property		1	2916 East Fletcher Avenue
7.013	Property		1	5000 Park Boulevard
7.014	Property		1	350 Carretera 830
7.015	Property		1	3605 East Thomas Road
7.016	Property		1	135 South Kamehameha Highway
7.017	Property		1	45 Court Street
7.018	Property		1	6390 North State Road 7
7.019	Property		1	3802 Cedar Springs Road
7.020	Property		1	477 Carretera 3
7.021	Property		1	14102 Ramona Boulevard
7.022	Property		1	3400 Boulder Highway
7.023	Property		1	550 Carretera #167 Plaza
7.024	Property		1	825 Beal Parkway North
7.025	Property		1	392 Bedford Street
7.026	Property		1	305 North Breed Street
7.027	Property		1	4747 Golden Gate Parkway
7.028	Property		1	3646 North Broadway Street
7.029	Property		1	500 Settlers Landing Road
7.030	Property		1	340 Flanders Road
7.031	Property		1	3001 Foothill Boulevard
7.032	Property		1	800 West Bay Drive
7.033	Property		1	1180 French Road
7.034	Property		1	5601 North Hiawassee Road
7.035	Property		1	2251 North Semoran Boulevard
7.036	Property		1	10 Prospect Street
7.037	Property		1	430 Spencerport Road
7.038	Property		1	709 West Union Street
7.039	Property		1	5434 Highway 78
7.040	Property		1	2595 East Bidwell Street
7.041	Property		1	1587 North Courtenay Parkway
7.042	Property		1	700 Waiale Road
7.043	Property		1	82955 Avenue 48 Building B
7.044	Property		1	4501 Airline Drive
7.045	Property		1	12184 Palmdale Road
7.046	Property		1	102 West Vandalia Street
7.047	Property		1	10121 Seminole Boulevard
7.048	Property		1	1 East Ogden Avenue

A-1-85

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)
7.049	Property		1	1217 West Jefferson Street
7.050	Property		1	2913 Mahan Drive
7.051	Property		1	1120 Tamiami Trail North
7.052	Property		1	3909 Highway 90
7.053	Property		1	1520 West Fullerton Avenue
7.054	Property		1	3450 West Dunlap Avenue
7.055	Property		1	10152 Lake June Road
7.056	Property		1	500 Howland Boulevard
7.057	Property		1	5903 South Orange Blossom Trail
7.058	Property		1	1202 Pine Avenue
7.059	Property		1	7001 Route 130
7.060	Property		1	389 Johnnie Dodds Boulevard
7.061	Property		1	100 Calle Colina Real
7.062	Property		1	1919 Fruitridge Road
7.063	Property		1	13470 Northwest Cornell Road
7.064	Property		1	9150 Devlin Road
7.065	Property		1	29030 Northwestern Highway
7.066	Property		1	9320 Lackland Road
7.067	Property		1	735 South Salisbury Boulevard
7.068	Property		1	886 Ritter Drive
7.069	Property		1	11085 Cathell Road Suite 100
7.070	Property		1	10 East Highway North
7.071	Property		1	105 Julington Plaza Drive
7.072	Property		1	1302 Clarkson Clayton Center
7.073	Property		1	2611 East Oakland Avenue
7.074	Property		1	13 North Black Horse Pike
7.075	Property		1	2711 Metropolitan Parkway Southwest
7.076	Property		1	1671 East Main Street
7.077	Property		1	577 Meadow Street
7.078	Property		1	11010 Bloomingdale Avenue
7.079	Property		1	3800 Tippecanoe Road
7.080	Property		1	6401 Frederick Road
7.081	Property		1	1701 William Flynn Highway
7.082	Property		1	303 Main Street
7.083	Property		1	3501 Unique Circle
7.084	Property		1	118 West Constance Road
7.085	Property		1	7304 Louetta Road
7.086	Property		1	1775 Eureka Way
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio
7.088	Property		1	654 Cassat Avenue
7.089	Property		1	2040 South Mariposa Road
7.090	Property		1	901 Memorial Drive
7.091	Property		1	316 Broadway
7.092	Property		1	4765 Redan Road
7.093	Property		1	1000 Dallas Cherryville Highway
7.094	Property		1	3001 Tamiami Trail
7.095	Property		1	22380 Moross Road
7.096	Property		1	4620 Lincolnway East
7.097	Property		1	7235 West 10th Street
7.098	Property		1	1829 Ridgewood Avenue
7.099	Property		1	566 Denny Way
7.100	Property		1	1003 North Main Street
7.101	Property		1	1210 Kingwood Drive
7.102	Property		1	43200 State Highway 74
7.103	Property		1	1321 Oxford Street
7.104	Property		1	100 North White Horse Pike
7.105	Property		1	35279 Vine Street
7.106	Property		1	100 Rhode Island Avenue
7.107	Property		1	5575 Byron Center Avenue Southwest
7.108	Property		1	3150 South Seneca Street
7.109	Property		1	8300 Wilcrest Drive
7.110	Property		1	1816 Franklin Street
7.111	Property		1	1500 South Irby Street
7.112	Property		1	5225 North 90th Street
7.113	Property		1	705 South State Street
7.114	Property		1	703 East Main Street
7.115	Property		1	2575 Northeast Highway 70
7.116	Property		1	1410 South US Highway 27
7.117	Property		1	605 North Avenue
7.118	Property		1	25 Burke Boulevard
7.119	Property		1	9819 Commercial Way
7.120	Property		1	226 North Halleck Street
7.121	Property		1	6906 University Boulevard
7.122	Property		1	2609 East Main Street
7.123	Property		1	550 West Dixie Avenue
7.124	Property		1	201 Pacific Avenue
7.125	Property		1	615 Love Avenue
7.126	Property		1	13551 McGregor Boulevard
7.127	Property		1	102 Russell Parkway
7.128	Property		1	1520 South McColl Road
7.129	Property		1	835 Park Avenue

A-1-86

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)
7.130	Property		1	4 East League Street
7.131	Property		1	13060 Adams Road
7.132	Property		1	112 Rockingham Street
7.133	Property		1	302 South Oregon Street
7.134	Property		1	300 Greene Street
7.135	Property		1	129 Clifty Drive
7.136	Property		1	308 North Main Street
7.137	Property		1	7916 Winchester Avenue
7.138	Property		1	13053 Cortez Boulevard
7.139	Property		1	2117 South Byron Butler Parkway
7.140	Property		1	2 West Route 130 North
7.141	Property		1	105 Carretera 31
7.142	Property		1	388 Uvalde Road
7.143	Property		1	400 West Fairchild Street
7.144	Property		1	4201 13th Avenue South
7.145	Property		1	2601 Highway 90
7.146	Property		1	15 South Main Street
7.147	Property		1	2504 Eastchester Road
7.148	Property		1	319 South Broad Street
7.149	Property		1	2400 Atlantic Avenue
7.150	Property		1	503 Battle Street East
7.151	Property		1	933 Blackburn Avenue
7.152	Property		1	101 East Sandusky Avenue
7.153	Property		1	125 North Main Street
7.154	Property		1	515 East Central Avenue
7.155	Property		1	7628 Penn Avenue
7.156	Property		1	1285 South Mission Road
7.157	Property		1	566 Union Street
7.158	Property		1	2123 East Columbus Drive
7.159	Property		1	4400 University Boulevard East
7.160	Property		1	1410 East Shotwell Street
7.161	Property		1	602 Peterson Avenue South
7.162	Property		1	3892 Atlanta Highway
7.163	Property		1	100 Elba Highway
7.164	Property		1	1013 11th Street
7.165	Property		1	901 North Main Street
7.166	Property		1	814 East Main Street
7.167	Property		1	5115 West Capitol Drive
7.168	Property		1	528 West Tennessee Avenue
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie
7.170	Property		1	355 Highway 441 South
7.171	Property		1	5100 Dixie Highway
7.172	Property		1	483 West Bockman Way
7.173	Property		1	1673 West State Highway 100
7.174	Property		1	311 Pelham Road South
7.175	Property		1	109 East Doctor Hicks Boulevard
7.176	Property		1	100 Rosedale Road
7.177	Property		1	140 North Carolina Highway 102 West
7.178	Property		1	109 South Van Buren Road
7.179	Property		1	501 North Street
7.180	Property		1	2008 South 5th Street
7.181	Property		1	2040 Douglas Avenue
7.182	Property		1	802 East Cloverland Drive
7.183	Property		1	127 West Columbia Avenue
7.184	Property		1	2770 West Broad Street
7.185	Property		1	747 Highway 1 South
7.186	Property		1	212 North Main Street
7.187	Property		1	955 Carretera 891
7.188	Property		1	1215 16th Street
7.189	Property		1	633 North Main Street
7.190	Property		1	24590 Lorain Road
7.191	Property		1	33495 Highway 43
7.192	Property		1	412 Pawnee Street
7.193	Property		1	1004 West Commerce
7.194	Property		1	1214 Grand Caillou Road
7.195	Property		1	1305 West Cherokee Street
7.196	Property		1	1101 Myers Avenue
7.197	Property		1	200 Highway 145 North
7.198	Property		1	50 South Main Street
7.199	Property		1	533 South Lincoln Avenue
7.200	Property		1	103 North Gateway Avenue
7.201	Property		1	1380 North Pleasants Highway
7.202	Property		1	380 General Daniel Avenue North
7.203	Property		1	619 Chestnut Street
7.204	Property		1	337 Main Street
7.205	Property		1	31 Big Hill Drive
7.206	Property		1	310 Story Street
7.207	Property		1	9485 Highway 805
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
8.001	Property		1	2911 Brighton 5th Street
8.002	Property		1	1302 Newkirk Avenue
8.003	Property		1	6309 Bay Parkway

A-1-87

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)
8.004	Property		1	230 73rd Street
8.005	Property		1	9302 Ridge Boulevard
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	754,079.86	68,000,000	14.00000%	173,000,000	1,558,431.71	60.7%
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	NAP	NAP	NAP	NAP	NAP	NAP
10.001	Property		1	Cedarbrook Apartments
10.002	Property		1	Oak Lane Apartments
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	NAP	NAP	NAP	NAP	NAP	NAP
11.001	Property		1	The Hermitage
11.002	Property		1	The Eagle
11.003	Property		1	The Allure
11.004	Property		1	The Eminence
11.005	Property		1	The Grove
11.006	Property		1	The Oaks
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	358,232.29	NAP	NAP	63,000,000	358,232.29	66.7%
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	NAP	NAP	NAP	NAP	NAP	NAP
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	NAP	NAP	NAP	NAP	NAP	NAP
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	387,508.33	NAP	NAP	70,000,000	387,508.33	58.9%
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	300,946.56	NAP	NAP	52,800,000	300,946.56	70.5%
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	NAP	NAP	NAP	NAP	NAP	NAP
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
18.001	Property		1	Village at Barkley Landing
18.002	Property		1	Ashton View Apartments
18.003	Property		1	Jack Allen Apartments
19.000	Loan		1	5225 Telegraph	NAP	NAP	NAP	NAP	NAP	NAP
20.000	Loan	94, 95, 96	1	1700 Jerome	NAP	NAP	NAP	NAP	NAP	NAP
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	572,847.22	NAP	NAP	100,000,000	572,847.22	55.2%
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	460,504.65	NAP	NAP	70,938,870	460,504.65	68.5%
23.000	Loan	107	2	ClimaStor Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
23.001	Property		1	ClimaStora 6
23.002	Property		1	ClimaStora 7
24.000	Loan	108, 109	1	Urbane 424	NAP	NAP	NAP	NAP	NAP	NAP
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	NAP	NAP	NAP	NAP	NAP	NAP

A-1-88

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	1.42	9.5%	NAP	NAP	NAP	NAP	NAP
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	1.33	10.2%	NAP	NAP	NAP	NAP	NAP
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	1.39	8.3%	NAP	NAP	NAP	NAP	NAP
4.001	Property		1	5712 Old River
4.002	Property		1	5710 Houston
4.003	Property		1	5720 Port St Lucie
4.004	Property		1	5704 Taylor
4.005	Property		1	5705 Pflugerville
4.006	Property		1	5703 Georgetown
4.007	Property		1	5719 Palmetto
4.008	Property		1	5707 Tomball
4.009	Property		1	5721 Summerfield
4.010	Property		1	5716 Broken Arrow
4.011	Property		1	5706 Georgetown
4.012	Property		1	5708 Cypress
4.013	Property		1	5718 Hudson
4.014	Property		1	5709 Katy
4.015	Property		1	5711 Houston
4.016	Property		1	5700 San Antonio
4.017	Property		1	5713 Edmond
4.018	Property		1	5714 Moore
4.019	Property		1	5701 San Antonio
4.020	Property		1	5702 Liberty Hill
4.021	Property		1	5715 Catoosa
4.022	Property		1	5717 Broken Arrow
5.000	Loan	5, 40, 41	1	Empire Mall	2.24	16.5%	NAP	NAP	NAP	NAP	NAP
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	1.68	15.5%	NAP	NAP	NAP	NAP	NAP
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	1.73	13.2%	NAP	NAP	NAP	NAP	NAP
7.001	Property		1	825 Morton Street
7.002	Property		1	505 Avenue Hostos
7.003	Property		1	2000 West Whittier Boulevard
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2
7.005	Property		1	2321 Hawthorne Boulevard
7.006	Property		1	6701 Miller Drive
7.007	Property		1	3480 Avenue Militar
7.008	Property		1	102 Washington Street
7.009	Property		1	1726 Superior Avenue
7.010	Property		1	1046 Yonkers Avenue
7.011	Property		1	1372 North Milwaukee Avenue
7.012	Property		1	2916 East Fletcher Avenue
7.013	Property		1	5000 Park Boulevard
7.014	Property		1	350 Carretera 830
7.015	Property		1	3605 East Thomas Road
7.016	Property		1	135 South Kamehameha Highway
7.017	Property		1	45 Court Street
7.018	Property		1	6390 North State Road 7
7.019	Property		1	3802 Cedar Springs Road
7.020	Property		1	477 Carretera 3
7.021	Property		1	14102 Ramona Boulevard
7.022	Property		1	3400 Boulder Highway
7.023	Property		1	550 Carretera #167 Plaza
7.024	Property		1	825 Beal Parkway North
7.025	Property		1	392 Bedford Street
7.026	Property		1	305 North Breed Street
7.027	Property		1	4747 Golden Gate Parkway
7.028	Property		1	3646 North Broadway Street
7.029	Property		1	500 Settlers Landing Road
7.030	Property		1	340 Flanders Road
7.031	Property		1	3001 Foothill Boulevard
7.032	Property		1	800 West Bay Drive
7.033	Property		1	1180 French Road
7.034	Property		1	5601 North Hiawassee Road
7.035	Property		1	2251 North Semoran Boulevard
7.036	Property		1	10 Prospect Street
7.037	Property		1	430 Spencerport Road
7.038	Property		1	709 West Union Street
7.039	Property		1	5434 Highway 78
7.040	Property		1	2595 East Bidwell Street
7.041	Property		1	1587 North Courtenay Parkway
7.042	Property		1	700 Waiale Road
7.043	Property		1	82955 Avenue 48 Building B
7.044	Property		1	4501 Airline Drive
7.045	Property		1	12184 Palmdale Road
7.046	Property		1	102 West Vandalia Street
7.047	Property		1	10121 Seminole Boulevard
7.048	Property		1	1 East Ogden Avenue

A-1-89

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
7.049	Property		1	1217 West Jefferson Street
7.050	Property		1	2913 Mahan Drive
7.051	Property		1	1120 Tamiami Trail North
7.052	Property		1	3909 Highway 90
7.053	Property		1	1520 West Fullerton Avenue
7.054	Property		1	3450 West Dunlap Avenue
7.055	Property		1	10152 Lake June Road
7.056	Property		1	500 Howland Boulevard
7.057	Property		1	5903 South Orange Blossom Trail
7.058	Property		1	1202 Pine Avenue
7.059	Property		1	7001 Route 130
7.060	Property		1	389 Johnnie Dodds Boulevard
7.061	Property		1	100 Calle Colina Real
7.062	Property		1	1919 Fruitridge Road
7.063	Property		1	13470 Northwest Cornell Road
7.064	Property		1	9150 Devlin Road
7.065	Property		1	29030 Northwestern Highway
7.066	Property		1	9320 Lackland Road
7.067	Property		1	735 South Salisbury Boulevard
7.068	Property		1	886 Ritter Drive
7.069	Property		1	11085 Cathell Road Suite 100
7.070	Property		1	10 East Highway North
7.071	Property		1	105 Julington Plaza Drive
7.072	Property		1	1302 Clarkson Clayton Center
7.073	Property		1	2611 East Oakland Avenue
7.074	Property		1	13 North Black Horse Pike
7.075	Property		1	2711 Metropolitan Parkway Southwest
7.076	Property		1	1671 East Main Street
7.077	Property		1	577 Meadow Street
7.078	Property		1	11010 Bloomingdale Avenue
7.079	Property		1	3800 Tippecanoe Road
7.080	Property		1	6401 Frederick Road
7.081	Property		1	1701 William Flynn Highway
7.082	Property		1	303 Main Street
7.083	Property		1	3501 Unique Circle
7.084	Property		1	118 West Constance Road
7.085	Property		1	7304 Louetta Road
7.086	Property		1	1775 Eureka Way
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio
7.088	Property		1	654 Cassat Avenue
7.089	Property		1	2040 South Mariposa Road
7.090	Property		1	901 Memorial Drive
7.091	Property		1	316 Broadway
7.092	Property		1	4765 Redan Road
7.093	Property		1	1000 Dallas Cherryville Highway
7.094	Property		1	3001 Tamiami Trail
7.095	Property		1	22380 Moross Road
7.096	Property		1	4620 Lincolnway East
7.097	Property		1	7235 West 10th Street
7.098	Property		1	1829 Ridgewood Avenue
7.099	Property		1	566 Denny Way
7.100	Property		1	1003 North Main Street
7.101	Property		1	1210 Kingwood Drive
7.102	Property		1	43200 State Highway 74
7.103	Property		1	1321 Oxford Street
7.104	Property		1	100 North White Horse Pike
7.105	Property		1	35279 Vine Street
7.106	Property		1	100 Rhode Island Avenue
7.107	Property		1	5575 Byron Center Avenue Southwest
7.108	Property		1	3150 South Seneca Street
7.109	Property		1	8300 Wilcrest Drive
7.110	Property		1	1816 Franklin Street
7.111	Property		1	1500 South Irby Street
7.112	Property		1	5225 North 90th Street
7.113	Property		1	705 South State Street
7.114	Property		1	703 East Main Street
7.115	Property		1	2575 Northeast Highway 70
7.116	Property		1	1410 South US Highway 27
7.117	Property		1	605 North Avenue
7.118	Property		1	25 Burke Boulevard
7.119	Property		1	9819 Commercial Way
7.120	Property		1	226 North Halleck Street
7.121	Property		1	6906 University Boulevard
7.122	Property		1	2609 East Main Street
7.123	Property		1	550 West Dixie Avenue
7.124	Property		1	201 Pacific Avenue
7.125	Property		1	615 Love Avenue
7.126	Property		1	13551 McGregor Boulevard
7.127	Property		1	102 Russell Parkway
7.128	Property		1	1520 South McColl Road
7.129	Property		1	835 Park Avenue

A-1-90

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
7.130	Property		1	4 East League Street
7.131	Property		1	13060 Adams Road
7.132	Property		1	112 Rockingham Street
7.133	Property		1	302 South Oregon Street
7.134	Property		1	300 Greene Street
7.135	Property		1	129 Clifty Drive
7.136	Property		1	308 North Main Street
7.137	Property		1	7916 Winchester Avenue
7.138	Property		1	13053 Cortez Boulevard
7.139	Property		1	2117 South Byron Butler Parkway
7.140	Property		1	2 West Route 130 North
7.141	Property		1	105 Carretera 31
7.142	Property		1	388 Uvalde Road
7.143	Property		1	400 West Fairchild Street
7.144	Property		1	4201 13th Avenue South
7.145	Property		1	2601 Highway 90
7.146	Property		1	15 South Main Street
7.147	Property		1	2504 Eastchester Road
7.148	Property		1	319 South Broad Street
7.149	Property		1	2400 Atlantic Avenue
7.150	Property		1	503 Battle Street East
7.151	Property		1	933 Blackburn Avenue
7.152	Property		1	101 East Sandusky Avenue
7.153	Property		1	125 North Main Street
7.154	Property		1	515 East Central Avenue
7.155	Property		1	7628 Penn Avenue
7.156	Property		1	1285 South Mission Road
7.157	Property		1	566 Union Street
7.158	Property		1	2123 East Columbus Drive
7.159	Property		1	4400 University Boulevard East
7.160	Property		1	1410 East Shotwell Street
7.161	Property		1	602 Peterson Avenue South
7.162	Property		1	3892 Atlanta Highway
7.163	Property		1	100 Elba Highway
7.164	Property		1	1013 11th Street
7.165	Property		1	901 North Main Street
7.166	Property		1	814 East Main Street
7.167	Property		1	5115 West Capitol Drive
7.168	Property		1	528 West Tennessee Avenue
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie
7.170	Property		1	355 Highway 441 South
7.171	Property		1	5100 Dixie Highway
7.172	Property		1	483 West Bockman Way
7.173	Property		1	1673 West State Highway 100
7.174	Property		1	311 Pelham Road South
7.175	Property		1	109 East Doctor Hicks Boulevard
7.176	Property		1	100 Rosedale Road
7.177	Property		1	140 North Carolina Highway 102 West
7.178	Property		1	109 South Van Buren Road
7.179	Property		1	501 North Street
7.180	Property		1	2008 South 5th Street
7.181	Property		1	2040 Douglas Avenue
7.182	Property		1	802 East Cloverland Drive
7.183	Property		1	127 West Columbia Avenue
7.184	Property		1	2770 West Broad Street
7.185	Property		1	747 Highway 1 South
7.186	Property		1	212 North Main Street
7.187	Property		1	955 Carretera 891
7.188	Property		1	1215 16th Street
7.189	Property		1	633 North Main Street
7.190	Property		1	24590 Lorain Road
7.191	Property		1	33495 Highway 43
7.192	Property		1	412 Pawnee Street
7.193	Property		1	1004 West Commerce
7.194	Property		1	1214 Grand Caillou Road
7.195	Property		1	1305 West Cherokee Street
7.196	Property		1	1101 Myers Avenue
7.197	Property		1	200 Highway 145 North
7.198	Property		1	50 South Main Street
7.199	Property		1	533 South Lincoln Avenue
7.200	Property		1	103 North Gateway Avenue
7.201	Property		1	1380 North Pleasants Highway
7.202	Property		1	380 General Daniel Avenue North
7.203	Property		1	619 Chestnut Street
7.204	Property		1	337 Main Street
7.205	Property		1	31 Big Hill Drive
7.206	Property		1	310 Story Street
7.207	Property		1	9485 Highway 805
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.001	Property		1	2911 Brighton 5th Street
8.002	Property		1	1302 Newkirk Avenue
8.003	Property		1	6309 Bay Parkway

A-1-91

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)
8.004	Property		1	230 73rd Street
8.005	Property		1	9302 Ridge Boulevard
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	1.30	15.3%	20,000,000	20.00000%	193,000,000	1,896,394.67	67.7%
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.001	Property		1	Cedarbrook Apartments
10.002	Property		1	Oak Lane Apartments
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.001	Property		1	The Hermitage
11.002	Property		1	The Eagle
11.003	Property		1	The Allure
11.004	Property		1	The Eminence
11.005	Property		1	The Grove
11.006	Property		1	The Oaks
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	1.74	13.4%	NAP	NAP	NAP	NAP	NAP
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	1.52	10.7%	NAP	NAP	NAP	NAP	NAP
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	1.57	11.1%	NAP	NAP	NAP	NAP	NAP
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.001	Property		1	Village at Barkley Landing
18.002	Property		1	Ashton View Apartments
18.003	Property		1	Jack Allen Apartments
19.000	Loan		1	5225 Telegraph	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.000	Loan	94, 95, 96	1	1700 Jerome	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	1.29	9.0%	NAP	NAP	NAP	NAP	NAP
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	1.80	15.9%	NAP	NAP	NAP	NAP	NAP
23.000	Loan	107	2	ClimaStor Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.001	Property		1	ClimaStora 6
23.002	Property		1	ClimaStora 7
24.000	Loan	108, 109	1	Urbane 424	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-92

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	NAP	NAP	Yes	Mezzanine	Prestige Properties & Development
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	NAP	NAP	No	NAP	Brock J. Vinton
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	NAP	NAP	No	NAP	Martin Ginsburg 2000 Trust Agreement #1 Dated April 1, 2000
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	NAP	NAP	No	NAP	Etude Capital
4.001	Property		1	5712 Old River
4.002	Property		1	5710 Houston
4.003	Property		1	5720 Port St Lucie
4.004	Property		1	5704 Taylor
4.005	Property		1	5705 Pflugerville
4.006	Property		1	5703 Georgetown
4.007	Property		1	5719 Palmetto
4.008	Property		1	5707 Tomball
4.009	Property		1	5721 Summerfield
4.010	Property		1	5716 Broken Arrow
4.011	Property		1	5706 Georgetown
4.012	Property		1	5708 Cypress
4.013	Property		1	5718 Hudson
4.014	Property		1	5709 Katy
4.015	Property		1	5711 Houston
4.016	Property		1	5700 San Antonio
4.017	Property		1	5713 Edmond
4.018	Property		1	5714 Moore
4.019	Property		1	5701 San Antonio
4.020	Property		1	5702 Liberty Hill
4.021	Property		1	5715 Catoosa
4.022	Property		1	5717 Broken Arrow
5.000	Loan	5, 40, 41	1	Empire Mall	NAP	NAP	No	NAP	Simon Property Group, L.P.
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	NAP	NAP	No	NAP	Columbia Sussex Corporation
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	NAP	NAP	No	NAP	Sycamore Partners Management, L.P.
7.001	Property		1	825 Morton Street
7.002	Property		1	505 Avenue Hostos
7.003	Property		1	2000 West Whittier Boulevard
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2
7.005	Property		1	2321 Hawthorne Boulevard
7.006	Property		1	6701 Miller Drive
7.007	Property		1	3480 Avenue Militar
7.008	Property		1	102 Washington Street
7.009	Property		1	1726 Superior Avenue
7.010	Property		1	1046 Yonkers Avenue
7.011	Property		1	1372 North Milwaukee Avenue
7.012	Property		1	2916 East Fletcher Avenue
7.013	Property		1	5000 Park Boulevard
7.014	Property		1	350 Carretera 830
7.015	Property		1	3605 East Thomas Road
7.016	Property		1	135 South Kamehameha Highway
7.017	Property		1	45 Court Street
7.018	Property		1	6390 North State Road 7
7.019	Property		1	3802 Cedar Springs Road
7.020	Property		1	477 Carretera 3
7.021	Property		1	14102 Ramona Boulevard
7.022	Property		1	3400 Boulder Highway
7.023	Property		1	550 Carretera #167 Plaza
7.024	Property		1	825 Beal Parkway North
7.025	Property		1	392 Bedford Street
7.026	Property		1	305 North Breed Street
7.027	Property		1	4747 Golden Gate Parkway
7.028	Property		1	3646 North Broadway Street
7.029	Property		1	500 Settlers Landing Road
7.030	Property		1	340 Flanders Road
7.031	Property		1	3001 Foothill Boulevard
7.032	Property		1	800 West Bay Drive
7.033	Property		1	1180 French Road
7.034	Property		1	5601 North Hiawassee Road
7.035	Property		1	2251 North Semoran Boulevard
7.036	Property		1	10 Prospect Street
7.037	Property		1	430 Spencerport Road
7.038	Property		1	709 West Union Street
7.039	Property		1	5434 Highway 78
7.040	Property		1	2595 East Bidwell Street
7.041	Property		1	1587 North Courtenay Parkway
7.042	Property		1	700 Waiale Road
7.043	Property		1	82955 Avenue 48 Building B
7.044	Property		1	4501 Airline Drive
7.045	Property		1	12184 Palmdale Road
7.046	Property		1	102 West Vandalia Street
7.047	Property		1	10121 Seminole Boulevard
7.048	Property		1	1 East Ogden Avenue

A-1-93

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
7.049	Property		1	1217 West Jefferson Street
7.050	Property		1	2913 Mahan Drive
7.051	Property		1	1120 Tamiami Trail North
7.052	Property		1	3909 Highway 90
7.053	Property		1	1520 West Fullerton Avenue
7.054	Property		1	3450 West Dunlap Avenue
7.055	Property		1	10152 Lake June Road
7.056	Property		1	500 Howland Boulevard
7.057	Property		1	5903 South Orange Blossom Trail
7.058	Property		1	1202 Pine Avenue
7.059	Property		1	7001 Route 130
7.060	Property		1	389 Johnnie Dodds Boulevard
7.061	Property		1	100 Calle Colina Real
7.062	Property		1	1919 Fruitridge Road
7.063	Property		1	13470 Northwest Cornell Road
7.064	Property		1	9150 Devlin Road
7.065	Property		1	29030 Northwestern Highway
7.066	Property		1	9320 Lackland Road
7.067	Property		1	735 South Salisbury Boulevard
7.068	Property		1	886 Ritter Drive
7.069	Property		1	11085 Cathell Road Suite 100
7.070	Property		1	10 East Highway North
7.071	Property		1	105 Julington Plaza Drive
7.072	Property		1	1302 Clarkson Clayton Center
7.073	Property		1	2611 East Oakland Avenue
7.074	Property		1	13 North Black Horse Pike
7.075	Property		1	2711 Metropolitan Parkway Southwest
7.076	Property		1	1671 East Main Street
7.077	Property		1	577 Meadow Street
7.078	Property		1	11010 Bloomingdale Avenue
7.079	Property		1	3800 Tippecanoe Road
7.080	Property		1	6401 Frederick Road
7.081	Property		1	1701 William Flynn Highway
7.082	Property		1	303 Main Street
7.083	Property		1	3501 Unique Circle
7.084	Property		1	118 West Constance Road
7.085	Property		1	7304 Louetta Road
7.086	Property		1	1775 Eureka Way
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio
7.088	Property		1	654 Cassat Avenue
7.089	Property		1	2040 South Mariposa Road
7.090	Property		1	901 Memorial Drive
7.091	Property		1	316 Broadway
7.092	Property		1	4765 Redan Road
7.093	Property		1	1000 Dallas Cherryville Highway
7.094	Property		1	3001 Tamiami Trail
7.095	Property		1	22380 Moross Road
7.096	Property		1	4620 Lincolnway East
7.097	Property		1	7235 West 10th Street
7.098	Property		1	1829 Ridgewood Avenue
7.099	Property		1	566 Denny Way
7.100	Property		1	1003 North Main Street
7.101	Property		1	1210 Kingwood Drive
7.102	Property		1	43200 State Highway 74
7.103	Property		1	1321 Oxford Street
7.104	Property		1	100 North White Horse Pike
7.105	Property		1	35279 Vine Street
7.106	Property		1	100 Rhode Island Avenue
7.107	Property		1	5575 Byron Center Avenue Southwest
7.108	Property		1	3150 South Seneca Street
7.109	Property		1	8300 Wilcrest Drive
7.110	Property		1	1816 Franklin Street
7.111	Property		1	1500 South Irby Street
7.112	Property		1	5225 North 90th Street
7.113	Property		1	705 South State Street
7.114	Property		1	703 East Main Street
7.115	Property		1	2575 Northeast Highway 70
7.116	Property		1	1410 South US Highway 27
7.117	Property		1	605 North Avenue
7.118	Property		1	25 Burke Boulevard
7.119	Property		1	9819 Commercial Way
7.120	Property		1	226 North Halleck Street
7.121	Property		1	6906 University Boulevard
7.122	Property		1	2609 East Main Street
7.123	Property		1	550 West Dixie Avenue
7.124	Property		1	201 Pacific Avenue
7.125	Property		1	615 Love Avenue
7.126	Property		1	13551 McGregor Boulevard
7.127	Property		1	102 Russell Parkway
7.128	Property		1	1520 South McColl Road
7.129	Property		1	835 Park Avenue

A-1-94

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
7.130	Property		1	4 East League Street
7.131	Property		1	13060 Adams Road
7.132	Property		1	112 Rockingham Street
7.133	Property		1	302 South Oregon Street
7.134	Property		1	300 Greene Street
7.135	Property		1	129 Clifty Drive
7.136	Property		1	308 North Main Street
7.137	Property		1	7916 Winchester Avenue
7.138	Property		1	13053 Cortez Boulevard
7.139	Property		1	2117 South Byron Butler Parkway
7.140	Property		1	2 West Route 130 North
7.141	Property		1	105 Carretera 31
7.142	Property		1	388 Uvalde Road
7.143	Property		1	400 West Fairchild Street
7.144	Property		1	4201 13th Avenue South
7.145	Property		1	2601 Highway 90
7.146	Property		1	15 South Main Street
7.147	Property		1	2504 Eastchester Road
7.148	Property		1	319 South Broad Street
7.149	Property		1	2400 Atlantic Avenue
7.150	Property		1	503 Battle Street East
7.151	Property		1	933 Blackburn Avenue
7.152	Property		1	101 East Sandusky Avenue
7.153	Property		1	125 North Main Street
7.154	Property		1	515 East Central Avenue
7.155	Property		1	7628 Penn Avenue
7.156	Property		1	1285 South Mission Road
7.157	Property		1	566 Union Street
7.158	Property		1	2123 East Columbus Drive
7.159	Property		1	4400 University Boulevard East
7.160	Property		1	1410 East Shotwell Street
7.161	Property		1	602 Peterson Avenue South
7.162	Property		1	3892 Atlanta Highway
7.163	Property		1	100 Elba Highway
7.164	Property		1	1013 11th Street
7.165	Property		1	901 North Main Street
7.166	Property		1	814 East Main Street
7.167	Property		1	5115 West Capitol Drive
7.168	Property		1	528 West Tennessee Avenue
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie
7.170	Property		1	355 Highway 441 South
7.171	Property		1	5100 Dixie Highway
7.172	Property		1	483 West Bockman Way
7.173	Property		1	1673 West State Highway 100
7.174	Property		1	311 Pelham Road South
7.175	Property		1	109 East Doctor Hicks Boulevard
7.176	Property		1	100 Rosedale Road
7.177	Property		1	140 North Carolina Highway 102 West
7.178	Property		1	109 South Van Buren Road
7.179	Property		1	501 North Street
7.180	Property		1	2008 South 5th Street
7.181	Property		1	2040 Douglas Avenue
7.182	Property		1	802 East Cloverland Drive
7.183	Property		1	127 West Columbia Avenue
7.184	Property		1	2770 West Broad Street
7.185	Property		1	747 Highway 1 South
7.186	Property		1	212 North Main Street
7.187	Property		1	955 Carretera 891
7.188	Property		1	1215 16th Street
7.189	Property		1	633 North Main Street
7.190	Property		1	24590 Lorain Road
7.191	Property		1	33495 Highway 43
7.192	Property		1	412 Pawnee Street
7.193	Property		1	1004 West Commerce
7.194	Property		1	1214 Grand Caillou Road
7.195	Property		1	1305 West Cherokee Street
7.196	Property		1	1101 Myers Avenue
7.197	Property		1	200 Highway 145 North
7.198	Property		1	50 South Main Street
7.199	Property		1	533 South Lincoln Avenue
7.200	Property		1	103 North Gateway Avenue
7.201	Property		1	1380 North Pleasants Highway
7.202	Property		1	380 General Daniel Avenue North
7.203	Property		1	619 Chestnut Street
7.204	Property		1	337 Main Street
7.205	Property		1	31 Big Hill Drive
7.206	Property		1	310 Story Street
7.207	Property		1	9485 Highway 805
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	NAP	NAP	No	NAP	Angelo Parlanti
8.001	Property		1	2911 Brighton 5th Street
8.002	Property		1	1302 Newkirk Avenue
8.003	Property		1	6309 Bay Parkway

A-1-95

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
8.004	Property		1	230 73rd Street
8.005	Property		1	9302 Ridge Boulevard
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	1.07	13.7%	No	NAP	Madeira Associates, Bruce A. Kenan, Andrew M. Von Deak, Joseph Stockwell, Gary L. Dower,
Bruce A. Kenan Living Trust, Leonard Leveen Revocable Trust, 2018 Tuozzolo CPT Trust, The
Robert J. Congel Amended and Restated Declaration of Trust, as Amended, and Donald W.
									Hollings, Jr. 2003 Revocable Trust
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	NAP	NAP	No	NAP	Israel Rosenberg
10.001	Property		1	Cedarbrook Apartments
10.002	Property		1	Oak Lane Apartments
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	NAP	NAP	No	NAP	Benjamin Herbst
11.001	Property		1	The Hermitage
11.002	Property		1	The Eagle
11.003	Property		1	The Allure
11.004	Property		1	The Eminence
11.005	Property		1	The Grove
11.006	Property		1	The Oaks
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	NAP	NAP	No	NAP	David L. Long and Peggy L. Long
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	NAP	NAP	No	NAP	Marc Jacobowitz and Yerachmeal Jacobson
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	NAP	NAP	No	NAP	T. Weiss Realty Corporation
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	NAP	NAP	No	NAP	Sycamore Partners Management, L.P.
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	NAP	NAP	No	NAP	Pivotal Manufacturing Partners, LLC, Declaration Partners Real Estate Fund II LP and Declaration Partners Real Estate Fund II-A LP
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	NAP	NAP	No	NAP	Menachem Mendel Greisman
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	NAP	NAP	No	NAP	Bradley G. Newton
18.001	Property		1	Village at Barkley Landing
18.002	Property		1	Ashton View Apartments
18.003	Property		1	Jack Allen Apartments
19.000	Loan		1	5225 Telegraph	NAP	NAP	No	NAP	Moshe Bloorian, Jacob Herskowitz and Yeshaya Cohen
20.000	Loan	94, 95, 96	1	1700 Jerome	NAP	NAP	No	NAP	Ezra Mizrachi and Soly Bawabeh
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	NAP	NAP	No	NAP	Shiya Labin and Isaac Herskovitz
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	NAP	NAP	No	NAP	Columbia Sussex Corporation
23.000	Loan	107	2	ClimaStor Portfolio	NAP	NAP	No	NAP	Jim Jenkins III
23.001	Property		1	ClimaStora 6
23.002	Property		1	ClimaStora 7
24.000	Loan	108, 109	1	Urbane 424	NAP	NAP	No	NAP	Brent Dahlstrom
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	NAP	NAP	No	NAP	Nitin Shah

A-1-96

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	Sami Shalem and Irving Pergament
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	Brock J. Vinton
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	Martin Ginsburg 2000 Trust Agreement #1 Dated April 1, 2000
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	Steven Stein
4.001	Property		1	5712 Old River
4.002	Property		1	5710 Houston
4.003	Property		1	5720 Port St Lucie
4.004	Property		1	5704 Taylor
4.005	Property		1	5705 Pflugerville
4.006	Property		1	5703 Georgetown
4.007	Property		1	5719 Palmetto
4.008	Property		1	5707 Tomball
4.009	Property		1	5721 Summerfield
4.010	Property		1	5716 Broken Arrow
4.011	Property		1	5706 Georgetown
4.012	Property		1	5708 Cypress
4.013	Property		1	5718 Hudson
4.014	Property		1	5709 Katy
4.015	Property		1	5711 Houston
4.016	Property		1	5700 San Antonio
4.017	Property		1	5713 Edmond
4.018	Property		1	5714 Moore
4.019	Property		1	5701 San Antonio
4.020	Property		1	5702 Liberty Hill
4.021	Property		1	5715 Catoosa
4.022	Property		1	5717 Broken Arrow
5.000	Loan	5, 40, 41	1	Empire Mall	Simon Property Group, L.P.
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	CSC Holdings, LLC
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P.
7.001	Property		1	825 Morton Street
7.002	Property		1	505 Avenue Hostos
7.003	Property		1	2000 West Whittier Boulevard
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2
7.005	Property		1	2321 Hawthorne Boulevard
7.006	Property		1	6701 Miller Drive
7.007	Property		1	3480 Avenue Militar
7.008	Property		1	102 Washington Street
7.009	Property		1	1726 Superior Avenue
7.010	Property		1	1046 Yonkers Avenue
7.011	Property		1	1372 North Milwaukee Avenue
7.012	Property		1	2916 East Fletcher Avenue
7.013	Property		1	5000 Park Boulevard
7.014	Property		1	350 Carretera 830
7.015	Property		1	3605 East Thomas Road
7.016	Property		1	135 South Kamehameha Highway
7.017	Property		1	45 Court Street
7.018	Property		1	6390 North State Road 7
7.019	Property		1	3802 Cedar Springs Road
7.020	Property		1	477 Carretera 3
7.021	Property		1	14102 Ramona Boulevard
7.022	Property		1	3400 Boulder Highway
7.023	Property		1	550 Carretera #167 Plaza
7.024	Property		1	825 Beal Parkway North
7.025	Property		1	392 Bedford Street
7.026	Property		1	305 North Breed Street
7.027	Property		1	4747 Golden Gate Parkway
7.028	Property		1	3646 North Broadway Street
7.029	Property		1	500 Settlers Landing Road
7.030	Property		1	340 Flanders Road
7.031	Property		1	3001 Foothill Boulevard
7.032	Property		1	800 West Bay Drive
7.033	Property		1	1180 French Road
7.034	Property		1	5601 North Hiawassee Road
7.035	Property		1	2251 North Semoran Boulevard
7.036	Property		1	10 Prospect Street
7.037	Property		1	430 Spencerport Road
7.038	Property		1	709 West Union Street
7.039	Property		1	5434 Highway 78
7.040	Property		1	2595 East Bidwell Street
7.041	Property		1	1587 North Courtenay Parkway
7.042	Property		1	700 Waiale Road
7.043	Property		1	82955 Avenue 48 Building B
7.044	Property		1	4501 Airline Drive
7.045	Property		1	12184 Palmdale Road
7.046	Property		1	102 West Vandalia Street
7.047	Property		1	10121 Seminole Boulevard
7.048	Property		1	1 East Ogden Avenue

A-1-97

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor
7.049	Property		1	1217 West Jefferson Street
7.050	Property		1	2913 Mahan Drive
7.051	Property		1	1120 Tamiami Trail North
7.052	Property		1	3909 Highway 90
7.053	Property		1	1520 West Fullerton Avenue
7.054	Property		1	3450 West Dunlap Avenue
7.055	Property		1	10152 Lake June Road
7.056	Property		1	500 Howland Boulevard
7.057	Property		1	5903 South Orange Blossom Trail
7.058	Property		1	1202 Pine Avenue
7.059	Property		1	7001 Route 130
7.060	Property		1	389 Johnnie Dodds Boulevard
7.061	Property		1	100 Calle Colina Real
7.062	Property		1	1919 Fruitridge Road
7.063	Property		1	13470 Northwest Cornell Road
7.064	Property		1	9150 Devlin Road
7.065	Property		1	29030 Northwestern Highway
7.066	Property		1	9320 Lackland Road
7.067	Property		1	735 South Salisbury Boulevard
7.068	Property		1	886 Ritter Drive
7.069	Property		1	11085 Cathell Road Suite 100
7.070	Property		1	10 East Highway North
7.071	Property		1	105 Julington Plaza Drive
7.072	Property		1	1302 Clarkson Clayton Center
7.073	Property		1	2611 East Oakland Avenue
7.074	Property		1	13 North Black Horse Pike
7.075	Property		1	2711 Metropolitan Parkway Southwest
7.076	Property		1	1671 East Main Street
7.077	Property		1	577 Meadow Street
7.078	Property		1	11010 Bloomingdale Avenue
7.079	Property		1	3800 Tippecanoe Road
7.080	Property		1	6401 Frederick Road
7.081	Property		1	1701 William Flynn Highway
7.082	Property		1	303 Main Street
7.083	Property		1	3501 Unique Circle
7.084	Property		1	118 West Constance Road
7.085	Property		1	7304 Louetta Road
7.086	Property		1	1775 Eureka Way
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio
7.088	Property		1	654 Cassat Avenue
7.089	Property		1	2040 South Mariposa Road
7.090	Property		1	901 Memorial Drive
7.091	Property		1	316 Broadway
7.092	Property		1	4765 Redan Road
7.093	Property		1	1000 Dallas Cherryville Highway
7.094	Property		1	3001 Tamiami Trail
7.095	Property		1	22380 Moross Road
7.096	Property		1	4620 Lincolnway East
7.097	Property		1	7235 West 10th Street
7.098	Property		1	1829 Ridgewood Avenue
7.099	Property		1	566 Denny Way
7.100	Property		1	1003 North Main Street
7.101	Property		1	1210 Kingwood Drive
7.102	Property		1	43200 State Highway 74
7.103	Property		1	1321 Oxford Street
7.104	Property		1	100 North White Horse Pike
7.105	Property		1	35279 Vine Street
7.106	Property		1	100 Rhode Island Avenue
7.107	Property		1	5575 Byron Center Avenue Southwest
7.108	Property		1	3150 South Seneca Street
7.109	Property		1	8300 Wilcrest Drive
7.110	Property		1	1816 Franklin Street
7.111	Property		1	1500 South Irby Street
7.112	Property		1	5225 North 90th Street
7.113	Property		1	705 South State Street
7.114	Property		1	703 East Main Street
7.115	Property		1	2575 Northeast Highway 70
7.116	Property		1	1410 South US Highway 27
7.117	Property		1	605 North Avenue
7.118	Property		1	25 Burke Boulevard
7.119	Property		1	9819 Commercial Way
7.120	Property		1	226 North Halleck Street
7.121	Property		1	6906 University Boulevard
7.122	Property		1	2609 East Main Street
7.123	Property		1	550 West Dixie Avenue
7.124	Property		1	201 Pacific Avenue
7.125	Property		1	615 Love Avenue
7.126	Property		1	13551 McGregor Boulevard
7.127	Property		1	102 Russell Parkway
7.128	Property		1	1520 South McColl Road
7.129	Property		1	835 Park Avenue

A-1-98

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor
7.130	Property		1	4 East League Street
7.131	Property		1	13060 Adams Road
7.132	Property		1	112 Rockingham Street
7.133	Property		1	302 South Oregon Street
7.134	Property		1	300 Greene Street
7.135	Property		1	129 Clifty Drive
7.136	Property		1	308 North Main Street
7.137	Property		1	7916 Winchester Avenue
7.138	Property		1	13053 Cortez Boulevard
7.139	Property		1	2117 South Byron Butler Parkway
7.140	Property		1	2 West Route 130 North
7.141	Property		1	105 Carretera 31
7.142	Property		1	388 Uvalde Road
7.143	Property		1	400 West Fairchild Street
7.144	Property		1	4201 13th Avenue South
7.145	Property		1	2601 Highway 90
7.146	Property		1	15 South Main Street
7.147	Property		1	2504 Eastchester Road
7.148	Property		1	319 South Broad Street
7.149	Property		1	2400 Atlantic Avenue
7.150	Property		1	503 Battle Street East
7.151	Property		1	933 Blackburn Avenue
7.152	Property		1	101 East Sandusky Avenue
7.153	Property		1	125 North Main Street
7.154	Property		1	515 East Central Avenue
7.155	Property		1	7628 Penn Avenue
7.156	Property		1	1285 South Mission Road
7.157	Property		1	566 Union Street
7.158	Property		1	2123 East Columbus Drive
7.159	Property		1	4400 University Boulevard East
7.160	Property		1	1410 East Shotwell Street
7.161	Property		1	602 Peterson Avenue South
7.162	Property		1	3892 Atlanta Highway
7.163	Property		1	100 Elba Highway
7.164	Property		1	1013 11th Street
7.165	Property		1	901 North Main Street
7.166	Property		1	814 East Main Street
7.167	Property		1	5115 West Capitol Drive
7.168	Property		1	528 West Tennessee Avenue
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie
7.170	Property		1	355 Highway 441 South
7.171	Property		1	5100 Dixie Highway
7.172	Property		1	483 West Bockman Way
7.173	Property		1	1673 West State Highway 100
7.174	Property		1	311 Pelham Road South
7.175	Property		1	109 East Doctor Hicks Boulevard
7.176	Property		1	100 Rosedale Road
7.177	Property		1	140 North Carolina Highway 102 West
7.178	Property		1	109 South Van Buren Road
7.179	Property		1	501 North Street
7.180	Property		1	2008 South 5th Street
7.181	Property		1	2040 Douglas Avenue
7.182	Property		1	802 East Cloverland Drive
7.183	Property		1	127 West Columbia Avenue
7.184	Property		1	2770 West Broad Street
7.185	Property		1	747 Highway 1 South
7.186	Property		1	212 North Main Street
7.187	Property		1	955 Carretera 891
7.188	Property		1	1215 16th Street
7.189	Property		1	633 North Main Street
7.190	Property		1	24590 Lorain Road
7.191	Property		1	33495 Highway 43
7.192	Property		1	412 Pawnee Street
7.193	Property		1	1004 West Commerce
7.194	Property		1	1214 Grand Caillou Road
7.195	Property		1	1305 West Cherokee Street
7.196	Property		1	1101 Myers Avenue
7.197	Property		1	200 Highway 145 North
7.198	Property		1	50 South Main Street
7.199	Property		1	533 South Lincoln Avenue
7.200	Property		1	103 North Gateway Avenue
7.201	Property		1	1380 North Pleasants Highway
7.202	Property		1	380 General Daniel Avenue North
7.203	Property		1	619 Chestnut Street
7.204	Property		1	337 Main Street
7.205	Property		1	31 Big Hill Drive
7.206	Property		1	310 Story Street
7.207	Property		1	9485 Highway 805
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	Angelo Parlanti
8.001	Property		1	2911 Brighton 5th Street
8.002	Property		1	1302 Newkirk Avenue
8.003	Property		1	6309 Bay Parkway

A-1-99

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor
8.004	Property		1	230 73rd Street
8.005	Property		1	9302 Ridge Boulevard
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	Madeira Associates, Bruce A. Kenan, Andrew M. Von Deak, Joseph Stockwell, Gary L. Dower, Bruce A. Kenan Living Trust, Leonard Leveen Revocable Trust, 2018 Tuozzolo CPT Trust, The Robert J. Congel
					Amended and Restated Declaration of Trust, as Amended, and Donald W. Hollings, Jr. 2003 Revocable Trust
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	Israel Rosenberg
10.001	Property		1	Cedarbrook Apartments
10.002	Property		1	Oak Lane Apartments
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	Benjamin Herbst
11.001	Property		1	The Hermitage
11.002	Property		1	The Eagle
11.003	Property		1	The Allure
11.004	Property		1	The Eminence
11.005	Property		1	The Grove
11.006	Property		1	The Oaks
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	David L. Long and Peggy L. Long
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	Marc Jacobowitz and Yerachmeal Jacobson
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	Teddy D. Weiss
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P.
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	DPREF II HoldCo LLC and PMP HoldCo, LLC
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	Menachem Mendel Greisman
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	Bradley G. Newton
18.001	Property		1	Village at Barkley Landing
18.002	Property		1	Ashton View Apartments
18.003	Property		1	Jack Allen Apartments
19.000	Loan		1	5225 Telegraph	Moshe Bloorian, Jacob Herskowitz and Yeshaya Cohen
20.000	Loan	94, 95, 96	1	1700 Jerome	Ezra Mizrachi, David Bawabeh, and Soly Bawabeh
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	Shiya Labin and Isaac Herskovitz
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	CSC Holdings, LLC
23.000	Loan	107	2	ClimaStor Portfolio	James H. Jenkins, III
23.001	Property		1	ClimaStora 6
23.002	Property		1	ClimaStora 7
24.000	Loan	108, 109	1	Urbane 424	Brent Dahlstrom
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	Nitin Shah

A-1-100

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	No	No	Refinance		170,000,000	26,222,520	110,000,000
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	No	Yes	Refinance		69,950,000	806,968	0
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	No	No	Refinance		141,000,000	1,947,674	0
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	No	No	Refinance		140,000,000	0	0
4.001	Property		1	5712 Old River
4.002	Property		1	5710 Houston
4.003	Property		1	5720 Port St Lucie
4.004	Property		1	5704 Taylor
4.005	Property		1	5705 Pflugerville
4.006	Property		1	5703 Georgetown
4.007	Property		1	5719 Palmetto
4.008	Property		1	5707 Tomball
4.009	Property		1	5721 Summerfield
4.010	Property		1	5716 Broken Arrow
4.011	Property		1	5706 Georgetown
4.012	Property		1	5708 Cypress
4.013	Property		1	5718 Hudson
4.014	Property		1	5709 Katy
4.015	Property		1	5711 Houston
4.016	Property		1	5700 San Antonio
4.017	Property		1	5713 Edmond
4.018	Property		1	5714 Moore
4.019	Property		1	5701 San Antonio
4.020	Property		1	5702 Liberty Hill
4.021	Property		1	5715 Catoosa
4.022	Property		1	5717 Broken Arrow
5.000	Loan	5, 40, 41	1	Empire Mall	No	No	Refinance		120,000,000	48,842,063	0
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	No	No	Acquisition		83,250,000	61,072,942	0
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	No	No	Recapitalization		311,500,000	0	178,500,000
7.001	Property		1	825 Morton Street
7.002	Property		1	505 Avenue Hostos
7.003	Property		1	2000 West Whittier Boulevard
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2
7.005	Property		1	2321 Hawthorne Boulevard
7.006	Property		1	6701 Miller Drive
7.007	Property		1	3480 Avenue Militar
7.008	Property		1	102 Washington Street
7.009	Property		1	1726 Superior Avenue
7.010	Property		1	1046 Yonkers Avenue
7.011	Property		1	1372 North Milwaukee Avenue
7.012	Property		1	2916 East Fletcher Avenue
7.013	Property		1	5000 Park Boulevard
7.014	Property		1	350 Carretera 830
7.015	Property		1	3605 East Thomas Road
7.016	Property		1	135 South Kamehameha Highway
7.017	Property		1	45 Court Street
7.018	Property		1	6390 North State Road 7
7.019	Property		1	3802 Cedar Springs Road
7.020	Property		1	477 Carretera 3
7.021	Property		1	14102 Ramona Boulevard
7.022	Property		1	3400 Boulder Highway
7.023	Property		1	550 Carretera #167 Plaza
7.024	Property		1	825 Beal Parkway North
7.025	Property		1	392 Bedford Street
7.026	Property		1	305 North Breed Street
7.027	Property		1	4747 Golden Gate Parkway
7.028	Property		1	3646 North Broadway Street
7.029	Property		1	500 Settlers Landing Road
7.030	Property		1	340 Flanders Road
7.031	Property		1	3001 Foothill Boulevard
7.032	Property		1	800 West Bay Drive
7.033	Property		1	1180 French Road
7.034	Property		1	5601 North Hiawassee Road
7.035	Property		1	2251 North Semoran Boulevard
7.036	Property		1	10 Prospect Street
7.037	Property		1	430 Spencerport Road
7.038	Property		1	709 West Union Street
7.039	Property		1	5434 Highway 78
7.040	Property		1	2595 East Bidwell Street
7.041	Property		1	1587 North Courtenay Parkway
7.042	Property		1	700 Waiale Road
7.043	Property		1	82955 Avenue 48 Building B
7.044	Property		1	4501 Airline Drive
7.045	Property		1	12184 Palmdale Road
7.046	Property		1	102 West Vandalia Street
7.047	Property		1	10121 Seminole Boulevard
7.048	Property		1	1 East Ogden Avenue

A-1-101

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)
7.049	Property		1	1217 West Jefferson Street
7.050	Property		1	2913 Mahan Drive
7.051	Property		1	1120 Tamiami Trail North
7.052	Property		1	3909 Highway 90
7.053	Property		1	1520 West Fullerton Avenue
7.054	Property		1	3450 West Dunlap Avenue
7.055	Property		1	10152 Lake June Road
7.056	Property		1	500 Howland Boulevard
7.057	Property		1	5903 South Orange Blossom Trail
7.058	Property		1	1202 Pine Avenue
7.059	Property		1	7001 Route 130
7.060	Property		1	389 Johnnie Dodds Boulevard
7.061	Property		1	100 Calle Colina Real
7.062	Property		1	1919 Fruitridge Road
7.063	Property		1	13470 Northwest Cornell Road
7.064	Property		1	9150 Devlin Road
7.065	Property		1	29030 Northwestern Highway
7.066	Property		1	9320 Lackland Road
7.067	Property		1	735 South Salisbury Boulevard
7.068	Property		1	886 Ritter Drive
7.069	Property		1	11085 Cathell Road Suite 100
7.070	Property		1	10 East Highway North
7.071	Property		1	105 Julington Plaza Drive
7.072	Property		1	1302 Clarkson Clayton Center
7.073	Property		1	2611 East Oakland Avenue
7.074	Property		1	13 North Black Horse Pike
7.075	Property		1	2711 Metropolitan Parkway Southwest
7.076	Property		1	1671 East Main Street
7.077	Property		1	577 Meadow Street
7.078	Property		1	11010 Bloomingdale Avenue
7.079	Property		1	3800 Tippecanoe Road
7.080	Property		1	6401 Frederick Road
7.081	Property		1	1701 William Flynn Highway
7.082	Property		1	303 Main Street
7.083	Property		1	3501 Unique Circle
7.084	Property		1	118 West Constance Road
7.085	Property		1	7304 Louetta Road
7.086	Property		1	1775 Eureka Way
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio
7.088	Property		1	654 Cassat Avenue
7.089	Property		1	2040 South Mariposa Road
7.090	Property		1	901 Memorial Drive
7.091	Property		1	316 Broadway
7.092	Property		1	4765 Redan Road
7.093	Property		1	1000 Dallas Cherryville Highway
7.094	Property		1	3001 Tamiami Trail
7.095	Property		1	22380 Moross Road
7.096	Property		1	4620 Lincolnway East
7.097	Property		1	7235 West 10th Street
7.098	Property		1	1829 Ridgewood Avenue
7.099	Property		1	566 Denny Way
7.100	Property		1	1003 North Main Street
7.101	Property		1	1210 Kingwood Drive
7.102	Property		1	43200 State Highway 74
7.103	Property		1	1321 Oxford Street
7.104	Property		1	100 North White Horse Pike
7.105	Property		1	35279 Vine Street
7.106	Property		1	100 Rhode Island Avenue
7.107	Property		1	5575 Byron Center Avenue Southwest
7.108	Property		1	3150 South Seneca Street
7.109	Property		1	8300 Wilcrest Drive
7.110	Property		1	1816 Franklin Street
7.111	Property		1	1500 South Irby Street
7.112	Property		1	5225 North 90th Street
7.113	Property		1	705 South State Street
7.114	Property		1	703 East Main Street
7.115	Property		1	2575 Northeast Highway 70
7.116	Property		1	1410 South US Highway 27
7.117	Property		1	605 North Avenue
7.118	Property		1	25 Burke Boulevard
7.119	Property		1	9819 Commercial Way
7.120	Property		1	226 North Halleck Street
7.121	Property		1	6906 University Boulevard
7.122	Property		1	2609 East Main Street
7.123	Property		1	550 West Dixie Avenue
7.124	Property		1	201 Pacific Avenue
7.125	Property		1	615 Love Avenue
7.126	Property		1	13551 McGregor Boulevard
7.127	Property		1	102 Russell Parkway
7.128	Property		1	1520 South McColl Road
7.129	Property		1	835 Park Avenue

A-1-102

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)
7.130	Property		1	4 East League Street
7.131	Property		1	13060 Adams Road
7.132	Property		1	112 Rockingham Street
7.133	Property		1	302 South Oregon Street
7.134	Property		1	300 Greene Street
7.135	Property		1	129 Clifty Drive
7.136	Property		1	308 North Main Street
7.137	Property		1	7916 Winchester Avenue
7.138	Property		1	13053 Cortez Boulevard
7.139	Property		1	2117 South Byron Butler Parkway
7.140	Property		1	2 West Route 130 North
7.141	Property		1	105 Carretera 31
7.142	Property		1	388 Uvalde Road
7.143	Property		1	400 West Fairchild Street
7.144	Property		1	4201 13th Avenue South
7.145	Property		1	2601 Highway 90
7.146	Property		1	15 South Main Street
7.147	Property		1	2504 Eastchester Road
7.148	Property		1	319 South Broad Street
7.149	Property		1	2400 Atlantic Avenue
7.150	Property		1	503 Battle Street East
7.151	Property		1	933 Blackburn Avenue
7.152	Property		1	101 East Sandusky Avenue
7.153	Property		1	125 North Main Street
7.154	Property		1	515 East Central Avenue
7.155	Property		1	7628 Penn Avenue
7.156	Property		1	1285 South Mission Road
7.157	Property		1	566 Union Street
7.158	Property		1	2123 East Columbus Drive
7.159	Property		1	4400 University Boulevard East
7.160	Property		1	1410 East Shotwell Street
7.161	Property		1	602 Peterson Avenue South
7.162	Property		1	3892 Atlanta Highway
7.163	Property		1	100 Elba Highway
7.164	Property		1	1013 11th Street
7.165	Property		1	901 North Main Street
7.166	Property		1	814 East Main Street
7.167	Property		1	5115 West Capitol Drive
7.168	Property		1	528 West Tennessee Avenue
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie
7.170	Property		1	355 Highway 441 South
7.171	Property		1	5100 Dixie Highway
7.172	Property		1	483 West Bockman Way
7.173	Property		1	1673 West State Highway 100
7.174	Property		1	311 Pelham Road South
7.175	Property		1	109 East Doctor Hicks Boulevard
7.176	Property		1	100 Rosedale Road
7.177	Property		1	140 North Carolina Highway 102 West
7.178	Property		1	109 South Van Buren Road
7.179	Property		1	501 North Street
7.180	Property		1	2008 South 5th Street
7.181	Property		1	2040 Douglas Avenue
7.182	Property		1	802 East Cloverland Drive
7.183	Property		1	127 West Columbia Avenue
7.184	Property		1	2770 West Broad Street
7.185	Property		1	747 Highway 1 South
7.186	Property		1	212 North Main Street
7.187	Property		1	955 Carretera 891
7.188	Property		1	1215 16th Street
7.189	Property		1	633 North Main Street
7.190	Property		1	24590 Lorain Road
7.191	Property		1	33495 Highway 43
7.192	Property		1	412 Pawnee Street
7.193	Property		1	1004 West Commerce
7.194	Property		1	1214 Grand Caillou Road
7.195	Property		1	1305 West Cherokee Street
7.196	Property		1	1101 Myers Avenue
7.197	Property		1	200 Highway 145 North
7.198	Property		1	50 South Main Street
7.199	Property		1	533 South Lincoln Avenue
7.200	Property		1	103 North Gateway Avenue
7.201	Property		1	1380 North Pleasants Highway
7.202	Property		1	380 General Daniel Avenue North
7.203	Property		1	619 Chestnut Street
7.204	Property		1	337 Main Street
7.205	Property		1	31 Big Hill Drive
7.206	Property		1	310 Story Street
7.207	Property		1	9485 Highway 805
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	No	No	Refinance/Acquisition		46,150,000	1,181,712	0
8.001	Property		1	2911 Brighton 5th Street
8.002	Property		1	1302 Newkirk Avenue
8.003	Property		1	6309 Bay Parkway

A-1-103

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)
8.004	Property		1	230 73rd Street
8.005	Property		1	9302 Ridge Boulevard
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	No	No	Refinance		105,000,000	18,771,062	68,000,000
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	No	No	Refinance		25,000,000	0	0
10.001	Property		1	Cedarbrook Apartments
10.002	Property		1	Oak Lane Apartments
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	No	No	Refinance		23,200,000	0	0
11.001	Property		1	The Hermitage
11.002	Property		1	The Eagle
11.003	Property		1	The Allure
11.004	Property		1	The Eminence
11.005	Property		1	The Grove
11.006	Property		1	The Oaks
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	No	No	Refinance		63,000,000	3,102,107	0
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	No	No	Refinance		22,500,000	0	0
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	No	No	Refinance		22,040,000	5,082,454	0
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	No	No	Refinance		70,000,000	900,345	0
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	No	No	Acquisition
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	No	No	Refinance
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	No	No	Refinance
18.001	Property		1	Village at Barkley Landing
18.002	Property		1	Ashton View Apartments
18.003	Property		1	Jack Allen Apartments
19.000	Loan		1	5225 Telegraph	No	No	Acquisition
20.000	Loan	94, 95, 96	1	1700 Jerome	No	No	Refinance
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	No	No	Refinance
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	No	No	Refinance
23.000	Loan	107	2	ClimaStor Portfolio	No	No	Refinance
23.001	Property		1	ClimaStora 6
23.002	Property		1	ClimaStora 7
24.000	Loan	108, 109	1	Urbane 424	No	No	Refinance
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	No	No	Refinance

A-1-104

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	0	306,222,520	291,124,640	0	800,106	14,297,775	0
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	0	70,756,968	68,438,273	0	1,585,780	732,916	0
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	0	142,947,674	127,262,758	0	5,339,320	10,345,597	0
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	0	140,000,000	132,638,304	0	1,716,035	2,407,663	3,237,999
4.001	Property		1	5712 Old River
4.002	Property		1	5710 Houston
4.003	Property		1	5720 Port St Lucie
4.004	Property		1	5704 Taylor
4.005	Property		1	5705 Pflugerville
4.006	Property		1	5703 Georgetown
4.007	Property		1	5719 Palmetto
4.008	Property		1	5707 Tomball
4.009	Property		1	5721 Summerfield
4.010	Property		1	5716 Broken Arrow
4.011	Property		1	5706 Georgetown
4.012	Property		1	5708 Cypress
4.013	Property		1	5718 Hudson
4.014	Property		1	5709 Katy
4.015	Property		1	5711 Houston
4.016	Property		1	5700 San Antonio
4.017	Property		1	5713 Edmond
4.018	Property		1	5714 Moore
4.019	Property		1	5701 San Antonio
4.020	Property		1	5702 Liberty Hill
4.021	Property		1	5715 Catoosa
4.022	Property		1	5717 Broken Arrow
5.000	Loan	5, 40, 41	1	Empire Mall	0	168,842,063	167,214,263	0	635,062	992,738	0
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	3,701,550	148,024,492	0	112,000,000	1,542,799	34,481,692	0
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	0	490,000,000	468,458,513	0	11,797,957	88,464	9,655,066
7.001	Property		1	825 Morton Street
7.002	Property		1	505 Avenue Hostos
7.003	Property		1	2000 West Whittier Boulevard
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2
7.005	Property		1	2321 Hawthorne Boulevard
7.006	Property		1	6701 Miller Drive
7.007	Property		1	3480 Avenue Militar
7.008	Property		1	102 Washington Street
7.009	Property		1	1726 Superior Avenue
7.010	Property		1	1046 Yonkers Avenue
7.011	Property		1	1372 North Milwaukee Avenue
7.012	Property		1	2916 East Fletcher Avenue
7.013	Property		1	5000 Park Boulevard
7.014	Property		1	350 Carretera 830
7.015	Property		1	3605 East Thomas Road
7.016	Property		1	135 South Kamehameha Highway
7.017	Property		1	45 Court Street
7.018	Property		1	6390 North State Road 7
7.019	Property		1	3802 Cedar Springs Road
7.020	Property		1	477 Carretera 3
7.021	Property		1	14102 Ramona Boulevard
7.022	Property		1	3400 Boulder Highway
7.023	Property		1	550 Carretera #167 Plaza
7.024	Property		1	825 Beal Parkway North
7.025	Property		1	392 Bedford Street
7.026	Property		1	305 North Breed Street
7.027	Property		1	4747 Golden Gate Parkway
7.028	Property		1	3646 North Broadway Street
7.029	Property		1	500 Settlers Landing Road
7.030	Property		1	340 Flanders Road
7.031	Property		1	3001 Foothill Boulevard
7.032	Property		1	800 West Bay Drive
7.033	Property		1	1180 French Road
7.034	Property		1	5601 North Hiawassee Road
7.035	Property		1	2251 North Semoran Boulevard
7.036	Property		1	10 Prospect Street
7.037	Property		1	430 Spencerport Road
7.038	Property		1	709 West Union Street
7.039	Property		1	5434 Highway 78
7.040	Property		1	2595 East Bidwell Street
7.041	Property		1	1587 North Courtenay Parkway
7.042	Property		1	700 Waiale Road
7.043	Property		1	82955 Avenue 48 Building B
7.044	Property		1	4501 Airline Drive
7.045	Property		1	12184 Palmdale Road
7.046	Property		1	102 West Vandalia Street
7.047	Property		1	10121 Seminole Boulevard
7.048	Property		1	1 East Ogden Avenue

A-1-105

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)
7.049	Property		1	1217 West Jefferson Street
7.050	Property		1	2913 Mahan Drive
7.051	Property		1	1120 Tamiami Trail North
7.052	Property		1	3909 Highway 90
7.053	Property		1	1520 West Fullerton Avenue
7.054	Property		1	3450 West Dunlap Avenue
7.055	Property		1	10152 Lake June Road
7.056	Property		1	500 Howland Boulevard
7.057	Property		1	5903 South Orange Blossom Trail
7.058	Property		1	1202 Pine Avenue
7.059	Property		1	7001 Route 130
7.060	Property		1	389 Johnnie Dodds Boulevard
7.061	Property		1	100 Calle Colina Real
7.062	Property		1	1919 Fruitridge Road
7.063	Property		1	13470 Northwest Cornell Road
7.064	Property		1	9150 Devlin Road
7.065	Property		1	29030 Northwestern Highway
7.066	Property		1	9320 Lackland Road
7.067	Property		1	735 South Salisbury Boulevard
7.068	Property		1	886 Ritter Drive
7.069	Property		1	11085 Cathell Road Suite 100
7.070	Property		1	10 East Highway North
7.071	Property		1	105 Julington Plaza Drive
7.072	Property		1	1302 Clarkson Clayton Center
7.073	Property		1	2611 East Oakland Avenue
7.074	Property		1	13 North Black Horse Pike
7.075	Property		1	2711 Metropolitan Parkway Southwest
7.076	Property		1	1671 East Main Street
7.077	Property		1	577 Meadow Street
7.078	Property		1	11010 Bloomingdale Avenue
7.079	Property		1	3800 Tippecanoe Road
7.080	Property		1	6401 Frederick Road
7.081	Property		1	1701 William Flynn Highway
7.082	Property		1	303 Main Street
7.083	Property		1	3501 Unique Circle
7.084	Property		1	118 West Constance Road
7.085	Property		1	7304 Louetta Road
7.086	Property		1	1775 Eureka Way
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio
7.088	Property		1	654 Cassat Avenue
7.089	Property		1	2040 South Mariposa Road
7.090	Property		1	901 Memorial Drive
7.091	Property		1	316 Broadway
7.092	Property		1	4765 Redan Road
7.093	Property		1	1000 Dallas Cherryville Highway
7.094	Property		1	3001 Tamiami Trail
7.095	Property		1	22380 Moross Road
7.096	Property		1	4620 Lincolnway East
7.097	Property		1	7235 West 10th Street
7.098	Property		1	1829 Ridgewood Avenue
7.099	Property		1	566 Denny Way
7.100	Property		1	1003 North Main Street
7.101	Property		1	1210 Kingwood Drive
7.102	Property		1	43200 State Highway 74
7.103	Property		1	1321 Oxford Street
7.104	Property		1	100 North White Horse Pike
7.105	Property		1	35279 Vine Street
7.106	Property		1	100 Rhode Island Avenue
7.107	Property		1	5575 Byron Center Avenue Southwest
7.108	Property		1	3150 South Seneca Street
7.109	Property		1	8300 Wilcrest Drive
7.110	Property		1	1816 Franklin Street
7.111	Property		1	1500 South Irby Street
7.112	Property		1	5225 North 90th Street
7.113	Property		1	705 South State Street
7.114	Property		1	703 East Main Street
7.115	Property		1	2575 Northeast Highway 70
7.116	Property		1	1410 South US Highway 27
7.117	Property		1	605 North Avenue
7.118	Property		1	25 Burke Boulevard
7.119	Property		1	9819 Commercial Way
7.120	Property		1	226 North Halleck Street
7.121	Property		1	6906 University Boulevard
7.122	Property		1	2609 East Main Street
7.123	Property		1	550 West Dixie Avenue
7.124	Property		1	201 Pacific Avenue
7.125	Property		1	615 Love Avenue
7.126	Property		1	13551 McGregor Boulevard
7.127	Property		1	102 Russell Parkway
7.128	Property		1	1520 South McColl Road
7.129	Property		1	835 Park Avenue

A-1-106

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)
7.130	Property		1	4 East League Street
7.131	Property		1	13060 Adams Road
7.132	Property		1	112 Rockingham Street
7.133	Property		1	302 South Oregon Street
7.134	Property		1	300 Greene Street
7.135	Property		1	129 Clifty Drive
7.136	Property		1	308 North Main Street
7.137	Property		1	7916 Winchester Avenue
7.138	Property		1	13053 Cortez Boulevard
7.139	Property		1	2117 South Byron Butler Parkway
7.140	Property		1	2 West Route 130 North
7.141	Property		1	105 Carretera 31
7.142	Property		1	388 Uvalde Road
7.143	Property		1	400 West Fairchild Street
7.144	Property		1	4201 13th Avenue South
7.145	Property		1	2601 Highway 90
7.146	Property		1	15 South Main Street
7.147	Property		1	2504 Eastchester Road
7.148	Property		1	319 South Broad Street
7.149	Property		1	2400 Atlantic Avenue
7.150	Property		1	503 Battle Street East
7.151	Property		1	933 Blackburn Avenue
7.152	Property		1	101 East Sandusky Avenue
7.153	Property		1	125 North Main Street
7.154	Property		1	515 East Central Avenue
7.155	Property		1	7628 Penn Avenue
7.156	Property		1	1285 South Mission Road
7.157	Property		1	566 Union Street
7.158	Property		1	2123 East Columbus Drive
7.159	Property		1	4400 University Boulevard East
7.160	Property		1	1410 East Shotwell Street
7.161	Property		1	602 Peterson Avenue South
7.162	Property		1	3892 Atlanta Highway
7.163	Property		1	100 Elba Highway
7.164	Property		1	1013 11th Street
7.165	Property		1	901 North Main Street
7.166	Property		1	814 East Main Street
7.167	Property		1	5115 West Capitol Drive
7.168	Property		1	528 West Tennessee Avenue
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie
7.170	Property		1	355 Highway 441 South
7.171	Property		1	5100 Dixie Highway
7.172	Property		1	483 West Bockman Way
7.173	Property		1	1673 West State Highway 100
7.174	Property		1	311 Pelham Road South
7.175	Property		1	109 East Doctor Hicks Boulevard
7.176	Property		1	100 Rosedale Road
7.177	Property		1	140 North Carolina Highway 102 West
7.178	Property		1	109 South Van Buren Road
7.179	Property		1	501 North Street
7.180	Property		1	2008 South 5th Street
7.181	Property		1	2040 Douglas Avenue
7.182	Property		1	802 East Cloverland Drive
7.183	Property		1	127 West Columbia Avenue
7.184	Property		1	2770 West Broad Street
7.185	Property		1	747 Highway 1 South
7.186	Property		1	212 North Main Street
7.187	Property		1	955 Carretera 891
7.188	Property		1	1215 16th Street
7.189	Property		1	633 North Main Street
7.190	Property		1	24590 Lorain Road
7.191	Property		1	33495 Highway 43
7.192	Property		1	412 Pawnee Street
7.193	Property		1	1004 West Commerce
7.194	Property		1	1214 Grand Caillou Road
7.195	Property		1	1305 West Cherokee Street
7.196	Property		1	1101 Myers Avenue
7.197	Property		1	200 Highway 145 North
7.198	Property		1	50 South Main Street
7.199	Property		1	533 South Lincoln Avenue
7.200	Property		1	103 North Gateway Avenue
7.201	Property		1	1380 North Pleasants Highway
7.202	Property		1	380 General Daniel Avenue North
7.203	Property		1	619 Chestnut Street
7.204	Property		1	337 Main Street
7.205	Property		1	31 Big Hill Drive
7.206	Property		1	310 Story Street
7.207	Property		1	9485 Highway 805
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	212,964	47,544,676	25,371,268	20,000,000	1,278,034	895,374	0
8.001	Property		1	2911 Brighton 5th Street
8.002	Property		1	1302 Newkirk Avenue
8.003	Property		1	6309 Bay Parkway

A-1-107

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)
8.004	Property		1	230 73rd Street
8.005	Property		1	9302 Ridge Boulevard
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	20,000,000	211,771,062	164,000,540	0	4,312,451	8,458,072	0
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	0	25,000,000	19,556,107	0	1,056,671	601,032	3,786,190
10.001	Property		1	Cedarbrook Apartments
10.002	Property		1	Oak Lane Apartments
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	0	23,200,000	18,788,636	0	606,744	556,190	3,248,430
11.001	Property		1	The Hermitage
11.002	Property		1	The Eagle
11.003	Property		1	The Allure
11.004	Property		1	The Eminence
11.005	Property		1	The Grove
11.006	Property		1	The Oaks
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	0	66,102,107	48,434,074	0	540,620	17,127,413	0
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	0	22,500,000	19,969,393	0	594,828	471,479	1,464,300
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	0	27,122,454	26,597,907	0	314,342	210,205	0
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	0	70,900,345	70,057,679	0	842,665	0	0
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio
18.001	Property		1	Village at Barkley Landing
18.002	Property		1	Ashton View Apartments
18.003	Property		1	Jack Allen Apartments
19.000	Loan		1	5225 Telegraph
20.000	Loan	94, 95, 96	1	1700 Jerome
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville
23.000	Loan	107	2	ClimaStor Portfolio
23.001	Property		1	ClimaStora 6
23.002	Property		1	ClimaStora 7
24.000	Loan	108, 109	1	Urbane 424
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place

A-1-108

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	0	306,222,520	NAP	NAP	NAP	NAP	NAP
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	0	70,756,968	NAP	NAP	NAP	NAP	NAP
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	0	142,947,674	NAP	NAP	NAP	NAP	NAP
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	0	140,000,000	NAP	NAP	NAP	NAP	NAP
4.001	Property		1	5712 Old River			NAP	NAP	NAP	NAP	NAP
4.002	Property		1	5710 Houston			NAP	NAP	NAP	NAP	NAP
4.003	Property		1	5720 Port St Lucie			NAP	NAP	NAP	NAP	NAP
4.004	Property		1	5704 Taylor			NAP	NAP	NAP	NAP	NAP
4.005	Property		1	5705 Pflugerville			NAP	NAP	NAP	NAP	NAP
4.006	Property		1	5703 Georgetown			NAP	NAP	NAP	NAP	NAP
4.007	Property		1	5719 Palmetto			NAP	NAP	NAP	NAP	NAP
4.008	Property		1	5707 Tomball			NAP	NAP	NAP	NAP	NAP
4.009	Property		1	5721 Summerfield			NAP	NAP	NAP	NAP	NAP
4.010	Property		1	5716 Broken Arrow			NAP	NAP	NAP	NAP	NAP
4.011	Property		1	5706 Georgetown			NAP	NAP	NAP	NAP	NAP
4.012	Property		1	5708 Cypress			NAP	NAP	NAP	NAP	NAP
4.013	Property		1	5718 Hudson			NAP	NAP	NAP	NAP	NAP
4.014	Property		1	5709 Katy			NAP	NAP	NAP	NAP	NAP
4.015	Property		1	5711 Houston			NAP	NAP	NAP	NAP	NAP
4.016	Property		1	5700 San Antonio			NAP	NAP	NAP	NAP	NAP
4.017	Property		1	5713 Edmond			NAP	NAP	NAP	NAP	NAP
4.018	Property		1	5714 Moore			NAP	NAP	NAP	NAP	NAP
4.019	Property		1	5701 San Antonio			NAP	NAP	NAP	NAP	NAP
4.020	Property		1	5702 Liberty Hill			NAP	NAP	NAP	NAP	NAP
4.021	Property		1	5715 Catoosa			NAP	NAP	NAP	NAP	NAP
4.022	Property		1	5717 Broken Arrow			NAP	NAP	NAP	NAP	NAP
5.000	Loan	5, 40, 41	1	Empire Mall	0	168,842,063	NAP	NAP	NAP	NAP	NAP
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	0	148,024,492	10/31/2030	$176.63	$120.38	68.2%	$176.63
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	0	490,000,000	NAP	NAP	NAP	NAP	NAP
7.001	Property		1	825 Morton Street			NAP	NAP	NAP	NAP	NAP
7.002	Property		1	505 Avenue Hostos			NAP	NAP	NAP	NAP	NAP
7.003	Property		1	2000 West Whittier Boulevard			NAP	NAP	NAP	NAP	NAP
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2			NAP	NAP	NAP	NAP	NAP
7.005	Property		1	2321 Hawthorne Boulevard			NAP	NAP	NAP	NAP	NAP
7.006	Property		1	6701 Miller Drive			NAP	NAP	NAP	NAP	NAP
7.007	Property		1	3480 Avenue Militar			NAP	NAP	NAP	NAP	NAP
7.008	Property		1	102 Washington Street			NAP	NAP	NAP	NAP	NAP
7.009	Property		1	1726 Superior Avenue			NAP	NAP	NAP	NAP	NAP
7.010	Property		1	1046 Yonkers Avenue			NAP	NAP	NAP	NAP	NAP
7.011	Property		1	1372 North Milwaukee Avenue			NAP	NAP	NAP	NAP	NAP
7.012	Property		1	2916 East Fletcher Avenue			NAP	NAP	NAP	NAP	NAP
7.013	Property		1	5000 Park Boulevard			NAP	NAP	NAP	NAP	NAP
7.014	Property		1	350 Carretera 830			NAP	NAP	NAP	NAP	NAP
7.015	Property		1	3605 East Thomas Road			NAP	NAP	NAP	NAP	NAP
7.016	Property		1	135 South Kamehameha Highway			NAP	NAP	NAP	NAP	NAP
7.017	Property		1	45 Court Street			NAP	NAP	NAP	NAP	NAP
7.018	Property		1	6390 North State Road 7			NAP	NAP	NAP	NAP	NAP
7.019	Property		1	3802 Cedar Springs Road			NAP	NAP	NAP	NAP	NAP
7.020	Property		1	477 Carretera 3			NAP	NAP	NAP	NAP	NAP
7.021	Property		1	14102 Ramona Boulevard			NAP	NAP	NAP	NAP	NAP
7.022	Property		1	3400 Boulder Highway			NAP	NAP	NAP	NAP	NAP
7.023	Property		1	550 Carretera #167 Plaza			NAP	NAP	NAP	NAP	NAP
7.024	Property		1	825 Beal Parkway North			NAP	NAP	NAP	NAP	NAP
7.025	Property		1	392 Bedford Street			NAP	NAP	NAP	NAP	NAP
7.026	Property		1	305 North Breed Street			NAP	NAP	NAP	NAP	NAP
7.027	Property		1	4747 Golden Gate Parkway			NAP	NAP	NAP	NAP	NAP
7.028	Property		1	3646 North Broadway Street			NAP	NAP	NAP	NAP	NAP
7.029	Property		1	500 Settlers Landing Road			NAP	NAP	NAP	NAP	NAP
7.030	Property		1	340 Flanders Road			NAP	NAP	NAP	NAP	NAP
7.031	Property		1	3001 Foothill Boulevard			NAP	NAP	NAP	NAP	NAP
7.032	Property		1	800 West Bay Drive			NAP	NAP	NAP	NAP	NAP
7.033	Property		1	1180 French Road			NAP	NAP	NAP	NAP	NAP
7.034	Property		1	5601 North Hiawassee Road			NAP	NAP	NAP	NAP	NAP
7.035	Property		1	2251 North Semoran Boulevard			NAP	NAP	NAP	NAP	NAP
7.036	Property		1	10 Prospect Street			NAP	NAP	NAP	NAP	NAP
7.037	Property		1	430 Spencerport Road			NAP	NAP	NAP	NAP	NAP
7.038	Property		1	709 West Union Street			NAP	NAP	NAP	NAP	NAP
7.039	Property		1	5434 Highway 78			NAP	NAP	NAP	NAP	NAP
7.040	Property		1	2595 East Bidwell Street			NAP	NAP	NAP	NAP	NAP
7.041	Property		1	1587 North Courtenay Parkway			NAP	NAP	NAP	NAP	NAP
7.042	Property		1	700 Waiale Road			NAP	NAP	NAP	NAP	NAP
7.043	Property		1	82955 Avenue 48 Building B			NAP	NAP	NAP	NAP	NAP
7.044	Property		1	4501 Airline Drive			NAP	NAP	NAP	NAP	NAP
7.045	Property		1	12184 Palmdale Road			NAP	NAP	NAP	NAP	NAP
7.046	Property		1	102 West Vandalia Street			NAP	NAP	NAP	NAP	NAP
7.047	Property		1	10121 Seminole Boulevard			NAP	NAP	NAP	NAP	NAP
7.048	Property		1	1 East Ogden Avenue			NAP	NAP	NAP	NAP	NAP

A-1-109

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)
7.049	Property		1	1217 West Jefferson Street			NAP	NAP	NAP	NAP	NAP
7.050	Property		1	2913 Mahan Drive			NAP	NAP	NAP	NAP	NAP
7.051	Property		1	1120 Tamiami Trail North			NAP	NAP	NAP	NAP	NAP
7.052	Property		1	3909 Highway 90			NAP	NAP	NAP	NAP	NAP
7.053	Property		1	1520 West Fullerton Avenue			NAP	NAP	NAP	NAP	NAP
7.054	Property		1	3450 West Dunlap Avenue			NAP	NAP	NAP	NAP	NAP
7.055	Property		1	10152 Lake June Road			NAP	NAP	NAP	NAP	NAP
7.056	Property		1	500 Howland Boulevard			NAP	NAP	NAP	NAP	NAP
7.057	Property		1	5903 South Orange Blossom Trail			NAP	NAP	NAP	NAP	NAP
7.058	Property		1	1202 Pine Avenue			NAP	NAP	NAP	NAP	NAP
7.059	Property		1	7001 Route 130			NAP	NAP	NAP	NAP	NAP
7.060	Property		1	389 Johnnie Dodds Boulevard			NAP	NAP	NAP	NAP	NAP
7.061	Property		1	100 Calle Colina Real			NAP	NAP	NAP	NAP	NAP
7.062	Property		1	1919 Fruitridge Road			NAP	NAP	NAP	NAP	NAP
7.063	Property		1	13470 Northwest Cornell Road			NAP	NAP	NAP	NAP	NAP
7.064	Property		1	9150 Devlin Road			NAP	NAP	NAP	NAP	NAP
7.065	Property		1	29030 Northwestern Highway			NAP	NAP	NAP	NAP	NAP
7.066	Property		1	9320 Lackland Road			NAP	NAP	NAP	NAP	NAP
7.067	Property		1	735 South Salisbury Boulevard			NAP	NAP	NAP	NAP	NAP
7.068	Property		1	886 Ritter Drive			NAP	NAP	NAP	NAP	NAP
7.069	Property		1	11085 Cathell Road Suite 100			NAP	NAP	NAP	NAP	NAP
7.070	Property		1	10 East Highway North			NAP	NAP	NAP	NAP	NAP
7.071	Property		1	105 Julington Plaza Drive			NAP	NAP	NAP	NAP	NAP
7.072	Property		1	1302 Clarkson Clayton Center			NAP	NAP	NAP	NAP	NAP
7.073	Property		1	2611 East Oakland Avenue			NAP	NAP	NAP	NAP	NAP
7.074	Property		1	13 North Black Horse Pike			NAP	NAP	NAP	NAP	NAP
7.075	Property		1	2711 Metropolitan Parkway Southwest			NAP	NAP	NAP	NAP	NAP
7.076	Property		1	1671 East Main Street			NAP	NAP	NAP	NAP	NAP
7.077	Property		1	577 Meadow Street			NAP	NAP	NAP	NAP	NAP
7.078	Property		1	11010 Bloomingdale Avenue			NAP	NAP	NAP	NAP	NAP
7.079	Property		1	3800 Tippecanoe Road			NAP	NAP	NAP	NAP	NAP
7.080	Property		1	6401 Frederick Road			NAP	NAP	NAP	NAP	NAP
7.081	Property		1	1701 William Flynn Highway			NAP	NAP	NAP	NAP	NAP
7.082	Property		1	303 Main Street			NAP	NAP	NAP	NAP	NAP
7.083	Property		1	3501 Unique Circle			NAP	NAP	NAP	NAP	NAP
7.084	Property		1	118 West Constance Road			NAP	NAP	NAP	NAP	NAP
7.085	Property		1	7304 Louetta Road			NAP	NAP	NAP	NAP	NAP
7.086	Property		1	1775 Eureka Way			NAP	NAP	NAP	NAP	NAP
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio			NAP	NAP	NAP	NAP	NAP
7.088	Property		1	654 Cassat Avenue			NAP	NAP	NAP	NAP	NAP
7.089	Property		1	2040 South Mariposa Road			NAP	NAP	NAP	NAP	NAP
7.090	Property		1	901 Memorial Drive			NAP	NAP	NAP	NAP	NAP
7.091	Property		1	316 Broadway			NAP	NAP	NAP	NAP	NAP
7.092	Property		1	4765 Redan Road			NAP	NAP	NAP	NAP	NAP
7.093	Property		1	1000 Dallas Cherryville Highway			NAP	NAP	NAP	NAP	NAP
7.094	Property		1	3001 Tamiami Trail			NAP	NAP	NAP	NAP	NAP
7.095	Property		1	22380 Moross Road			NAP	NAP	NAP	NAP	NAP
7.096	Property		1	4620 Lincolnway East			NAP	NAP	NAP	NAP	NAP
7.097	Property		1	7235 West 10th Street			NAP	NAP	NAP	NAP	NAP
7.098	Property		1	1829 Ridgewood Avenue			NAP	NAP	NAP	NAP	NAP
7.099	Property		1	566 Denny Way			NAP	NAP	NAP	NAP	NAP
7.100	Property		1	1003 North Main Street			NAP	NAP	NAP	NAP	NAP
7.101	Property		1	1210 Kingwood Drive			NAP	NAP	NAP	NAP	NAP
7.102	Property		1	43200 State Highway 74			NAP	NAP	NAP	NAP	NAP
7.103	Property		1	1321 Oxford Street			NAP	NAP	NAP	NAP	NAP
7.104	Property		1	100 North White Horse Pike			NAP	NAP	NAP	NAP	NAP
7.105	Property		1	35279 Vine Street			NAP	NAP	NAP	NAP	NAP
7.106	Property		1	100 Rhode Island Avenue			NAP	NAP	NAP	NAP	NAP
7.107	Property		1	5575 Byron Center Avenue Southwest			NAP	NAP	NAP	NAP	NAP
7.108	Property		1	3150 South Seneca Street			NAP	NAP	NAP	NAP	NAP
7.109	Property		1	8300 Wilcrest Drive			NAP	NAP	NAP	NAP	NAP
7.110	Property		1	1816 Franklin Street			NAP	NAP	NAP	NAP	NAP
7.111	Property		1	1500 South Irby Street			NAP	NAP	NAP	NAP	NAP
7.112	Property		1	5225 North 90th Street			NAP	NAP	NAP	NAP	NAP
7.113	Property		1	705 South State Street			NAP	NAP	NAP	NAP	NAP
7.114	Property		1	703 East Main Street			NAP	NAP	NAP	NAP	NAP
7.115	Property		1	2575 Northeast Highway 70			NAP	NAP	NAP	NAP	NAP
7.116	Property		1	1410 South US Highway 27			NAP	NAP	NAP	NAP	NAP
7.117	Property		1	605 North Avenue			NAP	NAP	NAP	NAP	NAP
7.118	Property		1	25 Burke Boulevard			NAP	NAP	NAP	NAP	NAP
7.119	Property		1	9819 Commercial Way			NAP	NAP	NAP	NAP	NAP
7.120	Property		1	226 North Halleck Street			NAP	NAP	NAP	NAP	NAP
7.121	Property		1	6906 University Boulevard			NAP	NAP	NAP	NAP	NAP
7.122	Property		1	2609 East Main Street			NAP	NAP	NAP	NAP	NAP
7.123	Property		1	550 West Dixie Avenue			NAP	NAP	NAP	NAP	NAP
7.124	Property		1	201 Pacific Avenue			NAP	NAP	NAP	NAP	NAP
7.125	Property		1	615 Love Avenue			NAP	NAP	NAP	NAP	NAP
7.126	Property		1	13551 McGregor Boulevard			NAP	NAP	NAP	NAP	NAP
7.127	Property		1	102 Russell Parkway			NAP	NAP	NAP	NAP	NAP
7.128	Property		1	1520 South McColl Road			NAP	NAP	NAP	NAP	NAP
7.129	Property		1	835 Park Avenue			NAP	NAP	NAP	NAP	NAP

A-1-110

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)
7.130	Property		1	4 East League Street			NAP	NAP	NAP	NAP	NAP
7.131	Property		1	13060 Adams Road			NAP	NAP	NAP	NAP	NAP
7.132	Property		1	112 Rockingham Street			NAP	NAP	NAP	NAP	NAP
7.133	Property		1	302 South Oregon Street			NAP	NAP	NAP	NAP	NAP
7.134	Property		1	300 Greene Street			NAP	NAP	NAP	NAP	NAP
7.135	Property		1	129 Clifty Drive			NAP	NAP	NAP	NAP	NAP
7.136	Property		1	308 North Main Street			NAP	NAP	NAP	NAP	NAP
7.137	Property		1	7916 Winchester Avenue			NAP	NAP	NAP	NAP	NAP
7.138	Property		1	13053 Cortez Boulevard			NAP	NAP	NAP	NAP	NAP
7.139	Property		1	2117 South Byron Butler Parkway			NAP	NAP	NAP	NAP	NAP
7.140	Property		1	2 West Route 130 North			NAP	NAP	NAP	NAP	NAP
7.141	Property		1	105 Carretera 31			NAP	NAP	NAP	NAP	NAP
7.142	Property		1	388 Uvalde Road			NAP	NAP	NAP	NAP	NAP
7.143	Property		1	400 West Fairchild Street			NAP	NAP	NAP	NAP	NAP
7.144	Property		1	4201 13th Avenue South			NAP	NAP	NAP	NAP	NAP
7.145	Property		1	2601 Highway 90			NAP	NAP	NAP	NAP	NAP
7.146	Property		1	15 South Main Street			NAP	NAP	NAP	NAP	NAP
7.147	Property		1	2504 Eastchester Road			NAP	NAP	NAP	NAP	NAP
7.148	Property		1	319 South Broad Street			NAP	NAP	NAP	NAP	NAP
7.149	Property		1	2400 Atlantic Avenue			NAP	NAP	NAP	NAP	NAP
7.150	Property		1	503 Battle Street East			NAP	NAP	NAP	NAP	NAP
7.151	Property		1	933 Blackburn Avenue			NAP	NAP	NAP	NAP	NAP
7.152	Property		1	101 East Sandusky Avenue			NAP	NAP	NAP	NAP	NAP
7.153	Property		1	125 North Main Street			NAP	NAP	NAP	NAP	NAP
7.154	Property		1	515 East Central Avenue			NAP	NAP	NAP	NAP	NAP
7.155	Property		1	7628 Penn Avenue			NAP	NAP	NAP	NAP	NAP
7.156	Property		1	1285 South Mission Road			NAP	NAP	NAP	NAP	NAP
7.157	Property		1	566 Union Street			NAP	NAP	NAP	NAP	NAP
7.158	Property		1	2123 East Columbus Drive			NAP	NAP	NAP	NAP	NAP
7.159	Property		1	4400 University Boulevard East			NAP	NAP	NAP	NAP	NAP
7.160	Property		1	1410 East Shotwell Street			NAP	NAP	NAP	NAP	NAP
7.161	Property		1	602 Peterson Avenue South			NAP	NAP	NAP	NAP	NAP
7.162	Property		1	3892 Atlanta Highway			NAP	NAP	NAP	NAP	NAP
7.163	Property		1	100 Elba Highway			NAP	NAP	NAP	NAP	NAP
7.164	Property		1	1013 11th Street			NAP	NAP	NAP	NAP	NAP
7.165	Property		1	901 North Main Street			NAP	NAP	NAP	NAP	NAP
7.166	Property		1	814 East Main Street			NAP	NAP	NAP	NAP	NAP
7.167	Property		1	5115 West Capitol Drive			NAP	NAP	NAP	NAP	NAP
7.168	Property		1	528 West Tennessee Avenue			NAP	NAP	NAP	NAP	NAP
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie			NAP	NAP	NAP	NAP	NAP
7.170	Property		1	355 Highway 441 South			NAP	NAP	NAP	NAP	NAP
7.171	Property		1	5100 Dixie Highway			NAP	NAP	NAP	NAP	NAP
7.172	Property		1	483 West Bockman Way			NAP	NAP	NAP	NAP	NAP
7.173	Property		1	1673 West State Highway 100			NAP	NAP	NAP	NAP	NAP
7.174	Property		1	311 Pelham Road South			NAP	NAP	NAP	NAP	NAP
7.175	Property		1	109 East Doctor Hicks Boulevard			NAP	NAP	NAP	NAP	NAP
7.176	Property		1	100 Rosedale Road			NAP	NAP	NAP	NAP	NAP
7.177	Property		1	140 North Carolina Highway 102 West			NAP	NAP	NAP	NAP	NAP
7.178	Property		1	109 South Van Buren Road			NAP	NAP	NAP	NAP	NAP
7.179	Property		1	501 North Street			NAP	NAP	NAP	NAP	NAP
7.180	Property		1	2008 South 5th Street			NAP	NAP	NAP	NAP	NAP
7.181	Property		1	2040 Douglas Avenue			NAP	NAP	NAP	NAP	NAP
7.182	Property		1	802 East Cloverland Drive			NAP	NAP	NAP	NAP	NAP
7.183	Property		1	127 West Columbia Avenue			NAP	NAP	NAP	NAP	NAP
7.184	Property		1	2770 West Broad Street			NAP	NAP	NAP	NAP	NAP
7.185	Property		1	747 Highway 1 South			NAP	NAP	NAP	NAP	NAP
7.186	Property		1	212 North Main Street			NAP	NAP	NAP	NAP	NAP
7.187	Property		1	955 Carretera 891			NAP	NAP	NAP	NAP	NAP
7.188	Property		1	1215 16th Street			NAP	NAP	NAP	NAP	NAP
7.189	Property		1	633 North Main Street			NAP	NAP	NAP	NAP	NAP
7.190	Property		1	24590 Lorain Road			NAP	NAP	NAP	NAP	NAP
7.191	Property		1	33495 Highway 43			NAP	NAP	NAP	NAP	NAP
7.192	Property		1	412 Pawnee Street			NAP	NAP	NAP	NAP	NAP
7.193	Property		1	1004 West Commerce			NAP	NAP	NAP	NAP	NAP
7.194	Property		1	1214 Grand Caillou Road			NAP	NAP	NAP	NAP	NAP
7.195	Property		1	1305 West Cherokee Street			NAP	NAP	NAP	NAP	NAP
7.196	Property		1	1101 Myers Avenue			NAP	NAP	NAP	NAP	NAP
7.197	Property		1	200 Highway 145 North			NAP	NAP	NAP	NAP	NAP
7.198	Property		1	50 South Main Street			NAP	NAP	NAP	NAP	NAP
7.199	Property		1	533 South Lincoln Avenue			NAP	NAP	NAP	NAP	NAP
7.200	Property		1	103 North Gateway Avenue			NAP	NAP	NAP	NAP	NAP
7.201	Property		1	1380 North Pleasants Highway			NAP	NAP	NAP	NAP	NAP
7.202	Property		1	380 General Daniel Avenue North			NAP	NAP	NAP	NAP	NAP
7.203	Property		1	619 Chestnut Street			NAP	NAP	NAP	NAP	NAP
7.204	Property		1	337 Main Street			NAP	NAP	NAP	NAP	NAP
7.205	Property		1	31 Big Hill Drive			NAP	NAP	NAP	NAP	NAP
7.206	Property		1	310 Story Street			NAP	NAP	NAP	NAP	NAP
7.207	Property		1	9485 Highway 805			NAP	NAP	NAP	NAP	NAP
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	0	47,544,676	NAP	NAP	NAP	NAP	NAP
8.001	Property		1	2911 Brighton 5th Street			NAP	NAP	NAP	NAP	NAP
8.002	Property		1	1302 Newkirk Avenue			NAP	NAP	NAP	NAP	NAP
8.003	Property		1	6309 Bay Parkway			NAP	NAP	NAP	NAP	NAP

A-1-111

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)
8.004	Property		1	230 73rd Street			NAP	NAP	NAP	NAP	NAP
8.005	Property		1	9302 Ridge Boulevard			NAP	NAP	NAP	NAP	NAP
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	35,000,000	211,771,062	NAP	NAP	NAP	NAP	NAP
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	0	25,000,000	NAP	NAP	NAP	NAP	NAP
10.001	Property		1	Cedarbrook Apartments			NAP	NAP	NAP	NAP	NAP
10.002	Property		1	Oak Lane Apartments			NAP	NAP	NAP	NAP	NAP
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	0	23,200,000	NAP	NAP	NAP	NAP	NAP
11.001	Property		1	The Hermitage			NAP	NAP	NAP	NAP	NAP
11.002	Property		1	The Eagle			NAP	NAP	NAP	NAP	NAP
11.003	Property		1	The Allure			NAP	NAP	NAP	NAP	NAP
11.004	Property		1	The Eminence			NAP	NAP	NAP	NAP	NAP
11.005	Property		1	The Grove			NAP	NAP	NAP	NAP	NAP
11.006	Property		1	The Oaks			NAP	NAP	NAP	NAP	NAP
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	0	66,102,107	NAP	NAP	NAP	NAP	NAP
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	0	22,500,000	NAP	NAP	NAP	NAP	NAP
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	0	27,122,454	NAP	NAP	NAP	NAP	NAP
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	0	70,900,345	NAP	NAP	NAP	NAP	NAP
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ			NAP	NAP	NAP	NAP	NAP
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place			NAP	NAP	NAP	NAP	NAP
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio			NAP	NAP	NAP	NAP	NAP
18.001	Property		1	Village at Barkley Landing			NAP	NAP	NAP	NAP	NAP
18.002	Property		1	Ashton View Apartments			NAP	NAP	NAP	NAP	NAP
18.003	Property		1	Jack Allen Apartments			NAP	NAP	NAP	NAP	NAP
19.000	Loan		1	5225 Telegraph			NAP	NAP	NAP	NAP	NAP
20.000	Loan	94, 95, 96	1	1700 Jerome			NAP	NAP	NAP	NAP	NAP
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments			NAP	NAP	NAP	NAP	NAP
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville			7/22/2034	$235.60	$149.65	63.5%	$248.00
23.000	Loan	107	2	ClimaStor Portfolio			NAP	NAP	NAP	NAP	NAP
23.001	Property		1	ClimaStora 6			NAP	NAP	NAP	NAP	NAP
23.002	Property		1	ClimaStora 7			NAP	NAP	NAP	NAP	NAP
24.000	Loan	108, 109	1	Urbane 424			NAP	NAP	NAP	NAP	NAP
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place			12/31/2038	$97.34	$72.87	74.9%	$122.39

A-1-112

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	NAP	NAP	NAP	NAP	NAP	NAP
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	NAP	NAP	NAP	NAP	NAP	NAP
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	NAP	NAP	NAP	NAP	NAP	NAP
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
4.001	Property		1	5712 Old River	NAP	NAP	NAP	NAP	NAP	NAP
4.002	Property		1	5710 Houston	NAP	NAP	NAP	NAP	NAP	NAP
4.003	Property		1	5720 Port St Lucie	NAP	NAP	NAP	NAP	NAP	NAP
4.004	Property		1	5704 Taylor	NAP	NAP	NAP	NAP	NAP	NAP
4.005	Property		1	5705 Pflugerville	NAP	NAP	NAP	NAP	NAP	NAP
4.006	Property		1	5703 Georgetown	NAP	NAP	NAP	NAP	NAP	NAP
4.007	Property		1	5719 Palmetto	NAP	NAP	NAP	NAP	NAP	NAP
4.008	Property		1	5707 Tomball	NAP	NAP	NAP	NAP	NAP	NAP
4.009	Property		1	5721 Summerfield	NAP	NAP	NAP	NAP	NAP	NAP
4.010	Property		1	5716 Broken Arrow	NAP	NAP	NAP	NAP	NAP	NAP
4.011	Property		1	5706 Georgetown	NAP	NAP	NAP	NAP	NAP	NAP
4.012	Property		1	5708 Cypress	NAP	NAP	NAP	NAP	NAP	NAP
4.013	Property		1	5718 Hudson	NAP	NAP	NAP	NAP	NAP	NAP
4.014	Property		1	5709 Katy	NAP	NAP	NAP	NAP	NAP	NAP
4.015	Property		1	5711 Houston	NAP	NAP	NAP	NAP	NAP	NAP
4.016	Property		1	5700 San Antonio	NAP	NAP	NAP	NAP	NAP	NAP
4.017	Property		1	5713 Edmond	NAP	NAP	NAP	NAP	NAP	NAP
4.018	Property		1	5714 Moore	NAP	NAP	NAP	NAP	NAP	NAP
4.019	Property		1	5701 San Antonio	NAP	NAP	NAP	NAP	NAP	NAP
4.020	Property		1	5702 Liberty Hill	NAP	NAP	NAP	NAP	NAP	NAP
4.021	Property		1	5715 Catoosa	NAP	NAP	NAP	NAP	NAP	NAP
4.022	Property		1	5717 Broken Arrow	NAP	NAP	NAP	NAP	NAP	NAP
5.000	Loan	5, 40, 41	1	Empire Mall	NAP	NAP	NAP	NAP	NAP	NAP
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	$120.38	68.2%	$179.80	$123.49	68.7%	$181.03
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
7.001	Property		1	825 Morton Street	NAP	NAP	NAP	NAP	NAP	NAP
7.002	Property		1	505 Avenue Hostos	NAP	NAP	NAP	NAP	NAP	NAP
7.003	Property		1	2000 West Whittier Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2	NAP	NAP	NAP	NAP	NAP	NAP
7.005	Property		1	2321 Hawthorne Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
7.006	Property		1	6701 Miller Drive	NAP	NAP	NAP	NAP	NAP	NAP
7.007	Property		1	3480 Avenue Militar	NAP	NAP	NAP	NAP	NAP	NAP
7.008	Property		1	102 Washington Street	NAP	NAP	NAP	NAP	NAP	NAP
7.009	Property		1	1726 Superior Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.010	Property		1	1046 Yonkers Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.011	Property		1	1372 North Milwaukee Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.012	Property		1	2916 East Fletcher Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.013	Property		1	5000 Park Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
7.014	Property		1	350 Carretera 830	NAP	NAP	NAP	NAP	NAP	NAP
7.015	Property		1	3605 East Thomas Road	NAP	NAP	NAP	NAP	NAP	NAP
7.016	Property		1	135 South Kamehameha Highway	NAP	NAP	NAP	NAP	NAP	NAP
7.017	Property		1	45 Court Street	NAP	NAP	NAP	NAP	NAP	NAP
7.018	Property		1	6390 North State Road 7	NAP	NAP	NAP	NAP	NAP	NAP
7.019	Property		1	3802 Cedar Springs Road	NAP	NAP	NAP	NAP	NAP	NAP
7.020	Property		1	477 Carretera 3	NAP	NAP	NAP	NAP	NAP	NAP
7.021	Property		1	14102 Ramona Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
7.022	Property		1	3400 Boulder Highway	NAP	NAP	NAP	NAP	NAP	NAP
7.023	Property		1	550 Carretera #167 Plaza	NAP	NAP	NAP	NAP	NAP	NAP
7.024	Property		1	825 Beal Parkway North	NAP	NAP	NAP	NAP	NAP	NAP
7.025	Property		1	392 Bedford Street	NAP	NAP	NAP	NAP	NAP	NAP
7.026	Property		1	305 North Breed Street	NAP	NAP	NAP	NAP	NAP	NAP
7.027	Property		1	4747 Golden Gate Parkway	NAP	NAP	NAP	NAP	NAP	NAP
7.028	Property		1	3646 North Broadway Street	NAP	NAP	NAP	NAP	NAP	NAP
7.029	Property		1	500 Settlers Landing Road	NAP	NAP	NAP	NAP	NAP	NAP
7.030	Property		1	340 Flanders Road	NAP	NAP	NAP	NAP	NAP	NAP
7.031	Property		1	3001 Foothill Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
7.032	Property		1	800 West Bay Drive	NAP	NAP	NAP	NAP	NAP	NAP
7.033	Property		1	1180 French Road	NAP	NAP	NAP	NAP	NAP	NAP
7.034	Property		1	5601 North Hiawassee Road	NAP	NAP	NAP	NAP	NAP	NAP
7.035	Property		1	2251 North Semoran Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
7.036	Property		1	10 Prospect Street	NAP	NAP	NAP	NAP	NAP	NAP
7.037	Property		1	430 Spencerport Road	NAP	NAP	NAP	NAP	NAP	NAP
7.038	Property		1	709 West Union Street	NAP	NAP	NAP	NAP	NAP	NAP
7.039	Property		1	5434 Highway 78	NAP	NAP	NAP	NAP	NAP	NAP
7.040	Property		1	2595 East Bidwell Street	NAP	NAP	NAP	NAP	NAP	NAP
7.041	Property		1	1587 North Courtenay Parkway	NAP	NAP	NAP	NAP	NAP	NAP
7.042	Property		1	700 Waiale Road	NAP	NAP	NAP	NAP	NAP	NAP
7.043	Property		1	82955 Avenue 48 Building B	NAP	NAP	NAP	NAP	NAP	NAP
7.044	Property		1	4501 Airline Drive	NAP	NAP	NAP	NAP	NAP	NAP
7.045	Property		1	12184 Palmdale Road	NAP	NAP	NAP	NAP	NAP	NAP
7.046	Property		1	102 West Vandalia Street	NAP	NAP	NAP	NAP	NAP	NAP
7.047	Property		1	10121 Seminole Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
7.048	Property		1	1 East Ogden Avenue	NAP	NAP	NAP	NAP	NAP	NAP

A-1-113

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)
7.049	Property		1	1217 West Jefferson Street	NAP	NAP	NAP	NAP	NAP	NAP
7.050	Property		1	2913 Mahan Drive	NAP	NAP	NAP	NAP	NAP	NAP
7.051	Property		1	1120 Tamiami Trail North	NAP	NAP	NAP	NAP	NAP	NAP
7.052	Property		1	3909 Highway 90	NAP	NAP	NAP	NAP	NAP	NAP
7.053	Property		1	1520 West Fullerton Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.054	Property		1	3450 West Dunlap Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.055	Property		1	10152 Lake June Road	NAP	NAP	NAP	NAP	NAP	NAP
7.056	Property		1	500 Howland Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
7.057	Property		1	5903 South Orange Blossom Trail	NAP	NAP	NAP	NAP	NAP	NAP
7.058	Property		1	1202 Pine Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.059	Property		1	7001 Route 130	NAP	NAP	NAP	NAP	NAP	NAP
7.060	Property		1	389 Johnnie Dodds Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
7.061	Property		1	100 Calle Colina Real	NAP	NAP	NAP	NAP	NAP	NAP
7.062	Property		1	1919 Fruitridge Road	NAP	NAP	NAP	NAP	NAP	NAP
7.063	Property		1	13470 Northwest Cornell Road	NAP	NAP	NAP	NAP	NAP	NAP
7.064	Property		1	9150 Devlin Road	NAP	NAP	NAP	NAP	NAP	NAP
7.065	Property		1	29030 Northwestern Highway	NAP	NAP	NAP	NAP	NAP	NAP
7.066	Property		1	9320 Lackland Road	NAP	NAP	NAP	NAP	NAP	NAP
7.067	Property		1	735 South Salisbury Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
7.068	Property		1	886 Ritter Drive	NAP	NAP	NAP	NAP	NAP	NAP
7.069	Property		1	11085 Cathell Road Suite 100	NAP	NAP	NAP	NAP	NAP	NAP
7.070	Property		1	10 East Highway North	NAP	NAP	NAP	NAP	NAP	NAP
7.071	Property		1	105 Julington Plaza Drive	NAP	NAP	NAP	NAP	NAP	NAP
7.072	Property		1	1302 Clarkson Clayton Center	NAP	NAP	NAP	NAP	NAP	NAP
7.073	Property		1	2611 East Oakland Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.074	Property		1	13 North Black Horse Pike	NAP	NAP	NAP	NAP	NAP	NAP
7.075	Property		1	2711 Metropolitan Parkway Southwest	NAP	NAP	NAP	NAP	NAP	NAP
7.076	Property		1	1671 East Main Street	NAP	NAP	NAP	NAP	NAP	NAP
7.077	Property		1	577 Meadow Street	NAP	NAP	NAP	NAP	NAP	NAP
7.078	Property		1	11010 Bloomingdale Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.079	Property		1	3800 Tippecanoe Road	NAP	NAP	NAP	NAP	NAP	NAP
7.080	Property		1	6401 Frederick Road	NAP	NAP	NAP	NAP	NAP	NAP
7.081	Property		1	1701 William Flynn Highway	NAP	NAP	NAP	NAP	NAP	NAP
7.082	Property		1	303 Main Street	NAP	NAP	NAP	NAP	NAP	NAP
7.083	Property		1	3501 Unique Circle	NAP	NAP	NAP	NAP	NAP	NAP
7.084	Property		1	118 West Constance Road	NAP	NAP	NAP	NAP	NAP	NAP
7.085	Property		1	7304 Louetta Road	NAP	NAP	NAP	NAP	NAP	NAP
7.086	Property		1	1775 Eureka Way	NAP	NAP	NAP	NAP	NAP	NAP
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio	NAP	NAP	NAP	NAP	NAP	NAP
7.088	Property		1	654 Cassat Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.089	Property		1	2040 South Mariposa Road	NAP	NAP	NAP	NAP	NAP	NAP
7.090	Property		1	901 Memorial Drive	NAP	NAP	NAP	NAP	NAP	NAP
7.091	Property		1	316 Broadway	NAP	NAP	NAP	NAP	NAP	NAP
7.092	Property		1	4765 Redan Road	NAP	NAP	NAP	NAP	NAP	NAP
7.093	Property		1	1000 Dallas Cherryville Highway	NAP	NAP	NAP	NAP	NAP	NAP
7.094	Property		1	3001 Tamiami Trail	NAP	NAP	NAP	NAP	NAP	NAP
7.095	Property		1	22380 Moross Road	NAP	NAP	NAP	NAP	NAP	NAP
7.096	Property		1	4620 Lincolnway East	NAP	NAP	NAP	NAP	NAP	NAP
7.097	Property		1	7235 West 10th Street	NAP	NAP	NAP	NAP	NAP	NAP
7.098	Property		1	1829 Ridgewood Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.099	Property		1	566 Denny Way	NAP	NAP	NAP	NAP	NAP	NAP
7.100	Property		1	1003 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP
7.101	Property		1	1210 Kingwood Drive	NAP	NAP	NAP	NAP	NAP	NAP
7.102	Property		1	43200 State Highway 74	NAP	NAP	NAP	NAP	NAP	NAP
7.103	Property		1	1321 Oxford Street	NAP	NAP	NAP	NAP	NAP	NAP
7.104	Property		1	100 North White Horse Pike	NAP	NAP	NAP	NAP	NAP	NAP
7.105	Property		1	35279 Vine Street	NAP	NAP	NAP	NAP	NAP	NAP
7.106	Property		1	100 Rhode Island Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.107	Property		1	5575 Byron Center Avenue Southwest	NAP	NAP	NAP	NAP	NAP	NAP
7.108	Property		1	3150 South Seneca Street	NAP	NAP	NAP	NAP	NAP	NAP
7.109	Property		1	8300 Wilcrest Drive	NAP	NAP	NAP	NAP	NAP	NAP
7.110	Property		1	1816 Franklin Street	NAP	NAP	NAP	NAP	NAP	NAP
7.111	Property		1	1500 South Irby Street	NAP	NAP	NAP	NAP	NAP	NAP
7.112	Property		1	5225 North 90th Street	NAP	NAP	NAP	NAP	NAP	NAP
7.113	Property		1	705 South State Street	NAP	NAP	NAP	NAP	NAP	NAP
7.114	Property		1	703 East Main Street	NAP	NAP	NAP	NAP	NAP	NAP
7.115	Property		1	2575 Northeast Highway 70	NAP	NAP	NAP	NAP	NAP	NAP
7.116	Property		1	1410 South US Highway 27	NAP	NAP	NAP	NAP	NAP	NAP
7.117	Property		1	605 North Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.118	Property		1	25 Burke Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
7.119	Property		1	9819 Commercial Way	NAP	NAP	NAP	NAP	NAP	NAP
7.120	Property		1	226 North Halleck Street	NAP	NAP	NAP	NAP	NAP	NAP
7.121	Property		1	6906 University Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
7.122	Property		1	2609 East Main Street	NAP	NAP	NAP	NAP	NAP	NAP
7.123	Property		1	550 West Dixie Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.124	Property		1	201 Pacific Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.125	Property		1	615 Love Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.126	Property		1	13551 McGregor Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
7.127	Property		1	102 Russell Parkway	NAP	NAP	NAP	NAP	NAP	NAP
7.128	Property		1	1520 South McColl Road	NAP	NAP	NAP	NAP	NAP	NAP
7.129	Property		1	835 Park Avenue	NAP	NAP	NAP	NAP	NAP	NAP

A-1-114

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)
7.130	Property		1	4 East League Street	NAP	NAP	NAP	NAP	NAP	NAP
7.131	Property		1	13060 Adams Road	NAP	NAP	NAP	NAP	NAP	NAP
7.132	Property		1	112 Rockingham Street	NAP	NAP	NAP	NAP	NAP	NAP
7.133	Property		1	302 South Oregon Street	NAP	NAP	NAP	NAP	NAP	NAP
7.134	Property		1	300 Greene Street	NAP	NAP	NAP	NAP	NAP	NAP
7.135	Property		1	129 Clifty Drive	NAP	NAP	NAP	NAP	NAP	NAP
7.136	Property		1	308 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP
7.137	Property		1	7916 Winchester Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.138	Property		1	13053 Cortez Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
7.139	Property		1	2117 South Byron Butler Parkway	NAP	NAP	NAP	NAP	NAP	NAP
7.140	Property		1	2 West Route 130 North	NAP	NAP	NAP	NAP	NAP	NAP
7.141	Property		1	105 Carretera 31	NAP	NAP	NAP	NAP	NAP	NAP
7.142	Property		1	388 Uvalde Road	NAP	NAP	NAP	NAP	NAP	NAP
7.143	Property		1	400 West Fairchild Street	NAP	NAP	NAP	NAP	NAP	NAP
7.144	Property		1	4201 13th Avenue South	NAP	NAP	NAP	NAP	NAP	NAP
7.145	Property		1	2601 Highway 90	NAP	NAP	NAP	NAP	NAP	NAP
7.146	Property		1	15 South Main Street	NAP	NAP	NAP	NAP	NAP	NAP
7.147	Property		1	2504 Eastchester Road	NAP	NAP	NAP	NAP	NAP	NAP
7.148	Property		1	319 South Broad Street	NAP	NAP	NAP	NAP	NAP	NAP
7.149	Property		1	2400 Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.150	Property		1	503 Battle Street East	NAP	NAP	NAP	NAP	NAP	NAP
7.151	Property		1	933 Blackburn Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.152	Property		1	101 East Sandusky Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.153	Property		1	125 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP
7.154	Property		1	515 East Central Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.155	Property		1	7628 Penn Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.156	Property		1	1285 South Mission Road	NAP	NAP	NAP	NAP	NAP	NAP
7.157	Property		1	566 Union Street	NAP	NAP	NAP	NAP	NAP	NAP
7.158	Property		1	2123 East Columbus Drive	NAP	NAP	NAP	NAP	NAP	NAP
7.159	Property		1	4400 University Boulevard East	NAP	NAP	NAP	NAP	NAP	NAP
7.160	Property		1	1410 East Shotwell Street	NAP	NAP	NAP	NAP	NAP	NAP
7.161	Property		1	602 Peterson Avenue South	NAP	NAP	NAP	NAP	NAP	NAP
7.162	Property		1	3892 Atlanta Highway	NAP	NAP	NAP	NAP	NAP	NAP
7.163	Property		1	100 Elba Highway	NAP	NAP	NAP	NAP	NAP	NAP
7.164	Property		1	1013 11th Street	NAP	NAP	NAP	NAP	NAP	NAP
7.165	Property		1	901 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP
7.166	Property		1	814 East Main Street	NAP	NAP	NAP	NAP	NAP	NAP
7.167	Property		1	5115 West Capitol Drive	NAP	NAP	NAP	NAP	NAP	NAP
7.168	Property		1	528 West Tennessee Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie	NAP	NAP	NAP	NAP	NAP	NAP
7.170	Property		1	355 Highway 441 South	NAP	NAP	NAP	NAP	NAP	NAP
7.171	Property		1	5100 Dixie Highway	NAP	NAP	NAP	NAP	NAP	NAP
7.172	Property		1	483 West Bockman Way	NAP	NAP	NAP	NAP	NAP	NAP
7.173	Property		1	1673 West State Highway 100	NAP	NAP	NAP	NAP	NAP	NAP
7.174	Property		1	311 Pelham Road South	NAP	NAP	NAP	NAP	NAP	NAP
7.175	Property		1	109 East Doctor Hicks Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
7.176	Property		1	100 Rosedale Road	NAP	NAP	NAP	NAP	NAP	NAP
7.177	Property		1	140 North Carolina Highway 102 West	NAP	NAP	NAP	NAP	NAP	NAP
7.178	Property		1	109 South Van Buren Road	NAP	NAP	NAP	NAP	NAP	NAP
7.179	Property		1	501 North Street	NAP	NAP	NAP	NAP	NAP	NAP
7.180	Property		1	2008 South 5th Street	NAP	NAP	NAP	NAP	NAP	NAP
7.181	Property		1	2040 Douglas Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.182	Property		1	802 East Cloverland Drive	NAP	NAP	NAP	NAP	NAP	NAP
7.183	Property		1	127 West Columbia Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.184	Property		1	2770 West Broad Street	NAP	NAP	NAP	NAP	NAP	NAP
7.185	Property		1	747 Highway 1 South	NAP	NAP	NAP	NAP	NAP	NAP
7.186	Property		1	212 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP
7.187	Property		1	955 Carretera 891	NAP	NAP	NAP	NAP	NAP	NAP
7.188	Property		1	1215 16th Street	NAP	NAP	NAP	NAP	NAP	NAP
7.189	Property		1	633 North Main Street	NAP	NAP	NAP	NAP	NAP	NAP
7.190	Property		1	24590 Lorain Road	NAP	NAP	NAP	NAP	NAP	NAP
7.191	Property		1	33495 Highway 43	NAP	NAP	NAP	NAP	NAP	NAP
7.192	Property		1	412 Pawnee Street	NAP	NAP	NAP	NAP	NAP	NAP
7.193	Property		1	1004 West Commerce	NAP	NAP	NAP	NAP	NAP	NAP
7.194	Property		1	1214 Grand Caillou Road	NAP	NAP	NAP	NAP	NAP	NAP
7.195	Property		1	1305 West Cherokee Street	NAP	NAP	NAP	NAP	NAP	NAP
7.196	Property		1	1101 Myers Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.197	Property		1	200 Highway 145 North	NAP	NAP	NAP	NAP	NAP	NAP
7.198	Property		1	50 South Main Street	NAP	NAP	NAP	NAP	NAP	NAP
7.199	Property		1	533 South Lincoln Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.200	Property		1	103 North Gateway Avenue	NAP	NAP	NAP	NAP	NAP	NAP
7.201	Property		1	1380 North Pleasants Highway	NAP	NAP	NAP	NAP	NAP	NAP
7.202	Property		1	380 General Daniel Avenue North	NAP	NAP	NAP	NAP	NAP	NAP
7.203	Property		1	619 Chestnut Street	NAP	NAP	NAP	NAP	NAP	NAP
7.204	Property		1	337 Main Street	NAP	NAP	NAP	NAP	NAP	NAP
7.205	Property		1	31 Big Hill Drive	NAP	NAP	NAP	NAP	NAP	NAP
7.206	Property		1	310 Story Street	NAP	NAP	NAP	NAP	NAP	NAP
7.207	Property		1	9485 Highway 805	NAP	NAP	NAP	NAP	NAP	NAP
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
8.001	Property		1	2911 Brighton 5th Street	NAP	NAP	NAP	NAP	NAP	NAP
8.002	Property		1	1302 Newkirk Avenue	NAP	NAP	NAP	NAP	NAP	NAP
8.003	Property		1	6309 Bay Parkway	NAP	NAP	NAP	NAP	NAP	NAP

A-1-115

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)
8.004	Property		1	230 73rd Street	NAP	NAP	NAP	NAP	NAP	NAP
8.005	Property		1	9302 Ridge Boulevard	NAP	NAP	NAP	NAP	NAP	NAP
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	NAP	NAP	NAP	NAP	NAP	NAP
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	NAP	NAP	NAP	NAP	NAP	NAP
10.001	Property		1	Cedarbrook Apartments	NAP	NAP	NAP	NAP	NAP	NAP
10.002	Property		1	Oak Lane Apartments	NAP	NAP	NAP	NAP	NAP	NAP
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	NAP	NAP	NAP	NAP	NAP	NAP
11.001	Property		1	The Hermitage	NAP	NAP	NAP	NAP	NAP	NAP
11.002	Property		1	The Eagle	NAP	NAP	NAP	NAP	NAP	NAP
11.003	Property		1	The Allure	NAP	NAP	NAP	NAP	NAP	NAP
11.004	Property		1	The Eminence	NAP	NAP	NAP	NAP	NAP	NAP
11.005	Property		1	The Grove	NAP	NAP	NAP	NAP	NAP	NAP
11.006	Property		1	The Oaks	NAP	NAP	NAP	NAP	NAP	NAP
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	NAP	NAP	NAP	NAP	NAP	NAP
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	NAP	NAP	NAP	NAP	NAP	NAP
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	NAP	NAP	NAP	NAP	NAP	NAP
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	NAP	NAP	NAP	NAP	NAP	NAP
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	NAP	NAP	NAP	NAP	NAP	NAP
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	NAP	NAP	NAP	NAP	NAP	NAP
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
18.001	Property		1	Village at Barkley Landing	NAP	NAP	NAP	NAP	NAP	NAP
18.002	Property		1	Ashton View Apartments	NAP	NAP	NAP	NAP	NAP	NAP
18.003	Property		1	Jack Allen Apartments	NAP	NAP	NAP	NAP	NAP	NAP
19.000	Loan		1	5225 Telegraph	NAP	NAP	NAP	NAP	NAP	NAP
20.000	Loan	94, 95, 96	1	1700 Jerome	NAP	NAP	NAP	NAP	NAP	NAP
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	NAP	NAP	NAP	NAP	NAP	NAP
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	$160.83	64.8%	$230.07	$148.55	64.6%	$227.72
23.000	Loan	107	2	ClimaStor Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
23.001	Property		1	ClimaStora 6	NAP	NAP	NAP	NAP	NAP	NAP
23.002	Property		1	ClimaStora 7	NAP	NAP	NAP	NAP	NAP	NAP
24.000	Loan	108, 109	1	Urbane 424	NAP	NAV	NAP	NAP	NAV	NAP
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	$97.24	79.5%	$109.78	$85.32	77.7%	$89.42

A-1-116

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1.000	Loan	5, 6, 7, 8, 9, 10, 11, 12, 13	1	Mall at Bay Plaza	NAP	NAP
2.000	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	1	Liberty Square Apartments	NAP	NAP
3.000	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34	1	City Square White Plains	NAP	NAP
4.000	Loan	5, 35, 36, 37, 38, 39	22	Capital Storage Portfolio	NAP	NAP
4.001	Property		1	5712 Old River	NAP	NAP
4.002	Property		1	5710 Houston	NAP	NAP
4.003	Property		1	5720 Port St Lucie	NAP	NAP
4.004	Property		1	5704 Taylor	NAP	NAP
4.005	Property		1	5705 Pflugerville	NAP	NAP
4.006	Property		1	5703 Georgetown	NAP	NAP
4.007	Property		1	5719 Palmetto	NAP	NAP
4.008	Property		1	5707 Tomball	NAP	NAP
4.009	Property		1	5721 Summerfield	NAP	NAP
4.010	Property		1	5716 Broken Arrow	NAP	NAP
4.011	Property		1	5706 Georgetown	NAP	NAP
4.012	Property		1	5708 Cypress	NAP	NAP
4.013	Property		1	5718 Hudson	NAP	NAP
4.014	Property		1	5709 Katy	NAP	NAP
4.015	Property		1	5711 Houston	NAP	NAP
4.016	Property		1	5700 San Antonio	NAP	NAP
4.017	Property		1	5713 Edmond	NAP	NAP
4.018	Property		1	5714 Moore	NAP	NAP
4.019	Property		1	5701 San Antonio	NAP	NAP
4.020	Property		1	5702 Liberty Hill	NAP	NAP
4.021	Property		1	5715 Catoosa	NAP	NAP
4.022	Property		1	5717 Broken Arrow	NAP	NAP
5.000	Loan	5, 40, 41	1	Empire Mall	NAP	NAP
6.000	Loan	5, 42, 43, 44, 45	1	Hilton Daytona Beach Oceanfront Resort	$123.15	68.0%
7.000	Loan	5, 46, 47, 48, 49, 50, 51, 52, 53, 54	207	Walgreens Retail Portfolio	NAP	NAP
7.001	Property		1	825 Morton Street	NAP	NAP
7.002	Property		1	505 Avenue Hostos	NAP	NAP
7.003	Property		1	2000 West Whittier Boulevard	NAP	NAP
7.004	Property		1	1000 Avenue Ramon Luis Rivera Suite 2	NAP	NAP
7.005	Property		1	2321 Hawthorne Boulevard	NAP	NAP
7.006	Property		1	6701 Miller Drive	NAP	NAP
7.007	Property		1	3480 Avenue Militar	NAP	NAP
7.008	Property		1	102 Washington Street	NAP	NAP
7.009	Property		1	1726 Superior Avenue	NAP	NAP
7.010	Property		1	1046 Yonkers Avenue	NAP	NAP
7.011	Property		1	1372 North Milwaukee Avenue	NAP	NAP
7.012	Property		1	2916 East Fletcher Avenue	NAP	NAP
7.013	Property		1	5000 Park Boulevard	NAP	NAP
7.014	Property		1	350 Carretera 830	NAP	NAP
7.015	Property		1	3605 East Thomas Road	NAP	NAP
7.016	Property		1	135 South Kamehameha Highway	NAP	NAP
7.017	Property		1	45 Court Street	NAP	NAP
7.018	Property		1	6390 North State Road 7	NAP	NAP
7.019	Property		1	3802 Cedar Springs Road	NAP	NAP
7.020	Property		1	477 Carretera 3	NAP	NAP
7.021	Property		1	14102 Ramona Boulevard	NAP	NAP
7.022	Property		1	3400 Boulder Highway	NAP	NAP
7.023	Property		1	550 Carretera #167 Plaza	NAP	NAP
7.024	Property		1	825 Beal Parkway North	NAP	NAP
7.025	Property		1	392 Bedford Street	NAP	NAP
7.026	Property		1	305 North Breed Street	NAP	NAP
7.027	Property		1	4747 Golden Gate Parkway	NAP	NAP
7.028	Property		1	3646 North Broadway Street	NAP	NAP
7.029	Property		1	500 Settlers Landing Road	NAP	NAP
7.030	Property		1	340 Flanders Road	NAP	NAP
7.031	Property		1	3001 Foothill Boulevard	NAP	NAP
7.032	Property		1	800 West Bay Drive	NAP	NAP
7.033	Property		1	1180 French Road	NAP	NAP
7.034	Property		1	5601 North Hiawassee Road	NAP	NAP
7.035	Property		1	2251 North Semoran Boulevard	NAP	NAP
7.036	Property		1	10 Prospect Street	NAP	NAP
7.037	Property		1	430 Spencerport Road	NAP	NAP
7.038	Property		1	709 West Union Street	NAP	NAP
7.039	Property		1	5434 Highway 78	NAP	NAP
7.040	Property		1	2595 East Bidwell Street	NAP	NAP
7.041	Property		1	1587 North Courtenay Parkway	NAP	NAP
7.042	Property		1	700 Waiale Road	NAP	NAP
7.043	Property		1	82955 Avenue 48 Building B	NAP	NAP
7.044	Property		1	4501 Airline Drive	NAP	NAP
7.045	Property		1	12184 Palmdale Road	NAP	NAP
7.046	Property		1	102 West Vandalia Street	NAP	NAP
7.047	Property		1	10121 Seminole Boulevard	NAP	NAP
7.048	Property		1	1 East Ogden Avenue	NAP	NAP

A-1-117

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
7.049	Property		1	1217 West Jefferson Street	NAP	NAP
7.050	Property		1	2913 Mahan Drive	NAP	NAP
7.051	Property		1	1120 Tamiami Trail North	NAP	NAP
7.052	Property		1	3909 Highway 90	NAP	NAP
7.053	Property		1	1520 West Fullerton Avenue	NAP	NAP
7.054	Property		1	3450 West Dunlap Avenue	NAP	NAP
7.055	Property		1	10152 Lake June Road	NAP	NAP
7.056	Property		1	500 Howland Boulevard	NAP	NAP
7.057	Property		1	5903 South Orange Blossom Trail	NAP	NAP
7.058	Property		1	1202 Pine Avenue	NAP	NAP
7.059	Property		1	7001 Route 130	NAP	NAP
7.060	Property		1	389 Johnnie Dodds Boulevard	NAP	NAP
7.061	Property		1	100 Calle Colina Real	NAP	NAP
7.062	Property		1	1919 Fruitridge Road	NAP	NAP
7.063	Property		1	13470 Northwest Cornell Road	NAP	NAP
7.064	Property		1	9150 Devlin Road	NAP	NAP
7.065	Property		1	29030 Northwestern Highway	NAP	NAP
7.066	Property		1	9320 Lackland Road	NAP	NAP
7.067	Property		1	735 South Salisbury Boulevard	NAP	NAP
7.068	Property		1	886 Ritter Drive	NAP	NAP
7.069	Property		1	11085 Cathell Road Suite 100	NAP	NAP
7.070	Property		1	10 East Highway North	NAP	NAP
7.071	Property		1	105 Julington Plaza Drive	NAP	NAP
7.072	Property		1	1302 Clarkson Clayton Center	NAP	NAP
7.073	Property		1	2611 East Oakland Avenue	NAP	NAP
7.074	Property		1	13 North Black Horse Pike	NAP	NAP
7.075	Property		1	2711 Metropolitan Parkway Southwest	NAP	NAP
7.076	Property		1	1671 East Main Street	NAP	NAP
7.077	Property		1	577 Meadow Street	NAP	NAP
7.078	Property		1	11010 Bloomingdale Avenue	NAP	NAP
7.079	Property		1	3800 Tippecanoe Road	NAP	NAP
7.080	Property		1	6401 Frederick Road	NAP	NAP
7.081	Property		1	1701 William Flynn Highway	NAP	NAP
7.082	Property		1	303 Main Street	NAP	NAP
7.083	Property		1	3501 Unique Circle	NAP	NAP
7.084	Property		1	118 West Constance Road	NAP	NAP
7.085	Property		1	7304 Louetta Road	NAP	NAP
7.086	Property		1	1775 Eureka Way	NAP	NAP
7.087	Property		1	Carretera Principal #2 Kilometer 93.7 Barrio	NAP	NAP
7.088	Property		1	654 Cassat Avenue	NAP	NAP
7.089	Property		1	2040 South Mariposa Road	NAP	NAP
7.090	Property		1	901 Memorial Drive	NAP	NAP
7.091	Property		1	316 Broadway	NAP	NAP
7.092	Property		1	4765 Redan Road	NAP	NAP
7.093	Property		1	1000 Dallas Cherryville Highway	NAP	NAP
7.094	Property		1	3001 Tamiami Trail	NAP	NAP
7.095	Property		1	22380 Moross Road	NAP	NAP
7.096	Property		1	4620 Lincolnway East	NAP	NAP
7.097	Property		1	7235 West 10th Street	NAP	NAP
7.098	Property		1	1829 Ridgewood Avenue	NAP	NAP
7.099	Property		1	566 Denny Way	NAP	NAP
7.100	Property		1	1003 North Main Street	NAP	NAP
7.101	Property		1	1210 Kingwood Drive	NAP	NAP
7.102	Property		1	43200 State Highway 74	NAP	NAP
7.103	Property		1	1321 Oxford Street	NAP	NAP
7.104	Property		1	100 North White Horse Pike	NAP	NAP
7.105	Property		1	35279 Vine Street	NAP	NAP
7.106	Property		1	100 Rhode Island Avenue	NAP	NAP
7.107	Property		1	5575 Byron Center Avenue Southwest	NAP	NAP
7.108	Property		1	3150 South Seneca Street	NAP	NAP
7.109	Property		1	8300 Wilcrest Drive	NAP	NAP
7.110	Property		1	1816 Franklin Street	NAP	NAP
7.111	Property		1	1500 South Irby Street	NAP	NAP
7.112	Property		1	5225 North 90th Street	NAP	NAP
7.113	Property		1	705 South State Street	NAP	NAP
7.114	Property		1	703 East Main Street	NAP	NAP
7.115	Property		1	2575 Northeast Highway 70	NAP	NAP
7.116	Property		1	1410 South US Highway 27	NAP	NAP
7.117	Property		1	605 North Avenue	NAP	NAP
7.118	Property		1	25 Burke Boulevard	NAP	NAP
7.119	Property		1	9819 Commercial Way	NAP	NAP
7.120	Property		1	226 North Halleck Street	NAP	NAP
7.121	Property		1	6906 University Boulevard	NAP	NAP
7.122	Property		1	2609 East Main Street	NAP	NAP
7.123	Property		1	550 West Dixie Avenue	NAP	NAP
7.124	Property		1	201 Pacific Avenue	NAP	NAP
7.125	Property		1	615 Love Avenue	NAP	NAP
7.126	Property		1	13551 McGregor Boulevard	NAP	NAP
7.127	Property		1	102 Russell Parkway	NAP	NAP
7.128	Property		1	1520 South McColl Road	NAP	NAP
7.129	Property		1	835 Park Avenue	NAP	NAP

A-1-118

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
7.130	Property		1	4 East League Street	NAP	NAP
7.131	Property		1	13060 Adams Road	NAP	NAP
7.132	Property		1	112 Rockingham Street	NAP	NAP
7.133	Property		1	302 South Oregon Street	NAP	NAP
7.134	Property		1	300 Greene Street	NAP	NAP
7.135	Property		1	129 Clifty Drive	NAP	NAP
7.136	Property		1	308 North Main Street	NAP	NAP
7.137	Property		1	7916 Winchester Avenue	NAP	NAP
7.138	Property		1	13053 Cortez Boulevard	NAP	NAP
7.139	Property		1	2117 South Byron Butler Parkway	NAP	NAP
7.140	Property		1	2 West Route 130 North	NAP	NAP
7.141	Property		1	105 Carretera 31	NAP	NAP
7.142	Property		1	388 Uvalde Road	NAP	NAP
7.143	Property		1	400 West Fairchild Street	NAP	NAP
7.144	Property		1	4201 13th Avenue South	NAP	NAP
7.145	Property		1	2601 Highway 90	NAP	NAP
7.146	Property		1	15 South Main Street	NAP	NAP
7.147	Property		1	2504 Eastchester Road	NAP	NAP
7.148	Property		1	319 South Broad Street	NAP	NAP
7.149	Property		1	2400 Atlantic Avenue	NAP	NAP
7.150	Property		1	503 Battle Street East	NAP	NAP
7.151	Property		1	933 Blackburn Avenue	NAP	NAP
7.152	Property		1	101 East Sandusky Avenue	NAP	NAP
7.153	Property		1	125 North Main Street	NAP	NAP
7.154	Property		1	515 East Central Avenue	NAP	NAP
7.155	Property		1	7628 Penn Avenue	NAP	NAP
7.156	Property		1	1285 South Mission Road	NAP	NAP
7.157	Property		1	566 Union Street	NAP	NAP
7.158	Property		1	2123 East Columbus Drive	NAP	NAP
7.159	Property		1	4400 University Boulevard East	NAP	NAP
7.160	Property		1	1410 East Shotwell Street	NAP	NAP
7.161	Property		1	602 Peterson Avenue South	NAP	NAP
7.162	Property		1	3892 Atlanta Highway	NAP	NAP
7.163	Property		1	100 Elba Highway	NAP	NAP
7.164	Property		1	1013 11th Street	NAP	NAP
7.165	Property		1	901 North Main Street	NAP	NAP
7.166	Property		1	814 East Main Street	NAP	NAP
7.167	Property		1	5115 West Capitol Drive	NAP	NAP
7.168	Property		1	528 West Tennessee Avenue	NAP	NAP
7.169	Property		1	2101 Ashmun Street Sault Sainte Marie	NAP	NAP
7.170	Property		1	355 Highway 441 South	NAP	NAP
7.171	Property		1	5100 Dixie Highway	NAP	NAP
7.172	Property		1	483 West Bockman Way	NAP	NAP
7.173	Property		1	1673 West State Highway 100	NAP	NAP
7.174	Property		1	311 Pelham Road South	NAP	NAP
7.175	Property		1	109 East Doctor Hicks Boulevard	NAP	NAP
7.176	Property		1	100 Rosedale Road	NAP	NAP
7.177	Property		1	140 North Carolina Highway 102 West	NAP	NAP
7.178	Property		1	109 South Van Buren Road	NAP	NAP
7.179	Property		1	501 North Street	NAP	NAP
7.180	Property		1	2008 South 5th Street	NAP	NAP
7.181	Property		1	2040 Douglas Avenue	NAP	NAP
7.182	Property		1	802 East Cloverland Drive	NAP	NAP
7.183	Property		1	127 West Columbia Avenue	NAP	NAP
7.184	Property		1	2770 West Broad Street	NAP	NAP
7.185	Property		1	747 Highway 1 South	NAP	NAP
7.186	Property		1	212 North Main Street	NAP	NAP
7.187	Property		1	955 Carretera 891	NAP	NAP
7.188	Property		1	1215 16th Street	NAP	NAP
7.189	Property		1	633 North Main Street	NAP	NAP
7.190	Property		1	24590 Lorain Road	NAP	NAP
7.191	Property		1	33495 Highway 43	NAP	NAP
7.192	Property		1	412 Pawnee Street	NAP	NAP
7.193	Property		1	1004 West Commerce	NAP	NAP
7.194	Property		1	1214 Grand Caillou Road	NAP	NAP
7.195	Property		1	1305 West Cherokee Street	NAP	NAP
7.196	Property		1	1101 Myers Avenue	NAP	NAP
7.197	Property		1	200 Highway 145 North	NAP	NAP
7.198	Property		1	50 South Main Street	NAP	NAP
7.199	Property		1	533 South Lincoln Avenue	NAP	NAP
7.200	Property		1	103 North Gateway Avenue	NAP	NAP
7.201	Property		1	1380 North Pleasants Highway	NAP	NAP
7.202	Property		1	380 General Daniel Avenue North	NAP	NAP
7.203	Property		1	619 Chestnut Street	NAP	NAP
7.204	Property		1	337 Main Street	NAP	NAP
7.205	Property		1	31 Big Hill Drive	NAP	NAP
7.206	Property		1	310 Story Street	NAP	NAP
7.207	Property		1	9485 Highway 805	NAP	NAP
8.000	Loan	55, 56	5	South Brooklyn Multifamily Portfolio	NAP	NAP
8.001	Property		1	2911 Brighton 5th Street	NAP	NAP
8.002	Property		1	1302 Newkirk Avenue	NAP	NAP
8.003	Property		1	6309 Bay Parkway	NAP	NAP

A-1-119

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
8.004	Property		1	230 73rd Street	NAP	NAP
8.005	Property		1	9302 Ridge Boulevard	NAP	NAP
9.000	Loan	5, 57, 58, 59, 60	1	Crossgates Mall	NAP	NAP
10.000	Loan		2	Cedarbrook & Oak Lane Apartments	NAP	NAP
10.001	Property		1	Cedarbrook Apartments	NAP	NAP
10.002	Property		1	Oak Lane Apartments	NAP	NAP
11.000	Loan	61, 62	6	Herbst Multifamily Portfolio #2	NAP	NAP
11.001	Property		1	The Hermitage	NAP	NAP
11.002	Property		1	The Eagle	NAP	NAP
11.003	Property		1	The Allure	NAP	NAP
11.004	Property		1	The Eminence	NAP	NAP
11.005	Property		1	The Grove	NAP	NAP
11.006	Property		1	The Oaks	NAP	NAP
12.000	Loan	5, 63, 64, 65, 66, 67, 68, 69, 70	1	Central Arts Plaza	NAP	NAP
13.000	Loan	71, 72, 73, 74	1	1233 Eastern Parkway	NAP	NAP
14.000	Loan	75, 76, 77, 78, 79	1	324 South Service Road	NAP	NAP
15.000	Loan	5, 80, 81, 82, 83, 84	1	80 International Drive	NAP	NAP
16.000	Loan	5, 85, 86, 87	1	CFS Industrial HQ	NAP	NAP
17.000	Loan	88, 89, 90, 91, 92	1	268-274 Sullivan Place	NAP	NAP
18.000	Loan	93	3	CIG - 3 Pack Southeast Portfolio	NAP	NAP
18.001	Property		1	Village at Barkley Landing	NAP	NAP
18.002	Property		1	Ashton View Apartments	NAP	NAP
18.003	Property		1	Jack Allen Apartments	NAP	NAP
19.000	Loan		1	5225 Telegraph	NAP	NAP
20.000	Loan	94, 95, 96	1	1700 Jerome	NAP	NAP
21.000	Loan	5, 97, 98, 99, 100, 101, 102	1	Dunbar Apartments	NAP	NAP
22.000	Loan	5, 103, 104, 105, 106	1	Marriott Melville	$142.89	62.7%
23.000	Loan	107	2	ClimaStor Portfolio	NAP	NAP
23.001	Property		1	ClimaStora 6	NAP	NAP
23.002	Property		1	ClimaStora 7	NAP	NAP
24.000	Loan	108, 109	1	Urbane 424	NAP	NAP
25.000	Loan	110, 111, 112, 113	1	Country Inn & Suites Charlotte University Place	$68.09	76.1%

A-1-120

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the prospectus for additional information on the 15 largest mortgage loans.

(1)	"BSPRT" denotes BSPRT CMBS Finance, LLC, "CREFI" denotes Citi Real Estate Funding Inc., “GSMC” denotes Goldman Sachs Mortgage Company, “JPMCB” denotes JPMorgan Chase Bank, National Association, "SGFC” denotes Societe Generale Financial Corporation, “UBS AG” denotes UBS AG New York Branch, “WFB” denotes Wells Fargo Bank, National Association and “ZBNA” denotes Zions Bancorporation, N.A.

(2)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(3)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, which, in each case, are not in occupancy or are in free rent periods.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties.

(5)	With respect to Mortgage Loan No. 1, Mall at Bay Plaza, Mortgage Loan No. 3, City Square White Plains, Mortgage Loan No. 4, Capital Storage Portfolio, Mortgage Loan No. 5, Empire Mall, Mortgage Loan No. 6, Hilton Daytona Beach Oceanfront Resort, Mortgage Loan No. 7, Walgreens Retail Portfolio, Mortgage Loan No. 9, Crossgates Mall, Mortgage Loan No. 12, Central Arts Plaza, Mortgage Loan No. 15, 80 International Drive, Mortgage Loan No. 16, CFS Industrial, Mortgage Loan No. 21, Dunbar Apartments and Mortgage Loan No. 22, Marriott Melville, such Mortgage Loans are part of a whole loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 1, Mall at Bay Plaza, Note B serves as collateral only with respect to the loan-specific interests and is not part of the pool of mortgage loans securing the WFCM 2025-5C7 pooled certificates. See “Description of the Mortgage Pool—The Whole Loans—The Mall at Bay Plaza Whole Loan” in the prospectus.

(7)	With respect to Mortgage Loan No. 1, Mall at Bay Plaza, the initial control note is Note B, unless a control appraisal period has occurred and is continuing, during which control will shift to Note A-1.

(8)	With respect to Mortgage Loan No. 1, Mall at Bay Plaza, Appraised Value represents the aggregate of (a) the “Prospective Market Value Subject to Extraordinary Assumption Assuming a Reserve Account Funded” value as of September 15, 2025, of $482,274,298, which assumes, as of September 15, 2025, the landlord work is complete at the related Mortgaged Property and $7,274,298 was fully escrowed and available to cover any outstanding contractual lease

A-1-121

up costs and tenant improvement and leasing commission costs, and with respect to which the borrower reserved (i) $6,000,000 into a rollover reserve and (ii) $3,918,569 (consisting of $3,335,236 in outstanding TI/LC and $583,333 in gap rent reserve) into an outstanding tenant improvement and leasing cost reserve; and (b) the “Excess Land (Lot 17) – Market Value As Is” value of $10,000,000, which represents the market value as is of the 35,575 square foot vacant lot (Lot 17), which is ground leased to a borrower-affiliate and utilized for parking.

(9)	With respect to Mortgage Loan No. 1, Mall at Bay Plaza, six of the nine lots comprising the related Mortgaged Property benefit from the Industrial and Commercial Abatement Program, with the abatements for five of the lots expiring in 2039/2040 and the abatement for one of the lots expiring in 2040/2041. Taxes were underwritten based on the abated taxes. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus for additional information.

(10)	With respect to Mortgage Loan No. 1, Mall at Bay Plaza, Underwritten Occupancy % at the Mortgaged Property is inclusive of the 323,645 square feet occupied by the two anchor tenants which is subject to ground leases. Underwritten Occupancy % exclusive of the ground leased anchor tenants is 84.2%. Underwritten Occupancy % also does not account for the 37,588 square feet leased to LA Fitness, despite LA Fitness currently remaining in occupancy and paying rent.

(11)	With respect to Mortgage Loan No. 1, Mall at Bay Plaza, Ownership Interest includes fee simple interests owned by two of the three borrowers and the leasehold interest owned by the other borrower. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” for additional information.

(12)	With respect to Mortgage Loan No. 1, Mall at Bay Plaza, $78,576 of rent was underwritten on a straight-line basis through the lesser of the lease term or the loan term for certain investment grade rated tenants.

(13)	With respect to Mortgage Loan No. 1, Mall at Bay Plaza, “Yield Maintenance Premium” means with respect to any repayment of the outstanding principal balance of the loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Loan being prepaid is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

(14)	With respect to Mortgage Loan No. 2, Liberty Square Apartments, the Mortgaged Property includes eight multifamily units that are still being built-out and are not yet fully available to be leased.

(15)	With respect to Mortgage Loan No. 2, Liberty Square Apartments, the Appraised Value ($) of $103,000,000 represents the “prospective upon stabilization” value as of January 12, 2026, which assumes lease up of the remaining vacant units to achieve a 95.0% stabilized occupancy and final payment of outstanding tenant improvements costs for the commercial area of the Mortgaged Property plus commercial leasing commissions. The lender reserved $588,480 for existing tenant improvements and leasing commissions due to tenants under the commercial lease documents and build out of unfinished units and $48,042 of rent concessions in connection with the origination of the Mortgage Loan. The “as-is” appraised value of the Mortgaged Property as of September 12, 2025 is $101,750,000 according to the appraisal.

(16)	With respect to Mortgage Loan No. 2, Liberty Square Apartments, the borrower sponsor acquired the Mortgaged Property in 2024 and therefore, historical financials prior to the August 31, 2025 trailing 6-months annualized were not made available to the lender.

A-1-122

(17)	With respect to Mortgage Loan No. 2, Liberty Square Apartments, the Replacement Reserve Caps ($) only apply so long as no cash trap event period is continuing and the Mortgaged Property is being adequately maintained (as determined by the lender based on annual site inspections).

(18)	With respect to Mortgage Loan No. 2, Liberty Square Apartments, the Monthly Replacement / FF&E Reserve ($) includes approximately $4,146 per month for the multifamily component and approximately $284 per month for the commercial component.

(19)	With respect to Mortgage Loan No. 2, Liberty Square Apartments, the Monthly TI/LC Reserve ($) is suspended until December 6, 2026, so long as no cash trap event period is continuing. During a cash trap event period, the TI/LC Cap ($) will no longer apply.

(20)	With respect to Mortgage Loan No. 2, Liberty Square Apartments, the borrowers own the Mortgaged Property as tenants-in-common.

(21)	With respect to Mortgage Loan No. 2, Liberty Square Apartments, the borrowers control and own 100.0% of the six-unit condominium structure known as the Liberty Square Philadelphia Condominium.

(22)	With respect to Mortgage Loan No. 2, Liberty Square Apartments, the Mortgaged Property comprises 199 multifamily units and 16,982 square feet of commercial space.

(23)	With respect to Mortgage Loan No. 3, City Square White Plains, the Mortgaged Property consists of 251,036 square feet of multifamily space comprised of 312 residential units, and 370,034 square feet of commercial space. The multifamily portion of the Mortgaged Property is 89.5% occupied and the commercial portion is 91.9% occupied based on square footage.

(24)	With respect to Mortgage Loan No. 3, City Square White Plains, the mortgaged property features one 2,595 square foot retail unit used by the borrower as an art gallery event space, this space is not included in the net rentable area.

(25)	With respect to Mortgage Loan No. 3, City Square White Plains, the Largest Tenant % of NRA, 2nd Largest Tenant % of NRA, 3rd Largest Tenant % of NRA, 4th Largest Tenant % of NRA and 5th Largest Tenant % of NRA fields are based on the 370,034 square feet of commercial space.

(26)	With respect to Mortgage Loan No. 3, City Square White Plains, the appraised values and dates for the parcels that comprise the mortgaged property are as follows: 1 Martine: $86,800,000 as of July 11, 2025; 11 Martine: $16,400,000 as of September 20, 2025; 50 Main Street: $87,000,000 as of July 3, 2025; and The Metro: $45,300,000 as of July 11, 2025.

(27)	With respect to Mortgage Loan No. 3, City Square White Plains, yield maintenance is permitted from and after the date that is 30 days from the closing date of the securitization in which the last note is deposited. The assumed lockout period of 3 payments is based on the anticipated closing date of the WFCM 2025-5C7 securitization in December 2025. The actual lockout period may be longer.

(28)	With respect to Loan No. 3, City Square White Plains, the borrowers are required to deposit into the TI/LC reserve (i) on each monthly payment date commencing on November 6, 2025, through and including October 6, 2028, approximately $61,672; and (ii) on each monthly payment date commencing on November 6, 2028, and thereafter, approximately $46,254.

(29)	With respect to Mortgage Loan No. 3, City Square White Plains, the borrowers are required to deposit 1/12th of the annual estimated insurance premiums payable upon renewal of the policy upon (i) an event of default or (ii) failure by the borrowers to provide evidence to the lender that the City Square White Plains Property is insured under a blanket policy that is acceptable to the lender and that satisfies the insurance requirements of the Whole Loan documents.

(30)	With respect to Mortgage Loan No. 3, City Square White Plains, the 2nd Largest Tenant, Parfums De Coeur (26,119 square feet) has a one time right to terminate its lease effective November 1, 2032 (assuming a June 1, 2026 lease commencement date) upon payment of a termination fee equal to (a) the unamortized cost of any rent abatement during rent concession

A-1-123

period, (b) broker commissions, (c) attorneys’ fees (d) all of the costs of borrower’s work, and (e) interest on the foregoing at 6% per annum. In addition, Parfums De Coeur has a one-time option to surrender a portion of its space situated in Suite 922 (2,981 square feet) on the 9th floor at any time as of December 31, 2027, upon 9 months’ irrevocable written notice together with 3 months of then-current base rent prorated as to Suite 922 portion of the Mortgaged Property only plus payment of the termination fee.

(31)	With respect to Mortgage Loan No. 3, City Square White Plains, the 4th Largest Tenant, Trans Union, LLC (23,138 square feet) has a one-time option to terminate its lease effective December 31, 2029, upon prior written notice delivered before December 31, 2028, and payment of (a) broker fees, (b) the borrower’s contribution, and (c) interest on the foregoing amounts at a rate of 4% per annum.

(32)	With respect to Mortgage Loan No. 3, City Square White Plains, the 5th Largest Tenant RWE Clean Energy (23,138 square feet) has the right to terminate its lease if the borrower fails to deliver the premises within 60 days after the Guaranteed Delivery Date. The “Guaranteed Delivery Date” means 90 days after October 5, 2025 (January 3, 2026).

(33)	With respect to Mortgage Loan No. 3, City Square White Plains, the portions of the Mortgaged Property located at 1-11 Maritime and 50 Main (together, the “PILOT Property”) are subject to a 10-year payment-in-lieu-of-taxes (“PILOT”) agreement with the City of White Plains (the “City”). The obligation to make PILOT payments is secured by a mortgage in favor of the City on the PILOT Property (the “City Mortgage”), which City Mortgage is senior to the related Mortgage Loan. The applicable borrower’s obligations under the City Mortgage are capped at $2,750,000, plus any enforcement costs and protective advances incurred or advanced by the mortgagee and any related accrued interest.

(34)	With respect to Mortgage Loan No. 3, City Square White Plains, the DSCR test that triggers the cash sweep period will be conducted quarterly, starting on and after March 31, 2026

(35)	With respect to Mortgage Loan No. 4, Capital Storage Portfolio, Underwritten EGI ($) reflects business income for the individual Mortgaged Property 5702 Liberty Hill. The Underwritten EGI ($) is underwritten for the 21 windstorm-damaged units. The windstorm event occurred on March 3, 2025, and the Mortgaged Property has 18 months of business income coverage.

(36)	With respect to Mortgage Loan No. 4, Capital Storage Portfolio, the Appraised Value ($) represents the “As Portfolio” value of the Capital Storage Portfolio Mortgaged Properties of $223,300,000, inclusive of a 5.7% portfolio premium. Based on the “As-Is” appraised value of the Capital Storage Portfolio Mortgaged Properties of $211,250,000 and the Capital Storage Portfolio Whole Loan results in a Cut-off Date LTV (%) and LTV Ratio at Maturity / ARD (%) of 66.3% and 66.3%, respectively.

(37)	With respect to Mortgage Loan No. 4, Capital Storage Portfolio, a Grace Period – Late Fee (Days) of five days is permitted once during any 12-month period, which does not apply to principal payment at maturity.

(38)	With respect to Mortgage Loan No. 4, Capital Storage Portfolio, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, and/or other release conditions, in connection with a partial defeasance or prepayment of the related mortgage loan, or in certain cases, in connection with a free release. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in this prospectus.

(39)	With respect to Mortgage Loan No. 4, Capital Storage Portfolio, the related loan documents require an upfront deposit of $436,358 for real estate taxes for the individual Mortgaged Properties located in Texas.

(40)	With respect to Mortgage Loan No. 5, Empire Mall, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, and/or other release conditions, in connection with a partial defeasance or prepayment of the related mortgage loan, or in certain cases, in connection with a free release. See “Description of the Mortgage Pool—Certain

A-1-124

Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in this prospectus.

(41)	With respect to Mortgage Loan No. 5, Empire Mall, the related loan documents require the borrower to deposit with the lender at origination $11,572,000 for outstanding tenant improvements and/or leasing commissions due in connection with any lease at the Empire Mall Property, provided, however, so long as no event of default has occurred and is continuing, the borrower has the right in lieu of making the upfront cash deposit to provide either (i) a guarantee acceptable to the lender which guarantees payment of the required Outstanding TI/LC Reserve amounts or (ii) a letter of credit acceptable to the lender in the amount of the upfront Outstanding TI/LC Reserve deposit. In lieu of the upfront cash deposit, the guarantor has executed a guaranty for the required Outstanding TI/LC Reserve amounts.

(42)	With respect to Mortgage Loan No. 6, Hilton Daytona Beach Oceanfront Resort, food and beverage revenue accounts for approximately 23.3% of underwritten revenues.

(43)	With respect to Mortgage Loan No. 6, Hilton Daytona Beach Oceanfront Resort, on each monthly payment date, the borrower is required to deposit with lender into a capital expenditure reserve account an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 4% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $174,365.

(44)	With respect to Mortgage Loan No. 6, Hilton Daytona Beach Oceanfront Resort, the Appraised Value ($) represents the “Upon-Completion” value of the Hilton Daytona Beach Oceanfront Resort Mortgaged Property of $154,000,000. Based on the “As-Is” appraised value of the Hilton Daytona Beach Oceanfront Resort Mortgaged Property of $119,000,000 and the Hilton Daytona Beach Oceanfront Resort Mortgage Loan results in a Cut-off Date LTV (%) and LTV Ratio at Maturity / ARD (%) of 69.8% and 66.1%, respectively.

(45)	With respect to Mortgage Loan No. 6, Hilton Daytona Beach Oceanfront Resort, the related loan documents require an upfront deposit of $2,380,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements to or for the payment of any part of the monthly debt service payment occurring in October, November, December, and January, to the extent that there is insufficient cash flow from the Mortgaged Property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount (as defined below)), upon notice to the borrower, to an amount equal to the shortfall in revenue from the Mortgaged Property to cover the debt service at a DSCR of 1.30x. On each monthly payment date occurring in March, April, June, July and August (specifically excluding May), the borrower is required to deposit with the lender an amount equal to 1/5 of the Seasonality Reserve Required Annual Balance, initially $476,000 (the “Seasonality Reserve Deposit Amount”), provided, however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance.

(46)	With respect to Mortgage Loan No. 7, Walgreens Retail Portfolio, the mortgage loan is part of a whole loan that was co-originated by UBS AG and WFB.

(47)	With respect to Mortgage Loan No. 7, Walgreens Retail Portfolio, the whole loan is comprised of six pari passu senior notes with an aggregate initial principal balance of $311.5 million that accrue interest at a rate equal to approximately 5.81919526731772% and two pari passu junior notes with an aggregate initial principal balance of $178.5 million that accrue interest at a rate equal to approximately 9.44566170868347%.

(48)	With respect to Mortgage Loan No. 7, Walgreens Retail Portfolio, the whole loan requires a monthly escrow in an amount equal to $2,000,000, that is payable during the first year of the whole loan term, subject to a cap of $24,000,000 and will be held as additional security for the whole loan during the whole loan term.

(49)	With respect to Mortgage Loan No. 7, Walgreens Retail Portfolio, during a trigger period, the whole loan will require a monthly capital expenditure escrow in an amount equal to

A-1-125

approximately $139,735. Notwithstanding the foregoing, so long as the reserve waiver conditions continue to be satisfied, the capital expenditure escrow will be waived.

(50)	With respect to Mortgage Loan No. 7, Walgreens Retail Portfolio, during a material tenant trigger event period, the borrower will deposit with the mortgage lenders on each monthly payment date an amount equal to the material tenant excess cash for any costs that may be incurred or required to be reimbursed by the borrower or master tenant in connection with leasing material tenant space.

(51)	With respect to Mortgage Loan No. 7, Walgreens Retail Portfolio, during a master tenant trigger event period, the borrower will deposit with the mortgage lenders on each monthly payment date an amount equal to the master tenant excess cash for any master tenant work.

(52)	With respect to Mortgage Loan No. 7, Walgreens Retail Portfolio, if the borrower deposits with the lender one or more low DY/DSCR cure deposits in cash to avoid the occurrence of a cash management DY trigger event and/or a cash management DSCR trigger event, the lender will transfer such amounts into a reserve account (the “Low DY/DSCR Cure Deposit Account”). The lender will hold such low DY/DSCR cure deposit(s) as cash collateral for the debt. At any time during the loan term that low DY/DSCR cure deposit funds are on deposit in the Low DY/DSCR Cure Deposit Account, the lender will determine the DSCR or the pro forma debt yield, as applicable, on the last day of the twelfth month following the making of such deposit, taking into account the low DY/DSCR cure deposit funds. If the lender determines that the low DY/DSCR cure deposit funds then on deposit in the Low DY/DSCR Cure Deposit Account, if applied to reduce the then outstanding principal balance, would be insufficient to cause either (a) the pro forma debt yield to be greater than or equal to 10.75% or (b) the DSCR to be greater than or equal to 1.40x, as applicable, in each case, for a period of 12 months, then the borrower may, in order to continue to avoid the occurrence of a cash management DY trigger event and/or a cash management DSCR trigger event, within five business days of the lender’s notice to the borrower of such deficiency, deposit with the lender such additional funds such that, when added to the funds on deposit in the Low DY/DSCR Cure Deposit Account, would be sufficient, if applied to reduce then outstanding principal balance, to result in either (a) a pro forma debt yield greater than or equal to 10.75% or (b) a DSCR greater than or equal to 1.40x, as the case may be.

(53)	With respect to Mortgage Loan No. 7, Walgreens Retail Portfolio, the portfolio's rental payments are subject to one absolute net master lease between Walgreen Co. (“U.S. Retail”) and affiliates of U.S. Retail, as tenant and the borrower as the lessor, with an initial term of 15 years and three, five-year renewal options. The lease has no early termination options, except as it relates to the release of individual properties, at which time the total rent will be reduced by the amount of rent allocated to the to-be-released property. Under the lease, the master tenant is responsible for all operating expenses across the portfolio, including real estate taxes, insurance and maintenance for the properties.

(54)	With respect to Mortgage Loan No. 7, Walgreens Retail Portfolio, historical financial information is not shown as the Mortgaged Properties are leased to a single tenant on a triple-net basis.

(55)	With respect to Mortgage Loan No. 8, South Brooklyn Multifamily Portfolio, the borrower sponsor acquired two of the five Mortgaged Properties in 2025 (in connection with the related Mortgage Loan financing) and therefore, historical financials were not made available to the borrower sponsor for either of the 2911 Brighton 5th Street and 230 73rd Street Mortgaged Properties.

(56)	With respect to Mortgage Loan No. 8, South Brooklyn Multifamily Portfolio, the Appraised Value ($) represents the as portfolio value of $63,400,000 as of September 30, 2025, for which the appraisal gave a monetary benefit for the aggregation of the five Mortgaged Properties. Without such portfolio benefit, the sum of each of the Mortgaged Property’s appraised value is $60,900,000 as of September 24, 2025 through September 30, 2025. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the “as-is” value (without such as portfolio monetary benefit) are 75.8% and 75.8%, respectively.

A-1-126

(57)	With respect to Mortgage Loan No. 9, Crossgates Mall, defeasance of the whole loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the WFCM 2025-5C7 securitization trust in December 2025. The actual defeasance lockout period may be longer.

(58)	With respect to Mortgage Loan No. 9, Crossgates Mall, the whole loan is comprised of six pari passu senior notes with an aggregate initial principal balance of $105.0 million that accrue interest at a rate equal to 8.5000% and a junior note with an aggregate initial principal balance of $68.0 million that accrues interest at a rate equal to 14.0000%. Additionally, a mezzanine loan was funded in the amount of $20.0 million. The mezzanine loan is interest-only through the loan term and accrues interest at a rate equal to 20.0000%.

(59)	With respect to Mortgage Loan No. 9, Crossgates Mall, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender the material tenant trigger event excess cash, not to exceed $220,000 in any calendar month (which cap on the monthly deposit will terminate upon a transfer of indirect control of the day-to-day operations of the Mortgaged Property from the current sponsor to the class B member investor or a transfer of the ownership interests in the borrower to the mezzanine lender), for any costs that may be incurred or required to be reimbursed by the borrower or material tenant in connection with leasing material tenant space pursuant to a qualified lease.

(60)	With respect to Mortgage Loan No. 9, Crossgates Mall, upon (i) a default by Macy’s under the construction, operation, and reciprocal easement agreement, (ii) a bankruptcy action of Macy’s or (iii) Macy’s “going dark”, vacating, ceasing to occupy or discontinuing its operations at the parcel adjacent to the Mortgaged Property, excess cash will be required to be deposited into the TI/LC reserve account. The funds in the TI/LC reserve account may be used for tenant improvement costs, tenant improvement allowances and leasing commissions incurred by the borrower in connection with the leasing of any tenant space at the Mortgaged Property.

(61)	With respect to Mortgage Loan No. 11, Herbst Multifamily Portfolio #2, the Appraised Value represents the “As-Portfolio” value of the related Mortgaged Properties, which includes a 4.2% portfolio premium, and is based on the assumption that the entire portfolio is marketed to a single purchaser. Based on the aggregate “As-Is” appraised value of the Mortgaged Properties of approximately $34,550,000, the Mortgage Loan has a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity (%) of 67.1% and 67.1%, respectively.

(62)	With respect to Mortgage Loan No. 11, Herbst Multifamily Portfolio #2, provided that no event of default is continuing under the Mortgage Loan documents, at any time after the date that is two years after the closing date of the WFCM 2025-5C7 securitization and prior to December 6, 2030, the borrowers may deliver defeasance collateral and obtain the release of one or more individual Mortgaged Properties provided that, among other conditions, (i) the portion of the Mortgage Loan that is defeased is in an amount equal to the greater of (a) 115% of the allocated loan amount for the individual Mortgaged Property or Properties being released, and (b) the net sales proceeds applicable to such individual Mortgaged Property or Properties, (ii) the borrowers deliver a REMIC opinion, (iii) the release is not reasonably likely to result in a material adverse effect under the Mortgage Loan documents, and (iv) after giving effect to the release, (I) the debt service coverage ratio with respect to the remaining Mortgaged Properties is at least equal to the greater of (a) 1.32x, and (b) the debt service coverage ratio for all of the individual Mortgaged Properties immediately prior to the release, (II) the debt yield with respect to the remaining Mortgaged Properties is at least equal to the greater of (a) 8.85%, and (b) the debt yield for all of the individual Mortgaged Properties immediately prior to the release, and (III) the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 64.44%, and (b) the loan-to-value ratio for all of the individual Herbst Multifamily Portfolio Mortgaged Properties immediately prior to the release.

(63)	With respect to Mortgage Loan No. 12, Central Arts Plaza, The appraised value reflects the as-stabilized value, which assumes that the largest tenant at the Mortgaged Properrt, Tiffany & Bosco, P.A., takes occupancy in April 2026 and begins paying rent in August 2026. The as-is appraised value is $77,600,000, which includes a $16,800,000 stabilization discount, resulting in a Cut-off Date LTV and Maturity Date LTV of 81.2%. All outstanding reserves owed to Tiffany

A-1-127

& Bosco, P.A., along with gap rent to April 2026 and free rent through August 2026, were reserved by the lender at loan origination.

(64)	With respect to Mortgage Loan No. 12, Central Arts Plaza, the appraised value is as-stabilized, assuming that Tiffany & Bosco, P.A., takes occupancy in April 2026 and begins paying rent in August 2026. The as-is appraised value is $77,600,000, which includes a $16,800,000 stabilization discount, results in a Cut-off Date LTV and Maturity Date LTV of 81.2%.

(65)	With respect to Mortgage Loan No. 12, Central Arts Plaza, a Grace Period – Default (Days) of two business days is permitted once during any 12-month period.

(66)	With respect to Mortgage Loan No. 12, Central Arts Plaza, defeasance of the Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the loan origination date. The assumed defeasance lockout period is based on the anticipated closing date of the WFCM 2025-5C7 securitization in December 2025. The actual defeasance lockout period may be longer.

(67)	With respect to Mortgage Loan No. 12, Central Arts Plaza, if a critical tenant fails to renew or exercise an extension option by the earlier of 12 months prior to its lease expiration or the notice period required under its lease, the borrower is required to make a monthly critical tenant non-renewal deposit in the amount of $343,099.57.

(68)	With respect to Mortgage Loan No. 12, Central Arts Plaza, Tiffany & Bosco, P.A.’s lease is expected to commence in April 2026, with rent payments beginning in August 2026, after four months of free rent. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.

(69)	With respect to Mortgage Loan No. 12, Central Arts Plaza, the increase from Most Recent NOI to Underwritten NOI is primarily attributable to the Tiffany & Bosco, P.A. lease that is expected to commence in April 2026, with rent payments beginning in August 2026, after four months of free rent. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.

(70)	With respect to Mortgage Loan No. 12, Central Arts Plaza, on any date other than within the 30-day period immediately prior to or immediately after a proposed securitization of all or a portion of the Central Arts Plaza Whole Loan, the borrower may request a release of a vacant 1.87-acre parcel (the “Central Arts Plaza Release Parcel”) which was not attributed any value in determining the Central Arts Plaza Whole Loan amount upon, among other things, the satisfaction of the following conditions (a) no default or event of default is continuing, (b) if the release of the Central Arts Plaza Release Parcel occurs after a securitization of the Central Arts Plaza Whole Loan, the borrower will be required to deliver a REMIC opinion, (c) satisfaction of rating agency conditions, and (d) if the Central Arts Plaza Whole Loan is included in a REMIC and immediately following a release of the Central Arts Plaza Release Parcel, the Central Arts Plaza Whole Loan fails to satisfy the lender’s determination that, based on a current or updated appraisal or other determination of value, the fair market value of the Mortgaged Property (excluding any value attributable to property that is not an interest in real property within the meaning of the Internal Revenue Code of 1986) is at least 80% of the Central Arts Plaza Whole Loan's adjusted issue price, then the borrower will be required to prepay the balance of the Central Arts Plaza Whole Loan in an amount equal to either (i) an amount necessary to satisfy such lender determination or (ii) a lesser amount, provided that that borrower delivers to the lender an opinion that such release does not cause any portion of the Central Arts Plaza Whole Loan to cease to be a “qualified mortgage” as defined in the Internal Revenue Code of 1986.

(71)	With respect to Mortgage Loan No. 13, 1233 Eastern Parkway, historical financial statements are not available as the Mortgaged Property was recently constructed in 2025.

(72)	With respect to Mortgage Loan No. 13, 1233 Eastern Parkway, the Mortgaged Property has applied for a Section 421-a tax exemption. Real Estate Taxes were underwritten to the appraisal’s estimated 2025/2026 tax year tax expense inclusive of the applied-for 421-a exemption of $69,938. The appraisal’s estimated full tax liability for such tax year is $492,750.

A-1-128

There can be no assurance that the 421-a tax exemption will be obtained. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

(73)	With respect to Mortgage Loan No. 13, 1233 Eastern Parkway, the appraisal concluded to an “as-is” value for the Mortgaged Property of $33,900,000 as of August 20, 2025. The appraised value takes into account the extraordinary assumption of the Mortgaged Property’s eligibility for an applied for 421-a tax exemption and calculates the net present value of such applied-for 421-a tax exemption to be $8,600,000. If such net present value were to be subtracted from the appraised value, the appraised value of the Mortgaged Property would be $25,300,000.

(74)	With respect to Mortgage Loan No. 13, 1233 Eastern Parkway, the Mortgaged Property is located in a qualified opportunity zone.

(75)	With respect to Mortgage Loan No. 14, 324 South Service Road, the Appraised Value reflects the “Market Assuming Owner Affiliated Area is At Contract Rent” value as of August 6, 2025, which assumes that the current above market contract lease terms remain in place for the 6,528 square foot unit (#125) occupied by T. Weiss Realty Corp., an owner related entity who occupies the unit as its corporate headquarters.

(76)	With respect to Mortgage Loan No. 14, 324 South Service Road, leases collectively constituting approximately 51.0% at the Mortgaged Property are scheduled to expire in 2030.

(77)	With respect to Mortgage Loan No. 14, 324 South Service Road, (i) the Second Largest Tenant at the Mortgaged Property, ChyronHego US Holding Corporation, has the option to terminate its lease effective as of October 31, 2027, upon at least 9 months prior notice, subject to payment of a $211,812.95 termination fee, (ii) the Fourth Largest Tenant at the Mortgaged Property, CDM Smith Inc., has the rolling option to terminate its lease solely with respect to the 245 square foot storage unit, upon at least 6 months prior written notice, and (iii) the Fifth Largest Tenant at the Mortgaged Property, CMG Mortgage, Inc., has the option to terminate its lease effective as of March 31, 2028, upon providing notice no later than June 30, 2027, subject to payment of a $148,602.28 termination fee.

(78)	With respect to Mortgage Loan No. 14, 324 South Service Road, two tenants at the Mortgaged Property are affiliated with the borrower, including T. Weiss Realty Corporation, the borrower sponsor, who uses its leased space as its corporate headquarters, and Totus, L.L.C.

(79)	With respect to Mortgage Loan No. 14, 324 South Service Road, “Yield Maintenance Premium” shall mean, with respect to any repayment of the outstanding principal balance of the Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Loan being prepaid is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

(80)	With respect to Mortgage Loan No. 15, 80 International Drive, historical financial information is not shown due to a newly executed absolute net master lease with the sole tenant, Walgreen Eastern Co., Inc., which owned and occupied the Mortgaged Property since construction in 2007. The sole tenant no longer owns but continues to occupy the premises as lessee pursuant to a newly executed master lease.

(81)	With respect to Mortgage Loan No. 15, 80 International Drive, on each monthly payment date, the borrower is required to deposit with the lender an amount equal to approximately $23,286 for capital expenditure set forth in an approved annual budget or otherwise reasonably approved by the lender. The amount of capital expenditure funds on deposit in the capital expenditure account, net of any outstanding disbursement requests therefrom, will not exceed

A-1-129

$558,859. So long as the reserve waiver conditions continue to be satisfied, the borrower’s obligation to make the monthly capital expenditure deposit will be suspended.

(82)	With respect to Mortgage Loan No. 15, 80 International Drive, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender the material tenant trigger event excess cash for any costs that may be incurred or required to be reimbursed by the borrower or material tenant in connection with leasing material tenant space pursuant to a qualified lease.

(83)	With respect to Mortgage Loan No. 15, 80 International Drive, if the borrower deposits with the lender one or more low DY/DSCR cure deposits in cash to avoid the occurrence of a cash management DY trigger event and/or a cash management DSCR trigger event, the lender will transfer such amounts into a reserve account (the “Low DY/DSCR Cure Deposit Account”). The lender will hold such low DY/DSCR cure deposit(s) as cash collateral for the debt. At any time during the loan term that low DY/DSCR cure deposit funds are on deposit in the Low DY/DSCR Cure Deposit Account, the lender will determine the DSCR or the pro forma debt yield, as applicable, on the last day of the twelfth month following the making of such deposit, taking into account the low DY/DSCR cure deposit funds. If the lender determines that the low DY/DSCR cure deposit funds then on deposit in the Low DY/DSCR Cure Deposit Account, if applied to reduce the then outstanding principal balance, would be insufficient to cause either (a) the pro forma debt yield to be greater than or equal to 9.0% or (b) the DSCR to be greater than or equal to 1.30x, as applicable, in each case, for a period of 12 months, then the borrower may, in order to continue to avoid the occurrence of a cash management DY trigger event and/or a cash management DSCR trigger event, within five business days of the lender’s notice to the borrower of such deficiency, deposit with the lender such additional funds such that, when added to the funds on deposit in the Low DY/DSCR Cure Deposit Account, would be sufficient, if applied to reduce then outstanding principal balance, to result in either (a) a pro forma debt yield greater than or equal to 9.0% or (b) a DSCR greater than or equal to 1.30x, as the case may be.

(84)	With respect to Mortgage Loan No. 15, 80 International Drive, the master lease with Walgreen Eastern Co., Inc., a wholly owned subsidiary of Walgreen Co., has an initial term of 15 years with three, five-year renewal options. The rental rate will increase 3.0% annually during the initial term. Each renewal option period begins at 103.0% of the previous rent or fair market rent, whichever is greater, and each option has annual 3.0% escalations. The master lease is guaranteed by Walgreen Co.

(85)	With respect to Mortgage Loan No. 16, CFS Industrial HQ, the Grace Period Default (Days) of three business days is permitted once during any 12-month period.

(86)	With respect to Mortgage Loan No. 16, CFS Industrial HQ, defeasance of the Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the loan origination date. The assumed defeasance lockout period is based on the anticipated closing date of the WFCM 2025-5C7 securitization in December 2025. The actual defeasance lockout period may be longer.

(87)	With respect to Mortgage Loan No. 16, CFS Industrial HQ, historical financial information is unavailable as the Mortgaged Property was acquired at loan origination.

(88)	With respect to Mortgage Loan No. 17, 268-274 Sullivan Place, historical financial statements are not available as the Mortgaged Property was recently constructed in 2025.

(89)	With respect to Mortgage Loan No. 17, 268-274 Sullivan Place, the Mortgaged Property is comprised of 37 multifamily units accounting for 95.8% of underwritten rent as well as 2,571 SF of ground floor commercial space accounting for 4.2% of underwritten rent.

(90)	With respect to Mortgage Loan No. 17, 268-274 Sullivan Place, the Mortgaged Property has applied for a 35-year Section 421-a tax exemption. Real Estate Taxes were underwritten to the appraisal’s five-year average estimated taxes inclusive of the applied for 421-a exemption of $7,651. The appraisal’s estimated full tax liability for the year 1 tax year is $397,451. There

A-1-130

can be no assurance that the 421-a tax exemption will be obtained. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

(91)	With respect to Mortgage Loan No. 17, 268-274 Sullivan Place, the appraisal concluded to an “as-is” value for the Mortgaged Property of $30,300,000 as of September 9, 2025. The appraised value takes into account the extraordinary assumption of the Mortgaged Property’s eligibility for an applied for 421-a tax exemption and calculates the net present value of such applied-for 421-a tax exemption to be $8,100,000. If such net present value were to be subtracted from the appraised value, the appraised value of the Mortgaged Property would be $22,200,000.

(92)	With respect to Mortgage Loan No. 17, 268-274 Sullivan Place, the Mortgaged Property is located in a qualified opportunity zone.

(93)	With respect to Mortgage Loan No. 18, CIG - 3 Pack Southeast Portfolio, which is structured with a soft lockbox, the borrower may suspend its obligation to cause all rents to be deposited into a clearing account during a debt service coverage ratio cash management period (provided no other cash management period is continuing) if and for so long as the following conditions are satisfied: (i) the borrower has deposited (and maintains on deposit) with the lender cash in the amount of the difference between (A) the annual net operating income that would be required to achieve a debt service coverage ratio of 1.15x, minus (B) the then-existing annual net operating income, as reasonably determined by the lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount; or (ii) the borrower has deposited (and maintains on deposit) with the lender a letter of credit in the amount of the NOI Shortfall.

(94)	With respect to Mortgage Loan No. 20, 1700 Jerome, the Mortgaged Property is comprised of 36 multifamily units accounting for 97.6% of underwritten rent as well as 458 SF of ground floor commercial space accounting for 2.4% of underwritten rent.

(95)	With respect to Mortgage Loan No. 20, 1700 Jerome, historical financial statements are not available as the Mortgaged Property was recently constructed in 2025.

(96)	With respect to Mortgage Loan No. 20, 1700 Jerome, the Mortgaged Property is located in a qualified opportunity zone.

(97)	With respect to Mortgage Loan No. 21, Dunbar Apartments, the mortgage loan is part of a whole loan that was co-originated by SGFC and 3650 Capital SCF LOE I(A), LLC.

(98)	With respect to Mortgage Loan No. 21, Dunbar Apartments, the Mortgaged Property is comprised of (i) 537 multifamily units and (ii) nine retail units totaling 10,397 square feet. Occupancy reflects only the multifamily space.

(99)	With respect to Mortgage Loan No. 21, Dunbar Apartments, current occupancy and historical occupancy periods reflect only the multifamily space at the Mortgaged Property.

(100)	With respect to Mortgage Loan No. 21, Dunbar Apartments, historical information prior to 2024 is not available because the Mortgaged Property was renovated in 2024.

(101)	With respect to Mortgage Loan No. 21, Dunbar Apartments, on each monthly payment date commencing on September 6, 2025, through and including December 6, 2025, the borrower is required to deposit approximately $13,828 for replacement reserves. On each monthly payment date commencing on January 6, 2026, through and including December 6, 2026, the borrower is required to deposit approximately $14,243. On each monthly payment date commencing on January 6, 2027, through and including December 6, 2027, the borrower is required to deposit approximately $14,670. On each monthly payment date commencing on January 6, 2028, through and including December 6, 2028, the borrower is required to deposit approximately $15,110. On each monthly payment date commencing on January 6, 2029, through and including December 6, 2029, the borrower is required to deposit approximately $15,563. On each monthly payment date commencing on January 6, 2030, and for the remainder of the Dunbar Apartments Mortgage Loan term, the borrower is required to deposit approximately $16,030.

A-1-131

(102)	With respect to Mortgage Loan No. 21, Dunbar Apartments, the Dunbar Apartments Mortgage Loan is structured with a soft lockbox (for residential tenants) and hard lockbox (for non-residential tenants) and springing cash management. At origination, the borrower delivered a tenant direction letter to each commercial tenant doing business at the Dunbar Apartments Mortgaged Property to remit all payments directly to the lockbox bank. If the borrower or property manager receives any commercial rents, the borrower or property manager is required to deposit such amounts into the lockbox account within two business days of receipt. Funds deposited into the lockbox account will be swept on a daily basis into the borrower's operating account until a cash management period (as defined in the Mortgage Loan documents) has commenced, in which event funds will be swept on a daily basis into a lender-controlled lockbox account and applied in accordance with the Dunbar Apartments Mortgage Loan documents.

(103)	With respect to Mortgage Loan No. 22, Marriott Melville, the Appraised Value represents the a “Market Value Upon PIP Reserve Account Funded” value of $103,565,000 as of October 15, 2025, based on the extraordinary assumption that that a reserve is fully funded by a lender in an amount equal to $5,565,000 to cover capital expenditures. At origination, the borrower reserved $5,565,000 for capital expenditures.

(104)	With respect to Mortgage Loan No. 22, Marriott Melville, commencing on the monthly payment date occurring in December 2026, the borrower must deposit $111,490.78 into a lender-controlled FF&E reserve account. Based on the annual operating statements for the Mortgaged Property, the lender may adjust the monthly deposit to the greater of (i) one-twelfth of 5.00% of the underwritten revenue or (ii) the amount required pursuant to the related franchise agreement.

(105)	With respect to Mortgage Loan No. 22, Marriott Melville, in the event that, on the date that is the third anniversary of the first monthly debt service payment date, either (a) all portions of the Whole Loan are not then subject to a securitization or (b) certain portions of the Whole Loan are subject to a securitization, but less than two years from the “startup day” (within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986) of the REMIC trust established in connection with the [last] securitization involving any portion of or interest in the Whole Loan (such period, “Start-Up Date Period”) has passed with respect to all applicable securitizations, then (1) the borrower is prohibited from defeasing the Whole Loan or any portion thereof that the applicable Start-Up Date Period has not expired, (2) provided no event of default exists, the borrower is permitted to simultaneously prepay (in total but not in part) all portions of the Whole Loan that (x) have not been placed into a securitization or (y) the applicable Start-Up Date Period has not expired (including, without limitation, with the payment of a Yield Maintenance Premium (such, a prepayment, a “Start-Up Prepayment”)), (3) the borrower is obligated to simultaneously defease any portion of the Whole Loan that is the subject of a securitization for which the applicable Start-Up Date Period for such securitization has expired as of the date of the prepayment of the Whole Loan (or portion thereof) referenced in clause (2) above, and (4) for avoidance of doubt, the Whole Loan is required to be indefeasibly prepaid (or defeased, as applicable) in full and the security instrument securing the Whole Loan released and no longer applicable to the Mortgaged Property in the event that the borrower chooses to voluntarily prepay the Whole Loan (or such applicable portions thereof) in accordance with clause (2) above with the remaining Whole Loan portions defeased as required by clause (3) above.

(106)	With respect to Mortgage Loan No. 22, Marriott Melville, “Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to (i) 2% of the amount prepaid in connection with a prepayment that is not a Start-Up Prepayment or (ii) 1% of the amount prepaid in connection with a Start-Up Prepayment or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Mortgage Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the

A-1-132

Mortgage Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Mortgage Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

(107)	With respect to Mortgage Loan No. 23, ClimaStor Portfolio, the Appraised Value ($) represents the aggregate “As-Stabilized” value of the ClimaStor Portfolio Mortgaged Properties of $16,000,000. Based on the aggregate “As-Is” appraised value of the ClimaStor Portfolio Mortgage Properties of $14,900,000 and the ClimaStor Portfolio Mortgage Loan results in a Cut-off Date LTV (%) and LTV Ratio at Maturity / ARD (%) of 73.8% and 73.8%, respectively.

(108)	With respect to Mortgage Loan No. 24, Urbane 424, the Mortgaged Property contains 3,114 square feet of retail space.

(109)	With respect to Mortgage Loan No. 24, Urbane 424, the Mortgaged Property benefits from a 10-year, 100% tax abatement associated with the development of the Mortgaged Property pursuant to a development agreement with the City of Burlington (the “Development Agreement”) and associated tax credits from the Iowa Economic Development Authority (“IEDA”). The Development Agreement was executed in April 2020 and along with subsequent amendments, set forth the construction timeline, building specifications, and other provisions for the borrower to obtain incentives for the re-development of the site. As part of the Development Agreement, the City of Burlington agrees to rebate the borrower an amount equal to 100% of the new incremental property taxes created by the commercial and residential value added to the Mortgaged Property for 10 years (the “Tax Rebate Grant”) in semi-annual grants (rebate payments) through June 2033. No semi-annual grant is required to be made by the City of Burlington to the borrower without timely payment of semi-annual property taxes by the borrower for the most recent period due. Each Tax Rebate Grant is subject to annual appropriation by the City of Burlington City Council. The right of non-appropriation reserved to the City of Burlington in is intended by the parties, and will be construed at all times, so as to ensure that the City of Burlington's obligation to make future Tax Rebate Grants will not constitute a legal indebtedness of the City of Burlington within the meaning of any applicable constitutional or statutory debt limitation prior to the adoption of a budget which appropriates funds for the payment of that installment or amount. In addition, pursuant to the IEDA Workforce Housing Tax Incentive Award, the borrower received a refund of 100% of the state sales, service, and use taxes for eligible costs during the construction phase of the Mortgaged Property (estimated at approximately $115,542) and an investment tax credit equal to 20% of the new investment directly related to the Mortgaged Property (estimated value of approximately $884,458 that may be carried forward for up to five years or until depleted). The Mortgage Loan is structured with losses recourse associated with the Development Agreement and associated economic benefits.

(110)	With respect to Mortgage Loan No. 25, Country Inn & Suites Charlotte University Place, the Monthly Replacement / FF&E Reserve ($) is initially $9,350. Beginning in January 2026, the Monthly Replacement / FF&E Reserve ($) amount equal to the greater of (A) an amount equal to one-twelfth (1/12th) of four percent (4%) of the amount set forth in the line item entitled “Total Revenue” as set forth in the applicable annual operating statement for the Mortgaged Property with respect to the preceding calendar year, (B) the amount of the deposit required by franchisor on account of FF&E under the franchise agreement (if any), or (C) $9,350.00. The lender may adjust the Monthly Replacement / FF&E Reserve ($) in January of each calendar year.

A-1-133

(111)	With respect to Mortgage Loan No. 25, Country Inn & Suites Charlotte University Place, the Monthly Other Reserve ($) with respect to the Seasonality Reserve may be adjusted upon notice to the borrower, to an amount equal to the shortfall in revenue from the Mortgaged Property to cover debt service (at a debt service coverage ratio of 1.30 to 1.00), as calculated by the lender based on actual operations from the prior twelve (12) month period (subject to adjustment by the lender in its reasonable discretion). The borrower will be required to make the Seasonality Reserve monthly deposit on a given monthly payment date only to the extent that funds then on deposit in the Seasonality Reserve account are less than the Seasonality Reserve required annual balance (which as of the closing date is $218,730, subject to further adjustment by the lender).

(112)	With respect to Mortgage Loan No. 25, Country Inn & Suites Charlotte University Place, the Monthly Other Reserve ($) with respect to the PIP Reserve will springs as follows: if, at any time, any PIP work is required by the franchisor under the franchise agreement, within fifteen (15) days after receipt of notice from franchisor with respect to such PIP Work, an amount equal to 115% of the estimated costs to complete such PIP Work, as reasonably determined by the lender (provided, if funds in the FF&E reserve account are allocated for items identified in the PIP, the lender will collect the difference between 115% of the cost estimated by the lender and such allocated amounts in the FF&E reserve account) (the “PIP Reserve Deposit”). The lender may reassess its estimate of the future cost of PIP work from time to time, and may require the borrower to (and borrower is required to) deposit additional PIP reserve funds upon thirty (30) days’ notice to the borrower in order to cause the amount of PIP reserve funds on deposit to equal 115% of the lender’s reasonably estimated future cost of new and remaining PIP work.

(113)	With respect to Mortgage Loan No. 25, Country Inn & Suites Charlotte University Place, the licensee and licensor have the right to terminate the franchise agreement in year 10 (2028) and year 15 (2033) by delivering a notice of termination within 60-days of the termination date, subject to, but not limited to, the following conditions: (i) no historical default regardless of any subsequent cure and no default through time of termination (ii) notice must contain date of termination and must be no less than 60 days but not greater than 90 days, (iii) Radisson, as licensor, enters into a written termination agreement with the licensee prior to the termination date, providing for a mutual release and a reconciliation process for all fees and amounts owed and (iv) the licensee provides payment of all fees and other amounts due through the termination including a deposit for fees that will become due the period before the termination date.

A-1-134

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

WFCM 2025-5C7
Annex A-2

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Wells Fargo Bank, National Association	5	$196,772,534	25.5%	6.3741%	58	358	1.73	x	13.1%	11.9%	59.6%	58.5%
Zions Bancorporation, N.A.	3	122,600,000	15.9	6.3285	59	0	1.37		9.0	8.8	69.1	69.1
Citi Real Estate Funding Inc.	6	115,460,000	15.0	6.3087	59	0	1.50		9.8	9.6	63.0	63.0
JPMorgan Chase Bank, National Association	3	103,030,529	13.3	6.7690	59	359	2.13		15.1	14.8	42.8	42.4
UBS AG	2	85,000,000	11.0	6.9231	59	0	3.07		22.6	21.1	33.7	33.7
BSPRT CMBS Finance, LLC	1	60,000,000	7.8	7.2500	58	0	1.33		10.2	9.7	59.9	59.9
Goldman Sachs Mortgage Company	2	43,000,000	5.6	6.7374	59	0	1.66		12.3	11.3	68.5	68.5
Societe Generale Financial Corporation	2	26,000,000	3.4	6.5712	58	0	1.57		10.7	10.4	63.4	63.4
UBS AG / Wells Fargo Bank, National Association	1	20,000,000	2.6	6.5520	58	0	1.52		10.7	10.1	58.9	58.9
Total/Weighted Average:	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Multifamily	22	$250,400,000	32.4%	6.3177%	59	0	1.41	x	9.2%	9.0%	65.9%	65.9%
Mid Rise	15	205,775,000	26.7	6.2968	59	0	1.33		8.6	8.4	66.5	66.5
Garden	5	40,000,000	5.2	6.4005	59	0	1.87		12.6	12.1	63.2	63.2
Low Rise	2	4,625,000	0.6	6.5300	60	0	1.34		9.1	8.8	64.4	64.4
Retail	210	215,000,000	27.9	6.7975	59	0	2.58		18.6	17.7	41.1	41.1
Super Regional Mall	3	165,000,000	21.4	7.0940	59	0	2.35		18.0	17.1	44.0	44.0
Single Tenant	207	50,000,000	6.5	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Hospitality	3	75,674,022	9.8	6.6883	58	358	1.75		15.8	13.4	56.2	53.4
Full Service	2	69,174,022	9.0	6.6768	58	358	1.70		15.6	13.2	56.3	53.3
Limited Service	1	6,500,000	0.8	6.8100	59	0	2.33		17.8	16.1	55.1	55.1
Self Storage	24	70,989,041	9.2	5.8371	58	359	1.39		8.6	8.5	63.6	63.0
Self Storage	24	70,989,041	9.2	5.8371	58	359	1.39		8.6	8.5	63.6	63.0
Mixed Use	1	60,000,000	7.8	7.2500	58	0	1.33		10.2	9.7	59.9	59.9
Multifamily/Office	1	60,000,000	7.8	7.2500	58	0	1.33		10.2	9.7	59.9	59.9
Industrial	3	54,760,000	7.1	6.6493	58	0	1.53		10.8	10.3	65.9	65.9
Warehouse/Distribution	1	20,000,000	2.6	6.5520	58	0	1.52		10.7	10.1	58.9	58.9
Manufacturing	1	20,000,000	2.6	6.7460	58	0	1.57		11.1	10.7	70.5	70.5
Manufacturing/Warehouse	1	14,760,000	1.9	6.6500	59	0	1.50		10.4	10.1	69.3	69.3
Office	2	45,040,000	5.8	6.8377	59	0	1.77		13.4	12.3	61.6	61.6
Suburban	2	45,040,000	5.8	6.8377	59	0	1.77		13.4	12.3	61.6	61.6
Total/Weighted Average:	265	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

WFCM 2025-5C7
Annex A-2

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
New York	24	$310,412,162	40.2%	6.8437%	59	359	1.78	x	13.1%	12.6%	53.5%	53.4%
Florida	32	77,987,391	10.1	6.4470	58	358	1.79		14.9	12.9	53.2	51.0
Pennsylvania	5	70,843,878	9.2	6.3779	59	0	1.29		8.5	8.2	67.4	67.4
South Dakota	1	60,000,000	7.8	6.7160	58	0	2.24		16.5	15.3	59.4	59.4
Texas	23	40,152,694	5.2	5.8087	58	0	1.51		9.1	8.9	60.8	60.8
Louisiana	7	36,598,225	4.7	6.2622	59	359	1.80		12.3	11.9	61.7	60.4
New Jersey	11	24,527,551	3.2	6.4915	60	0	1.45		9.7	9.4	62.6	62.6
Arizona	3	23,636,735	3.1	6.7055	59	0	1.78		13.6	12.1	65.8	65.8
Massachusetts	6	21,446,939	2.8	6.6835	58	0	1.69		11.8	11.3	67.9	67.9
Connecticut	4	20,911,224	2.7	6.5201	58	0	1.60		11.1	10.5	57.7	57.7
Ohio	10	16,600,816	2.2	6.5579	59	0	1.70		11.6	11.2	65.1	65.1
Tennessee	5	12,015,714	1.6	6.3938	59	0	1.83		12.4	11.8	67.9	67.9
Oklahoma	6	10,151,571	1.3	5.8081	58	0	1.41		8.5	8.3	62.3	62.3
Iowa	2	7,688,776	1.0	6.4724	60	0	1.32		8.8	8.6	65.7	65.7
North Carolina	5	7,308,163	0.9	6.7004	59	0	2.44		18.1	16.5	52.5	52.5
Georgia	12	5,648,571	0.7	6.1870	59	0	2.38		15.4	14.7	54.8	54.8
California	14	4,289,796	0.6	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Southern California	10	3,218,367	0.4	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Northern California	4	1,071,429	0.1	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Puerto Rico	10	3,244,898	0.4	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Illinois	8	2,241,837	0.3	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Indiana	10	2,117,347	0.3	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Michigan	7	1,525,510	0.2	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Alabama	8	1,467,347	0.2	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Kentucky	8	1,333,673	0.2	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Virginia	5	1,287,755	0.2	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Missouri	4	953,061	0.1	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
West Virginia	6	919,388	0.1	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
South Carolina	4	852,041	0.1	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Maryland	3	788,776	0.1	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Hawaii	2	650,000	0.1	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Mississippi	3	492,857	0.1	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Colorado	2	451,020	0.1	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Minnesota	2	448,980	0.1	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
New Hampshire	1	341,837	0.0	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Nebraska	2	337,755	0.0	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Nevada	1	331,633	0.0	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Oregon	1	273,469	0.0	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Washington	1	234,694	0.0	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Kansas	1	223,469	0.0	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Vermont	1	209,184	0.0	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
North Dakota	1	204,082	0.0	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Maine	1	195,918	0.0	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Wisconsin	1	186,735	0.0	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
New Mexico	1	176,531	0.0	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Arkansas	1	153,061	0.0	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Total/Weighted Average:	265	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-2

WFCM 2025-5C7
Annex A-2

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
6,500,000 - 8,000,000	2	$14,100,000	1.8%	6.6321%	60	0	1.77	x	12.9%	12.0%	61.0%	61.0%
8,000,001 - 11,000,000	3	32,979,570	4.3	6.5088	58	359	1.50		11.8	11.0	64.1	61.5
11,000,001 - 15,000,000	3	42,260,000	5.5	6.3724	59	0	1.56		10.4	10.1	66.9	66.9
15,000,001 - 20,000,000	3	57,500,000	7.4	6.4606	59	0	1.53		10.4	10.0	62.6	62.6
20,000,001 - 25,000,000	5	115,740,000	15.0	6.5476	59	0	1.62		11.3	10.8	62.6	62.6
25,000,001 - 50,000,000	3	131,150,000	17.0	6.6598	59	0	2.48		17.8	16.7	47.5	47.5
50,000,001 - 60,000,000	4	238,183,493	30.9	6.6088	58	358	1.66		12.6	11.5	59.0	58.3
60,000,001 - 70,000,000	2	139,950,000	18.1	6.5501	59	0	1.78		12.0	11.9	51.2	51.2
Total/Weighted Average:	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.25 - 1.30	4	$111,050,000	14.4%	6.3850%	59	0	1.26	x	8.3%	8.1%	66.2%	66.2%
1.31 - 1.40	5	201,850,000	26.2	6.4148	59	0	1.37		9.1	8.8	64.3	64.3
1.41 - 1.50	2	25,749,041	3.3	6.3709	59	359	1.47		10.4	10.1	69.0	67.2
1.51 - 2.00	9	211,714,022	27.4	6.6001	59	358	1.70		13.1	11.9	60.4	59.4
2.01 - 3.34	5	221,500,000	28.7	6.7979	59	0	2.58		18.6	17.6	41.6	41.6
Total/Weighted Average:	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.9 - 9.0	7	$229,700,000	29.8%	6.1706%	59	0	1.33	x	8.4%	8.3%	66.3%	66.3%
9.1 - 10.0	2	40,700,000	5.3	6.3150	60	0	1.41		9.2	9.0	61.6	61.6
10.1 - 11.0	4	105,749,041	13.7	6.9039	58	359	1.40		10.3	9.9	61.9	61.5
11.1 - 12.0	2	35,000,000	4.5	6.6054	58	0	1.66		11.5	11.0	70.0	70.0
12.1 - 25.2	10	360,714,022	46.7	6.7514	59	358	2.26		17.0	15.8	48.1	47.5
Total/Weighted Average:	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

A-2-3

WFCM 2025-5C7
Annex A-2

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.8 - 9.0	8	$252,900,000	32.8%	6.2036%	59	0	1.33	x	8.5%	8.3%	66.2%	66.2%
9.1 - 10.0	2	77,500,000	10.0	6.9745	58	0	1.37		10.0	9.6	59.4	59.4
10.1 - 11.0	4	65,749,041	8.5	6.5401	58	359	1.51		10.7	10.3	66.4	65.7
11.1 - 15.0	6	154,214,022	20.0	6.6521	59	358	1.76		14.1	12.6	59.6	58.3
15.1 - 23.1	5	221,500,000	28.7	6.7979	59	0	2.58		18.6	17.6	41.6	41.6
Total/Weighted Average:	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
31.6 - 40.0	3	$155,000,000	20.1%	6.8291%	59	0	2.72	x	19.4%	18.6%	34.1%	34.1%
40.1 - 55.0	1	58,183,493	7.5	6.6630	58	358	1.68		15.5	13.0	54.0	51.1
55.1 - 60.0	8	222,040,000	28.8	6.7839	58	0	1.75		12.7	12.0	58.7	58.7
60.1 - 65.0	3	95,700,000	12.4	6.0068	59	0	1.38		8.5	8.4	62.9	62.9
65.1 - 72.8	10	240,939,570	31.2	6.4069	59	359	1.44		9.9	9.5	69.0	68.6
Total/Weighted Average:	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
31.6 - 40.0	3	$155,000,000	20.1%	6.8291%	59	0	2.72	x	19.4%	18.6%	34.1%	34.1%
40.1 - 55.0	1	58,183,493	7.5	6.6630	58	358	1.68		15.5	13.0	54.0	51.1
55.1 - 60.0	8	222,040,000	28.8	6.7839	58	0	1.75		12.7	12.0	58.7	58.7
60.1 - 65.0	5	117,679,570	15.2	6.0752	59	359	1.42		9.4	9.1	64.0	63.2
65.1 - 72.8	8	218,960,000	28.4	6.4103	59	0	1.42		9.6	9.2	69.0	69.0
Total/Weighted Average:	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

A-2-4

WFCM 2025-5C7
Annex A-2

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
5.8080 - 6.0000	4	$133,489,041	17.3%	5.8447%	59	359	2.12	x	13.2%	12.7%	51.4%	51.0%
6.0001 - 6.2500	3	86,150,000	11.2	6.1416	59	0	1.38		8.7	8.6	68.1	68.1
6.2501 - 6.5000	4	117,550,000	15.2	6.3964	59	0	1.47		9.8	9.5	66.2	66.2
6.5001 - 6.7500	9	300,134,022	38.9	6.6813	59	358	1.89		14.2	13.2	55.0	54.3
6.7501 - 7.0000	3	39,540,000	5.1	6.8797	58	0	1.75		12.8	12.2	55.7	55.7
7.0001 - 8.5000	2	95,000,000	12.3	7.7105	59	0	1.83		15.7	14.6	51.4	51.4
Total/Weighted Average:	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%
Total/Weighted Average:	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
56 - 60	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%
Total/Weighted Average:	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

A-2-5

WFCM 2025-5C7
Annex A-2

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	22	$691,700,000	89.6%	6.5682%	59	0	1.81	x	12.6%	12.1%	57.0%	57.0%
360	3	80,163,063	10.4	6.5835	58	358	1.66		14.9	12.8	58.0	54.8
Total/Weighted Average:	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	22	$691,700,000	89.6%	6.5682%	59	0	1.81	x	12.6%	12.1%	57.0%	57.0%
358 - 359	3	80,163,063	10.4	6.5835	58	358	1.66		14.9	12.8	58.0	54.8
Total/Weighted Average:	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	22	$691,700,000	89.6%	6.5682%	59	0	1.81	x	12.6%	12.1%	57.0%	57.0%
Amortizing Balloon	3	80,163,063	10.4	6.5835	58	358	1.66		14.9	12.8	58.0	54.8
Total/Weighted Average:	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

A-2-6

WFCM 2025-5C7
Annex A-2

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	20	$582,769,570	75.5%	6.6481%	59	359	1.72	x	12.4%	11.8%	57.6%	57.5%
Acquisition	3	92,943,493	12.0	6.6788	58	358	1.63		13.7	12.0	60.0	58.2
Recapitalization	1	50,000,000	6.5	5.8192	59	0	3.34		20.8	19.7	31.6	31.6
Refinance/Acquisition	1	46,150,000	6.0	6.1750	59	0	1.39		8.9	8.7	72.8	72.8
Total/Weighted Average:	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard / Springing Cash Management	10	$348,974,022	45.2%	6.5848%	59	358	2.13	x	15.4%	14.4%	51.1%	50.5%
Springing	12	316,889,041	41.1	6.2041	59	359	1.43		9.3	9.1	65.6	65.4
Soft (Residential); Hard (Commercial) / Springing Cash Management	2	71,000,000	9.2	7.1772	58	0	1.32		10.0	9.6	59.2	59.2
Hard / In Place Cash Management	1	35,000,000	4.5	8.5000	60	0	2.68		25.2	23.1	36.8	36.8
Total/Weighted Average:	25	$771,863,063	100.0%	6.5698%	59	358	1.79	x	12.9%	12.2%	57.1%	56.8%

Mortgage Loans by Escrow Type

	Initial				Monthly					Springing

	Number of				Number of					Number of
	Mortgage	Cut-off	% by Cut-off		Mortgage	Cut-off	% by Cut-off			Mortgage	Cut-off	Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance		Loans	Date Balance ($)	Date Balance			Loans	Date Balance ($)	Date Balance ($)
Tax Escrow	21	$634,263,063	82.2%		21	$571,863,063	74.1%			4	$200,000,000	25.9%
Insurance Escrow	10	$257,360,000	33.3%		11	$292,360,000	37.9%			14	$479,503,063	62.1%
Replacement Reserve	7	$236,630,529	30.7%		21	$621,863,063	80.6%			4	$150,000,000	19.4%
TI/LC Reserve(1)	6	$224,800,000	60.0%		6	$214,800,000	57.3%			2	$90,000,000	24.0%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, mixed use, retail and industrial properties.

A-2-7

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

A-3-1

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

LEVEL ONE

jcpenney
macy's
H&M
KAY
ZALES
GNC
ALDO
ZARA

LEVEL TWO

jcpenney
GAP
OLD NAVY
macy's
H&M
ZARA
Olive Garden

LEVEL THREE

jcpenney
macy's

A-3-2

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

A-3-3

Mortgage Loan No. 1 – Mall at Bay Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$70,000,000			Location:	The Bronx, NY 10475
Cut-off Date Balance(1):	$70,000,000			General Property Type:	Retail
% of Initial Pool Balance:	9.1%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Prestige Properties & Development			Year Built/Renovated:	2014/NAP
Guarantors:	Sami Shalem and Irving Pergament			Size(4):	695,857 SF
Mortgage Rate(2):	6.7150%			Cut-off Date Balance PSF(1):	$244
Note Date:	10/31/2025			Maturity Date Balance PSF(1):	$244
Maturity Date:	11/1/2030			Property Manager:	Prestige Properties &
Term to Maturity:	60 months				Development Co., Inc.
Amortization Term:	0 months				(Borrower-related)
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(5):	$26,538,392
Prepayment Provisions:	L(25),YM1(29),O(6)			UW NCF:	$26,482,560
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	15.6%
Additional Debt Type(1):	Pari Passu/B-Note			UW NCF Debt Yield(1):	15.6%
Additional Debt Balance(1):	$100,000,000/$110,000,000			UW NOI Debt Yield at Maturity(1):	15.6%
Future Debt Permitted (Type):	Yes (Mezzanine)			UW NCF DSCR(1):	2.29x
				Most Recent NOI(5):	$26,227,930 (9/30/2025 TTM)
				2nd Most Recent NOI:	$26,641,518 (12/31/2024)
				3rd Most Recent NOI:	$26,551,097 (12/31/2023)
Reserves(3)				Most Recent Occupancy(5)(6):	91.6% (10/29/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	96.3% (12/31/2024)
Tax Reserve	$1,384,553	Springing	NAP	3rd Most Recent Occupancy(6):	96.3% (12/31/2023)
Insurance Reserve	$0	Springing	NAP	Appraised Value (as of)(7):	$492,274,298 (Various)
HVAC Replacement Reserve	$2,990,000	$0	NAP	Appraised Value PSF(7):	$707
Replacement Reserve	$4,653	$4,653	$111,664	Cut-off Date LTV Ratio(1)(7):	34.5%
Lease Rollover Reserve	$6,000,000	Springing	NAP	Maturity Date LTV Ratio(1)(7):	34.5%
Outstanding TI Reserve	$3,335,236	$0	NAP
Gap Rent Reserve	$583,333	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$170,000,000	55.5%	Loan Payoff:	$291,124,640	95.1%
Subordinate Loan Amount:	$110,000,000	35.9%	Upfront Reserves:	$14,297,775	4.7%
Borrower Equity:	$26,222,520	8.6%	Closing Costs:	$800,106	0.3%
Total Sources:	$306,222,520	100.0%	Total Uses:	$306,222,520	100.0%

(1)	The Mall at Bay Plaza Mortgage Loan (as defined below) is part of the Mall at Bay Plaza Whole Loan (as defined below) evidenced by (i) three pari passu senior promissory notes with an aggregate original principal balance of $170,000,000 and (ii) one subordinate note with an original principal balance of $110,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Mall at Bay Plaza Senior Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the Mall at Bay Plaza Whole Loan are $402, $402, 9.5%, 9.5%, 9.5%, 1.42x, 56.9% and 56.9%, respectively.
(2)	Mortgage Rate is reflective of the mortgage rate for the Mall at Bay Plaza Senior Loan. See “Subordinate Debt” herein for information on the Mall at Bay Plaza Trust Subordinate Companion Loan (as defined below) and the Mall at Bay Plaza Whole Loan metrics.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	Inclusive of 323,645 SF associated with ground leased anchor boxes occupied by Macy’s and JCPenney.
(5)	UW NOI and Most Recent Occupancy assumes 37,588 SF leased to LA Fitness as vacant. LA Fitness is currently dark, though continuing to pay contractual rent.
(6)	Historical occupancy and Most Recent Occupancy figures, as presented above, are inclusive of Macy’s and JCPenney’s ground leased square footage (323,645 SF), as provided by the borrower sponsor.
(7)	Appraised Value (as of) represents the “Total Prospective Market Value Assuming Reserve Account Funded” value which is the aggregate of the “Prospective Market Value Subject to Extraordinary Assumption Assuming a Reserve Account Funded” value and the “Excess Land (Lot 17) - Market Value As Is” value, as of September 15, 2025 and August 13, 2025, respectively, which is based on the extraordinary assumption that the cost of outstanding tenant improvement allowances and leasing commissions have been fully escrowed and will be available to fund such tenant improvements. The Excess Land (Lot 17) – Market Value As Is value represents the Market Value As Is value of Lot 17, a 35,575 SF vacant lot utilized for parking which is ground leased to a borrower-affiliate. Upon origination of the Mall at Bay Plaza Whole Loan $3,918,569 was deposited into an Outstanding TI/Free Rent Reserve to fund all obligations. The appraiser also concluded to an “as-is” value for the Mall at Bay Plaza Property (as defined below) of $475,000,000 as of August 13, 2025. Based on the “as-is” appraised value, the Mall at Bay Plaza Senior Loan results in a Cut-off Date LTV and Maturity Date LTV Ratio of 35.8% and 35.8%, respectively, and the Mall at Bay Plaza Whole Loan results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 58.9% and 58.9%, respectively.

The Mortgage Loan. The largest mortgage loan (the “Mall at Bay Plaza Mortgage Loan”) is part of a whole loan (the “Mall at Bay Plaza Whole Loan”) comprised of (i) three pari passu senior promissory notes with an aggregate original principal balance of $170,000,000 (collectively, the “Mall at Bay Plaza Senior Loan”) and (ii) one subordinate note with an original principal balance of $110,000,000 (the “Mall at Bay Plaza Trust Subordinate Companion Loan”). The Mall at Bay Plaza Mortgage Loan is comprised of Note A-1, with an outstanding principal balance as of the Cut-off Date of $70,000,000. The Mall at Bay Plaza Whole Loan is secured by a first priority fee mortgage encumbering a 695,857 SF (inclusive of 323,645 SF attributable to ground leased

A-3-4

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

anchor boxes occupied by Macy’s and JCPenney) retail property located in The Bronx, New York (the “Mall at Bay Plaza Property”). The Mall at Bay Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C7 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Mall at Bay Plaza Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

The table below summarizes the promissory notes that comprise the Mall at Bay Plaza Whole Loan:

Mall at Bay Plaza Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$70,000,000	$70,000,000	WFCM 2025-5C7	No(3)
A-2	$30,000,000	$30,000,000	BANK5 2025-5YR18	No
A-3(1)	$70,000,000	$70,000,000	JPMCB	No
Senior Notes	$170,000,000	$170,000,000
B	$110,000,000	$110,000,000	WFCM 2025-5C7 (loan-specific certificates)(2)	Yes(3)
Whole Loan	$280,000,000	$280,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	Note B (the “Mall at Bay Plaza Trust Subordinate Companion Loan”) serves as collateral only with respect to the loan-specific certificates related to Mall at Bay Plaza Trust Subordinate Companion Loan (the “Mall at Bay Plaza Loan-Specific Certificates”). The Mall at Bay Plaza Trust Subordinate Companion Loan is not part of the pool of mortgage loans securing the WFCM 2025-5C7 pooled certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Mall at Bay Plaza Whole Loan” in the prospectus.
(3)	Pursuant to the related co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder. For so long as the Mall at Bay Plaza Trust Subordinate Companion Loan is included in the WFCM 2025-5C7 securitization and no control appraisal event has occurred, such rights will be exercised by the controlling class representative of the WFCM 2025-5C7 Mall at Bay Plaza Loan-Specific Certificates.

The Borrowers and the Borrower Sponsor. The Borrowers (as defined herein) for the Mall at Bay Plaza Whole Loan are Mall 1-Bay Plaza, LLC (“Mall 1-BP”), Mall 2-Bay Plaza, LLC (“Mall 2-BP”) and Bay Plaza Mall, LLC (“Bay Plaza”, collectively with Mall 1-BP and Mall 2-BP, the “Borrowers”), each a New York limited liability company and single purpose entity.

The borrower sponsor is Prestige Properties & Development. Founded in 1984 by Sami Shalem and Irving Pergament, Prestige Properties & Development is a real estate company specializing in the ownership, development and management of Class A retail and office properties. The borrower sponsor has a portfolio comprised of 18 assets approximately 7,200,000 square feet, inclusive of The Bay Plaza complex, made up of the Mall at Bay Plaza Property and the adjacent Bay Plaza Community Center. Both Sami Shalem and Irving Pergament (as individuals) serve as the non-recourse carveout guarantors for the Mall at Bay Plaza Whole Loan. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Mall at Bay Plaza Whole Loan.

The Property. Developed by the borrower sponsor in 2014 for approximately $403.9 million, the Mall at Bay Plaza Property is a 695,857 SF (inclusive of 323,645 SF attributable to ground leased anchor boxes occupied by Macy’s and JCPenney) super regional mall located in The Bronx, New York, situated on an approximately 21-acre parcel. The Mall at Bay Plaza Property is located at the northwest corner of the Hudson River Parkway Extension and Baychester Avenue in the Baychester neighborhood of The Bronx, adjacent to Co-Op City, the largest cooperative community in the world, with over 15,000 units, 35 high-rise residential buildings and over 50,000 residents. The Mall at Bay Plaza Property lies within the intersection of the Hutchinson River parkway and Interstate 95; two major highways in the region. The Mall at Bay Plaza Property has 2,320 parking spaces, resulting in a parking ratio of approximately 3.33 spaces per thousand SF. The Mall at Bay Plaza Property is also well served by public transportation, with several MTA bus lines in place and Metro North constructing a train station less than a mile from the Mall at Bay Plaza Property.

The Mall at Bay Plaza Property benefits from its anchors JCPenney (which location at the Mall at Bay Plaza Property, according to the appraisal, is one of the top performing locations in the nation for the brand) and Macy’s. JCPenney has been in place at the Mall at Bay Plaza Property since 1997 and Macy’s tenancy was secured by the borrower sponsor in 2012 during the pre-development stage of the Mall at Bay Plaza Property. Most recently, JCPenney and Macy’s reported sales in 2024 of $23.6 million and $43.5 million, respectively, in-line with or outperforming national averages. Additionally, the Mall at Bay Plaza Property features the only Apple store in The Bronx, which generated sales of $42.3 million in 2024.

The Mall at Bay Plaza Property attracts approximately 14.7 million visitors annually and has a trade area of over 1.4 million people, which, per the appraisal and a third-party market research report, make the Mall at Bay Plaza Property the highest trafficked among its competitive set. The Mall at Bay Plaza Property has historically benefited from high tenant demand with occupancy averaging 94.8% since 2017. Further, the Mall at Bay Plaza Property is 91.6% leased to 87 national and regional tenants, as of October 2025. Recently, the borrower sponsor backfilled 33,788 SF (4.9% NRA) formerly occupied by Forever 21, with Zara which is expected to take occupancy in April 2026. Since 2022, the borrower sponsor has executed new and renewal leases accounting for approximately 33.3% of NRA, with positive leasing spread of 1.9% on average, while converting approximately 40,000 SF of tenancy to triple net (“NNN”) leases, demonstrating outsized tenant demand and strength of retail offering relative to market. The Mall at Bay Plaza Property benefits from long term tenancy with 58.8% of UW Rent attributable to tenants in occupancy prior to 2016. The Mall at Bay Plaza Property has reported strong sales with total in-line sales of $750 PSF in 2024 (based on reporting tenants SF with less than 10,500 SF leased, excluding Apple), 53.4% greater than the national average mall sales of $489 PSF.

The Mall at Bay Plaza Property is comprised of nine tax lots/parcels, six of which benefit from the 25-year Industrial and Commercial Abatement Program (“ICAP”). Under ICAP, only 10% of the gross square footage in commercial buildings used for retail purposes is eligible to receive a 25-year ICAP benefit. Any square footage used for retail purposes above 10% of the gross square footage in the commercial building is eligible to receive a 15-year ICAP benefit. Therefore, only 10% of the Mall at Bay Plaza Property is benefitting from a full 25-year ICAP and the remaining 90% of the Mall at Bay Plaza Property is benefitting from a 15-year ICAP. With respect to the portion of the Mall at Bay Plaza Property benefitting from the 25-year ICAP benefit, (a) during the first 16 years of the exemption period, each lot benefits from a 100% exemption on the assessed value and (b) during the final nine years of the exemption period, the exemption is phased out in 10% increments. With respect to the portion of the Mall at Bay Plaza Property benefitting from the 15-year ICAP benefit, (a) during the first 11 years of the exemption period, each lot benefits from a 100% exemption on the assessed value and (b) during the final four years of the exemption period, the exemption is phased out in 20% increments. Five of the tax abatements commenced in tax year 2015/2016 and will run through tax year 2039/2040 and one tax abatement commenced in tax year 2016/2017 and will run through tax year 2040/2041. The abated taxes for

A-3-5

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

fiscal year 2024/2025 totaled just over $2.2 million as compared to the appraisal’s estimated unabated real estate taxes of $14.9 million. The borrower sponsor has continued to pursue conversions to NNN leases upon renewals and lease rollover. Based on in-place contractual leases, tenants at the Mall of Bay Plaza Property currently reimburse approximately 59.5% of real estate tax expenses. Further, assuming no further conversions to NNN lease structure, based on in-place contractual leases, it is estimated that tenants will reimburse approximately 51.8% of the incremental real estate tax burden as the abatement burns-off over the term of the Mall at Bay Plaza Whole Loan. For further detail regarding the real estate tax figures at the Mall at Bay Plaza Property, please see the table labeled “ICAP Tax Abatement Projections” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

Major Tenants.

Zara (36,478 SF; 5.2% of NRA; 6.4% of underwritten base rent): Founded in 1975, Zara is an international fashion retailer and part of the Inditex Group. Zara operates over 2,000 stores globally, offering a wide range of fashion-forward apparel. Upon execution of its lease in April 2025, Zara was provided a tenant improvement allowance in the amount of $3.0 million , payable in two equal installments at set milestones. Per the lease, the tenant build-out was to be completed by October 7, 2025 and the commencement date was to occur 210 days thereafter (or the date which Zara opens for business). Zara is expected to take occupancy of its space in March 2026 and begin paying rent April 2026. Zara’s lease will expire in March 2041, with two, five-year extension options and a termination option subject to 270 days’ notice prior to (i) the end of the 60th month (April 2031) or (ii) the end of the 90th month (October 2033) of the lease term.

H&M (28,253 SF; 4.1% of NRA; 5.2% of underwritten base rent): H&M is a leading global retailer, offering affordable, fashion-oriented apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M’s business primarily entails the sales of clothing, accessories, footwear, cosmetics, home textiles and homeware to consumers through both physical and digital channels. In certain markets, its products are sold via franchise partners. H&M's brands are H&M, H&M HOME, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society, along with its B2B initiatives Treadler and Creator Studio. H&M has been in occupancy since the initial construction of the Mall at Bay Plaza Property in 2014 and most recently extended in 2024. H&M’s lease expires in January 2030, with three, five-year extension options remaining and no termination option.

Billy Beez (19,201 SF; 2.8% NRA; 3.8% of underwritten base rent): Billy Beez is an indoor entertainment company specializing in large-scale, themed adventure parks designed for children and families. Founded in 2014, the brand operates under Billy Beez USA, LLC and is known for its vibrant, honeybee-themed play environments that promote physical, social and cognitive development through active play. Headquartered in New York City, Billy Beez has 14 locations across the United States, typically situated in major shopping malls to attract high foot traffic. Billy Beez has been in occupancy since 2015 and most recently renewed in 2021. Billy Beez’s lease expires in December 2026 with no renewal or termination options.

A-3-6

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to tenancy at the Mall at Bay Plaza Property:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(3)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Ground Lease Anchors
JCPenney	NR/NR/NR	163,645	23.5%	$350,000	1.3%	$2.14	4/30/2046	5, 10-year	N
Macy’s(4)	BBB-/Ba1/BB+	160,000	23.0%	$0	0.0%	$0.00	1/31/2063	1, 50-year	N

Major Tenants
Zara(5)	NR/NR/NR	36,478	5.2%	$1,750,000	6.4%	$47.97	3/31/2041	2, 5-year	Y(6)
H&M	NR/NR/NR	28,253	4.1%	$1,440,338	5.2%	$50.98	1/31/2030	3, 5-year	N
Billy Beez	NR/NR/NR	19,201	2.8%	$1,039,697	3.8%	$54.15	12/31/2026	None	N
Old Navy	NR/NR/NR	17,010	2.4%	$1,656,960	6.0%	$97.41	1/31/2037	None	N
Victoria’s Secret	NR/Ba3/BB-	11,332	1.6%	$1,269,184	4.6%	$112.00	1/31/2036	1, 5-year	N
Subtotal/Wtd. Avg.		112,274	16.1%	$7,156,179	26.1%	$63.74

Select In-Line Tenants
Uniqlo	NR/NR/A+	10,580	1.5%	$496,308	1.8%	$46.91	4/30/2027	None	N
Apple	NR/Aaa/AA+	10,391	1.5%	$504,483	1.8%	$48.55	1/31/2032	2, 5-year	Y(7)
GAP	NR/Ba2/BB	9,730	1.4%	$641,985	2.3%	$65.98	7/31/2032	None	Y (8)
Charlotte Russe	NR/NR/NR	8,872	1.3%	$409,876	1.5%	$46.20	MTM	None	N
Olive Garden	BBB/Baa2/BBB	8,603	1.2%	$686,089	2.5%	$79.75	12/31/2031	3, 5-year	N
Subtotal/Wtd. Avg.		48,176	6.9%	$2,738,741	10.0%	$56.85

Other In-line Tenants		152,978	22.0%	$17,210,991	62.7%	$112.51

Occupied Total		637,073	91.6%	$27,455,912	100.0%	$43.10

Vacant(9)		58,784	8.4%
Total/Wtd. Avg.		695,857	100.0%

(1)	Based on the underwritten rent roll dated as of October 29, 2025 inclusive of contractual rent steps through 2026.
(2)	Certain tenants’ leases are subject to co-tenancy provisions.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(4)	Per the terms of its ground lease, Macy’s pays only for reimbursements and does not pay any contractual base rent.
(5)	Zara has executed its lease but is not yet in occupancy or paying rent. Zara is expected to take occupancy and commence paying rent in April 2026. We cannot assure you Zara will take occupancy or commence paying rent as expected or at all.
(6)	Zara may terminate its lease (i) at the end of the 60th month following the commencement date or (ii) at the end of the 90th month (as determined by its rent commencement date, which has yet to occur).
(7)	Apple may terminate its lease if its sales between September 24, 2026 and September 24, 2027 are less than $35 million. Apple’s 2024 sales totaled $42.3 million.
(8)	GAP may terminate if its sales are less than $3.5 million from the period of August 1, 2029 through July 31, 2030. GAP’s 2024 sales totaled $2.8 million.
(9)	Includes 37,588 SF leased to LA Fitness as vacant. LA Fitness is currently dark on its space and paying rent.

A-3-7

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents sales history figures at the Mall at Bay Plaza Property:

Comparable Sales(1)
	2021	2022	2023	2024
Tenant (<10.5k SF) Sales PSF	$879	$1048	$1031	$1024
Tenant (<10.5k SF excluding Apple) Sales PSF	$879	$772	$771	$750
Tenant (<10.5k SF excluding Apple) Wtd. Avg. Occupancy Cost	-	-	-	15.6%(2)
Mall Sales (excl. Macy’s and JCPenney)	$143,533,269	$176,326,767	$190,421,434	$194,071,418
Macy's Sales	-	$45,978,010	$44,437,031	$43,535,686
JCPenney Sales	-	$28,858,783	$25,163,486	$23,579,697
Total Mall Sales	-	$251,163,560	$260,021,951	$261,186,801

(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Finally, these sales figures are not reflective of sales PSF of the entirety of the premises, as not all tenants are required to report sales.
(2)	Wtd. Avg. Occupancy Cost is calculated based the sum of contractual rent and reimbursements divided by gross sales, weighted on total reported sales. Contractual rent and reimbursements are based on the underwritten rent roll dated October 29, 2025 exclusive of ground lease tenants.

The following table presents certain information relating to the lease rollover schedule at the Mall at Bay Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases	NRA Expiring (SF)	% of NRA Expiring	Cumulative % of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring	UW Base Rent Rolling PSF
2025/MTM	8	24,292	3.5%	3.5%	$2,548,505	9.3%	$2,548,505	9.3%	$104.91
2026	14	39,012	5.6%	9.1%	$3,470,684	12.6%	$6,019,189	21.9%	$88.96
2027	7	23,006	3.3%	12.4%	$2,089,480	7.6%	$8,108,669	29.5%	$90.82
2028	6	7,473	1.1%	13.5%	$948,408	3.5%	$9,057,077	33.0%	$126.91
2029	6	23,238	3.3%	16.8%	$1,848,257	6.7%	$10,905,334	39.7%	$79.54
2030	8	41,602	6.0%	22.8%	$2,803,782	10.2%	$13,709,117	49.9%	$67.40
2031	6	17,584	2.5%	25.3%	$1,629,773	5.9%	$15,338,890	55.9%	$92.69
2032	4	21,471	3.1%	28.4%	$1,391,840	5.1%	$16,730,730	60.9%	$64.82
2033	3	2,241	0.3%	28.7%	$266,517	1.0%	$16,997,247	61.9%	$118.93
2034	7	8,072	1.2%	29.9%	$1,339,712	4.9%	$18,336,959	66.8%	$165.97
2035	10	29,269	4.2%	34.1%	$3,200,885	11.7%	$21,537,844	78.4%	$109.36
2036 & Thereafter(3)	8	399,813	57.5%	91.6%	$5,918,068	21.6%	$27,455,912	100.0%	$14.80
Vacant	NAP	58,784	8.4%	100.0%	$0	0.0%	$27,455,912	100.0%	$0
Total / Wtd. Avg. (3)	87	695,857	100.0%		$27,455,912	100.0%			$43.10

(1)	Based on the underwritten rent roll dated October 29, 2025 inclusive of contractual rent steps through 2026.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and are not considered in the lease rollover schedule.
(3)	Includes 323,645 SF and rents attributable to ground leased anchor boxes occupied by Macy’s and JCPenney.

The Market. The Mall at Bay Plaza Property is located at the intersection of the Hutchinson River Parkway and I-95 at the northeastern border of Bronx County on the Hutchinson River. The Baychester neighborhood is bordered by the Eastchester neighborhood to the north, Williamsbridge neighborhood to the west, Pelham Gardens to the south and Hutchinson River. The I-95 bifurcates the Baychester neighborhood and provides access into Queens through the Throggs Neck Bridge and arterial access into Manhattan and New Jersey. Two subway stations run within close proximity to the Mall at Bay Plaza Property with the 6 train stopping in Pelham Bay Park and the 5 train stopping at Gun Hill Road Station.

Like many neighborhoods throughout New York City, Pelham Gardens / Co-op City are self-contained communities. The streets are improved with mainly middle-income residential housing types, including multi-tenant rentals, cooperative apartment and condominium buildings. Retail and commercial districts are located on East Gun Hill Road, Allerton Ave, Waring Ave and State Route 1. These major retail corridors primarily serve the local and surrounding neighborhoods and have historically been considered strong retail districts through the present day.

The Mall at Bay Plaza Property holds a dominant market position in one of the densest population areas in the country. The Mall at Bay Plaza Property serves a total trade area population of over 1.4 million people and over 555,000 households.

A third-party market data source indicates that the Mall at Bay Plaza Property is located within the Bronx retail submarket. The Bronx retail submarket metrics include a vacancy rate of 3.7%, an availability rate of 5.1%, rental rates of $50.48 PSF and a total submarket inventory of 34,200,000 SF of retail space.

A-3-8

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Mall at Bay Plaza Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Junior Anchor	$55.00	10	3% per annum	$100.00	$25.00
10,001 SF+	$50.00	10	3% per annum	$100.00	$25.00
7,501 SF - 10,000 SF	$65.00	10	3% per annum	$100.00	$25.00
5,001 - 7,500 SF	$75.00	10	3% per annum	$100.00	$25.00
2,501 - 5,000 SF	$85.00	10	3% per annum	$100.00	$25.00
1,201 - 2,500 SF	$95.00	10	3% per annum	$100.00	$25.00
Up to 1,200 SF	$125.00	10	3% per annum	$100.00	$25.00
Inline Food	$250.00	10	3% per annum	$100.00	$25.00
Jewelry	$170.00	10	3% per annum	$100.00	$25.00
Outparcel	$60.00	10	3% per annum	$100.00	$25.00
Restaurant	$55.00	10	3% per annum	$125.00	$30.00
Food Court	$300.00	5	3% per annum	$100.00	$25.00
Storage	$40.00	10	3% per annum	$0.00	$0.00

Source: Appraisal.

The table below presents certain information relating to retail centers comparable to the Mall at Bay Plaza Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Mall at Bay Plaza
Mall at Bay Plaza	2014/NAP	695,857(2)	91.6%(2)	JCPenney, Macy's, Zara, H&M	NAP
Bay Plaza Community Center	1988/2013	568,813	91.0%	AMC Theaters, Stop & Shop	0.3 miles North
Bay Plaza Shopping Center	1988/NAP	864,327	98.0%	Marshalls, PC Richards & Son, Staples, Ashley's Home Store	0.3 miles Southeast
Throggs Neck Shopping Center	2013/NAP	473,312	99.0%	Target	2.0 miles Southeast
Bruckner Commons	1964/1989	508,106	99.0%	BJ's Wholesale Club, Burlington, ShopRite	4.6 miles Southwest
Cross County Shopping Center	1954/1996	938,368	100.0%	Macy's, Target, Stop & Shop, Showcase Cinema	8.0 miles Northwest
Concourse Plaza	1990/2016	245,633	95.0%	Regal Cinemas, Food Bazaar	8.3 miles Southwest
Bronx Terminal Market	2009/NAP	918,537	97.0%	Target, BJ's Wholesale Club, Home Depot	9.6 miles Southwest
Ridge Hill	2011/NAP	1,113,071	100.0%	Lowe's, Wayfair, Showcase Cinema, LA Fitness, Whole Foods Market, Dick's Sporting Goods	9.9 miles Northwest
Weighted Average			97.9%(3)

Source: Appraisal.

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of October 29, 2025 inclusive 323,645 SF attributable to ground leased anchor boxes occupied by Macy’s and JCPenney.
(3)	Weighted Average excludes the Mall at Bay Plaza Property.

Appraisal. The appraised value of $492,274,298 is based on the aggregate of the “Prospective Market Value Subject to Extraordinary Assumption Assuming a Reserve Account Funded” value and the “Excess Land (Lot 17) - Market Value As Is” value, as of September 15, 2025 and August 13, 2025, respectively. As determined by the appraiser, the “as-is” value for the Mall at Bay Plaza Property as of August 13, 2025 is $475,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated August 13, 2025, there was no evidence of any recognized environmental conditions at the Mall at Bay Plaza Property.

A-3-9

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mall at Bay Plaza Property:

Cash Flow Analysis(1)
	2022	2023	2024	9/30/2025 TTM	UW(2)	UW PSF
Base Rent	$27,196,617	$28,873,066	$28,118,300	$27,178,858	$27,083,541	$38.92
Rent Steps	0	0	0	0	372,371	$0.54
Straight-Line Rent	0	0	0	0	78,576	$0.11
Percentage Rent	2,032,520	1,240,135	1,082,240	642,226	642,226	$0.92
Vacant Income	0	0	0	0	3,829,912	$5.50
Gross Potential Rent	$29,229,137	$30,113,201	$29,200,540	$27,821,084	$32,006,626	$46.00
Reimbursements	2,367,995	2,640,784	2,705,400	3,293,594	6,362,587	$9.14
Garage Income	491,285	610,138	988,568	1,150,670	1,150,670	$1.65
Other Income	5,171,511	5,058,035	5,664,924	5,647,584	5,647,584	$8.12
Net Rental Income	$37,259,928	$38,422,158	$38,559,432	$37,912,932	$45,167,467	$64.91
Vacancy(3)	0	$0	$0	$0	(4,697,038)	($6.75)
Effective Gross Income	$37,259,928	$38,422,158	$38,559,432	$37,912,932	$40,470,428	$58.16
Real Estate Taxes(4)	1,798,769	1,894,079	2,166,036	2,209,847	4,300,272(5)	$6.18
Insurance	275,504	284,691	224,050	238,909	224,052	$0.32
Management	584,583	602,264	584,011	556,422	607,056	$0.87
Utilities	3,438,538	3,579,499	3,551,202	3,368,644	3,542,700	$5.09
Other Expenses	5,747,997	5,510,528	5,392,615	5,311,180	5,257,956	$7.56
Total Expenses	$11,845,391	$11,871,061	$11,917,914	$11,685,002	$13,932,037	$20.02
Net Operating Income	$25,414,537	$26,551,097	$26,641,518	$26,227,930	$26,538,392	$38.14
Replacement Reserves	0	0	0	0	55,832	$0.08
Net Cash Flow	$25,414,537	$26,551,097	$26,641,518	$26,227,930	$26,482,560	$38.06

Occupancy %	95.9%	96.3%	96.3%	91.6% (6)	87.8%(3)
NOI DSCR(7)	2.20x	2.29x	2.30x	2.27x	2.29x
NCF DSCR(7)	2.20x	2.29x	2.30x	2.27x	2.29x
NOI Debt Yield(7)	14.9%	15.6%	15.7%	15.4%	15.6%
NCF Debt Yield(7)	14.9%	15.6%	15.7%	15.4%	15.6%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Based on the underwritten rent roll dated as of October 29, 2025 inclusive of contractual rent steps through 2026.
(3)	UW economic vacancy is 12.2%. The Mall at Bay Plaza Property was 91.6% physically occupied per October 29, 2025 rent roll and 84.2% occupied exclusive of ground leased anchor boxes occupied by Macy’s and JCPenney.
(4)	The Mall at Bay Plaza Property is comprised of nine tax lots/parcels of which four tax lots benefit from 15-year and 25-year ICAP tax abatements and two lots benefit from 25-year ICAP tax abatements. Five of the tax abatements commenced in tax year 2015/2016 and one commenced in tax year 2016/2017. According to the appraisal, unabated real estate taxes for fiscal year 2025 / 2026 are approximately $14.9 million.
(5)	UW Real Estate Taxes are inclusive of the taxes paid directly by JCPenney and Macy’s. Historical tax figures have excluded JCPenney and Macy’s taxes due to the tenants paying their share of taxes directly.
(6)	TTM Occupancy is as of October 29, 2025.
(7)	DSCR and Debt Yields are based on the Mall at Bay Plaza Senior Loan. See “Subordinate debt” herein for information on the Mall at Bay Plaza Trust Subordinate Companion Loan and the Mall at Bay Plaza Whole Loan metrics.

The following table presents the appraisal’s determined real estate tax abatement burn-off throughout the term of the Mall at Bay Plaza Whole Loan based on the in-place leases as of September 16, 2025. Based on in-place contractual leases, tenants at the Mall of Bay Plaza Property currently reimburse approximately 59.5% of real estate tax expenses. Further, assuming no further conversions to NNN lease structure, based on in-place contractual leases, it is estimated that tenants will reimburse approximately 51.8% of the incremental real estate tax burden as the abatement burns-off over the term of the Mall at Bay Plaza Whole Loan:

ICAP Tax Abatement Projections(1)(2)
Fiscal Year	2025/26	2026/27	2027/28	2028/29	2029/30	2030/31
Unabated Tax Amount	$12,569,912	$12,949,523	$13,340,600	$13,743,484	$14,158,538	$14,586,126
Abated Tax Amount	$2,271,005	$3,862,769	$5,561,331	$7,358,031	$9,257,239	$11,263,498

Source: Appraisal.

(1)	ICAP tax abatement projections are calculated using the assumptions as outlined within the appraisal.
(2)	The total tax abatement burn-off period for the Mall at Bay Plaza Property continues through fiscal year 2040 / 2041.

A-3-10

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

Escrows and Reserves.

Tax Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers made an initial deposit of $1,384,553 into an escrow for taxes and other assessments, if any. In addition, the Borrowers are required to make monthly deposits into such reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months. The monthly deposit requirements will be waived if (A) the Borrowers provide satisfactory evidence that such taxes and other charges have been paid prior to the date due and (B) so long as no Cash Sweep Period (as defined below) has occurred and is continuing.

Insurance Reserve – At the Mall at Bay Plaza Whole Loan origination, an escrow account was established insurance and other assessments. In addition, the Borrowers are required to make monthly deposits into such reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months. The monthly deposit requirements will be waived if (A) the Borrowers provide satisfactory evidence that such insurance payments and other charges have been paid prior to the date due, (B) the Mall at Bay Plaza Property is insured under a blanket policy and (C) so long as no event of default under the Mall at Bay Plaza Whole Loan agreement has occurred and is continuing.

HVAC Replacement Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers deposited $2,990,000 into the HVAC replacement reserve. These funds will be used to satisfy the required HVAC renovations and improvements as required within the Mall at Bay Plaza Whole Loan agreement. Borrowers’ failure to satisfy such requirements within six months of closing, or any extended period granted not to exceed an additional three months, will result in an event of default (a “HVAC Event of Default”). Upon the occurrence of a HVAC Event of Default, these funds may be used by lender for completion of the HVAC work or used for payment of the outstanding debt.

Replacement Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers made an initial deposit of $4,653 into an escrow for replacement reserves. Continuing on a monthly basis thereafter, the Borrowers must deposit $4,653 ($0.08 PSF, per year) into the replacement reserve, subject to a cap of $111,664, which is equal to two years of deposits.

Lease Rollover Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers deposited $6,000,000 into the lease rollover reserve to be used by the Borrowers for tenant improvement and leasing commission costs at the Mall at Bay Plaza Property. If at any time the balance of the lease rollover reserve is less than $1,000,000, the Borrowers must commence making monthly deposits in the amount of $31,018 ($0.53 PSF, per year). Additionally, within one day of the Borrowers’ receipt of any termination fee or consideration in connection with any tenant’s election to exercise an early termination option within its lease, said funds must be deposited into the rollover reserve, provided that such lease termination payments must be used for releasing the vacated space in connection with the termination fee and any excess lease termination fees for such space after releasing will be used for any free rent periods for such space and then released to the Borrowers.

Outstanding TI Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers deposited with the lender $3,335,236 for any outstanding tenant improvement allowances and/or leasing commissions due in connection with any lease at the Mall at Bay Plaza Property.

Gap Rent Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers deposited with the lender $583,333 for any gap rent and/or free rent credits remaining in connection with any leases at the Mall at Bay Plaza Property.

Lockbox and Cash Management.

The Mall at Bay Plaza Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within one business days after receipt. Additionally, Mall 1-BP must direct Mall 2-BP, as tenant under the JCPenney Ground Lease (as defined below), to deliver all ground rent payable directly into the lockbox account. During the continuance of a Cash Sweep Period, all funds in the lockbox account and such funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied and disbursed in accordance with the Mall at Bay Plaza Whole Loan documents, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Mall at Bay Plaza Whole Loan during the continuance of such Cash Sweep Period, or (ii) if no Cash Sweep Period is continuing, disbursed to the lockbox account with any funds remaining after the debt has been paid in full to the Borrowers.

A “Cash Sweep Period” means each period commencing upon the occurrence of (a) an event of default, (b) any bankruptcy action of borrower, (c) any bankruptcy action of manager, or (d) the debt service coverage ratio based on the trailing one quarter period immediately preceding the date of such determination being less than 1.20x.

A Cash Sweep Period will end upon the earlier of (A) the payment date next occurring following (i) with respect to clause (a) above, the acceptance by lender of a cure of such event of default, (ii) with respect to clause (c) above, if the Borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days of the bankruptcy action, or (iii) with respect to clause (d) above, the achievement of a debt service coverage ratio of 1.20x or greater for two consecutive quarters based upon the trailing two quarter period immediately preceding the date of determination, or (B) until the payment in full of all principal and interest on the Mall at Bay Plaza Whole Loan and all other amounts payable under the Mall at Bay Plaza Whole Loan documents in accordance with the loan agreement; provided, however, that (X) no event of default is continuing, (Y) in no event may the Borrowers cure a Cash Sweep Period caused by clauses (a) and (c) above more than two times in the aggregate, and (Z) Borrowers must have paid all of lender’s reasonable expenses incurred in connection with curing such Cash Sweep Period including reasonable attorney’s fees and expenses.

Subordinate Debt. The Mall at Bay Plaza Property secures the Mall at Bay Plaza Whole Loan which is comprised of the Mall at Bay Plaza Senior Loan, which has an aggregate original principal balance of $170,000,000, and the Mall at Bay Plaza Trust Subordinate Companion Loan, which has an original principal balance of $110,000,000. The Mall at Bay Plaza Mortgage Loan is being included in the pool of mortgage loans that secures the WFCM 2025-5C7 pooled certificates. The Mall at Bay Plaza Trust Subordinate Companion Loan is not included in such pool of mortgage loans but secures the Mall at Bay Plaza Loan-Specific Certificates.

The Mall at Bay Plaza Senior Loan is entitled to payments of interest that are senior in right of payment to the Mall at Bay Plaza Trust Subordinate Companion Loan. The holders of the promissory notes evidencing the Mall at Bay Plaza Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Mall at Bay Plaza Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Mall at Bay Plaza Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

A-3-11

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$70,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents certain metrics related to the Mall at Bay Plaza Trust Subordinate Companion Loan:

Mall at Bay Plaza Trust Subordinate Companion Loan(1)
Cut-off Date Balance	Interest Rate	UW NOI Debt Yield(1)	UW NCF Debt Yield(1)	UW NOI Debt Yield at Maturity(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Maturity Date LTV Ratio(1)
$110,000,000	6.2950%	9.5%	9.5%	9.5%	1.42x	56.9%	56.9%

(1)	UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the principal balance of the Mall at Bay Plaza Whole Loan.

Permitted Future Mezzanine Debt. The Borrowers have a one-time right to obtain a new mezzanine loan subject to (i) 30 days’ notice, (ii) no event of default ongoing, (iii) the aggregate principal amount of the new mezzanine loan does not result in a LTV greater than 56.9% or a debt service coverage ratio less than 1.41x, (iv) the existing lender and new mezzanine lender enter into an intercreditor agreement, subject to rating agency confirmation, and (v) the terms are in accordance with the Mall at Bay Plaza Whole Loan documents, any other applicable documents, and are acceptable to lender in its discretion.

Ground Lease. Both of the anchor tenants at the Mall at Bay Plaza Property, JCPenney and Macy’s, are subject to ground leases. Additionally, Lot 17, which comprises 35,575 SF of vacant land utilized as additional parking, is subject to a ground lease with an affiliate of the Borrowers, Mall 3-Bay Plaza, LLC (“Mall 3-BP”), as the ground tenant. Each of the fee interests owned by Bay Plaza and Mall 1-BP and Mall 2-BP’s leasehold interest secures the Mall at Bay Plaza Whole Loan as collateral, while Macy’s leasehold interest and Mall-3 BP’s leasehold interest are not pledged as collateral for the Mall at Bay Plaza Whole Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus for additional information.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-12

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$69,950,000
1203 Germantown Avenue	Liberty Square Apartments	Cut-off Date LTV:	67.9%
Philadelphia, PA 19122		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.3%

A-3-13

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$69,950,000
1203 Germantown Avenue	Liberty Square Apartments	Cut-off Date LTV:	67.9%
Philadelphia, PA 19122		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.3%

A-3-14

Mortgage Loan No. 2 – Liberty Square Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	ZBNA			Single Asset/Portfolio:	Single Asset
Original Balance:	$69,950,000			Location:	Philadelphia, PA 19122
Cut-off Date Balance:	$69,950,000			General Property Type:	Multifamily
% of Initial Pool Balance:	9.1%			Detailed Property Type:	Mid Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Brock J. Vinton			Year Built/Renovated:	2017, 2020, 2022 / NAP
Guarantor:	Brock J. Vinton			Size(2):	199 Units
Mortgage Rate:	6.3850%			Cut-off Date Balance Unit :	$351,508
Note Date:	10/27/2025			Maturity Balance Unit:	$351,508
Maturity Date:	11/6/2030			Property Manager:	Bridge One Services LLC
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(3):	$5,778,124
Seasoning:	1 month			UW NCF:	$5,699,661
Prepayment Provisions:	L(25),D(29),O(6)			UW NOI Debt Yield:	8.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	8.1%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.3%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.26x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3)(4):	$5,056,048 (8/31/2025 T-6 Ann.)
				2nd Most Recent NOI(4):	NAV
Reserves(1)				3rd Most Recent NOI(4):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.5% (10/23/2025)
RE Taxes:	$56,790	$5,533	NAP	2nd Most Recent Occupancy:	85.0% (12/31/2024)
Insurance:	$35,174	$8,794	NAP	3rd Most Recent Occupancy(5):	93.2% (12/31/2023)
Replacement Reserve (Apartments/Commercial):	$4,146 / $284	$4,146 / $284	$99,500 / $6,800	Appraised Value (as of)(6):	$103,000,000 (1/12/2026)
Rollover Reserve:	$0	$1,416	$51,000	Appraised Value per Unit(6):	$517,588
Existing TI/LC and Build-Out Reserve:	$588,480(6)	$0	NAP	Cut-off Date LTV Ratio(6):	67.9%
Rent Concession Reserve:	$48,042(6)	$0	NAP	Maturity Date LTV Ratio(6):	67.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$69,950,000	98.9%	Loan Payoff:	$68,438,273	96.7%
Borrower Sponsor Equity:	$806,968	1.1%	Closing Costs(7):	$1,585,779	2.2%
			Upfront Reserves:	$732,916	1.0%

Total Sources:	$70,756,968	100.0%	Total Uses:	$70,756,968	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	The Liberty Square Apartments Property (as defined below) also contains approximately 16,982 SF of ground floor retail space, which is not accounted for in the Size figure.
(3)	The increase in the net operating income from the Most Recent NOI to UW NOI is primarily attributable to lease up of the multifamily and commercial units at the Liberty Square Apartments Property.
(4)	Most Recent NOI represents a trailing 6-month annualized amount as the Liberty Square Apartments Property was recently acquired by the borrower sponsor in 2024.
(5)	The 3rd Most Recent Occupancy figure was sourced from a third party market research provider, not the borrower sponsor.
(6)	The Appraised Value represents the "prospective as stabilized" value of the Liberty Square Apartments Property which assumes lease up of vacant units to achieve a 95.0% stabilized occupancy and final payment of outstanding tenant improvements costs for the commercial area of the Liberty Square Apartments Property plus commercial leasing commissions. The lender reserved $588,480 for existing tenant improvements and leasing commissions (“TI/LC”) due to tenants under the commercial lease documents and build-out of unfinished units and $48,042 of rent concessions in connection with the origination of the Liberty Square Apartments Mortgage Loan (as defined below). The appraisal also concluded to an "as is" value of $101,750,000 as of September 12, 2025, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 68.7% and 68.7%, respectively.
(7)	Closing Costs include an interest rate buydown of approximately $524,625.

The Mortgage Loan. The second largest mortgage loan (the “Liberty Square Apartments Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $69,950,000 and is secured by a first priority fee interest in a 199 unit mid-rise apartment complex, with approximately 16,982 SF of commercial space, located in Philadelphia, Pennsylvania (the “Liberty Square Apartments Property”). The Liberty Square Apartments Mortgage Loan has a five-year interest-only term and accrues interest at a fixed rate of 6.3850% per annum on an Actual/360 basis.

The Borrowers and the Borrower Sponsor. The borrowers are Liberty Square 2, LLC, a Pennsylvania based limited liability company and 220 Lake Drive Associates, LLC, a Delaware based limited liability company, each as tenants-in-common and single purpose entities with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Liberty Square Apartments Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor is Brock J. Vinton.

Mr. Vinton is the CEO and founder of The Commonwealth Group, a Philadelphia based commercial real estate developer, owner and operator of mixed-use, multi-family, office and industrial projects in the Philadelphia, Denver and Colorado markets. The Commonwealth Group is responsible for the development, construction, and management of over $1 billion worth of commercial, industrial, residential real estate, mining, mineral rights and oil/gas

A-3-15

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$69,950,000
1203 Germantown Avenue	Liberty Square Apartments	Cut-off Date LTV:	67.9%
Philadelphia, PA 19122		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.3%

ventures. Additionally, Mr. Vinton has been involved in mortgage loan defaults and foreclosure proceedings, unrelated to the Liberty Square Apartments Property. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Liberty Square Apartments Property is a four to five-story, three building, 199 unit mid-rise multifamily property located in the Northern Liberties neighborhood of Philadelphia, Pennsylvania. The Liberty Square Apartments Property comprises 34 studio units (17.1% of total units), 129 one-bedroom units (64.8% of total units), 35 two-bedroom units (17.6% of total units), and 1 three-bedroom unit (0.5% of total units) all of which are accessible via two elevators and a stairwell. The apartment complex is managed by the Bridge One Services LLC, a third party property management company.

The Liberty Square Apartments Property has 16,982 SF of street level retail space that is currently 96.2% leased to four tenants, Heart and Paw, Dim Sum, Gateway Creative and Chaddsford Winery Ltd., three of which are not yet open for business. See the “Commercial Tenancy” table below for additional details.

The Liberty Square Apartments Property features a full stainless steel appliance package, high grade wood cabinets with quartz countertops, tile backsplash, laminate wood flooring, and in-unit washer and dryer. Shared common amenities include a pool, fitness center, common lounge areas and a roof deck for residents. Since 2017, the Liberty Square Apartments Property was completed in three phases. Phase one consists of 59 units completed in 2017 at 1203 Germantown Avenue. Phase two consists of 79 units completed in 2020 at 236 West Thompson Street. Phase three consists of 53 units completed in 2022 at 1214 North American Street, with an additional 8 units expected to be delivered in 2025 via the conversion of two vacant retail suites (6,000 SF of ground floor retail space). Per the zoning report, the Liberty Square Apartments Property contains 165 parking spaces, resulting in a parking ratio of approximately 0.8 spaces per unit. The landlord offers parking to tenants starting at approximately $300 per month per space.

The borrower sponsor, Brock J. Vinton, acquired the Liberty Square Apartments Property via his firm, The Commonwealth Group, in October 2024. The Liberty Square Apartments Property was approximately 85.0% occupied on December 31, 2024. Per the in-place and underwritten rent roll as of October 23, 2025, the occupancy has increased to 95.5% along with lease-up of the commercial units and an additional eight-unit multifamily expansion expected to be completed in 2025. The planned eight-unit multifamily units are corporately leased for a period of approximately three years. We cannot assure you that such additional multifamily units will be completed as expected.

The City of Philadelphia maintains a tax abatement program for the construction of new housing or the redevelopment of existing structures into domiciles. According to the appraisal, under this program, the assessment attributable to new construction or renovations and their resulting real estate taxes are abated for a period of ten years from the issuance of a certificate of occupancy. The assessment attributable to any existing structures and their underlying land remains in effect. The appraisal projects taxes to increase by an average annual rate of approximately 3%, totaling to a present value of tax savings of $2,323,461 over the remaining abatement periods. Of the five tax parcels at the Liberty Square Apartments Property with abatements, full unabated taxes are expected to commence in 2029 through 2033. The lender underwrote to abated taxes of $90,858 per annum.

The following table presents certain information relating to the unit mix at the Liberty Square Apartments Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit	Monthly Average Market Rent per Unit(2)
Studio	34	34	100.0%	599	20,370	$1,963	$1,900
1 Bed / 1 Bath(3)	129	120	93.0%	773	99,744	$2,315	$2,315
2 Bed / 2 Bath	35	35	100.0%	1,007	35,242	$3,249	$3,250
3 Bed / 2 Bath	1	1	100.0%	1,371	1,371	$3,700	$3,700
Total/Wtd. Avg.	199	190	95.5%	788	156,727	$2,431	$2,416

(1)	Based on the borrowers’ rent roll dated October 23, 2025.
(2)	Source: Appraisal.
(3)	Includes eight units that are under construction and intended to be used as corporate units. The lender reserved approximately $330,000 for the remainder of the build-out work and approximately $18,760 for rent concessions (gap rent) in December 2025.

The following table presents certain information relating to the tenancy at the Liberty Square Apartments Property:

Commercial Tenancy(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Heart and Paw	NR/NR/NR	4,948	29.1%	$206,529	38.2%	$41.74	1/31/2031	Y(2)	2 x 5 yr
Dim Sum(3)	NR/NR/NR	4,868	28.7%	$133,870	24.7%	$27.50	1/31/2036	N	3 x 5 yr
Gateway Creative(3)	NR/NR/NR	3,616	21.3%	$90,400	16.7%	$25.00	10/31/2030	Y(4)	2 x 5 yr
Chaddsford Winery Ltd.(3)(5)	NR/NR/NR	2,900	17.1%	$110,200	20.4%	$38.00	12/31/2035	N	None
Vacant Space		650	3.8%	$0	0.0%	$0.00
Total/Wtd. Avg		16,982	100.0%	$540,999	100.0%	$33.13

(1)	Information is based on the underwritten rent roll dated October 23, 2025.
(2)	Heart and Paw has a one-time right to terminate its lease as of the 84th month of its lease term (January 2028) by giving six months’ written notice to the landlord.
(3)	Tenants are not yet open for business. Outstanding tenant concessions and tenant improvements were reserved for at the time of origination of the Liberty Square Apartments Mortgage Loan.
(4)	Gateway Creative may terminate its lease upon 60 days’ written notice to the landlord any time after the first anniversary of its lease commencement date.
(5)	Chaddsford Winery Ltd. is a borrower sponsor affiliated tenant. The borrower sponsor has guaranteed the rental payments under such lease.

A-3-16

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$69,950,000
1203 Germantown Avenue	Liberty Square Apartments	Cut-off Date LTV:	67.9%
Philadelphia, PA 19122		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.3%

The Market. The Liberty Square Apartments Property is located at 1203 Germantown Avenue in Philadelphia, Pennsylvania, within the Northern Liberties neighborhood of Philadelphia County. It is approximately 2.2 miles north of Center City Philadelphia, 1.5 miles west of the Delaware River waterfront, and 1.4 miles southeast of Temple University. The Liberty Square Apartments Property has immediate access to Girard Avenue and is within minutes of Interstate 95, Interstate 676, and U.S. Route 30. The Liberty Square Apartments Property is situated 0.3 miles from the Girard Station of the SEPTA Market–Frankford Line, which connects to the broader SEPTA Regional Rail system and Amtrak services at 30th Street Station. The Liberty Square Apartments Property is approximately 11.8 miles northeast of Philadelphia International Airport and 3.1 miles southwest of the Port of Philadelphia.

According to a third-party market research report, the Liberty Square Apartments Property is located in the Philadelphia, Pennsylvania multifamily market within the North Philadelphia submarket. As of October 2025, North Philadelphia multifamily submarket contained 17,648 units of multifamily inventory with an average rent of $1,674 per unit and a vacancy rate of 13.7%. Contrastingly, as of year-end 2024, the North Philadelphia multifamily submarket contained 16,568 units of multifamily inventory with an average rent of $1,678 and a vacancy rate of 17.5%. According to the appraisal, the estimated year-end 2024 population within a 0.25-, 0.5- and one-mile radius of the Liberty Square Apartments Property was 6,335, 21,109 and 62,315, respectively, and a reported average household income within the same radius of $154,681, $146,180 and $125,849, respectively.

The following table presents recent multifamily leasing data at comparable properties with respect to the Liberty Square Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built	# of Units	Occupancy	Unit Mix – Avg. Size	In-Place Monthly Rent per Unit
Liberty Square Apartments Philadelphia, PA	2017, 2020, 2022	199(2)	95.5%(2)	Studio – 599 SF(2)	$1,963(2)
				1BR – 773 SF(2)	$2,315(2)
				1BR – 1,007 SF(2)	$3,249(2)
				2BR – 1,371 SF(2)	$3,700(2)
Corner 2nd Philadelphia, PA	2024	71	93.0%	Studio – 603 SF	$1,810
				1BR Jr – 627 SF	$1,906
				1BR – 818 SF	$2,949
				2BR – 1,254 SF	$4,645
Dwell at 2nd Street Philadelphia, PA	2020	198	90.0%	Studio – 485 SF	$1,600
				1BR – 738 SF	$1,960
				2BR – 1,054	$2,841
				3BR – 1,363 SF	$3,241
Navona Philadelphia, PA	2007	156	99.0%	1BR – 707 SF	$2,745
				2BR – 1,096 SF	$3,552

The Piazza Erbe Philadelphia, PA	2006	104	94.0%	1BR – 812 SF	$2,745
				2BR – 1,460 SF	$3,552

The Poplar Philadelphia, PA	2021	285	94.0%	Studio – 603 SF	$1,883
				1BR – 779 SF	$2,190
				2BR – 1,278 SF	$3,396
				3BR – 1,620 SF	$4,228

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated October 23, 2025.

Appraisal. The appraisal concluded to an “as-is” appraised value for the Liberty Square Apartments Property of $101,750,000 as of September 12, 2025 and an “Prospective As Stabilized” appraised value of $103,000,000 as of January 12, 2026, which assumes lease up of vacant units to achieve a 95.0% stabilized occupancy and final payment of outstanding tenant improvements costs for the commercial area of the Liberty Square Apartments Property plus commercial leasing commissions. The lender reserved $588,480 for existing TI/LCs due to tenants under the commercial lease documents and build-out of unfinished units and $48,042 of rent concessions in connection with the origination of the Liberty Square Apartments Mortgage Loan.

Environmental Matters. According to the Phase I environmental report dated on September 19, 2025, there was no evidence of any recognized environmental conditions at the Liberty Square Apartments Property.

A-3-17

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$69,950,000
1203 Germantown Avenue	Liberty Square Apartments	Cut-off Date LTV:	67.9%
Philadelphia, PA 19122		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Liberty Square Apartments Property:

Cash Flow Analysis(1)
	8/31/2025 T6 Annualized(2)	UW(2)	UW Per Unit
Base Rent	$5,120,615	$5,543,197	$27,855
Gross up of Vacant Space	$0	$250,020	$1,256
Gross Potential Rent	$5,120,615	$5,793,217	$29,112
Less Vacancy & Credit Loss	$110,303	$347,593	$1,747
Net Rental Income	$5,010,312	$5,445,624	$27,365
Commercial Income	$247,848	$562,449	$2,826
Commercial Reimbursements	$57,644	$142,549	$716
Commercial Vacancy	($0)	($35,250)	($177)
Net Commercial Income	$305,492	$669,749	$3,366
Parking Income	$506,542	$531,900	$2,673
Other Income	$109,937	$60,000	$302
Utility Reimbursement	$101,672	$130,000	$653
Effective Gross Income	$6,033,956	$6,837,273	$34,358

Total Expenses(3)	$977,908	$1,059,149	$5,322

Net Operating Income	$5,056,048	$5,778,124	$29,036
CapEx - Apartments	$0	$49,750	$250
CapEx - Commercial	$0	$3,396	$17
TI/LC	$0	$25,317	$127
Net Cash Flow	$5,056,048	$5,699,661	$28,642

Occupancy %(4)	95.5%	95.0%
NOI DSCR	1.12x	1.28x
NCF DSCR	1.12x	1.26x
NOI Debt Yield	7.2%	8.3%
NCF Debt Yield	7.2%	8.1%

(1)	Based on the underwritten rent roll dated October 23, 2025. Prior historical operating information is not available as the Liberty Square Apartments Property was recently acquired by the borrower sponsor in 2024.
(2)	The increase in the Net Operating Income from 8/31/2025 T6 Annualized to UW is driven primarily by lease up of the multifamily and commercial units at the Liberty Square Apartments Property.
(3)	Total Expenses include the abated taxes under the City of Philadelphia’s program. See “The Property” section above for a further description of the tax abatement.
(4)	The 8/31/2025 T6 Annualized Occupancy % represents the in-place physical occupancy as of the underwritten rent roll dated October 23, 2025. The UW Occupancy % represents the economic occupancy of 95.0%.

Escrows and Reserves. As of the date of origination of the Liberty Square Apartments Mortgage Loan, the borrowers were required to deposit (i) $56,790 in a real estate tax reserve account, (ii) $35,174 in a property insurance reserve account, (iii) $4,146 in a multifamily replacement reserve account and $284 in a commercial replacement reserve account, (iv) $330,000 in a build-out reserve account for eight unfinished corporate multifamily units, (v) $258,480 in an existing TI/LC reserve for tenants Dim Sum, Gateway Creative and Chaddsford Winery Ltd. and (vi) $48,042 in a rent concession reserve for the tenants Dim Sum and the eight unfinished corporate multifamily units. Certain reserves may have been drawn upon between the time of origination and the Cut-off Date.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $5,533).

Insurance Reserve – The borrowers are required to deposit into a property insurance reserve, on a monthly basis in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such premiums at least 30 days prior to the expiration of the policies (initially approximately $8,794).

Replacement Reserve – The Liberty Square Apartments Mortgage Loan documents require ongoing monthly replacement reserve deposits of $4,146 for multifamily replacements and $284 for commercial replacements, which the lender may require the borrowers to increase (not more than once per year) upon 30 days’ notice to the borrowers if the lender reasonably determines such increase is necessary to maintain the proper operation of the Liberty Square Apartments Property. So long as no Cash Trap Event Period (as defined below) is continuing and the Liberty Square Apartments Property is being adequately maintained (as determined by the lender based on annual site inspections), the borrowers are required to make the replacement reserve monthly deposit only to the extent that funds on deposit in the account (less any pending disbursements therefrom) are less than $99,500 for the multifamily replacements component and $6,800 for the commercial replacements component.

A-3-18

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$69,950,000
1203 Germantown Avenue	Liberty Square Apartments	Cut-off Date LTV:	67.9%
Philadelphia, PA 19122		UW NCF DSCR:	1.26x
		UW NOI Debt Yield:	8.3%

Leasing Reserve – The Liberty Square Apartments Mortgage Loan documents require ongoing monthly general tenant improvements and leasing commissions reserves of $1,416. Deposits into the leasing reserve (exclusive of any pending disbursements therefrom) will be suspended until December 6, 2026 and capped at $51,000 as long as no Cash Trap Event Period is continuing. During the continuance of a Cash Trap Event Period, no cap or timing suspension will apply on the leasing reserve.

Lockbox and Cash Management. The Liberty Square Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Within 30 days from receipt of written notice from the lender that a Cash Trap Event Period has commenced, the borrowers are required to, among other things, (i) execute a deposit account control agreement to establish a deposit account with a clearing bank and (ii) send executed letters directing all commercial tenants to deposit all sums due under their respective leases directly into such deposit account. During the continuance of a Cash Trap Event Period, all funds in the deposit account are required to be swept periodically to a lender-controlled cash management account. If the borrowers or property manager receive any rents or income directly, each is required to deposit such amounts into the deposit account within two business day of receipt. So long as a Cash Trap Event Period is in effect, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such a Cash Trap Event Period is continuing.

A “Cash Trap Event Period” will commence upon the occurrence of any of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt yield (“NCF DY”) falling below 7.50% (tested quarterly) (a “Low NCF DY Event”), provided, however, if within five business days of written notice from the lender, the borrowers have delivered cash or a letter of credit in an amount which, if applied to pay down the initial principal amount of the Liberty Square Apartments Mortgage Loan, would result in the NCF DY being equal to or greater than 7.75%, no Low NCF DY Event will be deemed to have occurred; or
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.10x (tested quarterly) (a “Low DSCR Event”), provided, however, if within five business days of written notice from the lender, the borrowers have delivered cash or a letter of credit in an amount which, if applied to pay down the initial principal amount of the Liberty Square Apartments Mortgage Loan, would result in the NCF DSCR being equal to or greater than 1.15x, no Low DSCR Event will be deemed to have occurred. For the avoidance of doubt, during the continuance of both a Low NCF DY Event and a Low DSCR Event, the borrowers will only be required to deposit either collateral deposit to avoid the commencement of a Cash Trap Event Period.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and the lender’s acceptance of such cure;
●	with regard to clause (ii), the NCF DY being equal to or greater than 7.75% for two consecutive calendar quarters; or
●	with regard to clause (iii), the NCF DSCR being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Liberty Square Apartments Property is managed by Bridge One Services LLC, a third party property management firm with a portfolio of over 20 multifamily and commercial properties in the greater Philadelphia area.

Condominium. The Liberty Square Apartments Property is subject to a six-unit condominium structure called the Liberty Square Philadelphia Condominium, which is 100.0% controlled and owned by the borrowers. See “Description of the Mortgage Pool—Condominium and Other Shared Interests” in the prospectus for additional information.

Terrorism Insurance. The Liberty Square Apartments Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Liberty Square Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-19

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue, and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

A-3-20

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue, and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

A-3-21

Mortgage Loan No. 3 – City Square White Plains

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BSPRT			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	White Plains, NY 10606
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	7.8%			Detailed Property Type:	Multifamily/Office
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Martin Ginsburg 2000 Trust			Year Built/Renovated:	1985-1987/2000, 2020-2025
	Agreement #1 Dated April 1, 2000			Size(5):	621,070 SF
Guarantor:	Martin Ginsburg 2000 Trust Agreement			Cut-off Date Balance Per SF(1):	$227
	#1 Dated April 1, 2000			Maturity Date Balance Per SF(1):	$227
Mortgage Rate:	7.2500%			Property Manager:	GDC Management, Inc.
Note Date:	10/1/2025
Maturity Date:	10/6/2030			Underwriting and Financial Information(1)
Term to Maturity:	60 months			UW NOI(6):	$14,445,374
Amortization Term:	0 months			UW NCF:	$13,740,184
IO Period:	60 months			UW NOI Debt Yield:	10.2%
Seasoning:	2 months			UW NCF Debt Yield:	9.7%
Prepayment Provisions(2):	L(3),YM1(53),O(4)			UW NOI Debt Yield at Maturity:	10.2%
Lockbox/Cash Mgmt Status:	Soft (Residential); Hard (Commercial)/Springing			UW NCF DSCR:	1.33x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(6)(7):	$9,854,938 (8/31/2025 TTM)
Additional Debt Balance(1):	$81,000,000			2nd Most Recent NOI(7):	$12,253,955 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$11,777,398 (12/31/2023)
				Most Recent Occupancy(8):	90.9% (9/24/2025)
Reserves(3)				2nd Most Recent Occupancy(8):	94.7% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(8):	89.1% (12/31/2023)
RE Taxes:	$1,227,846	$306,961	NAP	Appraised Value (as of)(9):	$235,500,000 (7/3/2025; 7/11/2025; 9/20/2025)
Insurance:	$0	Springing	NAP	Appraised Value Per SF(5)(9):	$379
Replacement Reserve:	$0	$12,667	NAP	Cut-off Date LTV Ratio:	59.9%
TI/LC Reserve:	$2,167,914	$61,672	NAP	Maturity Date LTV Ratio:	59.9%
Deferred Maintenance:	$38,750	$0	NAP
Gap Rent and Free Rent Reserve(4):	$2,500,000	$25,000	NAP
Outstanding TI/LC Reserve:	$4,411,087	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:(1)	$141,000,000	98.6%	Loan Payoff:	$127,262,758	89.0%
Borrower Sponsor Equity:	1,947,674	1.4	Upfront Reserves:	10,345,597	7.2
			Closing Costs:(10)	5,339,320	3.7
Total Sources:	$142,947,674	100.0%	Total Uses:	$142,947,674	100.0%
(1)	The City Square White Plains Mortgage Loan (as defined below) is part of the City Square White Plains Whole Loan (as defined below) evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $141.0 million. The Financial Information in the chart above reflects the City Square White Plains Whole Loan. In addition, with respect to the PILOT Property (as defined below), the borrowers have an obligation to make PILOT payments that is secured by a mortgage, which mortgage obligation (approximately $2,750,000) is senior to the City Square White Plains Whole Loan. See “PILOT Agreement” below.
(2)	Yield maintenance of the City Square White Plans Whole Loan is permitted from and after 30 days from the closing date of the last note deposited into a securitization. The assumed lockout period of three payments is based on the anticipated closing date of the WFCM 2025-5C7 securitization in December 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	The Gap Rent and Free Rent Reserve covers gap rent and/or free rent with respect to the Tenants Not Yet In Occupancy and DOH (as defined below).
(5)	Represents the total square footage, inclusive of the multifamily units. The City Square White Plains Property consists of 312 multifamily units (251,036 SF) and 370,034 SF of commercial space.
(6)	The increase in the UW NOI from the Most Recent NOI is primarily driven by higher gross potential rent from in-place leases, including scheduled 12-month rent steps of $159,281 and Tenants Not Yet In Occupancy.
(7)	The decrease in the Most Recent NOI from the 2nd Most Recent NOI is attributed mainly to the former largest tenant, Bunge Management Services, Inc (“Bunge”), vacating the City Square White Plains Property at the end of 2024. Bunge accounted for approximately 11% of City Square White Plains Property’s NRA and annual rent.
(8)	The occupancy figure is calculated based on square footage of the City Square White Plains Property (as defined below), inclusive of 251,036 SF of multifamily space. This figure includes certain tenants with signed leases where such tenants are not yet in occupancy: RWE Clean Energy, Parfums De Coeur, Royal Health Solutions, and Ahmed Saleh (collectively, “Tenants Not Yet In Occupancy”). Additionally, the 1-11 Martine building ground floor features one 2,595 SF retail unit used by the borrower as an art gallery event space. This space was not underwritten as vacant or occupied, and is not included in the net rentable area (“NRA”).
(9)	Appraised values and dates for the various parcels comprising the City Square White Plains Property are as follows: 1 Martine: $86,800,000 as of July 11, 2025; 11 Martine: $16,400,000 as of September 20, 2025; 50 Main Street: $87,000,000 as of July 3, 2025; and The Metro: $45,300,000 as of July 11, 2025. In the aggregate, the multifamily component has an appraised value of $132,100,000 and the office component has an appraised value of $103,400,000.
(10)	Closing costs include an interest rate buydown of $2.82 million.

A-3-22

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

The Mortgage Loan. The third largest mortgage loan (the “City Square White Plains Mortgage Loan”) is part of a whole loan (the “City Square White Plains Whole Loan”) secured by the borrowers’ fee interest in a 621,070 SF mixed-use development property consisting of 312 multifamily units and 370,034 SF of commercial space covering an entire city block located in White Plains, New York (the “City Square White Plains Property”). The City Square White Plains Whole Loan consists of eight pari passu promissory notes and accrues interest at a rate of 7.25000% per annum on an Actual/360 basis. The City Square White Plains Whole Loan has a 5-year term and is interest-only for the full term of the City Square White Plains Whole Loan. The City Square White Plains Whole Loan was originated by BSPRT CMBS Finance, LLC (“BSPRT”) on October 1, 2025. The City Square White Plains Mortgage Loan is evidenced by the non-controlling Note A-2, the non-controlling Note A-4, and the non-controlling Note A-6, with an aggregate original principal balance of $60,000,000. The City Square White Plains Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C38 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below identifies the promissory notes that comprise the City Square White Plains Whole Loan:

City Square White Plains Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BBCMS 2025-5C38	Yes
A-2	$40,000,000	$40,000,000	WFCM 2025-5C7	No
A-3	$20,000,000	$20,000,000	BBCMS 2025-5C38	No
A-4	$15,000,000	$15,000,000	WFCM 2025-5C7	No
A-5	$5,000,000	$5,000,000	BBCMS 2025-5C38	No
A-6	$5,000,000	$5,000,000	WFCM 2025-5C7	No
A-7(1)	$5,000,000	$5,000,000	BSPRT	No
A-8	$1,000,000	$1,000,000	BBCMS 2025-5C38	No
Whole Loan	$141,000,000	$141,000,000
(1)	Expected to be contributed to one or more future securitization(s) or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers are GDC White Plains Fee LLC, MG Martine SPE LLC and MG Main SPE LLC, each a bankruptcy remote, special purpose Delaware limited liability company each with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the City Square White Plains Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is the Martin Ginsburg 2000 Trust Agreement #1 dated April 1, 2000, whose co-trustees are Douglas Ramsay and Irene Ginsburg. Martin Ginsburg is the founder and principal of Ginsburg Development Companies (“GDC”). Headquartered in Valhalla, New York and founded in 1963, GDC is a vertically integrated, full-service multifamily, retail, and hospitality investment, acquisition, development, and management company. GDC grew from a part-time endeavor between Mr. Ginsburg and his two brothers, with initial purchases of single-family lots in Greenburgh, New York, to acting as a developer of residential and multifamily properties in Westchester County and the northern suburbs of New York City for more than 50 years. GDC’s developments in New York and Connecticut have won numerous design and community planning awards. In addition to the City Square White Plains Property, the Martin Ginsburg 2000 Trust Agreement #1 dated April 1, 2000 owns or controls five multifamily assets totaling over 680 units, one office asset totaling 60,000 SF, one mixed use office/retail asset totaling a combined 312,000 SF, and three future development sites. In addition to the standard non-recourse carveout guaranty and the environmental indemnity, the borrower sponsor has guaranteed $1,997,824 in outstanding tenant improvement and leasing commissions that were not reserved at origination.

The Property. The City Square White Plains Property is a three-building, mixed-use multifamily and office property totaling 621,070 SF consisting of 312 multifamily units and 370,034 SF of commercial space, covering an entire city block in White Plains, New York. The City Square White Plains Property is situated on 3.33 acres of land across three parcels. The City Square White Plains Property provides 24/7 secured card access, a staffed lobby desk, on-site property management, and a parking garage with 1,175 spaces that connects directly to each building’s lobby via elevators. The City Square White Plains Property includes the City Square Café, which provides both indoor and outdoor dining options. At the center of the City Square White Plains Property is a private park featuring a lounge, putting green, bocce ball court, performance space, exercise and walking path, fountain, and waterfall, all equipped with complimentary Wi-Fi. The three buildings also share a common exterior patio that was extensively renovated with cafeteria seating. As of September 24, 2025, the multifamily component of the City Square White Plains Property was 89.4% occupied, and the office component of the City Square White Plains Property was 91.9% leased. The three buildings that comprise the City Square White Plains Property are known as The Metro, 1-11 Martine and 50 Main Street.

The Metro: The Metro is a 12-story, 124-unit multifamily property located on the east side (South Lexington Avenue) of the City Square White Plains Property. The Metro was constructed in 1985, initially renovated in 2000, and substantially renovated in 2022, with unit renovations continuing through 2024. In total, the borrower sponsor invested approximately $3.8 million in capital expenditures across The Metro. Amenities at The Metro include a club lounge with billiards and a gas fireplace, Starbucks coffee station, fitness center, business center with iMacs, outdoor patio sundeck, and indoor garage parking. Unit amenities include wide plank luxury vinyl tile flooring in living areas and bedrooms, white shade window treatments, contemporary lighting, designer kitchens with new quartz countertops and lacquer upper cabinets, whirlpool stainless-steel appliances, porcelain tiled showers and baths, along with balconies in select apartments. As of September 24, 2025, The Metro was 89.5% occupied.

1-11 Martine: 1-11 Martine features a 15-story building, comprised of retail, multifamily and office space, situated on a 0.96-acre site. 1 Martine, located on the first 11 floors of 1-11 Martine, contains 188 multifamily units and ground floor retail. The 1-11 Martine building is located on the southwest corner (Martine Ave) of the City Square White Plains Property. 1 Martine was originally constructed in 1987 as an office building but was subsequently renovated and largely converted to multifamily beginning in 2022. The borrower sponsor invested approximately $41.3 million for the multifamily conversion. The residential amenities include a fitness facility, clubroom/lounge areas, an on-site leasing office/business center, patios, a renovated center courtyard and 507 garage parking spaces (approximately 2.70 spaces per unit). Apartment units feature a full stainless-steel appliance package including a range/oven with a built-in microwave and vent-hood, full-size refrigerator, dishwasher, and sink. Additionally, each multifamily unit features modern cabinets with

A-3-23

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

composite countertops and flooring. The 1 Martine ground floor features one 2,595 SF retail unit used by the borrowers as an art gallery event space. Such art gallery event space is an amenity and was not underwritten as vacant or occupied. As of September 24, 2025, 1 Martine was 89.4% occupied.

11 Martine, comprising the top three floors of the 1-11 Martine building, contains 57,266 SF of office space. 11 Martine was constructed in 1987 and renovated in 2019 through 2020 and from 2024 through 2025. 11 Martine has a dedicated entrance, lobby and elevator bank serving its three floors, and the entire space was recently leased to the Westchester County Department of Health (the “DOH”) and is currently being built out for the tenant. 11 Martine includes a dedicated lobby with a security/concierge’s desk located along Martine Avenue at the front entrance. The 12th floor includes an outdoor terrace overlooking downtown White Plains. 11 Martine’s amenities include a fitness center, boardroom, game room, an on-site management office and additional meeting rooms. 11 Martine is served by 229 garage parking spaces (dedicated to the office component of 1-11 Martine) at a parking ratio of approximately 3.87 spaces per 1,000 SF of net rentable area. As of September 24, 2025, 11 Martine was 100.0% occupied by the DOH.

1-11 Martine is subject to a project agreement with the City of White Plains Affordable Rental Housing Program pursuant to which the borrowers are required to reserve 6% of the multifamily units (12 total units) for tenants earning at or below 80% of the area median income.

50 Main Street: 50 Main Street is a 312,768-SF, 16-story urban office building situated on a 1.84-acre site located in White Plains, New York. 50 Main Street was constructed in 1986, renovated in 2002 and was most recently renovated between 2018 and 2020 and completed in 2024. The recent renovations included the cafeteria, the fitness center, the second-floor conference center, the lobby, selected bathrooms, and corridors. Formerly known as the Westchester Financial Center, 50 Main Street features a modernized two-story lobby located along Main Street at the front entrance. The second floor is a partial mezzanine overlooking the lobby and contains the management office and board room. Most of the 50 Main Street Property amenities are on the second floor and include the fitness center and meeting rooms. 50 Main Street is served by 459 covered parking spaces at a parking ratio of approximately 1.35 spaces per 1,000-SF of net rentable area. As of September 24, 2025, 50 Main Street was 90.4% occupied.

The following table presents detailed information with respect to the multifamily unit mix at 1 Martine:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate PSF(2)
Studio	4	2.1%	4	100.0%	406	$2,333	$5.74
Studio – Affordable	6	3.2%	6	100.0%	425	$1,596	$3.75
1BR/1BA	107	56.9%	97	90.7%	736	$2,998	$4.07
1BR/1BA – Affordable	4	2.1%	4	100.0%	630	$1,952	$3.10
2BR/1.5BA	6	3.2%	4	66.7%	1,090	$4,393	$4.03
2BR/1BA	15	8.0%	13	86.7%	928	$3,603	$3.88
2BR/2BA	44	23.4%	38	86.4%	1,029	$4,208	$4.09
2BR/2BA – Affordable	2	1.1%	2	100.0%	1,013	$2,350	$2.32
Total/Wtd. Avg.	188	100.0%	168	89.4%	815	$3,253	$4.05
(1)	Based on the underwritten multifamily rent roll dated September 24, 2025.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the occupied units.

The following table presents detailed information with respect to the multifamily unit mix at The Metro:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate PSF(2)
Studio	18	14.5%	15	83.3%	591	$2,485	$4.20
1BR/1BA	62	50.0%	55	88.7%	734	$2,742	$3.73
1BR/1.5BA	9	7.3%	9	100.0%	1,003	$3,313	$3.30
2BR/1BA	24	19.4%	21	87.5%	881	$3,241	$3.68
2BR/2BA	11	8.9%	11	100.0%	1,046	$3,689	$3.53
Total/Wtd. Avg.	124	100.0%	111	89.5%	789	$2,942	$3.73
(1)	Based on the underwritten multifamily rent roll dated September 24, 2025.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the occupied units.

A-3-24

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

Major Tenants.

Westchester County Department of Health (57,266 SF, 15.5% of Commercial NRA, 13.1% of underwritten base rent): The DOH is a public health agency serving the residents of Westchester County, New York. With a team of approximately 1,000 employees, the DOH is committed to protecting and improving public health through a wide range of programs and services including restaurant inspections, immunization programs, maternal and child health services, environmental health investigations, health education, and emergency response. The DOH collaborates with local, state, and federal partners to address public health challenges and ensure the well-being of the community. The DOH is in occupancy of its space but is completing an interior build out that is expected to cost approximately $842,232, which amount was reserved at origination of the City Square White Plains Whole Loan (see “Escrows and Reserves” below). The DOH lease commenced on September 17, 2025 and is set to expire in January 2037. The DOH has the option to extend its lease for up to two additional five-year terms, upon nine months’ prior written notice to the borrowers.

Parfums De Coeur (26,119 SF, 7.1% of Commercial NRA, 7.9% of underwritten base rent): Parfums De Coeur is a manufacturer and distributor of personal care and fragrance products. Parfums De Coeur creates accessible scents for a wide range of consumers. They offer a variety of products including perfumes, body sprays, lotions, and other toiletry items. Parfums De Coeur operates under the name PDC Brands and serves markets across the United States and internationally. Parms de Coeur is not yet in occupancy as the borrowers are completing a build-out of its space. The borrowers reserved approximately $2.22 million at origination for the outstanding tenant improvements (see “Escrows and Reserves” below), which are expected to be completed by June 2026. Parfums De Coeur has executed a lease that is expected to commence on June 1, 2026, and is set to expire in May 2037. Parfums De Coeur has the right to terminate its lease effective November 1, 2032, upon payment of a termination fee equal to (a) unamortized cost of any rent abatement during rent concession period, (b) broker commissions, (c) attorneys’ fees, (d) all of costs of landlord’s work, and (e) interest on the foregoing at 6% per annum. In addition, Parfums De Coeur has a one-time option to surrender a portion of its space situated in Suite 922 on 9th floor at any time as of December 31, 2027, upon nine months’ irrevocable written notice together with three months of then-current base rent prorated as to Suite 922 portion of the City Square White Plains Property only plus payment of the termination fee.

RGN-White Plains II LLC (23,138 SF, 6.3% of Commercial NRA, 7.2% of underwritten base rent): RGN-White Plains II LLC (“Regus”) is a global provider of flexible workspace solutions. Regus offers a wide range of office solutions, including private offices, coworking spaces, and virtual offices, to accommodate various business needs. Regus has an extensive network of locations, enabling companies of all sizes to work wherever and however they need. Their worldwide network of workspaces has created a global business community of 2.5 million customers. The Regus lease commenced in March 2018 and is set to expire in August 2033. Regus has the option to extend its lease for up to two additional five-year terms, upon nine months’ prior written notice to the borrowers.

The following table presents certain information relating to the largest tenants at City Square White Plains Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Tenant SF	Approx % of Total SF	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent			Renewal Options
							Lease Exp. Date	Term Option (Y/N)
Major Tenants
Westchester County Department of Health(3)	Aa1/AAA/AAA	57,266	15.5%	$28.92	$1,656,099	13.1%	1/31/2037	Y	2 x 5 Year
Parfums De Coeur(4)	NR/NR/NR	26,119	7.1%	$38.00	$992,522	7.9%	5/31/2037	Y	1 x 5 Year
RGN-White Plains II LLC(5)	NR/NR/NR	23,138	6.3%	$39.40	$911,637	7.2%	8/31/2033	N	2 x 5 Year
Trans Union, LLC(6)	Ba2/NR/NR	23,138	6.3%	$39.14	$905,621	7.2%	4/30/2033	Y	1 x 5 Year
RWE Clean Energy(7)	NR/NR/NR	23,138	6.3%	$32.50	$751,985	6.0%	12/31/2030	Y	1 x 5 Year
Total Major Tenants		152,799	41.3%	$34.15	$5,217,864	41.3%
Other Tenants		187,176	50.6%	$39.60	$7,411,381	58.7%
Occupied Total Collateral / Wtd. Avg.		339,975	91.9%	$37.15	$12,629,245	100.0%
Vacant Space		30,059	8.1%
Collateral Total		370,034	100.0%
(1)	Based on the underwritten commercial rent roll dated September 24, 2025.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Provided the lease is in full force and the tenant is not in default, the lease provides that the borrowers will provide the tenant a monthly credit of approximately $17,513 for rent from September 2025 to December 2036. The borrowers were not required to reserve for such gap rent or free rent at origination. Additionally, pursuant to Section 362(3) of the New York County Law, Westchester County’s obligations under the lease are subject to annual appropriation by the Westchester County Board of Legislators. The lease is deemed executory only to the extent of funds appropriated and allocated each fiscal year, and Westchester County incurs no liability beyond monies available for such purpose. The underwritten rent reflects the straight line rent but is net of the monthly credit.
(4)	The lease has been executed, and the tenant is expected to take occupancy in June 2026. Provided the lease is in full force and the tenant is not in default, the lease provides that the tenant is not required to pay rent in any of the following months of its lease: June 2026 through November 2026, June and July 2034, June and July 2035, and June and July 2036. At origination, the borrowers deposited approximately $1,075,232 in the gap rent and free rent reserve related to this tenant. The tenant has the right to terminate its lease effective November 1, 2032 upon payment of a termination fee. In addition, the tenant has a one-time option to surrender a portion of its space situated in Suite 922 on 9th floor at any time as of December 31, 2027, upon nine months’ irrevocable written notice together with three months of then-current base rent prorated as to Suite 922 portion of the City Square White Plains Property only plus payment of the termination fee. We cannot assure you that the tenant will take occupancy or commence paying rent as expected or at all.
(5)	Provided the lease is in full force and the tenant is not in default, the lease provides that the tenant is not required to pay rent in any January from 2025 through 2032. At origination, the borrowers deposited approximately $1,209,136 in the gap rent and free rent reserve related to this tenant.
(6)	Provided the lease is in full force and the tenant is not in default, the lease provides that the tenant is not required to pay rent for following months: February 2026, August 2026, February 2027, February 2028, February 2029, February 2030 and February 2031. At origination, the borrowers deposited approximately $476,141 in the gap rent and free rent reserve related to this tenant. The tenant has a one-time option to terminate its lease effective December 31, 2029, upon prior notice given before January 1, 2029, and payment of a termination fee.
(7)	The lease has been executed, and the tenant is expected to take occupancy and commence rent payments in December 2025. At origination, the borrowers deposited approximately $125,331 in the gap rent and free rent reserve related to this tenant. In addition, tenant has the right to terminate its lease if the borrower fails to deliver the premises within 60 days after the Guaranteed Delivery Date. The “Guaranteed Delivery Date” means 90 days after October 5, 2025 (January 3, 2026).

A-3-25

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the commercial rollover schedule at City Square White Plains Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	30,059	8.1%	NAP	NAP	30,059	8.1%	NAP	NAP
2025 & MTM	1	0	0.0%	$2,284	0.0%	30,059	8.1%	$2,284	0.0%
2026	5	24,169	6.5%	$1,050,631	8.3%	54,228	14.7%	$1,052,915	8.3%
2027	9	33,141	9.0%	$1,382,655	10.9%	87,369	23.6%	$2,435,570	19.3%
2028	2	6,585	1.8%	$263,867	2.1%	93,954	25.4%	$2,699,437	21.4%
2029	2	11,046	3.0%	$433,986	3.4%	105,000	28.4%	$3,133,423	24.8%
2030	6	41,856	11.3%	$1,503,324	11.9%	146,856	39.7%	$4,636,746	36.7%
2031	7	19,918	5.4%	$773,100	6.1%	166,774	45.1%	$5,409,847	42.8%
2032	0	0	0.0%	$0	0.0%	166,774	45.1%	$5,409,847	42.8%
2033	4	57,879	15.6%	$2,292,337	18.2%	224,653	60.7%	$7,702,184	61.0%
2034	1	2,980	0.8%	$95,360	0.8%	227,633	61.5%	$7,797,544	61.7%
2035	4	13,204	3.6%	$472,243	3.7%	240,837	65.1%	$8,269,786	65.5%
2036 & Beyond	7	129,197	34.9%	$4,359,459	34.5%	370,034	100.0%	$12,629,245	100.0%
Total/Wtd. Avg.	48	370,034	100.0%	$12,629,245	100.0%
(1)	Information is based on the underwritten commercial rent roll dated September 24, 2025.
(2)	Certain commercial tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.

The Market. The City Square White Plains Property is located in White Plains, New York and forms part of the New York-Newark-Jersey City, NY-NJ metropolitan statistical area (the “New York MSA”). According to the appraisal, the New York MSA has a population of approximately 20.1 million, which has increased by approximately 1.2 million since 2010, reflecting an annual increase of 0.5%. Population is projected to increase by 78,337 between 2024 and 2029, reflecting a 0.1% annual population growth. The area features an average household income of $150,021 and a median household income of $101,061. Over the next five years, median household income is expected to increase by 11.8%, or $2,385 per annum. The area includes a total of 10,113,125 employees. The top three industries within the area are Health Care/Social Assistance, Prof/Scientific/Tech Services and Educational Services, which represent a combined total of 38% of the workforce.

The City Square White Plains Property is located about 20 miles northeast of New York City. The downtown area and surrounding area has developed into a suburban office market with major retail activity centered on The Westchester Mall and more recently, the White Plains City Center and Renaissance Square. The neighborhood is bounded by I-287 (Cross Westchester Parkway) to the north, Post Road to the south, Hutchinson River Parkway to the east and Bronx River Parkway to the west. To the north across Mani Street is Gateway, a 19-story, 541,300 SF Class-A office building. To the east is the Galleria at White Plains, an 800,000 SF mall that is proposed to be redeveloped into 3,200 apartments. To the west along Bank Street are multiple large-scale apartment complexes including 15 & 25 Bank Street, two 21-story towers consisting of 501 apartments, and Continuum, a 597-apartment complex at 55 & 57 Bank Street. Primary access is provided by Interstate 95, Interstate 287, Route 125, Route 22 and Route 127. Metro-North’s White Plains station along Ferris Avenue runs express and local trains into New York City’s Grand Central Terminal. Westchester County airport is located about 5 miles northeast of the downtown area via Route 120 in Harrison. The City Square White Plains Property is 0.5 miles away from the US District Court, which provides walking access for law firms at the City Square White Plains Property.

According to the appraisal, 1 Martine and The Metro are located in the White Plains multifamily submarket within the New York Metro multifamily market. As of the first quarter of 2025, the New York Metro market had a vacancy rate of 2.8%, with a rental rate of $3,270 per unit. About 61,000 units remain under construction in the market. The submarket had a vacancy rate of 14.5%, and is expected to decrease in the near future to around 6% by the start of 2027. Asking rents in the submarket stand at $3,220 per month, which is on par with the metro average of $3,270 per month. About 620 units are under construction in the submarket.

According to the appraisal, 50 Main Street and 11 Martine are located in the Westchester office market and the White Plains/Westchester CBD submarket. As of second quarter of 2025, White Plains CBD submarket had an inventory of approximately 5.0 million SF, with an average occupancy rate of 81.5%. The submarket experienced a negative net absorption of 15,610-SF. The average rental rate stood at $36.84 PSF.

According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the City Square White Plains Property was 44,102, 118,695, and 217,979, respectively, and an average household income within the same radii of $162,602, $216,634, and $251,474, respectively.

A-3-26

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the lease rollover schedule at City Square White Plains Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
1 Martine Avenue,	1987 / 2020-2022	89.4%(2)	188(2)	Studio	406	$5.74	$2,333
White Plains, NY(2)				Studio - Affordable	425	$3.75	$1,596
				1BR/1BA	736	$4.07	$2,998
				1BR/1BA - Affordable	630	$3.10	$1,952
				2BR/1.5BA	1,090	$4.03	$4,393
				2BR/1BA	928	$3.88	$3,603
				2BR/2BA	1,029	$4.09	$4,208
				2BR/2BA - Affordable	1,013	$2.32	$2,350
34 South Lexington Avenue (The Metro)	1985 / 2000	89.5%(2)	124(2)	Studio	591	$4.20	$2,485
White Plains, NY(2)				1BR/1BA	734	$3.73	$2,742
				1BR/1.5BA	1,003	$3.30	$3,313
				2BR/1BA	881	$3.68	$3,241
				2BR/2BA	1,046	$3.53	$3,689
One City Place	2004 / 2016	97%	322	Studio - Affordable	480	$3.55	$1,705
City Center at White Plains				Studio	553	$5.02	$2,776
White Plains, NY				1BR/1BA	691	$4.30	$2,973
				2BR/2BA	1,150	$3.67	$4,225
				3BR/2BA	1,447	$4.19	$6,057
Avalon White Plains	2009 / N/A	98%	344	Studio	621	$4.05	$2,410 - $2,620
27 Barker Avenue				1BR/1BA	687 - 868	$3.56	$2,675 - $2,860
White Plains, NY				2BR/1BA	878 - 967	$3.47	$3,015 - $3,388
				2BR/2BA	1,049 - 1,075	$3.95	$3,330 - $5,050
				3BR/2BA	1,569	$3.79	$4,895 - $6,987
Windsor at The Gramercy	2003 / N/A	98%	260	1BR/1BA	742	$3.76	$2,789
2 Canfield Avenue				2BR/2BA	972	$3.70	$3,594
White Plains, NY				2BR/2BA	1,152	$3.36	$3,876
One Dekalb	2019 / N/A	97%	76	Studio	639	$4.26	$2,719
1 Dekalb Avenue				1BR/1BA	804	$4.24	$3,412
White Plains, NY				2BR/2BA	1,102	$3.71	$4,091
15 Bank Apartments	2005 / N/A	92%	501	1BR/1BA	711 - 752	$4.30	$3,124 - $3,171
15 and 25 Bank St				2BR/1BA	946 - 966	$3.26	$2,905 - $3,334
White Plains, NY				2BR/2BA	1,142 - 1,158	$3.51	$4,029 - $4,040
Norden Lofts	2018 / N/A	95%	62	Studio	580	$4.05	$2,350
121 Westmoreland Avenue				1BR/1BA	615	$4.31	$2,653
White Plains, NY				2BR/2BA	1,120	$3.13	$3,505
LaGianna Apartments	2014 / N/A	98%	56	Studio	485	$5.08	$2,465
10 DeKalb Avenue				1BR/1BA	842	$3.28	$2,760
White Plains, NY				2BR/2BA	1,212	$2.76	$3,340
Continuum	NAV	97%	478	Studio	445 - 562	$6.05	$2,330 - $3,760
55 & 57 Bank Street				1BR/1BA	595 - 717	$4.94	$2,427 - $4,052
White Plains, NY				2BR/1BA	946	$3.63	$3,435
				2BR/2BA	1,045 - 1,173	$4.26	$3,394 - $6,047
				3BR/2BA	1,339	$4.77	$6,386
(1)	Source: Appraisal.
(2)	Based on the underwritten multifamily rent roll dated September 24, 2025.

A-3-27

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the office rent comparable for the City Square White Plains Property (50 Main Street and 11 Martine Avenue):

Comparable Office Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
50 Main Street	1986 / 2002, 2018-2020	90.4%	312,768	RGN-White Plains II LLC	23,138	$38.44	Mar-18	15.4	Modified Gross
White Plains, NY(2)				Parfums De Coeur	26,119	$38.00	Jun-26	11.0	Modified Gross
11 Martine Avenue	1987 / 2019-2020, 2024-2025	100%	57,266	Westchester County Department of Health	57,266	$28.92	Sep-25	11.4	Modified Gross
White Plains, NY(2)
Gateway 1	1985 / 2022	59%	541,300	Premier Home Health Care	15,284	$33.00	Jun-24	3.1	Modified Gross
White Plains, NY				Hazen & Sawyer P.C.	5,418	$42.00	Aug-23	6.5	Modified Gross
Reckson Metro Center	1977 / 2020	86%	391,798	DelBello Donnellan Law	17,364	$34.00	Jun-24	11.0	Modified Gross
White Plains, NY				DBD Partners	2,295	$41.00	Jun-23	3.2	Modified Gross

Ten Bank Street	1989 / 2023	86%	233,585	Mitsui Plastics	10,120	$37.00	Jun-24	7.4	Modified Gross
White Plains, NY				Amur Capital Group	4,631	$39.00	Jun-24	5.4	Modified Gross

Class A Office Property	2008 / 2022	61%	71,321	Casamigos Spirits Co.	4,665	$39.50	Sep-22	5.0	Modified Gross
White Plains, NY

White Plains Plaza	1968 / 2019	79%	715,873	NOF American Corp.	2,468	$32.00	Dec-23	7.3	Modified Gross
White Plains, NY				Divney, Tung Schwalbe	9,188	$32.00	May-23	5.0	Modified Gross

Westchester One	1976 / 2015	74%	851,773	Melody Capital	16,159	$35.00	Sep-22	10.0	Modified Gross
White Plains, NY				Vet Emergency Group	41,616	$26.50	May-21	13.0	Modified Gross

Grand Street Plaza	1962 / 2017	68%	217,416	777 Partners	5,805	$30.50	May-21	10.8	Modified Gross
White Plains, NY

Urban Class A Office Building	1984 / 2003	86%	125,000	Harrington, Ocko & Mank	8,966	$31.50	Mar-24	5.3	Modified Gross
White Plains, NY				Maxwell Shmerler & Co CPA	3,574	$32.00	Aug-23	5.5	Modified Gross

(1)	Source: Appraisal.
(2)	Based on the underwritten commercial rent roll dated September 24, 2025.

Appraisal. According to the appraisals, 1 Martine had an “As Is” value of $86,800,000 as of July 11, 2025, 11 Martine had an “As Is” value of $16,400,000 as of September 20, 2025, 50 Main had an “As Is” value of $87,000,000 as of July 3, 2025, and The Metro had an “As Is” value of $45,300,000 as of July 11, 2025. The aggregate “As Is” value of the City Square White Plains Property is $235,500,000.

Environmental Matters. According to the Phase I environmental assessment dated July 9, 2025, there was no evidence of any recognized environmental conditions at the City Square White Plains Property.

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical and current occupancy of the multifamily component of the City Square White Plains Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
75.3%	88.5%	92.3%	94.0%	89.4%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten multifamily rent roll dated September 24, 2025.

A-3-28

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the historical and current occupancy of the commercial component of the City Square White Plains Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
53.6%	57.3%	57.3%	61.5%	91.9%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten commercial rent roll dated September 24, 2025 which includes Tenants Not Yet in Occupancy.

The following table presents certain information relating to the operating history and underwritten cash flows of the City Square White Plains Property:

Operating History and Underwriting Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	PSF(2)
Rents in Place – Multifamily(3)	$11,031,985	$11,134,244	$11,302,728	$11,526,053	$11,787,520	$18.98
Rents in Place – Commercial(4)(5)	9,097,898	11,865,696	11,001,369	8,991,389	13,801,546	22.22
Gross Potential Rent	$20,129,883	$22,999,940	$22,304,097	$20,517,443	$25,589,066	$41.20
Other Income – Multifamily	1,485,035	1,386,461	1,416,502	1,451,578	1,451,578	2.34
Other Income – Commercial(6)	1,111,553	1,016,752	862,399	933,586	1,254,544	2.02
Total Reimbursements	658,362	588,136	1,048,189	1,251,489	1,251,489	2.02
Net Rental Income	$23,384,833	$25,991,289	$25,631,188	$24,154,095	$29,546,676	$47.57
(Vacancy/Credit Loss) – Multifamily	(2,131,716)	(1,731,171)	(1,004,553)	(1,053,522)	(1,314,989)	(2.12)
(Vacancy/Credit Loss) – Commercial	(954,661)	(1,031,808)	(960,884)	(1,151,991)	(1,172,301)	(1.89)
Effective Gross Income	$20,298,456	$23,228,310	$23,665,750	$21,948,582	$27,059,387	$43.57
Total Expenses	11,902,868	11,450,912	11,411,795	12,093,645	12,614,013	20.31
Net Operating Income(7)(8)	$8,395,588	$11,777,398	$12,253,955	$9,854,938	$14,445,374	$23.26
Replacement Reserves	0	0	0	0	78,000	0.13
Capital Expenditures	0	0	0	0	627,190	1.01
Net Cash Flow	$8,395,588	$11,777,398	$12,253,955	$9,854,938	$13,740,184	$22.12

Occupancy %(9)	87.2%	89.1%	94.7%	93.4%	90.3%
NOI DSCR(10)	0.81x	1.14x	1.18x	0.95x	1.39x
NCF DSCR(10)	0.81x	1.14x	1.18x	0.95x	1.33x
NOI Debt Yield(10)	6.0%	8.4%	8.7%	7.0%	10.2%
NCF Debt Yield(10)	6.0%	8.4%	8.7%	7.0%	9.7%
(1)	TTM reflects the trailing 12-month period ending August 31, 2025.
(2)	PSF figures are calculated based on the total square footage of the City Square White Plains Property, inclusive of 251,036 SF of multifamily space. Underwritten Rents in Place - Multifamily per unit is equal to $37,781.
(3)	Rents in Place for the multifamily component of the City Square White Plains Property is based on in-place rent as of September 24, 2025, with vacancy grossed up to in-place average rent.
(4)	Rents in Place for the commercial component of the City Square White Plains Property is based on in-place occupied tenants (with 12 months of rent steps of $159,281) plus Tenants Not Yet In Occupancy. The lender has reserved gap rent for these tenants from the City Square White Plains Whole Loan origination date until their respective anticipated possession dates. Vacant suites are grossed up to appraiser's MLA conclusions, totaling $1,108,224.
(5)	DOH is underwritten at the 5-year average of rent payments as the tenant is credit rated “AAA”, net of the free rent during the term of the City Square White Plains Whole Loan.
(6)	Other Income – Commercial includes parking income attributed to the parking income of three new leases, and the parking income associated with these leases is not included in the historical operating history. The gross parking income totals $374,400 across the three tenant leases, broken out as follows: $137,400 from DOH, $139,500 from RWE Clean Energy, and $97,500 from Parfums De Coeur.
(7)	The increase in the 2023 Net Operating Income from the 2022 Net Operating Income is attributed mainly to occupancy increasing at the City Square White Plains Property during the time period.
(8)	The decrease in the TTM Net Operating Income from the 2024 Net Operating Income is attributed mainly to the former largest tenant, Bunge, vacating the City Square White Plains Property at the end of 2024. Bunge accounted for approximately 11% of City Square White Plains Property’s NRA and annual rent.
(9)	Underwritten Occupancy represents the underwritten economic occupancy and historical occupancies represent physical occupancies.
(10)	DSCR and Debt Yields are based on City Square White Plains Whole Loan.

Property Management. The City Square White Plains Property is self-managed by GDC Management, Inc., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $1,227,846 into a real estate tax reserve, (ii) $2,167,914 into a tenant improvements and leasing commissions (“TI/LC”) reserve, (iii) $38,750 into an immediate repair reserve, (iv) $2,500,000 into a gap rent and free rent reserve and (v) $4,411,087 into an outstanding leasing reserve.

Tax Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $306,961 per month).

Insurance Reserve – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums payable upon renewal of policy upon (i) an event of default or (ii) failure by the borrowers to provide evidence to the lender that the City Square White Plains Property are insured

A-3-29

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

under a blanket policy that is acceptable to the lender and that satisfies the insurance requirements of the City Square White Plains Whole Loan. As of the origination date, an acceptable blanket policy is in place.

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $12,667 into the replacement reserve.

TI/LC Reserve – On a monthly basis through and including the October 2028 payment date, the borrowers are required to deposit approximately $61,672 into the TI/LC reserve. On a monthly basis on every payment date thereafter, the borrowers are required to deposit approximately $46,254 into such reserve.

Gap Rent and Free Rent Reserve – On a monthly basis, the borrowers are required to deposit $25,000 into a gap rent and free rent reserve, which monthly reserve is intended to cover all future free rent obligations not capitalized upfront.

Lockbox / Cash Management. The City Square White Plains Whole Loan documents require a hard lockbox with respect to the commercial tenants and a soft lockbox with respect to the residential tenants and springing cash management. The borrowers were required to establish a lockbox account at origination. With respect to the residential tenants, the borrowers are required to deposit (or cause the property manager to deposit) all revenue generated by the multifamily units at the City Square White Plains Property into the lockbox account. The commercial tenants are required (pursuant to tenant direction letters) to deposit all rents and other sums due under their respective leases into the lockbox account. Funds on deposit in the lockbox account will be transferred to the borrowers unless a Cash Sweep Period (as defined below) exists, in which case such funds will be transferred daily to an account with the lender and applied by the lender as set forth in the City Square White Plains Whole Loan documents. During a Cash Sweep Period (other than a Cash Sweep Period due solely to a Specified Tenant Sweep Event (as defined below), all excess cash flow, after the payment of required reserves and other amounts due with respect to the City Square White Plains Whole Loan, will be held by the lender as additional collateral for the City Square White Plains Whole Loan; provided that any excess cash flow so collected will be released to the borrowers upon the cessation of such Cash Sweep Period, provided no other Cash Sweep Period exists. During a Specified Tenant Sweep Event, all excess cash flow, after payment required reserves and other amounts due with respect to the City Square White Plains Whole Loan, will be reserved with the lender and made available to the borrowers to pay for tenant improvements and leasing commissions related to re-tenanting the space previously leased to the Specified Tenant (as defined below); provided that any excess cash flow so collected and not used to re-tenant such Specified Tenant space will be released to the borrowers upon the cessation of such Specified Tenant Sweep Event provided no other Cash Sweep Period exists.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.20x and (iii) the occurrence of a Specified Tenant Sweep Event; and will end upon (x) with respect to clause (i) above, a cure of such event of default, (y) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters and (z) with respect to clause (iii) above, the expiration of all Specified Tenant Sweep Events.

A “Specified Tenant” means, individually and collectively, the Westchester County Department of Health and any other tenant under a lease covering 50,000 or more rentable SF at the City Square White Plains Property (and any parent company of the foregoing, and guarantor of any such tenant’s lease).

A “Specified Tenant Sweep Event” will commence upon any of the following: (i) a Specified Tenant defaults under its lease beyond all applicable notice and/or cure periods; (ii) a Specified Tenant going dark, vacating, abandoning, ceasing ordinary business operations or otherwise failing to occupy 50% or more of its leased space for a period of 60 days (as such period may be extended for up to two successive periods of 30 days each in the event the applicable Specified Tenant is diligently pursuing alterations or renovations to its demised premises in accordance with the terms of its lease), or giving written notice of its intent to do any of the foregoing; (iii) any bankruptcy or similar insolvency of a Specified Tenant; (iv) a Specified Tenant terminating, cancelling or surrendering its lease, or giving notice of its intent to do any of the foregoing; (v) the earlier of (a) the date that is nine months prior to the scheduled expiration of such Specified Tenant’s lease or (b) the date under such Specified Tenant’s lease by which such Specified Tenant is required to give notice of its exercise of a renewal option, unless such applicable cure has already occurred; and (vi) if a Specified Tenant is rated by any rating agency, such Specified Tenant has its rating downgraded by at least two notches by any rating agency from its rating as of origination, or if the lease is entered after origination, the date that such lease is entered into or if the Specified Tenant is rated after origination or the date the lease is entered into, as applicable, as of the date such Specified Tenant is so rated (the applicable date, the “Specified Tenant Rating Date”).

A Specified Tenant Sweep Event will end, with respect to: (A) clause (i), if the cure of such event of default has been accepted by the borrowers; (B) clause (ii), if the Specified Tenant has (a) resumed occupancy and normal business operations at substantially all of its leased space during customary hours and (b) delivered to the lender an acceptable tenant estoppel certificate; (C) clause (iii), if the Specified Tenant no longer is insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final, non-appealable order of a court of competent jurisdiction; (D) clause (iv), if the Specified Tenant (a) revokes any notification of any termination, cancellation or surrender of its lease and resumes ordinary course business operations during customary hours at all of its leased space and (b) has delivered to the lender an acceptable tenant estoppel certificate; (E) clause (v) (a) if the borrowers have delivered to the lender acceptable evidence that such Specified Tenant has extended its lease or given notice of renewal under terms of its lease, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such Specified Tenant is in occupancy, open for business and paying full, unabated rent under its lease (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) the Specified Tenant delivers to the lender an acceptable tenant estoppel certificate; and (F) clause (vi), if the Specified Tenant’s rating is increased to at least the same rating assigned to such Specified Tenant as of the Specified Tenant Rating Date and remains at or above such rating for two consecutive calendar quarters thereafter. With respect to any Specified Tenant Sweep Event, a Specified Tenant Sweep Event will end if (a) substantially all of the space leased to the Specified Tenant is leased to one or more replacement tenants on terms acceptable to the lender, and all landlord obligations (including the payment of any leasing commissions) have been satisfied in full (or sufficient funds have been reserved for such purposes and to cover all such costs) and such replacement tenant or tenants, as applicable, are in occupancy, open for business and paying full, unabated rent under their respective lease(s) (or sufficient funds have been reserved for such purposes and to cover any operating shortfalls relating to the delay in the commencement of full rent payments) and (b) such replacement tenants have delivered to the lender acceptable tenant estoppel certificate(s).

PILOT Agreement. 1-11 Martine and 50 Main Street (the “PILOT Property”) are subject to a 10-year Payment in Lieu of Taxes Agreement (“PILOT”) with the City of White Plains (the “City”) and the County of Westchester (the “County”) that expires on June 30, 2033. The PILOT period is (a) January 1, 2023 through December 31, 2032, with respect to the PILOT payments payable to the County and (b) July 1, 2023 through June 30, 2033 with respect to the PILOT payments payable to the City and the school district. PILOT payments are due by April 1 each year with respect to payments to the County and by

A-3-30

Mixed Use – Multifamily/Office	Loan #3	Cut-off Date Balance:	$60,000,000
1 & 11 Martine Avenue, 34 South	City Square White Plains	Cut-off Date LTV:	59.9%
Lexington Avenue and 50 Main Street		UW NCF DSCR:	1.33x
White Plains, NY 10606		UW NOI Debt Yield:	10.2%

January 1 and July 1 of each year with respect to payments to the City and school district. The obligation to make PILOT payments is secured by a mortgage in favor of the City on the PILOT Property (the “City Mortgage”), which mortgage is senior to the City Square White Plains Whole Loan. The applicable borrower’s obligations under the City Mortgage are capped at $2,750,000, plus any enforcement costs and protective advances incurred or advanced by the mortgagee and any accrued interest thereon. The City Mortgage will terminate and be discharged upon a termination of the PILOT agreement and payment in full of any sums due thereunder. See "Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the prospectus for additional information.

Terrorism Insurance. The City Square White Plains Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the City Square White Plains Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-31

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$60,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

A-3-32

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$60,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

A-3-33

Mortgage Loan No. 4 – Capital Storage Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$60,000,000			Location:	Various, Various
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Self Storage
% of Initial Pool Balance:	7.8%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Etude Capital			Year Built/Renovated:	Various/Various
Guarantor:	Steven Stein			Size:	1,710,607 SF
Mortgage Rate:	5.8080%			Cut-off Date Balance per SF(1):	$82
Note Date:	10/1/2025			Maturity Balance per SF(1):	$82
Maturity Date:	10/11/2030			Property Managers:	Cubesmart Asset Management,
Original Term to Maturity:	60 months				LLC and Extra Space
Original Amortization Term:	0 months				Management, Inc.
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$11,601,875
Prepayment Provisions(2):	YM1(26),DorYM1(27),O(7)			UW NCF:	$11,430,817
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield(1):	8.3%
Additional Debt Type(1):	Pari Passu			UW NCF Debt Yield(1):	8.2%
Additional Debt Balance(1):	$80,000,000			UW NOI Debt Yield at Maturity(1):	8.3%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR(1):	1.39x
				Most Recent NOI:	$12,247,995 (7/31/2025 TTM)
				2nd Most Recent NOI:	$12,684,581 (12/31/2024)
Reserves(3)				3rd Most Recent NOI:	$12,973,259 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.7% (Various)
RE Taxes:	$1,565,740	$172,973	NAP	2nd Most Recent Occupancy:	87.3% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	88.3% (12/31/2023)
Replacement Reserve:	$0	$14,260	NAP	Appraised Value (as of)(4):	$223,300,000 (6/24/2025)
Deferred Maintenance:	$405,565	$0	NAP	Appraised Value PSF(4):	$131
Supplemental Tax Reserve Funds:	$436,358	$0	NAP	Cut-off Date LTV Ratio(1):	62.7%
				Maturity Date LTV Ratio(1):	62.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$140,000,000	100.0%	Loan Payoff:	$132,638,304	94.7%
			Upfront Reserves:	$2,407,663	1.7%
			Closing Costs:	$1,716,035	1.2%
			Return of Equity:	$3,237,999	2.3%
Total Sources:	$140,000,000	100.0%	Total Uses:	$140,000,000	100.0%

(1)	The Capital Storage Portfolio Mortgage Loan (as defined below) is part of the Capital Storage Portfolio Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $140,000,000. The Underwriting and Financial Information presented above are based on the aggregate Cut-off Date principal balance of the Capital Storage Portfolio Whole Loan.
(2)	In connection with full prepayment or defeasance, as applicable, the borrowers have the option to elect either yield maintenance-based or defeasance-based options prior to the open prepayment period. There is no lockout period associated with the yield maintenance-based option. The defeasance lockout period will be at least 26 months beginning with and including the first payment date on November 11, 2025. The assumed defeasance lockout period is based on the expected WFCM 2025-5C7 closing date in December 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	The Appraised Value is based on the “As Portfolio” value, inclusive of a 5.7% portfolio premium. The sum of the individual appraised values is $211,250,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.3%.

The Mortgage Loan. The fourth largest mortgage loan (the “Capital Storage Portfolio Mortgage Loan”) is part of a whole loan (the “Capital Storage Portfolio Whole Loan”) evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $140,000,000. The Capital Storage Portfolio Whole Loan is secured by a first lien mortgage on the borrowers’ fee interest in a 1,710,607 SF, self storage portfolio consisting of 22 properties (each, a “Capital Storage Portfolio Property” and collectively, the “Capital Storage Portfolio Properties” or the “Capital Storage Portfolio”) located across Texas, Florida and Oklahoma. The Capital Storage Portfolio Mortgage Loan is evidenced by the controlling note A-1-1 with an outstanding principal balance as of the Cut-off Date of $60,000,000.

The relationship between the holders of the Capital Storage Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” in the prospectus. The Capital Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C7 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-34

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$60,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%
Capital Storage Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$60,000,000	$60,000,000	WFCM 2025-5C7	Yes
A-1-2(1)	$10,000,000	$10,000,000	WFB	No
A-2	$40,000,000	$40,000,000	BANK5 2025-5YR18	No
A-3(1)	$20,000,000	$20,000,000	WFB	No
A-4(1)	$10,000,000	$10,000,000	WFB	No
Total	$140,000,000	$140,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers are FM471 Storage, LLC, Walzem Storage LLC, Junction Storage LLC, Shell Storage LLC, N Main Storage LLC, Dessau Storage LLC, FM 1460 Storage LLC, FM2978 Storage LLC, NW Freeway Storage LLC, Little York Storage LLC, McHard Storage LLC, Sabo Storage LLC, Eagle's Nest Storage LLC, Dollar Storage LLC, NW 27 Storage LLC, Hwy 66 Storage LLC, 51st Storage LLC, 71st Storage LLC, Fulton Storage LLC, Hwy 41 Storage LLC, Gatlin Storage LLC and Summerfield Storage LLC, each a Delaware limited liability company. Each borrower is a single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Capital Storage Portfolio Whole Loan.

The borrower sponsor is Etude Capital LLC (“Etude Capital”) and non-recourse carveout guarantor is Steven Stein. Etude Capital was founded by Steven Stein in 2012. Etude Capital manages a portfolio of public and private equities, real estate, credit, and derivatives with assets under management more than $150 million. Steven Stein is the sole shareholder of Etude Capital and is the largest individual investor in each of its funds.

The Properties. The Capital Storage Portfolio is comprised of 22 properties containing individual self storage assets totaling 12,502 units and 1,710,607 SF, located across three states – Texas, Florida and Oklahoma. The Capital Storage Portfolio includes 6,991 (55.9% of total units) non-climate-controlled units, 5,028 (40.2%) climate-controlled units, 474 (3.8%) parking units and 9 (0.1%) other units. The Capital Storage Portfolio has a weighted average year built of 2009 and no individual Capital Storage Portfolio Property accounts for more than 7.0% of underwritten net cash flow or 7.4% of units across the Capital Storage Portfolio. As of May to July 2025 (TTM), the Capital Storage Portfolio was 88.7% occupied. The borrower sponsor purchased the Capital Storage Portfolio in 2018 and has invested approximately $21.0 million in capital expenditures.

The following table presents certain information relating to the Capital Storage Portfolio Properties:

Portfolio Summary
Property	Address	City, State	Year Built	Units	Net Rentable Area (SF)(1)	Occupancy %	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF	% of UW NCF
5712 Old River	4230 North Farm to Market 565 Road	Old River-Winfree, TX	2016	611	91,208	93.3%	$9,583,000	6.8%	$12,900,000	$801,009	7.0%
5710 Houston	7705 Mchard Road	Houston, TX	2011	610	82,855	84.1%	$9,191,000	6.6%	$13,800,000	$704,165	6.2%
5720 Port St Lucie	2140 Southwest Gatlin Boulevard	Port St. Lucie, FL	1995	767	75,844	87.5%	$9,185,000	6.6%	$13,900,000	$703,571	6.2%
5704 Taylor	3706 North Main Street	Taylor, TX	1997	928	121,781	88.8%	$9,008,000	6.4%	$12,900,000	$692,587	6.1%
5705 Pflugerville	13601 Dessau Road	Pflugerville, TX	2016	705	89,226	87.7%	$8,847,000	6.3%	$12,500,000	$704,013	6.2%
5703 Georgetown	3901 Shell Road	Georgetown, TX	2015	479	70,770	93.3%	$7,299,000	5.2%	$10,100,000	$573,769	5.0%
5719 Palmetto	5310 US Highway 41 North	Palmetto, FL	Various	561	56,101	87.0%	$7,002,000	5.0%	$11,600,000	$546,652	4.8%
5707 Tomball	24210 Hufsmith Kohrville Road	Tomball, TX	2011	467	61,839	89.7%	$6,418,000	4.6%	$8,700,000	$506,468	4.4%
5721 Summerfield	15855 US Highway 441	Summerfield, FL	2018	542	79,756	79.5%	$6,412,000	4.6%	$11,000,000	$507,059	4.4%
5716 Broken Arrow	19451 East 51st Street South	Broken Arrow, OK	2008	605	92,831	93.7%	$6,375,000	4.6%	$8,500,000	$600,632	5.3%
5706 Georgetown	2701 Farm to Market Road 1460	Georgetown, TX	2016	575	78,516	94.6%	$6,198,000	4.4%	$9,500,000	$442,190	3.9%
5708 Cypress	21300 Northwest Freeway	Cypress, TX	2004	547	77,961	88.8%	$6,191,000	4.4%	$9,000,000	$470,556	4.1%
5718 Hudson	9406 Fulton Avenue	Hudson, FL	2008	639	74,351	80.0%	$6,022,000	4.3%	$9,600,000	$478,487	4.2%
5709 Katy	18860 West Little York Road	Katy, TX	2016	471	66,545	90.4%	$5,826,000	4.2%	$8,000,000	$456,966	4.0%
5711 Houston	10801 Sabo Road	Houston, TX	2004	751	106,916	85.6%	$5,298,000	3.8%	$9,500,000	$418,539	3.7%
5700 San Antonio	14130 Old Farm to Market 471 West	San Antonio, TX	2006	498	72,324	80.7%	$5,253,000	3.8%	$9,200,000	$409,284	3.6%
5713 Edmond	14333 North Santa Fe Avenue	Edmond, OK	2006	450	62,495	90.9%	$4,750,000	3.4%	$6,600,000	$506,969	4.4%
5714 Moore	820 Northwest 27th Street	Moore, OK	2011	541	73,287	93.9%	$4,687,000	3.3%	$6,250,000	$410,323	3.6%
5701 San Antonio	7007 Walzem Road	San Antonio, TX	2016	529	77,551	95.5%	$4,610,000	3.3%	$9,300,000	$362,607	3.2%
5702 Liberty Hill	400 North US Highway 183	Liberty Hill, TX	2016	421	65,892	83.6%	$4,270,000	3.1%	$8,300,000	$335,858	2.9%
5715 Catoosa	2861 North Highway 66	Catoosa, OK	2004	536	68,359	89.4%	$4,125,000	2.9%	$5,500,000	$444,767	3.9%
5717 Broken Arrow	7121 South 297th East Avenue	Broken Arrow, OK	2001	269	64,199	92.6%	$3,450,000	2.5%	$4,600,000	$354,348	3.1%
Total/Weighted Average				12,502	1,710,607	88.7%	$140,000,000	100.0%	$223,300,000(2)	$11,430,817	100.0%
(1)	Based on the underwritten rent roll as of May 31, 2025 for the 5707 Tomball property and July 31, 2025 for all other Capital Storage Portfolio Properties.
(2)	Represents the “As Portfolio” value, inclusive of a 5.7% portfolio premium. The sum of the individual appraised values is $211,250,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.3%.

A-3-35

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$60,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

The following table presents information with respect to the unit mix of the Capital Storage Portfolio Properties:

Unit Mix(1)
Unit	Net Rentable Area	% of Net Rental Area	# of Units	Current Occupancy	UW Rent Per Unit
Non-Climate Controlled	1,001,014	58.5%	6,991	88.7%	$35.36
Climate Controlled	648,053	37.9%	5,028	88.4%	$40.44
Parking	58,990	3.4%	474	85.7%	$31.36
Other(2)	2,550	0.1%	9	100.0%	$390.85
Total/Weighted Average	1,710,607	100.0%	12,502	88.5%(3)	$37.51
(1)	Based on the underwritten rent roll as of May 31, 2025 for the 5707 Tomball property and July 31, 2025 for all other properties.
(2)	Includes billboards, office and cell towers.
(3)	Total/Weighted average weighted on the number of units.

The Market. The Capital Storage Portfolio Properties are located across three states: Texas (13 properties, 60.2% of UW NCF), Oklahoma (5 properties, 20.3% of UW NCF), and Florida (4 properties, 19.6% of UW NCF).

The following table presents a market summary related to the Capital Storage Portfolio Properties:

State	Property Count	# of Units	SF	Allocated Whole Loan Amount	% of ALA	UW NCF
Texas	13	7,592	1,063,384	$87,992,000	62.9%	$6,878,010
Florida	4	2,509	286,052	$28,621,000	20.4%	$2,235,768
Oklahoma	5	2,401	361,171	$23,387,000	16.7%	$2,317,039
Total	22	12,502	1,710,607	$140,000,000	100.0%	$11,430,817

Appraisal. According to the appraisal, the Capital Storage Portfolio had an “As Portfolio” appraised value of $223,300,000 as of June 24, 2025, which is inclusive of an approximately 5.7% portfolio premium. Additionally, the appraisal appraised the Capital Storage Portfolio Properties as of various dates in June 2025, which produced an aggregate “as is” appraised value of $211,250,000.

Environmental Matters. According to the Phase I environmental site assessment with various dates in July 2025, there was no evidence of any recognized environmental conditions at any of the Capital Storage Portfolio Properties.

A-3-36

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$60,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Capital Storage Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	7/31/2025 TTM(1)	UW	UW PSF
Base Rent	$18,616,186	$18,768,703	$18,578,953	$18,293,366	$18,277,085	$10.68
Grossed Up Vacant Space	$0	$0	$0	$0	$2,360,810	$1.38
Gross Potential Rent	$18,616,186	$18,768,703	$18,578,953	$18,293,366	$20,637,895	$12.06
Other Income(2)	$1,568,713	$1,577,359	$1,726,925	$1,670,511	$1,713,867	$1.00
Less: Concessions	$397,736	$405,667	$562,189	$529,698	$529,698	$0.31
Less: Collection Loss	$322,305	$253,757	$255,794	$296,521	$296,521	$0.17
Net Rental Income	$19,464,858	$19,686,638	$19,487,895	$19,137,659	$21,525,544	$12.58
Less: Vacancy	$0	$0	$0	$0	$2,360,810	$1.38
Effective Gross Income	$19,464,858	$19,686,638	$19,487,895	$19,137,659	$19,164,734	$11.20

Real Estate Taxes	$1,559,045	$1,640,388	$1,640,679	$1,775,039	$2,593,723	$1.52
Insurance	$259,246	$315,213	$336,375	$365,165	$185,332	$0.11
Management Fee	$973,904	$984,217	$963,035	$923,893	$958,237	$0.56
Other Expenses	$3,630,283	$3,773,561	$3,863,224	$3,825,567	$3,825,567	$2.24
Total Operating Expenses	$6,422,478	$6,713,379	$6,803,313	$6,889,664	$7,562,858	$4.42

Net Operating Income	$13,042,380	$12,973,259	$12,684,581	$12,247,995	$11,601,875	$6.78
Replacement Reserves	$0	$0	$0	$0	$171,058	$0.10
Net Cash Flow	$13,042,380	$12,973,259	$12,684,581	$12,247,995	$11,430,817	$6.68

Occupancy(3)	88.4%	88.3%	87.3%	88.5%	88.6%
NOI DSCR(4)	1.58x	1.57x	1.54x	1.49x	1.41x
NCF DSCR(4)	1.58x	1.57x	1.54x	1.49x	1.39x
NOI Debt Yield(4)	9.3%	9.3%	9.1%	8.7%	8.3%
NCF Debt Yield(4)	9.3%	9.3%	9.1%	8.7%	8.2%

(1)	Represents the annualized Trailing nine Months for 5 of the 22 Capital Storage Portfolio Properties where a management change took place at the Capital Storage Portfolio Properties and a T-12 was unavailable.
(2)	Other Income includes administrative fees, late fees, tenant insurance and merchandise sales.
(3)	The underwritten vacancy is 11.4%. The Capital Storage Portfolio was 88.7% occupied as of May 31, 2025 to July 31, 2025.
(4)	Debt service coverage ratios and debt yields are based on the Capital Storage Portfolio Whole Loan.

Escrows and Reserves.

Taxes – The Capital Storage Portfolio Whole Loan documents require an upfront reserve of $1,565,740 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next 12 months, initially $172,973.

Insurance – The Capital Storage Portfolio Whole Loan documents require ongoing monthly reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months. Ongoing monthly reserves for insurance are not required as long as (i) no event of default under the Capital Storage Portfolio Whole Loan documents has occurred and is continuing; (ii) the Capital Storage Portfolio Properties are part of a blanket or umbrella policy approved by the lender; (iii) the borrowers provide the lender with evidence of renewal of insurance policies; and (iv) the borrowers provide the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

Replacement Reserve – The Capital Storage Portfolio Whole Loan documents require ongoing monthly reserves in an amount equal to $14,260 for replacements.

Immediate Repair Funds – The Capital Storage Portfolio Whole Loan documents require an upfront reserve of $405,565 for immediate repairs.

Supplemental Tax Reserve Funds – The Capital Storage Portfolio Whole Loan documents require an upfront reserve of $436,358 as a supplemental reserve for real estate taxes.

Lockbox and Cash Management. The Capital Storage Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Trap Event Period (as defined below) the borrowers are required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Capital Storage Portfolio Whole Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A-3-37

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$60,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Capital Storage Portfolio Whole Loan documents; or
(ii)	the net operating income debt service coverage ratio (“NOI DSCR”) is less than 1.15x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default; or
●	with regard to clause (ii) above, the NOI DSCR is equal to or greater than 1.15x for two consecutive calendar quarters.

Release of Property The Capital Storage Portfolio Whole Loan documents provide that, following the defeasance lockout period, the borrowers may obtain the release of any individual property in connection with a bona fide sale of a release property to an unaffiliated third party, subject to certain conditions, including:

(i)	no event of default shall have occurred or be continuing;
(ii)	prepayment of the Capital Storage Portfolio Whole Loan in an amount equal to the greatest of (A) 85% of the net sales proceeds from the property sale, (B) 110% of the allocated loan amount for the release property or (C) an amount sufficient to comply with related REMIC requirements, together with the applicable yield maintenance premium therefor;
(iii)	the post-release NOI DSCR being no less than 1.30x;
(iv)	the post-release net operating income debt yield’s being no less than 8.5%; and
(v)	an opinion of counsel that the partial release complies with REMIC requirements.

Terrorism Insurance. The Capital Storage Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers, in an amount equal to the full replacement cost of the Capital Storage Portfolio Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a six-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-38

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

A-3-39

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

A-3-40

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

A-3-41

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

A-3-42

Mortgage Loan No. 5 – Empire Mall
Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Sioux Falls, SD 57106
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Retail
% of Initial Pool Balance:	7.8%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee/Leasehold
Borrower Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	1974/2013
Guarantor:	Simon Property Group, L.P.			Size:	1,024,394 SF
Mortgage Rate:	6.716%			Cut-off Date Balance Per SF(1):	$117
Note Date:	10/1/2025			Maturity Date Balance Per SF(1):	$117
Maturity Date:	10/1/2030			Property Manager:	Simon Management Associates,
Term to Maturity:	60 months				LLC (borrower-related)
Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI (3):	$19,837,440
Prepayment Provisions(2):	L(26),D(27),O(7)			UW NCF:	$18,331,837
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	16.5%
Additional Debt Type(1):	Pari Passu			UW NCF Debt Yield(1):	15.3%
Additional Debt Balance(1):	60,000,000			UW NOI Debt Yield at Maturity(1):	16.5%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR(1):	2.24x
				Most Recent NOI(3):	$18,061,764 (8/31/2025 TTM)
Reserves(4)				2nd Most Recent NOI:	$18,000,096 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$17,161,886 (12/31/2023)
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy:	87.2% (9/4/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	95.0% (12/31/2024)
Replacement Reserve:	$0	Springing	NAP	3rd Most Recent Occupancy:	89.0% (12/31/2023)
TI/LC Reserve:	$0	$69,246	$3,323,820	Appraised Value (as of):	$202,000,000 (6/26/2025)
Outstanding TI/LC Reserve:	$0(5)	$0	NAP	Appraised Value Per SF:	$197
Gap Rent Reserve:	$992,738	$0	NAP	Cut-off Date LTV Ratio(1):	59.4%
				Maturity Date LTV Ratio(1):	59.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$120,000,000	71.1%	Loan Payoff:	$167,214,263	99.0%
Borrower Sponsor Equity:	$48,842,063	28.9%	Reserves:	$992,738	0.6%
			Closing Costs	$635,062	0.4%

Total Sources:	$168,842,063	100.0%	Total Uses:	$168,842,063	100.0%
(1)	The Empire Mall Mortgage Loan (as defined below) is part of the Empire Mall Whole Loan (as defined below) evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million. The Financial Information in the chart above reflects the Empire Mall Whole Loan (as defined below).
(2)	Defeasance of the Empire Mall Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 1, 2028. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the WFCM 2025-5C7 securitization trust in December 2025. The actual defeasance lockout period may be longer.
(3)	The increase in Base Rent and UW NOI from the Base Rent and Most Recent NOI is primarily driven by UW Base Rent reflecting the higher rent associated with the Dick’s expansion space.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	In lieu of an upfront cash deposit, the guarantor has executed a guaranty for the required initial deposit to the Outstanding TI/LC Reserve as permitted by the Empire Mall Whole Loan documents. Please see “Escrows and Reserves” below.

The Mortgage Loan. The fifth largest mortgage loan (the “Empire Mall Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $120,000,000 (the “Empire Mall Whole Loan”). The Empire Mall Whole Loan is secured by the borrower’s fee interest in a 1,024,394 SF super regional mall located in Sioux Falls, South Dakota (the “Empire Mall Property”). The Empire Mall Mortgage Loan is evidenced by the controlling A-1 note and non-controlling A-2 note with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The relationship between the holders of the Empire Mall Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the prospectus.

A-3-43

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

The table below summarizes the promissory notes comprising the Empire Mall Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$40,000,000	$40,000,000	WFCM 2025-5C7	Yes
A-2	$20,000,000	$20,000,000	WFCM 2025-5C7	No
A-3(1)	$20,000,000	$20,000,000	WFB	No
A-4(1)	$40,000,000	$40,000,000	GACC	No
Total	$120,000,000	$120,000,000
(1)	Expected to be contributed to one or more future securitization trust(s) or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Empire Mall Whole Loan is Empire Mall, LLC, a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Empire Mall Whole Loan. The borrower sponsor and non-recourse guarantor for the Empire Mall Whole Loan is Simon Property Group, L.P. (“Simon”). The loan documents provide that the borrower has personal liability for losses related to breaches of environmental covenants and other stipulated recourse events; however, for so long as Simon is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the Empire Mall Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG), a global leader in the ownership of premier shopping, dining, entertainment, and mixed-use destinations, and an S&P 100 company. Simon Property Group, L.P. owns properties across North America, Europe, and Asia, providing community gathering places for millions of people daily and generating billions in annual sales. The company maintains a strong financial position, with a credit rating of A/A3 by S&P/Moody’s. As of June 30, 2025, Simon owned or held an interest in 194 income-producing properties in the United States, including 92 malls, 70 premium outlets, 14 Mills-branded shopping centers, six lifestyle centers and 12 other retail properties. Simon also owns an 88% non-controlling interest in The Taubman Realty Group, LLC, or TRG, which has an interest in 22 regional, super-regional and outlet malls in the United States and Asia. Additionally, Simon has a 22.4% ownership interest in Klépierre SA, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of November 25, 2025, Simon had an equity market capitalization of approximately $60.4 billion.

The Property. The Empire Mall Property is a single-level, Class B super-regional shopping mall located in Sioux Falls, South Dakota. The Empire Mall Property is situated on an 82.4-acre site and features a total of 1,166,418 SF of gross leasable area (“GLA”) including outparcels, of which 1,024,394 SF of the GLA is owned space. The Empire Mall Property is anchored by JCPenney, Dick’s House of Sport and Macy’s, which owns its improvements and ground leases the underlying land from the borrower. Other major tenants include Crunch Fitness, Buckle, Hy-Vee, Old Navy and Helzberg Diamonds. Built between 1974 and 1977 with notable renovation occurring in 2013 and a recent addition of Freddy's Frozen Custard in 2022, the Empire Mall Property also includes 14 outparcel buildings, ranging from a high-performing Hy-Vee grocery store to various retail and restaurant establishments. The Empire Mall Property demonstrates a strong occupancy profile, with average occupancy of 91.6% from 2016 to 2024.

As of September 4, 2025, the Empire Mall Property was 87.2% leased based on owned SF to 110 unique tenants. The trailing 12-month in-line sales PSF as of July 31, 2025, is $437 PSF, representing a 33.6% increase over 2020 and 4.8% increase over pre-pandemic 2019.

Major Tenants.

Dick’s House of Sport (100,709 SF; 9.8% of NRA; 10.5% of underwritten base rent). Founded in 1948 and headquartered in Pittsburgh, Pennsylvania, Dick’s House of Sport (“Dick’s”) is an American sporting goods retailer that offers a wide range of sports and outdoor equipment, athletic apparel and footwear. Dick’s has been a tenant at the Empire Mall Property since March 2013 and executed a lease in August 2025 to expand from its existing 50,300 SF space to a new anchor space totaling 100,709 SF. Dick’s received $100 PSF in allowable tenant reimbursements in connection with the buildout of the expansion space. Dick’s remains in occupancy and operating in its existing 50,300 SF space. The Dick’s expansion space lease is anticipated to commence in September 2026, has a lease expiration in August 2036 and has three, five-year renewal options. The landlord work for the space is complete, Dick’s has possession and is completing their work.

Crunch Fitness (60,000 SF; 5.9% of NRA; 4.3% of underwritten base rent). Founded in 1989, Crunch Fitness is headquartered in New York, NY. Crunch Fitness specializes in fitness, personal training, retail, health and wellness and has over 300 locations worldwide. Crunch Fitness has been a tenant at the Empire Mall Property since November 2023, has a lease expiring in November 2034 and has two, five-year renewal options remaining.

Buckle (5,576 SF; 0.5% of NRA; 3.8% of underwritten base rent). Founded in 1948, Buckle is an American Fashion retailer selling clothing, footwear and accessories for men, women and children. Today, Buckle has more than 440 retail stores across 42 states in United States. Buckle has been a tenant at the Empire Mall Property since February 2024, has a lease expiring in January 2027 and has no renewal options.

A-3-44

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

The following table presents certain information relating to tenancy at the Empire Mall Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Occ Cost(2)	Lease Expiration	Renewal Option	Term. Option	Sales PSF(2)
Anchors
Dick’s House of Sport	NR/NR/NR	100,709	9.8%	$1,762,408	10.5%	$17.50	8.1%(3)	8/31/2036	3 x 5 yr	None	$243(3)
J.C. Penney		134,209	13.1%	$356,931	2.1%	$2.66	2.5%	4/30/2031	2 x 5 yr	None	$113
Macy's(4)		100,790	9.8%	$120,000	0.7%	$1.19	4.0%	3/31/2034	2 x 5 yr	None	$87
Total/Wtd. Avg.		335,708	32.8%	$2,239,339	13.4%	$6.67	4.6%

Major Tenants
Crunch Fitness	NR/NR/NR	60,000	5.9%	$722,748	4.3%	$12.05	NAV	11/30/2034	2 x 5 yr	None	NAV
Buckle	NR/NR/NR	5,576	0.5%	$632,850	3.8%	$113.50	16.0%	1/31/2027	N/A	None	$956
Hy-Vee	NR/NR/NR	89,044	8.7%	$618,775	3.7%	$6.95	NAV	12/31/2026	4 x 5 yr	None	NAV
Old Navy	NR/NR/NR	16,489	1.6%	$600,057	3.6%	$36.39	14.8%	1/31/2027	N/A	None	$300
Helzberg Diamonds	NR/NR/NR	2,034	0.2%	$459,421	2.7%	$225.87	12.6%	1/31/2030	N/A	None	$2,127
Tilly’s	NR/NR/NR	6,574	0.6%	$437,024	2.6%	$66.48	37.1%	1/31/2028	N/A	None	$188
Lululemon	NR/NR/NR	7,251	0.7%	$435,060	2.6%	$60.00	8.0%	10/31/2030	N/A	None	$1,117
Victoria’s Secret/ Victoria’s Secret Pink	NR/NR/NR	8,895	0.9%	$424,910	2.5%	$47.77	17.2%	1/31/2034	N/A	None	$482
American Eagle Outfitters	NR/NR/NR	6,800	0.7%	$368,642	2.2%	$54.21	16.8%	1/31/2028	N/A	None	$554
Maurices	NR/NR/NR	5,726	0.6%	$362,007	2.2%	$63.22	23.9%	6/30/2028	N/A	None	$419
Largest Tenants		208,389	20.3%	$5,061,496	30.2%	$24.29	10.8%

Non-Major Tenants		349,540	34.1%	$9,452,719	56.4%	$27.0

Occupied Collateral Total		893,637	87.2%	$16,753,553	100.0%	$18.75
Vacant Space		130,757	12.8%
Total/Wtd. Avg.		1,024,394	100.0%
(1)	Based on the underwritten rent roll dated as of September 4, 2025.
(2)	Based on 7/31/2025 TTM Sales, unless otherwise specified.
(3)	Dick’s Occ Cost and Sales PSF are calculated based on the 2024 annual rent of $984,648 and 50,300 SF of occupied space. Dick’s will be expanding into their newly signed 100,709 SF space in 2026.
(4)	A 100,790 SF portion of the Empire Mall Property is subject to a ground lease between the borrower, as the ground landlord, and Macy’s, as the ground tenant. The ground lease commenced in October 1973, has current annual base rent of $120,000, has a lease expiration in March 2034 and has two, five-year renewal options remaining. Macy’s owns its own improvements.

The following table presents certain information relating to the tenant sales of the Empire Mall Property:

Sales History
	2019	2020	2021	2022	2023	2024(1)	7/31/2025 TTM(1)(2)
Gross Property Sales	$180,506,000	$131,991,000	$178,750,000	$179,504,000	$176,499,720	$187,942,077	$188,187,694
Comparable Sales PSF (Inline < 10,000 SF)	$417	$327	$479	$480	$449	$439	$437
Occupancy Cost (Inline < 10,000 SF)	15.3%	17.6%	13.3%	13.1%	14.1%	13.5%	13.8%
(1)	Reflects sales for Dick’s and T.J. Maxx as reported for the February 2024 to January 2025 lease period. Reflects sales for Dillard’s for the March 2024 to December 2024 period due to not being open prior to March 2024.
(2)	Reflects sales for Macy’s and J.C. Penny for calendar year 2024 given tenant only reports sales annually.

A-3-45

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

The following table presents certain information relating to the historical anchor and large tenant sales performance of the Empire Mall Property:.

Historical Anchor and Large Format Tenant Sales Performance(1)
Tenant	SF	2021	PSF	2022	PSF	2023	PSF	2024	PSF
J.C. Penney	134,209	$16,000,000	$119	$16,900,000	$126	$16,100,000	$120	$15,100,000	$113
Dillard's	142,024	NAV	NAV	NAV	NAV	NAV	NAV	$14,400,000(2)	$101
T.J. Maxx	25,818	$11,800,000	$457	$11,400,000	$442	$11,700,000	$453	$13,300,000	$515
Dick's House of Sport	50,300(3)	$10,700,000	$213	$10,700,000	$213	$11,700,000	$233	$12,200,000	$243
Macy's	100,790	$12,300,000	$122	$12,100,000	$120	$11,100,000	$110	$8,800,000	$87
Old Navy	16,489	$6,107,000	$370	$5,146,000	$312	$4,762,146	$289	$5,004,651	$304
The District (Restaurant)	37,000	$865,000	$23	$1,208,000	$33	$1,416,419	$38	$1,459,278	$39
Total	506,630	$57,772,000	$114	$57,454,000	$113	$56,778,565	$112	$70,263,929	$139
(1)	Large format tenants represent tenants over 10,000 SF.
(2)	Dillard’s opened in March 2024 and is showing partial year 2024 sales.
(3)	Dick’s square footage of 50,300 represents total square footage in suite 2004 prior to tenant's relocation/expansion to suite 2003 scheduled for September 2026.

The following table presents certain information relating to the lease rollover schedule at the Empire Mall Property:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	13	32,180	3.1%	3.1%	$509,101	3.0%	3.0%	$15.82
2026	25	136,582	13.3%	16.5%	$2,645,140	15.8%	18.8%	$19.37
2027	17	88,592	8.6%	25.1%	$2,464,540	14.7%	33.5%	$27.82
2028	16	59,515	5.8%	30.9%	$2,247,757	13.4%	47.0%	$37.77
2029	8	59,795	5.8%	36.8%	$1,252,006	7.5%	54.4%	$20.94
2030	11	45,512	4.4%	41.2%	$2,046,328	12.2%	66.6%	$44.96
2031	5	149,009	14.5%	55.8%	$1,162,859	6.9%	73.6%	$7.80
2032	2	10,591	1.0%	56.8%	$173,059	1.0%	74.6%	$16.34
2033	3	16,106	1.6%	58.4%	$626,398	3.7%	78.4%	$38.89
2034	4	172,831	16.9%	75.2%	$1,405,716	8.4%	86.7%	$8.13
2035	4	17,956	1.8%	77.0%	$281,734	1.7%	88.4%	$15.69
Thereafter	5	104,968	10.2%	87.2%	$1,938,917	11.6%	100.0%	$18.47
Vacant	0	130,757	12.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	113	1,024,394	100.0%		$16,753,553	100.0%		$18.75
(1)	Based on the underwritten rent roll dated September 4, 2025.

The Market. The Empire Mall Property is located in Sioux Falls, Minnehaha County, South Dakota, approximately 5.7 miles from Downtown Sioux Falls and 7.9 miles from Sioux Falls Regional Airport. The Empire Mall Property is located along a major commercial corridor, with Walmart and Sam’s Club located to the north of the Empire Mall Property, residential neighborhoods to the immediate south and west. The Empire Mall Property benefits from its strategic location within the Sioux Falls metro area. It is accessible via West 41st Street, West 49th Street, and Louise Avenue, with Interstate 29, a major north-south highway, located just west of the property. The Empire Mall Property is the biggest shopping center between Denver and Minneapolis, with no competing regional malls within a 75-mile radius. The presence of a high-performing Hy-Vee grocery store further enhances its demand. According to the appraisal, the top five employers in the surrounding area are Sanford Health, Avera Health, Smithfield Foods, Hy-Vee Food Stores and Wells Fargo Bank N.A.

A-3-46

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

According to the appraisal, the 2025 average household income within the one-, three- and five-mile radius of the Empire Mall Property was approximately $68,078, $113,846 and $110,816, respectively; and within the same radii, the 2025 estimated population was 9,280, 95,129 and 178,383, respectively.

According to the appraisal, the Empire Mall Property is situated in the Sioux Falls, South Dakota submarket. As of the second quarter of 2025, the submarket reported total inventory of approximately 16.1 million SF with 1.90% vacancy rate and average rents of $17.60 PSF.

The following table presents certain information relating to the market rent summary of the Empire Mall Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
0 to 1,500 SF Space	$70.00	5	3.0% annually	$30.00
1,501-2,500 SF Space	$65.00	5	3.0% annually	$30.00
2,501-4,000 SF Space	$60.00	5	3.0% annually	$30.00
4,001-6,500 SF Space	$55.00	5	3.0% annually	$30.00
6,501-10,000 SF Space	$40.00	5	3.0% annually	$30.00
Jewelry Space	$160.00	5	3.0% annually	$30.00
Restaurant Space	$40.00	5	3.0% annually	$50.00
Snack Bars Space	$225.00	5	3.0% annually	$30.00
Food Court Space	$150.00	5	3.0% annually	$30.00
Greater than 10,000 SF Space	$25.00	10	10.0% every 5 years	$20.00
Owned Anchor Space	$4.00	15	10.0% every 5 years	$20.00
Grocery Space	$7.50	15	10.0% every 5 years	$20.00
Health Club Space	$12.50	15	10.0% every 5 years	$40.00
Small Outparcel Space	$30.00	5	3.0% annually	$30.00
Large Outparcel Space	$20.00	10	10.0% every 5 years	$30.00
(1)	Information obtained from the Appraisal.

The following table presents certain information relating to the competitive properties of the Empire Mall Property:

Competitive Property Summary(1)
Property Name	Year Built/Renovated	Total NRA(SF)(2)	Total Occupancy(2)	Anchor / Major Tenants	Distance to Empire Mall Property
The Empire Mall	1974 / 2013	1,024,394	87.2%	J.C. Penney, Macy’s, Dick’s House of Sport	NAP
Crabtree Valley Mall	1972 / 2003	1,147,631	87.0%	Macy’s, Belk, Belk Men’s, Dick’s House of Sports	1,370 miles
Chula Vista Center	1962 / 2012	491,053	88.0%	Macy's, J.C. Penney, Burlington, Curacao, AMC Theatres	1,699 miles
The Annapolis Mall	1980 / 2007	1,124,406	66.0%	Macy's, J.C. Penney	1,298 miles
South Plains Mall	1972 / 2015	983,517	70.0%	Dillard’s, Dillard’s Women’s, Dillard’s Men’s, J.C. Penney, Barnes & Noble, Beall’s, Premiere Cinemas	912 miles
Galleria at Sunset	1996 / 2002	567,483	87.0%	Dillard’s, Kohl’s, Macy’s, J.C. Penney, Dick’s Sporting Goods	1,375 miles
Wtd. Avg.			79.6%
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the owned SF of the underwritten rent roll as of September 4th, 2025. Total Occupancy based on total SF is 88.8%.

Appraisal. According to the appraisal, the Empire Mall Property has an “as-is” appraised value of $202,000,000 as of June 26, 2025.

Environmental Matters. According to the Phase I environmental assessment dated September 18, 2025, a recognized environmental condition (REC) was identified at the Empire Mall Property associated with three on-site underground storage tanks (UST’s) installed in 2008. A prior Phase II ESA was performed in 2019; however, it did not encompass the entirety of the collateral and did not address potentially impacted subsurface media. The USTs are equipped with a continuous monitoring system and passed tank integrity tests in 2025. An opinion of probable cost was obtained for related remediation with an upper-end estimate of $400,000. No environmental insurance was required. The loan documents provide that the SPE borrower has personal liability for losses related to breaches of environmental covenants, among other things.

Property Management. The Empire Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

A-3-47

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten cash flows of the Empire Mall Property:

	Cash Flow Analysis
	2021	2022	2023	2024	7/31/2025 TTM	UW	UW PSF
Base Rent	$13,614,629	$13,873,578	$14,139,163	$14,598,706	$14,529,593	$16,565,740(4)	$16.17
Contractual Rent Steps	$0	$0	$0	$0	$0	$187,813(1)	$0.18
Percentage Rent	$914,394	$1,086,113	$980,810	$1,214,915	$1,446,987	$826,864	$0.81
(Bad Debt / Collection Loss)	$252,155	$53,279	$47,924	($41,631)	($36,561)	$0	$0.00
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$1,783,367	$1.74
Gross Potential Rent	$14,781,178	$15,012,970	$15,167,897	$15,771,990	$15,940,019	$19,363,785(4)	$18.90
(Vacancy)	$0	$0	$0	$0	$0	($1,783,367)	($1.74)
Net Rental Income	$14,781,178	$15,012,970	$15,167,897	$15,771,990	$15,940,019	$17,580,418	$17.16
Other Revenue	$1,527,901	$1,635,063	$1,394,429	$1,310,526	$1,360,559	$1,343,902	$1.31
Reimbursement Revenue	$6,299,708	$6,202,859	$6,126,949	$6,530,082	$6,305,062	$7,099,047	$6.93
Effective Gross Income	$22,608,787	$22,850,892	$22,689,275	$23,612,598	$23,605,640	$26,023,366	$25.4
Real Estate Taxes	$1,781,230	$1,386,906	$1,320,547	$1,268,508	$1,305,176	$1,318,625	$1.29
Insurance	$302,519	$342,751	$378,576	$410,327	$290,401	$722,679	$0.71
Management Fee	$640,085	$664,488	$660,693	$684,998	$693,201	$780,701	$0.76
Other Expenses	$3,222,498	$3,266,686	$3,167,573	$3,248,669	$3,255,098	$3,363,921	$3.28
Total Expenses	$5,946,332	$5,660,831	$5,527,389	$5,612,502	$5,543,876	$6,185,926	$6.04
Net Operating Income	$16,662,455	$17,190,061	$17,161,886	$18,000,096	$18,061,764	$19,837,440	$19.37
Capital Expenditures	$0	$0	$0	$0	$0	$204,879	$0.20
TI/LC	$0	$0	$0	$0	$0	$1,300,724	$1.27
Net Cash Flow	$16,662,455	$17,190,061	$17,161,886	$18,000,096	$18,061,764	$18,331,837	$17.90

Occupancy (%)	87.0%	91.0%	89.0%	95.0%	87.2%(2)	90.8%(2)
NOI DSCR(3)	2.04x	2.10x	2.10x	2.20x	2.21x	2.43x
NCF DSCR(3)	2.04x	2.10x	2.10x	2.20x	2.21x	2.24x
NOI Debt Yield(3)	13.9%	14.3%	14.3%	15.0%	15.1%	16.5%
NCF Debt Yield(3)	13.9%	14.3%	14.3%	15.0%	15.1%	15.3%

(1)	Represents rent steps through June 2025.
(2)	8/31/2025 TTM Occupancy % represents physical occupancy based on the underwritten rent roll dated September 4, 2025. UW Occupancy % represents economic occupancy.
(3)	DSCRs and Debt Yields are based on the Empire Mall Whole Loan.
(4)	The increase in Base Rent and UW NOI from the Base Rent and Most Recent NOI is primarily driven by UW Base Rent reflecting the higher rent associated with the Dick’s expansion space.

Escrows and Reserves.

Real Estate Taxes – After the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrower prior to the assessment of a penalty, or (y) upon request of the lender, the borrower fails to promptly provide evidence that property taxes have been paid prior to the assessment of a penalty, the Empire Mall Whole Loan documents require the borrower to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance – After the occurrence of a Control Event or during a Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the Empire Mall Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Empire Mall Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – After the occurrence of a Control Event or during the Lockbox Event Period, the Empire Mall Whole Loan documents require springing ongoing monthly deposits of $17,312 for replacement reserves.

Rollover Reserve – The Empire Mall Whole Loan documents require ongoing monthly deposits of $69,246 in the rollover reserve account, capped at $3,323,820, provided that no such cap will apply during a Lockbox Event Period.

A-3-48

Retail – Super Regional Mall	Loan #5	Cut-off Date Balance:	$60,000,000
5000 West Empire Place Mall	Empire Mall	Cut-off Date LTV:	59.4%
Sioux Falls, SD 57106		UW NCF DSCR:	2.24x
		UW NOI Debt Yield:	16.5%

Outstanding TI/LC Reserve – The Empire Mall Whole Loan documents require the borrower to deposit with the lender at origination $11,572,000 for outstanding tenant improvements and/or leasing commissions due in connection with any lease at the Empire Mall Property, provided, however, so long as no event of default has occurred and is continuing, the borrower has the right in lieu of making the upfront cash deposit to provide either (i) a guarantee acceptable to the lender which guarantees payment of the required Outstanding TI/LC Reserve amounts or (ii) a letter of credit acceptable to the lender in the amount of the upfront Outstanding TI/LC Reserve deposit. In lieu of the upfront cash deposit, the guarantor has executed a guaranty for the required Outstanding TI/LC Reserve amounts.

Gap Rent Reserve – The Empire Mall Whole Loan documents require upfront deposit of $992,738 for future rent credits or abatements under existing leases.

A “Control Event” will occur upon neither Simon Property Group, Inc. nor Simon Property Group, L.P. owning at least 50% of the direct or indirect interests in the borrower or not controlling the borrower.

Lockbox and Cash Management. The Empire Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender-controlled lockbox account within two business days of receipt and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower each Wednesday (or more frequently if required by the borrower in accordance with the lockbox agreement). During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred weekly to a lender-controlled cash management account to be disbursed in accordance with the Empire Mall Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

A “Lockbox Event Period” will commence upon the earlier of the following:

(i)	an event of default, bankruptcy of the borrower;
(ii)	bankruptcy action of the manager if the manager is an affiliate of the borrower; or
(iii)	the trailing four calendar quarter period debt yield falls below 13.0% for two calendar quarters.

A Lockbox Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or such bankruptcy action of the manager is discharged or dismissed within ninety days; or
(ii)	with regard to clause (ii) above, upon replacement of the manager within sixty days; or
(iii)	with regard to clause (iii) above, a) upon the debt yield has been equal to or greater than 13.0% for two calendar quarters, b) the borrower prepays a portion of loan amount to improve the debt yield to no less than 13.0%, c) the borrower delivers cash or securities acceptable to the lender and has received a rating agency confirmation, or d) provides a letter of credit in an amount equal to an amount if applied to the repayment of the Empire Mall Whole Loan would result in a debt yield equal to 13.0%.

PACE Loan. The Empire Mall Whole Loan documents permit the borrowers to enter into a property assessed clean energy loan for an amount not to exceed $5,000,000, subject to the consent of the lender and delivery of a rating agency confirmation.

Ground Lease. The borrower has a leasehold interest in a 13,450 square foot outparcel that is sub-leased to Men’s Warehouse and Red Lobster, each of which constructed its tenant improvements at its own expense. The leasehold parcel’s net operating income constitutes approximately 2.4% of the total net operating income for the Empire Mall Property, which was included for loan underwriting purposes. The related ground lease with Judson Berry Trust, as ground lessor, expires September 30, 2033 and currently has an annual ground rent payment of $80,404. No extensions of the ground lease term are currently available.

Terrorism Insurance. The Empire Mall Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Empire Mall Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365 day extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-49

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$58,183,493
100 North Atlantic Avenue	Hilton Daytona Beach Oceanfront Resort	Cut-off Date LTV:	54.0%
Daytona Beach, FL 32118		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	15.5%

A-3-50

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$58,183,493
100 North Atlantic Avenue	Hilton Daytona Beach Oceanfront Resort	Cut-off Date LTV:	54.0%
Daytona Beach, FL 32118		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	15.5%

A-3-51

Mortgage Loan No. 6 – Hilton Daytona Beach Oceanfront Resort

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$58,275,000			Location:	Daytona Beach, FL 32118
Cut-off Date Balance(1):	$58,183,493			General Property Type:	Hospitality
% of Initial Pool Balance:	7.5%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Fee/Leasehold
Borrower Sponsor:	Columbia Sussex Corporation			Year Built/Renovated:	1988/2005, 2017
Guarantor:	CSC Holdings, LLC			Size:	744 Rooms
Mortgage Rate:	6.6630%			Cut-off Date Balance Per Room(1):	$111,719
Note Date:	9/25/2025			Maturity Date Balance Per Room(1):	$105,694
Maturity Date:	10/11/2030			Property Manager:	Crestview Management, LLC
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$12,875,494
Prepayment Provisions:	L(26),D(27),O(7)			UW NCF:	$10,783,117
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	15.5%
Additional Debt Type(1):	Pari Passu			UW NCF Debt Yield(1):	13.0%
Additional Debt Balance(1):	$24,935,783			UW NOI Debt Yield at Maturity(1):	16.4%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR(1):	1.68x
				Most Recent NOI:	$14,811,131 (7/31/2025 TTM)
Reserves(2)				2nd Most Recent NOI:	$14,224,776 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$15,019,705 (12/31/2023)
RE Taxes:	$1,482,590	$129,727	NAP	Most Recent Occupancy:	68.2% (7/31/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	68.7% (12/31/2024)
FF&E Reserve:	$0	$174,365	NAP	3rd Most Recent Occupancy:	68.0% (12/31/2023)
PIP Reserve:	$26,783,944	Springing	NAP	Appraised Value (as of)(3):	$154,000,000 (7/18/2026)
Elevator Replacement Reserve:	$3,831,658	$0	NAP	Appraised Value Per Room(3):	$206,989
Seasonality Reserve:	$2,380,000	Springing	NAP	Cut-off Date LTV Ratio(1)(3):	54.0%
Replacement Comfort Letter Reserve:	$3,500	$0	NAP	Maturity Date LTV Ratio(1)(3):	51.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$83,250,000	56.2%	Purchase Price:	$112,000,000	75.7%
Borrower Sponsor Equity:	$61,072,942	41.3%	Upfront Reserves:	$34,481,692	23.3%
Seller Prorations:	$3,701,550	2.5%	Closing Costs:	$1,542,799	1.0%
Total Sources:	$148,024,492	100.0%	Total Uses:	$148,024,492	100.0%

(1)	The Hilton Daytona Beach Oceanfront Resort Mortgage Loan (as defined below) is part of the Hilton Daytona Beach Oceanfront Resort Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $83,250,000. The Underwriting and Financial Information presented above are based on the aggregate Cut-off Date principal balance of the Hilton Daytona Beach Oceanfront Resort Whole Loan.
(2)	See “Escrows and Reserves” section below for further discussion of reserve requirements.
(3)	The appraisal concluded to a “Hypothetical Upon Completion” value for the Hilton Daytona Beach Oceanfront Resort Property (as defined below) of $154,000,000 as of July 18, 2026, which assumes (i) there is $26,783,944 in an upfront PIP (as defined below) reserve for capital expenditures held in escrow and (ii) the renovations in connection with such PIP are completed in the first year of the appraisal’s projections. At origination, the borrower deposited $26,783,944 in an upfront PIP reserve for capital expenditures. The related franchise agreement and loan documents require that the change-of-ownership PIP Work be completed on or before December 31, 2027. The appraisal concluded to an “As Is” appraised value of $119,000,000 as of July 18, 2025, resulting in an appraised value per room of approximately $159,946, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.8% and 66.1%, respectively.

The Mortgage Loan. The sixth largest mortgage loan (the “Hilton Daytona Beach Oceanfront Resort Mortgage Loan”) is part of a whole loan (the “Hilton Daytona Beach Oceanfront Resort Whole Loan”) evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $83,119,276. The Hilton Daytona Beach Oceanfront Resort Whole Loan is secured by the fee and leasehold interests in a 744-room full-service hotel resort located in Daytona Beach, Florida (the “Hilton Daytona Beach Oceanfront Resort Property”). The Hilton Daytona Beach Oceanfront Resort Mortgage Loan is evidenced by the controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $58,183,493.

The Hilton Daytona Beach Oceanfront Resort Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C7 securitization trust. The relationship between the holders of the Hilton Daytona Beach Oceanfront Resort Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-52

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$58,183,493
100 North Atlantic Avenue	Hilton Daytona Beach Oceanfront Resort	Cut-off Date LTV:	54.0%
Daytona Beach, FL 32118		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	15.5%

Hilton Daytona Beach Oceanfront Resort Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$58,275,000	$58,183,493	WFCM 2025-5C7	Yes
A-2(1)	$24,975,000	$24,953,783	WFB	No
Total	$83,250,000	$83,119,276
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is CP Daytona Beach, LLC, a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Daytona Beach Oceanfront Resort Whole Loan.

The borrower sponsor is Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns 47 hotels across 19 states and D.C. with major hospitality brands including Marriott, Hilton, and Hyatt. The non-recourse carveout guarantor is CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation.

The borrower sponsor has experienced prior loan defaults and foreclosures, including an affiliate bankruptcy. For additional information please see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Hilton Daytona Beach Oceanfront Resort Property is a 744-room, full-service hotel located along Daytona Beach, Florida, approximately 2.2 miles from Downtown Daytona Beach and approximately 5.0 miles from each of Daytona Beach International Airport and Daytona International Speedway. Situated on an approximately 4.98-acre site, the Hilton Daytona Beach Oceanfront Resort Property was built in 1988 and most recently renovated in 2017. The Hilton Daytona Beach Oceanfront Resort Property comprises two inter-connected buildings known as the North Tower and South Tower. The North Tower, constructed in 1988, is an 11-story structure that includes a parking garage, public areas, and 337 guestrooms. The South Tower, added in 1992, is a 16-story building that includes a separate parking garage, public spaces, and 407 guestrooms. The two towers are internally connected at the lobby level and ground floor. Amenities at the Hilton Daytona Beach Oceanfront Resort Property include approximately 55,111 SF of meeting space, the D-Dawg's Kid Zone, a fitness center, a whirlpool, a gift / retail shop, pet friendly accommodations, two outdoor pools, direct beach frontage, a business center, guest laundry, concierge services, and complimentary Wi-Fi.

The Hilton Daytona Beach Oceanfront Resort Property guestroom configuration consists of 544 standard queen/queen rooms, 139 standard king rooms, 32 queen/queen suites, 28 king suites, and one presidential king suite. The Hilton Daytona Beach Oceanfront Resort Property is operating under the Hilton flag with a franchise agreement expiring October 2030. The Hilton Daytona Beach Oceanfront Resort Property is also the subject of a change-of-ownership property improvement plan (“PIP”) at an estimated cost of $26,783,944 that the related franchise agreement and loan documents require to be completed on or before December 31, 2027. The estimated PIP cost is reserved upfront. The PIP-related work includes renovations to guestrooms, food & beverage outlets, lobbies, amenities, corridors, property systems, exterior, elevators, parking, and back of house/employee areas.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hilton Daytona Beach Oceanfront Resort Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hilton Daytona Beach Oceanfront Resort Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2023	55.7%	$233.49	$129.97	68.0%	$181.03	$123.15	122.2%	77.5%	94.8%
12/31/2024	55.7%	$229.16	$127.68	68.7%	$179.80	$123.49	123.3%	78.5%	96.7%
7/31/2025 TTM(3)	54.8%	$222.78	$122.12	68.2%	$176.63	$120.38	124.3%	79.3%	98.6%

Source: Industry Report, unless otherwise indicated.

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The competitive set includes The Shores Resort & Spa, Delta Hotel Daytona Beach Oceanfront, Hard Rock Hotel Daytona Beach, The Daytona, Autograph Collection, and Daytona Grande Oceanfront Resort.
(3)	The information for the Hilton Daytona Beach Oceanfront Resort Property is obtained from the underwriting.

The Market. The Hilton Daytona Beach Oceanfront Resort Property is located in Daytona Beach, Florida, on the east side of North Atlantic Avenue. The Hilton Daytona Beach Oceanfront Resort Property benefits from its proximity to the 205,000 SF Ocean Center convention and event complex, situated to the west and is further defined by its oceanfront position, directly fronting the Atlantic Ocean, and between the Auditorium Boulevard to the south and Ora Street to the north. Regional access to the Hilton Daytona Beach Oceanfront Resort Property is provided by the East International Speedway Boulevard Bridge, which is approximately 0.5 miles north of the Hilton Daytona Beach Oceanfront Resort Property, along with Interstate-95 and Interstate-4. Daytona International Airport, which is located adjacent to the International Speedway, is served by major carriers such as Delta and U.S. Airways, and it also serves as the headquarters of Embry-Riddle Aeronautical University.

The Hilton Daytona Beach Oceanfront Resort Property is proximate to numerous leisure demand generators throughout the Daytona Beach area including a mix of condominiums, retail services and major attractions including Daytona International Speedway, Cici and Hyatt Brown Museum of Art and Museum of Arts & Sciences. The local economy benefits significantly from several key commercial demand generators, which serve as major employers in the area, these include Embry Riddle Aeronautical University, First Data Corp., Halifax Medical Center, International Speedway Corp., and NASCAR. According to the appraisal, the Hilton Daytona Beach Oceanfront Resort Property’s 2024 demand segmentation was 50% transient and 50% group.

A-3-53

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$58,183,493
100 North Atlantic Avenue	Hilton Daytona Beach Oceanfront Resort	Cut-off Date LTV:	54.0%
Daytona Beach, FL 32118		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	15.5%

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Hilton Daytona Beach Oceanfront Resort Property is 5,611, 49,644 and 115,252, respectively, and the average household income for the same radii is $45,311, $55,117 and $56,976, respectively.

According to a third-party report, the Hilton Daytona Beach Oceanfront Resort Property is in the Daytona Beach area submarket, which is within the Daytona, Volusia County - FL, USA market. According to a third-party report, the Daytona Beach area submarket is comprised of 131 hotel properties and 9,913 rooms in total. As of July 2025, the Daytona Beach area submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 57.8%, $161.37 and $93.24, respectively.

The following table presents competitive properties to the Hilton Daytona Beach Oceanfront Resort Property:

Competitive Property Summary
Property	Year Built	Rooms	Transient	Group
Hilton Daytona Beach Oceanfront Resort	1988	744	50%	50%
The Shores Resort & Spa	1974	212	85%	15%
Delta Hotel Daytona Beach Oceanfront	1973	133	90%	10%
Hard Rock Hotel Daytona Beach	1986	200	70%	30%
The Daytona, Autograph Collection	2019	144	80%	20%
Daytona Grande Oceanfront Resort	2021	444	70%	30%
Subtotal/Wtd. Avg.		1,877	66%	34%

Source:	Appraisal

Appraisal. The appraisal concluded to a “Hypothetical Upon Completion” value for the Hilton Daytona Beach Oceanfront Resort Property of $154,000,000 as of July 18, 2026, which assumes (i) there is $26,783,944 in an upfront PIP reserve for capital expenditures held in escrow and (ii) the renovations in connection with such PIP are completed in the first year of the appraisal’s projections. The related franchise agreement and loan documents require that the change-of-ownership PIP work be completed on or before December 31, 2027. At origination, the borrower deposited $26,783,944 in an upfront PIP reserve for capital or other PIP-related expenditures. The appraisal concluded to an “As Is” appraised value of $119,000,000 as of July 18, 2025, resulting in an appraised value per room of approximately $159,946, and a Cut-off Date LTV ratio and Maturity Date LTV Ratio of 69.8% and 66.1%, respectively.

Environmental Matters. According to the Phase I environmental site assessment dated July 16, 2025, there was no evidence of any recognized environmental conditions at the Hilton Daytona Beach Oceanfront Resort Property.

A-3-54

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$58,183,493
100 North Atlantic Avenue	Hilton Daytona Beach Oceanfront Resort	Cut-off Date LTV:	54.0%
Daytona Beach, FL 32118		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	15.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hilton Daytona Beach Oceanfront Resort Property:

Cash Flow Analysis
	2022	2023	2024	7/31/2025 TTM	UW	UW per Room
Occupancy(1)	72.4%	68.0%	68.7%	68.2%	68.2%
ADR(1)	$171.69	$181.03	$179.80	$176.63	$176.63
RevPAR(1)	$124.38	$123.15	$123.49	$120.38	$120.38

Rooms Revenue	$33,776,635	$33,443,121	$33,625,847	$32,690,968	$32,690,968	$43,939
Food & Beverage Revenue	$10,383,210	$10,953,725	$11,265,009	$12,164,467	$12,164,467	$16,350
Parking Revenue	$3,920,831	$3,967,146	$4,080,042	$4,031,131	$4,031,131	$5,418
Other Income	$3,166,153	$3,368,859	$3,373,816	$3,422,860	$3,422,860	$4,601
Total Revenue	$51,246,829	$51,732,851	$52,344,714	$52,309,426	$52,309,426	$70,308

Room Expense	$7,269,168	$7,055,415	$7,757,930	$7,558,074	$7,558,074	$10,159
Food & Beverage Expense	$7,491,190	$8,075,160	$9,191,938	$9,581,060	$9,581,060	$12,878
Parking Expense	$1,553,665	$1,502,641	$1,470,248	$1,432,409	$1,432,409	$1,925
Other Department Expense	$578,340	$677,372	$545,915	$543,077	$543,077	$730
Total Department Expenses	$16,892,363	$17,310,588	$18,966,031	$19,114,620	$19,114,620	$25,692
Gross Operating Income	$34,354,466	$34,422,263	$33,378,683	$33,194,806	$33,194,806	$44,617

Total Undistributed Expenses	$16,268,850	$16,733,183	$16,481,054	$17,251,511	$17,280,564	$23,227
Gross Operating Profit	$18,085,616	$17,689,080	$16,897,629	$15,943,295	$15,914,242	$21,390

Property Taxes	$1,177,926	$1,463,536	$1,341,606	($23,241)	$1,441,547	$1,938
Insurance	$999,631	$1,205,839	$1,331,247	$1,155,405	$1,597,201	$2,147
Total Operating Expenses	$35,338,770	$36,713,146	$38,119,938	$37,498,295	$39,433,932	$53,003

Net Operating Income(2)	$15,908,059	$15,019,705	$14,224,776	$14,811,131	$12,875,494	$17,306
FF&E	$0	$0	$0	$0	$2,092,377	$2,812
Net Cash Flow	$15,908,059	$15,019,705	$14,224,776	$14,811,131	$10,783,117	$14,493

NOI DSCR(3)	2.48x	2.34x	2.22x	2.31x	2.00x
NCF DSCR(3)	2.48x	2.34x	2.22x	2.31x	1.68x
NOI Debt Yield(3)	19.1%	18.0%	17.1%	17.8%	15.5%
NCF Debt Yield(3)	19.1%	18.0%	17.1%	17.8%	13.0%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Hilton Daytona Beach Oceanfront Resort Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The decrease in Net Operating Income from 7/31/2025 TTM to UW was primarily due to an approximately $1,464,788 increase in Property Taxes. UW Property Taxes were underwritten based on the most recent tax bills, including the remote parking lot across the street ground leased from the City of Daytona.
(3)	Debt service coverage ratios and debt yields are based on the Hilton Daytona Beach Oceanfront Whole Loan.

Escrows and Reserves.

Tax Escrows – The Hilton Daytona Beach Oceanfront Resort Whole Loan documents require an upfront deposit of $1,482,590 and ongoing monthly deposits of $129,727 for real estate taxes.

Insurance Escrows – The Hilton Daytona Beach Oceanfront Resort Whole Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit, provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days prior to the expiration date of such policy.

FF&E Reserve – The Hilton Daytona Beach Oceanfront Resort Whole Loan documents require ongoing monthly deposits in an amount equal to $174,365. However, the lender may adjust the required monthly deposit amount to the greater of (i) the then-existing FF&E Reserve monthly deposit for the prior period or (ii) the greater of (a) 1/12th of 4% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement.

PIP Reserve – The Hilton Daytona Beach Oceanfront Resort Whole Loan documents require an upfront deposit of $26,783,944 in connection with the existing PIP work and that on the date that any additional PIP is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

A-3-55

Hospitality – Full Service	Loan #6	Cut-off Date Balance:	$58,183,493
100 North Atlantic Avenue	Hilton Daytona Beach Oceanfront Resort	Cut-off Date LTV:	54.0%
Daytona Beach, FL 32118		UW NCF DSCR:	1.68x
		UW NOI Debt Yield:	15.5%

Seasonality Reserve –The Hilton Daytona Beach Oceanfront Resort Whole Loan documents require an upfront deposit of $2,380,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements or for the payment of any part of the monthly debt service payments occurring in October, November, December, and January to the extent that there is insufficient cash flow from the Hilton Daytona Beach Oceanfront Resort Property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance (and thus the Seasonality Reserve Deposit Amount (as defined below)), upon notice to the borrower, to an amount equal to the shortfall in revenue from the Hilton Daytona Beach Oceanfront Resort Property to cover the debt service at a debt service coverage ratio (“DSCR”) of 1.30x, as calculated by the lender based on actual operations from the prior 12 months.

On each monthly payment date occurring in March, April, June, July and August (specifically excluding May), the borrower is required to deposit with the lender an amount equal to, initially $476,000 (the “Seasonality Reserve Deposit Amount”), provided, however, that the borrower is only required to make these deposits if the funds on deposit in the Seasonality Reserve are less than the Seasonality Reserve Required Annual Balance.

Elevator Replacement Reserve – The Hilton Daytona Beach Oceanfront Resort Whole Loan documents require an upfront deposit of $3,831,658 for paying any costs and fees associated with the replacement of the elevator under the elevator replacement agreement.

Replacement Comfort Letter Reserve – The Hilton Daytona Beach Oceanfront Resort Whole Loan documents require an upfront deposit of $3,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

Lockbox and Cash Management. The Hilton Daytona Beach Oceanfront Resort Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by the Hilton Daytona Beach Oceanfront Resort Property into the lender-controlled lockbox account within three business days. All funds deposited into the lockbox are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Hilton Daytona Beach Oceanfront Resort Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Hilton Daytona Beach Oceanfront Resort Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Hilton Daytona Beach Oceanfront Resort Whole Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default; or
(ii)	the DSCR falling below 1.25x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, upon the DSCR being equal to or greater than 1.25x for one calendar quarter.

Ground Lease The collateral for the Hilton Daytona Beach Oceanfront Resort Whole Loan includes ancillary leasehold interests in a beach-side concession area containing retail and restaurant uses and an adjacent off-site parking area. The leasehold interests are derived from a 1987 Development Agreement between a prior owner and the City of Daytona Beach and the Community Redevelopment Agency of the City of Daytona Beach. Each of the City of Daytona and Redevelopment Agency lease the concession area and off-site parking area, respectively, for annual ground rent of $1 for a term expiring February 3, 2087 (including renewal options).

Terrorism Insurance. The Hilton Daytona Beach Oceanfront Resort Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Hilton Daytona Beach Oceanfront Resort Property, as well as business interruption insurance covering up to 18 months following a casualty event, with an extended period of indemnity covering up to 12 months following the physical repair of the subject improvements. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-56

Retail – Single Tenant	Loan #7	Cut-off Date Balance:	$50,000,000
Various, Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

A-3-57

Retail – Single Tenant	Loan #7	Cut-off Date Balance:	$50,000,000
Various, Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

A-3-58

Mortgage Loan No. 7 – Walgreens Retail Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$50,000,000			Location:	Various, Various
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Retail
% of Initial Pool Balance:	6.5%			Detailed Property Type:	Single Tenant
Loan Purpose:	Recapitalization			Title Vesting:	Fee
Borrower Sponsor(2):	Sycamore Partners Management, L.P.			Year Built/Renovated:	Various/Various
Guarantors(2):	Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P.			Size:	2,891,073 SF
Mortgage Rate(3):	5.81919526731772%			Cut-off Date Balance PSF(1):	$108
Note Date:	11/4/2025			Maturity Date Balance PSF(1):	$108
Maturity Date:	11/6/2030			Property Manager:	Self-managed
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$64,755,440
Seasoning:	1 month			UW NCF:	$61,430,706
Prepayment Provisions:	L(12),YM1%(41),O(7)			UW NOI Debt Yield(1):	20.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	19.7%
Additional Debt Type(1):	Pari Passu / B-Note			UW NOI Debt Yield at Maturity(1):	20.8%
Additional Debt Balance(1):	$261,500,000 / $178,500,000			UW NCF DSCR(1):	3.34x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(6):	NAV
				2nd Most Recent NOI(6):	NAV
Reserves(4)				3rd Most Recent NOI(6):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (8/28/2025)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Deferred Maintenance:	$88,464	$0	NAP	Appraised Value (as of):	$985,540,000 (Various)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$341
Other Reserves(5):	$0	(5)	$24,000,000	Cut-off Date LTV Ratio(1):	31.6%
				Maturity Date LTV Ratio(1):	31.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$311,500,000	63.6%	Loan Payoff:	$468,458,513	95.6%
Subordinate Loan Amount:	$178,500,000	36.4%	Closing Costs:	$11,797,957	2.4%
			Return of Equity:	$9,655,066	2.0%
			Upfront Reserves:	$88,464	0.0%
Total Sources:	$490,000,000	100.0%	Total Uses:	$490,000,000	100.0%

(1)	The Walgreens Retail Portfolio Mortgage Loan (as defined below) is part of the Walgreens Retail Portfolio Whole Loan (as defined below) evidenced by (i) six senior pari passu promissory notes with an aggregate original principal balance of $311,500,000 and (i) two subordinate notes with an aggregate original principal balance of $178,500,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Walgreens Retail Portfolio Senior Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the Walgreens Retail Portfolio Whole Loan are $169, $169, 13.2%, 12.5%, 13.2%, 1.73x, 49.7% and 49.7%, respectively.
(2)	The borrower sponsor and guarantors for the Walgreens Retail Portfolio Whole Loan are the same borrower sponsor and guarantors for the fifteenth largest mortgage loan, 80 International Drive.
(3)	Mortgage Rate represents the per annum interest rate associated with the Walgreens Retail Portfolio Senior Loan. The per annum interest rate associated with the Walgreens Retail Portfolio Subordinate Companion Loan (as defined below) is 9.44566170868347% and the weighted average per annum interest rate for the Walgreens Retail Portfolio Whole Loan is 7.14026518524382%.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	Other Reserves consists of (i) a springing monthly Material Tenant (as defined below) reserve, (ii) springing monthly Low Debt Yield/DSCR Cure Funds reserve and (iii) a monthly reserve deposit of $2,000,000 into an interest and carry funds reserve subject to a cap of $24,000,000. See “Escrows and Reserves” and “Lockbox and Cash Management” below for further details.
(6)	Historical financial information is not shown as the Walgreens Retail Portfolio Properties (as defined below) are leased to a single tenant on a triple-net basis.

The Mortgage Loan. The seventh largest mortgage loan (the “Walgreens Retail Portfolio Mortgage Loan”) is part of a whole loan evidenced by six pari passu senior promissory notes in the aggregate original principal amount of $311,500,000 (the “Walgreens Retail Portfolio Senior Loan”) and two subordinate B-Notes in the aggregate original principal amount of $178,500,000 that are subordinate to the Walgreens Retail Portfolio Senior Loan (the “Walgreens Retail Portfolio Subordinate Companion Loan”, and together with the Walgreens Retail Portfolio Senior Loan, the “Walgreens Retail Portfolio Whole Loan”). The Walgreens Retail Portfolio Whole Loan was co-originated by UBS AG New York Branch (“UBS AG”) and Wells Fargo Bank, National Association (“WFB”). The Walgreens Retail Portfolio Whole Loan is secured by the fee interest in 207 retail properties totaling 2,891,073 SF located across 42 states and one territory (Puerto Rico) (collectively, the “Walgreens Retail Portfolio Properties” or “Walgreens Retail Portfolio”).

A-3-59

Retail – Single Tenant	Loan #7	Cut-off Date Balance:	$50,000,000
Various, Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

The Walgreens Retail Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2-2 and Note A-3-2 to be contributed by UBS AG, with an aggregate original principal balance of $50,000,000. The relationship between the holders of the Walgreens Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Non-Serviced AB Whole Loan” in the prospectus. The Walgreens Retail Portfolio Whole Loan is serviced pursuant to the trust and servicing agreement for the SYCA 2025-WAG transaction. See “Description of the Mortgage Pool—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Walgreens Retail Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$105,750,000	$105,750,000	SYCA 2025-WAG	Yes
A-1-2	$105,750,000	$105,750,000	SYCA 2025-WAG	No
A-2-1(1)	$25,000,000	$25,000,000	WFB	No
A-2-2	$25,000,000	$25,000,000	WFCM 2025-5C7	No
A-3-1(1)	$25,000,000	$25,000,000	WFB	No
A-3-2	$25,000,000	$25,000,000	WFCM 2025-5C7	No
Senior Loan	$311,500,000	$311,500,000
B-1-1	$89,250,000	$89,250,000	SYCA 2025-WAG	No
B-1-2	$89,250,000	$89,250,000	SYCA 2025-WAG	No
Whole Loan	$490,000,000	$490,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).

The Borrower and the Borrower Sponsor. The borrower is Retail PropCo Borrower LLC, a Delaware limited liability company and a single purpose entity with two independent directors in its organizational structure. The borrower is an affiliate of the borrower sponsor. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Walgreens Retail Portfolio Whole Loan.

The non-recourse carveout guarantors are Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P. The borrower sponsor is Sycamore Partners Management, L.P. (“Sycamore Partners”), a private equity firm based in New York specializing in consumer, distribution and retail-related investments. Sycamore Partners has approximately $11.0 billion in aggregate committed capital and its strategy is to partner with management teams to improve the operating profitability and strategic value of its businesses. Past and present portfolio companies include Walgreens, The Boots Group, Shields Health Solutions, Playa Bowls, KnitWell Group, RONA, The Goddard School, STE Michelle Wine Estates, AZAMARA Cruise Lines, Margaritaville at Sea, Lane Bryant, Pure Fishing, Rithum, Staples, Hot Topic, Torrid, Stuart Weitzman and Kurt Geiger.

The Properties. The Walgreens Retail Portfolio comprises 207 retail properties 100.0% occupied by affiliates of Walgreen Co. (“U.S. Retail”) (“Walgreens”). The Walgreens Retail Portfolio Properties consist of approximately 2.9 million SF of retail space across 42 states and one territory (Puerto Rico), with the largest concentrations by underwritten net operating income in Florida, California, Puerto Rico, New York, Indiana and Texas. The Walgreens Retail Portfolio has a weighted average year built of 2004, an average property size of 13,967 SF and reported total sales of approximately $2.0 billion ($688 PSF) as of the fiscal year of 2024, which results in an occupancy cost of 3.3% based on underwritten net operating income.

The Walgreens Retail Portfolio Properties are subject to one absolute net master lease between affiliates of Walgreens as the Master Tenant (as defined below) and the borrower as the lessor, with an initial term of 15 years and three, five-year renewal options (the “Master Lease”). The Master Lease has no early termination options, except as it relates to the release of individual Walgreens Retail Portfolio Properties, at which time the total rent will be reduced by the amount of rent allocated to the to-be-released Walgreens Retail Portfolio Property, subject to standard provisions related to the debt yield for the portfolio remaining after such a release. See “Partial Release” below for further information. Under the Master Lease, the Master Tenant is responsible for all operating expenses across the Walgreens Retail Portfolio, including real estate taxes, insurance and maintenance for the Walgreens Retail Portfolio Properties.

Sole Tenant.

Walgreens (2,891,073 SF; 100.0% of NRA; 100.0% of underwritten base rent). Walgreens is the seventh largest overall U.S. retailer and the second largest pharmacy retailer, generating annual sales of approximately $121.4 billion for the fiscal third quarter of 2025. Headquartered in Deerfield, Illinois, Walgreens has 8,560 retail and healthcare locations across all 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. As of August 31, 2024, approximately 78% of the population of the U.S. lived within five miles of a store. Walgreens utilizes its vast scale and retail network to provide customers and patients with convenient, omnichannel access to consumer goods and services, as well as pharmacy and health and wellness services.

A-3-60

Retail – Single Tenant	Loan #7	Cut-off Date Balance:	$50,000,000
Various, Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

The following table presents certain information relating to the Walgreens Retail Portfolio Properties:

Walgreens Retail Portfolio Summary(1)
State/Territory	# of Properties	NRA(2)	% of Total NRA(2)	UW NOI(2)	% of Total UW NOI(2)	2024 Sales(2)	Sales PSF(2)	Occupancy Cost(2)	As-Is Appraised Value
Florida	27	394,538	13.6%	$9,484,889	14.6%	$234,427,288	$594	4.0%	$148,040,000
California	14	188,219	6.5%	$5,432,232	8.4%	$131,825,510	$700	4.1%	$83,390,000
Puerto Rico	10	172,787	6.0%	$4,892,974	7.6%	$95,526,637	$553	5.1%	$65,050,000
New York	10	128,720	4.5%	$3,323,816	5.1%	$96,359,710	$749	3.4%	$52,510,000
Indiana	10	143,859	5.0%	$3,049,998	4.7%	$87,634,484	$609	3.5%	$46,930,000
Texas	10	146,509	5.1%	$3,022,083	4.7%	$128,943,837	$880	2.3%	$46,740,000
Illinois	8	119,428	4.1%	$2,823,730	4.4%	$121,544,131	$1,018	2.3%	$42,900,000
Georgia	11	148,291	5.1%	$2,759,090	4.3%	$86,786,440	$585	3.2%	$42,820,000
Ohio	9	127,650	4.4%	$2,458,590	3.8%	$87,985,782	$689	2.8%	$36,740,000
Michigan	7	99,999	3.5%	$1,854,828	2.9%	$66,619,606	$666	2.8%	$28,280,000
Other	91	1,221,073	42.2%	$25,653,210	39.6%	$851,880,515	$698	3.0%	$392,140,000
Total/Wtd. Avg.	207	2,891,073	100.0%	$64,755,440	100.0%	$1,989,533,940	$688	3.3%	$985,540,000

(1)	Information is based on the appraisals unless otherwise specified.
(2)	Information is based on the Master Lease dated August 28, 2025.

The following table presents certain information relating to the tenancy at the Walgreens Retail Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Walgreens	NR/B1/BB-	2,891,073	100.0%	$64,755,440	100.0%	$22.40	8/31/2040	N	3 x 5 yr
Occupied Collateral Total		2,891,073	100.0%	$64,755,440	100.0%	$22.40

Vacant Space		0	0.0%
Total/Wtd. Avg.		2,891,073	100.0%

(1)	Information is based on the Master Lease dated August 28, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Walgreens Retail Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036 & Thereafter	1	2,891,073	100.0%	100.0%	$64,755,440	100.0%	100.0%	$22.40
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	2,891,073	100.0%		$64,755,440	100.0%		$22.40

(1)	Information is based on the Master Lease dated August 28, 2025.

A-3-61

Retail – Single Tenant	Loan #7	Cut-off Date Balance:	$50,000,000
Various, Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

The Market. The Walgreens Retail Portfolio is located across 42 states and one territory (Puerto Rico), with the largest concentrations by underwritten net operating income in Florida, California, Puerto Rico, New York, Indiana, and Texas. The Walgreens Retail Portfolio Properties are located across 121 individual markets with an additional 20 Walgreens Retail Portfolio Properties located in non-metropolitan markets, with the largest concentrations (by underwritten net operating income) within the core retail markets of Puerto Rico (7.6%), Chicago, Illinois (4.2%), Los Angeles, California (4.1%), Tampa, Florida (3.3%) and St. Louis, Missouri (2.9%). The Walgreens Retail Portfolio Properties are generally situated in commercial corridors of both urban and suburban areas.

The following table presents certain market related information across the Walgreens Retail Portfolio Properties:

Walgreens Retail Portfolio MSA Distribution(1)
MSA	# of Properties	NRA	% of Total NRA	UW NOI	% of Total UW NOI	Rent PSF	2024 Sales	Sales PSF	Occupancy Cost
Puerto Rico	10	172,787	6.0%	$4,892,974	7.6%	$28.32	$95,526,637	$553	5.1%
Chicago-Naperville-Elgin, IL-IN-WI	8	115,647	4.0%	$2,697,258	4.2%	$23.32	$97,042,041	$839	2.8%
Los Angeles-Long Beach-Anaheim, CA	6	76,504	2.6%	$2,679,302	4.1%	$35.02	$57,775,298	$755	4.6%
Tampa-St. Petersburg-Clearwater, FL	6	88,909	3.1%	$2,147,925	3.3%	$24.16	$54,325,321	$611	4.0%
St. Louis, MO-IL	5	74,539	2.6%	$1,893,304	2.9%	$25.40	$58,571,628	$786	3.2%
Philadelphia - PA	4	57,385	2.0%	$1,220,210	1.9%	$21.26	$50,017,371	$872	2.4%
Houston-The Woodlands-Sugar Land, TX	4	60,880	2.1%	$1,183,980	1.8%	$19.45	$40,519,098	$666	2.9%
Pittsburgh - PA	4	58,271	2.0%	$1,172,830	1.8%	$20.13	$28,134,066	$483	4.2%
Boston-Cambridge-Newton, MA-NH	2	30,995	1.1%	$1,132,875	1.7%	$36.55	$13,403,103	$432	8.5%
Orlando-Kissimmee-Sanford, FL	3	44,130	1.5%	$1,058,790	1.6%	$23.99	$20,346,504	$461	5.2%
Other Metros	135	1,857,985	64.3%	$40,078,721	61.9%	$21.57	$1,310,968,155	$706	3.1%
Non-Metropolitan	20	253,041	8.8%	$4,597,271	7.1%	$18.17	$162,904,718	$644	2.8%
Total/Wtd. Avg.	207	2,891,073	100.0%	$64,755,440	100.0%	$22.40	$1,989,533,940	$688	3.3%

(1)	Information is based on the underwritten rent roll and Master Lease dated August 28, 2025, as applicable.

Appraisals. The appraisals concluded to an aggregate “as-is” appraised value for the Walgreens Retail Portfolio Properties of $985,540,000 from March 1, 2025 to July 3, 2025.

Environmental Matters. According to the Phase I environmental reports dated June 13, 2025 through July 16, 2025, there was no evidence of any recognized environmental conditions at the Walgreens Retail Portfolio Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Walgreens Retail Portfolio Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$64,755,440	$22.40
Vacant Income	$0	$0.00
Gross Potential Rent	$64,755,440	$22.40
Total Reimbursements	$0	$0.00
Net Rental Income	$64,755,440	$22.40
Less Vacancy & Credit Loss	$0	$0.00
Effective Gross Income	$64,755,440	$22.40
Total Expenses	$0	$0.00
Net Operating Income	$64,755,440	$22.40
CapEx	$433,661	$0.15
TI/LC	$2,891,073	$1.00
Net Cash Flow	$61,430,706	$21.25

Occupancy %	100.0%
NOI DSCR(3)	3.52x
NCF DSCR(3)	3.34x
NOI Debt Yield(3)	20.8%
NCF Debt Yield(3)	19.7%

(1)	Historical financial information is not shown as the Walgreens Retail Portfolio Properties are leased to a single tenant on a triple-net basis.
(2)	Base Rent is based on the Master Lease dated August 28, 2025.
(3)	Based on the Walgreens Retail Portfolio Senior Loan.
A-3-62

Retail – Single Tenant	Loan #7	Cut-off Date Balance:	$50,000,000
Various, Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

Escrows and Reserves.

Real Estate Taxes – The Walgreens Retail Portfolio Whole Loan documents require an ongoing monthly real estate tax reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months; provided, such monthly deposits will be waived so long as (a) no Cash Management Trigger Event (as defined below) has occurred and is continuing or (b) during the continuance of a Cash Management Trigger Event (i) no event of default has occurred and is continuing, (ii) the master lease is in full force and effect and no monetary or non-monetary defaults have occurred and are continuing, and continues to occupy all of the Walgreens Retail Portfolio Properties and (iii) the tenant under the master lease continues to make the payments and perform the obligations required under its lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and provides the lender with a quarterly certification in connection with the same (it being understood that the lenders will have the right to request evidence of the payment and performance of such obligations under the master lease at any time during an event of default (collectively, the “Reserve Waiver Conditions”).

Insurance – The Walgreens Retail Portfolio Whole Loan documents require an ongoing monthly insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, deposits to the monthly insurance reserves on account of insurance premiums will be waived to the extent that the insurance requirements under the Walgreens Retail Portfolio Whole Loan documents are satisfied pursuant to a blanket policy, such blanket policy is maintained in full force and effect, the insurance premiums for such blanket policy are not paid in installments or financed, and evidence of such blanket policy is provided to the lender in a timely manner. Notwithstanding the foregoing, the monthly escrow insurance premiums will be waived for so long as (a) no Cash Management Trigger Event has occurred and is continuing or (b) during the continuance of a Cash Management Trigger Event, the Reserve Waiver Conditions with respect to insurance reserves are satisfied.

Immediate Repairs – The Walgreens Retail Portfolio Whole Loan documents require an upfront deposit of $88,464 with respect to immediate required repairs.

Replacement Reserve – The Walgreens Retail Portfolio Whole Loan documents require an ongoing monthly replacement reserve deposit of approximately $139,735, to be deposited into a replacement reserve account. Notwithstanding the foregoing, the monthly escrow replacement reserves will be waived for so long as (a) no Cash Management Trigger Event has occurred and is continuing or (b) during the continuance of a Cash Management Trigger Event, the Reserve Waiver Conditions with respect to replacement reserves are satisfied.

Low Debt Yield/DSCR Cure Funds – If the borrower deposits in cash with the lender one or more of a Low Debt Yield Cure Deposit (as defined below) or Low DSCR Cure Deposit (as defined below) to avoid the occurrence of a Cash Management Debt Yield Trigger Event (as defined below) and/or a Cash Management DSCR Trigger Event (as defined below), the lender will transfer such amounts into the Low Debt Yield/DSCR Cure Funds account. The lender will hold such Low Debt Yield/DSCR Cure Deposit(s) as additional collateral for the Walgreens Retail Portfolio Whole Loan. At any time during the term of the Walgreens Retail Portfolio Whole Loan that Low Debt Yield/DSCR Cure Funds are on deposit in the Low Debt Yield/DSCR Cure Funds account, the lender will determine the DSCR or the pro forma debt yield, as applicable, on the last day of the 12th month following the making of such deposit, taking into account the Low Debt Yield/DSCR Cure Funds. If the lender determines that the Low Debt Yield/DSCR Cure Funds then on deposit in the Low Debt Yield/DSCR Cure Funds account, if applied to reduce the then outstanding principal balance, would be insufficient to cause either (i) the proforma debt yield to be at least 10.75% or (ii) the DSCR to be at least 1.40x, as applicable, in each case, for a period of 12 months, then the borrower may, in order to continue to avoid the occurrence of a Cash Management Debt Yield Trigger Event and/or Cash Management DSCR Trigger Event, within five business days of the lender’s notice to the borrower of such deficiency, deposit with the lender such additional funds such that, when added to the funds on deposit in the Low Debt Yield/DSCR Cure Funds account, would be sufficient, if applied to reduce then outstanding principal balance, to result in either (a) a proforma debt yield of at least 10.75% or (b) a DSCR of at least 1.40x.

Interest and Carry Funds – The Walgreens Retail Portfolio Whole Loan documents require an ongoing reserve deposit of $2,000,000 to fund interest and carry costs for each month, subject to a cap of $24,000,000, and will be held as additional security for the Walgreens Retail Portfolio Whole Loan during the Walgreens Retail Portfolio Whole Loan term.

Lockbox and Cash Management. The Walgreens Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event. Rents from the Walgreens Retail Portfolio Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within one business day of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Walgreens Retail Portfolio Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Walgreens Retail Portfolio Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Master Tenant Trigger Event (as defined below) has occurred and is continuing, to a Master Tenant (as defined below) rollover reserve, (b) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant rollover reserve, (c) if no Master Tenant Trigger Event and/or Material Tenant Trigger Event has occurred and is continuing, to an excess cash account and (d) if no Cash Management Trigger Event is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Walgreens Retail Portfolio Whole Loan documents, (ii) any bankruptcy action involving any of the borrower or the guarantors, (iii) the trailing 12-month period DSCR falling below 1.40x (a “Cash Management DSCR Trigger Event”) (tested at the end of each fiscal quarter), (iv) the pro forma debt yield falling below 10.75% (a “Cash Management Debt Yield Trigger Event”) (tested at the end of each fiscal quarter), (v) a Material Tenant Trigger Event or (vi) a Master Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days, and the lender’s determination that such filing does not materially affect the borrower’s or the guarantors’ monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month DSCR being at least 1.40x for two consecutive fiscal quarters or the borrower has deposited with the lender a letter of credit or cash in an amount (such amount, the “Low DSCR Cure Deposit”) that, if applied to reduce the then outstanding principal balance, would result in a DSCR that is equal to or greater than 1.40x, (d) with respect to clause (iv) above, the pro forma debt yield being at least 10.75% for two consecutive quarters or the borrower has deposited with the lender a letter of credit or cash in an amount (such amount, the “Low Debt Yield Cure Deposit”) that, if applied to reduce the then outstanding principal balance, would result in a pro forma debt yield that is equal to or greater than 10.75%, (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event or (f) with respect to clause (vi) above, the cure of such Master Tenant Trigger Event.

A-3-63

Retail – Single Tenant	Loan #7	Cut-off Date Balance:	$50,000,000
Various, Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

A “Master Tenant” means individually and/or collectively, as the context may require, jointly and severally, U.S. Retail, Walgreen of Hawaii, LLC, Bond Drug Company of Illinois, LLC, Walgreen Louisiana Co, Inc., Walgreen of Puerto Rico, Inc., Walgreen Arizona Drug Co., Walgreens Store No. 7839, LLC and Walgreen Eastern Co Inc., together with their respective successors and permitted assigns under the Master Lease.

A “Master Tenant Trigger Event” means a period commencing upon the occurrence of (i) an event of default under a Master Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (ii) the Master Tenant “going dark”, vacating or ceasing to conduct business in the ordinary course with respect to 10% or more of its space; provided, however, this clause (ii) will not include such portion of the Walgreens Retail Portfolio Properties that (A) is currently the subject of a casualty, (B) is leased, licensed and/or subleased pursuant to agreements previously approved in writing by the lender or which are otherwise permitted under the Walgreens Retail Portfolio Whole Loan documents, (C) is currently subject to a temporary cessation of normal business operations due to an alteration of the improvements at the Walgreens Retail Portfolio Properties or (D) is currently subject to a temporary cessation of normal business operations due to force majeure delays, (iii) the Master Tenant announces or discloses publicly, its intention to relocate or vacate 10% or more of its Master Tenant space, (iv) 10% or more of the Master Tenant’s space is marketed for sublease by or on behalf of the Master Tenant, (v) commencing with the fiscal quarter ending February 28, 2026, the fixed charge coverage ratio of a parent entity of the Master Tenant (the “USR ABL Borrower”) is less than 1.0x for any fiscal quarter or (vi) an event of default under that certain loan (the “USR ABL Loan”) made to the USR ABL Borrower pursuant to that certain USR ABL credit agreement dated as of August 28, 2025 by and between certain parent entities of the Master Tenant and WFB (“USR ABL Administrative Agent”) pursuant to the USR ABL Loan documents and expiring upon (a) with respect to clause (i) above, a cure of the applicable event of default, (b) with respect to clause (ii) above, the applicable the Master Tenant re-commences its operations at its space or a portion thereof, such that it is no longer “dark”, and has not vacated or ceased to operate business at the Walgreens Retail Portfolio Properties or a portion thereof, or a partial release of the applicable Walgreens Retail Portfolio Properties occurs in accordance of the Walgreens Retail Portfolio Whole Loan documents, (c) with respect to clause (iii) above, the retraction by the Master Tenant of all announcements or disclosures of its intention to relocate or vacate any portion of its Master Tenant space or a partial release of the applicable Walgreens Retail Portfolio Properties occurs in accordance of the Walgreens Retail Portfolio Whole Loan documents, (d) with respect to clause (iv) above, the cessation of marketing efforts with respect to its Master Tenant space or a partial release of the applicable Walgreens Retail Portfolio Properties occurs in accordance of the Walgreens Retail Portfolio Whole Loan documents, (e) with respect to clause (v) above, fixed charge coverage ratio of the USR ABL Borrower is at least 1.0x for two consecutive fiscal quarters and (f) with respect to clause (vi) above, a cure of the event of default under the USR ABL Loan that is accepted or waived by USR ABL Administrative Agent.

A “Material Tenant” means any sublease that, together with its affiliates, either (a) leases no less than 20% of the total NRA of the Walgreens Retail Portfolio Properties, (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Walgreens Retail Portfolio Properties and/or (c) covers forty or more Walgreens Retail Portfolio Properties.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (ii) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (iii) except as permitted under the Walgreens Retail Portfolio Whole Loan documents, a Material Tenant lease being terminated in whole or in part or is no longer in full force and effect, (iv) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or substantially all of its space; provided, however, this clause (iv) will not include such portion of the Walgreens Retail Portfolio Property that (A) is currently the subject of a casualty, (B) is currently subject to a temporary cessation of normal business operations due to an alteration of the improvements at the Walgreens Retail Portfolio Properties or (C) is currently subject to a temporary cessation of normal business operations due to force majeure delays, (v) a Material Tenant announces or discloses publicly, its intention to relocate or vacate all or substantially all of its Material Tenant space or (vi) all or substantially all of a Material Tenant’s space is marketed for sublease or subleased by or on behalf of a Material Tenant and expiring upon (a) with respect to clause (iii), (iv), (v) or (vi) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Walgreens Retail Portfolio Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, a cure of the applicable event of default, (c) with respect to clause (ii) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (d) with respect to clause (iv) above and if the conditions in clause (i) above are not satisfied, the applicable Material Tenant re-commences its operations at its space or a portion thereof, such that it is no longer “dark”, and has not vacated or ceased to operate business at the Walgreens Retail Portfolio Properties or a portion thereof, (e) with respect to clause (v) above and if the conditions in clause (i) above are not satisfied, the retraction by the Material Tenant of all announcements or disclosures of its intention to relocate or vacate any portion of its Material Tenant space and (f) with respect to clause (vi) above and if the conditions in clause (i) above are not satisfied, the cessation of marketing efforts with respect to its Material Tenant space; provided that for each of the foregoing cures will be subject to the following conditions: (1) after giving effect to such cure, no Material Tenant Trigger Event will exist with respect to any Material Tenant, any Material Tenant lease or any lease guarantor with respect to any Material Tenant lease and (2) the borrower will have paid all of the lender’s costs incurred in connection with such cure (including reasonable attorneys’ fees).

Subordinate Debt. The Walgreens Retail Portfolio Properties also secure the Walgreens Retail Portfolio Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $178,500,000. The Walgreens Retail Portfolio Subordinate Companion Loan is coterminous with the Walgreens Retail Portfolio Whole Loan and accrues interest at a fixed rate per annum equal to 9.44566170868347%. The Walgreens Retail Portfolio Senior Loan is senior in right of payment to the Walgreens Retail Portfolio Subordinate Companion Loan. The holders of the promissory notes evidencing the Walgreens Retail Portfolio Whole Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Walgreens Retail Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Walgreens Retail Portfolio AB Whole Loan” in the prospectus.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV	Whole Loan Maturity Date LTV
Walgreens Retail Portfolio Subordinate Companion Loan	$178,500,000	9.44566170868347%	60	0	60	1.73x	13.2%	49.7%	49.7%

A-3-64

Retail – Single Tenant	Loan #7	Cut-off Date Balance:	$50,000,000
Various, Various	Walgreens Retail Portfolio	Cut-off Date LTV:	31.6%
		UW NCF DSCR:	3.34x
		UW NOI Debt Yield:	20.8%

Partial Release. The borrower may obtain a release of a Walgreens Retail Portfolio Property upon a bona fide sale to an affiliate or third party or, if requested by the borrower, an assignment of the lien to a new lender, subject to (i) timely advance notice (at least 10 business and not more than 90 days) of such sale, (ii) no event of default exists both immediately before and after such release, (iii) prepayment of the applicable release amount, which with respect to such Walgreens Retail Portfolio Property is the greater of (x) 100% of the net sale proceeds and (y) 125% of the allocated loan amount (including any yield maintenance premium if before the open prepayment date), (iv) delivery of jurisdiction-appropriate release/assignment documents at least five business days prior to the date or release, (v) a deed conveying the release property, (vi) preservation of SPE status after such release, (vii) a master lease amendment deleting the release property and reducing rent only by the allocated base rent, (viii) payment of the lender’s reasonable, out-of-pocket costs and fees, (ix) delivery of the final settlement statement and (x) if requested by the lender and post-release loan-to-value ratio would exceed 125%, a satisfactory REMIC opinion. Post-release, the pro forma debt yield on the remaining collateral must be equal to or greater than the partial release debt yield requirement (i.e. the greater of 13.1% and the prior pro forma level), with an option for the borrower to prepay additional principal (with any interest shortfall and yield maintenance, if applicable) to satisfy that test.

Terrorism Insurance. The Walgreens Retail Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Walgreens Retail Portfolio Properties, as well as business interruption insurance covering the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-65

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

A-3-66

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

A-3-67

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

A-3-68

Mortgage Loan No. 8 – South Brooklyn Multifamily Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		ZBNA		Single Asset/Portfolio:	Portfolio
Original Balance:		$46,150,000		Location:	Brooklyn, NY Various
Cut-off Date Balance:		$46,150,000		General Property Type:	Multifamily
% of Initial Pool Balance:		6.0%		Detailed Property Type:	Mid Rise
Loan Purpose:		Refinance/Acquisition		Title Vesting:	Fee
Borrower Sponsor:		Angelo Parlanti		Year Built/Renovated:	Various/2025
Guarantor:		Angelo Parlanti		Size:	384 Units
Mortgage Rate:		6.1750%		Cut-off Date Balance per Unit:	$120,182
Note Date:		10/29/2025		Maturity Date Balance per Unit:	$120,182
Maturity Date:		11/6/2030		Property Manager:	Self-Managed
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI(2):	$4,122,959
IO Period:		60 months		UW NCF:	$4,026,959
Seasoning:		1 month		UW NOI Debt Yield:	8.9%
Prepayment Provisions:		L(25),YM1(29),O(6)		UW NCF Debt Yield:	8.7%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NOI Debt Yield at Maturity:	8.9%
Additional Debt Type:		NAP		UW NCF DSCR:	1.39x
Additional Debt Balance:		NAP		Most Recent NOI(2):	$2,092,811 (Various Ann.)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(2):	$2,027,333 (Various)
				3rd Most Recent NOI(2):	$2,054,199 (Various)
				Most Recent Occupancy(3):	98.2% (10/22/2025)
Reserves(1)				2nd Most Recent Occupancy(2):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	NAV
RE Taxes:	$857,374	$126,565	NAP	Appraised Value (as of)(4):	$63,400,000 (9/30/2025)
Insurance:	$30,000	$15,000	NAP	Appraised Value per Unit(4):	$165,104
Replacement Reserve:	$8,000	$8,000	NAP	Cut-off Date LTV Ratio(2)(4):	72.8%
				Maturity Date LTV Ratio(2)(4):	72.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$46,150,000	97.1%	Loan Payoff (3 Properties):	$25,371,268	53.4%
Borrower Sponsor Equity:	$1,181,712	2.5%	Purchase Price (2 Properties):	$20,000,000	42.1%
Seller Credits:	$212,964	0.4%	Closing Costs(5):	$1,278,034	2.7%
			Upfront Reserves:	$895,374	1.9%
Total Sources:	$47,544,676	100.0%	Total Uses:	$47,544,676	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Historical Net Operating Income (“NOI”) and occupancy data are not representative of the entire portfolio, as such information is unavailable for the 2911 Brighton 5th Street Property (as defined below) and the 230 73rd Street Property (as defined below), both of which were recently acquired as part of the South Brooklyn Multifamily Portfolio Mortgage Loan (as defined below). The increase in the historical NOI periods to the UW NOI is primarily driven by the inclusion of the two acquisition properties, which were not reflected in any of the historical operating periods.
(3)	Occupancy includes five superintendent occupied units that currently provide no rent.
(4)	The appraised value represents the “As-Portfolio” Appraised Value for the South Brooklyn Multifamily Portfolio Properties (as defined below) of $63,400,000 as of September 30, 2025, for which the appraisal gave a monetary benefit for the aggregation of the five South Brooklyn Multifamily Portfolio Properties (as defined below). Without such portfolio benefit, the sum of each of the South Brooklyn Multifamily Portfolio Properties appraised values is $60,900,000 as of September 24, 2025 through September 30, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” value (without such as portfolio monetary benefit) are 75.8% and 75.8%, respectively. Notably, no individual South Brooklyn Multifamily Portfolio Property (as defined below) is permitted to be released pursuant to the South Brooklyn Multifamily Portfolio Mortgage Loan documents.
(5)	Closing Costs include an interest rate buydown of approximately $57,688.

The Mortgage Loan. The eighth largest mortgage loan (the “South Brooklyn Multifamily Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $46,150,000 and secured by a first-priority fee mortgage encumbering five, mid-rise style multifamily properties totaling 384 units located throughout Brooklyn, New York (individually, each a “South Brooklyn Multifamily Portfolio Property” and collectively the “South Brooklyn Multifamily Portfolio Properties”). The South Brooklyn Multifamily Portfolio Mortgage Loan has a five-year interest-only term and accrues interest at a fixed rate of 6.1750% per annum on an Actual/360 basis.

The Borrowers and the Borrower Sponsor. The borrowers for the South Brooklyn Multifamily Portfolio Mortgage Loan are 2911 Brighton 5 LLC, 230 73 LLC, 6309 Bay Parkway LLC, 9302 Ridge LLC and 1302 Newkirk LLC, each a single-purpose entity and New York limited liability company, with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the South Brooklyn Multifamily Portfolio Mortgage Loan.

The borrower sponsor and non-recourse carve-out guarantor for the South Brooklyn Multifamily Portfolio Mortgage Loan is Angelo Parlanti. Mr. Parlanti has been actively acquiring multifamily properties since the early 2010s and is a locally focused owner-operator, currently managing a portfolio of over 500 apartment units across Brooklyn, New York. The South Brooklyn Multifamily Portfolio Mortgage Loan is fully recourse to the borrowers and borrower sponsor up to $4,230,000.

A-3-69

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

The Properties. The South Brooklyn Multifamily Portfolio Properties comprise five Class B, fully rent stabilized multifamily properties located within approximately 8 miles of one another in Brooklyn, New York. The South Brooklyn Multifamily Portfolio Properties encompass a 106-unit (the “2911 Brighton 5th Street Property”), a 59-unit (the “230 73rd Street Property”), an 82-unit (the “6309 Bay Parkway Property”), a 47-unit (the “9302 Ridge Boulevard Property”), and a 90-unit (the “1302 Newkirk Avenue Property”) multifamily building.

The 2911 Brighton 5th Street Property is located within a ten-minute walk to Brighton Beach and the Brighton Beach subway station (B, Q lines). The 230 73rd Street Property is within walking distance to Owl’s Head Park (eleven-minute walk) and the 9302 Ridge Boulevard Property is within walking distance to the Bay Ridge–95th Street subway station (R line), a seven-minute walk. The 6309 Bay Parkway Property is located within 0.5 miles from Seth Low Playground and the 1302 Newkirk Avenue Property is located within 0.2 miles from Newkirk Plaza, with access to the B and Q subway lines.

The borrower sponsor acquired two of the three South Brooklyn Multifamily Portfolio Properties being refinanced (the 9302 Ridge Boulevard Property and the 1302 Newkirk Avenue Property) in September 2011 and January 2016, respectively for approximately $32.7 million in total. The borrower sponsor inherited the 6309 Bay Parkway Property, which is being refinanced, in 2010 from his father with an original estimated purchase price of approximately $5.9 million. The two acquisition properties (the 2911 Brighton 5th Street Property and the 230 73rd Street Property) went under contract by the borrower sponsor in June of 2025 for a total price of $20,000,000. As of October 22, 2025, the 384 residential unit South Brooklyn Multifamily Portfolio Properties reflected a 98.2% physical occupancy rate, in the aggregate.

Over the past 12 months the borrower sponsor has invested approximately $1,500,000 in capital improvement projects for the three properties being refinanced and approximately $250,000 in preemptive capital improvement projects for the two properties being acquired, including, but not limited to, the roofs, exterior work, apartment renovations and landscaping.

The following table presents a portfolio summary of the South Brooklyn Multifamily Portfolio Properties:

Portfolio Summary (1)
Property Name	Year Built/ Renovated	Number of Units (2)	Occ. %(2)	Allocated Amount (“ALA”)	Appraised Value(3)	Underwritten Net Cash Flow	Monthly Average In-Place Rent per Unit (4)
2911 Brighton 5th Street Property	1963/2025	106	98.1%	$11,594,335	$15,300,000	$1,068,719	$1,578
1302 Newkirk Avenue Property	1931/2025	90	98.9%	$10,988,095	$14,500,000	$958,749	$1,621
6309 Bay Parkway Property	1927/2025	82	98.8%	$10,609,195	$14,000,000	$966,153	$1,549
230 73rd Street Property	1963/2025	59	96.6%	$7,047,537	$9,300,000	$536,387	$1,673
9302 Ridge Boulevard Property	1931/2025	47	97.8%	$5,910,837	$7,800,000	$496,952	$1,761
Total/Wtd. Avg.		384	98.2%	$46,150,000	$63,400,000	$4,026,959	$1,619
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 22, 2025. Non-revenue superintendent units and one professional office unit are included in unit count and occupancy.
(3)	The total represents the as portfolio value of $63,400,000 as of September 30, 2025, for which the appraisal gave a monetary benefit for the aggregation of the five South Brooklyn Multifamily Portfolio Properties. Without such portfolio benefit, the sum of each of the South Brooklyn Multifamily Portfolio Properties appraised values is $60,900,000 as of September 24, 2025 through September 30, 2025.
(4)	Monthly Average In-Place Rent per Unit is based on occupied units, excluding the non-revenue superintendent occupied units.

The following table presents the available historical occupancy at four of the South Brooklyn Multifamily Portfolio Properties:

Historical Occupancy(1)
Property Name	2022(1)	2023(1)	2024(1)	Current(2)
2911 Brighton 5th Street Property(3)	NAV	NAV	NAV	98.1%
1302 Newkirk Avenue Property	100.0%	100.0%	100.0%	98.9%
6309 Bay Parkway Property	100.0%	100.0%	100.0%	98.8%
230 73rd Street Property	98.3%	98.3%	98.3%	96.6%
9302 Ridge Boulevard Property	97.8%	97.8%	97.8%	97.8%

(1)	Source: Third Party Market Research Provider. Occupancy figures, other than current occupancy, are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated October 22, 2025. Non-revenue superintendent units and one professional office unit are included in unit count and occupancy.
(3)	The historical occupancy for the 2911 Brighton 5th Street Property was not made available by the seller and was not available from a third party market research provider.

A-3-70

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

2911 Brighton 5th Street Property. The 2911 Brighton 5th Street Property is a 106-unit, elevatored mid-rise multifamily property that consists of one, six-story apartment building built in 1963. The 2911 Brighton 5th Street Property features 106 rent-regulated residential units. As of October 22, 2025, the 2911 Brighton 5th Street Property was 98.1% occupied. Included in the unit mix is one non-revenue unit, which is currently occupied by the building’s superintendent and six Section 8 units. Amenities include a common laundry room and 22 parking spaces. The 2911 Brighton 5th Street Property is located in a flood zone.

2911 Brighton 5th Street Property Unit Mix(1)(2)
Unit Mix / Type(3)	Units(4)	Occupied Units(4)	Occ.% (4)	Average SF per Unit	Total SF	Monthly Average In- Place Rent per Unit(4)	Monthly Average Market Rent per Unit
One Bedroom	60	59	98.30%	746	44,762	$1,565	$2,250
Two Bedroom	45	44	97.80%	995	44,762	$1,595	$2,850
Total/Wtd. Avg.	105	103	98.10%	853	89,524	$1,578	$2,507
(1)	Source: Appraisal.
(2)	Excludes one non-revenue unit, which is occupied by the building’s superintendent.
(3)	All units at 2911 Brighton 5th Street Property are rent-stabilized
(4)	Based on the underwritten rent roll dated October 22, 2025.

1302 Newkirk Avenue Property. The 1302 Newkirk Avenue Property is a 90-unit, elevatored mid-rise multifamily property that consists of one, six-story apartment building built in 1931. The 1302 Newkirk Avenue Property features 89 rent-regulated residential units. As of October 22, 2025, the 1302 Newkirk Avenue Property was 98.9% occupied. Included in the unit mix is one non-revenue unit, which is currently occupied by the building’s superintendent. There is a professional office on the ground that is estimated to be 1,000 SF.

1302 Newkirk Avenue Property Unit Mix(1)(2)
Unit Mix / Type(3)	Units(4)	Occupied Units(4)	Occ.% (4)	Average SF per Unit	Total SF	Monthly Average In- Place Rent per Unit(4)	Monthly Average Market Rent per Unit
One Bedroom	62	61	98.4%	805	49,895	$1,561	$2,450
Two Bedroom	24	24	100.0%	1,073	25,752	$1,731	$3,250
Three Bedroom	2	2	100.0%	1,341	2,683	$2,131	$3,750
Total/Wtd. Avg.	88	87	98.9%	890	78,330	$1,621	$2,698
(1)	Source: Appraisal.
(2)	Excludes one non-revenue unit, which is occupied by the building’s superintendent and one professional office unit estimated to be 1,000 SF.
(3)	One (1), one-bedroom residential unit at the 1302 Newkirk Avenue Property is rent controlled, the remaining residential units are rent-stabilized.
(4)	Based on the underwritten rent roll dated October 22, 2025.

1302 Newkirk Avenue Property Commercial Tenancy(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Comm. Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
New York Modern LLC	NR/NR/NR	1,000	100.0%	$30,000	100.0%	$30.00	9/30/2030	N	N
(1)	Source: Appraisal.

6309 Bay Parkway Property. The 6309 Bay Parkway Property is a 82-unit, elevatored mid-rise multifamily property that consists of one, six-story apartment building built in 1927. The 6309 Bay Parkway Property features 82 rent-regulated residential units. As of October 22, 2025, the 6309 Bay Parkway Property was 98.8% occupied. Included in the unit mix is one non-revenue unit, which is currently occupied by the building’s superintendent.

6309 Bay Parkway Property Unit Mix(1)(2)
Unit Mix / Type(3)	Units(4)	Occupied Units(4)	Occ.% (4)	Average SF per Unit	Total SF	Monthly Average In- Place Rent per Unit(4)	Monthly Average Market Rent per Unit
Studio	6	6	100.0%	400	2,400	$1,271	$1,750
One Bedroom	58	58	100.0%	670	38,851	$1,530	$2,150
Two Bedroom	17	16	94.1%	948	16,121	$1,721	$2,550
Total/Wtd. Avg.	81	80	98.8%	708	57,372	$1,549	$2,204
(1)	Source: Appraisal.
(2)	Excludes one non-revenue unit, which is occupied by the building’s superintendent.
(3)	All units at the 6309 Bay Parkway Property are rent-stabilized
(4)	Based on the underwritten rent roll dated October 22, 2025.

A-3-71

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

230 73rd Street Property. The 230 73rd Street Property is a 59-unit, elevatored mid-rise multifamily property that consists of one, six-story apartment building built in 1963. The 230 73rd Street Property features 59 rent-regulated residential units. As of October 22, 2025, the 230 73rd Street Property was 96.6% occupied. Included in the unit mix is one non-revenue unit, which is currently occupied by the building’s superintendent. Amenities include a common laundry room and 9 parking spaces. The 230 73rd Street Property also generates income through an antenna lease.

230 73rd Street Property Unit Mix(1)(2)
Unit Mix / Type(3)	Units(4)	Occupied Units(4)	Occ.% (4)	Average SF per Unit	Total SF	Monthly Average In- Place Rent per Unit(4)	Monthly Average Market Rent per Unit
One Bedroom	46	44	95.7%	686	31,543	$1,637	$2,200
Two Bedroom	12	12	100.0%	914	10,971	$1,808	$2,700
Total/Wtd. Avg.	58	56	96.6%	733	42,514	$1,673	$2,303
(1)	Source: Appraisal.
(2)	Excludes one non-revenue unit, which is occupied by the building’s superintendent.
(3)	All units at the 230 73rd Street Property are rent-stabilized.
(4)	Based on the underwritten rent roll dated October 22, 2025.

9302 Ridge Boulevard Property. The 9302 Ridge Boulevard Property is a 47-unit, elevatored mid-rise multifamily property that consists of one, six-story apartment building built in 1931. The 9302 Ridge Boulevard Property features 47 rent-regulated residential units. As of October 22, 2025, the 9302 Ridge Boulevard Property was 97.8% occupied. Included in the unit mix is one non-revenue unit, which is currently occupied by the building’s superintendent.

9302 Ridge Boulevard Property Unit Mix(1)(2)
Unit Mix / Type(3)	Units(4)	Occupied Units(4)	Occ.% (4)	Average SF per Unit	Total SF	Monthly Average In- Place Rent per Unit(4)	Monthly Average Market Rent per Unit
One Bedroom	36	35	97.2%	720	25,916	$1,705	$2,150
Two Bedroom	9	9	100.0%	1,016	9,147	$2,014	$2,900
Three Bedroom	1	1	100.0%	1,270	1,270	$1,420	$3,750
Total/Wtd. Avg.	46	45	97.8%	790	36,333	$1,761	$2,332
(1)	Source: Appraisal.
(2)	Excludes one non-revenue unit, which is occupied by the building’s superintendent.
(3)	All units at the 9302 Ridge Boulevard Property are rent-stabilized
(4)	Based on the underwritten rent roll dated October 22, 2025.

The Markets. The 2911 Brighton 5th Street Property is located in Brooklyn, Kings County, New York, approximately 12.9 miles southwest of John F. Kennedy International Airport. It is 0.4 miles north of the Riegelmann Boardwalk, a designated Scenic Landmark since 2018. The 230 73rd Street and 9302 Ridge Boulevard Properties are located in Bay Ridge, approximately 1.1 miles apart from each other, with the 230 73rd Street Property within 0.5 miles of Owl’s Head Park and the 9302 Ridge Boulevard Property within 0.3 miles of the Bay Ridge–95th Street subway station. The 6309 Bay Parkway and 1302 Newkirk Avenue Properties are situated in central Brooklyn, approximately 1.8 miles apart, with the 6309 Bay Parkway Property within 0.5 miles of Seth Low Playground and the 1302 Newkirk Avenue Property within 0.2 miles from Newkirk Plaza that has access to the B and Q subway lines. According to the appraisal, total employment in the New York Metro has increased by 2.5% since 2019, with 64.2% of current employment within the white-collar sector, which includes sectors such as administrative support, management/business/financial, professional, and sales and sales related.

According to a third-party market research report, the 2911 Brighton 5th Street Property is situated within the South Shore Brooklyn multifamily market, and as of October 21, 2025, the submarket reported total multifamily inventory of approximately 29,658 units with a 1.1% vacancy rate and average monthly asking rents of $2,106 per unit. The South Shore Brooklyn multifamily submarket vacancy rate has not surpassed 2.1% since 2013. Furthermore, the 230 73rd Street Property, 6309 Bay Parkway Property and the 9302 Ridge Boulevard Property are situated in the Southwest Brooklyn multifamily submarket, and as of October 21, 2024, the submarket reported total multifamily inventory of approximately 39,310 units with a 1.4% vacancy rate and average monthly asking rents of $1,769 per unit. The Southwest Brooklyn multifamily submarket vacancy rate has not surpassed 2.7% since 2013. The 1302 Newkirk Avenue Property is situated within the Flatbush multifamily submarket, and as of October 21, 2025, the submarket reported total multifamily inventory of approximately 62,318 units with a 1.4% vacancy rate and average monthly asking rents of $2,092 per unit. The submarket vacancy rate has not surpassed 2.2% since 2013.

A-3-72

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

The following table presents information regarding the appraiser’s concluded market rents for the South Brooklyn Multifamily Portfolio Properties:

Market Rental Rate Conclusion(1)
Property Name / Location	Unit Type	Market Rent Monthly	Market Rent PSF per Month
2911 Brighton 5th Street Brooklyn, NY	One Bedroom Two Bedroom	$2,250 $2,850	$36.19 $34.38
230 73rd Street Brooklyn, NY	One Bedroom Two Bedroom	$2,200 $2,700	$38.50 $35.44
6309 Bay Parkway Brooklyn, NY	Studio One Bedroom Two Bedroom	$1,750 $2,150 $2,550	$52.50 $38.52 $32.27
9302 Ridge Boulevard Brooklyn, NY	One Bedroom Two Bedroom Three Bedroom	$2,150 $2,900 $3,750	$35.84 $34.24 $35.42
1302 Newkirk Avenue Brooklyn, NY	One Bedroom Two Bedroom Three Bedroom Office(2)	$2,450 $3,250 $3,750 $30,000(2)	$36.53 $36.35 $33.55 $30.00
(1)	Source: Appraisal.
(2)	Based on the Appraiser’s concluded yearly commercial market rent

Appraisal. The appraisal concluded to an “as-is” value for the 2911 Brighton 5th Street Property of $15,300,000 as of September 30, 2025, an “as-is” value for the 230 73rd Street Property of $9,300,000 as of September 30, 2025, an “as-is” value for the 6309 Bay Parkway Property of $14,000,000 as of September 25, 2025, an “as-is” value for the 9302 Ridge Boulevard Property of $7,800,000 as of September 25, 2025, and an “as-is” value for the 1302 Newkirk Avenue Property of $14,500,000 as of September 24, 2025, which in total sum to $60,900,000. The appraiser also provided a portfolio appraisal which had an “as-portfolio” value of $63,400,000 as of September 30, 2025. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” value (without such as portfolio monetary benefit) are 75.8% and 75.8%, respectively. Notably, no individual South Brooklyn Multifamily Portfolio Property are permitted to be released pursuant to the South Brooklyn Multifamily Portfolio Mortgage Loan documents.

Environmental Matters. According to the Phase I environmental site assessments dated October 3, 2025 through October 8, 2025 there were no recognized environmental conditions at the South Brooklyn Multifamily Portfolio Properties.

A-3-73

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the South Brooklyn Multifamily Portfolio Properties:

Cash Flow Analysis
	2022(1)	2023(1)	2024(1)	8/31/2025 TTM(1)	UW(1)	UW Per Unit
Gross Potential Rent(2)	$3,269,789	$3,384,856	$3,407,331	$3,652,051	$7,358,861	$19,164
Parking Income	$0	$0	$0	$0	$92,913	$242
Laundry Income	$0	$0	$0	$0	$27,163	$71
Other Income(3)	$0	$0	$0	$0	$28,430	$74
Net Rental Income	$3,269,789	$3,384,856	$3,407,331	$3,652,051	$7,507,367	$19,550
Less Vacancy, Concessions & Credit Loss	$0	$0	$0	$0	($165,826)(4)	($432)
Effective Gross Income	$3,269,789	$3,384,856	$3,407,331	$3,652,051	$7,341,540	$19,119
Real Estate Taxes	$737,728	$703,886	$718,904	$733,048	$1,446,458	$3,767
Insurance	$145,570	$123,660	$152,953	$221,903	$498,320	$1,298
Utilities	$455,249	$431,692	$445,763	$478,862	$790,517	$2,059
Repairs & Maintenance	$67,803	$28,269	$17,478	$74,590	$192,000	$500
Management Fee	$7,850	$0	$0	$4,240	$220,246	$574
Payroll & Benefits	$46,066	$43,150	$44,900	$46,597	$57,600	$150
General & Administrative	$0	$0	$0	$0	$13,440	$35
Total Operating Expenses	$1,460,266	$1,330,657	$1,379,998	$1,559,240	$3,218,582	$8,382
Net Operating Income	$1,809,523	$2,054,199	$2,027,333	$2,092,811	$4,122,959	$10,737
Replacement Reserves	$0	$0	$0	$0	$96,000	$250
Net Cash Flow	$1,809,523	$2,054,199	$2,027,333	$2,092,811	$4,026,959	$10,487
Occupancy (%)	NAV(1)	NAV(1)	NAV(1)	NAV(1)	98.3%(4)
NOI DSCR	0.63x(1)	0.71x(1)	0.70x(1)	0.72x(1)	1.43x
NCF DSCR	0.63x(1)	0.71x(1)	0.70x(1)	0.72x(1)	1.39x
NOI Debt Yield	3.9%(1)	4.5%(1)	4.4%(1)	4.5%(1)	8.9%
NCF Debt Yield	3.9%(1)	4.5%(1)	4.4%(1)	4.5%(1)	8.7%

(1)	Historical cash flows and occupancy data are not representative of the entire portfolio, as such information is unavailable for the 2911 Brighton 5th Street Property and the 230 73rd Street Property, both of which were acquired as part of this South Brooklyn Multifamily Portfolio Mortgage Loan financing. As such, only available data for the 6309 Bay Parkway Property, the 9302 Ridge Boulevard Property and the 1302 Newkirk Avenue Property, thereby skewing the DSCR and Debt Yield downwards. The increase in Net Operating Income from the historical periods to the UW Net Operating Income is primarily driven by income from the two acquisition properties. Please refer to “The Properties” section above for additional details.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated October 22, 2025 and includes professional office rent.
(3)	Other Income is comprised of actual contractual per the antenna lease.
(4)	Based on the underwritten rent roll dated October 22, 2025 and represents the underwritten economic occupancy. The South Brooklyn Multifamily Portfolio Properties were 98.2% leased as of October 22, 2025.

Escrows and Reserves. As of the date of origination of the South Brooklyn Multifamily Portfolio Mortgage Loan, the borrowers were required to deposit (i) $857,374 in a real estate tax reserve account, (ii) $30,000 in a property insurance reserve account and (iii) $8,000 in a replacement reserve account. Certain reserves may have been drawn upon between the time of origination and the Cut-off Date.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $126,565).

Insurance Reserve – The borrowers are required to deposit into a property insurance reserve, on a monthly basis in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such premiums at least 30 days prior to the expiration of the policies (initially approximately $15,000).

Replacement Reserve – The South Brooklyn Multifamily Portfolio Mortgage Loan documents require ongoing monthly replacement reserve deposits of $8,000 for replacements, which the lender may require the borrowers to increase (not more than once per year) upon 30 days’ notice to the borrowers if the lender reasonably determines such increase is necessary to maintain the proper operation of the South Brooklyn Multifamily Portfolio Properties.

Lockbox and Cash Management. The South Brooklyn Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Within 30 days from receipt of written notice from the lender that a Cash Trap Event Period (as defined below) has commenced, the borrowers are required to, among other things, (i) execute a deposit account control agreement to establish a deposit account with a clearing bank and (ii) send executed letters directing all commercial tenants to deposit all sums due under their respective leases directly into such deposit account. During the continuance of a Cash Trap Event Period, all funds in the deposit account are required to be swept periodically to a lender-controlled cash management account. If the borrowers or property manager receive any rents or income directly, each is required to deposit such amounts into the deposit account within two business days of receipt. So long as a Cash Trap Event Period is in effect, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such a Cash Trap Event Period is continuing.

A-3-74

Multifamily – Mid Rise	Loan #8	Cut-off Date Balance:	$46,150,000
Various	South Brooklyn Multifamily Portfolio	Cut-off Date LTV:	72.8%
Brooklyn, NY Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.9%

A “Cash Trap Event Period” will commence upon the occurrence of any of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt yield (“NCF DY”) falling below 7.25% (tested quarterly); or
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.10x.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and the lender’s acceptance of such cure;
●	with regard to clause (ii), the NCF DY being equal to or greater than 7.50% for two consecutive calendar quarters; or
●	with regard to clause (iii), the NCF DSCR being equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. The South Brooklyn Multifamily Portfolio Properties are self-managed by the borrower sponsor.

Terrorism Insurance. The South Brooklyn Multifamily Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the South Brooklyn Multifamily Portfolio Properties except for the 1302 Newkirk Avenue Property, for which the lender has accepted the applicable policies without terrorism coverage until the renewal of the current policy term (such policy term ends on January 16, 2026). The South Brooklyn Multifamily Portfolio Mortgage Loan is recourse for losses arising out of or in connection with uninsured damage to the South Brooklyn Multifamily Portfolio Properties resulting from terrorism. Additionally, the South Brooklyn Multifamily Portfolio Mortgage Loan documents require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 60-day extended period of indemnity with respect to all South Brooklyn Multifamily Portfolio Properties except for the 9302 Ridge Boulevard Property, which such property has a 90-day extended period of indemnity. The South Brooklyn Multifamily Portfolio Mortgage Loan is recourse for losses arising out of or in connection with the failure to maintain loss of rents and/or business interruption insurance containing an extended period of indemnity endorsement for 180 days. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-75

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$35,000,000
1 Crossgates Mall Road	Crossgates Mall	Cut-off Date LTV:	36.8%
Albany, NY 12203		UW NCF DSCR:	2.68x
		UW NOI Debt Yield:	25.2%

A-3-76

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$35,000,000
1 Crossgates Mall Road	Crossgates Mall	Cut-off Date LTV:	36.8%
Albany, NY 12203		UW NCF DSCR:	2.68x
		UW NOI Debt Yield:	25.2%

A-3-77

Mortgage Loan No. 9 – Crossgates Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$35,000,000			Location:	Albany, NY 12203
Cut-off Date Balance(1):	$35,000,000			General Property Type:	Retail
% of Initial Pool Balance:	4.5%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors(2):	Various			Year Built/Renovated:	1983, 1994 and 2013-2015/NAP
Guarantors(2):	Various			Size(7):	1,504,884 SF
Mortgage Rate(3):	8.5000%			Cut-off Date Balance PSF(1):	$70
Note Date:	11/18/2025			Maturity Date Balance PSF(1):	$70
Maturity Date:	12/6/2030			Property Manager:	Pyramid Management Group, LLC
Term to Maturity:	60 months				(borrower related)
Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$26,438,944
Prepayment Provisions(4):	L(24),D(29),O(7)			UW NCF:	$24,256,862
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield(1):	25.2%
Additional Debt Type(1):	Pari Passu/B-Note/Mezzanine			UW NCF Debt Yield(1):	23.1%
Additional Debt Balance(1):	$70,000,000/$68,000,000/$20,000,000			UW NOI Debt Yield at Maturity(1):	25.2%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR(1):	2.68x
				Most Recent NOI:	$24,774,961 (6/30/2025 TTM)
				2nd Most Recent NOI:	$23,739,347 (12/31/2024)
Reserves(5)				3rd Most Recent NOI:	$24,328,734 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(8):	89.1% (10/31/2025)
RE Taxes:	$1,388,393	$347,098	NAP	2nd Most Recent Occupancy:	88.3% (12/31/2024)
Insurance:	$0	$71,798	NAP	3rd Most Recent Occupancy:	91.3% (12/31/2023)
Replacement Reserve:	$0	$25,081	NAP	Appraised Value (as of):	$285,000,000 (10/7/2025)
TI/LC Reserve:	$2,000,000	$156,759	NAP	Appraised Value PSF:	$189
TATILC Reserve:	$3,625,903	$0	NAP	Cut-off Date LTV Ratio(1):	36.8%
Other Reserves(6):	$1,443,776	Springing	NAP	Maturity Date LTV Ratio(1):	36.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$105,000,000	49.6%	Loan Payoff:	$164,000,540	77.4%
Subordinate Loan Amount:	$68,000,000	32.1%	Conversion(9):	$35,000,000	16.5%
Mezzanine Loan Amount(9):	$20,000,000	9.4%	Upfront Reserves:	$8,458,072	4.0%
Borrower Sponsor Equity(9):	$18,771,062	8.9%	Closing Costs:	$4,312,451	2.0%
Total Sources	$211,771,062	100.0%	Total Uses	$211,771,062	100.0%

(1)	The Crossgates Mall Mortgage Loan (as defined below) is part of the Crossgates Mall Whole Loan (as defined below) evidenced by (i) six senior pari passu promissory notes with an aggregate original principal balance of $105,000,000 and (ii) one subordinate note with an original principal balance of $68,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Crossgates Mall Senior Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the Crossgates Mall Whole Loan are $115, $115, 15.3%, 14.0%, 15.3%, 1.30x, 60.7% and 60.7%, respectively. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the Crossgates Mall Whole Loan and the Crossgates Mall Mezzanine Loan (as defined below) are $128, $128, 13.7%, 12.6%, 13.7%, 1.07x, 67.7% and 67.7%, respectively.
(2)	See “The Borrower and the Borrower Sponsors” below for further details.
(3)	Mortgage Rate represents the per annum interest rate associated with the Crossgates Mall Senior Loan. The per annum interest rate associated with the Crossgates Mall Trust Subordinate Companion Loan (as defined below) is 14.0000% and the weighted average per annum interest rate for the Crossgates Mall Whole Loan is 10.6618497109827%.
(4)	Defeasance of the Crossgates Mall Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the WFCM 2025-5C7 securitization trust in December 2025. The actual defeasance lockout period may be longer.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	Other Reserves consists of (i) an upfront reserve with respect to the outstanding free rents, rent abatements or other rent concessions, (ii) a springing monthly Material Tenant (as defined below) reserve and (iii) a springing monthly debt service coverage ratio (“DSCR”) trigger suspension funds reserve. See “Escrows and Reserves” and “Lockbox and Cash Management” below for further details.
(7)	Size does not include Macy’s (200,000 SF), which is tenant-owned.
(8)	Includes specialty tenants (143,829 SF).
(9)	The conversion amount of $35.0 million was used to convert (i) $20.0 million into the Crossgates Mall Mezzanine Loan and (ii) $15.0 million into Borrower Sponsor Equity.

The Mortgage Loan. The ninth largest mortgage loan (the “Crossgates Mall Mortgage Loan”) is part of a whole loan evidenced by six pari passu senior promissory notes in the aggregate original principal amount of $105,000,000 (the “Crossgates Mall Senior Loan”) and a subordinate B-Note in the original principal amount of $68,000,000 that is subordinate to the Crossgates Mall Senior Loan (the “Crossgates Mall Trust Subordinate Companion Loan”, and together with the Crossgates Mall Senior Loan, the “Crossgates Mall Whole Loan”). The Crossgates Mall Whole Loan is secured by the borrower’s first priority fee interest in a super regional mall located in Albany, New York (the “Crossgates Mall Property”). The Crossgates Mall Mortgage Loan is evidenced by the non-controlling Note A-2 and Note A-3, with an aggregate original principal balance of $35,000,000. The Crossgates Mall Whole Loan will be

A-3-78

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$35,000,000
1 Crossgates Mall Road	Crossgates Mall	Cut-off Date LTV:	36.8%
Albany, NY 12203		UW NCF DSCR:	2.68x
		UW NOI Debt Yield:	25.2%

serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C7 transaction until such time Note A-1 is securitized after which it will be serviced pursuant to the securitization trust to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift AB Whole Loan—The Crossgates Malls Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loan” in the prospectus.

The table below identifies the promissory notes that comprise the Crossgates Mall Whole Loan:

Crossgates Mall Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1(1)	$55,000,000	$55,000,000	UBS AG	No
A-2	$25,000,000	$25,000,000	WFCM 2025-5C7	No
A-3	$10,000,000	$10,000,000	WFCM 2025-5C7	No
A-4(1)	$5,000,000	$5,000,000	UBS AG	No
A-5(1)	$5,000,000	$5,000,000	UBS AG	No
A-6(1)	$5,000,000	$5,000,000	UBS AG	No
Senior Loan	$105,000,000	$105,000,000
B(2)	$68,000,000	$68,000,000	WFCM 2025-5C7 (loan-specific certificates)	Yes(3)
Whole Loan	$173,000,000	$173,000,000

(1)	Expected to be contributed to one or more future securitization trust(s).
(2)	Note B serves as collateral only with respect to the loan-specific certificates related to Crossgates Mall Trust Subordinate Companion Loan (the “Crossgates Mall Loan-Specific Certificates”). The Crossgates Mall Trust Subordinate Companion Loan is not part of the pool of mortgage loans securing the WFCM 2025-5C7 pooled certificates. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift AB Whole Loans—The Crossgates Mall Whole Loan” in the prospectus.
(3)	Pursuant to the related the co-lender agreement, the holder of Note B is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under such agreement, in which case Note A-1 will become the controlling noteholder. For so long as the Crossgates Mall Trust Subordinate Companion Loan is included in the WFCM 2025-5C7 securitization and no control appraisal event has occurred, such rights will be exercised by the controlling class representative of the WFCM 2025-5C7 Crossgates Mall Loan-Specific Certificates.

The Borrower and the Borrower Sponsors. The borrower under the Crossgates Mall Whole Loan is XG Mall Company, LLC, a Delaware limited liability company and single purpose entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Crossgates Mall Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Madeira Associates, Bruce A. Kenan, Andrew M. Von Deak, Bruce A. Kenan Living Trust, Leonard Leveen Revocable Trust, Donald W. Hollings, Jr. 2003 Revocable Trust, Joseph Stockwell, Gary L. Dower, 2018 Tuozzolo CPT Trust and The Robert J. Congel Amended and Restated Declaration of Trust, as amended.

The Property. The Crossgates Mall Property is a 1,504,884 SF super regional mall property located in Albany, New York. The Crossgates Mall Property was built in 1983 with expansions in 1994 and from 2013 to 2015. The Crossgates Mall Property consist of a two- and three-story enclosed mall situated on a 109.93-acre site with 6,469 surface parking spaces (4.30 spaces per owned 1,000 SF). The Crossgates Mall Property is anchored by J.C. Penney, Regal Crossgates 18, Dick’s Sporting Goods, Inc. (“Dick’s Sporting Goods”), Best Buy and Going Going Gone and shadow anchored by Macy’s (200,000 SF). Macy’s is under separate ownership and is not part of the collateral for the Crossgates Mall Whole Loan. Macy’s serves as a non-collateral shadow anchor of the Crossgates Mall Property. Notable tenants at the Crossgates Mall Property include Apple, REI, Regal Crossgates 18, Primark, H&M, Zara, lululemon athletica, Aeropostale, American Eagle Outfitters, Gap/Gap Kids, Old Navy, Banana Republic, Bath & Body Works, Express and Five Below.

As of October 31, 2025, the Crossgates Mall Property was 89.1% leased including specialty tenants. From 2019 through 2024, the borrower sponsors spent approximately $4.7 million on capital improvements at the Crossgates Mall Property including new mall entrances, upgraded soft seating areas, interior and exterior landscaping, enhanced lighting features, updated signage, and new floor tile.

Major Tenants. The three largest tenants based on SF are J.C. Penney, Regal Crossgates 18 and Dick’s Sporting Goods.

J.C. Penney (179,964 SF; 12.0% of NRA; 2.6% of underwritten annual rent). Founded in 1902, J.C. Penney is a retailer of apparel, home, jewelry, and beauty merchandise. J.C. Penney has a portfolio of private and national brands of quality and value including private brands like Liz Claiborne®, Stafford®, okie dokie™, and Worthington™. J.C. Penney stores provide many services outside of apparel, including salon, optical, portrait, and in-store events at the kids zone or suit up shopping experiences with students from colleges and universities across the country. J.C. Penney has been a tenant at the Crossgates Mall Property since July 1994.

Regal Crossgates 18 (100,000 SF; 6.6% of NRA; 3.8% of underwritten annual rent). Regal (aka Regal Entertainment Group), a subsidiary of the British company Cineworld Group, is an American movie theater chain founded in 1989 and is headquartered in Knoxville, Tennessee. After being acquired by Cineworld Group in 2018, it became the second largest movie theater chain in the world, consisting of 5,774 screens in 425 theatres in 41 states along with the District of Columbia and Guam as of May 31, 2024. Regal Crossgates 18 has been a tenant at the Crossgates Mall Property since July 1997.

Dick’s Sporting Goods (80,000 SF; 5.3% of NRA; 3.2% of underwritten annual rent). Dick’s Sporting Goods (Moody’s/S&P: Baa2/BBB) founded and incorporated in 1948 in New York is a leading omnichannel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of February 1, 2025, Dick’s Sporting Goods operated 723 Dick’s Sporting Goods locations across the United States. Dick’s Sporting Goods has been a tenant at the Crossgates Mall Property since November 2009.

A-3-79

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$35,000,000
1 Crossgates Mall Road	Crossgates Mall	Cut-off Date LTV:	36.8%
Albany, NY 12203		UW NCF DSCR:	2.68x
		UW NOI Debt Yield:	25.2%

The following table presents certain information relating to the tenancy at the Crossgates Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	TTM 5/31/2025 Sales $	Sales PSF	Occ Cost %	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
J.C. Penney	NR/NR/NR	179,964	12.0%	$670,217	2.6%	$3.72	$8,503,194	$47	9.4%	5/31/2028	4 x 5 yrs	N
Regal Crossgates 18	NR/NR/NR	100,000	6.6%	$1,000,000	3.8%	$10.00	$6,779,893	$68	14.7%	12/31/2028	1 x 5 yrs	N
Dick's Sporting Goods	Baa2/NR/BBB	80,000	5.3%	$840,000	3.2%	$10.50	$21,071,582	$263	8.1%	1/31/2030	3 x 5 yrs	N
APEX Entertainment Center	NR/NR/NR	50,030	3.3%	$577,500	2.2%	$11.54	$2,808,017	$56	31.0%	12/17/2029	2 x 5 yrs	N
Best Buy	A3/NR/BBB+	50,000	3.3%	$965,500	3.7%	$19.31	$82,000,000	$1,640	1.5%	3/31/2030	3 x 5 yrs	N
Going Going Gone	NR/NR/NR	50,000	3.3%	$468,293	1.8%	$9.37	$7,400,000	$148	6.3%	1/31/2030	1 x 5 yrs	N
Primark	NR/NR/NR	45,992	3.1%	$915,133	3.5%	$19.90	$14,400,000	$313	6.4%	1/31/2034	3 x 5 yrs	N
Zara	NR/NR/NR	33,376	2.2%	$958,044	3.7%	$28.70	$5,601,017	$168	17.5%	1/31/2028	1 x 5 yrs	N
Dave & Buster's	NR/NR/NR	33,154	2.2%	$882,559	3.4%	$26.62	$9,408,052	$284	14.3%	8/23/2028	3 x 5 yrs	N
Ashley Furniture(3)	NR/NR/NR	33,045	2.2%	$267,474	1.0%	$8.09	$0	$0	0.0%	5/14/2036	None	N
Major Tenants Subtotal/Wtd. Avg.		655,561	43.6%	$7,544,720	29.0%	$11.51

Other Tenants		541,804	36.0%	$18,498,100	71.0%	$34.14
Occupied Subtotal/Wtd. Avg.		1,197,365	79.6%	$26,042,820	100.0%	$21.75

Vacant Space(4)		307,519	20.4%
Total/Wtd. Avg.		1,504,884	100.0%

(1)	Information is based on the underwritten rent roll dated October 31, 2025, with contractual rent steps totaling $373,305 through November 30, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Ashley Furniture recently signed its lease and has an expected opening date of May 2026.
(4)	Includes specialty tenants (143,829 SF).

The following table presents certain information relating to the lease rollover schedule at the Crossgates Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	8	28,451	1.9%	1.9%	$1,552,724	6.0%	6.0%	$54.58
2026	18	88,554	5.9%	7.8%	$2,499,266	9.6%	15.6%	$28.22
2027	17	96,218	6.4%	14.2%	$3,207,999	12.3%	27.9%	$33.34
2028	27	425,324	28.3%	42.4%	$7,086,117	27.2%	55.1%	$16.66
2029	11	103,201	6.9%	49.3%	$1,952,094	7.5%	62.6%	$18.92
2030	12	207,190	13.8%	63.1%	$3,807,149	14.6%	77.2%	$18.38
2031	10	49,757	3.3%	66.4%	$1,496,144	5.7%	82.9%	$30.07
2032	6	24,910	1.7%	68.0%	$978,369	3.8%	86.7%	$39.28
2033	1	5,768	0.4%	68.4%	$160,180	0.6%	87.3%	$27.77
2034	10	90,925	6.0%	74.4%	$2,362,436	9.1%	96.4%	$25.98
2035	4	13,472	0.9%	75.3%	$451,070	1.7%	98.1%	$33.48
2036 & Thereafter(3)	4	63,595	4.2%	79.6%	$489,271	1.9%	100.0%	$7.69
Vacant(4)	0	307,519	20.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	128	1,504,884	100.0%		$26,042,820	100.0%		$21.75

(1)	Information is based on the underwritten rent roll dated October 31, 2025, with contractual rent steps totaling $373,305 through November 30, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes Ashley Furniture, which has recently signed its lease and has an expected opening date of May 2026.
(4)	Includes specialty tenants (143,829 SF).

The Market. The Crossgates Mall Property is located in Albany, New York. The city of Albany borders Schenectady County, New York, including the towns of Princetown and Rotterdam on the northern and western edges as well as the towns of Berne, Colonie and New Scotland. Albany is the state capital of New York and is located approximately 150 miles north of New York City and approximately 235 miles south of Montreal, Canada. The Crossgates Mall Property is located at the intersection of Interstates 87 and 90. Adjacent land uses include retail, office, and residential. To the northwest across the

A-3-80

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$35,000,000
1 Crossgates Mall Road	Crossgates Mall	Cut-off Date LTV:	36.8%
Albany, NY 12203		UW NCF DSCR:	2.68x
		UW NOI Debt Yield:	25.2%

Washington Avenue Extension, is Crossgates Commons, a two-story, 690,000 SF power center anchored by Home Depot and Walmart. To the east of the Crossgates Mall Property, across Interstate 87, are several office buildings as well as Stuyvesant Plaza, a 235,000 SF, lifestyle center. The Crossgates Mall Property’s location, which includes both Crossgates Mall and Crossgates Commons, represents the dominant retail hub for the Albany metro area. According to a third-party market research report, the Crossgates Mall experiences a high traffic count paired with strong visibility with approximately 42,092 daily vehicles at the intersection of US 20 and Church Road.

According to a third-party market research report, the Crossgates Mall Property is located in the Albany - NY retail market within the W Outer Albany County retail submarket. As of October 2025, W Outer Albany County retail submarket contained 6,751,996 SF of retail inventory space with an average rent of $22.93 PSF and a vacancy rate of 5.7%. As of year-end 2024, the W Outer Albany County retail submarket contained 6,751,918 SF of retail inventory space with an average rent of $22.62 and a vacancy rate of 5.6%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Crossgates Mall Property is 6,204, 55,795 and 159,519, respectively, and the estimated 2025 average household income within the same radii is $109,678, $111,482 and $109,804, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Crossgates Mall Property:

Competitive Property Summary (1)
Property Name/Location	Detailed Property Type	Year Built/ Renovated	Total GLA (SF)	Anchor Tenant	Anchor GLA (SF)	Lease Date/Term (Years)	Annual Base Rent PSF	Lease Type
Crossgates Mall 1 Crossgates Mall Road Albany, NY	Super Regional Mall	1983, 1994 and 2013-2015/NAP	1,504,884(2)	J.C. Penney(2)	179,964(2)	Jul-94/33.8(2)	$3.72(2)	Net(2)
Market32 Plaza 1355 New Scotland Road Slingerlands, NY	Neighborhood Center	1998/2021	95,433	Market 32 (Price Chopper)	73,743	Jun-23/13.0	$14.49	NAV
Walden Galleria 1 Walden Galleria Buffalo, NY	Super Regional Center/Mall	1989/2013	1,448,003	Primark	47,668	Aug-22/10.0	$18.75	Modified Gross
Station Twelve 3097 Sheridan Drive Amherst, NY	Community Center	2002/2022	230,240	At Home	79,860	Jul-22/10.0	$9.00	Net
Burlington Coat Factory 402-436 Balltown Road Schenectady, NY	Community Center	1976/NAP	NAV	Burlington	26,041	Jan-21/10.0	$13.50	Net
Staples 24 Maxwell Drive NY	Freestanding	2008/NAP	20,388	Staples	20,388	Mar-19/5.0	$17.50	Net
Latham Center 221 Wade Road Extension Latham, NY	Power Center	2004/NAP	22,827	Michaels Stores	22,827	Jan-19/10.0	$12.50	Net
Harbor Freight 1617 U.S. 9 Clifton Park, NY	Freestanding Retail Store	NAV	15,000	Harbor Freight	15,000	Oct-17/10.0	$16.10	Net

(1)	Information is based on the appraisal.
(2)	Information is based on the underwritten rent roll dated October 31, 2025 and excludes Macy’s (200,000 SF), which is tenant-owned.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Crossgates Mall Property:

Market Rent Summary(1)
Tenant Category	Market Rent	Lease Term (Years)	Lease Type	Escalations
0 - 1,000 SF	$120.00	5.0	Modified	1.0% per year
1,001 - 2,500 SF	$50.00	5.0	Modified	1.0% per year
2,501 - 5,000 SF	$35.00	5.0	Modified	1.0% per year
5,001 - 7,500 SF	$34.00	5.0	Modified	1.0% per year
7,501 - 10,000 SF	$33.00	5.0	Modified	1.0% per year
Over 10,000 SF	$25.00	5.0	Modified	1.0% per year
Jewelry	$80.00	5.0	Modified	1.0% per year
Restaurants	$25.00	5.0	Modified	1.0% per year
Food Court	$175.00	10.0	Modified	2.5% per year
Kiosks	$500.00	5.0	Modified	2.5% per year
Majors	$15.00	10.0	Gross	10.0% in year 6
Majors - 3rd Level	$14.00	10.0	Gross	10.0% in year 6
Cinema	$18.00	10.0	Gross	10.0% in year 6
Anchors	$3.00	10.0	Gross	10.0% in year 6

(1)	Information is based on the appraisal.

A-3-81

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$35,000,000
1 Crossgates Mall Road	Crossgates Mall	Cut-off Date LTV:	36.8%
Albany, NY 12203		UW NCF DSCR:	2.68x
		UW NOI Debt Yield:	25.2%

Appraisal. The appraisal concluded to an “as-is” appraised value for the Crossgates Mall Property of $285,000,000 as of October 7, 2025.

Environmental Matters. According to the Phase I environmental report dated October 10, 2025, there was no evidence of any recognized environmental conditions at the Crossgates Mall Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Crossgates Mall Property:

Cash Flow Analysis
	2022	2023	2024	TTM 6/30/2025	UW	UW PSF
Base Rent(1)	$27,097,102	$26,340,556	$26,006,107	$25,514,777	$26,042,820	$17.31
Percentage Rent	1,141,916	1,127,799	1,418,601	1,376,525	1,678,893	1.12
Grossed Up Vacant Space	0	0	0	0	11,997,262	7.97
Gross Potential Rent	$28,239,019	$27,468,355	$27,424,708	$26,891,301	$39,718,975	$26.39
Other Income	3,498,149	3,609,421	3,367,027	3,203,256	3,203,256	2.13
Total Recoveries	9,065,703	8,858,033	7,321,446	9,116,812	9,110,720	6.05
Net Rental Income	$40,802,870	$39,935,809	$38,113,181	$39,211,369	$52,032,951	$34.58
(Vacancy & Credit Loss)	0	0	0	0	(11,997,262)	(7.97)
Effective Gross Income	$40,802,870	$39,935,809	$38,113,181	$39,211,369	$40,035,689	$26.60

Real Estate Taxes	$6,405,700	$6,268,217	$4,909,827	$4,890,157	$4,165,178	$2.77
Insurance	552,043	487,288	635,265	554,337	520,024	0.35
Management Fee	1,426,458	1,241,523	1,113,701	1,080,371	1,000,000	0.66
Other Operating Expenses	6,790,438	7,610,046	7,715,041	7,911,543	7,911,543	5.26
Total Expenses	$15,174,639	$15,607,075	$14,373,834	$14,436,408	$13,596,745	$9.04

Net Operating Income	$25,628,230	$24,328,734	$23,739,347	$24,774,961	$26,438,944	$17.57
Replacement Reserves	0	0	0	0	300,977	0.20
TI/LC	0	0	0	0	1,881,105	1.25
Net Cash Flow	$25,628,230	$24,328,734	$23,739,347	$24,774,961	$24,256,862	$16.12

Occupancy %(2)	90.4%	91.3%	88.3%	89.6%	75.4%
NOI DSCR(3)	2.83x	2.69x	2.62x	2.74x	2.92x
NCF DSCR(3)	2.83x	2.69x	2.62x	2.74x	2.68x
NOI Debt Yield(3)	24.4%	23.2%	22.6%	23.6%	25.2%
NCF Debt Yield(3)	24.4%	23.2%	22.6%	23.6%	23.1%

(1)	Information is based on the underwritten rent roll dated October 31, 2025, with contractual rent steps totaling $373,305 through November 30, 2026.
(2)	The UW Occupancy % represents the in-place economic occupancy. Historical occupancies represent physical occupancies. UW Occupancy % based on physical occupancy is 89.1% as of October 31, 2025 including specialty tenants (143,829 SF).
(3)	Based on the Crossgates Mall Senior Loan.

Escrows and Reserves.

Real Estate Taxes – The Crossgates Mall Whole Loan documents require an upfront deposit of approximately $1,388,393 and ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially approximately $347,098.

Insurance – The Crossgates Mall Whole Loan documents require an ongoing monthly insurance reserve in an amount equal to approximately $71,798 commencing on January 6, 2026 through August 6, 2026 and thereafter 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, any and all monthly deposits will be waived to the extent that the insurance requirements under the Crossgates Mall Whole Loan documents are satisfied pursuant to a blanket policy in that (i) such blanket policy is maintained in full force and effect, (ii) the insurance premiums for such blanket policy are not paid in installments or financed and (iii) not less than 15 days prior to the expiration date of such blanket policy, the borrower provides the lender with (a)(1) a certificate of insurance evidencing the renewal of such blanket policy or (2) a certificate of insurance evidencing a new blanket policy approved by the lender and (b) evidence reasonably satisfactory to the lender of the payment in full of the insurance premiums then due thereunder. Notwithstanding the foregoing, there is currently no blanket policy in place.

Replacement Reserve – The Crossgates Mall Whole Loan documents require an ongoing monthly replacement reserve deposit of approximately $25,081.

TI/LC Reserve – The Crossgates Mall Whole Loan documents require an upfront deposit of $2,000,000 and an ongoing monthly tenant improvements and leasing reserve deposit of approximately $156,759.

Rent Concession Funds – The Crossgates Mall Whole Loan documents require an upfront deposit of $1,443,776 with respect to the outstanding free rents, rent abatements or other rent concessions.

A-3-82

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$35,000,000
1 Crossgates Mall Road	Crossgates Mall	Cut-off Date LTV:	36.8%
Albany, NY 12203		UW NCF DSCR:	2.68x
		UW NOI Debt Yield:	25.2%

TATILC Reserves – The Crossgates Mall Whole Loan documents require an upfront deposit of $3,625,903 with respect to the outstanding tenant allowances, tenant improvements and leasing commissions.

DSCR Trigger Suspension Funds – If the borrower elects to suspend a Cash Sweep DSCR Trigger Event (as defined below), the borrower will have the right to deposit with or deliver to the lender an amount in cash or a letter of credit (as more particularly described below) that, if applied to pay down the then current outstanding principal balance of the Crossgates Mall Whole Loan, would cause the DSCR to equal at least 1.25x (the “DSCR Trigger Suspension Payment”), to be held as additional collateral for the Crossgates Mall Whole Loan.

Lockbox / Cash Management. The Crossgates Mall Whole Loan is structured with a hard lockbox and in-place cash management. Rents from the Crossgates Mall Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within two business days of receipt. All funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Crossgates Mall Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Crossgates Mall Whole Loan and the Crossgates Mall Mezzanine Loan, operating expenses, accrued management fees, as applicable, and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant rollover reserve (subject to a cap of $220,000 in any calendar month prior to the occurrence of either (i) a redemption in full of CGML Member, LLC’s (“CGML Member”) interest as class B member in the joint venture between CGML Member and XG Pyramid JV LLC (“Pyramid Member”), or (ii) a foreclosure by the Mezzanine Lender (as defined below), after which there shall be no cap, (b) if a Shadow Anchor Trigger Event (as defined below) has occurred and is continuing, to the TI/LC reserve account, (c) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account, (d) if an event of default under the Crossgates Mall Mezzanine Loan documents has occurred, to the Mezzanine Lender, in accordance with the Crossgates Mall Mezzanine Loan documents or (e) if none of the above have occurred and are continuing, to an account designated by the borrower.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Crossgates Mall Whole Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the key principals or the property manager or (iii) a Cash Sweep DSCR Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, either the filing being discharged, stayed or dismissed within 45 days or, if such bankruptcy action relates to a guarantor, such guarantor is replaced in compliance with the Crossgates Mall Whole Loan documents; provided, that the borrower is then in compliance with the single purpose covenants set forth in the Crossgates Mall Whole Loan documents or (c) with respect to clause (iii) above, the DSCR is at least 1.30x for one calendar quarter (without taking into account any DSCR Trigger Suspension Payment or any DSCR Trigger Suspension Renewal Payment(s) (as defined below).

A “Cash Sweep DSCR Trigger Event” means that, as of any date on which the lender determines the DSCR, the DSCR falling below 1.25x; provided, however, that, so long as no other Cash Sweep Trigger Event is continuing, the borrower will have the right to suspend a Cash Sweep DSCR Trigger Event by delivering notice to the lender, within five days after notice from the lender that the DSCR was less than 1.25x as of the applicable date of determination (such notice from the lender, a “DSCR Trigger Notice”), of its intent to deposit, the DSCR Trigger Suspension Payment, and thereafter depositing with the lender, within 15 days after the borrower’s receipt of such DSCR Trigger Notice, the DSCR Trigger Suspension Payment in accordance with the Crossgates Mall Whole Loan documents; and provided, further that, on any date after the date upon which DSCR Trigger Suspension Funds are initially deposited into the DSCR Trigger Suspension Funds account in accordance with the Crossgates Mall Whole Loan documents on which the lender determines the DSCR is less than 1.25x (taking into account any DSCR Trigger Suspension Payment plus any DSCR Trigger Suspension Renewal Payment(s) (as defined below) that lender is then holding), the borrower will have the right (but not the obligation) to continue to suspend the Cash Sweep DSCR Trigger Event by delivering notice to the lender, within five days after notice from the lender that the DSCR was less than 1.25x (taking into account any DSCR Trigger Suspension Payment plus any DSCR Trigger Suspension Renewal Payment(s) then being held by the lender) (each such notice from the lender, a “Subsequent DSCR Trigger Notice”), as of the applicable date of determination, of its intent to deposit an additional DSCR Trigger Suspension Renewal Payment, and thereafter depositing with the lender, within 15 days after the borrower’s receipt of such Subsequent DSCR Trigger Notice, the DSCR Trigger Suspension Renewal Payment in accordance with the Crossgates Mall Whole Loan documents.

A “DSCR Trigger Suspension Renewal Payment” means an additional letter of credit or cash in an amount equal to the DSCR Trigger Suspension amount as of such date of determination, less the amount of any previously deposited or delivered DSCR Trigger Suspension Payment and DSCR Trigger Suspension Renewal Payment(s) then being held by the lender.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving written notice to the borrower of its intention to terminate or not extend its Material Tenant lease, (ii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease, such Material Tenant does not give such notice, (iii) a monetary or material non-monetary event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (iv) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (v) a Material Tenant lease being terminated with respect to 20% or more of the applicable Material Tenant space or is no longer in full force and effect, (vi) a Material Tenant “going dark”, vacating or ceasing to conduct business in the ordinary course with respect to 20% or more of its space, (vii) a Material Tenant announces or discloses publicly, its intention to relocate or vacate 20% or more of its space or (viii) 20% or more of a Material Tenant’s space is marketed for sublease by or on behalf of a Material Tenant and expiring upon (a) with respect to clause (i), (ii), (v), (vi), (vii) or (viii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Crossgates Mall Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, the revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) with respect to clause (iii) above, a cure of the applicable event of default, (d) with respect to clause (iv) above, (w) the dismissal of the applicable bankruptcy action with prejudice, (x) the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease, (y) the assumption of the applicable Material Tenant lease by a third party in a manner reasonably satisfactory to lender and the payment in full of all related rents and other amounts due under such Material Tenant lease or (z) if applicable, the discharge or dismissal of the applicable lease guarantor from the bankruptcy action, (e) with respect to clause (vi) above and if the conditions in clause (i) above are not satisfied, the applicable Material Tenant re-commences its operations at its space or a portion thereof, such that it is no longer “dark”, and has not vacated or ceased to operate business at the Crossgates Mall Property or a portion thereof, (f) with respect to clause (vii) above and if the conditions in clause (i) above are not satisfied, the retraction by the Material Tenant of all announcements or disclosures of its intention to relocate or vacate any portion of its Material Tenant space and (g) with respect to clause (viii) above and if the conditions in clause (i) above are not satisfied, the cessation of marketing efforts with respect to its Material Tenant space.

A-3-83

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$35,000,000
1 Crossgates Mall Road	Crossgates Mall	Cut-off Date LTV:	36.8%
Albany, NY 12203		UW NCF DSCR:	2.68x
		UW NOI Debt Yield:	25.2%

A “Material Tenant” means (i) J.C. Penney, (ii) Dick’s Sporting Goods, (iii) Regal Crossgates 18, (iv) Best Buy or (v) any tenant at the Crossgates Mall Property that, together with its affiliates, either (a) leases no less than 5.0% of the total rentable square footage of the Crossgates Mall Property or (b) accounts for (or would account for) no less than 5.0% of the total in-place base rent at the Crossgates Mall Property.

A “Shadow Anchor Trigger Event” means (i) a default by Macy’s under the construction, operating and reciprocal easement agreement as further detailed in the Crossgates Mall Whole Loan documents, (ii) any bankruptcy action involving Macy’s or (iii) Macy’s “going dark”, vacating, ceasing to occupy or discontinuing its operations at the parcel adjacent to the Crossgates Mall Property currently occupied by Macy’s or a portion thereof and expiring upon the DSCR being at least 1.30x for two consecutive calendar quarters.

Subordinate Debt. The Crossgates Mall Property also secures the Crossgates Mall Trust Subordinate Companion Loan, which has a Cut-off Date principal balance of $68,000,000. The Crossgates Mall Trust Subordinate Companion Loan is coterminous with the Crossgates Mall Senior Loan and accrues interest at a fixed rate per annum equal to 14.0000%. The Crossgates Mall Senior Loan is senior in right of payment to the Crossgates Mall Trust Subordinate Companion Loan to the extent set forth in the related co-lender agreement. The holders of the promissory notes evidencing the Crossgates Mall Whole Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Crossgates Mall Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Serviced AB Whole Loans—The Crossgates Mall Whole Loan” in the prospectus.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV	Whole Loan Maturity Date LTV
Crossgates Mall Trust Subordinate Companion Loan	$68,000,000	14.0000%	60	0	60	1.30x	15.3%	60.7%	60.7%

Mezzanine Loan and Preferred Equity. Concurrently with the funding of the Crossgates Mall Whole Loan, CGML Lender, LLC (the “Mezzanine Lender”) funded a mezzanine loan in the amount of $20,000,000 to be secured by the mezzanine borrower’s interests in the borrower as collateral for the Crossgates Mall mezzanine loan (the “Crossgates Mall Mezzanine Loan”). The Crossgates Mall Mezzanine Loan is coterminous with the Crossgates Mall Whole Loan. The Crossgates Mall Mezzanine Loan accrues interest at a rate of 20.0000% per annum to be paid as part of each monthly debt service payment amount and is interest-only through the loan term. A mezzanine intercreditor agreement was executed at loan origination. At repayment or prepayment of the Crossgates Mall Mezzanine Loan, the mezzanine borrower is also required to make a payment of interest generally equal to 2.0 times the balance of such loan, less the aggregate amount of interest actually paid by such borrower over the term of such loan.

Mezzanine Loan Summary
	Mezzanine Original Principal Balance	Mezzanine Interest Rate	Mezzanine Loan Term (mos.)	Mezzanine Amortization Term (mos.)	Mezzanine IO Period (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI DY	Total Debt Cut-off Date LTV Ratio	Total Debt Maturity Date LTV Ratio
Crossgates Mall Mezzanine Loan	$20,000,000	20.0000%	60	0	60	1.07x	13.7%	67.7%	67.7%

Concurrently with the funding of the Crossgates Mall Whole Loan, CGML Owner, LLC (predecessor in interest to CGML Member as the class B member under the joint venture with the Pyramid Member) made a $15,000,000 capital contribution to a parent of the borrower. The class B member interest has a 35% per annum rate of return, compounded monthly. Upon redemption, the class B member will be entitled to a payment generally equal to 2.5 times the capital contributions made by the class B member, less any distributions to the class B member of available cash flow and any distributions of amounts received on account of certain liquidation events at the 35% per annum rate of return.

Terrorism Insurance. The Crossgates Mall Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Crossgates Mall Property, as well as business interruption insurance covering the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-84

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,000,000
Various	Cedarbrook & Oak Lane Apartments	Cut-off Date LTV:	59.4%
Baton Rouge, LA Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	12.9%

A-3-85

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,000,000
Various	Cedarbrook & Oak Lane Apartments	Cut-off Date LTV:	59.4%
Baton Rouge, LA Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	12.9%

A-3-86

Mortgage Loan No. 10 – Cedarbrook & Oak Lane Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		CREFI		Single Asset/Portfolio:	Portfolio
Original Balance:		$25,000,000		Location:	Baton Rouge, LA Various
Cut-off Date Balance:		$25,000,000		General Property Type:	Multifamily
% of Initial Pool Balance:		3.2%		Detailed Property Type:	Garden
Loan Purpose:		Refinance		Title Vesting:	Fee
Borrower Sponsor:		Israel Rosenberg		Year Built/Renovated(2):	Various/2024
Guarantor:		Israel Rosenberg		Size:	411 Units
Mortgage Rate:		6.3900%		Cut-off Date Balance per Unit:	$60,827
Note Date:		11/5/2025		Maturity Date Balance per Unit:	$60,827
Maturity Date:		11/6/2030		Property Manager:	Vered Management LLC
Term to Maturity:		60 months			(borrower-related)
Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI:	$3,223,465
Seasoning:		1 month		UW NCF:	$3,120,715
Prepayment Provisions:		L(25),D(28),O(7)		UW NOI Debt Yield:	12.9%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NCF Debt Yield:	12.5%
Additional Debt Type:		NAP		UW NOI Debt Yield at Maturity:	12.9%
Additional Debt Balance:		NAP		UW NCF DSCR:	1.93x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI:	$3,136,524 (9/30/2025 TTM)
				2nd Most Recent NOI:	$2,665,084 (12/31/2024)
				3rd Most Recent NOI:	$1,406,720 (12/31/2023)
				Most Recent Occupancy:	95.1% (10/6/2025)
Reserves(1)				2nd Most Recent Occupancy:	92.8% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	67.3% (12/31/2023)
RE Taxes:	$177,043	$16,095	NAP	Appraised Value (as of):	$42,100,000 (9/9/2025)
Insurance:	$63,098	$31,549	NAP	Appraised Value per Unit:	$102,433
Replacement Reserve:	$0	$8,563	NAP	Cut-off Date LTV Ratio:	59.4%
Deferred Maintenance:	$360,891	$0	NAP	Maturity Date LTV Ratio:	59.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$25,000,000	100.0%	Loan Payoff:	$19,556,107	78.2%
			Return of Equity:	$3,786,190	15.1%
			Closing Costs:	$1,056,671	4.2%
			Upfront Reserves:	$601,032	2.4%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

(1)	See “Escrows and Reserves” below.
(2)	See “The Properties” below.

The Mortgage Loan. The tenth largest mortgage loan (the “Cedarbrook & Oak Lane Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,000,000 and secured by the borrowers’ fee simple interests in a portfolio of two garden-style multifamily properties, totaling 411 units, located in Baton Rouge, Louisiana (the “Cedarbrook & Oak Lane Apartments Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are Cedarbrook Apartments LLC and Oak Lane Apartments LLC, each a Delaware limited liability company and each a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cedarbrook & Oak Lane Apartments Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Israel Rosenberg of Vered Equities LLC (“Vered Equities”). Vered Equities is a vertically integrated real estate company that specializes in the acquisition, renovation, management, and disposition of multifamily properties across the United States. As a vertically integrated company, Vered Equities features its own due diligence team, construction team, property management division, and asset expertise. The Vered Equities portfolio is comprised of 567 multifamily units located across New York and Louisiana.

A-3-87

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,000,000
Various	Cedarbrook & Oak Lane Apartments	Cut-off Date LTV:	59.4%
Baton Rouge, LA Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	12.9%

The Properties. The Cedarbrook & Oak Lane Apartments Properties are comprised of two garden-style, multifamily properties, totaling 411 units, located approximately 3.1 miles apart in Baton Rouge, Louisiana.

The following table presents certain information relating to the Cedarbrook & Oak Lane Apartment Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	# of Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)
Cedarbrook Apartments	Baton Rouge, LA	1976 / 2024	208	94.7%	$13,750,000	55.0%	$1,769,421	54.9%	$22,900,000
Oak Lane Apartments	Baton Rouge, LA	1975 / 2024	203	95.6%	$11,250,000	45.0%	$1,454,044	45.1%	$19,200,000
Total/ Wtd. Avg			411	95.1%	$25,000,000	100.0%	$3,223,465	100.0%	$42,100,000

(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated October 6, 2025.

Cedarbrook Apartments

The Cedarbrook Apartments property is a 208-unit garden-style multifamily property located at 1860 Boulevard De Province in Baton Rouge, Louisiana (the “Cedarbrook Apartments Property”). The Cedarbrook Apartments Property was originally constructed in 1976, most recently renovated in 2024, and is comprised of 32 two-story apartment buildings that are situated on an approximately 9.60-acre site. Recent renovations at the Cedarbrook Apartments Property were completed from 2021 to 2024, totaled $5,730,800, and included kitchen appliances, kitchen upgrades, bathroom upgrades, painting/drywall, plumbing/electrical/drain lines, common area upgrades, new HVAC units, parking area repairs and exterior maintenance/pool repairs. Furthermore, in 2025, the borrower sponsor completed additional capital improvements to common areas totaling $701,990. Community amenities at the Cedarbrook Apartments Property include two swimming pools, a fitness center, two laundry facilities, and a leasing office. The Cedarbrook Apartments Property also features 342 parking spaces, resulting in a parking ratio of 1.64 spaces per unit.

The Cedarbrook Apartments Property unit mix is comprised of 104 one-bedroom units, 84 two-bedroom units, 16 three-bedroom units, and four four-bedroom units. Unit amenities include standard appliances, vinyl flooring, and patio/balconies. As of October 6, 2025, the Cedarbrook Apartments Property was 94.7% leased.

The following table presents certain information relating to the unit mix at the Cedarbrook Apartments Property:

Cedarbrook Apartments Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1BR/1BA	104	93	89.4%	740	$940	$940
2BR/1BA	56	56	100.0%	900	$1,022	$1,025
2BR/1.5BA	28	28	100.0%	1,000	$1,077	$1,100
3BR/2BA	16	16	100.0%	1,460	$1,344	$1,350
4BR/2BA	4	4	100.0%	1,550	$1,445	$1,450
Total/Wtd. Avg.	208	197	94.7%	889	$1,026	$1,026

(1)	Based on the underwritten rent roll dated October 6, 2025.
(2)	Monthly Average Rent per Unit is based on Occupied Units.
(3)	Source: Appraisals.

Oak Lane Apartments

The Oak Lane Apartments property is a 203-unit garden-style multifamily property located at 11440 and 11445 Bard Avenue in Baton Rouge, Louisiana (the “Oak Lane Apartments Property”). The Oak Lane Apartments Property was originally constructed in 1975, most recently renovated in 2024, and is comprised of 30 two- and three-story apartment buildings that are situated on an approximately 7.98-acre site. Recent renovations at the Oak Lane Apartments Property were completed from 2021 to 2024, totaled $7,549,225, and included kitchen appliances, kitchen upgrades, bathroom upgrades, painting/drywall, plumbing/electrical/drain lines, common area upgrades, roofing, new HVAC units, parking area repairs, exterior maintenance and new windows. Community amenities at the Oak Lane Apartments Property include a fitness center, two laundry facilities, and a leasing office. The Oak Lane Apartments Property also features 252 parking spaces, resulting in a parking ratio of 1.24 spaces per unit.

The Oak Lane Apartments Property unit mix is comprised of 84 one-bedroom units, 107 two-bedroom units, and 12 three-bedroom units. Unit amenities include standard kitchen appliances, fireplaces, patio/balconies, and in unit washer / dryers for the three-bedroom units. As of October 6, 2025, the Oak Lane Apartments Property was 95.6% leased. As of such date the Oak Lane Apartments Property had five Section 8 tenants.

A-3-88

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,000,000
Various	Cedarbrook & Oak Lane Apartments	Cut-off Date LTV:	59.4%
Baton Rouge, LA Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	12.9%

The following table presents certain information relating to the unit mix at the Oak Lane Apartments Property:

Oak Lane Apartments Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1BR/1BA	23	21	91.3%	660	$852	$850
1BR/1.5BA/Loft	61	57	93.4%	720	$845	$875
2BR/1BA	14	14	100.0%	906	$936	$930
2BR/1.5BA/Loft	62	62	100.0%	1,133	$935	$950
2BR/2BA	31	28	90.3%	1,271	$1,010	$1,050
3BR/2BA/Townhouse	12	12	100.0%	1,475	$1,291	$1,305
Total/Wtd. Avg.	203	194	95.6%	981	$933	$951

(1)	Based on the underwritten rent roll dated October 6, 2025.
(2)	Monthly Average Rent per Unit is based on Occupied Units.
(3)	Source: Appraisals.

The Market. The Cedarbrook & Oak Lane Apartments Properties are located in Baton Rouge, Louisiana and are a part of the Baton Rouge metropolitan statistical area (the “Baton Rouge MSA”). Baton Rouge is the capital of Louisiana and is home to Louisiana State University (“LSU”), the LSU system’s flagship university and the state’s largest higher education institution. According to the appraisal, the city of Baton Rouge is considered a growing industrial, petrochemical, medical, research, motion picture, and technology center of the American South with major employers in the Baton Rouge MSA including Amazon, ExxonMobil, Shell, Dow Chemical Company, Lamar Advertising Company, and Raising Cane’s Chicken Fingers.

According to a third-party market research report, the Cedarbrook & Oak Lane Apartments Properties are located in the East Baton Rouge Parish multifamily submarket of the Baton Rouge MSA. As of June 19, 2025, the East Baton Rouge Parish multifamily submarket had an inventory of 12,374 units, a vacancy rate of 14.0%, and an average asking rental rate of $1,053 per unit.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Cedarbrook Apartments Property was 12,434, 87,436, and 164,345, respectively. The estimated 2024 average household income within the same radii was $75,647, $87,787, and $92,700, respectively. Furthermore, the estimated 2024 population within a one-, three- and five-mile radius of the Oak Lane Apartments Property was 9,322, 63,949, and 153,577, respectively. The estimated 2024 average household income within the same radii was $65,372, $80,279, and $84,991, respectively.

A-3-89

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,000,000
Various	Cedarbrook & Oak Lane Apartments	Cut-off Date LTV:	59.4%
Baton Rouge, LA Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	12.9%

The following table presents information regarding certain competitive properties to the Cedarbrook & Oak Lane Apartments Properties:

Competitive Rental Properties Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size (SF)	Average Rent Per Unit
Cedarbrook & Oak Lane Apartments	-	1975, 1976 / 2024	95.1%(2)	411(2)	1BR/1BA(2)	726	$924
					1BR/1.5BA/Loft(2)	720	$845
					2BR/1BA(2)	901	$1,005
					2BR/1.5BA(2)	1,000	$1,077
					2BR/1.5BA/Loft(2)	1,133	$935
					2BR/2BA(2)	1,271	$1,010
					3BR/2BA(2)	1,460	$1,344
					3BR/2BA/Townhouse(2)	1,475	$1,291
					4BR/2BA(2)	1,550	$1,445
Bella of Baton Rouge 1855 Boulevard De Province	0.2 mi	1973 / NAP	91.3%	215	1BD/1BA	660	$725
					2BD/1.5BA	990	$881
					2BD/1.5BA	1,010	$913
					2BD/1.5BA	1,050	$899
					2BD/2BA	930	$856
					2BD/2BA/Townhouse	990	$799
					2BD/2BA	1,040	$863
Afton Oaks 12074 Newcastle Avenue	0.4 mi	1983 / NAP	95.8%	284	Studio	425	$799
					1BD/1BA	530	$905
					1BD/1BA	690	$950
					1BD/1BA	720	$1,000
					2BD/1BA	825	$1,100
					2BD/2BA	952	$1,105
					2BD/2BA	1,040	$1,200
					3BD/2BA	1,103	$1,332
Spires of Sherwood 11888 Old Hammond Highway	0.7 mi	1973 / NAP	99.0%	124	2BD/1BA	864	$787
					2BD/1BA	1048	$917
					2BD/1BA	1,192	$1,025
					2BD/2BA	864	$1,100
					2BD/2BA	1,048	$1,200
					2BD/2BA	1,120	$1,025
					2BD/2BA	1,192	$1,025
					3BD/2BA	1,048	$1,090
					3BD/2BA	1,296	$1,250
					4BD/2BA	1,192	$1,287
Eden Point 11528 Old Hammond Highway	1.4 mi	1978 / NAP	84.5%	186	1BD/1BA	660	$755
					2BD/1.5BA	925	$931
					2BD/2BA	1000	$1,183
Acadian Place 855 South Flannery Road	1.6 mi	1973 / NAP	85.1%	120	2BD/1BA	960	$881
					2BD/1BA/Townhouse	1,040	$957
					3BD/2BA	1,240	$1,057
					3BD/2BA	1,375	$1,158
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated October 6, 2025.

A-3-90

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,000,000
Various	Cedarbrook & Oak Lane Apartments	Cut-off Date LTV:	59.4%
Baton Rouge, LA Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	12.9%

Appraisal. The appraisal concluded to an aggregate “as-is” value for the Cedarbrook & Oak Lane Apartments Properties of $42,100,000 as of September 9, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated between April 22, 2025 and April 23, 2025, there were no recognized environmental conditions at the Cedarbrook & Oak Lane Apartments Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Cedarbrook & Oak Lane Apartments Properties:

Cash Flow Analysis
	2022	2023	2024	9/30/2025 TTM	U/W	UW Per Unit
Base Rent	$1,086,849	$2,831,903	$4,261,347	$4,536,659	$4,595,760	$11,182
Potential Income from Vacant Units	$0	$0	$0	$0	$224,160	$545
Gross Potential Rent - Residential	$1,086,849	$2,831,903	$4,261,347	$4,536,659	$4,819,920	$11,727
Vacancy/Credit Loss	($21,579)	($148,728)	($97,805)	($43,945)	($327,206)	($796)
Other Income(1)	$62,382	$164,778	$220,754	$249,425	$249,425	$607
Effective Gross Income - Residential	$1,127,652	$2,847,952	$4,384,296	$4,742,139	$4,742,139	$11,538

Real Estate Taxes	$187,516	$187,516	$183,868	$181,766	$192,510	$468
Insurance	$367,869	$435,320	$474,659	$463,695	$360,562	$877
Management Fee	$33,830	$85,439	$131,529	$142,264	$142,264	$346
Payroll & Benefits	$343,199	$316,008	$339,960	$304,534	$304,534	$741
Other Operating Expenses(2)	$436,567	$416,950	$589,197	$513,355	$518,804	$1,262
Total Operating Expenses	$1,368,982	$1,441,232	$1,719,212	$1,605,614	$1,518,674	$3,695

Net Operating Income	($241,330)	$1,406,720	$2,665,084	$3,136,524	$3,223,465	$7,843
Replacement Reserves - Residential	$0	$0	$0	$0	$102,750	$250
Net Cash Flow	($241,330)	$1,406,720	$2,665,084	$3,136,524	$3,120,715	$7,593

Occupancy	46.3%	67.3%	92.8%	95.1%(3)	93.2%(4)
NOI DSCR	-0.15x	0.87x	1.65x	1.94x	1.99x
NCF DSCR	-0.15x	0.87x	1.65x	1.94x	1.93x
NOI Debt Yield	-1.0%	5.6%	10.7%	12.5%	12.9%
NCF Debt Yield	-1.0%	5.6%	10.7%	12.5%	12.5%
(1)	Other Income includes items such as pet fees, month to month, application fees, NSF fees, late fees.
(2)	Other Operating Expenses represents repairs and maintenance, utilities, and general and administrative expenses.
(3)	Based on the underwritten rent rolls dated October 6, 2025.
(4)	Represents economic occupancy.

Escrows and Reserves. At origination of the Cedarbrook & Oak Lane Apartments Mortgage Loan, the borrowers deposited approximately (i) $360,891 into a reserve for immediate repairs, (ii) $177,043 into a reserve account for real estate taxes, and (iii) $63,098 into a reserve account for insurance premiums.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $16,095).

Insurance Reserve –The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies (initially estimated to be approximately $31,549).

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $8,563.

Lockbox and Cash Management. The Cedarbrook & Oak Lane Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrowers or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all tenants at the Cedarbrook & Oak Lane Apartments Properties directing them to remit all payments into the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Cedarbrook & Oak Lane Apartments Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Cedarbrook & Oak Lane Apartments Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Cedarbrook & Oak Lane Apartments Mortgage Loan, unless a Trigger Period no longer exists, in which case they are to be disbursed to the borrowers. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Cedarbrook & Oak Lane Apartments Mortgage Loan documents, the lender may apply funds to the Cedarbrook & Oak Lane Apartments Mortgage Loan in such priority as it may determine.

A-3-91

Multifamily – Garden	Loan #10	Cut-off Date Balance:	$25,000,000
Various	Cedarbrook & Oak Lane Apartments	Cut-off Date LTV:	59.4%
Baton Rouge, LA Various		UW NCF DSCR:	1.93x
		UW NOI Debt Yield:	12.9%

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default under the Cedarbrook & Oak Lane Apartments Mortgage Loan documents and (ii) the debt service coverage ratio being less than 1.20x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Cedarbrook & Oak Lane Apartments Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The Cedarbrook & Oak Lane Apartments Properties are managed by Vered Management LLC, which is an affiliate of the borrowers.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance in an amount equal to the full replacement cost of the Cedarbrook & Oak Lane Apartments Properties and business interruption insurance for 12 months plus an extended period of indemnity of up to six months. Such insurance is required to include terrorism insurance coverage. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-92

Mortgage Loan No. 11 – Herbst Multifamily Portfolio #2

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		CREFI		Single Asset/Portfolio:	Portfolio
Original Balance:		$23,200,000		Location(2):	Various, NJ Various
Cut-off Date Balance:		$23,200,000		General Property Type:	Multifamily
% of Initial Pool Balance:		3.0%		Detailed Property Type(2):	Various
Loan Purpose:		Refinance		Title Vesting:	Fee
Borrower Sponsor:		Benjamin Herbst		Year Built/Renovated(2):	Various/NAP
Guarantor:		Benjamin Herbst		Size:	201 Units
Mortgage Rate:		6.5300%		Cut-off Date Balance per Unit:	$115,423
Note Date:		11/7/2025		Maturity Date Balance per Unit:	$115,423
Maturity Date:		12/6/2030		Property Manager:	Benjamin H. Realty Corp.
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$2,117,662
IO Period:		60 months		UW NCF:	$2,053,094
Seasoning:		0 months		UW NOI Debt Yield:	9.1%
Prepayment Provisions:		L(24),D(33),O(3)		UW NCF Debt Yield:	8.8%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NOI Debt Yield at Maturity:	9.1%
Additional Debt Type:		NAP		UW NCF DSCR:	1.34x
Additional Debt Balance:		NAP		Most Recent NOI:	$2,157,450 (7/31/2025 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$2,037,508 (12/31/2024)
				3rd Most Recent NOI:	$1,454,927 (12/31/2023)
				Most Recent Occupancy:	98.0% (10/1/2025)
Reserves				2nd Most Recent Occupancy:	97.7% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	96.9% (12/31/2023)
RE Taxes:	$219,409	$73,136	NAP	Appraised Value (as of)(3):	$36,000,000 (8/12/2025)
Insurance(1):	$0	Springing	NAP	Appraised Value per Unit:	$179,104
Replacement Reserve:	$0	$5,381	NAP	Cut-off Date LTV Ratio(3):	64.4%
Deferred Maintenance:	$336,781	$0	NAP	Maturity Date LTV Ratio(3):	64.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$23,200,000	100.0%	Loan Payoff:	$18,788,636	81.0%
			Return of Equity:	$3,248,430	14.0%
			Closing Costs:	$606,744	2.6%
			Upfront Reserves:	$556,190	2.4%
Total Sources:	$23,200,000	100.0%	Total Uses:	$23,200,000	100.0%

(1)	At the option of the lender, if the liability or casualty insurance policy maintained by the borrowers covering the Herbst Multifamily Portfolio #2 Properties (as defined below) does not constitute an approved blanket or umbrella policy pursuant to the Herbst Multifamily Portfolio #2 Mortgage Loan (as defined below) documents, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies upon the expiration thereof. At origination, a blanket policy was in place.
(2)	See “Portfolio Summary” below.
(3)	Appraised Value represents the “As-Portfolio” value of the Herbst Multifamily Portfolio #2 Properties, which includes a 4.2% portfolio premium, and is based on the assumption that the entire portfolio of Herbst Multifamily Portfolio #2 Properties is marketed to a single purchaser. Based on the aggregate “As-Is” appraised value of the Herbst Multifamily Portfolio #2 Properties of approximately $34,550,000, the Herbst Multifamily Portfolio #2 Mortgage Loan results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 67.1% and 67.1%, respectively.

The Mortgage Loan. The eleventh largest mortgage loan (the “Herbst Multifamily Portfolio #2 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,200,000 and secured by the borrowers’ fee simple interests in a portfolio of six mid-rise and low-rise multifamily properties, totaling 201 units, located in Orange and East Orange, New Jersey (the “Herbst Multifamily Portfolio #2 Properties”).

The Borrowers and the Borrower Sponsor. The borrowers are Zel Arlington LLC, Zel Summit LLC, Ben Lenox LLC, Tova Halstead LLC, Sarsim Arlington LLC, and Ben Highland LLC, each a New Jersey limited liability company and single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Herbst Multifamily Portfolio #2 Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Benjamin Herbst, a real estate professional with experience in property ownership, management, and acquisitions. Benjamin Herbst manages a portfolio of 36 buildings totaling 1,385 residential units, primarily located in Orange and East Orange, New Jersey.

A-3-93

Multifamily – Various	Loan #11	Cut-off Date Balance:	$23,200,000
Various	Herbst Multifamily Portfolio #2	Cut-off Date LTV:	64.4%
Various, NJ Various		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.1%

The Properties. The Herbst Multifamily Portfolio #2 Properties are comprised of six multifamily properties totaling 201 units, located within a 2.8-mile radius of each other in East Orange and Orange, New Jersey. The Herbst Multifamily Portfolio #2 Properties were built between 1910 and 1950, and have a unit mix of 11 studio units, 139 one-bedroom units, 49 two-bedroom units, and two three-bedroom units. All of the units in the Herbst Multifamily Portfolio #2 Properties are free market units, however, the Herbst Multifamily Portfolio #2 Properties are located in cities that have enacted limitations on annual rent increases. As of October 1, 2025, the Herbst Multifamily Portfolio #2 Properties were 98.0% leased with an average monthly rent of $1,553 per unit.

The following table presents certain information relating to the Herbst Multifamily Portfolio #2 Properties:

Portfolio Summary
Property Name	Location(1)	Property Subtype	Year Built / Renovated(1)	# of Units(2)	Occupancy(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	UW NOI(2)	% of UW NOI(2)	Appraised Value(1)(3)
The Hermitage	Orange, NJ	Mid Rise	1910 / NAP	81	96.3%	$10,100,000	43.5%	$917,692	43.3%	$15,000,000
The Eagle	East Orange, NJ	Mid Rise	1930 / NAP	33	100.0%	$3,650,000	15.7%	$332,994	15.7%	$5,300,000
The Allure	East Orange, NJ	Mid Rise	1950 / NAP	24	100.0%	$3,100,000	13.4%	$276,388	13.1%	$4,850,000
The Eminence	East Orange, NJ	Low Rise	1950 / NAP	25	100.0%	$2,475,000	10.7%	$230,550	10.9%	$3,600,000
The Grove	East Orange, NJ	Low Rise	1950 / NAP	21	100.0%	$2,150,000	9.3%	$203,317	9.6%	$3,200,000
The Oaks	East Orange, NJ	Mid Rise	1924 / NAP	17	94.1%	$1,725,000	7.4%	$156,721	7.4%	$2,600,000
Total/ Wtd. Avg				201	98.0%	$23,200,000	100.0%	$2,117,662	100.0%	$34,550,000

(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated October 1, 2025. Occupancy includes 4 superintendent units that are occupied but as to which no rent is attributable.
(3)	The Total Appraised Value represents the aggregate “As-Is” appraised value. The “As-Portfolio” appraised value, inclusive of a 4.2% portfolio premium, is $36,000,000.

A-3-94

Multifamily – Various	Loan #11	Cut-off Date Balance:	$23,200,000
Various	Herbst Multifamily Portfolio #2	Cut-off Date LTV:	64.4%
Various, NJ Various		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.1%

The following table presents certain information relating to the unit mix at the Herbst Multifamily Portfolio #2 Properties:

Portfolio Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit(1)	Average Monthly Market Rent Per Unit(2)
The Hermitage
Studio	10	12.3%	10	100.0%	600	$1,477	$1,500
1 BR/1 BA	61	75.3%	58	95.1%	750	$1,678	$1,750
2 BR/1 BA	10	12.3%	10	100.0%	900	$2,216	$2,250
Property Total / Wtd Avg.(3)	81	40.3%	78	96.3%	750	$1,715	$1,781
The Eagle
1 BR/1 BA	22	66.7%	22	100.0%	735	$1,457	$1,600
2 BR/1 BA	11	33.3%	11	100.0%	980	$1,727	$1,900
Property Total / Wtd Avg.(4)	33	16.4%	33	100.0%	817	$1,550	$1,700
The Allure
1 BR/1 BA	8	33.3%	8	100.0%	750	$1,457	$1,550
2 BR/1 BA	14	58.3%	14	100.0%	904	$1,754	$1,900
3 BR/1 BA	2	8.3%	2	100.0%	1,000	$2,050	$2,200
Property Total / Wtd Avg.(5)	24	11.9%	24	100.0%	860	$1,664	$1,808
The Eminence
1 BR/1 BA	25	100.0%	25	100.0%	750	$1,363	$1,550
Property Total / Wtd Avg.(6)	25	12.4%	25	100.0%	750	$1,363	$1,550
The Grove
Studio	1	4.8%	1	100.0%	620	$1,398	$1,350
1 BR/1 BA	14	66.7%	14	100.0%	750	$1,372	$1,550
2 BR/1 BA	6	28.6%	6	100.0%	892	$1,610	$1,900
Property Total / Wtd Avg.	21	10.4%	21	100.0%	784	$1,441	$1,640
The Oaks
1 BR/1 BA	9	52.9%	9	100.0%	750	$1,327	$1,550
2 BR/1 BA	8	47.1%	7	87.5%	950	$1,540	$1,900
Property Total / Wtd Avg.	17	8.5%	16	94.1%	844	$1,420	$1,715
Portfolio Total / Wtd Avg.(3)(4)(5)(6)	201	100.00%	197	98.0%	786	$1,584	$1,722
(1)	Based on the underwritten rent rolls dated October 1, 2025. Average Monthly Rent Per Unit is based on occupied units and excludes the superintendent units.
(2)	Source: Appraisals.
(3)	The Hermitage property includes one, two-bedroom superintendent unit that is occupied but as to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.
(4)	The Eagle property includes one, one-bedroom superintendent unit that is occupied but as to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.
(5)	The Allure property includes one, three-bedroom superintendent unit that is occupied but as to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.
(6)	The Eminence property includes one, one-bedroom superintendent unit that is occupied but as to which no rent is attributable. The superintendent unit is included in the total unit and occupancy count but is excluded from the Average Monthly Rent Per Unit.

The Market. The Herbst Multifamily Portfolio #2 Properties are located in East Orange, New Jersey (five properties, 56.7% of underwritten NOI) and Orange, New Jersey (one property, 43.3% of underwritten NOI). The Herbst Multifamily Portfolio #2 Properties are part of the Newark-NJ-PA metropolitan statistical area (the “Newark MSA”). Major employers in the Newark MSA include Newark International Airport, the University of Medicine and Dentistry of New Jersey, Verizon, United Airlines, and Prudential Financial Inc. According to the appraisals, the Newark MSA has a concentration of white-collar and pharmaceutical jobs with a highly educated workforce and is in a central location with proximity to highways and transportation centers.

According to the appraisals, all of the Herbst Multifamily Portfolio #2 Properties are located within the Essex County multifamily submarket of the Newark MSA. As of the second quarter of 2025, the Essex County multifamily submarket had inventory of 76,576 units, a vacancy rate of 5.9%, average asking rent of $1,966 per unit, and positive net absorption of 2,452 units.

According to the appraisals, the average 2025 population within a one-, three- and five- mile radius of The Hermitage, The Eagle, The Eminence, The Grove and The Oaks properties was 63,002, 422,351 and 842,729, respectively. The 2025 average household income within the same radii was $81,437, $101,304, and $119,441, respectively.

According to the appraisal, the 2024 population within a one-, three- and five- mile radius of The Allure property was 52,812, 361,832 and 816,745, respectively. The 2024 average household income within the same radii was $86,288, $102,893, and $114,582, respectively.

A-3-95

Multifamily – Various	Loan #11	Cut-off Date Balance:	$23,200,000
Various	Herbst Multifamily Portfolio #2	Cut-off Date LTV:	64.4%
Various, NJ Various		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.1%

The following table presents information regarding certain competitive properties to the Herbst Multifamily Portfolio #2 Properties:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Rent Per Unit(1)
The Hermitage(2) 400 Highland Terrace Orange, NJ	-	1910 / NAP	81	96.3%	Studio	600	$1,477
					1 BR/1 BA	750	$1,678
					2 BR/1 BA	900	$2,216
Wedgewood House	0.2 mi	1968 / NAP	80	100.0%	Studio	350	$1,400
434 Lincoln Avenue					1 BR/1 BA	725	$1,800
Orange, NJ					2 BR/1 BA	1,100	$2,400
75 Prospect Street	2.4 mi	1928 / NAP	44	93.0%	Studio	539	$1,600
75 Prospect Street					1 BR/1 BA	761	$2,140
East Orange, NJ					2 BR/1 BA	1,600	$2,450
The Eagle(2) 182 North Arlington Avenue East Orange, NJ	-	1930 / NAP	33	100.0%	1 BR/1 BA	735	$1,457
					2 BR/1 BA	980	$1,727
60 North Arlington	0.3 mi	1920 / NAP	52	98.0%	1 BR/1 BA	450	$1,350
60 North Arlington Avenue East Orange, NJ					2 BR/1 BA	1,065	$1,550
The Allure(2) 70-74 South Arlington Avenue East Orange, NJ	-	1950 / NAP	24	100.0%	1 BR/1 BA	750	$1,457
					2 BR/1 BA	904	$1,754
					3 BR/1 BA	1,000	$2,050
179 South Harrison	1.0 mi	1924 / NAP	50	94.0%	1 BR/1 BA	900	$1,800
179 South Harrison Street					2 BR/1 BA	1,175	$2,150
East Orange, NJ					3 BR/1 BA	1,450	$2,605
					4 BR/1 BA	1,450	$2,990
Rockledge Apartments	1.2 mi	1950 / NAP	46	98.0%	Studio	555	$1,250
94 South Harrison Street					1 BR/1 BA	755	$1,400
East Orange, NJ					2 BR/1 BA	975	$1,600
					3 BR/1 BA	1,100	$1,850
The Eminence(2) 139 Halsted Street East Orange, NJ	-	1950 / NAP	25	100.0%	1 BR/1 BA	750	$1,363
120 S Harrison St	0.6 mi	1930 / NAP	44	73.0%	1 BR/1 BA	750	$2,000
120 South Harrison Street East Orange, NJ					2 BR/1 BA	1,000	$2,388
The Grove(2) 67 Lenox Avenue East Orange, NJ	-	1950 / NAP	21	100.0%	Studio	620	$1,398
					1 BR/1 BA	750	$1,372
					2 BR/1 BA	892	$1,610
107 New Street	0.6 mi	1950 / NAP	64	100.0%	Studio	540	$1,343
107 New Street					1 BR/1 BA	810	$1,645
East Orange, NJ					2 BR/1 BA	1,080	$1,933
The Oaks(2) 10 Summit Street East Orange, NJ	-	1924 / NAP	17	94.1%	1 BR/1 BA	750	$1,327
					2 BR/1 BA	950	$1,540
The Bordeau	1.2 mi	1920 / NAP	75	97.0%	Studio	500	$1,175
445 Central Avenue					1 BR/1 BA	650	$1,400
Orange, NJ					2 BR/1 BA	900	$1,675
					3 BR/1 BA	1,100	$2,225
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated October 1, 2025. Average Unit Size and Average Rent Per Unit reflects the average value for occupied units and excludes the superintendent units.

A-3-96

Multifamily – Various	Loan #11	Cut-off Date Balance:	$23,200,000
Various	Herbst Multifamily Portfolio #2	Cut-off Date LTV:	64.4%
Various, NJ Various		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	9.1%

Appraisal. The appraisals concluded to an “As-Portfolio” value for the Herbst Multifamily Portfolio #2 Properties of $36,000,000 as of August 12, 2025, which includes a 4.2% portfolio premium, and is based on the assumption that the entire portfolio of Herbst Multifamily Portfolio #2 Properties is marketed to a single purchaser. The aggregate “As-Is” value of the individual Herbst Multifamily Portfolio #2 Properties is $34,550,000.

Environmental Matters. According to the Phase I environmental site assessments dated August 27, 2025, there were no recognized environmental conditions at the Herbst Multifamily Portfolio #2 Properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Herbst Multifamily Portfolio #2 Properties:

Cash Flow Analysis(1)
	2023	2024	7/31/2025 TTM	U/W	UW Per Unit
Base Rent	$2,889,651	$3,453,194	$3,643,730	$3,667,505	$18,246
Potential Income from Vacant Units	0	0	0	85,800	427
Gross Potential Rent	$2,889,651	$3,453,194	$3,643,730	$3,753,305	$18,673
Other Income(1)	95,774	118,152	130,714	130,714	650
Net Rental Income	$2,985,426	$3,571,346	$3,774,444	$3,884,019	$19,323
(Vacancy / Credit Loss)	0	0	0	($112,599)	($560)
Total Effective Gross Income	$2,985,426	$3,571,346	$3,774,444	$3,771,420	$18,763

Real Estate Taxes	755,064	769,865	770,886	792,961	3,945
Insurance	250,140	260,531	284,649	275,203	1,369
Management Fee	89,563	107,140	113,233	113,143	563
Other Expenses(2)	435,732	396,302	448,226	472,451	2,351
Total Expenses	$1,530,499	$1,533,838	$1,616,995	$1,653,758	$8,228

Net Operating Income	$1,454,927	$2,037,508	$2,157,450	$2,117,662	$10,536
Replacement Reserves	0	0	0	64,568	321
Net Cash Flow	$1,454,927	$2,037,508	$2,157,450	$2,053,094	$10,214

Occupancy	96.9%	97.7%	98.4%	97.0%(3)
NOI DSCR	0.95x	1.33x	1.40x	1.38x
NCF DSCR	0.95x	1.33x	1.40x	1.34x
NOI Debt Yield	6.3%	8.8%	9.3%	9.1%
NCF Debt Yield	6.3%	8.8%	9.3%	8.8%
(1)	Other Income includes charges for use of the on-site laundry facility, as well as late fees, pet fees, and application fees.
(2)	Other Operating Expenses represents payroll and benefits, repairs and maintenance, utilities, and general and administrative expenses.
(3)	Represents Economic Occupancy.

A-3-97

Mortgage Loan No. 12 – Central Arts Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		GSMC		Single Asset/Portfolio:	Single Asset
Original Balance(1):		$23,000,000		Location:	Phoenix, AZ 85004
Cut-off Date Balance(1):		$23,000,000		General Property Type:	Office
% of Initial Pool Balance:		3.0%		Detailed Property Type:	Suburban
Loan Purpose:		Refinance		Title Vesting:	Fee
Borrower Sponsors:		David L. Long and Peggy L. Long		Year Built/Renovated:	1990 / 2020
Guarantors:		David L. Long and Peggy L. Long		Size:	484,168 SF
Mortgage Rate:		6.7300%		Cut-off Date Balance Per SF(1):	$130
Note Date:		10/23/2025		Maturity Date Balance Per SF(1):	$130
Maturity Date:		11/6/2030		Property Manager:	CBRE Inc.
Term to Maturity:		60 months
Amortization Term:		0 months
IO Period:		60 months		Underwriting and Financial Information(1)
Seasoning:		1 month		UW NOI(4):	$8,415,982
Prepayment Provisions(2):		L(25),D(28),O(7)		UW NCF:	$7,493,804
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield:	13.4%
Additional Debt Type(1):		Pari Passu		UW NCF Debt Yield:	11.9%
Additional Debt Balance(1):		$40,000,000		UW NOI Debt Yield at Maturity:	13.4%
Future Debt Permitted (Type):		No (NAP)		UW NCF DSCR:	1.74x
				Most Recent NOI(4):	$5,516,567 (TTM 9/30/2025)
				2nd Most Recent NOI(4):	$4,087,165 (12/31/2024)
Reserves				3rd Most Recent NOI(4):	$4,646,484 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	90.5% (8/1/2025)
Taxes:	$209,242	$69,747	N/A	2nd Most Recent Occupancy:	79.0% (12/31/2024)
Insurance:	$82,422	$10,303	N/A	3rd Most Recent Occupancy:	71.6% (12/31/2023)
Replacement Reserves:	$0	$8,069	N/A	Appraised Value (as of)(5):	$94,400,000 (8/20/2026)
TI / LC Reserve:	$1,909,035	$131,129	N/A	Appraised Value Per SF(5):	$195
Unfunded TI/LC Reserve:	$10,933,737	$0	N/A	Cut-off Date LTV Ratio(5):	66.7%
Abated Rent:	$2,858,583	$0	N/A	Maturity Date LTV Ratio(5):	66.7%
Gap Rent:	$1,134,394	$0	N/A
Critical Tenant Non-Renewal:	$0	Springing(3)	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)	$63,000,000	95.3%	Loan Payoff	$48,434,074	73.3%
Principal Cash Contribution	$3,102,107	4.7%	Upfront Reserves	$17,127,413	25.9%
			Closing Costs	$540,620	0.8%
Total Sources	$66,102,107	100.0%	Total Uses	$66,102,107	100.0%
(1)	The Central Arts Plaza Mortgage Loan (as defined below) is part of the Central Arts Plaza Whole Loan (as defined below) evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $63,000,000. The Underwriting and Financial Information in the chart above reflects the Central Arts Plaza Whole Loan.
(2)	Defeasance of the Central Arts Plaza Whole Loan (as defined below) is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 23, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the WFCM 2025-5C7 securitization trust in December 2025. The actual defeasance lockout period may be longer.
(3)	In the event a critical tenant fails to renew or exercise an extension option by the earlier of 12 months prior to its lease expiration or the notice period required under its lease, the borrower is required to make a monthly critical tenant non-renewal deposit in the amount of $343,099.57.
(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the Tiffany & Bosco, P.A. lease that is expected to commence in April 2026, with rent payments beginning in August 2026, after four months of free rent. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.
(5)	The appraised value reflects the “as-stabilized” value, which assumes that Tiffany & Bosco takes occupancy in April 2026 and begins paying rent in August 2026. The “as-is” appraised value is $77,600,000, which includes a $16,800,000 stabilization discount, resulting in a Cut-off Date LTV and Maturity Date LTV of 81.2%. All outstanding reserves owed to Tiffany & Bosco, P.A, along with gap rent to April 2026 and free rent through August 2026, were reserved by the lender at loan origination.

The Mortgage Loan. The twelfth largest mortgage loan (the “Central Arts Plaza Mortgage Loan”) is part of a whole loan (the “Central Arts Plaza Whole Loan”) evidenced by three pari passu loans with an aggregate principal balance as of the Cut-off Date of $63,000,000, which is secured by the borrower’s fee interest in an approximately 484,168 square foot office building located in Phoenix, Arizona (the “Central Arts Plaza Property”). The Central Arts Plaza Mortgage Loan is evidenced by the non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $23,000,000. The Central Arts Plaza Whole Loan has an initial term of 60 months, is interest-only for the full term, has a remaining term of 60 months as of the Cut-Off Date and accrues interest on an Actual/360 basis at a rate of 6.73000% per annum. The Central Arts Plaza Whole Loan proceeds, alongside borrower sponsor equity, were used to refinance the prior loan, fund upfront reserves and cover closing costs. The relationship between the holders of the Central Arts Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The Central Arts Plaza Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-5C38 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-98

Office – Suburban	Loan #12	Cut-off Date Balance:	$23,000,000
1850 N Central Avenue	Central Arts Plaza	Cut-off Date LTV:	66.7%
Phoenix, AZ 85004		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	13.4%

The table below identifies the promissory notes that comprise the Central Arts Plaza Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$33,000,000	$33,000,000	BBCMS 2025-5C38	Yes
A-2	$23,000,000	$23,000,000	WFCM 2025-5C7	No
A-3(1)	$7,000,000	$7,000,000	Goldman Sachs Bank USA	No
Whole Loan	$63,000,000	$63,000,000
(1)	Expected to be contributed to one or more future securitizations or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsors. The borrower is 1850 Central, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Central Arts Plaza Whole Loan. The borrower sponsors and non-recourse carveout guarantors are David L. Long and Peggy L. Long. The borrower sponsors are the co-founders of DL Properties, a private real estate investment company that has accumulated a national retail portfolio comprised of over 26 commercial properties.

The Property. The Central Arts Plaza Property is a Class A high-rise office building located in Phoenix, Arizona. The Central Arts Plaza Property, built in 1990 and most recently renovated in 2020, encompasses 484,168 square feet and offers several on-site amenities, including a dry cleaner, a performing arts theater, two restaurants, a fitness center, three large meeting rooms, and a garden plaza with a water feature. As of August 1, 2025, the Central Arts Plaza Property is 90.5% leased to 25 tenants and is considered stabilized, inclusive of the Tiffany & Bosco, P.A. lease, which will occupy three suites on a lease that is expected to commence in April 2026. The borrower sponsors acquired the Central Arts Plaza Property in 2018 for $80.7 million, at which time the Central Arts Plaza Property was 73.0% occupied. Since acquisition, the borrower sponsors have invested approximately $8.4 million in capital improvement projects to upgrade tenant amenities and common areas, and over $24.5 million in tenant improvements and leasing commissions to re-tenant the space. These investments bring the borrower sponsor’s cost-basis to $113.6 million.

Since acquiring the Central Arts Plaza Property, the borrower sponsors have signed new and renewal leases across over 430,000 SF, including the recent lease execution to Tiffany & Bosco, P.A., which signed a 13-year lease, commencing in April 2026 and expiring in March 2039, with no delivery outs or early termination options.

Major Tenants. The three largest tenants by underwritten base rent at the Central Arts Plaza Property are Tiffany & Bosco, P.A., Burns & McDonnell Engineering and Dickinson Wright, PLLC.

Tiffany & Bosco, P.A. (57,813 square feet; 11.9% of NRA; 15.4% of underwritten base rent): Tiffany & Bosco, P.A. is a law firm that was founded in 1967 and is expected to be a new tenant at the Central Arts Plaza Property with a lease that is projected to commence in April 2026, with rent payments beginning in August 2026, following four months of free rent. We cannot assure you that Tiffany & Bosco, P.A. will take occupancy or commence paying rent as expected or at all.

Burns & McDonnell Engineering (52,027 square feet; 10.7% of NRA; 12.3% of underwritten base rent): Burns & McDonnell Engineering is a global engineering, architecture, construction, and consulting firm founded in 1898 and is 100% employee-owned. The company designs and builds critical infrastructure across a wide range of sectors, including power, transportation, environmental, and commercial. Its services cover the entire project lifecycle, from initial planning and design to construction and management. Burns & McDonnell Engineering has over 75 offices worldwide.

Dickinson Wright, PLLC (37,362 square feet; 7.7% of NRA; 9.0% of underwritten base rent): Dickinson Wright, PLLC is a full-service law firm with over 500 lawyers serving clients across the United States and Canada in more than 40 practice areas and industries. Founded in 1878, the firm is known for its commercial litigation, private equity and intellectual property practices.

A-3-99

Office – Suburban	Loan #12	Cut-off Date Balance:	$23,000,000
1850 N Central Avenue	Central Arts Plaza	Cut-off Date LTV:	66.7%
Phoenix, AZ 85004		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	13.4%

The following table presents certain information relating to the major tenants at the Central Arts Plaza Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Termination Option (Y/N)	Renewal Options
Tiffany & Bosco, P.A.(2)	NR/NR/NR	57,813	11.9%	$32.50	$1,878,923	15.4%	3/31/2039	N	2 x 5 Yrs
Burns & McDonnell Engineering	NR/NR/NR	52,027	10.7%	$28.75	$1,495,776	12.3%	12/31/2027	N	2 x 5 Yrs
Dickinson Wright, PLLC	NR/NR/NR	37,362	7.7%	$29.25	$1,092,838	9.0%	5/31/2031	N	None
R. R. Donnelley(3)	NR/NR/NR	24,592	5.1%	$30.00	$737,760	6.1%	5/31/2029	Y(3)	2 x 3 Yrs
Jaburg & Wilk, P.C.	NR/NR/NR	23,254	4.8%	$31.00	$720,874	5.9%	5/31/2036	N	2 x 5 Yrs
The Cavanagh Law Firm, P.A.	NR/NR/NR	20,477	4.2%	$34.00	$696,218	5.7%	4/30/2038	N	None
May Potenza Baran Gillespie(4)	NR/NR/NR	25,448	5.3%	$26.70	$679,536	5.6%	4/1/2036	N	2 x 5 Yrs
National Default Service Corporation (NDSC)(5)	NR/NR/NR	19,896	4.1%	$32.50	$646,620	5.3%	3/31/2039	N	2 x 5 Yrs
Stinson LLP	NR/NR/NR	20,236	4.2%	$31.51	$637,722	5.2%	7/31/2034	N	2 x 5 Yrs
Burch & Cracchiolo, P.A.	NR/NR/NR	20,562	4.2%	$30.36	$624,262	5.1%	12/31/2033	N	2 x 5 Yrs
Major Tenants		301,667	62.3%	$30.53	$9,210,530	75.6%
Other Tenants		109,928	22.7%	$26.98	$2,966,074	24.4%
Occupied Total Collateral		411,595	85.0%	$29.58	$12,176,604	100.0%
Amenity Space		26,683	5.5%
Vacant Space		45,890	9.5%
Totals/ Wtd. Avg. All Tenants		484,168	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2025, inclusive of contractual rent steps through November 30, 2026.
(2)	Tiffany & Bosco, P.A.’s lease is expected to commence in April 2026, with rent payments beginning in August 2026, after four months of free rent. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.
(3)	R. R. Donnelley has a right to terminate its lease with respect to the entirety or a portion of its 6th floor expansion space (totaling 4,779 SF) at any time before May 31, 2029 upon six months’ notice to the landlord and payment of a cancellation fee.
(4)	May Potenza Baran Gillespie has executed a lease expansion and extension. The tenant currently occupies 19,093 SF and is scheduled to expand its space by 6,355 SF with an expected rent commencement in April 2026. We cannot assure you that the tenant will take occupancy of the expansion space or commence paying rent.
(5)	The National Default Service Corporation (NDSC) lease is expected to commence in April 2026. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.

The following table presents certain information relating to the lease rollover schedule at the Central Arts Plaza Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	45,890	9.5%	NAP	NAP	45,890	9.5%	NAP	NAP
2025 & MTM(3)	1	26,683	5.5%	$0	0.0%	72,573	15.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	72,573	15.0%	$0	0.0%
2027	5	70,550	14.6%	$2,041,023	16.8%	143,123	29.6%	$2,041,023	16.8%
2028	1	885	0.2%	$27,878	0.2%	144,008	29.7%	$2,068,901	17.0%
2029	4	46,750	9.7%	$1,403,928	11.5%	190,758	39.4%	$3,472,829	28.5%
2030	2	8,698	1.8%	$265,346	2.2%	199,456	41.2%	$3,738,175	30.7%
2031	3	69,955	14.4%	$1,734,748	14.2%	269,411	55.6%	$5,472,923	44.9%
2032	0	0	0.0%	$0	0.0%	269,411	55.6%	$5,472,923	44.9%
2033	3	40,001	8.3%	$1,218,796	10.0%	309,412	63.9%	$6,691,720	55.0%
2034	1	20,236	4.2%	$637,722	5.2%	329,648	68.1%	$7,329,442	60.2%
2035	0	0	0.0%	$0	0.0%	329,648	68.1%	$7,329,442	60.2%
2036 & Beyond	6	154,520	31.9%	$4,847,162	39.8%	484,168	100.0%	$12,176,604	100.0%
Total/Wtd. Avg.	26	484,168	100.0%	$12,176,604	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2025, inclusive of contractual rent steps through November 30, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes amenity space.

A-3-100

Office – Suburban	Loan #12	Cut-off Date Balance:	$23,000,000
1850 N Central Avenue	Central Arts Plaza	Cut-off Date LTV:	66.7%
Phoenix, AZ 85004		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	13.4%

The Market. The Central Arts Plaza Property is located in the Central Corridor submarket of Phoenix, Maricopa County, Arizona, which is part of the larger Phoenix-Mesa-Chandler metropolitan area. Within the Central Corridor submarket, the Central Arts Plaza Property benefits from its location along Central Avenue with visibility along the Phoenix Light Rail. The area is characterized by a mix of residential, commercial, and public uses, with significant office development. Notable developments include Park Central Mall, The Phoenix Plaza, and the Phoenix Indian School Site redevelopment. According to the appraisal, the neighborhood is considered to be in a revitalization phase with high barriers to entry for new developments. As of the second quarter of 2025, the Phoenix market had a vacancy rate of 16.7% and an average asking rent of $29.72 per square foot. The Central Corridor submarket had a higher vacancy rate of 22.8% and an average asking rent of $28.11 per square foot.

The following table presents certain information regarding comparable sales of the Central Arts Plaza Property:

Comparable Sales – Phoenix, AZ(1)
Property Name	SF	Year Built / Renovated	Occupancy	Stabilized Price	Price Per SF	Cap Rate
24th at Camelback	308,481	2000 / NAP	85%	$90,360,000	$293	7.53%
24th at Camelback II	306,877	2009 / NAP	81%	$97,900,000	$319	7.00%
Great American Tower	350,049	1985 / 2023	60%	$47,170,000	$135	8.42%
2800 Tower	370,736	1985 / 2024	56%	$60,300,000	$163	8.12%
(1)	Source: Appraisal.

Appraisal. According to the appraisal, the Central Arts Plaza Property has an “as-stabilized” appraised value of $94,400,000 as of August 20, 2026, which excludes the extraordinary assumption of a $16,800,000 stabilization discount, accounting for the Tiffany & Bosco lease that is expected to take occupancy in April 2026 and begin paying rent in August 2026. The “as-is” appraised value is $77,600,000, which includes the stabilization discount, resulting in a Cut-off Date LTV and Maturity Date LTV of 81.2%.

Environmental Matters. According to the Phase I environmental report dated September 4, 2025, there was no evidence of any recognized environmental conditions at the Central Arts Plaza Property.

A-3-101

Office – Suburban	Loan #12	Cut-off Date Balance:	$23,000,000
1850 N Central Avenue	Central Arts Plaza	Cut-off Date LTV:	66.7%
Phoenix, AZ 85004		UW NCF DSCR:	1.74x
		UW NOI Debt Yield:	13.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Central Arts Plaza Property:

Historical Operating Performance and Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM 6/30/2025	Underwritten(2)	PSF	%(2)
Base Rental Revenue	$10,681,944	$9,769,629	$9,653,398	$9,913,156	$12,176,604	$25.15	85.1%
Total Commercial Reimbursement Revenue	11,597	62,701	102,691	133,201	40,490	$0.08	0.3%
HVAC Reimbursement	53,951	50,983	61,772	63,009	63,009	$0.13	0.4%
Market Revenue from Vacant Units	0	0	0	0	1,204,431	$2.49	8.4%
Parking Income	659,630	644,057	706,389	744,698	753,900	$1.56	5.3%
Other Revenue	46,823	65,136	58,825	68,977	64,000	$0.13	0.4%
Potential Gross Revenue	$11,453,945	$10,592,506	$10,583,075	$10,923,041	$14,302,434	$29.54	100.0%
Vacancy Loss	(1,407,932)	(676,108)	(1,085,749)	(529,373)	(1,204,431)	($2.49)	(8.4%)
Effective Gross Revenue	$10,046,013	$9,916,398	$9,497,326	$10,393,668	$13,098,003	$27.05	91.6%
Real Estate Taxes	1,694,936	1,553,400	1,573,896	896,043	836,969	$1.73	6.4%
Insurance	94,108	94,844	105,432	115,490	123,633	$0.26	0.9%
Utilities	819,703	873,157	993,018	1,014,969	1,000,000	$2.07	7.6%
Repairs & Maintenance	1,793,418	1,762,997	1,712,429	1,727,616	1,756,788	$3.63	13.4%
Management Fee	430,187	432,066	457,198	462,457	392,940	$0.81	3.0%
Payroll (Office, Security, Maintenance)	379,076	394,166	468,362	468,139	438,300	$0.91	3.3%
General and Administrative - Direct	82,068	159,284	99,826	192,387	133,391	$0.28	1.0%
Total Expenses	$5,293,496	$5,269,914	$5,410,161	$4,877,101	$4,682,021	$9.67	35.7%
Net Operating Income(3)	$4,752,517	$4,646,484	$4,087,165	$5,516,567	$8,415,982	$17.38	64.3%
Replacement Reserves	0	0	0	0	96,834	$0.20	0.7%
TI/LC	0	0	0	0	825,343	$1.70	6.3%
Net Cash Flow	$4,752,517	$4,646,484	$4,087,165	$5,516,567	$7,493,804	$15.48	57.2%

Occupancy %	84.0%	71.6%	79.0%	NAV	90.5%(5)
NOI DSCR(4)	1.11x	1.08x	0.95x	1.28x	1.96x
NCF DSCR(4)	1.11x	1.08x	0.95x	1.28x	1.74x
NOI Debt Yield(4)	7.5%	7.4%	6.5%	8.8%	13.4%
NCF Debt Yield(4)	7.5%	7.4%	6.5%	8.8%	11.9%
(1)	Based on the underwritten rent roll dated August 1, 2025, inclusive of contractual rent steps through November 30, 2026.
(2)	% column represents percentage of Potential Gross Revenue for all revenue lines and represents percentage of Effective Gross Revenue for the remaining fields.
(3)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the Tiffany & Bosco, P.A. lease that is expected to commence in April 2026, with rent payments beginning in August 2026, after four months of free rent. We cannot assure you that the tenant will take occupancy of the space or commence paying rent.
(4)	Based on the Central Arts Plaza Whole Loan.
(5)	Represents Occupancy per the underwritten rent roll dated August 1, 2025.

A-3-102

Mortgage Loan No. 13 – 1233 Eastern Parkway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		CREFI		Single Asset/Portfolio:	Single Asset
Original Balance:		$22,500,000		Location:	Brooklyn, NY 11213
Cut-off Date Balance:		$22,500,000		General Property Type:	Multifamily
% of Initial Pool Balance:		2.9%		Detailed Property Type:	Mid Rise
Loan Purpose:		Refinance		Title Vesting:	Fee
Borrower Sponsors:		Marc Jacobowitz and Yerachmeal Jacobson		Year Built/Renovated:	2025/NAP
Guarantors:		Marc Jacobowitz and Yerachmeal Jacobson		Size:	54 Units
Mortgage Rate:		6.1600%		Cut-off Date Balance per Unit:	$416,667
Note Date:		10/17/2025		Maturity Date Balance per Unit:	$416,667
Maturity Date:		11/6/2030		Property Manager:	Bluejay Management LLC (borrower-related)
Term to Maturity:		60 months		Underwriting and Financial Information
Amortization Term:		0 months		UW NOI:	$1,770,204
IO Period:		60 months		UW NCF:	$1,756,704
Seasoning:		1 month		UW NOI Debt Yield:	7.9%
Prepayment Provisions:		L(25),D(30),O(5)		UW NCF Debt Yield:	7.8%
Lockbox/Cash Mgmt Status:		Springing/Springing		UW NOI Debt Yield at Maturity:	7.9%
Additional Debt Type:		NAP		UW NCF DSCR:	1.25x
Additional Debt Balance:		NAP		Most Recent NOI(2):	NAV
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI(2):	NAV
				3rd Most Recent NOI(2):	NAV
				Most Recent Occupancy:	98.1% (10/16/2025)
Reserves				2nd Most Recent Occupancy(2):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	NAV
RE Taxes:	$186,204	$37,241	NAP	Appraised Value (as of)(3):	$33,900,000 (8/20/2025)
Insurance:	$38,900	$5,557	NAP	Appraised Value per Unit:	$627,778
Replacement Reserve:	$0	$1,125	NAP	Cut-off Date LTV Ratio(3):	66.4%
Other Reserves(1):	$246,375	$0	NAP	Maturity Date LTV Ratio(3):	66.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$22,500,000	100.0%	Loan Payoff:	$19,969,393	88.8%
			Sponsor Equity:	$1,464,300	6.5%
			Closing Costs:	$594,828	2.6%
			Upfront Reserves:	$471,479	2.1%
Total Sources:	$22,500,000	100.0%	Total Uses:	$22,500,000	100.0%

(1)	Initial Other Reserves are comprised of a $246,375 upfront 421-a reserve.
(2)	Historical Occupancies and NOI are not available because the 1233 Eastern Parkway Property (as defined below) was recently constructed in 2025.
(3)	The Appraised Value takes into account the extraordinary assumption of the 1233 Eastern Parkway Property’s eligibility for an applied for 421-a tax exemption, and calculates the net present value of such applied-for 421-a tax exemption to be $8,600,000. If such net present value were to be subtracted from the Appraised Value, the Appraised Value of the 1233 Eastern Parkway Property would be $25,300,000, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 88.9%.

The Mortgage Loan. The thirteenth largest mortgage loan (the “1233 Eastern Parkway Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,500,000 and secured by the borrower’s fee simple interest in a mid-rise multifamily property, totaling 54 units, located in the Crown Heights neighborhood of Brooklyn, New York (the “1233 Eastern Parkway Property”).

The Borrower and the Borrower Sponsors. The borrower is 1233 EPW LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1233 Eastern Parkway Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Marc Jacobowitz and Yerachmeal Jacobson, founders of Bluejay Management with over 50 years of combined real estate experience. Founded in 2003, Bluejay Management specializes in the acquisition, financing, disposition and management of commercial, multifamily and mixed-use properties in the New York area, and throughout the United States. Together with its affiliated company, Bluejay Capital, Bluejay Management has owned and managed over three million square feet of property. Please see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

A-3-103

Multifamily – Mid Rise	Loan #13	Cut-off Date Balance:	$22,500,000
1233 Eastern Parkway	1233 Eastern Parkway	Cut-off Date LTV:	66.4%
Brooklyn, NY 11213		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.9%

The Property. The 1233 Eastern Parkway Property is comprised of a 54-unit, seven-story, mid-rise, multifamily property located in the Crown Heights neighborhood of Brooklyn, New York. The 1233 Eastern Parkway Property was recently constructed in 2025 and is situated on an approximately 0.32-acre site. Community amenities at the 1233 Eastern Parkway Property include a fitness center, co-working lounge, terraces, and storage rooms. The 1233 Eastern Parkway Property also features 27 garage parking spaces, resulting in a parking ratio of 0.50 spaces per unit.

The 1233 Eastern Parkway Property unit mix is comprised of 28 free market one-bedroom / one-bathroom units, 12 rent stabilized one-bedroom / one-bathroom units, nine free market two-bedroom / two-bathroom units, and five rent stabilized two-bedroom / two-bathroom units. Unit amenities include standard appliance packages, in-unit washer/dryers, hardwood flooring, and private outdoor terraces for select units. As of October 16, 2025, the 1233 Eastern Parkway Property was 98.1% leased.

The borrower has applied for a 35-year 421-a Affordable New York Housing Tax Exemption Program exemption for the 1233 Eastern Parkway Property. In order to qualify for the tax exemption, at least 30% of the units at the 1233 Eastern Parkway Property must be leased as “affordable units” to households earning not more than 130% of area median income. In addition, all of the affordable units are required to be rent stabilized. For years one through 25 of such exemption, 100% of the projected assessed value of the 1233 Eastern Parkway Property improvements on the tax lot would be exempt from real estate taxes. The exemption falls to the percentage of affordable units (31%) in years 26 through 35 of such exemption. Taxes were underwritten to the appraisal’s concluded 2025/2026 estimated abated tax expense of approximately $69,938. The appraisal’s estimated full tax liability for the 2025/2026 tax year is $492,750. At origination, the borrower placed $246,375 into an upfront 421-a reserve to be used to fund unabated real estate taxes if needed. We cannot assure you that the 421-a exemption will be obtained. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

The following table presents certain information relating to the unit mix at the 1233 Eastern Parkway Property:

1233 Eastern Parkway Property Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1BR/1BA - FM	28	27	96.4%	638	$3,238	$3,250
1BR/1BA - RS	12	12	100.0%	611	$2,450	$3,250
2BR/2BA - FM	9	9	100.0%	915	$4,067	$4,050
2BR/2BA - RS	5	5	100.0%	913	$2,700	$4,050
Total/Wtd. Avg.	54	53	98.1%	704	$3,150	$3,457

(1)	Based on the underwritten rent roll dated October 16, 2025.
(2)	Monthly Average Rent per Unit is based on Occupied Units.
(3)	Source: Appraisal.

The Market. The 1233 Eastern Parkway Property is located at 1233 Eastern Parkway in the Crown Heights neighborhood of Brooklyn, New York. According to the appraisal, Brooklyn is the most populous borough in New York City with an estimated 2024 population of 2,674,430 people. Furthermore, according to the appraisal, from 2010 to 2024, Brooklyn was the fastest growing borough in New York City, experiencing a 6.8% overall increase in population. Primary access to the Crown Heights neighborhood is provided by Eastern Parkway and Atlantic Avenue, along with the 2, 3, 4, 5, and S subway lines, and various routes on the MTA regional bus lines.

According to a third-party market research report, the 1233 Eastern Parkway Property is located in the Bushwick multifamily submarket of Brooklyn. As of July 7, 2025, the Bushwick multifamily submarket had an inventory of 52,731 units, a vacancy rate of 3.4%, and an average asking rental rate of $2,853 per unit.

A-3-104

Multifamily – Mid Rise	Loan #13	Cut-off Date Balance:	$22,500,000
1233 Eastern Parkway	1233 Eastern Parkway	Cut-off Date LTV:	66.4%
Brooklyn, NY 11213		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.9%
The following table presents information regarding certain competitive properties to the 1233 Eastern Parkway Property:

Competitive Rental Properties Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent Per Unit
1233 Eastern Parkway Brooklyn, NY 11213	-	2025 / NAP	98.1%(2)	54(2)	1BR/1BA - FM	638	$3,238
					1BR/1BA - RS	611	$2,450
					2BR/2BA - FM	915	$4,067
					2BR/2BA - RS	913	$2,700
1489 Sterling Place Brooklyn, NY 11213	0.3 mi	2022 / NAP	98.0%	8	1 Bedroom	591	$3,000
					2 Bedroom	914	$3,950
1120 Saint John's Place Brooklyn, NY 11213	0.9 mi	2022 / NAP	94.0%	75	1 Bedroom	581	$3,450
					2 Bedroom	788	$4,500
1705 Dean Street Brooklyn, NY 11213	1.0 mi	2015 / NAP	97.0%	25	1 Bedroom	NAV	$2,750
					2 Bedroom	NAV	$3,200
1875 Atlantic Avenue Brooklyn, NY 11233	1.2 mi	2017 / NAP	93.0%	129	1 Bedroom	700	$3,000
					2 Bedroom	992	$4,000
955 Sterling Place Brooklyn, NY 11213	1.2 mi	2024 / NAP	96.0%	158	1 Bedroom	600	$3,621
					2 Bedroom	870	$4,441
1407 Dean Street Brooklyn, NY 11216	1.6 mi	2020 / NAP	91.0%	4	1 Bedroom	NAV	$2,950
					2 Bedroom	NAV	$4,500
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 16, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the 1233 Eastern Parkway Property of $33,900,000 as of August 20, 2025. The appraised value takes into account the extraordinary assumption of the 1233 Eastern Parkway Property’s eligibility for an applied for 421-a tax exemption, and calculates the net present value of such applied-for 421-a tax exemption to be $8,600,000. If such net present value were to be subtracted from the Appraised Value, the Appraised Value of the Mortgaged Property would be $25,300,000.

Environmental Matters. According to the Phase I environmental site assessment dated September 3, 2025, there were no recognized environmental conditions at the 1233 Eastern Parkway Property.

A-3-105

Multifamily – Mid Rise	Loan #13	Cut-off Date Balance:	$22,500,000
1233 Eastern Parkway	1233 Eastern Parkway	Cut-off Date LTV:	66.4%
Brooklyn, NY 11213		UW NCF DSCR:	1.25x
		UW NOI Debt Yield:	7.9%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 1233 Eastern Parkway Property:

Cash Flow Analysis(1)
	UW	UW Per Unit
Base Rent	$2,003,100	$37,094
Potential Income from Vacant Units	$39,000	$722
Gross Potential Rent	$2,042,100	$37,817
Vacancy/Credit Loss	($61,263)	($1,135)
Other Income(2)	$81,000	$1,500
Effective Gross Income	$2,061,837	$38,182

Real Estate Taxes(3)	$69,938	$1,295
Insurance	$63,510	$1,176
Management Fee	$61,855	$1,145
Other Operating Expenses(4)	$96,330	$1,784
Total Operating Expenses	$291,633	$5,401

Net Operating Income	$1,770,204	$32,782
Replacement Reserves - Residential	$13,500	$250
Net Cash Flow	$1,756,704	$32,532

Occupancy	97.0%(5)
NOI DSCR	1.26x
NCF DSCR	1.25x
NOI Debt Yield	7.9%
NCF Debt Yield	7.8%
(1)	Prior historical cash flows are not available as the 1233 Eastern Parkway Property was recently constructed in 2025.
(2)	Other Income consists of storage and parking income.
(3)	The 1233 Eastern Parkway Property has applied for a Section 421-a tax exemption. Real Estate Taxes were underwritten to the appraisal’s estimated 2025/2026 tax year tax expense, inclusive of the applied-for 421-a exemption, of $69,938. The appraisal’s estimated full tax liability for such tax year is $492,750. We cannot assure you that the 421-a tax exemption will be obtained. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.
(4)	Other Operating Expenses represents payroll and benefits, repairs and maintenance, utilities, and general and administrative expenses.
(5)	Represents economic occupancy.

A-3-106

Mortgage Loan No. 14 – 324 South Service Road

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio:	Single Asset
Original Balance:		$22,040,000		Location:	Melville, NY 11747
Cut-off Date Balance:		$22,040,000		General Property Type:	Office
% of Initial Pool Balance:		2.9%		Detailed Property Type:	Suburban
Loan Purpose:		Refinance		Title Vesting:	Fee
Borrower Sponsor:		T. Weiss Realty Corporation		Year Built/Renovated:	2007/NAP
Guarantor:		Teddy D. Weiss		Size:	121,501 SF
Mortgage Rate:		6.9500%		Cut-off Date Balance Per SF:	$181
Note Date:		10/10/2025		Maturity Date Balance Per SF:	$181
Maturity Date:		11/5/2030		Property Manager:	T. Weiss Realty Corp.
Term to Maturity:		60 months			(borrower-affiliated)
Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI(2):	$2,941,153
Seasoning:		1 month		UW NCF:	$2,795,352
Prepayment Provisions:		L(25),YM1(29),O(6)		UW NOI Debt Yield:	13.3%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF Debt Yield:	12.7%
Additional Debt Type:		NAP		UW NOI Debt Yield at Maturity:	13.3%
Additional Debt Balance:		NAP		UW NCF DSCR:	1.80x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI(2):	$3,233,521 (7/31/2025 TTM)
				2nd Most Recent NOI(3):	$2,890,653 (12/31/2024)
				3rd Most Recent NOI(3):	$2,618,495 (12/31/2023)
Reserves				Most Recent Occupancy:	85.1% (9/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.0% (12/31/2024)
RE Taxes:	$146,463	$36,616	NAP	3rd Most Recent Occupancy:	84.0% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(4):	$39,200,000 (8/6/2025)
Replacement Reserve:	$2,025	$2,025	NAP	Appraised Value PSF(4):	$323
TI/LC Reserve:	$10,125	$10,125	$484,000	Cut-off Date LTV Ratio(4):	56.2%
Other Reserve(1):	$51,592	$0	NAP	Maturity Date LTV Ratio(4):	56.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$22,040,000	81.3%	Loan Payoff:	$26,597,907	98.1%
Sponsor Equity:	$5,082,454	18.7%	Closing Costs:	$314,342	1.2%
			Upfront Reserves:	$210,205	0.8%
Total Sources:	$27,122,454	100.0%	Total Uses:	$27,122,454	100.0%

(1)	Other Reserves consist of $51,592 in outstanding free rent reserves.
(2)	The NOI decrease from 7/31/2025 TTM to UW NOI is primarily attributable to two known vacancies totaling 10,376 SF, with lease expirations in September and December 2025, which have been underwritten as vacant.
(3)	The NOI increase from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily attributable to the nearly 20,000 SF of leasing at the 324 South Service Road Property in 2024.
(4)	The Appraised Value of $39,200,000 represents the appraisal’s concluded “Market Assuming Owner Affiliated Area is At Contract Rent ” value, as of August 6, 2025, which assumes the borrower sponsor’s lease remains at contract rent, and which results in the Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 56.2%. The appraisal’s concluded “As Is” value as of August 6, 2025 for the 324 South Service Road Property (as defined below) is $39,100,000 which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 56.4%.

The Mortgage Loan. The fourteenth largest mortgage loan (the “324 South Service Road Mortgage Loan”) is evidenced by a single promissory note with the original principal balance of $22,040,000. The 324 South Service Road Mortgage Loan is secured by the borrower’s fee interest in a 121,501 SF suburban office property, consisting of 23 tenants, in the town of Melville located on Long Island, New York (the “324 South Service Road Property”). The 324 South Service Road Mortgage Loan was originated by JPMorgan Chase Bank, National Association on October 10, 2025 to facilitate the refinance of its previous loan securitized in the CSAIL 2015-C4 transaction.

The Borrower and the Borrower Sponsor. The borrower is 324 South Service Road Associates, LLC, a New York limited liability company and single purpose entity with one independent director. The borrower sponsor for the 324 South Service Road Mortgage Loan is T. Weiss Realty Corporation (“T. Weiss Realty”). The non-recourse carveout guarantor is Teddy D. Weiss, a principal at T. Weiss Realty.

Founded by the non-recourse carveout guarantor, Teddy D. Weiss, in the early 1970s, T. Weiss Realty began by acquiring retail properties on Long Island and quickly transitioned its strategy to office. T. Weiss Realty, for nearly five decades, has been dedicated to the development and management of Class A office properties in the strongest business corridors on Long Island including Hauppauge, Huntington, Massapequa and Melville, which includes its headquarters at the 324 South Service Road Property. As of November 2025, T. Weiss Realty owns and manages approximately 450,000 SF of office space on Long Island, including the 324 South Service Road Property.

The Property. The 324 South Service Road Property is a Class A suburban office building, featuring both one- and four- story sections, strategically positioned along the Long Island Expressway in Melville, New York. Initially developed as an 80,000 SF single-story industrial property in 1964, the 324 South Service Road Property underwent a significant transformation in 2007, when the borrower sponsor redeveloped and converted it into the existing 121,501 SF office building. Located in Suffolk County on Long Island, the 324 South Service Road Property, situated right off the Long Island Expressway

A-3-107

Office - Suburban	Loan #14	Cut-off Date Balance:	$22,040,000
324 South Service Road	324 South Service Road	Cut-off Date LTV:	56.2%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	13.3%

and approximately 0.3 miles east of New York State Route 110, offers strong accessibility to the broader Long Island and New York metropolitan area. The 324 South Service Road Property provides ample parking, with 386 spaces, resulting in a parking ratio of 3.18 per 1,000 SF. Additionally, the borrower sponsor, who developed and is headquartered at the 324 South Service Road Property, has demonstrated its commitment to the asset through the inclusion of amenities such as conference and fitness centers in addition to a full-service café which is used to attract tenants.

The 324 South Service Road Property tenant roster includes financial services, media and technology companies and is anchored by TD Bank, N.A. (“TD Bank”) making up 34,506 SF, approximately 28.4% of NRA or 35.1% of UW Base Rent. TD Bank has maintained a presence at the 324 South Service Road Property since 2010, recently renewing its lease in December 2022 and is notably the only tenant with signage on the 324 South Service Road Property’s exterior. According to the borrower sponsor, TD Bank invested approximately $860,000 ($25 PSF) in connection with its renewal. The remaining 22 tenants occupying the building are granular, with none comprising more than 7.2% of the total NRA or 8.2% of underwritten rent. Additionally, since May 2023, the borrower sponsor has successfully leased and renewed approximately 46,596 SF (38.4% of NRA) to 14 tenants, underscoring their ability to maintain strong occupancy levels, which has averaged approximately 88.0% over the past 10 years. The average tenant has been at the 324 South Service Road Property for over approximately nine years, with the top five tenants, based on UW Base Rent, in occupancy for over 15 years, totaling 49.1% of NRA or 59.3% of underwritten rent.

Major Tenants.

TD Bank, N.A. (34,506 SF; 28.4% of NRA; 35.1% of underwritten rent). Headquartered in Mount Laurel, New Jersey, TD Bank is a subsidiary of The Toronto-Dominion Bank. TD Bank is one of the largest banks in the U.S. offering retail, small business and commercial banking products and services to millions of customers through throughout the Northeast, Mid-Atlantic, Metro D.C., the Carolinas and Florida. TD Bank has occupied its space at the 324 South Service Road Property since 2010. Most recently renewing in December 2022, TD Banks’ lease contains two, five-year renewal options remaining with no termination options. To the extent TD Bank does not renew its lease 12 months prior to lease expiration in January 2030, a full cash flow sweep will be triggered.

ChyronHego US Holding Corp. (8,747 SF; 7.2% of NRA; 8.2% of underwritten rent). ChyronHego US Holding Corporation (“ChyronHego”) was founded in 1966 as Chyron and has since played a pioneering role in developing broadcast titling and graphics systems. With a foundation built on innovation and efficiency, ChyronHego has become is a global leader in broadcast, with a focus on customer-centric solutions. ChyronHego has occupied its current 8,747 SF space since November 2025. ChyronHego’s lease has an expiration date in March 2030 with no renewal options and contains a termination option effective October 2027, subject to a termination fee of $211,813 ($24.22 PSF).

T. Weiss Realty Corporation (6,528 SF; 5.4% of NRA; 6.2% of underwritten rent). Headquartered at the 324 South Service Road Property, T. Weiss Realty develops, leases and manages commercial office space in Suffolk County, Long Island. For over 50 years, T. Weiss Realty has developed Class-A office spaces in Long Island’s most critical business districts, including Melville, Hauppauge, Huntington and Massapequa. T. Weiss Realty has kept its presence at the 324 South Service Road Property since its conversion to an office building in 2007, occupying 6,528 SF with a lease expiration in November 2030. T. Weiss Realty’s lease does not contain any renewal or termination options.

A-3-108

Office - Suburban	Loan #14	Cut-off Date Balance:	$22,040,000
324 South Service Road	324 South Service Road	Cut-off Date LTV:	56.2%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	13.3%

The following table presents certain information relating to the tenancy at the 324 South Service Road Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
TD Bank, N.A.(3)	A2/AA-/A+	34,506	28.4%	$1,297,426	35.1%	$37.60	1/31/2030	2 x 5 years	N
ChyronHego US Holding Corp.(4)	NR/NR/NR	8,747	7.2%	$305,095	8.2%	$34.88	3/31/2030	None	Y
T. Weiss Realty Corporation(5)	NR/NR/NR	6,528	5.4%	$228,154	6.2%	$34.95	11/30/2030	None	N
CDM Smith, Inc.(6)	NR/NR/NR	5,443	4.5%	$192,435	5.2%	$35.35	1/31/2028	1 x 3 years	Y
Koval & Casagrande CPAs, P.L.L.C.	NR/NR/NR	4,381	3.6%	$170,771	4.6%	$38.98	7/31/2029	None	N
CMG Mortgage, lnc.(7)(8)	NR/NR/NR	4,924	4.1%	$157,223	4.3%	$31.93	5/31/2030	None	Y
Vitro Packaging, L.L.C.	NR/NR/NR	3,211	2.6%	$131,382	3.6%	$40.92	4/30/2026	None	N
First Heritage Ins Agency, Inc.	NR/NR/NR	2,994	2.5%	$120,447	3.3%	$40.23	6/30/2030	None	N
Totus, L.L.C.(9)	NR/NR/NR	3,094	2.5%	$105,010	2.8%	$33.94	6/30/2030	None	N
Praxis Public Relations, Inc.(10)	NR/NR/NR	3,174	2.6%	$102,481	2.8%	$32.29	6/30/2032	None	Y
Major Tenants Subtotal/Wtd. Avg.		77,002	63.4%	$2,810,424	76.0%	$36.50

Other Tenants(11)		26,346	21.7%	$888,162	24.0%	$33.71
Occupied Subtotal/Wtd. Avg.		103,348	85.1%	$3,698,587	100.0%	$35.79

Vacant Space(12)		18,153	14.9%
Total/Wtd. Avg.		121,501	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Rent for TD Bank is straight-lined over the remaining lease term. TD Bank’s In-place rent is $34.92 PSF.
(4)	ChyronHego has the right to terminate its lease effective October 2027, subject to 9 months prior notice and a termination fee of $211,813.
(5)	T. Weiss Realty Corporation, the borrower sponsor, uses this space as its corporate headquarters.
(6)	CDM Smith, Inc. has the rolling option to terminate its lease, solely with respect to the 245 SF unit (Unit H), subject to 6 months prior notice.
(7)	CMG Mortgage, Inc. has the right to terminate its lease, effective March 2028, subject to notice provided by June 2027, and a termination fee of $148,602.
(8)	CMG Mortgage, Inc. is eligible for $12,720 of free rent in April 2027.
(9)	Affiliate of the borrower sponsor.
(10)	Praxis Public Relations, Inc. has the right to terminate its lease, effective March 2029, subject to 9 months prior notice and a termination fee of $78,472.
(11)	One tenant, Sielken Davis L.L.C., is currently subleasing its space, which is approximately 2,635 SF or 2.2% of NRA, to GZA Geoenvironmental, Inc. co-terminous with the May 2026 expiration.
(12)	Vacant space includes one tenant expected to vacate its space totaling 3,488 SF, with a lease expiration in December 2025, and has been underwritten as vacant.

The following table presents certain information relating to the lease rollover schedule at the 324 South Service Road Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent	UW Base Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	6	10,667	8.8%	8.8%	$357,487	9.7%	9.7%	$33.51
2027	2	3,205	2.6%	11.4%	$147,688	4.0%	13.7%	$46.08
2028	2	5,443	4.5%	15.9%	$192,435	5.2%	18.9%	$35.35
2029	3	8,171	6.7%	22.6%	$302,152	8.2%	27.0%	$36.98
2030	7	61,992	51.0%	73.6%	$2,242,862	60.6%	87.7%	$36.18
2031	2	5,080	4.2%	77.8%	$167,793	4.5%	92.2%	$33.03
2032	4	8,790	7.2%	85.1%	$288,170	7.8%	100.0%	$32.78
2033	0	0	0.0%	85.1%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	85.1%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	85.1%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	85.1%	$0	0.0%	100.0%	$0.00
Vacant(3)	NAP	18,153	14.9%	100.0%	NAP	NAP	NAP	NAP
Total/Wtd. Avg.	23	121,501	100.0%		$ 3,698,587	100.0%		$35.79(4)

(1)	Based on the underwritten rent roll dated September 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Vacant space includes one tenant expected to vacate its space totaling 3,488 SF, with a lease expiration in December 2025, and has been underwritten as vacant.
(4)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.
A-3-109

Office - Suburban	Loan #14	Cut-off Date Balance:	$22,040,000
324 South Service Road	324 South Service Road	Cut-off Date LTV:	56.2%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	13.3%

The following table presents historical occupancy percentages at the 324 South Service Road Property:

Historical Occupancy
12/31/2020	12/31/2021	12/31/2022	12/31/2023	12/31/2024	9/1/2025(1)(2)
90.0%	90.0%	85.0%	84.0%	94.0%	85.1%

(1)	Current occupancy is based on the underwritten rent roll dated as of September 1, 2025.
(2)	Inclusive of two known vacancies totaling 10,376 SF, with lease expirations in September and December 2025, which have been underwritten as vacant.

The Market. The 324 South Service Road Property is situated in Melville, New York within the Western Suffolk office submarket of the greater Long Island market. Primary access to the subject neighborhood is provided by Route 110, the Southern State Parkway, the Sunrise Highway and the Long Island Expressway (I-495). The Long Island Expressway and Southern State Parkway are the primary commercial highways connecting the neighborhood with Nassau County as well as Eastern Suffolk County and the resort communities of eastern Long Island to the east. Melville consists of a mixture of land uses including commercial, residential and industrial developments. Residential uses are situated mostly along the secondary roadways, the majority of which are single family homes. The 324 South Service Road Property is located a few miles south of the Walt Whitman Mall, a regional mall with anchors such as Lord & Taylor, Bloomingdale’s, Macy’s and Saks Fifth Avenue. Restaurants such as P.F Chang’s, and The Cheesecake Factory can also be found at the Walt Whitman Mall.

According to a third party market report, the Western Suffolk office submarket for Class A properties has an inventory of 17.7 million square feet with a vacancy rate of 10.8%. The appraisal indicates that the Western Suffolk office submarket consistently outperforms the broader Long Island market. In the second quarter of 2025, leasing activity in the Western Suffolk office submarket totaled 120,000 square feet making it the most active office submarket on Long Island. Despite the strong leasing activity, there are only a few developments under construction in the submarket and none of which are within Melville or the 324 South Service Road Property’s immediate area. There is limited product projected to come on-line in the near future, with only 2,400 square feet of Class A office space under development in the submarket. No new developments are expected to significantly impact the 324 South Service Road Property. It is also noted that demolitions have played a role in the submarket’s total office supply, with the former CA Technologies office park in Islandia having been demolished in early 2024. The 1.1 million square foot property is being redeveloped into nearly 1 million SF of warehouse and distribution space.

The 2024 population within a one-, three- and five-mile radius of the 324 South Service Road Property was 4,279, 47,490 and 246,795, respectively. The 2024 median household income within the same radius was $176,155, $164,100, and $152,021, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 324 South Service Road Property:

Market Rent Summary(1)
	Small Office (<5,000 SF)	Medium Office (5,001 – 15,000 SF)	Large Office (>15,00 SF)	Lower Level Office	Amenity
Market Rent (PSF)	$33.00	$32.00	$31.50	$25.00	$5.00
Lease Term (Months)	60	84	120	60	60
Lease Type	MG	MG	MG	MG	None

(1)	Source: Appraisal.

A-3-110

Office - Suburban	Loan #14	Cut-off Date Balance:	$22,040,000
324 South Service Road	324 South Service Road	Cut-off Date LTV:	56.2%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	13.3%

The table below presents certain information relating to comparable properties to the 324 South Service Road Property identified by the appraiser:

Comparable Office Leases(1)
Property Name	Year Built / Renovated	Total NRA (SF)	Tenant Names	Lease Date	Lease Term (Yrs.)	Lease Size (SF)	Base Rent PSF
324 South Service Road	2007 / NAP	121,501(2)			12.9(3)	14,815(3)	$35.79(4)
175 Broadhollow Road Melville, NY	1984	180,000	Customers Bank Peapack Private Bank & Trust	Sep-25 Sep-25	9.3 10.4	7,563 8,388	$30.95 $31.75
88 Froehlich Farm Boulevard Woodbury, NY	1999	124,244	Massachusetts Mutual Life Insurance	Sep-25	5.2	13,664	$31.50
395 North Service Road Melville, NY	1988	202,226	Power Home Remodeling Group	Apr-25	10.9	20,976	$32.00
290-300 Broad Hollow Road Melville, NY	1989 / 1995	256,252	Digital First Holdings GE Healthcare	Mar-25 Sep-24	5.3 NAV	8,181 4,519	$30.50 $30.75
68 South Service Road Melville, NY	2006	323,292	Bond, Schoeneck & King PLLC Regus	Sep-24 May-24	15.9 10.0	42,110 35,522	$35.75 $35.75
225 Broad Hollow Road Melville, NY	1983	195,309	Motorola Solutions	Sep-24	5.2	7,998	$35.00
58 South Service Road Melville, NY	2001	309,262	Morgan Stanley Ladenburg Thalman Financial Services	Nov-23 Jan-23	10.0 5.3	50,359 5,023	$36.00 $34.50

(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 1, 2025.
(3)	Represents the weighted average lease term/size of occupied tenant based on UW Base Rent.
(4)	Base Rent PSF excludes vacant space at the 324 South Service Road Property.

Appraisal. The appraisal concluded to “Market Assuming Owner Affiliated Area is At Contract Rent” value for the 324 South Service Road Property of $39,200,000 which assumes the borrower sponsor’s lease remains at contract rent. Additionally, the appraisal concluded to an “as-is” value for the 324 South Service Road Property of $39,100,000.

Environmental Matters. According to the Phase I environmental site assessment dated August 15, 2025, historical recognized environmental conditions were identified. However, there was no evidence of any recognized environmental conditions at the 324 South Service Road Property to which any further investigation was recommended.

A-3-111

Office - Suburban	Loan #14	Cut-off Date Balance:	$22,040,000
324 South Service Road	324 South Service Road	Cut-off Date LTV:	56.2%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	13.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 324 South Service Road Property.

Cash Flow Analysis(1)
	2023	2024	TTM 7/31/2025	UW	UW PSF
In-Place Base Rent	$4,258,632	$4,331,222	$4,360,704	$3,698,587	$30.44
Vacant Income	$0	$0	$0	$589,836	$4.85
Net Rental Income	$4,258,632	$4,331,222	$4,360,704	$4,288,423	$35.30

Expense Reimbursement	$459,875	$500,829	$592,320	$493,271	$4.06
Vacancy	($889,628)	($723,435)	($454,251)	($589,836)	($4.85)
Other Income	$108,871	$107,160	$126,269	$130,436	$1.07
Effective Gross Income	$3,937,750	$4,215,776	$4,625,042	$4,322,294	$35.57

Real Estate Taxes	$394,468	$411,781	$426,590	$426,590	$3.51
Insurance	$54,494	$40,531	$42,818	$47,078	$0.39
Other Expenses	$870,293	$872,811	$922,113	$907,473	$7.47
Total Expenses	$1,319,255	$1,325,123	$1,391,521	$1,381,141	$11.37

Net Operating Income(2)	$2,618,495	$2,890,653	$3,233,521	$2,941,153	$24.21
Capital Expenses	$0	$0	$0	$24,300	$0.20
TI/LC	$0	$0	$0	$121,501	$1.00
Net Cash Flow	$2,618,495	$2,890,653	$3,233,521	$2,795,352	$23.01

Occupancy (%)(3)	84.0%	94.0%	85.1%	84.1%
NOI DSCR	1.69x	1.86x	2.08x	1.89x
NCF DSCR	1.69x	1.86x	2.08x	1.80x
NOI Debt Yield	11.9%	13.1%	14.7%	13.3%
NCF Debt Yield	11.9%	13.1%	14.7%	12.7%

(1) Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2) The Net Operating Income decrease from TTM 7/31/2025 to UW is primarily attributable to two known vacancies totaling 10,376 SF, with lease expirations in September and December 2025, which have been underwritten as vacant.
(3) UW Occupancy % represents economic occupancy and historical occupancies represent physical occupancy. TTM occupancy is based on the underwritten rent roll dated September 1, 2025.

A-3-112

Mortgage Loan No. 15 – 80 International Drive

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG/WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$20,000,000			Location:	Windsor, CT 06095
Cut-off Date Balance(1):	$20,000,000			General Property Type:	Industrial
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Warehouse/Distribution
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor(2):	Sycamore Partners Management, L.P.			Year Built/Renovated:	2007/NAP
	Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P.			Size:	698,574 SF
Guarantors(2):				Cut-off Date Balance PSF(1):	$100
Mortgage Rate:	6.5520%			Maturity Balance PSF(1):	$100
Note Date:	9/9/2025			Property Manager:	Self-managed
Maturity Date:	10/6/2030
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$7,515,396
IO Period:	60 months			UW NCF:	$7,058,901
Seasoning:	2 months			UW NOI Debt Yield(1):	10.7%
Prepayment Provisions:	L(12),YM1(41),O(7)			UW NCF Debt Yield(1):	10.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.7%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.52x
Additional Debt Balance(1):	$50,000,000			Most Recent NOI(8):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(8):	NAV
Reserves				3rd Most Recent NOI(8):	NAV
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (12/1/2025)
RE Taxes(3):	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Insurance(4):	$0	Springing	NAP	3rd Most Recent Occupancy:	100.0% (12/31/2023)
Replacement Reserve(5):	$0	Springing	$558,859	Appraised Value (as of):	$118,800,000 (6/23/2025)
Low Debt Yield/DSCR Cure Funds(6):	$0	Springing	NAP	Appraised Value per SF:	$170
Material Tenant Reserve(7):	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	58.9%
				Maturity Date LTV Ratio(1):	58.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$70,000,000	98.7%	Loan Payoff:	$70,057,679	98.8%
Borrower Sponsor Equity:	$900,345	1.3%	Closing Costs:	$842,665	1.2%
Total Sources:	$70,900,345	100.0%	Total Uses:	$70,900,345	100.0%

(1)	The 80 International Drive Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate original principal balance of $70,000,000. The information presented above is based on the 80 International Drive Whole Loan (as defined below).
(2)	The borrower sponsor and guarantors for the 80 International Drive Whole Loan are the same borrower sponsor and guarantors for the seventh largest mortgage loan, Walgreens Retail Portfolio.
(3)	RE Taxes monthly reserves will be waived so long as (i) no event of default has occurred and is continuing, (ii) the Walgreens Eastern lease is in full force and effect and no monetary or non-monetary defaults have occurred and are continuing, and Walgreens Eastern continues to occupy all of the 80 International Drive Property (as defined below) and (iii) Walgreens Eastern continues to make the payments and perform the obligations required under its lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and provides the lender with a quarterly certification in connection with the same, it being understood that the lender will have the right to request evidence of the payment and performance of such obligations under the Walgreens Eastern lease at any time during an event of default (collectively, the “Reserve Waiver Conditions”).
(4)	Deposits to the insurance monthly reserves on account of insurance premiums will be waived to the extent that the insurance requirements under the 80 International Drive Whole Loan documents are satisfied pursuant to a blanket policy, such blanket policy is maintained in full force and effect, the premiums for such blanket policy are not paid in installments or financed, and evidence of such blanket policy is provided to the lender in a timely manner. Notwithstanding the foregoing, the monthly escrow insurance premiums will be waived for so long as the Reserve Waiver Conditions with respect to insurance reserves are satisfied.
(5)	Replacement monthly reserves will be waived so long as the Reserve Waiver Conditions with respect to replacement reserves are satisfied.
(6)	If the borrower deposits in cash with the lender one or more of a Low Debt Yield Cure Deposit (as defined below) or Low DSCR Cure Deposit (as defined below) to avoid the occurrence of the pro forma debt yield falling below 9.0% (a “Cash Management Debt Yield Trigger Event”) and/or the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.30x (a “Cash Management DSCR Trigger Event”), the lender will transfer such amounts into the Low Debt Yield/DSCR Cure Funds account. The lender will hold such Low Debt Yield/DSCR Cure Deposit(s) as additional collateral for the 80 International Drive Whole Loan. At any time during the term of the 80 International Drive Whole Loan that Low Debt Yield/DSCR Cure Funds are on deposit in the Low Debt Yield/DSCR Cure Funds account, the lender will determine the DSCR or the pro forma debt yield, as applicable, on the last day of the 12th month following the making of such deposit, taking into account the Low Debt Yield/DSCR Cure Funds. If the lender determines that the Low Debt Yield/DSCR Cure Funds then on deposit in the Low Debt Yield/DSCR Cure Funds account, if applied to reduce the then outstanding principal balance, would be insufficient to cause either (i) the proforma debt yield to be at least 9.0% or (ii) the DSCR to be at least 1.30x, as applicable, in each case, for a period of 12 months, then the borrower may, in order to continue avoid the occurrence of a Cash Management Debt Yield Trigger Event and/or Cash Management DSCR Trigger Event, within five business days of the lender’s notice to the borrower of such deficiency, deposit with the lender such additional funds such that, when added to the funds on deposit in the Low Debt Yield/DSCR Cure Funds account, would be sufficient, if applied to reduce then outstanding principal balance, to result in either (i) a proforma debt yield of at least 9.0% or (b) a DSCR of at least 1.30x. A “Low DSCR Cure Deposit” means the trailing 12-month DSCR being at least 1.30x for two consecutive calendar quarters or the borrower has deposited with the lender a letter of credit or cash in an amount (such amount that, if applied to reduce the then outstanding principal balance, would result in a DSCR that is equal to or greater than 1.30x). A “Low Debt Yield Cure Deposit” means the pro forma debt yield being at least 9.0% for the succeeding 12 month period or the borrower has deposited with the lender a letter of credit or cash in an amount that, if applied to reduce the then outstanding principal balance, would result in a pro forma debt yield that is equal to or greater than 9.0%.
(7)	If a Material Tenant Trigger Event (as defined below) has occurred and is continuing, rents from the 80 International Drive Property are required to be deposited into a Material Tenant (as defined below) rollover reserve. A “Material Tenant” means (i) Walgreens Eastern or (ii) any tenant at the 80 International Drive Property that, together with its affiliates, either (a) leases no less than 20% of the total NRA of the 80 International Drive Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the 80 International Drive Property. A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (ii) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (iii) a Material Tenant lease being terminated in whole or in part or is no longer in full force and effect, (iv)(a) Walgreens Eastern “going dark”, vacating or ceasing to conduct business in the ordinary course with respect to 10% or more of its space or (b) a Material Tenant “going dark”,
A-3-113

Industrial – Warehouse/Distribution	Loan #15	Cut-off Date Balance:	$20,000,000
60-80 International Drive	80 International Drive	Cut-off Date LTV:	58.9%
Windsor, CT 06095		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	10.7%

vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or substantially all of its space; provided, however, this clause (iv) will not include such portion of the 80 International Drive Property that (A) is currently the subject of a casualty, (B) is leased, licensed and/or subleased pursuant to agreements previously approved in writing by the lender or which are otherwise permitted under the 80 International Drive Whole Loan documents, (C) is currently subject to a temporary cessation of normal business operations due to an alteration of the improvements at the 80 International Drive Property or (D) is currently subject to a temporary cessation of normal business operations due to force majeure delays, (v)(a) Walgreens Eastern announces or discloses publicly, its intention to relocate or vacate 10% or more of its space or (b) a Material Tenant announces or discloses publicly, its intention to relocate or vacate all or any portion of its Material Tenant space, (vi)(a) 10% or more of Walgreens Eastern’s space is marketed for sublease by or on behalf of Walgreens Eastern or (b) all or substantially all of a Material Tenant’s space is marketed for sublease or subleased by or on behalf of a Material Tenant, (vii) with respect to Walgreens Eastern, commencing with the fiscal quarter ending February 28, 2026, the fixed charge coverage ratio of a parent entity of Walgreens Eastern (the “USR ABL Borrower”) is less than 1.0x for any fiscal quarter or (viii) an event of default under that certain loan (the “USR ABL Loan”) made to the USR ABL Borrower pursuant to that certain ABL credit agreement dated as of August 28, 2025 by and between certain parent entities of Walgreens Eastern and Wells Fargo Bank, National Association (“USR ABL Administrative Agent”) pursuant to the USR ABL Loan documents.

(8)	Historical financial information is not available due to the borrower acquiring the 80 International Drive Property in a sale leaseback transaction.

The Mortgage Loan. The fifteenth largest mortgage loan (the “80 International Drive Mortgage Loan”) is part of a whole loan (the “80 International Drive Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate original principal amount of $70,000,000. The 80 International Drive Whole Loan was co-originated by UBS AG New York Branch (“UBS AG”) and Wells Fargo Bank, National Association (“WFB”). The 80 International Drive Whole Loan is secured by the fee interest in a 698,574 SF industrial warehouse/distribution center located in Windsor, Connecticut (the “80 International Drive Property”).

The 80 International Drive Mortgage Loan is evidenced by the non-controlling Note A-1-4 to be contributed by UBS AG and non-controlling Note A-2-4 to be contributed by WFB, with an aggregate original principal balance of $20,000,000. The 80 International Drive Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2025-5C6 transaction. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

80 International Drive Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$20,000,000	$20,000,000	WFCM 2025-5C6	Yes
A-1-2	$2,500,000	$2,500,000	WFCM 2025-5C6	No
A-1-3	$2,500,000	$2,500,000	WFCM 2025-5C6	No
A-1-4	$10,000,000	$10,000,000	WFCM 2025-5C7	No
A-2-1	$20,000,000	$20,000,000	WFCM 2025-5C6	No
A-2-2	$2,500,000	$2,500,000	WFCM 2025-5C6	No
A-2-3	$2,500,000	$2,500,000	WFCM 2025-5C6	No
A-2-4	$10,000,000	$10,000,000	WFCM 2025-5C7	No
Total	$70,000,000	$70,000,000

The Borrower and the Borrower Sponsors. The borrower is DC PropCo Borrower LLC, a Delaware limited liability company and a single purpose entity with two independent directors in its organizational structure. The borrower is an affiliate of the borrower sponsor. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 80 International Drive Whole Loan.

The non-recourse carveout guarantors are Sycamore Partners III, L.P. and Sycamore Partners III-A, L.P. The borrower sponsor is Sycamore Partners Management, L.P. (“Sycamore Partners”), a private equity firm based in New York specializing in consumer, distribution and retail-related investments. Sycamore Partners has approximately $11.0 billion in aggregate committed capital and its strategy is to partner with management teams to improve the operating profitability and strategic value of its businesses. Past and present portfolio companies include Walgreens, The Boots Group, Shields Health Solutions, Playa Bowls, KnitWell Group, RONA, The Goddard School, STE Michelle Wine Estates, AZAMARA Cruise Lines, Margaritaville at Sea, Lane Bryant, Pure Fishing, Rithum, Staples, Hot Topic, Torrid, Stuart Weitzman and Kurt Geiger.

The Property. The 80 International Drive Property consists of a 698,574 SF industrial warehouse and distribution center located in Windsor, Connecticut. Situated on an approximately 130.99-acre site, the 80 International Drive Property was built in 2007 for the former owner and current sole tenant, Walgreens Eastern, a wholly-owned subsidiary of Walgreen Co. (“Walgreens”) that is indirectly owned by the borrower sponsor. The 80 International Drive Property is comprised of three buildings and features 25- to 100-foot clear heights, a cafeteria, a locker room, a computer training room, 50 dock doors, six drive-in doors and approximately 6.2% of the NRA is office space. The 80 International Drive Property has 1,045 parking spaces, resulting in a parking ratio of approximately 1.50 parking spaces per 1,000 SF.

The 80 International Drive Property is the subject of a sale leaseback transaction in connection with the acquisition of the 80 International Drive Property by the related borrower. As of December 1, 2025, the 80 International Drive Property was 100.0% master leased by the borrower, as lessor, to Walgreens Eastern, as lessee. According to publications, Walgreens Eastern invested approximately $175.0 million in the construction of the 80 International Drive Property. The build-to-suit building was the 13th distribution center designed and constructed by Korte Company specifically for Walgreens Eastern. The master lease has an initial term of 15 years, and three, five-year renewal options remaining, with no termination options. The master lease is guaranteed by the parent company, Walgreens. The rental rate will increase 3.0% annually during the initial term and will increase over the renewal period at a rate equal to the greater of (i) 103% of base rent for the year immediately preceding the first year of the renewal term and base rent will increase by 3% annually during the renewal term and (ii) market rate as determined under the lease agreement and base rent will increase by 3% annually during the renewal term.

Sole Tenant.

Walgreens Eastern (698,574 SF; 100.0% of NRA; 100.0% of underwritten base rent). Walgreens is the seventh largest overall U.S. retailer and the second largest pharmacy retailer, generating annual sales of approximately $121.4 billion for the fiscal third quarter of 2025. Headquartered in Deerfield, Illinois, Walgreens has 8,560 retail and healthcare locations across all 50 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. As of August 31, 2024, approximately 78% of the population of the U.S. lived within five miles of a store. Walgreens utilizes its vast scale and retail network to provide customers and patients with convenient, omnichannel access to consumer goods and services, as well as pharmacy and health and wellness services.

A-3-114

Industrial – Warehouse/Distribution	Loan #15	Cut-off Date Balance:	$20,000,000
60-80 International Drive	80 International Drive	Cut-off Date LTV:	58.9%
Windsor, CT 06095		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the tenancy at the 80 International Drive Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Walgreens Eastern	NR/B1/BB-	698,574	100.0%	$8,033,601	100.0%	$11.50	8/31/2040	N	3 x 5 yr
Occupied Collateral Total		698,574	100.0%	$8,033,601	100.0%	$11.50

Vacant Space		0	0.0%
Total/Wtd. Avg.		698,574	100.0%

(1)	Information is based on the underwritten rent roll dated December 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 80 International Drive Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036 & Thereafter	1	698,574	100.0%	100.0%	$8,033,601	100.0%	100.0%	$11.50
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	698,574	100.0%		$8,033,601	100.0%		$11.50

(1)	Information is based on the underwritten rent roll dated December 1, 2025.

The Market. The 80 International Drive Property is located in Windsor, Hartford County, Connecticut, approximately 16.4 miles north of downtown Hartford, Connecticut. The 80 International Drive Property is located in the Hartford-West Hartford-East Hartford, Connecticut Metropolitan Statistical Area, with an estimated 2025 population of 1,157,215 and an estimated 2025 average household income of $132,294, according to a third-party market research report. Primary access to the 80 International Drive Property is provided by Interstate 91 (approximately 6.4 miles southeast), a major north-south corridor providing direct access to Hartford and Springfield, Massachusetts and is approximately 5.1 miles east of Highway 202. In addition, the 80 International Drive Property is approximately 4.3 miles southwest of Bradley International Airport, the second-largest airport in New England, which serves travelers from Connecticut, western Massachusetts, and other New England states. Development activity in the immediate area has been predominantly industrial, with major employers including Amazon, Town of Windsor, Voya Financial and Walgreens.

According to a third-party market research report, the 80 International Drive Property is located in the Hartford - Connecticut industrial market within the Windsor industrial submarket. As of July 2025, Windsor industrial submarket contained 13,700,705 SF of industrial inventory space with an average rent of $10.13 PSF and a vacancy rate of 8.8%. As of year-end 2024, the Windsor industrial submarket contained 13,515,105 SF of industrial inventory space with an average rent of $10.08 and a vacancy rate of 8.5%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the 80 International Drive Property was 1,685, 12,469 and 43,368, respectively, and the estimated 2025 average household income within the same radii was $124,133, $137,969 and $141,190, respectively.

A-3-115

Industrial – Warehouse/Distribution	Loan #15	Cut-off Date Balance:	$20,000,000
60-80 International Drive	80 International Drive	Cut-off Date LTV:	58.9%
Windsor, CT 06095		UW NCF DSCR:	1.52x
		UW NOI Debt Yield:	10.7%

The following table presents certain information relating to the appraisal’s market rent conclusions for the 80 International Drive Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (Years)	Office %	Clear Height	Annual Base Rent PSF	Lease Type
80 International Drive 60-80 International Drive Windsor, CT	2007/NAP	Walgreens Eastern(2)	698,574(2)	Aug-25(2)	15.0(2)	6.2%	25’-100’	$11.50(2)	NNN(2)
205 Baker Hollow Road Windsor, CT	2025/NAP	Marvin Logistics, LLC	185,600	Sep-24	7.3	5.0%	32’	$12.25	NNN
Rentschler Field Logistics Center 501 East Hartford Boulevard North East Hartford, CT	2024/NAP	Lowe’s	1,300,000	Jul-24	10.3	1.0%	36’	$8.70	NNN
20 Constitution Boulevard South Shelton, CT	2004/NAP	Undisclosed	158,000	Jan-24	NAV	25.3%	38’	$12.00	NNN
425 Day Hill Road Windsor, CT	2023/NAP	Undisclosed	170,300	Jan-24	NAV	5.0%	32’	$11.75	NNN
1180 Northrop Road Wallingford, CT	2023/NAP	Whole Foods	80,000	Dec-23	15.0	5.0%	32’	$12.25	NNN
140 Old Country Circle Windsor Locks, CT	2006/NAP	Eversource Energy	268,497	Dec-23	9.3	4.7%	31’	$8.50	Modified Gross

(1)	Information is based on the appraisal.
(2)	Information is based on the underwritten rent roll dated December 1, 2025.

Appraisal. The appraisal concluded to an “as-is” appraised value for the 80 International Drive Property of $118,800,000 as of June 23, 2025.

Environmental Matters. According to the Phase I environmental report dated June 13, 2025, there was no evidence of any recognized environmental conditions at the 80 International Drive Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 80 International Drive Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$8,033,601	$11.50
Vacant Income	$0	$0.00
Gross Potential Rent	$8,033,601	$11.50
Total Reimbursements	$2,330,506	$3.34
Net Rental Income	$10,364,107	$14.84
Less Vacancy & Credit Loss	($518,205)	($0.74)
Effective Gross Income	$9,845,902	$14.09

Total Expenses	$2,330,506	$3.34

Net Operating Income	$7,515,396	$10.76
CapEx	$139,715	$0.20
TI/LC	$316,780	$0.45
Net Cash Flow	$7,058,901	$10.10

Occupancy %(3)	95.0%
NOI DSCR	1.62x
NCF DSCR	1.52x
NOI Debt Yield	10.7%
NCF Debt Yield	10.1%

(1)	Historical financial information is not available due to the borrower acquiring the 80 International Drive Property in a sale leaseback transaction.
(2)	Base Rent is based on the underwritten rent roll dated December 1, 2025.
(3)	The UW Occupancy % represents the in-place economic occupancy. The 80 International Drive Property was 100.0% occupied as of December 1, 2025.

A-3-116

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.
	Attention: A.J. Sfarra		cmbsnotices@wellsfargo.com
30 Hudson Yards, 15th Floor | New York, NY 10001 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, N.A.
	Attention: Executive Vice President – Division Head	(913) 253-9000	NoticeAdmin@midlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Special Servicer	CWCapital Asset Management LLC
	Attention: Legal Department		CWCAMContractNotices@cwcapital.com
900 19th Street NW, 8th Floor | Washington, DC 20006 | United States
Mall at Bay Plaza Special Servicer	KeyBank National Association
	Attention: Michael A. Tilden		michael_a_tilden@keybank.com
11501 Outlook Street, Suite 300 | Overland Park, KS 66211 | United States
Crossgates Mall Special Servicer	Midland Loan Services, a Division of PNC Bank, N.A.
	Attention: Executive Vice President – Division Head	(913) 253-9000	NoticeAdmin@midlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting		reporting@belloakadvisors.com
1717 McKinney Avenue, 12th Floor | Dallas, TX 75202 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
MBP-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
MBP-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
MBP-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
MBP-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
MBP-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
MBP-HRR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
CG-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
CG-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
CG-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
CG-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%

Certificate Distribution Detail continued to next page

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
CG-HRR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CG-X		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
MBP-C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
MBP-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
MBP-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
MBP-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
MBP-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
MBP-HRR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
CG-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
CG-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
CG-C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
CG-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
CG-HRR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
CG-X		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MBP-C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MBP-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MBP-E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MBP-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MBP-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
MBP-HRR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CG-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CG-X	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CG-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CG-C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CG-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CG-HRR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jan-26	0	0	0	0	0	0
Dec-25	0	0	0	0	0	0
Nov-25	0	0	0	0	0	0
Oct-25	0	0	0	0	0	0
Sep-25	0	0	0	0	0	0
Aug-25	0	0	0	0	0	0
Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
May-25	0	0	0	0	0	0
Apr-25	0	0	0	0	0	0
Mar-25	0	0	0	0	0	0
Feb-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 26

Distribution Date:	01/16/26	Wells Fargo Commercial Mortgage Trust 2025-5C7
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5C7

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 26

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of December 1, 2025 (the “Pooling and Servicing Agreement”).

Transaction: Wells Fargo Commercial Mortgage Trust 2025-5C7, Commercial Mortgage Pass-Through Certificates, Series 2025-5C7

Operating Advisor: BellOak, LLC

Special Servicer: [CWCapital Asset Management LLC][KeyBank National Association][Midland Loan Services, a Division of PNC Bank, National Association]

Directing Certificateholder: [BIG Real Estate Fund III, L.P. (or its affiliate)][Blue Owl Real Estate Debt Advisors LLC (or its affiliate)][Waterfall Asset Management, LLC (or its affiliate)]

I.                                            Population of Mortgage Loans that Were Considered in Compiling this Report

1.    The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.    Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.

3.    After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

II.                                       Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.                                   List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.    Any Major Decision Reporting Package that is delivered to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.    Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.    The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.    [LIST OTHER REVIEWED INFORMATION].

C-2

5.    [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.    As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

2.    In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.    Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.    The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.    Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

C-3

6.    There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.    The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.    This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-4

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller, and the terms “hereof” and “herein” will refer to the related MLPA. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject

D-1-1

to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal,

D-1-2

valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been

D-1-3

paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

D-1-4

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the

D-1-5

case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

D-1-6

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days,

D-1-7

as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of

D-1-8

any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan

D-1-9

documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal

D-1-10

obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may

D-1-11

be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning

D-1-12

and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

D-1-13

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)   Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)   The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the

D-1-14

Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)   The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)   Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)   Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or

D-1-15

clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of an operations or maintenance plan that can reasonably be expected to mitigate the identified risk, and such a plan has been required to be instituted by the related Mortgagor; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such

D-1-16

condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

D-1-17

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

D-1-18

Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association	Zions Bancorporation, N.A.	Citi Real Estate Funding Inc.	JPMorgan Chase Bank, National Association	UBS AG	BSPRT CMBS Finance, LLC	Goldman Sachs Mortgage Company	Societe Generale Financial Corporation
9	None	None	None	None	Crossgates Mall	None	None	None

D-1-19

Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association	Zions Bancorporation, N.A.	Citi Real Estate Funding Inc.	JPMorgan Chase Bank, National Association	UBS AG	BSPRT CMBS Finance, LLC	Goldman Sachs Mortgage Company	Societe Generale Financial Corporation
1	None	None	None	Mall at Bay Plaza	None	None	None	None

D-1-20

Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association	Zions Bancorporation, N.A.	Citi Real Estate Funding Inc.	JPMorgan Chase Bank, National Association	UBS AG	BSPRT CMBS Finance, LLC	Goldman Sachs Mortgage Company	Societe Generale Financial Corporation
N/A	None	None	None	None	None	None	None	None

D-1-21

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS
(OTHER THAN CROSS-COLLATERALIZED MORTGAGE LOANS)

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association	Zions Bancorporation, N.A.	Citi Real Estate Funding Inc.	JPMorgan Chase Bank, National Association	UBS AG	BSPRT CMBS Finance, LLC	Goldman Sachs Mortgage Company	Societe Generale Financial Corporation
7 15	None	None	None	None	Walgreens Retail Portfolio 80 International Drive	None	None	None

D-1-22

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	80 International Drive (Loan No. 15)	The mortgaged property is security for 8 pari passu notes aggregating $70,000,000. The lender has the unrestricted right to securitize the mortgage loan; however, in connection with any other subsequent loan transfer or sale of participation interests, the lender is restricted, provided no event of default has occurred and is continuing, from any such transfer or sale of participation interests to certain defined parties, as follows: (i) Altamont Capital; (ii) Angel Island; (iii) Aurelius Capital; (iv) Brigade; (v) Marble Ridge; (vi) Golden Gate Capital; (vii) Black Diamond; (viii) Mudrick and (ix) Hein Park, together with any affiliates of the foregoing.
(8) Permitted Liens; Title Insurance	Capital Storage Portfolio (Loan No. 4)	The mortgaged property is comprised of 22 self-storage properties that are security for 4 pari passu notes aggregating $140,000,000. With respect to the 5706 Georgetown property, Georgetown, TX (having an allocated loan amount of $5,798,000 or 3.9% of the allocated Whole Loan amount), the mortgaged property is one unit in a three-unit condominium regime. The borrower’s voting rights interest in the owners’ association is 74.3%, affording the borrower effective operating control of the association.
(8) Permitted Liens; Title Insurance	Hilton Daytona Beach Oceanfront Resort (Loan No. 6)	Franchisor (Hilton Franchise Holding LLC) has a Right of First Offer (ROFO) if Borrower or a controlling affiliate intends to transfer any equity interest or otherwise receives an unsolicited bona fide third-party offer to purchase or lease the subject property or an interest therein. In connection with loan origination, franchisor executed a comfort letter indicating, among other things, that lender’s acquisition of the mortgaged property would not be deemed a violation of the control or transfer provisions of the franchise agreement, nor would it trigger the related ROFO provisions therein.
(8) Permitted Liens; Title Insurance	Urbane 424 (Loan No. 24)	(i) CREC Land Use Controls. The Phase I environmental site assessment required in connection with loan origination identified a controlled recognized environmental condition (CREC) associated with the property’s prior commercial uses, including auto sales and service operations. At the time of redevelopment to the current multifamily use, arsenic was identified in soil levels above regulatory action levels. The State of Iowa required land use controls to be installed during construction, specifically a concrete pad barrier, to prevent direct contact with soils. Regulatory closure was granted subject to ongoing maintenance of such land use controls. (ii) TIF-Related Property Tax Rebates. The sponsor obtained various tax increment financing (TIF) and other development incentives in connection with its redevelopment of the subject property to multifamily use in 2024. The TIF benefit takes the form of property tax reimbursements up to $2,000,000 over a 10-year term. The property is deemed fully assessed as of January 1, 2025, and 2025 property taxes are payable in arrears in September 2026 and March 2027. The appraisal concluded to stabilized taxes of $142,220 based on the 2025 assessment and 2024 millage rates, however the tax bills for 2025 are not expected to be issued until August 2026. The rebate payments are to be paid in December 2026 (for the September 2026 installment) and June 2027 (for the March 2027 installment. All future tax rebates are subject to City appropriation pursuant to Iowa state law. Underwriting for the Urbane 42 Mortgage Loan has excluded real estate taxes as a property expense since the pre-base year taxes when the property was undeveloped were less than $500 annually, and the TIF tax rebate effectively represents a 100% tax abatement. In connection with loan origination, the City issued an estoppel confirming the sponsor’s completion of
D-2-1

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
all required development in a timely manner. The loan documents provide that the borrower and guarantor have personal liability for losses related to any loss or recapture of tax rebates, or their non-transferability to lender or any successor following foreclosure or deed-in-lieu thereof.
(18) Insurance	Empire Mall (Loan No. 5)	The mortgaged property is security for 4 pari passu notes aggregating $120,000,000. (i) Property Insurance Deductible/ Self-Insured Retention. The loan documents permit a property insurance deductible up to $500,000. The in-place property coverage provides for a $500,000 deductible. In addition, the loan documents permit the borrower to utilize a self-insured retention amount (up to $5,000,000 per occurrence/ $10,000,000 aggregate) so long as the retention amount is pre-funded and satisfactory evidence thereof has been delivered to lender and applicable rating agencies. (ii) Liability Insurance Deductible/ Self-Insured Retention. The loan documents permit a liability insurance deductible or self-insured retention amount up to $750,000. The in-place liability coverage provides for a $750,000 self-insured retention. (iii) Leased -and Sub-Leased Fee. Certain out-parcel tenants, including Macy’s, Rudolph’s Shoe Mart, The District, Burger King, Freddy’s Frozen Custard * Steakburgers, 7 Brew Coffee, Main and Main and Scandanavian Designs are leased fees, and certain out-parcel tenants, including Men’s Warehouse and Red Lobster are sub-leased fees. In such cases the applicable tenant, sub-tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the applicable ground lessee, sub-ground lessee or other non-borrower party and/or its leasehold mortgagee.
(18) Insurance	Hilton Daytona Beach Oceanfront Resort (Loan No. 6)	The loan documents permit a property insurance deductible up to $100,000. The in-place deductible is $100,000.
(18) Insurance	80 International Drive (Loan No. 15)	The mortgaged property is security for 8 pari passu notes aggregating $70,000,000. The loan documents permit a property insurance deductible up to $250,000. The in-place deductible is $250,000.
(28) Recourse Obligations	All Wells Fargo Loans (Loan Nos. 4, 5, 6, 15, 23 and 24)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(28) Recourse Obligations	Empire Mall (Loan No. 5)	The mortgaged property is security for 4 pari passu notes aggregating $120,000,000. The loan documents provide that the SPE borrower has personal liability for losses related to breaches of environmental covenants and other stipulated recourse events; however, for so long as Simon Property Group, L.P. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the related whole loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. The Phase I environmental site assessment required in connection with loan origination identified a recognized environmental condition (REC) associated with three on-
D-2-2

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
site underground storage tanks installed in 2008. An opinion of probable cost for related remediation was obtained with an upper-end estimate of $400,000. See related exception to Environmental representation below.
(31) Acts of Terrorism Exclusion	All Wells Fargo Loans (Loan Nos. 4, 5, 6, 15, 23 and 24)	To the extent exceptions have been taken to the Insurance representation (#17) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation
(33) Single-Purpose Entity	Capital Storage Portfolio (Loan No. 4)	The mortgaged property is comprised of 22 self-storage properties that are security for 4 pari passu notes aggregating $140,000,000. With respect to the Hudson, FL mortgaged property, having an allocated loan amount of $6,022,000, or 4.3% of the whole loan amount), the related SPE borrower previously owned an adjacent undeveloped parcel that was out-conveyed prior to loan origination. The prior owned property was accounted for in the historic and regulatory data and there are no records of releases on or adjacent to it that would potentially impact the value or result in liability. The loan documents provide that the borrowers and guarantors have personal liability for losses related to such prior owned property.
(33) Single-Purpose Entity	Empire Mall (Loan No. 5)	The mortgaged property is a regional mall that is security for 4 pari passu notes aggregating $120,000,000. The SPE borrower previously owned five proximate parcels that were either out-conveyed or dedicated prior to loan origination (four are currently undeveloped and one is the current Dillard’s store that is non-collateral). The Phase I environmental site assessment required in connection with loan origination included the prior owned properties, and no recognized environmental conditions (REC’s) or conditional REC’s (CREC’s) were identified with respect to such properties. The loan documents provide that the borrowers and guarantors have personal liability for certain environmental losses related to such prior owned properties; provided that, for so long as Simon Property Group, L.P. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.
(34) Defeasance	Empire Mall (Loan No. 5)	The mortgaged property is security for 4 pari passu notes aggregating $120,000,000. In connection with a defeasance, the borrower’s obligations to pay servicing fees is capped at $10,000. Other fees, including documentation and rating agency fees or related costs are required to be paid in full prior to the defeasance date.
(36) Ground Leases	Empire Mall (Loan No. 5)	The mortgaged property is a regional mall that is security for 4 pari passu notes aggregating $120,000,000 and is comprised of approximately 1,024,394 square feet. The Whole Loan Cut-Off Date LTV is 59.4%. The borrower has a leasehold interest in a 13,450 square foot outparcel that is sub-leased to Men’s Warehouse and Red Lobster, each of which constructed its tenant improvements at its own expense. The leasehold parcel’s net operating income constitutes approximately 2.4% of the total NOI for the mortgaged property, which was included for loan underwriting purposes. Variations: (C) The related ground lease with Judson Berry Trust, as ground lessor, was dated March 8, 1973 and expires September 30, 2033. No extensions of the ground lease term are currently available. The loan matures October 1, 2030.
(36) Ground Leases	Hilton Daytona Beach Oceanfront Resort (Loan No. 6)	The mortgaged property consists of a fee interest in a 744-room full-service hotel and related amenities, together with ancillary leasehold interests in a beach-side concession area containing retail and restaurant uses and an adjacent off-site parking area. The leasehold interests are derived from a 1987 Development Agreement between a predecessor-in-title, as developer, and the
D-2-3

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
City of Daytona Beach and the Community Redevelopment Agency of the City of Daytona Beach. Each of the City and Redevelopment Agency lease the concession area and off-site parking area, respectively, for annual ground rent of $1 for a term expiring February 3, 2087 (including renewal options). Variations: (E) The Development Agreement provides that assignment of the leasehold rights requires the consent of the City or Redevelopment Agency, as applicable, which consent shall not be unreasonably withheld or delayed. The related consents were obtained in connection with the subject acquisition financing. The loan documents provide for full recourse to the borrower and guarantor if the leaseholds are terminated.
(43) Environmental Conditions	Empire Mall (Loan No. 5)	The mortgaged property is a regional mall that is security for 4 pari passu notes aggregating $120,000,000. The Phase I environmental site assessment required in connection with loan origination identified a recognized environmental condition (REC) associated with three on-site underground storage tanks installed in 2008. A Phase II ESA was performed in 2019; however, it did not encompass the entirety of the collateral and did not address potentially impacted subsurface media. The USTs are equipped with a continuous monitoring system and passed tank integrity tests in 2025. An opinion of probable cost was obtained for related remediation with an upper-end estimate of $400,000. No environmental insurance was required. The loan documents provide that the SPE borrower has personal liability for losses related to breaches of environmental covenants, among other things; however, for so long as Simon Property Group, L.P. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. The Whole Loan Cut-Off Date LTV is 59.4%.

D-2-4

Zions Bancorporation, N.A.

Zions Bancorporation, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	South Brooklyn Multifamily Portfolio (Loan No. 8)

With respect to the 2911 Brighton 5th Street mortgaged property, excess flood coverage is limited to $2,000,000 in excess of the $500,000 primary building limit under the National Flood Insurance Program. Such coverage may be less than the amount generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

With respect to the 2911 Brighton 5th Street mortgaged property, the business interruption insurance coverage for flood losses is subject to a $500,000 limit, which represents less than 12 months of coverage.

With respect to the 230 73rd Street mortgaged property, the roof at such mortgaged property is insured at actual cash value rather than at replacement cost.

With respect to the 1302 Newkirk Avenue mortgaged property, such mortgaged property does not have insurance coverage for terrorism.

(26) Local Law Compliance	South Brooklyn Multifamily Portfolio (Loan No. 8)

With respect to the 2911 Brighton 5th Street mortgaged property, such mortgaged property is legal nonconforming with respect to density (floor area ratio is excessive by a factor of 0.80) and parking (parking is deficient 74 spaces). While law and ordinance insurance coverage has been obtained for the mortgaged property (including coverage for the full replacement cost of a loss to an undamaged portion of building (Coverage A)), the aggregate coverage for demolition costs (Coverage B) and increased cost of construction (Coverage C) amounts to 10% of the building limit, which may not be considered the amount customarily required for similar commercial and multifamily loans intended for securitization.

With respect to the 1302 Newkirk Avenue mortgaged property, such mortgaged property is legal nonconforming with respect to density (floor area ratio is excessive by a factor of 1.17) and parking (parking is deficient 45 spaces). No law and ordinance insurance coverage has been obtained for such mortgaged property.

With respect to the 6309 Bay Parkway mortgaged property, such mortgaged property is legal nonconforming with respect to density (floor area ratio is excessive by a factor of 1.62) and parking (parking is deficient 57 spaces). While law and ordinance insurance coverage has been obtained for the mortgaged property (including coverage for the full replacement cost of a loss to an undamaged portion of building (Coverage A)), the aggregate coverage for demolition costs (Coverage B) and increased cost of construction (Coverage C) amounts to 10% of the building limit, which may not be considered the amount customarily required for similar commercial and multifamily loans intended for securitization.

With respect to the 230 73rd Street mortgaged property, such mortgaged property is legal nonconforming with respect to density (floor area ratio is excessive by a factor of 1.0) and parking (parking is deficient 41 spaces). While law and ordinance insurance coverage has been obtained for the mortgaged property (including coverage for the full replacement cost of a loss to an undamaged portion of building (Coverage A)), the aggregate coverage for demolition costs (Coverage B) and increased cost of construction (Coverage C) amounts to 10% of the building limit, which may not be considered the amount customarily required for similar commercial and multifamily loans intended for securitization.

D-2-5

Zions Bancorporation, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

With respect to the 9302 Ridge Boulevard mortgaged property, such mortgaged property is legal nonconforming with respect to use (multifamily apartments are not a permitted use in the related district), setbacks (building encroaches 2 feet into the required side yard), height (height is excessive by 25 – 37 feet), density (floor area ratio is excessive by a factor of 3.4) and parking (parking is deficient 45 spaces). While law and ordinance insurance coverage has been obtained for the mortgaged property (including coverage for the full replacement cost of a loss to an undamaged portion of building (Coverage A)), the aggregate coverage for demolition costs (Coverage B) and increased cost of construction (Coverage C) amounts to 10% of the building limit, which may not be considered the amount customarily required for similar commercial and multifamily loans intended for securitization.

(31) Acts of Terrorism Exclusion	South Brooklyn Multifamily Portfolio (Loan No. 8)	With respect to the 1302 Newkirk Avenue mortgaged property, such mortgaged property does not have insurance coverage for terrorism.
(33) Single-Purpose Entity	Liberty Square Apartments (Loan No. 2)	One of the related borrowers is a recycled single-purpose entity that previously owned a property other than the mortgaged property, however, such borrower has otherwise made the standard representations and warranties, including backwards representations and warranties, and the recourse carveout guaranty includes coverage with respect to any losses arising out of or in connection with the previously owned property.

D-2-6

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	5225 Telegraph (Loan No. 19)	Faurecia Emissions Control Technologies NA, LLC, a tenant at the Mortgaged Property, has a right of first refusal “on any construction or occupancy directly east of the leased premises, and lease of space directly south should that space become available.” Pursuant to a subordination, consent, non-disturbance and attornment agreement obtained in connection with the origination of the Mortgage Loan, the right of first refusal was waived in connection with Mortgagor’s acquisition of the Mortgaged Property, and will not apply (A) to the entering into of the Mortgage Loan (or the related loan documents) by the Mortgagor, (B) in the event of a foreclosure, conveyance in lieu of foreclosure or the exercise of any other right asserted under or in respect of the Mortgage by the holder thereof (or by any affiliate or nominee of such holder) and (C) in connection with the immediately succeeding sale of the Mortgaged Property by the holder of the Mortgage (or such affiliate or nominee of such holder) following a foreclosure or conveyance in lieu thereof.
(18) Insurance	All CREFI Mortgage Loans (Loan Nos. 10, 11, 13, 17, 19 and 20)	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(26) Local Law Compliance (27) Licenses and Permits	Cedarbrook & Oak Lane Apartments (Loan No. 10)	According to the zoning report obtained at origination of the Mortgage Loan, the use of the Cedarbrook Apartments Mortgaged Property for multifamily use is legal non-conforming.
(26) Local Law Compliance (27) Licenses and Permits	Herbst Multifamily Portfolio #2 (Loan No. 11)	According to the zoning report obtained at origination of the Mortgage Loan, the use of The Grove Mortgaged Property for multifamily use is legal non-conforming.
(26) Local Law Compliance (27) Licenses and Permits	1233 Eastern Parkway (Loan No. 13)	According to the zoning report obtained at origination of the Mortgage Loan, the Mortgaged Property is non-legal non-conforming as to parking, as the applicable zoning code requires 27 parking spaces, and the Mortgaged Property has only 14 spaces. In addition, the certificate of occupancy requires both 27 parking spaces and a paid parking attendant, and the Mortgaged Property does not have a parking attendant. The Mortgage Loan documents require that following any actual, threatened or pending enforcement by any governmental authority relating to such parking non-compliance, the Mortgagor must add additional parking spaces to the Mortgaged Property (including the use of “stacked” parking if necessary) such that the total amount of parking spaces is 27, hire a paid parking attendant, and comply with all other applicable legal requirements.
(26) Local Law Compliance (27) Licenses and Permits	268-274 Sullivan Place (Loan No. 17)	The zoning code and temporary certificate of occupancy for the Mortgaged Property indicates the ground floor commercial space at the Mortgaged Property as use for a house of worship. The space designated as a “house of worship” is currently leased as a financial office, which is a non-conforming use of such space in violation of the local zoning code and the temporary certificate of occupancy (the “Sullivan Violation”). The Mortgagor has covenanted that in the event of any enforcement action by any applicable government authority related to the Sullivan Violation, the Mortgagor will use its commercially reasonable efforts to terminate the financial office tenant and cause such space to be
D-2-7

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
relet to a tenant satisfying all applicable legal requirements. Revenues from the space related to the Sullivan Violation are approximately 4.5% of underwritten revenues.
(26) Local Law Compliance (27) Licenses and Permits	1700 Jerome (Loan No. 20)	The certificate of occupancy for the Mortgaged Property indicates a portion of the first floor as use for a “community facility office.” The space designated as a “community facility office” is currently occupied by a retail tenant in violation of such requirement (the “1700 Jerome Violation”). The Mortgagor has covenanted that in the event of any enforcement action by the City of New York related to the 1700 Jerome Violation, the Mortgagor will promptly notify the lender of such enforcement action and will use its commercially reasonable efforts to terminate the retail tenant and cause such space to be relet as a community facility office as required by the certificate of occupancy. Revenues from the space related to the 1700 Jerome Violation are approximately 2.5% of underwritten revenues.
(28) Recourse Obligations	All CREFI Mortgage Loans (Loan Nos. 10, 11, 13, 17, 19 and 20)	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(31) Acts of Terrorism Exclusion	All CREFI Mortgage Loans (Loan Nos. 10, 11, 13, 17, 19 and 20)	All exceptions to Representation and Warranty No. 18 are also exceptions to this Representation and Warranty No. 31.
(33) Single-Purpose Entity	Herbst Multifamily Portfolio #2 (Loan No. 11)	Although the Mortgagors are all recycled single purpose entities, they previously used (i) a single “doing business as” name and (ii) the same property manager as landlord on all residential leases across the properties in the sponsor’s portfolio. The New Jersey “doing business as” filing expires in June 2027. At origination of the Mortgage Loan, the property manager assigned the leases to the Mortgagor-owner of each Mortgaged Property and the applicable Mortgagor-owner is required to be the landlord on all future residential leases. The single purpose entity representations and non-consolidation opinion delivered at origination of the Mortgage Loan are each qualified with the foregoing.

D-2-8

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Mall at Bay Plaza (Loan No. 1)	The direct or indirect owners of the Mortgagors are permitted to obtain a mezzanine loan (the “Mezzanine Loan”) secured by the ownership interests in the Mortgagors subject to certain requirements, including, without limitation, the following: (a) the combined loan-to-value ratio of the Mortgage Loan is no higher than the loan-to-value ratio of the Mortgage Loan at loan origination, (b) the combined debt service coverage ratio of the Mortgage Loan is no lower than the debt service coverage ratio of the Mortgage Loan at loan origination, (c) an intercreditor agreement, and (d) a rating agency confirmation.
(18) Insurance	Mall at Bay Plaza (Loan No. 1)	The Mortgage Loan documents require the Mortgagor maintain $5,000,000 in excess flood coverage, provided that the Mortgagor may maintain only $2,000,000 in excess flood coverage so long as the Mortgagor is personally liable for any costs that would have otherwise been covered by the required policy, which the borrower currently maintains and is additionally liable for.
(18) Insurance	Marriott Melville (Loan No. 22)	The Mortgage Loan permits, in addition to a deductible of up to $100,000 per occurrence (or for the perils of earthquake and wind/named storm, up to 5% of the total insurable value of the Mortgaged Property), an additional aggregate deductible of $2,000,000 (the “Retention Amount”) for all losses and per occurrence, provided that (1) the Retention Amount is aggregated annually, (2) the Retention Amount is fully prefunded upon each renewal of its applicable insurance policies and remains prefunded at all times during the term of the Mortgage Loan; provided, however, that the Mortgagor will not be required to maintain such prefunding if it no longer utilizes a Retention Amount under its insurance program, and (3) the Mortgagor shall have submitted evidence satisfactory to the lender and the rating agencies rating the Certificates of such prefunded arrangement at the request of the lender or rating agency.
(26) Local Law Compliance	Mall at Bay Plaza (Loan No. 1)	As of the loan origination date, certain building and fire code violations existed at the Mortgaged Property as disclosed in the executive zoning report, dated September 9, 2025, which the Mortgage Loan documents require the Mortgagor to clear within six months of the loan origination date.
(28) Recourse Obligations	Mall at Bay Plaza (Loan No. 1)	The loss carveout with respect to security deposits is limited to after an event of default.
(28) Recourse Obligations	324 South Service Road (Loan No. 14)	The obligations of the Mortgagor and the related non-recourse carveout guarantor, each as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect two years after the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagor, at its sole cost and expense, delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.
(28) Recourse Obligations	Marriott Melville (Loan No. 22)	The following transfer violations trigger only a loss carveout, rather than full recourse: (i) the transfer of any direct or indirect ownership interest in the Mortgagor that is not a permitted equity transfer under the Mortgage Loan documents, but does not result
D-2-9

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
in a change in control of the Mortgagor or the transfer of in excess of a 50% of the interests in Mortgagor, (ii) the Mortgagor’s failure to comply with any notice requirements in connection with a transfer, (iii) any other action instituted, consented, or acquiesced by the Mortgagor or its affiliates by the Mortgagor or its affiliates which results in a termination of a reciprocal easement agreement (“REA”), and/or (iv) a sale, assignment or other transfer of the borrower’s right, title and interest in and to any REA.

D-2-10

UBS AG

UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Walgreens Retail Portfolio (Loan No. 7)	The lender has the unrestricted right to securitize the Mortgage Loan; however, in connection with any other subsequent loan transfer or sale of participation interests, the lender is restricted, provided no event of default has occurred and is continuing, from any such transfer or sale of participation interests to certain defined parties, as follows: (i) Altamont Capital; (ii) Angel Island; (iii) Aurelius Capital; (iv) Brigade; (v) Marble Ridge; (vi) Golden Gate Capital; (vii) Black Diamond; (viii) Mudrick and (ix) Hein Park, together with any affiliates of the foregoing.
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Walgreens Retail Portfolio (Loan No. 7)	With respect to the 3646 North Broadway Street Mortgaged Property, 566 Denny Way Mortgaged Property, 1673 West State Highway 100 Mortgaged Property and 82955 Avenue 48 Building B Mortgaged Property, a third party has a right of first refusal (“ROFR”), right of first offer (“ROFO”) or similar right to purchase such Mortgaged Property or a portion thereof. With respect to certain of such Mortgaged Properties, the ROFR, ROFO or similar right may apply to a foreclosure or deed in lieu thereof, and with respect to all such Mortgaged Properties, the ROFR will apply to any transfers following a foreclosure or deed in lieu thereof.
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	80 International Drive (Loan No. 15)	The lender has the unrestricted right to securitize the Mortgage Loan; however, in connection with any other subsequent loan transfer or sale of participation interests, the lender is restricted, provided no event of default has occurred and is continuing, from any such transfer or sale of participation interests to certain defined parties, as follows: (i) Altamont Capital; (ii) Angel Island; (iii) Aurelius Capital; (iv) Brigade; (v) Marble Ridge; (vi) Golden Gate Capital; (vii) Black Diamond; (viii) Mudrick and (ix) Hein Park (and any affiliates of any of the foregoing).
(18) Insurance	Crossgates Mall (Loan No. 9)	The Whole Loan documents permit the borrower to pay insurance premiums for the property and general liability policies in quarterly installments to the insurance company and/or the insurance agent, for the policy term from September 1, 2025 to September 1, 2026, provided, that the borrower submits to the lender proof of payment of each and every installment as such installments become due and payable. The borrower is required to deposit $71,797.68 on each monthly payment date into an insurance reserve for the period from the monthly payment date occurring in January 2026 through the monthly payment date occurring in August, 2026.
(18) Insurance	Walgreens Retail Portfolio (Loan No. 7)

The Whole loan documents permit deductibles not to exceed $250,000 for the property insurance policy.

Insurance proceeds with respect to all property losses in excess of 5% of the then outstanding principal amount of the Whole Loan may be held by the lender (or a trustee appointed by it), but are required to be disbursed to the sole tenant to rebuild.

(18) Insurance	80 International Drive (Loan No. 15)

The Whole loan documents permit deductibles not to exceed $250,000 for each of property and liability insurance policies.

Insurance proceeds with respect to all property losses in excess of 5% of the then outstanding principal amount of the Whole Loan may be held by the lender (or a trustee appointed by it), but are required to be disbursed to the sole tenant to rebuild.

D-2-11

UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(32) Due on Sale or Encumbrance	Walgreens Retail Portfolio (Loan No. 7)	The Whole Loan documents permit transfers of up to 80% of any equity interest in the related borrower.
(32) Due on Sale or Encumbrance	80 International Drive (Loan No. 15)	The Whole Loan documents permit transfers of up to 80% of any equity interest in the related borrower.

D-2-12

BSPRT CMBS Finance, LLC

BSPRT CMBS Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	City Square White Plains (Loan No. 3)	The Mortgage is a second-priority mortgage with respect to the 1-11 Martine Avenue portion of the Mortgaged Property, which portion is subject to a first priority PILOT mortgage (the “PILOT Mortgage”) with the City of White Plains (the “City”). The related Mortgagor’s obligations under the PILOT Mortgage are capped at $2,750,000, plus any enforcement costs and protective advances incurred or advanced by the City and any accrued interest thereon. The PILOT Mortgage provides that the City will not exercise any rights under the PILOT Mortgage unless the related borrower is in default in the making of required PILOT payments for a period of 60 days from the date such PILOT payments were due and any “permitted mortgagee” has been provided with at least 30 days’ prior written notice of such default and has failed to cure within such 30 day period. The lender received an estoppel from the City at origination confirming no existing defaults under the PILOT Mortgage and acknowledging lender’s right to receive notices of default as a “permitted mortgagee” so long as lender’s Mortgage on the applicable portion of the Mortgaged Property remains outstanding. The PILOT Mortgage will terminate and be discharged upon a termination of the related PILOT agreement and payment in full of any sums due under such agreement.
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	City Square White Plains (Loan No. 3)	The Westchester Department of Health has a right of first offer (subject to certain conditions) in the event the Mortgagor intends to sell the building known as 11 Martine to a third party. This right does not apply to a sale of the entire Mortgaged Property and the related Mortgage Loan documents do not permit the partial release of an individual property from the lien of the Mortgage.
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	City Square White Plains (Loan No. 3)	The Mortgaged Property was subject to recorded deed restrictions from 1984 related to the initial development of the Mortgaged Property, which restrictions included restrictions on transfers and financing of the Mortgaged Property prior to completion of construction as well as rights in favor of the City of White Plains (the “City”) to repossess the Mortgaged Property due to breaches in the developer's construction obligations. The deed restrictions provide that the issuance by the City of "Certificates of Completion" evidences compliance with the development requirements and terminate the restrictions on transfers and financing that applied during the construction period. The prior owners of the Mortgaged Property obtained Certificates of Completion for the 1-11 Martine building and the 50 Main building in 1987 and 1992, respectively, but did not receive a Certificate of Completion for the portion of the Mortgaged Property located at 34 South Lexington Avenue. The Mortgagors were unable to obtain an estoppel from the City confirming that the portion of the Mortgaged Property located at 34 South Lexington Avenue is no longer subject to the restrictions.

D-2-13

Goldman Sachs Mortgage Company

Goldman Sachs Mortgage Company
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	CFS Industrial HQ (Loan No. 16)	The sole tenant has a purchase option with respect to the Mortgaged Property or a portion thereof. The purchase option is subordinate to the Mortgage Loan and will not apply to a foreclosure or deed in lieu thereof, but will apply to any transfers following a foreclosure or deed in lieu thereof.
(8) Permitted Liens; Title Insurance	CFS Industrial HQ (Loan No. 16)	See exception to Representation and Warranty No. 5, above.
(18) Insurance	Central Arts Plaza (Loan No. 12)	The Mortgage Loan documents provide that the Mortgagee may consent (subject to rating agency confirmation) to the Mortgagor maintaining (or causing to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Mortgage Loan documents.
(18) Insurance	CFS Industrial HQ (Loan No. 16)	The Mortgage Loan documents permit the Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the insurance rating requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor is required to (1) receive the lender’s prior written consent and (2) confirm that the lender has received a rating agency confirmation from each applicable rating agency with respect to any such Non-Conforming Policy.
(26) Local Law Compliance	Central Arts Plaza (Loan No. 12)	Certain fire code violations are open at the Mortgaged Property. Mortgagor is required to address these violations within a time certain following the date of the Mortgage Loan.
(29) Mortgage Releases	All GSMC Mortgage Loans (Loan Nos. 12 and 16)	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

D-2-14

Societe Generale Financial Corporation

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(26) Local Law Compliance	Dunbar Apartments (Loan No. 21)	Certain fire code and Housing Preservation & Development violations are open at the Mortgaged Property. The Mortgagor is required to use commercially reasonable efforts to remove of record (or cause to be cured and removed of record) all such violations.
(29) Mortgage Releases	All SGFC Mortgage Loans (Loan Nos. 18 and 21)	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

D-2-15

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates and Loan Specific Certificates	3
Important Notice Regarding the Offered Certificates	18
Important Notice About Information Presented in this Prospectus	19
Summary of Terms	29
Summary of Risk Factors	71
Risk Factors	73
Description of the Mortgage Pool	180
Transaction Parties	290
Credit Risk Retention	393
Description of the Certificates	400
Description of the Mortgage Loan Purchase Agreements	451
Pooling and Servicing Agreement	462
Certain Legal Aspects of Mortgage Loans	600
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	620
Pending Legal Proceedings Involving Transaction Parties	622
Use of Proceeds	622
Yield and Maturity Considerations	623
Material Federal Income Tax Considerations	633
Certain State and Local Tax Considerations	648
Method of Distribution (Conflicts of Interest)	649
Incorporation of Certain Information by Reference	652
Where You Can Find More Information	652
Financial Information	653
Certain ERISA Considerations	653
Legal Investment	657
Legal Matters	659
Ratings	659
Index of Defined Terms	663

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$672,485,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

Wells Fargo Commercial
Mortgage Trust 2025-5C7
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2025-5C7

Class A-1	$4,228,000
Class A-2	$90,000,000
Class A-3	$446,076,000
Class X-A	$540,304,000
Class X-B	$132,181,000
Class A-S	$50,171,000
Class B	$45,347,000
Class C	$36,663,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

Goldman Sachs & Co. LLC
Co-Lead Manager and Joint Bookrunner

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

Société Générale
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC

Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton

Co-Manager

Siebert Williams Shank

Co-Manager

December 5, 2025